UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HARVEST NATURAL RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies: Not applicable
	2)	Aggregate number of securities to which transaction applies: Not applicable
3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), the filing fee of $35,420 was determined by multiplying 0.0001288 by the aggregate value of the transaction.

	4)	Proposed maximum aggregate value of transaction: $275,000,000
	5)	Total fee paid: $35,420

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

HARVEST NATURAL RESOURCES, INC.

1177 ENCLAVE PARKWAY, SUITE 300

HOUSTON, TEXAS 77077

PROPOSED SALE OF OUR VENEZUELAN INTERESTS

YOUR VOTE IS VERY IMPORTANT

April 8, 2014

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Harvest Natural Resources, Inc., a Delaware corporation, to be held on Wednesday, May 7, 2014 at 8:30 a.m., Central Time, at 1177 Enclave Parkway, Houston, Texas 77077. At the special meeting you will be asked to consider and vote on a proposal to authorize the sale by us, indirectly through subsidiaries, of our remaining interests in Venezuela, which consist of our indirect 20.4 percent equity interest in Petrodelta, S.A., a sociedad anonima mixed company organized under Venezuelan law, to an affiliate of Pluspetrol Resources Corporation B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands.

Our Board of Directors has unanimously approved the proposed sale and has determined that the sale is expedient, advisable, fair to and in the best interests of the Company and the Company’s stockholders. Our Board of Directors recommends that you vote FOR the authorization of the proposed sale.

Your vote is very important. The proposed sale cannot be completed unless it is authorized by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote. If you abstain from voting, do not provide us with your proxy, do not instruct your broker to vote your shares, or otherwise fail to vote, it will have the same effect as voting against the proposed sale.

You will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by the Company to its named executive officers in connection with the sale of our remaining Venezuelan interests. The Board of Directors recommends that you vote “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by the Company to our named executive officers in connection with the sale of our remaining Venezuelan interests.

You will also be asked to consider and vote on a proposal to adjourn the special meeting to a later date, if necessary or advisable, to solicit additional proxies in favor of the authorization of the proposed sale of our remaining Venezuelan interests if there are not sufficient votes for authorization at the special meeting. Our Board of Directors also recommends that you vote FOR the approval of the proposal to adjourn the special meeting to a later date, if necessary or advisable, to solicit additional proxies in favor of the authorization of the proposed sale if there are not sufficient votes for authorization at the special meeting.

The enclosed proxy statement provides information about the special meeting, the proposals to be considered at the special meeting, the terms of the material documents relevant to the proposed sale of our remaining Venezuelan interests, including the Share Purchase Agreement and the Shareholders’ Agreement and the parties to the transaction. You also may obtain information about Harvest from documents filed with the Securities and Exchange Commission. We urge you to read the entire proxy statement carefully, including the appendices, as it sets forth important information related to the Company and the proposals.

Again, your vote FOR each of the proposals is very important. Even if you plan to attend the special meeting, we recommend that you ensure your shares are represented at the special meeting. To ensure that your shares will be represented, please complete, sign, date and mail the enclosed proxy card or submit your proxy by internet or telephone as soon as possible.

If you complete and submit your proxy without indicating how you wish to vote, your proxy will be counted as a vote in favor of each of the proposals, including any adjournment of the special meeting. Submitting your proxy will not deprive you of your right to attend the special meeting and to vote your shares in person.

On behalf of our Board of Directors, we thank you for your continued support and your consideration of this matter.

Sincerely,

Stephen D. Chesebro’

Chairman

James A. Edmiston

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the proposed sale of our remaining Venezuelan interests, the non-binding, advisory proposal to approve compensation that will or may become payable by the Company to our named executive officers in connection with the proposed sale or the proposal to adjourn the meeting, if necessary or advisable, to solicit additional proxies, nor have they passed upon the merits or fairness of the proposed sale or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated April 8, 2014 and is first being mailed to our stockholders on or about April 11, 2014.

HARVEST NATURAL RESOURCES, INC.

1177 ENCLAVE PARKWAY, SUITE 300

HOUSTON, TEXAS 77077

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On May 7, 2014

A special meeting of stockholders of Harvest Natural Resources, Inc., a Delaware corporation, will be held on Wednesday, May 7, 2014, at 8:30 a.m., Central Time, at 1177 Enclave Parkway, Houston, Texas 77077 for the following purposes:

•	To consider and vote on a proposal to authorize the sale by us, indirectly through subsidiaries, of all of our remaining interests in Venezuela, consisting of our indirect 20.4 percent equity interest in Petrodelta, S.A., to Petroandina Resources Corporation N.V., an affiliate of Pluspetrol Resources Corporation B.V., for the purchase price of $275 million (Proposal No. 1).

•	To consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by the Company to our named executive officers in connection with the sale of our remaining Venezuelan interests (Proposal No. 2)

•	To consider and vote on a proposal to adjourn the special meeting to a later date, if necessary or advisable, to solicit additional proxies in favor of the authorization of the proposed sale of our remaining Venezuelan interests if there are not sufficient votes for authorization at the special meeting (Proposal No. 3).

•	To consider and vote on such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting by or at the direction of our Board of Directors.

Our Board of Directors has unanimously approved the proposed sale of our remaining Venezuelan interests and has determined that the sale is expedient, advisable, fair to and in the best interests of the Company and the Company’s stockholders. Our Board of Directors recommends that you vote FOR the authorization of the proposed sale of our remaining Venezuelan interests.

Your vote is very important regardless of the number of shares you own. The proposed sale of our remaining Venezuelan interests cannot be completed unless it is authorized by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote. If you abstain from voting, do not provide us with your proxy, do not instruct your broker to vote your shares, or otherwise fail to vote, it will have the same effect as voting against the proposed sale. Even if you plan to attend the special meeting, it is important that your shares are represented at the special meeting. To ensure that your shares will be represented, please complete, date, sign and mail the enclosed proxy card or submit your proxy by internet or telephone as soon as possible. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for submission of your proxy by mail.

Our Board of Directors also recommends that you vote FOR the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by the Company to our named executive officers in connection with the sale of our remaining Venezuelan interests and FOR the approval of the proposal to adjourn the special meeting to a later date, if necessary or advisable, to solicit additional proxies in favor of the authorization of the proposed sale of our remaining Venezuelan interests if there are not sufficient votes for authorization at the special meeting.

Only holders of record of our common stock at the close of business on April 7, 2014, the record date, are entitled to notice of, and to vote at, the special meeting or any adjournments of the special meeting.

This solicitation for your proxy is being made by Harvest Natural Resources, Inc. on behalf of our Board of Directors. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must obtain from the record holder a proxy issued in your name.

Neither Delaware law nor our certificate of incorporation or bylaws provide for appraisal, dissenters’ rights or other similar rights for dissenting stockholders in connection with the proposed sale of our remaining Venezuelan interests.

Each of the proposals and the material documents relevant to the proposed sale of our remaining Venezuelan interests are described in the accompanying proxy statement, which we urge you to read carefully. A copy of each of the material documents relevant to the proposed sale is attached as an appendix to the accompanying proxy statement.

By Order of the Board of Directors.

Keith L. Head

Vice President, General Counsel and Corporate Secretary

April 8, 2014

INTRODUCTION

Harvest Natural Resources, Inc. (“Harvest”, “us”, “our”, “we” or the “Company”) is providing these proxy materials to you in connection with a special meeting of our stockholders, which will take place on May 7, 2014, and soliciting your proxy with respect to the meeting. You are invited to attend the meeting in person. However, we request that you submit your proxy to vote on the proposals described in this proxy statement as soon as possible, even if you plan to attend the meeting.

The information in this proxy statement relates to the proposals to be voted on at the meeting and other required information.

There are three proposals scheduled to be voted on at the meeting:

•	A proposal to authorize the sale by us, indirectly through subsidiaries, of our remaining interests in Venezuela, consisting of our indirect 20.4 percent equity interest in Petrodelta, S.A., to Petroandina Resources Corporation N.V., an affiliate of Pluspetrol Resources Corporation B.V., for the purchase price of $275 million (Proposal No. 1)

•	A non-binding, advisory proposal to approve compensation that will or may become payable by the Company to our named executive officers in connection with the sale of our remaining Venezuelan interests (Proposal No. 2)

•	A proposal to adjourn the special meeting to a later date, if necessary or advisable, to solicit additional proxies in favor of the authorization of the proposed sale of our remaining Venezuelan interests if there are not sufficient votes for authorization at the special meeting. (Proposal No. 3)

SUMMARY TERM SHEET

REGARDING THE PROPOSED SALE OF OUR REMAINING VENEZUELAN INTERESTS

This summary of the proposed sale of our remaining Venezuelan interests, together with the following question and answer section, highlights important information discussed in more detail elsewhere in this proxy statement. The summary does not contain all of the information you should consider before voting on the proposed sale. To understand the proposed sale more fully, you are urged to read carefully this entire proxy statement and all of its appendices, including the Share Purchase Agreement and Shareholders’ Agreement, copies of which are attached as Appendices A and B to this proxy statement, before voting on whether to authorize the proposed sale. The Share Purchase Agreement is the legal document that governs the proposed sale. The Shareholders’ Agreement is the legal document that will govern our rights and obligations with respect to our Venezuelan interests if the Share Purchase Agreement is terminated. An index to terms that are defined in this proxy statement is on page 93.

Parties Involved in the Proposed Sale (Page 21)

•	Harvest Natural Resources, Inc. – We are a Delaware corporation headquartered in Houston, Texas. We are an independent energy company engaged in the acquisition, exploration, development, production and disposition of oil and natural gas properties. We own all of HNR Energia B.V. In the Share Purchase Agreement, we are referred to as “HNR”.

•

HNR Energia B.V. (“HNR Energia”) – HNR Energia, a wholly owned subsidiary of Harvest, is a private company with limited liability under the laws of Curaçao. Upon execution of the Share Purchase Agreement on December 16, 2013, HNR Energia sold to Petroandina Resources Corporation N.V. a 29 percent equity interest in Harvest-Vinccler Dutch Holding B.V. (“Harvest Holding”). Harvest Holding indirectly owns 40 percent of the equity interest of Petrodelta, S.A. (“Petrodelta”). HNR Energia currently owns 51 percent of the equity interest of Harvest Holding. You are being asked to authorize our sale of this 51 percent equity interest. The remaining 20 percent of the equity interest of Harvest Holding is owned by Oil & Gas Technology Consultants (Netherlands) Cooperatie U.A. (“OGTC”), which is not a party to the Share Purchase Agreement. In the Share Purchase Agreement, HNR Energia is referred to as “Seller”.

•	Petroandina Resources Corporation N.V. (“Petroandina”) – Petroandina, a wholly owned subsidiary of Pluspetrol, is a company with limited liability (naamloze vennootschap) organized and existing under the laws of the Netherlands. Petroandina was formed for the purpose of implementing acquisitions in the oil and gas industry. Petroandina has not carried out any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions described in the Share Purchase Agreement. In the Share Purchase Agreement, Petroandina is referred to as “Buyer”.

•	Pluspetrol Resources Corporation B.V. (“Pluspetrol”) – Pluspetrol is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands and, through its affiliates, is one of the leading exploration and production companies in Latin America with operations in Argentina, Bolivia, Peru, Venezuela and Colombia as well as in Angola. In the Share Purchase Agreement, Pluspetrol is referred to as “Buyer Guarantor”.

•	Other Venezuelan Companies Involved – The remaining 60 percent of Petrodelta is owned 56 percent by Corporacion Venezolana del Petroleo S.A. (“CVP”) and 4 percent by PDVSA Social S.A. Petroleos de Venezuela S.A. (“PDVSA”), which is 100 percent owned by the Government of Venezuela, owns 100 percent of CVP and PDVSA Social S.A. CVP, PDVSA Social S.A. and PDVSA are not parties to the Share Purchase Agreement.

The following chart represents the current ownership structure of Petrodelta and reflects the sale by HNR Energia to Petroandina of a 29 percent equity interest in Harvest Holding on December 16, 2013.

ORGANIZATION OF PARTIES INVOLVED IN THE PROPOSED SALE

Harvest Natural Resources, Inc. ("Harvest" or the "Company")
Pluspetrol Resources Corporation B.V. ("Pluspetrol")
100%
100%
Oil & Gas Technology Consultants (Netherlands) Cooperatie U.A. ("OGTC")
HNR Energia B.V. ("HNR Energia")
Petroandina Resources Corporation N.V. ("Petroandina")
20%
51%
29%
Harvest –Vinccler Dutch Holding B.V. ("Harvest Holding")
100%
HNR Finance B.V. ("HNR Finance")
Government of Venezuela
100%
Petroleos de Venezuela S.A. ("PDVSA")
100%
100%
Corporacion Venezolana del Petroleo S.A. ("CVP")
PDVSA Social S.A.
40%
56%
4%
Petrodelta, S.A. ("Petrodelta")

Key Terms of the Proposed Sale (Page 45)

•	On December 16, 2013, the Company and HNR Energia entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Petroandina and Pluspetrol to sell all of our Venezuelan interests through the sale of our equity interests in Harvest Holding. HNR Energia agreed to sell all of its 80 percent equity interest in Harvest Holding to Petroandina in two closings for an aggregate cash purchase price of $400 million. The first closing occurred contemporaneously with signing the Share Purchase Agreement. At that time, HNR Energia sold to Petroandina, for a cash purchase price of $125 million, a 29 percent equity interest in Harvest Holding, which represents an indirect 11.6 percent equity interest in Petrodelta. The second closing, which is the subject of this proxy statement, will be for the sale of HNR Energia’s remaining 51 percent equity interest in Harvest Holding, which represents an indirect 20.4 percent equity interest in Petrodelta, for a cash purchase price of $275 million payable at the second closing.

•	The second closing will be subject to, among other things, authorization by the holders of a majority of our outstanding common stock and approval by the Government of the Bolivarian Republic of Venezuela. See “Documents Governing the Proposed Sale” beginning on page 45.

•	HNR Energia and Petroandina also entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”) on December 16, 2013, regarding the shares of Harvest Holding. The Shareholders’ Agreement becomes effective upon any termination of the Share Purchase Agreement before the second closing of the sale of HNR Energia’s remaining shares of Harvest Holding.

•	If the Share Purchase Agreement is terminated because of the failure to obtain authorization by our stockholders, we will be required to pay Petroandina a fee of $3.0 million, and Petroandina will have the right to sell back to HNR Energia the shares of Harvest Holding purchased at the first closing (the “First Closing Shares”).

•	We have agreed not to solicit other offers to acquire our Petrodelta assets or the Company as a whole while the Share Purchase Agreement is in effect. If we receive an unsolicited acquisition proposal (as defined in the Share Purchase Agreement) before our stockholders have approved the sale of our remaining Venezuelan interests, we may enter into discussions with the potential purchaser if our Board of Directors determines, in good faith, after consultation with our outside legal counsel and financial advisors, that such acquisition proposal is reasonably likely to result in a superior proposal (as hereinafter defined). We have the right to terminate the Share Purchase Agreement and accept a superior proposal if we first offer Petroandina the opportunity to modify the terms of the Share Purchase Agreement so that the competing offer is no longer superior and, concurrently with such termination, we pay Petroandina a break-up fee equal to $9.625 million and enter into an alternative acquisition agreement with respect to such superior proposal.

•	If the Share Purchase Agreement is terminated because we or HNR Energia accept a superior proposal, Petroandina has the right to sell back to HNR Energia, and HNR Energia has the right to cause Petroandina to sell back to HNR Energia, the First Closing Shares, and we will be required to pay Petroandina a breakup fee of $9.625 million.

•	Certain conditions must be satisfied before consummation of the proposed sale of our remaining Venezuelan interests, including authorization of the sale by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting and approval of the sale from the Ministerio del Poder Popular de Petroleo y Mineria representing the Government of Venezuela. See “Documents Governing the Proposed Sale – Share Purchase Agreement – Conditions to the Proposed Sale” beginning on page 46.

•	The Share Purchase Agreement may, by written notice given before or at the second closing, be terminated, among other reasons, if our stock holders do not authorize the proposed sale, if we or Petroandina breach certain representations, warranties or covenants, if we accept a superior proposal and pay a breakup fee or if any other closing condition is not satisfied or waived. See “Documents Governing the Proposed Sale – Share Purchase Agreement – Termination” beginning on page 52.

•	We must pay a termination fee of $9.625 million, or 3.5 percent of the $275 million purchase price payable at the second closing, in cash to Petroandina if the Share Purchase Agreement is terminated in certain circumstances, including our acceptance of a superior proposal. If the Share Purchase Agreement is terminated as a result of the failure of our stockholders to approve the proposed sale, we must pay a fee of $3 million in cash to Petroandina. We must also pay the reasonable out-of-pocket expenses of Petroandina incurred in connection with the Share Purchase Agreement, up to $4 million, if the Share Purchase Agreement is terminated as a result of our breach of a representation or warranty upon execution of the Share Purchase Agreement or our breach of a covenant. See “Documents Governing the Proposed Sale – Share Purchase Agreement – Termination Fees and Expense Reimbursement” beginning on page 53.

•	Petroandina has the right and option to sell to HNR Energia, and to cause HNR Energia to purchase, the First Closing Shares, on termination of the Share Purchase Agreement in certain circumstances. HNR Energia has the right and option to purchase from Petroandina, and to cause Petroandina to sell, the First Closing Shares, on termination of the Share Purchase Agreement in certain other circumstances. See “Documents Governing the Proposed Sale – Share Purchase Agreement – Put and Call Provisions” beginning on page 50.

•	We have agreed to indemnify Petroandina and its affiliates from and against losses arising out of our and HNR Energia’s breaches of representations and warranties (deemed made without any qualification as to materiality or material adverse effect) or failure to perform or comply with covenants in the Share Purchase Agreement, subject to certain limitations. See “Documents Governing the Proposed Sale – Share Purchase Agreement – Indemnification; Limitations on Liability” beginning on page 54.

•	We guaranteed HNR Energia’s obligations under the Share Purchase Agreement and the Shareholders’ Agreement.

Opinion of Harvest’s Financial Advisor (Page 29)

Our financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), delivered to our Board of Directors a written opinion dated December 11, 2013, as to the fairness, from a financial point of view of the aggregate consideration for the sale of our Venezuelan interests, including the consideration we received at the first closing upon the execution of the Share Purchase Agreement and the consideration to be received by us at the second closing. The aggregate consideration of $400 million paid or to be paid in both closings (the “Transaction”) is referred to as the “Consideration”. The full text of the written opinion of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix C to this proxy statement. BofA Merrill Lynch provided its opinion to our Board of Directors (in its capacity as such) for the benefit and use of our Board of Directors in connection with and for purposes of its evaluation of the Consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the Transaction and no opinion or view was expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to us or in which we might engage or as to our underlying business decision to proceed with or effect the Transaction. BofA Merrill Lynch’s opinion does not address any other aspect of the Transaction and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the second closing of the Transaction or any related matter.

Use of Proceeds and Nature of Our Business Following the Proposed Sale (Page 35)

If the proposed sale of our remaining Venezuelan interests is completed, a significant portion of our assets will be cash from the proceeds of the sale. We will use these proceeds to pay expenses and taxes associated with the sale and for other operating expenses. Subject to determinations to be made by our Board of Directors, the remaining proceeds may be used to pay dividends, to continue to operate our business in the ordinary course

(including possible acquisitions of assets), or some combination of the two. The decision of our Board of Directors regarding how to use the remaining assets will be based on its determination of what is in the best interests of the Company and its stockholders at the time a decision is made. We will also continue to seek opportunities to sell some or all of our non-Venezuelan assets if we are able to negotiate a sale or sales in transactions that our Board of Directors believes are in the best interests of the Company and its stockholders. To the extent we have not sold any non-Venezuelan assets, we intend to operate and develop those assets in the ordinary course of business. See “Terms of the Proposed Sale of Our Remaining Venezuelan Interests – Use of Proceeds and Nature of Our Business Following the Proposed Sale” beginning on page 35.

Stockholder Vote Required to Approve the Proposed Sale (Page 15)

You are being asked to consider and vote on a proposal to authorize the proposed sale of our remaining Venezuelan interests described in this proxy statement and in the Share Purchase Agreement. We are obtaining this vote to comply with Section 271 of the Delaware General Corporation Law, which requires a stockholder vote for a corporation to sell substantially all of its assets. Authorization of the proposed sale requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote. Abstentions, broker non-votes and failures to vote will have the effect of a vote against the proposed sale. On the record date, there were 42,104,038 shares of our common stock outstanding and entitled to be voted at the special meeting. See “The Special Meeting” beginning on page 14.

Recommendation of Our Board of Directors (Page 27)

Our Board of Directors has determined that the completion of the proposed sale of our remaining Venezuelan interests is expedient, advisable, fair to and in the best interests of the Company and our stockholders. For information about the reasons for our Board of Directors reaching this conclusion, see “Terms of the Proposed Sale of Our Remaining Venezuelan Interests – Recommendation of the Board of Directors and Reasons for the Proposed Sale” beginning on page 27. Our Board of Directors has unanimously approved the proposed sale of our remaining Venezuelan interests and recommends that you vote FOR the authorization of the proposed sale, FOR the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by the Company to our named executive officers in connection with the proposed sale and FOR the approval of the proposal to adjourn the special meeting to a later date, if necessary or advisable, to solicit additional proxies in favor of the authorization of the proposed sale if there are not sufficient votes for authorization at the special meeting.

No Appraisal Rights (Page 15)

Neither Delaware law nor our certificate of incorporation or bylaws provide for appraisal, dissenters’ rights or other similar rights for dissenting stockholders in connection with the proposed sale of our remaining Venezuelan interests. Accordingly, our stockholders will have no right to obtain payment for their shares of our common stock as a result of the consummation of the proposed sale. See “The Special Meeting – Appraisal Rights” beginning on page 15.

Voting Procedures (Page 16)

Each share of our outstanding common stock is entitled to one vote at the special meeting. You may vote by completing, signing and mailing your proxy card in the postage-paid envelope, by submitting your proxy by the internet, by submitting your proxy by telephone, or by attending the special meeting and voting in person. For more information, please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee. Whether or not you intend to attend the special meeting, please provide your proxy to ensure that your shares are represented at the special meeting and your vote is counted. See “The Special Meeting” beginning on page 14.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

AND THE PROPOSED SALE OF OUR REMAINING VENEZUELAN INTERESTS

The following section provides brief answers to some questions likely to be raised in connection with the special meeting and the proposed sale of our remaining Venezuelan interests. This section is not intended to contain all of the information that is important to you. You are urged to read the entire proxy statement carefully, including the information in the appendices

Q:	What am I being asked to vote on?

A:	You are being asked to authorize the proposed sale of our remaining Venezuelan interests, which currently consists of a 51 percent equity interest in Harvest Holding, to vote on a non-binding, advisory proposal to approve compensation that will or may become payable by the Company to our named executive officers in connection with the proposed sale and to vote on a proposal to adjourn the special meeting to a later date, if necessary or advisable, to solicit additional proxies in favor of the authorization of the proposed sale if there are not sufficient votes for authorization at the special meeting. For more information about the proposed sale, see “Terms of the Proposed Sale of Our Remaining Venezuelan Interests” beginning on page 21. The proposed sale of our remaining Venezuelan interests is governed by a Share Purchase Agreement, which is attached as Appendix A to this proxy statement. We urge you to read it carefully. For information about the non-binding advisory proposal on sale-related compensation, see “Advisory Vote on Sale-Related Compensation Arrangements” beginning on page 87. For more information about the adjournment proposal, see “Adjournment of the Special Meeting” beginning on page 88.

Q:	Does our Board of Directors recommend that I vote in favor of the proposals?

A:	Yes. Our Board of Directors unanimously approved the proposed sale of our remaining Venezuelan interests, the non-binding, advisory proposal to approve sale-related compensation arrangements and the proposal to adjourn the special meeting, if necessary or advisable. Our Board of Directors believes that the completion of the proposed sale is expedient, advisable, fair to and in the best interests of the Company and the Company’s stockholders. Our Board of Directors recommends that you vote FOR the authorization of the proposed sale of our remaining Venezuelan interests, FOR the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by the Company to our named executive officers in connection with the proposed sale and FOR the approval of the proposal to adjourn the special meeting to a later date, if necessary or advisable, to solicit additional proxies in favor of the authorization of the proposed sale if there are not sufficient votes for authorization at the special meeting.

Q:	What will happen if the proposed sale of our remaining Venezuelan interests is approved by our stockholders?

A:

If the sale of our remaining Venezuelan interests is authorized by our stockholders, then we will work as quickly as we can to satisfy all other conditions to closing the sale, including obtaining the approval of the Government of Venezuela. Once these conditions are satisfied and the sale is closed, we will use the proceeds of the sale to pay expenses (including taxes) associated with the sale and for operating capital. Subject to determinations to be made by our Board of Directors, the remaining proceeds may be used to pay dividends, to continue to operate our business in the ordinary course (including possible acquisitions of assets), or some combination of the two. We will also continue to seek opportunities to sell some or all of our non-Venezuelan assets if we are able to negotiate a sale or sales in transactions that our Board of Directors believes are in the best interests of the Company and its stockholders. To the extent we have not sold any non-Venezuelan assets, we intend to operate and develop those assets in the ordinary course of business. We will continue to be a reporting company under SEC regulations. We also currently expect that our common stock will continue to be traded on the New York Stock Exchange or another appropriate exchange as long as we meet applicable listing requirements. See “Terms of the Proposed Sale of Our Remaining Venezuelan Interests – Use of Proceeds and Nature of Our Business Following the Proposed Sale” beginning on page 35.

Q:	When is the proposed sale expected to be completed?

A:	The proposed sale will be completed after all of the conditions to the second closing have been satisfied or waived, including obtaining approval of the sale by the Government of the Bolivarian Republic of Venezuela. See “Documents Governing the Proposed Sale – Share Purchase Agreement – Conditions to the Proposed Sale” beginning on page 46.

Q:	What will happen if the proposed sale of our remaining Venezuelan interests is not approved by our stockholders?

A:	If the sale of our remaining Venezuelan interests is not approved by our stockholders, the transaction will not take place, and the Company, Petroandina and OGTC will each continue to own its interests in Venezuela. In addition, the Company will be required to pay Petroandina a fee of at least $3.0 million, and Petroandina will have the right to sell back to HNR Energia the First Closing Shares at a purchase price equal to the greater of $125 million or the fair market value of those shares. The Shareholders’ Agreement will also come into effect, pursuant to which Petroandina will have certain minority rights as a shareholder of Harvest Holding and our interest will be subject to certain transfer restrictions. Whether or not Petroandina exercises its right to sell back to HNR Energia its equity interest in Harvest Holding, we will continue to operate our business in the ordinary course and to seek opportunities to sell some or all of our assets. Given that we do not currently have any operating cash flow, we may also seek to access additional capital through equity or debt sales to fund any purchase of interests in Harvest Holding if Petroandina does exercise this right, or to fund our future operations.

Q:	Will I incur U.S. federal income tax liability as a result of the proposed sale of the Company’s Venezuelan interests?

A:	No. The proposed sale of our remaining Venezuelan interests does not entail a sale, exchange or other disposition of your Harvest Natural Resources, Inc. stock. Therefore, the proposed sale should not constitute a taxable event to you for U.S. federal income tax purposes. See “Terms of the Proposed Sale of Our Remaining Venezuelan Interests – Material Income Tax Consequences of the Proposed Sale” beginning on page 37. However, if we decide to distribute any of the proceeds of the sale to our stockholders, you could incur tax obligations. Whether and when any amounts will be distributed to our stockholders is at the sole discretion of our Board of Directors.

Q:	Do I have appraisal rights in connection with the proposed sale of the Company’s Venezuelan interests?

A:	No. Neither Delaware law nor our certificate of incorporation or bylaws provide for appraisal, dissenters’ rights or other similar rights for dissenting stockholders in connection with the proposed sale of our remaining Venezuelan interests.

Q:	Do any of Harvest’s directors or executive officers have interests in the proposed sale of the Company’s remaining Venezuelan interests that may differ from my interests as a stockholder?

A:	Yes. In considering the recommendation of our Board of Directors that you vote for the authorization of the proposed sale, you should be aware that certain directors and executive officers of Harvest have interests in the proposed sale that are different from, or in conflict with, the interests of Harvest’s stockholders generally. Our Board of Directors has considered these matters. See “Interests of Harvest’s Directors and Executive Officers in the Proposed Sale” beginning on page 58 of this proxy statement.

For the purposes of the sale of our remaining Venezuelan interests, our named executive officers have waived their right to terminate for good reason under their employment agreements and receive the “single-trigger payments” described in the section entitled “Interests of Harvest’s Directors and Executive Officers in the Proposed Sale” until the earlier of December 31, 2014, or the date that is 30 days following the closing of the sale of all or substantially all of our assets in Gabon, unless such officers were terminated other than for cause. Our Board of Directors has indicated that it has no current plans to terminate any of our named executive officers without cause.

Q:	Why am I being asked to cast a non-binding, advisory vote to approve “golden parachute compensation” payable to Harvest’s named executive officers under Harvest’s plans or agreements?

A:	As required by Exchange Act rules, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the golden parachute compensation that will or may become payable to our named executive officers in connection with the proposed sale of our Venezuelan interests, based on certain assumptions that are described under “Interests of Harvest’s Directors and Executive Officers in the Proposed Sale”.

Q:	What is “golden parachute compensation”?

A:	“Golden parachute compensation” is any compensation payable to our named executive officers that is based on or otherwise related to the proposed sale of our remaining Venezuelan interests, including certain contingent payments. See “Interests of Harvest’s Directors and Executive Officers in the Proposed Sale – Golden Parachute Compensation” beginning on page 59 of this proxy statement.

Q:	What will happen if the stockholders do not approve the “golden parachute compensation” in the compensation proposal at the special meeting?

A:	Approval of the “golden parachute compensation” described in the compensation proposal is not a condition to the completion of the sale. The vote with respect to the “golden parachute compensation” is an advisory vote and will not be binding on Harvest. Further, the underlying compensation plans and agreements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, payment of the “golden parachute compensation” is not contingent on stockholder approval of the advisory proposal.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting of our stockholders will be held at 8:30 a.m., Central Time, on Wednesday, May 7, 2014 at 1177 Enclave Parkway, Houston, Texas 77077.

Q:	Who is eligible to vote?

A:	Holders of our common stock at the close of business on April 7, 2014, the record date for the special meeting, are eligible to vote.

Q:	How many votes do I have?

A:	You have one vote for each share of our common stock that you owned at the close of business on April 7, 2014, the record date for the special meeting. These shares include those held directly in your name as a stockholder of record and those held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A:	Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the special meeting. We have enclosed a proxy card for your use. You may also submit your proxy by means of the internet or by telephone.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the special meeting. Your broker or nominee has enclosed a voting instruction card for your use. However, since you are not the stockholder of record, if you wish to vote your shares in person at the special meeting, you must obtain a proxy from your broker or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker cannot vote your shares with respect to the sale of our remaining Venezuelan interests, cannot vote your shares with respect to the non-binding, advisory proposal on sale-related compensation and cannot vote on the adjournment proposal, without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker.

Q:	What happens if I do not send in my proxy, if I do not instruct my broker to vote my shares or if I abstain from voting?

A:	If you do not provide us with your proxy or do not instruct your broker to vote your shares, or if you abstain from voting, you will have effectively voted AGAINST authorization of the proposed sale of our remaining Venezuelan interests, AGAINST the non-binding advisory proposal on sale-related compensation and AGAINST the adjournment proposal. Abstentions and broker non-votes will have the effect of a vote AGAINST the proposals.

Q:	How can I vote my shares in person at the special meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the special meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. If you are a beneficial owner holding stock in broker, bank or other nominee name and you wish to vote your shares in person at the special meeting, you must obtain a proxy from your broker, bank or other nominee. Even if you currently plan to attend the special meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later cannot attend or decide not to attend the special meeting.

Q:	How can I vote my shares without attending the special meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in broker, bank, nominee or street name, you may direct your vote without attending the special meeting. You may vote by granting a proxy or, for shares held in broker, bank, nominee or street name, by submitting voting instructions to your broker, bank or nominee. In most instances, you will be able to do this over the internet, by telephone or by mail. If you hold shares directly. please refer to the summary instructions below and those included on your proxy card. For shares held in broker, bank, nominee or street name, refer to the voting instruction card included by your broker, bank or nominee. If you provide specific voting instructions, your shares will be voted as you instruct.

By Internet – You may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card at any time until 11:59 p.m. Eastern Time on the day before the special meeting.

By Telephone – If you live in the United States or Canada, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card at any time until 11:59 p.m. Eastern Time on the day before the special meeting.

By Mail – You may submit your proxy by mail by signing your proxy card and mailing it in the enclosed, postage prepaid and addressed envelope.

Q:	Can I change my vote?

A:	Any person giving a proxy pursuant to this solicitation has the power to revoke the proxy at any time before it is voted at the special meeting. For shares held directly in your name, as the record owner, you may do this by submitting a new proxy by internet or telephone at any time until 11:59 p.m. Eastern Time on the day before the special meeting. You may also revoke your proxy by submitting written notice or a later dated proxy to our Secretary at our executive offices located at 1177 Enclave Parkway, Suite 300, Houston, Texas 77077 at any time before your proxy is voted or by attending the special meeting and voting in person at the special meeting. For shares held beneficially by you, you may revoke your proxy by submitting new voting instructions to your broker, bank or other nominee. Attendance at the special meeting will not, by itself, revoke a proxy.

Q:	What is the quorum requirement for the special meeting?

A:	The quorum requirement for holding the special meeting and transacting business is the presence at the special meeting of a majority of the outstanding shares of common stock of the Company entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner that are present or represented by proxy at a stockholder meeting are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote the shares.

Q:	What is the vote required to approve each of the proposals?

A:	The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is required to approve the proposed sale of our remaining Venezuelan interests. Accordingly, proxies that reflect abstentions and broker non-votes, as well as proxies that are not returned, will have the same effect as a vote against approval of the proposed sale.

Under our bylaws, the affirmative vote of a majority of the shares of common stock present or represented at the special meeting and entitled to vote on the matter is required for the approval of the non-binding advisory proposal regarding sale-related compensation and the adjournment proposal. Shares abstaining and broker non-votes will have the effect of a vote against the non-binding advisory proposal and the adjournment proposal. Proxies that are not returned and other failures to vote will have no effect on the vote on the non-binding advisory proposal and the adjournment proposal.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its appendices, consider how the proposals would affect you as a stockholder, and then vote. After you read this proxy statement, if you choose to vote by proxy, you should submit your proxy by internet, telephone or mail, even if you plan to attend the special meeting in person, so that you may ensure your shares will be represented at the special meeting of our stockholders. Unless you give other instructions on your proxy, the persons named on the proxy as appointed to vote your shares will vote for each of the proposals in accordance with the recommendation of our Board of Directors. With respect to any other matter that properly comes before the special meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

Q:	Who can help answer my questions?

A:	The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information contained in this proxy statement. You should carefully read the entire proxy statement, including the information in the appendices. See “Where You Can Find More Information” beginning on page 90.

If you would like additional copies of this proxy statement, without charge, or if you have questions about the procedures for voting your shares, you should contact:

Morrow & Co., LLC

470 West Ave

Stamford, CT 06902

(800) 278-2141

You may also wish to consult your own legal, tax and financial advisors with respect to any aspect of the proposals or other matters discussed in this proxy statement.

Q:	What happens if additional matters are presented at the special meeting?

A:	Other than the proposals described in this proxy statement, we do not expect any matter to be presented for a vote at the special meeting. However, if any other matters are presented at the special meeting and you submit a proxy, the proxy holders will vote in accordance with the recommendation of our Board of Directors or, if no recommendation is given, in their own discretion.

Q:	Who will bear the cost of soliciting votes for the special meeting?

A:	The cost of this proxy solicitation will be borne by the Company. To assist solicitations, we have engaged Morrow & Co., LLC for a fee of $12,500 plus expenses. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company cautions that any forward-looking statements contained in this proxy statement or made by management of the Company involve risks and uncertainties and are subject to change based on various important factors. When used in this proxy statement, the words “budget”, “forecast”, “expect”, “believes”, “goals”, “projects”, “plans”, “anticipates”, “estimates”, “should”, “could”, “assume” and similar expressions are intended to identify forward-looking statements. In accordance with the provisions of the Exchange Act, we caution you that important factors could cause actual results to differ materially from those in any forward-looking statements. These factors include our concentration of operations in Venezuela; political and economic risks associated with international operations (particularly those in Venezuela); anticipated future development costs for undeveloped reserves; drilling risks; risk that actual results may vary considerably from reserve estimates; dependence on the abilities and continued participation of our key employees; risks normally incident to the exploration, operation and development of oil and natural gas properties; risks incumbent to being a noncontrolling interest shareholder in a corporation; permitting and drilling oil and natural gas wells; availability of materials and supplies necessary to projects and operations; prices for oil and natural gas and related financial derivatives; changes in interest rates; our ability to acquire oil and natural gas properties that meet our objectives; availability and cost of drilling rigs and seismic crews; overall economic conditions; political stability; civil unrest; acts of terrorism; currency and exchange risks; currency controls; changes in existing or potential tariffs, duties or quotas; changes in taxes; changes in governmental policy; lack of liquidity; availability of sufficient financing; estimates of amounts and timing of sales of securities; changes in weather conditions; and ability to hire, retain and train management and personnel; all as more specifically described in our most recent Annual Report on Form 10-K and this proxy statement.

In this proxy statement we use terms such as proved, possible and probable as descriptions of volumes of reserves. The estimates described as possible and probable are by their nature more speculative than estimates of proved reserves and accordingly, are subject to substantially greater risk of being actually realized by us.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The enclosed proxy is solicited by us for use at a special meeting of our stockholders to be held on Wednesday, May 7, 2014, at 8:30 a.m., Central Time, at 1177 Enclave Parkway, Houston, Texas 77077 or at any adjournments of the special meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. We intend to first mail this proxy statement, the accompanying notice of special meeting and accompanying proxy card on or about April 11, 2014 to all stockholders entitled to vote at the special meeting.

Purposes of the Special Meeting

At the special meeting, our stockholders are being asked to vote on a proposal to authorize the sale of our remaining Venezuelan interests. They are also being asked to vote on a non-binding, advisory proposal to approve compensation that will or may become payable by the Company to our named executive officers in connection with the proposed sale and to vote on a proposal to adjourn the special meeting to a later date, if necessary or advisable, to solicit additional proxies in favor of the authorization of the proposed sale if there are not sufficient votes for authorization at the special meeting.

Recommendation of the Board of Directors

Our Board of Directors has unanimously approved the terms of the proposed sale of our remaining Venezuelan interests and has determined that the completion of the proposed sale is expedient, advisable, fair to and in the best interests of us and our stockholders. Our Board of Directors recommends that you vote FOR the authorization of the proposed sale of our remaining Venezuelan interests, FOR the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by the Company to our named executive officers in connection with the proposed sale and FOR the approval of any adjournment of the special meeting referred to above.

Timing of Second Closing of the Sale

We intend to complete the proposed sale of our remaining Venezuelan interests as quickly as possible. In addition to obtaining the authorization of our stockholders, there are other conditions that must be satisfied to complete the proposed sale. See “Documents Governing the Proposed Sale – Share Purchase Agreement”. There may be some delay in satisfying all of the conditions to complete the proposed sale. We cannot predict the timing of the approval of the Government of Venezuela of the proposed sale; however, under the Share Purchase Agreement, there is a termination date for the proposed sale of June 30, 2014, which may be extended by Petroandina for one month at a time, up to December 31, 2014, if all conditions to the second closing other than those related to governmental restraints and the approval of the Government of Venezuela are satisfied or capable of being satisfied. If you vote to authorize the proposed sale of our remaining Venezuelan interests, your vote cannot be revoked after the special meeting.

Record Date and Voting

Only holders of record of our common stock at the close of business on April 7, 2014, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting. At the close of business on April 7, 2014, there were outstanding and entitled to vote 42,104,038 shares of our common stock held by approximately 423 holders of record. Of those shares, 40,153,878 shares were held by stockholders other than directors and executive officers of the Company. A list of our stockholders entitled to vote at the special meeting will be available for review at our executive offices during regular business hours for a period of 10 days before the special meeting. Each holder of record of our common stock on the record date will be entitled to one vote for each share held.

Quorum

A quorum of the holders of our common stock is necessary to have a valid meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

If a quorum is not present at the special meeting, we currently expect that we will adjourn the special meeting to solicit additional proxies. Under our bylaws, whether or not a quorum is present, a majority of the stockholders present in person or by proxy may adjourn the special meeting to a different time and place without further notice if the time and place are announced at the special meeting at which the adjournment is taken. At an adjourned special meeting at which a quorum is present, any business may be transacted that might have been transacted at the special meeting as originally called.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is required to authorize the proposed sale of our remaining Venezuelan interests. Accordingly, proxies that reflect abstentions and broker non-votes, as well as proxies that are not returned and any other failure to vote, will have the same effect as a vote against approval of the proposed sale.

Under our bylaws, the affirmative vote of a majority of the shares of common stock present or represented at the special meeting and entitled to vote on the matter is required for the approval of the non-binding advisory proposal regarding sale-related compensation and the adjournment proposal. Shares abstaining and broker non-votes will have the effect of a vote against the non-binding advisory proposal and the adjournment proposal. Proxies that are not returned and other failures to vote will have no effect on the vote on the non-binding advisory proposal and the adjournment proposal.

Voting Information

All votes will be tabulated by Wells Fargo Bank N.A., our transfer agent, as the inspector of election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Brokers who hold shares in street name for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. A broker non-vote occurs when the broker holding shares in street name has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at a stockholders meeting or is not permitted to vote those shares on a non-routine matter. Absent specific instructions from the beneficial owner of the shares, brokers are not allowed to exercise their voting discretion with respect to the authorization of non-routine matters, such as the proposed sale of our remaining Venezuelan interests, the non-binding advisory proposal on sale-related compensation and the adjournment proposal. Thus, brokers may not be permitted to submit a proxy with respect to your shares related to the sale if they have not received instructions from you. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists only if the broker submits a proxy.

Proxies that are not returned and other failures to vote will have no effect on the vote on the non-binding advisory proposal and the adjournment proposal. We urge you to vote by completing, signing and mailing your proxy card in the postage-paid envelope, by submitting your proxy by internet, by submitting your proxy by telephone, or by attending the special meeting and voting in person. You are invited to attend the special meeting even if you have already submitted your proxy.

Appraisal Rights

Neither Delaware law nor our certificate of incorporation or bylaws provide for appraisal, dissenters’ rights or other similar rights for dissenting stockholders in connection with the proposed sale of our remaining Venezuelan interests. Accordingly, our stockholders will have no right to obtain payment for their shares of common stock as a result of the consummation of the proposed sale.

Proxies; Revocation

Shares held directly in your name as the stockholder of record may be voted in person at the special meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. If you are a beneficial owner holding stock in broker, bank or other nominee name and you wish to vote your shares in person at the special meeting, you must obtain a proxy from your broker, bank or nominee. Even if you currently plan to attend the special meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later cannot attend or decide not to attend the special meeting.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the special meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee. In most instances, you will be able to do this over the internet, by telephone or mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

By Internet – You may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card at any time until 11:59 p.m. Eastern Time on the day before the special meeting.

By Telephone – If you live in the United States or Canada, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card at any time until 11:59 p.m. Eastern Time on the day before the special meeting.

By Mail – You may submit your proxy by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct.

Any person giving a proxy pursuant to this solicitation has the power to revoke the proxy at any time before it is voted at the special meeting. For shares held directly in your name, as the record owner, you may do this by submitting a new proxy by internet or telephone at any time until 11:59 p.m. Eastern Time on the day before the special meeting. You may also revoke your proxy by submitting written notice or a later dated proxy to our Secretary at our executive offices located at 1177 Enclave Parkway, Suite 300, Houston, Texas 77077 at any time before your proxy is voted or by attending the special meeting and voting in person at the special meeting. For shares held beneficially by you, you may revoke your proxy by submitting new voting instructions to your broker, bank or other nominee. Attendance at the special meeting will not, by itself, revoke a proxy.

If the special meeting is adjourned, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as those proxies would have been voted at the original convening of the special meeting (except for any proxies that previously have been effectively revoked or withdrawn).

Expenses of Proxy Solicitation

Except as provided below, we will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. We have retained Morrow & Co., LLC to assist in the solicitation of proxies for a fee of $12,500, plus reimbursement of expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or other electronic means, or by personal solicitation by our directors, officers or other regular employees or by representatives of Morrow & Co., LLC. No additional compensation will be paid to our officers or other regular employees for their services in connection with the solicitation of proxies.

Adjournments

If the requisite stockholder vote authorizing the sale of our remaining Venezuelan interests has not been received at the time of the special meeting, we may adjourn the special meeting, if necessary or advisable, to solicit additional proxies in favor of the sale proposal. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the special meeting is required to approve the adjournment proposal. Our Board of Directors recommends that you vote FOR the approval of any adjournment of the special meeting, if necessary or advisable.

RISK FACTORS RELATED TO THE PROPOSED SALE OF OUR REMAINING VENEZUELAN INTERESTS

You should carefully review the risk factors described below as well as the other information provided to you or referenced in this proxy statement in deciding how to vote on the proposed sale of our remaining Venezuelan interests. For a discussion of additional considerations, we refer you to the documents we file from time to time with the SEC, particularly our most recent annual report on Form 10-K and our Current Reports on Form 8-K filed since December 31, 2013. Additional risk factors and other considerations not known to us or that we currently believe are immaterial may also adversely affect our business and operations. If any of the following considerations actually occurs, our business, financial condition or results of operations could be materially and adversely affected, the value of our common stock could decline, and you may lose all or part of your investment. Please note that the risk factors discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in those forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Information”.

There is no assurance that the proposed sale of our remaining Venezuelan interests will be completed, and our inability to consummate the proposed sale could harm the market price of our common stock and our business, results of operations and financial condition.

If our stockholders fail to authorize the proposed sale of our remaining Venezuelan interests, or if the proposed sale is not completed for any other reason, the market price of our common stock may decline. In addition, failure to complete the proposed sale will result in a reduction in the amount of cash otherwise available to us and, given that we do not currently have any operating cash flow, may substantially limit our ability to implement our business strategy.

We cannot assure you that the proposed sale of our remaining Venezuelan interests will be consummated. The consummation of the proposed sale is subject to the satisfaction or waiver of a number of conditions, including, among others, the requirement that we obtain stockholder approval of the proposed sale, the requirement that we obtain approval of the proposed sale from the Government of Venezuela, requirements with respect to the accuracy of the representations and warranties of the parties to the Share Purchase Agreement and requirements with respect to the satisfaction or waiver of the covenants and obligations of the parties to the Share Purchase Agreement. In addition, the Share Purchase Agreement may be terminated in certain circumstances under the terms of the Share Purchase Agreement.

We cannot guarantee that the parties to the Share Purchase Agreement will be able to meet all of the second closing conditions. If we are unable to meet all of the second closing conditions, Petroandina would not be obligated to close the proposed sale of our remaining Venezuelan interests. We also cannot be sure that circumstances, such as a material adverse effect, will not arise that would also allow Petroandina to terminate the Share Purchase Agreement before the second closing. If the proposed sale is not approved by our stockholders or does not close for another reason, our Board of Directors will be forced to evaluate other alternatives, which may be less favorable to us than the current proposed sale.

If the Share Purchase Agreement is terminated:

•	because our stockholders fail to approve the proposed sale of our remaining Venezuelan interests, we would be required to pay Petroandina a fee of $3.0 million, and Petroandina would have the right to sell back to HNR Energia the First Closing Shares at a price equal to the greater of $125 million and the fair market value of the First Closing Shares;

•	because our Board of Directors changes or withdraws its recommendation that our stockholders vote to approve the proposed sale of our remaining Venezuelan interests or as a result of our or HNR Energia’s intentional breach of our respective obligations with respect to acquisition proposals, we would be required to pay Petroandina a breakup fee of $9.625 million, and Petroandina would have the right to sell back to HNR Energia the First Closing Shares at a price equal to the greater of $125 million and the fair market value of the First Closing Shares;

•	as a result of our breach of any representations or warranties on the date of the Share Purchase Agreement that would give rise to the failure of a closing condition, or our breach of covenants, Petroandina would have the right to sell back to HNR Energia the First Closing Shares at an exercise price equal to $125 million payable within five business days of the exercise of the option (unless our breach was intentional, in which case we must also pay the positive difference between the fair market value of the First Closing Shares and $125 million within five business days of the determination of fair market value);

•	as a result of (i) the second closing not occurring prior to the termination date, (ii) our stockholders having not approved the proposed sale or (iii) our breach of representations, warranties or covenants that gives rise to the failure of a closing condition, then we will also be required to pay Petroandina a breakup fee of $9.625 million if, in certain circumstances, within 12 months of such termination we execute a definitive agreement with respect to, or our Board recommends, an alternative acquisition proposal and we subsequently consummate such an alternative transaction; or

•	because our Board of Directors determines to accept a superior proposal (as defined in the Share Purchase Agreement), we would be obligated to pay Petroandina a breakup fee of $9.625 million, and Petroandina would have the right to sell back to HNR Energia the First Closing Shares for a purchase price described under “Documents Governing the Proposed Sale – Share Purchase Agreement – Put and Call Provisions”. See also “Documents Governing the Proposed Sale – Share Purchase Agreement – Termination Fees and Expense Reimbursement”.

In any case where we would be required to repurchase the First Closing Shares, we would not necessarily have sufficient funds to pay for the shares that we are required to repurchase, and, given that we do not currently have any operating cash flow, we may need to access additional capital for the sole purpose of purchasing the First Closing Shares through equity or debt sales.

In addition, if the proposed sale of our remaining Venezuelan interests is not consummated, our directors, executive officers and other employees will have expended extensive time and effort during the pendency of the sale and we will have incurred significant transaction costs, in each case, without any commensurate benefit.

We are required to obtain the approval of the sale of our Venezuelan interests from the Ministerio del Poder Popular de Petroleo y Mineria representing the Government of Venezuela. There can be no assurances that we will be able to obtain this approval, or that we will be able to obtain this approval on terms reasonably satisfactory to us and Pluspetrol. If this approval is not obtained, then the Share Purchase Agreement may be terminated. See “Documents Governing the Proposed Sale – Share Purchase Agreement – Termination”.

While the proposed sale of our remaining Venezuelan interests is pending, it creates uncertainty about our future that could have a material adverse effect on our business, financial condition and results of operations.

While the proposed sale of our remaining Venezuelan interests is pending, it creates uncertainty about our future. As a result of this uncertainty, our current or potential business partners may decide to delay, defer or cancel entering into new business arrangements with us pending completion or termination of the proposed sale. In addition, while the proposed sale is pending, we are subject to a number of risks, including:

•	the diversion of management and employee attention from our day-to-day business;

•	the potential disruption to business partners and other service providers; and

•	the possible inability to respond effectively to competitive pressures, industry developments and future opportunities.

The occurrence of any of these events individually or in combination could have a material adverse effect on our business, financial condition and results of operation.

If the proposed sale of our remaining Venezuelan interests is not completed, there may not be any other offers from potential acquirors.

If the proposed sale of our remaining Venezuelan interests is not completed, we may seek another purchaser for our interests in Venezuela. There can be no assurances that we would be able to enter into meaningful discussions or to otherwise complete any transaction with any other party who may have an interest in purchasing our Venezuelan interests on terms acceptable to us.

The Share Purchase Agreement may expose us to contingent liabilities.

Under the Share Purchase Agreement, we have agreed to indemnify Petroandina for a breach or inaccuracy of any representation, warranty or covenant made by us in the Share Purchase Agreement, subject to certain limitations. Significant indemnification claims by Petroandina could have a material adverse effect on our financial condition.

There is no guarantee that you will receive any of the net cash proceeds from the proposed sale of our remaining Venezuelan interests in the form of dividends.

The purchase price for the sale of our interests in Venezuela will be paid directly to us. After the payment of expenses related to the proposed sale (including taxes) and reservation of some of the proceeds for operating costs and contingent liabilities, any use of the remaining proceeds will be at the discretion of our Board of Directors and based on its determination of what is in the best interests of the Company and its stockholders at the time of determination. Our Board of Directors could decide that we should use all or a significant portion of the net cash proceeds from the sale for purposes other than paying dividends, including continuing the Company’s business.

PROPOSAL NO. 1

TERMS OF THE PROPOSED SALE OF OUR REMAINING VENEZUELAN INTERESTS

General

On December 16, 2013, Harvest Natural Resources, Inc. and HNR Energia entered into the Share Purchase Agreement with Petroandina and Pluspetrol to sell all of our 80 percent equity interest in Harvest Holding to Petroandina in two closings for an aggregate cash purchase price of $400 million. The first closing occurred on December 16, 2013 contemporaneously with the signing of the Share Purchase Agreement, when we sold a 29 percent equity interest in Harvest Holding for $125 million. At the special meeting, we will ask our stockholders to vote on a proposal to authorize the second closing, by which we will sell our remaining 51 percent equity interest in Harvest Holding for $275 million. For a more detailed description of the documents governing the proposed transaction, see “Documents Governing the Proposed Sale” beginning on page 45. For a more detailed description of Venezuelan interests that are the subject of the proposed transaction, see “Description of Interests to be Sold” beginning on page 39. Additional information about the proposed buyer of our Venezuelan assets, Petroandina, can be found in “Information About Petroandina and Pluspetrol” beginning on page 86.

Companies Involved in the Proposed Sale

Harvest Natural Resources, Inc. is a petroleum exploration and production company incorporated under Delaware law in 1989. Our focus is on acquiring exploration, development and producing properties in geological basins with proven active hydrocarbon systems. Our experienced technical, business development and operating personnel have identified low entry cost exploration opportunities in areas with large hydrocarbon resource potential. We operate from our Houston, Texas headquarters. We also have principal operations in Venezuela, exploration assets in Indonesia, West Africa and China, business development offices in Singapore and the United Kingdom, and field offices in Jakarta, Republic of Indonesia; and Port Gentil, Republic of Gabon, to support field operations in those areas.

Our Venezuelan interests are owned through several subsidiaries in all of which we have direct or indirect controlling interests. The main business purposes of these subsidiaries are to assist us in the management of Petrodelta and in negotiations with PDVSA. We directly own 100 percent of the equity interests in HNR Energia. Until we entered into the Share Purchase Agreement, HNR Energia directly owned 80 percent of the equity interests in Harvest Holding; we now own 51 percent of the equity interest in Harvest Holding. Harvest Holding indirectly owns 40 percent of the equity interests in Petrodelta. Until we entered into the Share Purchase Agreement, through these subsidiaries, we indirectly owned a net 32 percent equity interest in Petrodelta; we now own a net 20.4 percent equity interest in Petrodelta. Petrodelta is engaged in the exploration, production, gathering, transportation and storage of hydrocarbons from fields in Venezuela. Petrodelta’s portfolio of properties in eastern Venezuela include large proven oil fields as well as properties with very substantial opportunities for both development and exploration.

Upon entering into the Share Purchase Agreement, HNR Energia sold to Petroandina a 29 percent equity interest in Harvest Holding. As a result, we currently own a 51 percent equity interest in Harvest Holding, Petroandina owns 29 percent and OGTC owns the remaining 20 percent equity interest of Harvest Holding. Since Harvest Holding indirectly owns 40 percent of Petrodelta and we indirectly own 51 percent of Harvest Holding, we indirectly own a net 20.4 percent equity interest in Petrodelta. Petroandina indirectly owns a net 11.6 percent equity interest in Petrodelta and OGTC indirectly owns 8 percent. CVP and PDVSA Social S.A. own the remaining 56 percent and 4 percent, respectively, of Petrodelta. We do not have a business relationship with OGTC outside of Venezuela.

CVP is a Venezuelan corporation that has been designated by the Venezuelan government as the entity that administers business ventures with private sector entities in the petroleum industry on behalf of PDVSA. PDVSA

Social S.A. is a Venezuelan corporation that has been designated by the Venezuelan government as the entity that will own portions of business ventures with private sector entities on behalf of PDVSA and use funds distributed to it by those entities to invest in social programs. PDVSA owns all of the equity interest in CVP and PDVSA Social S.A. The Government of Venezuela owns all of the equity interest in PDVSA.

Petroandina is a company with limited liability (naamloze vennootschap) organized and existing under the laws of the Netherlands and is a wholly owned subsidiary of Pluspetrol. Petroandina was formed for the purpose of implementing acquisitions in the oil and gas industry. Petroandina has not carried out any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Share Purchase Agreement.

Pluspetrol is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands and, through its affiliates, is one of the leading exploration and production companies in Latin America with operations in Argentina, Bolivia, Peru, Venezuela and Colombia as well as in Angola.

For a chart showing these corporate relationships, see page 3.

Background of the Proposed Sale

During the last several years, we have been exploring a broad range of strategic alternatives for enhancing and realizing stockholder value. In September 2010, we retained BofA Merrill Lynch to provide advisory services to assist us in exploring those strategic alternatives, including among others, a sale of assets. We received several indications of interest from third parties, provided due diligence materials to third parties under confidentiality agreements and had preliminary discussions with third parties regarding a sale of our interests in Venezuela. One of the potential purchasers contacted by BofA Merrill Lynch was Pluspetrol, who signed a confidentiality agreement with us in October 2010. While Pluspetrol performed some due diligence on us and periodically expressed interest in a potential transaction with us from 2010 through early 2012, we did not engage in negotiations with Pluspetrol at the time.

In June 2012 we entered into an agreement with PT Pertamina (Persero), a state-owned limited liability company existing under the laws of the Republic of Indonesia (“Pertamina”) to sell all of our interests in Venezuela for a cash consideration of $725 million, subject to certain price adjustments. The sale to Pertamina was conditioned on, among other things, the approval of the Ministerio del Poder Popular de Petroleo y Mineria, representing the Government of Venezuela (which indirectly owns 60 percent of Petrodelta) and the approval of Pertamina’s shareholder, the Government of the Republic of Indonesia. After receiving notice from Pertamina in February 2013 that Pertamina’s shareholder had decided not to approve the transaction, we exercised our right to terminate the agreement in accordance with its terms. Although Pertamina did not explain why the Government of the Republic of Indonesia decided not to approve the proposed transaction, we believe that its decision was based in part on its conclusion that approval of the transaction by the Government of Venezuela would not be obtained on satisfactory terms.

After the termination of the Pertamina transaction, we continued to consider our strategic alternatives. We received several indications of interest from third parties, provided due diligence materials to third parties under confidentiality agreements and had preliminary discussions with third parties regarding a sale of our interests in Venezuela. In July 2013, BofA Merrill Lynch had several discussions with representatives of Pluspetrol regarding a potential transaction with us and informed us that Pluspetrol would like to meet with us in connection with a potential transaction to purchase Harvest. On July 31, 2013, we met with representatives of Pluspetrol, who verbally delivered an expression of interest for the purchase of Harvest’s common stock for cash and the assumption of our outstanding debt. During our discussions with Pluspetrol, it became apparent that Pluspetrol attributed a materially lower value to our non-Venezuelan assets than we did. The offer was discussed with our Board of Directors on August 1, 2013, and the Board of Directors determined that the offer, as presented, was not acceptable.

Throughout August 2013, we had several discussions with representatives of Pluspetrol regarding a potential transaction and transaction structures and our Board of Directors was periodically informed about these discussions. On August 15, 2013, Pluspetrol sent a letter to us requesting additional information regarding Harvest’s Gabon assets and an opportunity to discuss other possible transaction structures (including a sale or spin out of certain assets). Shortly thereafter, we began providing Pluspetrol with additional information regarding the Venezuela and Gabon assets held by Harvest. By the end of August, we had concluded that, other than Pluspetrol, no other discussions that we had had with third parties were likely to result in a proposal that would be satisfactory to us.

On August 22, 2013, Harvest presented Pluspetrol with a proposed acquisition structure which involved the spin-off of Harvest’s non-Venezuelan assets to the Harvest shareholders and the acquisition of Harvest following the spin-off to Pluspetrol.

On August 23, 2013, we participated in a conference call with representatives from Pluspetrol and its legal counsel to discuss the proposed merger and spin-off transactions as well as certain due diligence questions posed by Pluspetrol’s legal counsel.

On August 30, 2013, we received a letter from Pluspetrol which set forth an offer to acquire the outstanding common stock of Harvest for cash in addition to the assumption of our outstanding debt and employee severance payments.

Our Board of Directors met on September 3, 2013, to discuss the offer. The board noted Harvest’s history of trying to sell its Venezuelan interests, the deteriorating political and economic environment in Venezuela and the fact that Petrodelta had continued to fail to pay dividends to us. The board discussed valuation ranges, potential structuring, timing and tax implications of a possible transaction entailing the sale of Harvest or its Venezuelan assets. The board considered how a potential transaction would affect our stockholders and our cash flow, as well as the status of indications of interest received by potential purchasers other than Pluspetrol.

On September 4, 2013, we further discussed the potential transaction with Pluspetrol and informed Pluspetrol that the price proposed by Pluspetrol for the purchase of Harvest did not adequately value Harvest’s interests in countries other than Venezuela. Later that day, we received an email from Pluspetrol describing a possible offer to buy Harvest for a cash consideration with a spin-off of our non-Venezuelan assets to our stockholders so as to preserve for our stockholders the value of those assets and insisting that we enter into an exclusivity agreement as a condition to future negotiations. Harvest responded to Pluspetrol’s offer by proposing a fixed price per share and that Pluspetrol enter into a loan agreement with Harvest. On the following day, September 5, 2013, we had discussions with representatives of Pluspetrol regarding further details of the potential transaction. We continued these discussions periodically until September 9, 2013, when Pluspetrol provided us with a draft of a proposal letter describing Pluspetrol’s offer to acquire Harvest in a transaction in which Pluspetrol would acquire Harvest’s stock in a merger immediately following a transfer of our non-Venezuelan assets to a new company whose stock would be distributed to our stockholders. Under the proposed transaction, our stockholders would continue to own our non-Venezuelan assets through ownership of shares in the new “spun-off” company and Pluspetrol would own our 32 percent equity interest in Petrodelta. Throughout the evening of September 9, 2013, we continued to discuss with Pluspetrol the terms of, and review revisions to, the proposal letter and a revised confidentiality agreement.

Our Board of Directors met on September 10, 2013, to consider the proposal letter and discuss its terms in detail. The board discussed the structure of the proposed transaction with Pluspetrol, timing, price, conditions to closing, tax effects and effect on our operations and cash flow. At this meeting, our Board of Directors authorized our officers to enter into the proposal letter and to conduct exclusive negotiations with Pluspetrol with respect to the transaction described in the current draft of the proposal letter. We then executed the proposal letter with Pluspetrol.

Before opening of business on September 11, 2013, we issued a press release announcing that we had agreed to enter into exclusive negotiations with Pluspetrol for the sale of our Venezuelan interests through the sale of Harvest after our non-Venezuelan assets had been spun off to our stockholders. On an investor conference call and webcast on September 12, 2013, we noted that, despite our exclusivity arrangement with Pluspetrol, if we received an unsolicited offer for the Company, in whole or in part, during that time, we and our Board of Directors would be free to consider it.

Effective as of September 16, 2013, we retained BofA Merrill Lynch to act as our financial advisor in connection with a transaction entailing the sale of our Venezuelan interests.

During the remainder of September and into early October, our representatives and representatives of Pluspetrol had various telephone conferences and meetings to conduct due diligence and to discuss the terms of the proposed transaction. In early October 2013, Pluspetrol informed us that it was concerned about some aspects of the proposed merger/spin-off structure of the proposed transaction for several reasons, including the tax consequences and potential timing issues with closing the merger/spin-off transaction. These matters were reported to our Board of Directors at its meeting held on October 7, 2013.

On October 9, 2013, Pluspetrol provided us with a draft of a revised non-binding proposal letter under which Pluspetrol would acquire Harvest without a spin-off of our non-Venezuelan assets and under which Pluspetrol would provide us with an interim loan to provide us with working capital until the proposed acquisition could be closed. On October 10 and 11, 2013, the parties had various discussions about the detailed terms of the revised proposed transaction and reviewed drafts of the revised proposal letter, which was not executed. On October 10, 2013, our exclusivity period with Pluspetrol expired. We declined to extend the exclusivity period, and in the days that followed we had discussions with other third parties, in addition to Pluspetrol, regarding the sale of our Venezuelan interests. None of these other discussions, however, culminated in any definitive proposals. Between October 11 and October 23, 2013, our representatives and representatives of Pluspetrol continued discussions regarding the structure and other terms of the transaction. During the course of these discussions, Harvest proposed certain alternative terms of the transaction then being discussed, including price and other terms. The parties were unable to come to an agreement on those terms.

At its meeting held on October 14, 2013, our Board of Directors reviewed the status of negotiations with Pluspetrol and reviewed the structure proposed in the revised draft proposal letter. At its meeting held on October 21, 2013, our Board of Directors reviewed the status of negotiations with Pluspetrol and the terms of both structures of a proposed transaction – a merger with a spin-off in which Pluspetrol would effectively purchase only our Venezuelan interests, and a merger with no spin-off, in which Pluspetrol would purchase Harvest.

On October 23, 2013, Pluspetrol provided us with a draft merger agreement, which reflected the terms of the transaction described in our September 11, 2013 press release – a merger/spin-off transaction. Among other terms, the Pluspetrol draft merger agreement prohibited us from soliciting other proposals that would include the acquisition of our Venezuelan assets and would require the payment of a $15 million breakup fee (in excess of 5 percent of the proposed consideration if we accepted an unsolicited offer that was superior to the proposed Pluspetrol transaction. During the period between October 23 and October 29, 2013 our representatives had several discussions with Pluspetrol’s representatives regarding the draft merger agreement. In those discussions we objected to certain of the terms contained in the draft merger agreement, including the size of the breakup fee. We also noted that the proposed spin-off of our non-Venezuelan assets to our stockholders would be in the best interests of our stockholders only if we proposed to continue to develop those assets and would not be in the best interests of our stockholders if we proposed to sell those assets in the short-term or medium-term. Since we had recently announced that we were in exclusive negotiations for the sale of our interests in Gabon – which represented our most valuable non-Venezuelan asset – we suggested that an alternative to the spin-off of our non-Venezuelan assets should be considered.

On October 29, 2013, we provided Pluspetrol with a revised draft of the merger agreement that proposed a different structure, involving the issuance of contingent value rights to our stockholders at the closing of the merger, which would represent the right to receive the net proceeds of post-closing sales of the non-Venezuelan assets, instead of spinning those assets off to our stockholders. We believed that the structure using contingent value rights would allay liability concerns that Pluspetrol continued to have with respect to the merger/spin-off structure, as well as our concerns that the spin-off aspect of the proposed merger/spin-off might not be an efficient way to preserve the value of our non-Venezuelan assets for our stockholders. Our draft merger agreement reduced the breakup fee that would be payable if we accepted an unsolicited, superior offer to 2 1⁄2 percent of the consideration proposed to be paid by Pluspetrol. On October 31, 2013, we provided Pluspetrol with a draft of the related contingent rights agreement.

At its meeting held on October 31, 2013, our Board of Directors continued its consideration of the detailed structure of a proposed transaction with Pluspetrol, including a possible merger accompanied by a spin-off of our non-Venezuelan assets or a possible merger in which contingent value rights units with respect to our non-Venezuelan assets would be issued to our stockholders.

We received comments from Pluspetrol on our draft of the merger agreement on November 5, 2013 and on our draft of the contingent rights agreement on November 8, 2013. There were various discussions between the parties preceding our receipt of those comments. In its comments and in those discussions, Pluspetrol proposed restrictions on the terms under which our non-Venezuelan assets could be sold and on the terms of any financing that we could seek for our operations until closing of the transaction with Pluspetrol.

At its meeting held on November 8, 2013, our Board of Directors discussed the terms of the structure evidenced by Pluspetrol’s comments, strategies for negotiating any Pluspetrol transaction and the status of discussions with other parties for a potential sale of our Venezuelan interests. After this meeting, we contacted Pluspetrol to discuss possible alternative terms and structure for the proposed transaction. In these discussions we advised Pluspetrol that we could not agree to a transaction that inhibited our ability to maximize the value of our non-Venezuelan assets or that inhibited our ability to finance our on-going operations. We also asked Pluspetrol to consider providing interim financing for our operations until the Pluspetrol transaction could be closed.

On November 15, 2013, Pluspetrol provided us with a draft of a new proposal entailing the sale of our Venezuelan interests to Pluspetrol for cash in two closings – essentially the structure of the transaction that is the subject of this proxy statement. As initially proposed by Pluspetrol, we would sell (through subsidiaries) a 29 percent equity interest in Harvest Holding in the first closing for a purchase price of $110 million and we would sell our remaining 51 percent equity interest in Harvest Holding in a second closing for a purchase price of $290 million, for an aggregate increase of $27 million over the consideration (before adjustments) offered by Pluspetrol on September 10, 2013. As proposed by Pluspetrol, the first closing would take place on the signing of the purchase agreement. Because the second closing would require the approval of our stockholders and of the Government of Venezuela, it could not occur until those approvals were obtained.

Over the ensuing weekend, our officers, legal counsel and other advisors met by telephone several times to analyze the new proposal, principally to analyze the related tax effects. During this time, we also had some discussions with representatives of Pluspetrol to follow up and clarify the terms of the new proposal and obtained the agreement of Pluspetrol to move $15 million of the total consideration of $400 million from the second closing to the first closing with the result that the consideration to be paid in the first closing would be increased to $125 million.

Our Board of Directors met on November 18, 2013 to consider the new proposal. The board received information regarding the structure, legal aspects and tax aspects of the new proposal. The board considered these matters as well as the fact that the new proposal would provide us with near-term cash to meet operating requirements and to repay our debt. At this meeting, the board authorized our officers to proceed with negotiations with respect to the new proposal.

During this period, we terminated our negotiations for the sale of our properties in Gabon, and we announced the termination in a press release on November 19, 2013.

On November 19, 2013, Pluspetrol sent a revised proposal letter reflecting its prior agreement that the consideration to be paid in the first closing would be $125 million and the consideration to be paid in the second closing would be $275 million. We and Pluspetrol entered into the revised proposal letter.

Before opening of business on November 19, 2013, we issued our press release announcing that we had revised the terms of our proposed sale of our Venezuela interests to Pluspetrol. The press release described the terms of a proposed transaction under which Harvest would sell its Venezuelan assets in two closings. In the first closing, Harvest would sell 29 percent of Harvest Holding to Pluspetrol for $125 million. In the second closing, Harvest would sell 51 percent of Harvest Holding to Pluspetrol for $275 million.

Representatives of Harvest and Pluspetrol had conversations from and after November 19, 2013, to discuss the structure, timing and terms of the new proposed transaction. On November 24, 2013, Pluspetrol provided us with a draft of the Share Purchase Agreement and had conversations with some of our representatives about the agreement and the transaction. The draft purchase agreement contained terms prohibiting us from soliciting proposals for the sale of our Venezuelan assets, but reduced the breakup fee that would be payable if we accepted an unsolicited superior proposal from in excess of 5 percent of the total consideration payable by Pluspetrol to 4 percent of the $275 million consideration to be paid by Pluspetrol at the second closing. The Pluspetrol draft also contained terms that required the payment of $3 million if our stockholders did not vote to approve the second closing and detailed terms under which we would be required to repurchase the equity interests of Harvest Holding purchased by Pluspetrol in the first closing upon the occurrence of certain events.

At its meeting on November 25, 2013, our Board of Directors reviewed the status of the proposed Pluspetrol transaction and generally the terms of the draft Share Purchase Agreement.

On November 26, 2013, Pluspetrol provided us with a draft of the Shareholders’ Agreement that would take effect if the second closing did not occur. Among other terms, the draft agreement gave Pluspetrol: a right of first refusal if we proposed to sell our remaining interests in our Venezuelan assets; a tag-along right with respect to our remaining interests in our Venezuelan assets if Pluspetrol elected not to exercise the right of first refusal; a put option with respect to its interest in Harvest Holding, and a call option with respect to our remaining interest in Harvest Holding, with each option having an exercise price of the fair market value of the applicable shares, in the event of a change of control of Harvest; and consent rights over our ability to commence certain actions against the Government of Venezuela or Petrodelta. Over the ensuing days, the parties exchanged comments and engaged in telephone conferences regarding the detailed terms of the Share Purchase Agreement and the Shareholders’ Agreement.

Representatives of Harvest and Pluspetrol began in-person meetings to further negotiate the agreements during the week of December 2, 2013. In addition to these meetings, during this time various representatives of the parties engaged in telephone conversations and other communications by email. They also exchanged and reviewed various revised drafts of the agreements. These telephone conversations and emails to discuss and negotiate the final terms of the transaction extended into the following week of December 9, 2013. In these discussions, we sought to reduce the breakup fee from 4 percent of the second closing consideration, as proposed by Pluspetrol, to 3 percent; to eliminate the fee payable if our stockholders did not vote in favor of the second closing; to reduce the circumstances in which Pluspetrol could require the repurchase of the equity interests of Harvest Holding purchased by Pluspetrol in the first closing; to eliminate Pluspetrol’s right of first refusal, call option upon a change of control of Harvest, and absolute right of consent over the commencement of certain actions against the Government of Venezuela or Petrodelta under the draft Shareholders’ Agreement; and to reduce the restrictions on our right to sue the Government of Venezuela or Petrodelta. We focused on these provisions (among others) because we believed that they could adversely affect our ability to maximize the value of our assets for our stockholders and to accept an unsolicited superior proposal if one were to be made. These discussions resulted in agreement on many of the terms reflected in the final Share Purchase Agreement and final Shareholders’ Agreement described under the caption “Documents Governing the Proposed Sale”, including the reduction of the breakup fee to 3 1⁄2 percent of the consideration to be paid by Pluspetrol at the second closing, restricting the circumstances in which Pluspetrol could require the repurchase of the equity interests it purchased at the first closing and, with respect to the Shareholders’ Agreement, eliminating the right of first refusal and the change of control call option and replacing an absolute right of consent over the commencement of certain actions against the Government of Venezuela or Petrodelta with an option for Pluspetrol to cause us to repurchase all of the equity interests of Pluspetrol in Harvest Holding prior to the commencement of any such action.

At its meeting on December 10, 2013, our Board of Directors reviewed the terms of the proposed transaction, including both the first closing and the second closing (collectively, the “Transaction”) and authorized our officers to proceed with final negotiations of definitive documents. That board meeting resumed on December 11, 2013, when the board further considered the then-current terms of the Transaction. Also at this meeting, BofA Merrill Lynch reviewed with our Board of Directors BofA Merrill Lynch’s financial analysis of the aggregate consideration of $400 million to be paid in both closings (the “Consideration”) and delivered to the board an oral opinion, which was confirmed by delivery of a written opinion dated December 11, 2013, to the effect that, as of that date and based on and subject to various assumptions and limitations described in the opinion the Consideration to be received by Harvest in the Transaction was fair, from a financial point of view, to Harvest. That opinion is attached to this proxy statement as Appendix C and the analyses supporting that opinion are described under the caption “Proposal No. 1 – Terms of the Proposed Sale of Our Remaining Venezuelan Interests – Opinion of Our Financial Advisor”.

During the next few days, the parties finalized the terms of the agreements.

Our Board of Directors met on December 14, 2013, to review the final substantive terms of the agreements and the transaction and at that meeting, (which terms were not different, in a manner material and adverse to the Company, from those upon which BofA Merrill Lynch based its opinion), gave its final approval of the transaction with Pluspetrol. Following that meeting, the parties prepared for the execution and delivery of the agreements and the first closing.

We and Pluspetrol entered into the Share Purchase Agreement and the Shareholders’ Agreement on December 16, 2013. Concurrently with entering into these agreements, the first closing occurred, which consisted of the sale of a 29 percent equity interest in Harvest Holding to Pluspetrol for $125 million. Before opening of business on December 16, 2013, we announced that we had entered into the Share Purchase Agreement and Shareholders’ Agreement on the terms discussed in this proxy statement.

Recommendation of the Board of Directors and Reasons for the Proposed Sale

At its meeting on December 14, 2013, our Board of Directors unanimously (i) determined that the Share Purchase Agreement and the transactions contemplated thereby, including completion of the proposed sale of our Venezuelan interests are expedient, advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved the Share Purchase Agreement and the proposed sale of our Venezuelan interests and the other transactions described in the Share Purchase Agreement and (iii) resolved to recommend that the Company’s stockholders authorize the proposed sale of our remaining Venezuelan interests in accordance with the terms of the Share Purchase Agreement. Our Board of Directors considered a number of factors, both positive and negative, and potential benefits and detriments of the proposed sale in making its determination. Our Board of Directors recommends that you vote FOR the authorization of the proposed sale of our remaining Venezuelan interests.

Our Board of Directors has recognized that we have very limited choices in Venezuela. Our Board of Directors has met on several occasions to discuss the situation in Venezuela to determine the best alternative available to the Company. Our Board of Directors believes the proposed sale of our remaining Venezuelan interests is the best alternative the Company has at this time. In recommending the approval of the proposed sale, our Board of Directors considered a number of factors, both positive and negative, and potential benefits and detriments of the proposed sale. The Board of Directors believes that the following factors support its decision to recommend and approve the sale of our Venezuelan interests:

•	The ability to consider unsolicited alternative transactions and to enter into negotiations with a third party if our Board of Directors determines that an unsolicited proposal is reasonably likely to result in a superior proposal (we would be required to give Petroandina a right to match a superior proposal, and if we accept a superior proposal, we would be required to pay a breakup fee)

•	The ability to reduce our debt, fund our business going forward and sell other assets

•	The potential to pay a dividend to our stockholders

•	The lack of a financing condition

•	That we held a prolonged process to find a buyer for our Venezuelan interests, that intensive negotiations allowed selection of the best offer and that this is the best offer that could be found

•	Petrodelta’s Windfall Profits Tax burden, which has increased significantly in recent years and reduces Petrodelta’s ability to pay dividends

•	The opinion of BofA Merrill Lynch, dated December 11, 2013, and addressed to our Board of Directors, as to the fairness, from a financial point of view and as of the date of the opinion, of the aggregate consideration of $400 million to be received by Harvest, as more fully described below in the section entitled “Opinion of Our Financial Advisor”

•	Presentations made by the Company’s management and advice of outside legal counsel

•	The detailed terms and conditions of the Share Purchase Agreement

•	The anticipated net, after tax, proceeds from the sale

•	The report provided to us by the independent engineering firm of Ryder Scott Company, L.P. See “Reserve Report” attached to this proxy statement as Appendix D

•	The risks and uncertainties associated with the consummation of the proposed sale of our remaining Venezuelan interests described in “Risk Factors – Risks Related to the Proposed Sale of Our Remaining Venezuelan Interests”

•	The operational and financial performance of Petrodelta, the history of dividend declarations and payments to Petrodelta’s equity owners, the amount of accrued and unpaid dividends from Petrodelta and the failure of PDVSA to pay on a timely basis certain amounts owed to contractors that PDVSA has contracted to do work for Petrodelta

•	The Company’s limited ability to implement or influence Petrodelta’s business plan, assure quality control and set the timing and pace of development that could adversely affect the Company’s ownership interest in Petrodelta

•	The financial needs of the Company, given that we do not currently have any operating cash flow

•	The potential financing needs of Petrodelta and the Company’s ability to provide those financing needs

In the course of its deliberations, our Board of Directors also considered risks and other countervailing factors related to our entering into the Share Purchase Agreement, including the risk factors described under “Risk Factors Related to the Proposed Sale of Our Remaining Venezuelan Interests”.

Our Board of Directors based its ultimate decision on its business judgment that the benefits of the proposed sale of our remaining Venezuelan interests significantly outweigh the risks of alternatives to that sale. Our Board of Directors judged that the proposed sale represents the best currently available strategic alternative to preserve stockholder value, and unanimously concluded that the completion of the proposed sale pursuant to the Share Purchase Agreement is expedient, advisable, fair to and in the best interests of the Company and the Company’s stockholders.

The preceding discussion is not, and is not intended to be, exhaustive. In light of the number and the wide variety of positive and negative factors that our Board of Directors considered in connection with its evaluation of the proposed sale of our remaining Venezuelan interests and the complexity of these matters, our Board of Directors did not find it practicable, and has not tried, to quantify, rank or otherwise assign relative weights to the specific factors it considered. Individual members of our Board of Directors may have given different weight to different factors. Our Board of Directors considered all these factors together and, on the whole, considered them to be favorable to, and to support, its determination.

Our Board of Directors recommends that you vote FOR the authorization of the proposed sale of our remaining Venezuelan interests.

Opinion of Our Financial Advisor

We retained BofA Merrill Lynch to act as our financial advisor in connection with the sale. BofA Merrill Lynch is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We selected BofA Merrill Lynch to act as our financial advisor in connection with the transaction on the basis of BofA Merrill Lynch’s experience in transactions similar to the transaction described in the Share Purchase Agreement, including both the first closing under which we sold a 29 percent equity interest in Harvest Holding and the second closing that is the subject of this proxy statements, under which we will sell a 51 percent equity interest in Harvest Holding (together, the “Transaction”), its reputation in the investment community and its familiarity with Harvest and its business.

On December 11, 2013, at a meeting of our Board of Directors held to evaluate the Transaction, BofA Merrill Lynch delivered to our Board of Directors an oral opinion, which was confirmed by delivery of a written opinion dated December 11, 2013, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the aggregate consideration of $400 million to be received by us in the entire Transaction (the “Consideration”) was fair, from a financial point of view, to us. BofA Merrill Lynch expressed no opinion on the consideration received by Harvest in the first closing individually in the event that the second closing does not occur.

The full text of BofA Merrill Lynch’s written opinion to our Board of Directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix C to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to our Board of Directors for the benefit and use of our Board of Directors (in its capacity as such) in connection with and for purposes of its evaluation of the Consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the Transaction and no opinion or view was expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to Harvest or in which Harvest might engage or as to the underlying business decision of Harvest to proceed with or effect the Transaction. BofA Merrill Lynch’s opinion does not address any other aspect of the Transaction and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Transaction or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch:

(i)	reviewed certain publicly available business and financial information relating to Harvest and Petrodelta;

(ii)	reviewed estimates of proved, probable and possible reserves, future production, and income attributable to the interest of HNR Finance B.V., a wholly owned subsidiary of Harvest Holding, (referred to as “HNR Finance”), in certain properties located in the Greater Oficina Trend of Eastern Venezuela prepared for HNR Finance by Harvest’s independent engineering firm as of December 31, 2012 (referred to as the “reserve report”);

(iii)	discussed the past and current business, operations, financial condition and prospects of Petrodelta with members of senior management of Harvest;

(iv)	compared certain financial information of Petrodelta with similar information of companies BofA Merrill Lynch deemed relevant;

(v)	compared certain financial terms of the Transaction to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

(vi)	considered the fact that Harvest publicly announced that it would explore its strategic alternatives and the results of BofA Merrill Lynch’s prior efforts on behalf of Harvest to solicit, at the direction of Harvest, indications of interest and definitive proposals from third parties with respect to a possible acquisition of all or a portion of Harvest or any alternative transaction, including Harvest’s announcement of the entry into a definitive agreement to sell all of its interests in Harvest Holding to Pertamina in June 2012 and the subsequent termination of the definitive agreement in February 2013;

(vii)	reviewed the draft dated December 7, 2013 of the Share Purchase Agreement (referred to as the “draft agreement”); and

(viii)	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied on, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Merrill Lynch and relied on the assurances of the management of Harvest that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the reserve reports, BofA Merrill Lynch assumed, with the consent of Harvest, that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Harvest’s independent engineering firm. Further, BofA Merrill Lynch was advised by Harvest that senior management of Harvest relies on the reserve reports for purposes of preparing the Harvest business plan. BofA Merrill Lynch was advised by Harvest and assumed that the reserve reports reflected the best currently available estimates and good faith judgments of senior management of Harvest as to the matters contained therein, and BofA Merrill Lynch relied on the reserve reports for purposes of its opinion. BofA Merrill Lynch was advised by Harvest and assumed that the probabilities of economically producing proved, probable and possible reserves provided by Harvest were appropriate for estimating income attributable to HNR Finance. Following the termination of the proposed transaction with Pertamina, BofA Merrill Lynch was not requested to, and BofA Merrill Lynch did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Petrodelta or any alternative transaction.

BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Harvest or Petrodelta (other than the reserve reports which BofA Merrill Lynch reviewed and relied on without independent verification for the purposes of its opinion), nor did BofA Merrill Lynch make any physical inspection of the properties or assets of Harvest or Petrodelta. BofA

Merrill Lynch is not an expert in the evaluation of oil and gas reserves, drilling or production levels and BofA Merrill Lynch expressed no view as to Petrodelta’s reserve quantities or the development or production (including, without limitation, as to the feasibility or timing) of any oil or gas properties of Petrodelta (including unevaluated properties). BofA Merrill Lynch also expressed no view as to future crude oil, natural gas and related commodity prices reflected in the financial forecasts and other information and data used in its analyses, which prices are subject to significant volatility and which, if different than as assumed, could have a material impact on its analyses or opinion.

BofA Merrill Lynch did not evaluate the solvency or fair value of Harvest, HNR Energia, Pluspetrol or Petroandina under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of Harvest, that the Transaction would be consummated in full in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the contemplated benefits of the Transaction. BofA Merrill Lynch also assumed, at the direction of Harvest, that the final executed agreement would not differ in any material respect from the draft agreement reviewed by BofA Merrill Lynch.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the Transaction (other than the Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Transaction. BofA Merrill Lynch’s opinion is limited to the fairness, from a financial point of view, to Harvest of the Consideration to be received by Harvest in the Transaction and no opinion or view was expressed with respect to any consideration received in connection with the Transaction by the holders of any class of securities, creditors or other constituencies of any party. BofA Merrill Lynch did not express any opinion as to the pro-forma impact of the Transaction on Harvest, nor the prices at which Harvest’s securities would trade at any time, including following announcement or consummation of the Transaction. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Consideration. Furthermore, no opinion or view was expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to Harvest or with respect to Harvest Holding or Petrodelta or in which Harvest might engage or as to the underlying business decision of Harvest to proceed with or effect the Transaction. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the Transaction or any related matter. Except as described above, Harvest imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of the date of, its opinion. Subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to Harvest’s Board of Directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. To fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

Discounted Cash Flow Analysis

BofA Merrill Lynch performed a discounted cash flow analysis based on the life-of-field of Petrodelta’s reserves by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Petrodelta’s different reserve categories could generate, including Petrodelta’s (a) proved developed producing reserves, (b) proved developed non-producing reserves, (c) proved undeveloped reserves, (d) probable reserves and (e) possible reserves. The reserve categories were valued at a probability of 95% for proved developed (producing and non-producing) reserves, 75% for proved undeveloped reserves, 45% for probable reserves and 10% for possible reserves. BofA Merrill Lynch considered pricing assumptions based on strip pricing for calendar years 2014 through 2017 quoted on NYMEX as of December 3, 2013 (which reflected pricing of $92.20 per barrel in 2014, $87.67 per barrel in 2015, $84.36 per barrel in 2016, $82.44 per barrel in 2017 and $90.00 per barrel (after adjusting for 2% inflation) in 2018 and thereafter). In addition, BofA Merrill Lynch considered the pricing spread over WTI that Petrodelta has historically realized, and the fiscal regime in Venezuela, including applicable royalties and taxes. The after-tax free cash flows (net to Harvest’s 32% ownership interest in Petrodelta) were then discounted to present value as of January 1, 2014, using various discount rates ranging from 24% to 29%, based on BofA Merrill Lynch’s estimate of the weighted average cost of capital of Petrodelta, including a country risk premium based on the spread of Venezuelan sovereign bonds over the comparable U.S. Treasury bond. Financial and operating data of Petrodelta were based on the reserve reports and Harvest’s public filings. This analysis indicated the following approximate enterprise value range for Harvest’s 32% interest in Petrodelta, as compared to the Consideration:

Enterprise Value Range for 32% Interest in Petrodelta			Consideration ($ million)
1P (proved developed producing, proved developed non-producing and proved undeveloped reserves)	2P (1P and probable reserves)	3P (2P and possible reserves)
Value Range ($ million)	Value Range ($ million)	Value Range ($ million)
$254 - $289	$373 - $441	$398 - $476	$400

Selected Precedent Transactions Analysis. BofA Merrill Lynch reviewed, to the extent publicly available, financial and operating information relating to the following 34 selected transactions, which transactions generally were selected because they involved companies or assets in the oil and gas development and production industry, of which 28 involved transactions in Latin America (excluding Venezuela) and six involved transactions in Venezuela. BofA Merrill Lynch reviewed transactions announced from January 1, 2000 to November 13, 2013 with transaction (or enterprise) values of above $100 million as compared with the Transaction.

Buyers	Sellers
PetroChina Company Limited	Petroleo Brasileiro SA
Pacific Rubiales Energy Corp.	Petrominerales Ltd.
Meta Petroleum Limited.; Pacific Rubiales Energy Corp.	Etablissements Maurel et Prom S.A.
Private Investor(s)*	Compania General de Combustibles S.A.; Southern Cross Latin America Private Equity Fund LP*
Rosneft*	Corporacion Venezolana del Petroleo S.A.; Petroleos de Venezuela S.A.*
Pacific Rubiales Energy Corp.	Karoon Gas Australia Ltd
Pacific Rubiales Energy Corp.	PetroMagdalena Energy Corp.
Pacific Rubiales Energy Corp.	BPZ Resources Inc.
Parex Resources Inc.	Remora Energy International, L.P.
Gran Tierra Energy Inc.	Petrolifera Petroleum Limited
China Petrochemical Corporation	Occidental Petroleum Corporation
Bridas Corporation; Bridas Energy Holdings Ltd.; CNOOC Limited	BP plc

Buyers	Sellers
TNK-BP International Ltd*	BP plc*
Ecopetrol S.A.; Talisman Energy Inc.	BP plc
Sinochem Corporation	Statoil ASA
Pluspetrol S.A.	Petro Andina Resources Inc.
Repsol YPF, SA*	Government of Venezuela*
Ecopetrol S.A.	Etablissements Maurel et Prom S.A.; Hocol S.A.
Ecopetrol S.A.; Korea National Oil Corporation	Petro-Tech Peruana S.A.
Government of Venezuela; Petroleos de Venezuela S.A.*	Anadarko Petroleum Corporation*
Gran Tierra Energy Inc.	Solana Resources Limited
Pacific Rubiales Energy Corp.	Kappa Energy Holdings Limited
Delta Hydrocarbons B.V.	Trefoil Limited
Compañía Española de Petróleos S.A.	Houston American Energy Corporation; Hupecol Cuerva LLC
Statoil ASA	Anadarko Petroleum Corporation
Petrobras Energia S.A.; Petroleo Brasileiro SA	Noble Energy, Inc.
Petersen Group	Repsol YPF, SA
Pacific Rubiales Energy Corp	Pacific Stratus Energy, Ltd.
Pacific Rubiales Energy Corp	Rubiales Holdings Limited
Pacific Rubiales Energy Corp	Meta Petroleum Limited; Rubiales Holdings Limited
Government of Venezuela; Petroleos de Venezuela S.A.*	Eni S.p.A.*
Apache Corporation	Pan American Energy LLC
Apache Corporation	Pioneer Natural Resources Company
Etablissements Maurel et Prom S.A.	Knightsbridge Petroleum Limited

*	Indicates transactions in Venezuela

BofA Merrill Lynch reviewed, among other things, the transaction values of the target companies, calculated as the purchase prices paid for the target companies or assets, plus debt, less cash and other adjustments. In addition, BofA Merrill Lynch reviewed the purchase prices paid as multiples of the estimated proved reserves (in $/Boe) estimated proved and probable reserves (in $/Boe) and daily production (in $/Boe per day) of the target companies or assets. The analysis indicated the following for the selected transactions in Venezuela:

Venezuela
	High	Low	Mean	Median
$/Boe (estimated proved and probable reserves)	$5.26	$1.56	$3.56	$3.86
$/Boe per day	$32,000	$11,667	$22,996	$25,323

Based on its professional judgment and after taking into consideration, among other things, the observed data for the selected transactions, BofA Merrill Lynch then applied selected proved and probable reserves and daily production data of $1.50 to $5.00 and $12,000 to $30,000, respectively, derived from the selected transactions in Venezuela, to the Company’s proved and probable reserves as of December 31, 2012 and current daily production. BofA Merrill Lynch then determined composite reference value ranges by averaging the results of the proved and probable reserves and daily production data. Financial and operating data of the selected transactions were based on publicly available information. This analysis indicated the following approximate enterprise value range for Harvest’s 32% interest in Petrodelta, as compared to the Consideration:

Enterprise Value Range for 32% Interest in Petrodelta	Consideration ($ million)
Venezuela ($ million)
$158 - $457	$400

Other Factors.

In rendering its opinion, BofA Merrill Lynch also reviewed and considered other factors, including:

•	the lack of comparable Venezuelan public companies reflecting a similar country risk profile with a similar oil and gas fiscal regime and business model as Harvest; and

•	the estimated windfall profit tax expected to be levied by the government of Venezuela in connection with the future cash flows of Petrodelta and a comparison of historical government “take” to reflect relative oil and gas fiscal regime economics and country risk.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to Harvest’s Board of Directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that the analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Harvest or Petrodelta. The estimates of the future performance of Harvest and Petrodelta in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the Consideration and were provided to Harvest’s Board of Directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of Harvest or Petrodelta.

The type and amount of consideration payable in the Transaction was determined through negotiations between Harvest and Pluspetrol, rather than by any financial advisor, and was approved by Harvest’s Board of Directors. The decision to enter into the Share Purchase Agreement and the Shareholders’ Agreement was solely that of Harvest’s Board of Directors. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by Harvest’s Board of Directors in its evaluation of the proposed Transaction and should not be viewed as determinative of the views of Harvest’s Board of Directors or management with respect to the Transaction or the Consideration.

Harvest has agreed to pay BofA Merrill Lynch for its services in connection with the Transaction an aggregate fee of $3.0 million, a portion of which was payable during the course of its engagement, a portion of which was payable upon the rendering of its opinion and a significant portion of which is contingent on consummation of the second closing of the Transaction. In addition, Harvest has agreed to reimburse its expenses and indemnify BofA Merrill Lynch against certain liabilities arising out of its engagement.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Harvest and certain of its respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Harvest and in the past three years have received, in the aggregate, approximately $6.2 million in compensation, and in the future may receive compensation for the rendering of these services, including having acted or acting as financial advisor to Harvest and certain of its affiliates in connection with certain mergers and acquisitions transactions. In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Pluspetrol and Petroandina and in the future may receive compensation for the rendering of these services, including having provided or providing certain fixed income products and services.

Use of Proceeds and Nature of Our Business Following the Proposed Sale

We used a portion of the $125 million in proceeds from the sale of the First Closing Shares that we received on December 16, 2013, to redeem all of our 11% Senior Notes due 2014. The notes were redeemed on January 11, 2014, for $80.0 million, including principal and accrued and unpaid interest. The remaining $45.0 million of the proceeds from the sale of the First Closing Shares have been or will be used to pay costs associated with the sale of our Venezuelan interests, to pay severance costs, to make capital expenditures, to pay taxes related to the sale and for general operating expenses. Those remaining proceeds will also be used to repurchase certain outstanding warrants if our stockholders approve the sale of our remaining Venezuelan interests, and if a “Fundamental Change” is consummated under the terms of those warrants.

If the proposed sale of our remaining Venezuelan interests is completed, a significant portion of our assets will be cash from the proceeds of the sale. The timing of the second closing is beyond the control of the Company. Operating and capital requirements related to the portfolio of retained assets at the time of the second closing will influence the determination by our Board of Directors of the size of any cash distribution to the stockholders from the proceeds of the second closing. For clarity, the possible sale of non-Venezuelan assets before the second closing would diminish the need for the Company to retain proceeds from the second closing. Depending on the timing of these events, we anticipate using a portion of the proceeds from the second closing as follows:

•	To pay for expenses and other costs related to the transaction, which we estimate will be approximately $4 million;

•	To pay taxes related to the transaction, which we estimate will be approximately $51.1 million;

•	If we do not sell our non-Venezuelan assets before the second closing, then we estimate that we will need to retain approximately $30 million to fund projected general operating expenses and capital expenditures through December 31, 2014 (to the extent that those general operating expenses are not already reserved from any possible sale of our non-Venezuelan assets). Some of these costs will be paid from funds remaining from the proceeds of the first closing;

•	If we sell our non-Venezuelan assets before the second closing, then we estimate that we will need to retain approximately $20 million to fund projected general operating expenses and capital expenditures through December 31, 2014 (to the extent that those general operating expenses are not already reserved from any possible sale of our non-Venezuelan assets). Some of these costs will be paid from funds remaining from the proceeds of the first closing; and

•	To pay any severance or other costs during 2014 associated with the possible severance of some of our personnel in connection with a downsizing of the Company both related to the sale of our Venezuelan interests and related to any sale of our non-Venezuelan assets, if our Board of Directors determines that a downsizing would be in our best interests, which we estimate to be approximately $20 million. See “Interests of Harvest’s Directors and Executive Officers in the Proposed Sale”.

We will use the remainder of the proceeds as our Board of Directors, in its discretion, determines, based on its determination of what is in the best interests of the Company and its stockholders at the time a decision is made. In addition to the possibility that our Board of Directors may use part of the proceeds to pay a dividend to our stockholders, it is also possible that our Board of Directors may use part of the proceeds to continue the Company’s business. For a description of our non-Venezuelan assets and operations, see “Information About Harvest”. For a description of the tax consequences of the sale of our remaining Venezuelan interests, see “Proposal No. 1 – Terms of the Proposed Sale of Our Remaining Venezuelan Interests – Material Income Tax Consequences of the Proposed Sale.”

Before making any decisions with respect to paying a dividend to Harvest’s stockholders, our Board of Directors will also need to consider the possible need to provide for retention of funds for contingent obligations relating to any lawsuits or other claims that may exist at the time that the Board of Directors considers these matters.

We are currently marketing our non-Venezuelan assets and talking to potential buyers, and we intend to continue our consideration of a possible sale for some or all of our non-Venezuelan assets if we are able to negotiate a sale or sales in transactions that our Board of Directors believes are in the best interests of the Company and its stockholders. In the meantime, we intend to operate our business in the ordinary course and may ultimately decide to keep our non-Venezuelan assets and acquire additional assets. Since we no longer have any obligations under the 11% Senior Notes due 2014, and given that we do not currently have any operating cash flow, we may also decide to access additional capital through equity or debt sales. After the sale, we would continue to be a reporting company under SEC regulations and would continue to file reports required by those regulations, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Through these reports and other public announcements, we will update our strategy and plans for use of the proceeds from the sale of our remaining Venezuelan interests. We also currently expect that our common stock will continue to be traded on the New York Stock Exchange or another appropriate exchange as long as we meet applicable listing requirements.

Accounting Treatment of the Proposed Sale

Once the conditions of the Share Purchase Agreement have been satisfied and the sale of our remaining Venezuelan interests has closed, the accounting treatment would require the derecognition of Harvest Holding as a subsidiary in accordance with the Financial Accounting Standards Board Accounting Standards Codification 810-10-40, which states that the entity should deconsolidate a subsidiary when the parent relationship ceases to exist. Upon closing the sale of the investment, a gain or loss will be recognized and measured based on the difference between the fair value of the consideration received and the carrying amount of the noncontrolling interest less the carrying amount of Harvest Holding’s assets and liabilities.

As reported in the consolidated financial statements contained in Appendix E, we recognized a loss of $23.0 million on the First Closing sale, and, should the Second Closing sale occur, we expect to report a gain in the period in 2014 in which the sale occurs.

As of December 31, 2013, the book-tax outside basis difference in our foreign subsidiary resulting from unremitted earnings was approximately $334.8 million. Prior to 2013, no U.S. taxes had been recorded on these earnings as it was our practice and intention to reinvest the earnings of our non-U.S. subsidiaries in those operations. Under ASC 740-30-25-17, no deferred tax liability must be recorded if sufficient evidence shows that the subsidiary has invested or will invest the undistributed earnings or that the earnings will be remitted in a tax-free manner. Management must consider numerous factors in determining timing and amounts of possible future distribution of these earnings to the parent company and whether a U.S. deferred tax liability should be recorded for these earnings. These factors include the future operating and capital requirements of both the parent company and the subsidiaries, remittance restrictions imposed by foreign governments or financial agreements and tax consequences of the remittance, including possible application of U.S. foreign tax credits and limitations on foreign tax credits that may be imposed by the Internal Revenue Code and regulations. During the fourth quarter of 2013, management evaluated numerous factors related to the timing and amounts of possible future distribution of these earnings to the parent company, with consideration of the pending sale of the remaining equity interest in Harvest Holding as well as possible sales of other non-U.S. assets. While we will continue to invest the undistributed earnings to the extent possible and operate the Company’s business in the normal course, management is also considering distributions to the Company’s stockholders which could include the distribution of proceeds from the sales of assets by the Company’s foreign subsidiaries to the U.S. parent company resulting in U.S. taxable income. Because management is pursuing various alternatives, a determination was made that it was appropriate to record a deferred tax liability associated with the unremitted earnings of our foreign subsidiaries of $89.9 million in the fourth quarter of 2013. This liability includes $51.1 million which could become payable currently upon the Second Closing sale and is therefore reflected as a current deferred tax liability in our audited consolidated balance sheet as of December 31, 2013.

In addition, in 2013 we utilized $10.8 million of available losses from prior years as well as a current year tax loss of $36.7 million to offset income resulting from the First Closing sale with no regular tax for the year ended December 31, 2013 leaving $8.4 million of losses available to offset taxable income in future periods. However, as a result of the alternative minimum tax provisions, we did incur AMT of $2.1 million increasing the amount of the AMT credit carryforward.

Management assessed the available positive and negative evidence related to its loss and AMT credit carryforwards and other deferred tax assets (“DTAs”) to estimate if sufficient future taxable income will be generated to use the existing DTAs. After reviewing the earnings history of our U.S. operations, management determined that, while the Company does not have domestic production, it is expected to have sufficient taxable income in the U.S. related to the expected Second Closing sale. This is expected to allow the Company the ability to utilize the benefits related to its deferred tax assets which previously had a valuation allowance. As such, the Company released the valuation allowances on the U.S. DTAs during the fourth quarter of 2013.

As a result of recording deferred taxes on undistributed earnings from foreign subsidiaries and the benefit from the reversal of valuation allowances related to U.S. tax assets, we expect that the tax impact for financial reporting purposes will be primarily attributable to the book gain which we expect to recognize on the Second Closing sale.

Material Income Tax Consequences of the Proposed Sale

Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the sale of our remaining Venezuelan interests. The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, currently applicable and proposed Treasury regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state and local laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. The following discussion has no binding effect on the Internal Revenue Service or the courts.

Consequences to the Stockholders of Harvest

There should be no U.S. federal income tax consequence to the stockholders of Harvest as a result of the sale of our remaining Venezuelan interests, as the gain will be realized by Harvest, through HNR Energia. However, stockholders may incur a tax if they receive dividends or other distributions from Harvest of any proceeds from the sale of our Venezuelan interests, or they sell or otherwise dispose of their stock in Harvest in a taxable transaction at a price higher than their adjusted tax basis in that stock. You are urged to consult your own tax advisor with respect to the U.S. federal income, as well as state, local, and non-U.S., tax consequences to you of receiving distributions on, or disposing of, the stock you hold in Harvest.

Consequences to Harvest

Harvest will be subject to U.S. federal income tax arising from the gain on the sale of our remaining Venezuelan interests. The gain is generally fully taxable to Harvest under the Subpart F rules of the Code. However, to the extent that the earnings of Harvest Holding qualify for the “high tax exception” to the Subpart F rules and Harvest timely files an election to exclude items of high-taxed income from Subpart F income, a portion of the gain can be deferred from U.S. taxation so long as the proceeds received by HNR Energia are not distributed to Harvest. The portion of the gain that is currently subject to tax in the U.S. can be further reduced by any U.S. tax losses available to Harvest.

Material Dutch Income Tax Consequences

There will be no material Dutch tax consequences to Harvest or its affiliates as a result of the sale of our Venezuelan interests. Capital gains arising from HNR Energia’s sale of shares in Harvest Holding will be fully exempt from corporate income tax as a result of the Dutch participation exemption.

Material Venezuelan Income Tax Consequences

There should be no Venezuelan income tax consequences to Harvest or its affiliates arising as a result of the sale of our Venezuelan interests because no Venezuelan entities will be sold. Instead, the shares to be sold by HNR Energia are those of a Dutch BV (i.e., Harvest Holding), that indirectly owns stock in the Venezuelan entities. The sale of our Venezuelan interests will be consummated outside of Venezuela between HNR Energia, a Curaçao company that is tax resident in the Netherlands, and Petroandina, a Netherlands limited liability company.

Regulatory Matters

We are not aware of any antitrust or other material regulatory consents that are required in connection with the sale of our remaining Venezuelan interests, except for the approval by the Ministerio del Poder Popular de Petroleo y Mineria representing the Government of Venezuela.

Vote Required and Board Recommendation

We are obtaining this vote to comply with Section 271 of the Delaware General Corporation Law, which requires a stockholder vote for a corporation to sell substantially all of its assets. Authorization of the proposed sale requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote. Abstentions, broker non-votes and failures to vote will have the effect of a vote against the proposed sale.

Our Board of Directors recommends that you vote FOR the authorization of the proposed sale of our remaining Venezuelan interests.

DESCRIPTION OF INTERESTS TO BE SOLD

General

Under the Share Purchase Agreement, the Company and HNR Energia agreed to sell all of HNR Energia’s 80 percent equity interest in Harvest Holding to Petroandina, in two closings of 29 percent and 51 percent. Harvest Holding owns, indirectly through wholly owned subsidiaries, a 40 percent equity interest in Petrodelta. The sale of our equity interests in Harvest Holding, including its direct and indirect subsidiaries, will constitute the sale of all of our interests in Venezuela, which consists of a 20.4 percent equity interest in Petrodelta and a 51 percent equity interest in Harvest Holding.

Upon execution of the Share Purchase Agreement on December 16, 2013, HNR Energia and Petroandina closed the sale of a 29 percent equity interest in Harvest Holding for a cash purchase price of $125 million. The second closing, for the sale of a 51 percent equity interest in Harvest Holding for a cash purchase price of $275 million, will be subject to, among other things, approval by the holders of a majority of our common stock and approval by the Ministerio del Poder Popular de Petroleo y Mineria representing the Government of Venezuela (which indirectly owns the other 60 percent interest in Petrodelta).

Petrodelta Operations

General

On October 25, 2007, the Venezuelan Presidential Decree, which formally transferred to Petrodelta the rights to the Petrodelta Fields subject to the conditions of a conversion contract, was published in the Official Gazette, the official government publication where laws, decrees, resolutions, instructions, and other regulations of general interest issued by the central government of Venezuela are published in order to make those acts valid and official. Petrodelta is to undertake the exploration, production, gathering, transportation and storage of hydrocarbons from the Petrodelta Fields for a maximum of 20 years from that date. Petrodelta is governed by its own charter and bylaws. Petrodelta’s portfolio of properties in eastern Venezuela includes large proven oil fields as well as properties with very substantial opportunities for both development and exploration. We have seconded key technical and managerial personnel into Petrodelta and participate on Petrodelta’s board of directors.

Petrodelta’s shareholders intend that the company be self-funding and rely on internally generated cash flow to fund operations. Under its conversion contract, work programs and annual budgets adopted by Petrodelta must be consistent with Petrodelta’s business plan. Petrodelta’s business plan may be modified by a favorable decision of the shareholders owning at least 75 percent of the shares of Petrodelta. Petrodelta’s approved capital budget for 2013 was $210 million and included a drilling program to use five drilling rigs for both development and appraisal wells to maintain production capacity. Petrodelta’s actual capital expenditures for 2013 were $269.2 million, and exceeded the budget as a result of cost overruns and inefficiencies.

PDVSA, as administrator of certain operating contracts for several mixed companies in Venezuela, has failed to pay on a timely basis certain amounts owed to contractors doing work for Petrodelta. PDVSA purchases all of Petrodelta’s oil production. PDVSA and its affiliates have reported shortfalls in meeting their cash requirements for operations and planned capital expenditures. In addition, PDVSA has fallen behind in certain of its payment obligations to Petrodelta, which payments Petrodelta would otherwise use to pay its contractors, including Harvest Holding. As a result, Petrodelta has experienced, and is continuing to experience, difficulty in retaining contractors who provide services for Petrodelta’s operations. We cannot provide any assurance as to whether or when PDVSA will become current on its payment obligations. Inability to retain contractors or to pay them on a timely basis has an adverse effect on Petrodelta’s operations and on Petrodelta’s ability to carry out its business plan.

Crude oil delivered from Uracoa, Bombal, Tucupita, Isleño and Temblador fields of Petrodelta to PDVSA Petroleo S.A. (“PPSA”), a wholly owned subsidiary of PDVSA, is priced with reference to Merey 16 published prices, weighted for different markets and adjusted for variations in gravity and sulphur content, commercialization costs and distortions that may occur given the reference price and prevailing market conditions. Merey 16 published prices are quoted and sold in U.S. Dollars. The crude oil produced and delivered from El Salto field is priced with reference to Boscan, a heavier 10 degree API crude oil, published prices, also weighted for different markets and quality adjusted as described above. Boscan published prices are also quoted and sold in U.S. Dollars. An amendment to Petrodelta’s Contract for Sale and Purchase of Hydrocarbons with PPSA (the “Sales Contract”) has been approved by Petrodelta’s shareholders and is awaiting execution. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Operations – Petrodelta” in Appendix E for additional information on Petrodelta’s Contract for Sale and Purchase of Hydrocarbons with PPSA. Natural gas delivered from the Petrodelta fields to PPSA is priced at $1.54 per Mcf. PPSA is obligated to make payment to Petrodelta in U.S. Dollars for crude oil and natural gas liquids delivered. Natural gas deliveries are paid in Venezuelan Bolivars (“Bolivars”), but the pricing for natural gas is referenced to the U.S. Dollar.

In April 2011, the Venezuelan government published in the Official Gazette the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market (the “amended Windfall Profits Tax”). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Operations – Venezuela – Petrodelta” in Appendix E for a discussion of the effects of the amended Windfall Profits Tax on Petrodelta’s business.

On November 12, 2010, Petrodelta’s board of directors declared a dividend of $30.6 million, $12.2 million net to HNR Finance B.V., a wholly owned subsidiary of Harvest Holding (“HNR Finance”) ($9.8 million net to our then 32 percent equity interest). Petrodelta shareholder approval of the dividend was received on March 14, 2011. Due to Petrodelta’s liquidity constraints caused by PDVSA’s insufficient monetary support and contractual adherence, as of the date of this proxy statement, this dividend has not been received, although it is due and payable. Petrodelta’s board of directors declared this dividend and has never indicated that the dividend is not payable, or that it will not be paid. The dividend receivable is classified as a long-term receivable at December 31, 2013 due to the uncertainty in the timing of payment. There is uncertainty with respect to the timing of the receipt of this dividend and whether future dividends will be declared or paid. We continue to monitor our investment in Petrodelta. Should the dividend receivable not be collected or facts and circumstances surrounding our investment change, our results of operations and investment in Petrodelta could be adversely affected.

Petroandina has the right to any dividends paid by Harvest Holding after December 16, 2013, that would attach with respect to the First Closing Shares and, after the second closing any dividends that would attach to the shares of Harvest Holding sold in that closing, regardless of whether the dividends are paid in connection with dividends paid by Petrodelta that are declared before, on or after the date of the Share Purchase Agreement and regardless of the record date therefor. During the term of the Share Purchase Agreement, Harvest Holding may not pay any dividends to HNR Energia, and in such case HNR Energia would not benefit from any dividends paid by Petrodelta during this period.

Petrodelta 2014 Capital Budget

The CVP proposed 2014 budget for Petrodelta is for $518.8 million in capital expenditures. This is nearly double the amount spent in 2013, and we expect the actual expenditures in 2014 will be well below the budgeted amount for several reasons. The engineering processes which are required to execute the plan have not been completed. In addition, the plan requires the procurement of materials and long lead equipment as well as negotiation of contracts with suppliers and this has not progressed to a stage which allow achievement of the plan. Since Petrodelta has had insufficient monetary support and contractual adherence by PDVSA, it is possible that PDVSA will not provide the support required to execute Petrodelta’s proposed 2014 budget. Should PDVSA continue in insufficient monetary support and contractual adherence of Petrodelta, underinvestment in the development plan may lead to continued under-performance. This budget proposal has not been reviewed by Petrodelta’s board yet.

Location and Geology

Petrodelta Fields

Uracoa Field

At December 31, 2013, there were 76 (compared to 86 at December 31, 2012) oil and natural gas producing wells and seven (compared to seven at December 31, 2012) water injection wells in the field. The current production facility has capacity to handle 30 thousand barrels (“MBbls”) of oil per day, 130 MBbls of water per day, and storage of up to 75 MBbls of crude oil. The oil produced from Uracoa is blended with the oil produced from Tucupita, Bombal and Isleño fields then transported through a 25-mile oil pipeline from the Uracoa plant facilities UM-2 to PDVSA’s EPT-1 storage and fiscalization facility. Substantially all natural gas currently being delivered by Petrodelta is produced from the Uracoa field and is delivered to PDVSA through a 64-mile pipeline to Mamo gas station and PDVSA Gas network.

Tucupita Field

At December 31, 2013, there were 19 (compared to 15 at December 31, 2012) oil producing wells and five (compared to four at December 31, 2012) water injection wells in the field. The Tucupita production facility has a capacity to process 30 MBbls of oil per day, 125 MBbls of water per day and storage for up to 60 MBbls of crude oil. The oil is transported through a 31-mile, 20-MBbls-of-oil-per-day pipeline from the Tucupita field to the Uracoa plant facilities UM-2. See “Uracoa Field” above.

Bombal Field

At December 31, 2013, there were three (compared to four at December 31, 2012) oil producing wells. The oil is transported through a five-mile, ten MBbls of oil per day pipeline from the Bombal field to the Uracoa plant facilities UM-2. See “Uracoa Field” above.

Isleño Field

The Isleño field was discovered in 1953. Seven oil appraisal wells were drilled by PDVSA prior to the field being contributed to Petrodelta. At December 31, 2013, there were three (compared to two at December 31, 2012) oil producing wells in the field. The oil is transported through a pipeline to the Uracoa plant facilities UM-2. See “Uracoa Field” above. A 16-inch, 6.2-mile, 20-MBbls-per-day transfer line capacity was completed and is operational from the Isleño field to Uracoa to transport the fluids produced.

Temblador Field

At December 31, 2013, there were 28 (compared to 28 at December 31, 2012) oil producing wells in the field. The oil is transported through two pipelines: a 5.6-mile, 40-MBbls-of-oil-per-day trunkline from the TY-8 flow station (east end of the field) to the TY-23 flow station; and a 4.3-mile, 20 MBbls-of-oil-per-day gathering system from the west end of the field to the TY-23 flow station. The total crude oil is then delivered from the TY-23 flow station into PDVSA’s EPT-1 storage facility.

El Salto Field

At December 31, 2013, there were 23 (compared to 17 at December 31, 2012) oil producing wells and one (compared to one at December 31, 2012) water injection well in the El Salto field. The oil is transported through an 18.1-mile, 40-MBbls-of-oil-per-day pipeline to PDVSA’s EPM-1 storage facility.

Infrastructure and Facilities

Petrodelta has a 25-mile oil pipeline from its oil processing facilities at Uracoa to PDVSA’s EPT-1 storage facility, the custody transfer point. The pipeline has a nominal capacity of 30 MBls of oil per day and a design capacity of 60 MBls of oil per day.

Petrodelta has a 64-mile pipeline from Uracoa to the Mamo gas station and the PDVSA gas network with a nominal capacity of 70 million cubic feet (“MMcf”) of natural gas per day and a design capacity of 90 MMcf of natural gas per day.

Petrodelta has two main gathering systems at Temblador Field, one in the east side of the field, a 5.6-mile trunkline from the TY-8 flow station to the TY-23 flow station, which is next to PDVSA’s EPT-1 storage facility. The trunkline has an operational capacity of 40 MBls of fluid per day and a design capacity of 60 MBls of oil per day. The second one, on the west side of the field, is a 4.3-mile, 20-MBbls-of-total-fluid-per-day gathering system from the end of the field to the TY-23 flow station. The total crude oil, on specification, is then delivered from the TY-23 flow station into PDVSA’s EPT-1 storage facility (the custody transfer point).

Petrodelta has an 18.1-mile pipeline from El Salto to PDVSA’s COMOR EPM-1 storage facility, the custody transfer point. The pipeline has a nominal capacity of 30 MBls of oil per day and a design capacity of 40 MBls of oil per day. Petrodelta is executing additional infrastructure enhancement projects in El Salto and Temblador.

Petrodelta has long term agreements in place with the PDVSA gas affiliate for purchase of power for electrical needs, leasing of compression, and operation and maintenance of the gas treatment and compression facilities at the Uracoa and Tucupita fields.

Drilling and Development Activity

During the year ended December 31, 2013, Petrodelta drilled and completed 13 development wells. Petrodelta delivered approximately 14.5 MBls of oil and 2.6 billion cubic feet (“Bcf”) of natural gas, averaging 41,014 barrels of oil equivalent (“BOE”) per day during the year ended December 31, 2013.

During the year ended December 31, 2012, Petrodelta drilled and completed 12 development wells. Petrodelta delivered approximately 13.2 MBls of oil and 2.2 Bcf of natural gas, averaging 36,979 BOE per day during the year ended December 31, 2012. During the year ended December 31, 2011, Petrodelta drilled and completed 15 development wells, one successful appraisal well and two water injector wells. Petrodelta delivered approximately 11.4 MBls of oil and 2.3 Bcf of natural gas, averaging 32,240 BOE per day during the year ended December 31, 2011.

Currently, Petrodelta is operating six drilling rigs and one workover rig and is continuing with infrastructure enhancement projects in the El Salto and Temblador fields. A pipeline was completed in March 2013, and it is operational between the Isleño field and the main production facility at Uracoa.

Reserve Report

We measure and disclose our oil and gas reserves in accordance with the provisions of the SEC’s Modernization of Oil and Gas Reporting and ASC 932, “Extractive Activities – Oil and Gas” (“ASC 932”). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies – Reserves” in Appendix E for a definition of proved, probable and possible reserves and a discussion of the uncertainty related to reserve estimates.

The process for preparation of our oil and gas reserves estimates is completed in accordance with our prescribed internal control procedures, which include verification of data provided, management reviews and review of the independent third party reserves report. The technical employee responsible for overseeing the process for preparation of the reserves estimates has a Bachelor of Arts in Engineering Science, a Master of Science in Petroleum Engineering, more than 33 years of experience in reservoir engineering, and is a member of the Society of Petroleum Engineers.

All reserve information in this proxy statement is based on estimates prepared by Ryder Scott Company L.P. (“Ryder Scott”), independent petroleum engineers. The technical personnel responsible for preparing the reserve estimates at Ryder Scott meet the requirements regarding qualifications, independence, objectivity and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. Ryder Scott is an independent firm of petroleum engineers, geologists, geophysicists and petrophysicists; it does not own an interest in our properties and is not employed on a contingent fee basis.

In Venezuela during 2013, Petrodelta drilled and completed 13 production wells. Eleven of the wells were previously identified as Proved Undeveloped (“PUD”) locations and two wells were previously classified as probable, possible or undefined locations. In 2013, an additional ten PUD locations were identified through drilling activity, however ten PUD locations that are scheduled to be drilled five years after the wells were originally identified have been reclassified as probable reserves. At December 31, 2013, Petrodelta had 133 identified PUD locations.

Petrodelta’s 2013 business plan, as proposed by Petrodelta, contemplates sustained drilling activities through the year 2023 to fully develop the El Salto, Isleño and Temblador fields. As a noncontrolling interest shareholder in Petrodelta, HNR Finance has limited ability to control the development plans that are periodically prepared or approved by the Venezuelan government. The PUD locations that are now scheduled to be drilled five years after they were originally identified have been reclassified as probable reserves.

Proved undeveloped reserves of 10.6 MMBOE from 133 gross PUD locations are scheduled to be drilled within the period from 2014 to 2017 and within five years from when these locations were first identified. All above MMBOE represent our net 20.4 percent equity interest, net of a 33.33 percent royalty.

Probable undeveloped reserves of 41.5 MMBOE include 14.0 MMBOE from 108 gross undeveloped locations that would otherwise meet the definition of proved undeveloped reserves, except that they are scheduled to be drilled at least five years after the date that they were originally identified. All of these 108 locations are scheduled to be drilled within five years from 2014 to 2019.

The following table shows, by country and in the aggregate, a summary of our proved, probable and possible oil and gas reserves as of December 31, 2013. The information for Venezuela represents our net 20.4 percent ownership interest in Petrodelta at December 31, 2013. That interest was reduced from our previous 32 percent interest as a result of our sale of 29 percent of HNR Energia’s equity interest in Harvest Holding on December 16, 2013.

	Oil and NGLs(b)	Natural Gas	Total
	(MBls)	(MMcf)	(MBOE)(a)
Proved Developed Reserves:
International – Venezuela	8,382	10,430	10,121

Total Proved Developed	8,382	10,430	10,121

Proved Undeveloped Reserves:
International – Venezuela	10,192	2,216	10,561

Total Proved Undeveloped	10,192	2,216	10,561

Total Proved Reserves	18,574	12,646	20,682

Probable Developed Reserves:
International – Venezuela	—	—	—

Total Probable Developed	—	—	—

Probable Undeveloped Reserves:
International – Venezuela	37,344	25,099	41,527

Total Probable Undeveloped	37,344	25,099	41,527

Total Probable Reserves	37,344	25,099	41,527

Possible Developed Reserves:
International – Venezuela	—	—	—

Total Possible Developed	—	—	—

Possible Undeveloped Reserves:
International – Venezuela	60,144	16,536	62,900

Total Possible Undeveloped	60,144	16,536	62,900

Total Possible Reserves	60,144	16,536	62,900

(a)	Thousand barrels of oil equivalent (“MBOE”) is determined using the approximate heat content ratio of one barrel of crude oil or condensate to six thousand cubic feet (“Mcf”) of natural gas, which ratio does not necessarily reflect price equivalency.
(b)	“NGL” – Natural gas liquids.

Our estimates of proved reserves, proved developed reserves and proved undeveloped reserves as of December 31, 2013 and 2012 and changes in proved reserves during the last two years are contained in “Supplemental Information on Oil and Natural Gas Producing Activities (unaudited)” included in Appendix E. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies – Reserves” in Appendix E for additional information on our reserves.

Information on production, prices and lifting costs; drilling and undeveloped acreage; property; and legal proceedings as they relate to our Venezuelan interests, is included under the caption “Information About Harvest”.

DOCUMENTS GOVERNING THE PROPOSED SALE

The following is a summary of the material documents relevant to the proposed sale of our remaining Venezuelan interests. The two most significant documents, the Share Purchase Agreement and the Shareholders’ Agreement, are attached to this proxy statement as Appendices A and B, respectively, and incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information that is important to you. To understand the proposed sale of our remaining Venezuelan interests more fully, and for a more complete legal description of the proposed sale, you are urged to read this entire proxy statement carefully, including the appendices.

The description of each of the documents governing the proposed sale of our remaining Venezuelan interests have been included to provide you with general information regarding the terms of each document. Except for the status of each document as a contractual document among the parties with respect to the proposed sale, these descriptions are not intended to provide factual information about any of the parties. The documents may contain representations and warranties made by the parties as of specific dates or based on a party’s knowledge and belief, may be subject to limitations agreed on by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating risk between the parties instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. You should not rely on the representations and warranties set forth in these documents as statements of factual information.

Share Purchase Agreement

The Company, HNR Energia, Petroandina and Pluspetrol entered into the Share Purchase Agreement on December 16, 2013. Pluspetrol is a party to the Share Purchase Agreement solely with respect to Article V and Section 11.13. The Share Purchase Agreement is attached to this proxy statement as Appendix A and incorporated by reference into this proxy statement. HNR Energia and Petroandina also entered into the Shareholders’ Agreement on December 16, 2013, and it is attached to this proxy statement as Appendix B and incorporated by reference into this proxy statement. An overview of some of the terms and conditions of the Share Purchase Agreement and the Shareholders’ Agreement is provided below. This overview is not intended to be a complete description of all of the terms and conditions in the Share Purchase Agreement or the Shareholders’ Agreement, and you are urged to read the Share Purchase Agreement and the Shareholders’ Agreement in their entirety. For example, the Share Purchase Agreement includes tax provisions, indemnification provisions and other provisions typical in transactions of this type, and reference should be made to the Share Purchase Agreement regarding those provisions and the complete provisions for which an overview is provided below for a complete understanding of the sale of our remaining Venezuelan interests.

The Sale of Our Remaining Venezuelan Interests

Our Venezuelan interests are owned through several subsidiaries in all of which we have direct or indirect controlling interests. We directly own 100 percent of the equity interests in HNR Energia. Until we entered into the Share Purchase Agreement, HNR Energia directly owned 80 percent of the equity interests in Harvest Holding. Harvest Holding indirectly owns 40 percent of the equity interests in Petrodelta. Until we entered into the Share Purchase Agreement, through these subsidiaries, we indirectly owned a net 32 percent equity interest in Petrodelta.

Upon entering into the Share Purchase Agreement, HNR Energia sold to Petroandina a 29 percent equity interest in Harvest Holding. As a result, we currently own a 51 percent equity interest in Harvest Holding, Petroandina owns a 29 percent equity interest and our continuing partner, OGTC, continues to own a 20 percent equity interest in Harvest Holding. Since Harvest Holding indirectly owns 40 percent of Petrodelta and we indirectly own 51 percent of Harvest Holding, we indirectly own a net 20.4 percent equity interest in Petrodelta, Petroandina indirectly owns a net 11.6 percent equity interest in Petrodelta and OGTC indirectly owns a net 8 percent equity interest in Petrodelta. The remaining 60 percent of Petrodelta is owned 56 percent by CVP and 4 percent by PDVSA Social S. A. The main business purposes of the subsidiaries through which we own our interest in Petrodelta are to assist us in the management of Petrodelta and in negotiations with PDVSA. We do not have a business relationship with OGTC outside of Venezuela. For a chart showing these corporate relationships, see page 3.

If the sale of our remaining Venezuelan interests to be sold at the second closing is approved by our stockholders and the other conditions to the second closing are satisfied, on the second closing date HNR Energia will transfer its remaining 51 percent equity interest in Harvest Holding to Petroandina for a cash purchase price of $275 million.

The Second Closing

The second closing will take place on the date that is five business days after the date on which the conditions to the second closing set out in the Share Purchase Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the second closing), or at such other time as the parties may agree.

Condition to the Proposed Sale

The following conditions must be satisfied before consummation of the proposed sale of our remaining Venezuelan interests:

•	The obligations of each party to consummate the proposed sale of our remaining Venezuelan interests at the second closing is subject to the satisfaction (or waiver by HNR Energia and Petroandina), on or before the second closing date, of the following conditions:

•	the approval of the sale of our remaining Venezuelan interests pursuant to the Share Purchase Agreement by holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting shall have been received; and

•	no governmental authority shall have enacted, issued or enforced any law or order, or threatened or commenced any proceeding, which is then pending or in effect and seeks to enjoin or otherwise prohibit the consummation of the sale.

•	The obligation of Petroandina to consummate the proposed sale of our remaining Venezuelan interests at the second closing is subject to the satisfaction (or waiver by Petroandina), on or before the second closing date, of the following conditions:

•	(i) each of the representations and warranties of the Company and of HNR Energia, as applicable, that relate to ownership, capitalization, authority relative to the Share Purchase Agreement, Core Petrodelta Documents (as defined in the Share Purchase Agreement), the opinion of our financial advisor, brokers’ fees, affiliate transactions and solvency (collectively, the “Fundamental Representations”) shall be true and correct in all respects at and as of the date of the Share Purchase Agreement and the second closing date (except to the extent expressly made as of an earlier date, in which case as of such date), and (ii) all other representations and warranties of the Company and HNR Energia, as applicable, shall be true and correct (without giving effect to any “material”, “material adverse effect” or similar qualifications) at and as of the date of the Share Purchase Agreement and the second closing date (except to the extent previously made as of an earlier date, in which case as of such date), except for such failures to be true and correct as would not, individually or in the aggregate, constitute a material adverse effect (as defined in the Share Purchase Agreement);

•	the Company and HNR Energia shall have performed or complied in all material respects with each agreement and covenant required by the Share Purchase Agreement to be performed or complied with by them on or prior to the second closing date;

•	no material adverse effect shall have occurred since December 16, 2013;

•	no insolvency event (as defined in the Share Purchase Agreement) shall have commenced and be continuing in respect of the Company, HNR Energia, Harvest Holding, HNR Finance B.V., Harvest Vinccler Ltd. or Petrodelta; and

•	HNR Energia shall have obtained written approval for the sale of our remaining Venezuelan interests from the Ministerio del Poder Popular de Petroleo y Mineria representing the Government of Venezuela, in form and substance reasonably satisfactory to Petroandina.

•	Our obligation to consummate the sale of our remaining Venezuelan interests at the second closing is subject to the satisfaction (or waiver by us), on or before the second closing date, of each of the following conditions:

•	(i) the representations and warranties of Petroandina with respect to its corporate authority relative the Share Purchase Agreement shall be true and correct in all respects at and as of the date of the Share Purchase Agreement and the second closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) all other representations and warranties of Petroandina shall be true and correct (without giving effect to any materiality or similar qualifications) at and as of the date of the Share Purchase Agreement and the second closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct as would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Petroandina to consummate the transactions contemplated by the Share Purchase Agreement;

•	Petroandina shall have performed or complied in all material respects with each agreement and covenant required by the Share Purchase Agreement to be performed or complied with by it on or prior to the second closing date; and

•	either (i) HNR Energia shall have obtained approval for the sale of our remaining Venezuelan interests from the Ministerio del Poder Popular de Petroleo y Mineria representing the Government of Venezuela and the approval does not include as a condition thereto any new material obligation of us and our affiliates (other than Harvest Holding and its subsidiaries and Petrodelta and its subsidiaries) that has not been reimbursed or indemnified to the reasonable satisfaction of HNR Energia or (ii) HNR Energia shall have received from Petroandina a certificate stating that none of Petroandina or any of its affiliates is involved in any significant judicial, arbitral or administrative proceeding with Venezuela, PDVSA, PDVSA Petróleo, S.A., CVP or any of their respective affiliates and an agreement in form and substance reasonably satisfactory to us indemnifying us and our affiliates (other than Harvest Holding and its subsidiaries and Petrodelta and its subsidiaries) and our and their respective officers, directors, employees and representatives from and against any losses resulting from claims made by OGTC or Venezuela or their respective affiliates arising solely as a result of Petroandina’s waiver of the condition to the second closing that HNR Energia shall have obtained written approval for the sale of our remaining Venezuelan interests from the Ministerio del Poder Popular de Petroleo y Mineria representing the Government of Venezuela, as set forth above.

Representations and Warranties

The representations and warranties made by the parties in the Share Purchase Agreement do not purport to be accurate as of the date of this proxy statement or provide factual information about the parties to the Share Purchase Agreement.

The Company’s and HNR Energia’s Representations and Warranties

We made various representations and warranties in the Share Purchase Agreement. Our representations and warranties relate to, among other things:

•	our corporate organization and qualification to do business, ownership and capitalization;

•	our corporate power and authority to enter into and perform the Share Purchase Agreement and the other transactional documents and consummate the sale of our Venezuelan interests;

•	the Share Purchase Agreement and the other transactional documents entered into by us constituting a legal, valid and binding obligation of ours and not conflicting with, among other things, our organizational documents, material contracts and applicable law;

•	the consents, approvals and filings required for the execution and performance of the Share Purchase Agreement or to complete the sale of our Venezuelan interests;

•	compliance with laws;

•	our financial statements and SEC filings;

•	the $125 million purchase price for the First Closing Shares and the $275 million payable at the second closing constituting fair value for our Venezuelan interests and representing the highest and best offer for our Venezuelan interests as of the date of the Share Purchase Agreement;

•	no liens existing on the shares of Harvest Holding being sold to Petroandina, other than as provided in the Share Purchase Agreement, and no liens on the shares of any subsidiary of Harvest Holding;

•	our material contracts;

•	organizational documents and assets of Petrodelta;

•	sufficiency of assets of Harvest Holding and Petrodelta;

•	receipt of a fairness opinion;

•	certain intercompany transactions;

•	solvency;

•	absence of events constituting an expropriatory act (as defined in the Share Purchase Agreement) prior to the date of the Share Purchase Agreement; and

•	certain other matters, including, but not limited to, absence of certain changes, absence of certain undisclosed liabilities, litigation, environmental matters, employee benefit matters, intellectual property, taxes, real property, labor matters, insurance, anticorruption compliance and payments to brokers.

Petroandina’s and Pluspetrol’s Representations and Warranties

Petroandina and Pluspetrol make various representations and warranties in the Share Purchase Agreement. Its representations and warranties relate to, among other things:

•	corporate power and authority to enter into and perform the Share Purchase Agreement and the other transactional documents and consummate the sale of our Venezuelan interests;

•	the Share Purchase Agreement and the other transactional documents entered into by Petroandina constituting a legal, valid and binding obligation of Petroandina;

•	the consents, approvals and filings required for the execution and performance of the Share Purchase Agreement or to complete the sale of our Venezuelan interests; and

•	availability of funds to consummate the purchase.

Certain Actions Before the Second Closing

Until the second closing of the sale of our remaining Venezuelan interests, we have agreed to cause Harvest Holding and its subsidiaries to conduct their business in the ordinary course consistent with past practice. We have agreed that prior to the second closing we will not cause or permit Harvest Holding and its subsidiaries to undertake or enter into, among others, any of the following actions or transactions:

•	amend their articles of association, charter or bylaws or other organizational documents;

•	issue, sell or pledge additional shares in those companies, or any options, warrants, convertible securities or other rights to acquire any shares;

•	declare, authorize, make or pay certain restricted payments, including any dividend, bonus or other distribution of capital or income or any repurchase, redemption, repayment or return of share or loan capital;

•	split, combine or reclassify any shares of capital stock or other equity interests;

•	redeem, purchase or otherwise acquire any shares of capital stock or other securities;

•	amend or alter the rights, privileges, powers, preferences or restrictions of any capital stock or other equity interest of Harvest Holding or its subsidiaries;

•	increase the compensation or other benefits payable, grant any severance or termination pay, or forgive any loans to employees, directors or executive officers of Harvest Holding or its subsidiaries, other than in the ordinary course of business consistent with past practice;

•	grant, accelerate the vesting of, confer or award options, convertible securities, restricted stock, restricted stock units or other rights to acquire any capital stock or any equity-based award to any employee, officer or director of Harvest Holding or any of its subsidiaries based in whole or in part on capital stock, or cause to be exercisable otherwise unexercisable options or other equity-based awards of any employee, officer or director of Harvest Holding or any of its subsidiaries under any existing plan;

•	enter into, amend or terminate any employee benefit plan providing payments to any current or former employees, directors, officers or consultants of Harvest Holding or its subsidiaries;

•	acquire any ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets, other than acquisitions of inventory in the ordinary course of business consistent with past practice;

•	dispose of, transfer, lease, encumber or subject to a lien any assets other than permitted dispositions of owned intellectual property, dispositions pursuant to certain existing material contracts or dispositions of obsolete equipment or assets in the ordinary course of business consistent with past practice;

•	incur or guarantee any indebtedness or issue any debt securities, or assume or guarantee the obligations of, or make any loans or capital contributions to, any person other than Harvest Holding or its subsidiaries;

•	loan, advance, invest or make a capital contribution to or in any person other than to Harvest Holding or its subsidiaries and except to the extent required to comply with obligations to Petrodelta, Petrodelta or its subsidiaries;

•	make any expenditure outside Harvest Holding’s 2014 budget;

•	amend, cancel, terminate, waive or release any material rights or claims under any material contract, take any action that would result in a breach of a material contract or enter into any new material contracts;

•	make any material change in accounting principles, except as required by generally accepted accounting principles or as required by a change in applicable law;

•	waive, release, assign, settle or compromise any (i) governmental complaint or (ii) claims, liabilities or obligations arising out of any litigation other than litigation concerning the Share Purchase Agreement and settlements that involve only the payment of monetary damages not in excess of $500,000 in any single instance and $1,000,000 in the aggregate (in each case without the imposition of equitable relief on, or the admission of wrongdoing by, Harvest Holding or any of its subsidiaries);

•	take any steps which may result in a change of residence of Harvest Holding or any of its subsidiaries for tax purposes;

•	except as required by applicable law, make or rescind any material tax election, change any material tax method, file any amended tax return that is material, incur any tax liability outside the ordinary course of business, or settle or compromise any material tax liability;

•	fail to maintain insurance consistent with prudent industry practice and in any event no less than maintained in past practice;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•	except as may be required by applicable law, enter into any contract or arrangement with respect to the voting or registration of capital stock of Harvest Holding or any of its subsidiaries;

•	alter the scope, nature or scale of business of Harvest Holding or its subsidiaries;

•	enter into, modify or terminate any transactions or contracts with the Company or any of its affiliates other than Harvest Holding and its subsidiaries;

•	enter into any contract that indemnifies or exculpates any director, officer, employee or agent of Petroandina, any of its subsidiaries or any of their respective predecessors; and

•	assert any claim or commence any litigation, arbitration or other proceeding against Petrodelta, any affiliate of Petrodelta or any governmental authority.

Other Covenants

Under the Share Purchase Agreement, we have made a number of other covenants, including the following:

•	to use our reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated by the Share Purchase Agreement;

•	to use reasonable best efforts to obtain all necessary consents or approvals from any governmental authority necessary to consummate the transactions contemplated by the Share Purchase Agreement;

•	(i) to file all notifications or other submissions required in connection with the Ministerio del Poder Popular de Petroleo y Mineria’s approval of the sale of our remaining Venezuelan interests, (ii) to supply any additional information and documentary material that may be requested by any applicable governmental authority in connection with such Venezuelan approval, and (iii) to use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to cause the granting of such Venezuelan approval as promptly as reasonably practicable;

•	to provide Petroandina and its authorized representatives certain access to information with regard to Petrodelta as observers;

•	to consult with Petroandina prior to taking certain actions or making certain decisions involving Petrodelta, including, among other things, actions related to the adopting of budgets or work programs involving Petrodelta; and

•	to provide Petroandina certain financial statements and reports in accordance with generally accepted accounting principles in the United States and, if so requested by Petroandina, cause such statements and reports to be prepared in accordance with international financial reporting standards if Petroandina bears the expenses for such preparation.

Put and Call Provisions

Petroandina has the right and option to sell to HNR Energia, and to cause HNR Energia to purchase, the First Closing Shares, which right and option are exercisable:

•	within 30 days of the termination of the Share Purchase Agreement as a result of the failure to obtain stockholder approval of the sale of our remaining Venezuelan interests at an exercise price equal to the greater of $125 million and the fair market value of the First Closing Shares, which amount is payable within six months of termination;

•

within five business days of the termination of the Share Purchase Agreement as a result of our entry into an alternative acquisition agreement (as defined in the Share Purchase Agreement) with respect to a superior proposal for the equity interests of Harvest Holding or the assets of Harvest Holding or its subsidiaries, at an exercise price equal to (i) in the case of a sale of the equity interests of Harvest Holding, the product of (A) the aggregate consideration for the equity interests acquired pursuant to the superior proposal multiplied by (B) 29/51 or (ii) in the case of a sale of the assets of Harvest Holding or the assets of the subsidiaries of Harvest Holding, the product of (A) the aggregate consideration for the assets acquired pursuant to the superior proposal multiplied by (B) 29 percent (which amounts in each of clause (i) and (ii) shall exceed $125 million), payable at and as a condition to the closing of the superior transaction;

•	within five business days of the termination of the Share Purchase Agreement as a result of our entry into an alternative acquisition agreement with respect to a superior proposal for the Company, at an exercise price equal to the greater of (i) $125 million and (ii) 36.25 percent of the total consideration payable in respect of the superior proposal attributable to the value of the Company’s Venezuelan interests and adjusted for the percentage of the Company sold, which amount is payable at and as a condition to the closing of the superior transaction;

•	within 30 days of the termination of the Share Purchase Agreement as a result of our breach of any representations or warranties on the date of the Share Purchase Agreement that gives rise to the failure of a closing condition, or our breach of covenants, at an exercise price equal to $125 million payable within five business days of the exercise of the option (unless our breach was intentional, in which case we must also pay the positive difference between the fair market value of the First Closing Shares and $125 million within five business days of the determination of fair market value); and

•	within 30 days of the termination of the Share Purchase Agreement as a result of our Board of Directors changing, or failing to include in this proxy statement, its recommendation to approve the sale of our remaining Venezuelan interests or as a result of our or HNR Energia’s intentional breach of our respective obligations with respect to acquisition proposals, in each case at an exercise price equal to the greater of $125 million and the fair market value of the First Closing Shares, $125 million of which is payable within five business days of the exercise of the option and the excess of fair market value over $125 million, if any, is payable within five business days of determination of fair market value.

HNR Energia has the right and option to purchase from Petroandina, and to cause Petroandina to sell, the First Closing Shares, which right and option are exercisable:

•	within 30 days of the termination of the Share Purchase Agreement as a result of Petroandina’s breach of a representation, warranty or covenant that gives rise to the failure of a closing condition, at an exercise price equal to the lower of the fair market value of the First Closing Shares and $125 million, which amount is payable within five business days of determination of fair market value;

•	within five business days of the termination of the Share Purchase Agreement as a result of our entry into an alternative acquisition agreement with respect to a superior proposal for the equity interests of Harvest Holding or the assets of Harvest Holding or its subsidiaries, at an exercise price equal to (i) in the case of a sale of the equity interests of Harvest Holding, the product of (A) the aggregate consideration for the equity interests acquired pursuant to the superior proposal multiplied by (B) 29/51 or (ii) in the case of a sale of the assets of Harvest Holding or the assets of the subsidiaries of Harvest Holding, the product of (A) the aggregate consideration for the assets acquired pursuant to the superior proposal multiplied by (B) 29 percent (which amounts in each of clause (i) and (ii) shall exceed $125 million, payable at and as a condition to the closing of the superior transaction; and

•	within five business days of the termination of the Share Purchase Agreement as a result of our entry into an alternative acquisition agreement with respect to a superior proposal for the Company, at an exercise price equal to the greater of (i) $125 million and (ii) 36.25 percent of the total consideration payable in respect of the superior proposal attributable to the value of the Company’s Venezuelan interests and adjusted for the percentage of the Company sold, which amount is payable at and as a condition to the closing of the superior transaction.

Fiduciary Out

We have agreed not to solicit other offers to acquire Harvest Natural Resources, Inc. as a whole or the Petrodelta assets while the Share Purchase Agreement is in effect. If we receive an unsolicited acquisition proposal before our stockholders have approved the sale of our remaining Venezuelan interests, we may enter into discussions with the potential purchaser if our Board of Directors determines in good faith, after consultation with our outside legal counsel and financial advisors, that such acquisition proposal is reasonably likely to result in a superior proposal. A “superior proposal” is defined in the Share Purchase Agreement to mean and acquisition proposal that if consummated would result in the third party making such acquisition proposal owning, directly or indirectly (i) 70 percent or more of the equity interest in the Company or HNR Energia or 70 percent or more of the assets of the Company or HNR Energia (in each case assuming that such acquisition proposal is conditioned upon the termination of the Share Purchase Agreement Agreement), (ii) 51 percent of the equity interests of Harvest Holding or 100 percent of the assets of Harvest Holding, or (iii) 100 percent of all of the assets of all the subsidiaries of Harvest Holding, made by a third party as to which our Board of Directors determines in good faith, after consultation with our outside legal counsel and financial advisors, and considering such factors as the Board of Directors considers in good faith to be appropriate (including the tax consequences), (A) is on terms that are more favorable to the Company’s stockholders than the transactions contemplated by the Share Purchase Agreement (after giving effect to all changes to the terms of the proposed sale proposed by Petroandina in response to such acquisition proposal) from a financial point of view, (B) is not conditioned on the receipt of financing and (C) is reasonably likely to be consummated on a timely basis. We have the right to terminate the Share Purchase Agreement and accept a superior proposal if we first offer Petroandina the opportunity to modify the terms of the sale of our remaining Venezuelan interests so that the competing offer is no longer superior and, concurrently with such termination, we pay Petroandina a break-up fee equal to $9.625 million and enter into an alternative acquisition agreement with respect to such superior proposal.

Termination

The Share Purchase Agreement may, by written notice given before or at the second closing, be terminated, among other reasons:

•	by mutual written consent of HNR Energia and Petroandina;

•	by either HNR Energia or Petroandina if the second closing has not occurred on or before the later of June 30, 2014, or the date that is four months after the date the special meeting that is the subject of this proxy statement is held, except that, if all conditions to the second closing other than those relating to governmental restraints and Venezuelan approval for the sale of our remaining Venezuelan interests have been satisfied (or are capable of being satisfied), Petroandina may extend the termination date for up to six one-month periods up to December 31, 2014 (such date as it may be extended, the “Termination Date”), subject to Petroandina’s obligation to provide loans to HNR Energia as described below, which amounts shall reduce the purchase price to be paid for our remaining Venezuelan interests at the second closing;

•	by either HNR Energia or Petroandina if any governmental authority has enacted, issued or enforced any law or order that is in effect, final and non-appealable and that enjoins or otherwise prohibits the consummation of the sale;

•	by either HNR Energia or Petroandina if our stockholders do not approve the proposed sale;

•	by HNR Energia if Petroandina has breached any of its representations, warranties or covenants and such breach gives rise to the failure of a closing condition and is either incapable of being cured or has not been cured within 30 days after Petroandina receives written notice of the breach or noncompliance;

•	by HNR Energia, at any time before our stockholders authorize the proposed sale, if our Board of Directors determines to accept, and we enter into, an alternative acquisition agreement with respect to a superior proposal in compliance with requirements of the Share Purchase Agreement, but only if we pay a termination fee as described below;

•	by Petroandina if we have breached any of our representations, warranties or covenants (except for certain intentional breaches of our obligations with respect to acquisition proposals) and such breach gives rise to the failure of a closing condition and is incapable of being cured or has not been cured within 30 days after we receive written notice of the breach or noncompliance;

•	by Petroandina if, prior to the time that we obtain stockholder approval for the proposed sale, our Board of Directors changes (or notifies Petroandina that it will change) its recommendation that the stockholders approve the sale, or we or HNR Energia intentionally breach our respective obligations with respect to acquisition proposals, or we fail to include in this proxy statement the recommendation of our Board of Directors that our stockholders approve the proposed sale;

•	by Petroandina if a material adverse effect has occurred after the date of the Share Purchase Agreement; or

•	by Petroandina if any insolvency event has occurred in respect of the Company, HNR Energia, Harvest Holding, HNR Finance B.V., Harvest Vinccler Ltd. or Petrodelta.

If the termination date is extended as described in the second bullet point above, Petroandina will, if so required by HNR Energia, lend to HNR Energia $2,000,000 for each month of extension, on terms and conditions substantially the same as the terms of the Company’s indenture for its previously outstanding 11% senior notes (with an exception for prepayment penalties). If the second closing occurs, the purchase price for our remaining Venezuelan interests shall be reduced by the amount of any outstanding amounts borrowed from Petroandina during the extension period. If the Share Purchase Agreement is terminated, the principal amount of the loans will be due one year from the date of termination.

Termination Fees and Expense Reimbursement

We must pay a termination fee of $9.625 million, or 3.5 percent of the $275 million purchase price payable at the second closing, in cash to Petroandina if the Share Purchase Agreement is terminated:

•	(i) as a result of (A) the second closing not occurring prior to the Termination Date, (B) our stockholders having not approved the proposed sale or (C) our breach of our representations, warranties or covenants (except for certain intentional breaches of our obligations with respect to acquisition proposals) if such breach gives rise to the failure of a closing condition, and (ii) we receive an acquisition proposal after the date of the Share Purchase Agreement or such a proposal becomes publicly known (and is not withdrawn) prior to termination of the Share Purchase Agreement and (iii) within 12 months of the termination of the Share Purchase Agreement we enter into a definitive agreement with respect to, or our Board of Directors recommends, an acquisition proposal (whether or not it is the same proposal as described in clause (ii)) and such acquisition proposal is consummated by us, in which case the termination fee will be payable concurrently with and as a condition to such consummation;

•	by HNR Energia if, before our stockholders approve the proposed sale, our Board of Directors determines to accept, and we enter into, an alternative acquisition agreement with respect to a superior proposal, in which case the termination fee will be payable concurrently with, and as a condition, to such termination; or

•	by Petroandina if, before our stockholders approve the proposed sale, our Board of Directors changes (or notifies Petroandina that it intends to change) its recommendation that the stockholders approve the sale or we or HNR Energia intentionally breach our respective obligations with respect to acquisition proposals, and in which case the termination fee will be payable within two business days following such termination.

We must also pay the reasonable out-of-pocket expenses of Petroandina incurred in connection with the Share Purchase Agreement, up to $4 million, if the Share Purchase Agreement is terminated as a result of our breach of a representation or warranty upon execution of the Share Purchase Agreement or our breach of a covenant.

If the Share Purchase Agreement is terminated by Petroandina or HNR Energia as a result of the failure of our stockholder to approve the proposed sale, we must pay a fee of $3 million in cash to Petroandina within two business days following such termination.

Indemnification; Limitations on Liability

From and after the closing of the sale of the First Closing Shares, we have agreed to indemnify Petroandina and its affiliates from and against losses arising out of our and HNR Energia’s breaches of representations and warranties (deemed made without any qualification as to materiality or material adverse effect) or failure to perform or comply with covenants in the Share Purchase Agreement.

Under the Share Purchase Agreement, we will not be required to indemnify Petroandina for breaches of our representations and warranties (other than with respect to the Fundamental Representations and intentional breaches) (i) unless the aggregate amount of losses incurred exceeds $2.5 million before the second closing or $8.0 million after the second closing, in which event we will be liable for the whole of such losses and not only the excess over such amount and, (ii) in respect of any claim, the indemnifiable amount from such claim exceeds $200,000, in which event we will be liable for the whole amount of such claim. Our aggregate liability for breaches of our representations and warranties (other than with respect to the Fundamental Representations, representations with respect to certain tax matters and intentional breaches) shall not in any circumstance exceed $31.3 million if the second closing does not occur or $100.0 million if the second closing does occur. Our aggregate liability under the Fundamental Representations or representations with respect to certain tax matters shall not exceed $125.0 million if the second closing does not occur or $400.0 million if the second closing does occur. Our representations and warranties in the Share Purchase Agreement survive until six months after the earlier of the termination of the Share Purchase Agreement and the second closing (the “Survival Date”), except that the Fundamental Representations, certain tax representations and representations that have been willfully breached survive until the later of (i) the Survival Date and (ii) the earlier of (A) the date Harvest is dissolved or distributes substantially all of its remaining assets to its stockholders and (B) the date that is 90 days after the expiration of the applicable statute of limitations.

Amendment

The Share Purchase Agreement may be amended in writing by mutual agreement of the parties at any time before or after we receive approval from our stockholders for the proposed sale. After we receive stockholder approval, there shall not be any amendment that by law requires further approval by our stockholders without such further stockholder approval. The parties will not amend the purchase price without stockholder approval.

Applicable Law and Jurisdiction

The Share Purchase Agreement is governed by Delaware law, except that deeds for the transfer of the shares of Harvest Holding and shareholders resolutions or minutes of Harvest Holding related to such deeds are governed by the laws of The Netherlands.

Guarantees of Harvest Natural Resources, Inc. and Pluspetrol

The Company has agreed to guarantee HNR Energia’s obligations under the Share Purchase Agreement, and Pluspetrol has agreed to guarantee Petroandina’s obligations under the Share Purchase Agreement.

Shareholders’ Agreement

On December 16, 2013, contemporaneously with signing the Share Purchase Agreement, HNR Energia and Petroandina entered into the Shareholders’ Agreement. This agreement becomes effective only if the Share Purchase Agreement is terminated before consummating the second closing. The Company has guaranteed HNR Energia’s obligations under the Shareholders’ Agreement.

Consent Rights; Information Rights

Under the Shareholders’ Agreement, as long as Petroandina and its affiliates own at least 25 percent of the common shares of Harvest Holding, HNR Energia will take all necessary action to:

•	Cause Harvest Holding and its subsidiaries to refrain from taking certain actions or approving certain matters without the prior written consent of Petroandina, including: (1) asset transfers, other than transfers of certain intellectual property or dispositions of obsolete equipment in the ordinary course of business consistent with past practice; (2) guaranties of indebtedness or other obligations, other than guaranties of Harvest Holding’s wholly owned subsidiaries; (3) loans and investments to or in any person, other than investments to a wholly owned subsidiary of Harvest Holding or to Petrodelta if required to comply with pro rata funding obligations under Petrodelta’s core documents or any approved Petrodelta business plan; (4) certain waivers or settlements of claims; (5) entering into any business other than owning and investing in Petrodelta; (6) forming any new subsidiary of Harvest Holding; (7) asserting any claim or commencing litigation against Petrodelta, any affiliate of Petrodelta or any governmental authority of Venezuela, unless HNR Energia has complied with the procedures described under the heading “Certain Limits on Litigation”; (8) appointing a new auditor other than in connection with a concurrent change in auditors of the Company; (9) approval of compensation payable to officers or directors of Harvest Holding or a subsidiary of Harvest Holding; (10) any agreement or transaction between Harvest Holding or its subsidiaries, on the one hand, and the Company, any of its affiliates (other than Harvest Holding or any of its subsidiaries) or any director, officer or employee of the Company or any such affiliates of the Company, on the other hand; or (11) delegation of authority or power of Harvest Holding’s management board to anyone else except to implement resolutions and actions duly authorized by the management board;

•	Cause Harvest Holding to provide Petroandina with certain information, including (1) annual audited financial statements of Harvest Holding and its subsidiaries; (2) operations reports of Harvest Holding and its subsidiaries; (3) quarterly financial statements of Harvest Holding and its subsidiaries; (4) any correspondence with Petrodelta, the auditors of HNR Energia or any governmental authority; (5) copies of any contracts entered into by Harvest Holding; (6) tax, accounting financial and other information regarding Harvest Holding and its subsidiaries if Petroandina is required to file such information with a governmental authority or needs such information to comply with an audit; and (7) other information relating to Harvest Holding, its subsidiaries, or Petrodelta or its subsidiaries, that Petroandina may reasonably request.

Certain Limitations on Litigation

The Shareholders’ Agreement provides that before HNR Energia or any of its subsidiaries makes written claim for compensation as a result of a default under the core documents establishing HNR Energia’s interests in Venezuela or exercises or threatens in writing to exercise any of its rights or remedies or commences or threatens in writing to commence any arbitration, litigation or other adversary proceeding against Petrodelta, any affiliate of Petrodelta or any governmental authority of Venezuela (a “Litigation Event”), HNR Energia must first notify Petroandina (a “Litigation Notice”) and deposit $5 million into an escrow account. If Petroandina then initiates a procedure to determine the fair market value of its Harvest Holding shares, HNR Energia may initiate a Litigation Event only if it deposits the fair market value of those shares into escrow within 10 business days of the determination of such fair market value. If the fair market value of its Harvest Holding shares is deposited into escrow and HNR Energia does not commence an arbitration, litigation or other adversary proceeding (an “Adversary Proceeding”) in respect of the Litigation Event that is the subject of the Litigation Notice before the earlier of one year after the Litigation Notice or the date on which HNR Energia notifies Petroandina that it intends to withdraw a Litigation Event, it may not initiate a Litigation Event for another year. If HNR Energia provides Petroandina with a Litigation Notice and Petroandina initiates the procedure for determining the fair market value of its Harvest Holding shares, Petroandina will have the right and option to sell to HNR Energia, and to cause HNR Energia to purchase, Petroandina’s shares of Harvest Holding at the fair market value of such shares, which option will be exercisable during the period commencing with Petroandina’s request for a fair market value determination and ending on the date that is 30 days after the earliest of (i) the date on which HNR Energia notifies Petroandina that an Adversary Proceeding in respect of a Litigation Event has been commenced, (ii) the date on which HNR Energia notifies Petroandina that it has withdrawn any pending Litigation Event and (iii) the one year anniversary of the Litigation Notice.

Transfer Restrictions

Under the Shareholders’ Agreement, HNR Energia may not transfer any of its shares in Harvest Holding, except (1) in a direct sale after compliance with certain tag-along provisions in favor of Petroandina, (2) in connection with a change of control of HNR Energia, after giving Petroandina the right to sell Petroandina’s shares of Harvest Holding to HNR Energia for the fair market value of those shares; or (3) to certain affiliates of HNR Energia.

Certain Other Governance and Inspection Rights

In addition, HNR Energia is obligated to:

•	Permit a designee of Petroandina to attend meetings of Harvest Holding’s management board as an observer, provide such designee with certain copies of communications to members of the management board and to keep Petroandina reasonably informed of all discussions of and actions taken by Harvest Holding’s management board and any committee thereof;

•	Provide Petroandina with access to Harvest Holding’s books and records; and

•	Consult with Petroandina regarding any material actions not subject to Petroandina’s consent rights.

Participation right

If the Company or HNR Energia seeks to enter into certain change of control transactions or any direct or indirect sale of HNR Energia’s interest in Harvest Holding, HNR Energia shall take all necessary action to, including all necessary action to cause the Company to, provide Petroandina with (i) notice of the intention to commence discussions regarding such a transaction, (ii) information regarding any such transaction, and (iii) the same opportunity to negotiate and submit proposals in respect of any such transaction as is offered to other potential buyers.

Ancillary Agreement

In addition to the Shareholders’ Agreement, HNR Energia has entered into an Ancillary Agreement in which it has agreed to, at the request of Petroandina and OGTC, vote its Harvest Holding shares to include provisions of the Shareholders’ Agreement in the Articles of Association of Harvest Holdings (with such limitations as to which Petroandina and OGTC may agree) and expand the board of directors of Harvest Holding to include a director to be nominated by Petroandina.

Articles of Association of Harvest Holding

In addition to the rights that Petroandina will have under the Shareholders’ Agreement if the Share Purchase Agreement is terminated, the Articles of Association of Harvest Holding provide that approval of the holders of at least 81% of Harvest Holding’s capital is required to:

•	liquidate or dissolve Harvest Holding;

•	merge Harvest Holding;

•	sell or dispose of all or virtually all of the assets of Harvest Holding;

•	issue shares, share options, bonds or similar rights in Harvest Holding;

•	repurchase or cancel shares in the capital of Harvest Holding or to reduce the nominal value of the shares issued by Harvest Holding;

•	make changes to the objects of Harvest Holding;

•	amend the Articles of Association of Harvest Holding;

•	approve the rules and regulations governing the meeting, decision-making, and working processes of the management board of Harvest Holding; and

•	approve any resolution of the management board of Harvest Holding to take any action relating to the first seven clauses above with respect to a direct subsidiary of Harvest Holding (such as, e.g., HNR Finance).

Accordingly, if the second closing does not occur and the Shareholders’ Agreement becomes effective, in addition to Petroandina’s rights under the Shareholders’ Agreement, the approval of both OGTC and Petroandina, in addition to HNR Energia, will be required to effect any of the actions described above.

INTERESTS OF HARVEST’S DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSED SALE

When considering the recommendation of our Board of Directors that you vote for the authorization of the proposed sale of the Company’s remaining Venezuelan interests, you should be aware that some of the executive officers and directors of Harvest have interests that are different from, or in conflict with, your interests. Our Board of Directors was aware of the potential for these divergent interests when it approved the Share Purchase Agreement.

Arrangements with Petroandina and Pluspetrol

As of the date of this proxy statement, none of our executive officers has entered into any agreement with Petroandina or Pluspetrol or any of their affiliates regarding employment with, or the right to purchase or participate in the equity of, Petroandina or Pluspetrol or any of their affiliates, nor do we expect that any of our executive officers will enter into any such agreements in the future.

Determination of Our Board of Directors Regarding Change in Control Provisions

Our Board of Directors has made a determination that the sale of our remaining Venezuelan interests will constitute a change in control for purposes of the provisions of our incentive plans, our award agreements under those plans, award agreements for grants at time of hire that are outside of any plan and our employment agreements with our executive officers. Generally, upon a change in control the treatment of the various types of awards will be as follows:

Stock options. All unvested stock options will vest and will be exercisable to the extent that the market price of our common stock exceeds the exercise price.

Restricted Stock. All restricted stock will vest and will no longer be subject to forfeiture.

Unit Awards. All unit awards will vest and be settled for cash to the extent that the market price of our common stock exceeds the market price on the date of grant.

Stock Appreciation Rights. All unvested stock appreciation rights will vest and will be exercisable for cash to the extent that the market price of our common stock exceeds the exercise price.

Restricted Stock Units. All restricted stock units will vest and be settled for cash.

In addition, vesting of an aggregate of 100,002 shares of restricted stock held by members of our Board of Directors will be accelerated, reflecting an aggregate value of $447,009 based on a price of $4.47 per share, which was the average closing market price of shares of our common stock for the first five business days after the public announcement of the proposed sale of our remaining Venezuelan interests.

Change in Control Payments under Existing Employment Agreements with Executive Officers

Change in control severance benefits apply if an executive officer suffers loss of employment due to a change of control and the termination takes place between 240 days before a change of control and 730 days after a change of control. Generally, in addition to the vesting of equity based awards as described above, executive officers would be entitled to:

•	A lump sum amount equal to a certain multiple of base salary

•	A lump sum amount equal to a certain multiple of the highest annual bonus over the past three years or target bonus, whichever is higher

•	An amount equal to a certain number of years times the maximum annual employer contributions made under our 401(k) plan

•	Continuation of accident, life, disability, dental and health benefits for a certain number of years

•	Excise tax reimbursement and gross up on the reimbursement

•	Reimbursement of outplacement services

•	Restrictions on ability to compete with the Company after termination of employment

Golden Parachute Compensation

The following table sets forth the information regarding the various elements of compensation that each named executive officer of Harvest would receive that is based on or otherwise relates to the sale of our remaining Venezuelan interests.

The amounts indicated in the table below titled “Golden Parachute Compensation” are estimates of the amounts that would be payable assuming, solely for the purposes of this table, that the sale is consummated on March 31, 2014 (unless otherwise specified), and the employment of each of the specified named executive officers was terminated other than for cause or such named executive officer resigned for good reason, in each case on that date. Our Board of Directors has indicated, however, that it has no current plans to terminate any of our named executive officers without cause. Also, for the purposes of the sale of our remaining Venezuelan interests, our named executive officers have waived their right to terminate for good reason until the earlier of December 31, 2014, or the date that is 30 days following the closing of the sale of all or substantially all of our assets in Gabon.

As described below, the amounts set forth in column 2 of the table would vest and the amounts set forth in column 6 of the table would vest and become payable by virtue of the consummation of the sale (“single-trigger” payments), while the other amounts would be payable only if the termination takes place between 240 days before a change in control and 730 days after a change in control (“double-trigger” payments). In addition to the assumptions regarding the consummation date of the sale and termination of the employment of the named executive officers, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the sale may differ from the amounts set forth below. For purposes of the table only, we have assumed that shares of our common stock are valued at $4.47 per share, which was the average closing market price of shares of our common stock for the first five business days after the public announcement of the proposed sale of our remaining Venezuelan interests.

Golden Parachute Compensation

	Cash ($)	Equity ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimburse- ment ($)	Other ($)	Total ($)
Name	(1)	(2)	(3)	(4)	(5)	(6)	(7)
James A. Edmiston President and CEO	4,016,250	238,017	31,200	112,879	1,879,165	383,274	6,660,785

Stephen C. Haynes Vice President, Chief Financial Officer and Treasurer	1,111,210	89,927	20,800	59,438	431,496	117,818	1,830,689

Robert Speirs Senior Vice President – Eastern Operations	1,332,020	111,403	—	78,830	—	140,188	1,662,441

Karl L. Nesselrode Vice President – Engineering & Business Development	1,020,260	85,453	20,800	85,303	—	123,782	1,335,598

Keith L. Head Vice President – General Counsel and Corporate Secretary	979,400	66,215	20,800	69,984	371,828	131,240	1,639,467

Total	8,459,140	591,015	93,600	406,434	2,682,489	896,302	13,128,980

(1) Cash: The amounts in this column reflect the cash severance payment to which the named executive officers would be entitled and reflects a lump sum amount equal to a multiple of the named executive officer’s base salary and his highest bonus amount for the last three fiscal years. For Mr. Edmiston, that multiple is 3x his base salary of $588,000 and 3x his highest bonus amount which was $750,750. For the other named executive officers, the multiple is 2x as provided in the employment agreements. Mr. Haynes’ base salary is $314,000 and his highest bonus amount is $241,605. Mr. Speirs’ base salary is $370,000 and his highest bonus amount is $296,010. Mr. Nesselrode’s base salary is $289,000 and his highest bonus amount is $221,130. Mr. Head’s base salary is $283,000 and his highest bonus amount is $206,700.

(2) Equity: The amounts in this column reflect the value of the equity awards subject to accelerated vesting of the named executive officers that would occur at the effective time of the sale of our remaining Venezuelan interests and currently includes the value of each named executive officer’s restricted stock that will vest as a result of the sale of our remaining Venezuelan interests. Amounts do not include any value for out-of-the-money options; all options are out-of-the-money at the assumed market price of $4.47 per share. The amounts also do not include unvested cash-settled restricted stock units and stock appreciation rights that will vest upon the consummation of the sale, which are included in column 6.

(3) Pension/NQDC: The amounts in this column reflect a multiple of the employer maximum contribution to the Company’s 401K plan which is currently $10,400 annually. For Mr. Edmiston, that multiple is 3x. For the other named executive officers the multiple is 2x. See note 1 “Cash” above. Mr. Speirs does not participate in the Company’s 401K plan.

(4) Perquisites/Benefits: The amounts in this column reflect the 3x or 2x value of medical, dental and life insurance benefits to which the named executive officers would be entitled under their employment agreements. The table below shows the annual total value of medical, dental and life benefits for each named executive officer:

Edmiston	$30,960
Haynes	$19,719
Speirs	$29,415
Nesselrode	$32,652
Head	$24,992

In addition, each named executive officer is entitled to $20,000 of reimbursable outplacement services. This amount is also included in column 4.

(5) Tax Reimbursements: The amounts in this column reflect the estimated excise tax gross ups under section 4999 of the Code calculated as of December 31, 2013. This benefit is provided under the executive employment agreements.

(6) Other: The amounts in this column (and which are not included in the amounts in column 2) reflect the unvested cash-settled restricted stock units and stock appreciation rights that will vest upon the consummation of the sale. Amounts do not include any value for out-of-the-money stock appreciation rights; all stock appreciation rights are out-of-the-money at the assumed market price of $4.47 per share.

(7) Total: Of this total, $896,302, reflected in the Other column, are payments that will be made to the executives upon closing. The remaining $12,232,678 are amounts attributed to the “double trigger” payments that would be paid upon termination of the executive without cause or resignation for good reason. For the purposes of the sale of our remaining Venezuelan interests, our named executive officers have waived their right to terminate for good reason until the earlier of December 31, 2014, or the date that is 30 days following the closing of the sale of all or substantially all of our assets in Gabon.

In addition, under their employment agreements our executive officers are subject to covenants prohibiting competition, solicitation of customers and employees, interference with business relationships and use of certain proprietary and other confidential information during employment and for two years thereafter and are also subject to perpetual restrictive covenants regarding trade secrets. Violations of these covenants subject the executive officers to damages in the amount of a pro-rated amount of certain cash severance payments.

INFORMATION ABOUT HARVEST

Business

Executive Summary

Harvest Natural Resources, Inc. is a petroleum exploration and production company incorporated under Delaware law in 1989. Our focus is on acquiring exploration, development and producing properties in geological basins with proven active hydrocarbon systems. Our experienced technical, business development and operating personnel have identified low entry cost exploration opportunities in areas with large hydrocarbon resource potential. We operate from our Houston, Texas headquarters. We also have regional/technical offices in Singapore and field offices in Port Gentil, Republic of Gabon (“Gabon”) and Jakarta, Republic of Indonesia (“Indonesia”) to support field operations in those areas.

Our Venezuelan interests are owned through several subsidiaries in all of which we have direct or indirect controlling interests. We directly own 100 percent of the equity interests in HNR Energia. Until we entered into the Share Purchase Agreement, HNR Energia directly owned 80 percent of the equity interests in Harvest Holding. Harvest Holding indirectly owns 40 percent of the equity interests in Petrodelta. Until we entered into the Share Purchase Agreement, through these subsidiaries, we indirectly owned a net 32 percent in Petrodelta. Petrodelta is engaged in the exploration, production, gathering, transportation and storage of hydrocarbons from fields in Venezuela. Petrodelta’s portfolio of properties in eastern Venezuela include large proven oil fields as well as properties with very substantial opportunities for both development and exploration.

Upon entering into the Share Purchase Agreement, HNR Energia sold to Petroandina a 29 percent equity interest in Harvest Holding. As a result, we currently own a 51 percent equity interest in Harvest Holding, Petroandina owns 29 percent and OGTC owns the remaining 20 percent equity interest of Harvest Holding. Since Harvest Holding indirectly owns 40 percent of Petrodelta and we indirectly own 51 percent of Harvest Holding, we indirectly own a net 20.4 percent equity interest in Petrodelta. Petroandina indirectly owns a net 11.6 percent equity interest in Petrodelta and OGTC indirectly owns 8 percent. CVP and PDVSA Social S.A. own the remaining 56 percent and 4 percent, respectively, of Petrodelta. They are owned 100 percent by PDVSA, which is owned by the Venezuelan government. We do not have a business relationship with OGTC outside of Venezuela.

Through the pursuit of technically based strategies, we have endeavored to build a portfolio of exploration prospects to complement the low-risk production, development and exploration prospects we hold in Venezuela. In addition to our interests in Venezuela, we hold exploration acreage mainly onshore West Sulawesi in Indonesia, offshore of Gabon, onshore in Colombia and offshore of the People’s Republic of China (“China”).

As of December 31, 2013, we had total assets of $734.9 million, unrestricted cash of $120.9 million and debt of $83.6 million. For the year ended December 31, 2013, we had no revenues from continuing operations and net cash used in operating activities of $37.1 million. As of December 31, 2012, we had total assets of $596.8 million, unrestricted cash of $72.6 million and long-term debt of $74.8 million. For the year ended December 31, 2012, we had no revenues from continuing operations and net cash used in operating activities of $26.4 million.

At December 31, 2013, Petrodelta’s reserves net to our 20.4 percent equity interest were as follows: proved reserves – 20.7 MMBOE; probable reserves – 41.5 MMBOE; and possible reserves – 62.9 MMBOE. Proved and probable reserves together were 62.2 MMBOE, after accounting for the reduction in our interest from 32 percent to 20.4 percent are virtually unchanged from last year. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies – Reserves” included in Appendix E for a definition of proved, probable and possible reserves and a discussion of the uncertainty related to reserve estimates. Barrels of oil equivalent is determined using the approximate heat content ratio of one barrel of crude oil or condensate to six thousand cubic feet (“Mcf”) of natural gas, which ratio does not necessarily reflect price equivalency.

Recent events

In January 2013, we announced that we had encountered oil in Dussafu Tortue Marin-1 (“DTM-1”) in Gabon. In February 2013, we announced that we had drilled a sidetrack well (“DTM-1ST1”) to test the lateral extent of the reservoirs encountered. In September 2013, we announced that we had entered into exclusive negotiations to sell our 66.667 percent interest in the Dussafu PSC. In November 2013, we terminated those negotiations. See “Business – Dussafu Marin, Offshore Gabon – Drilling and Development Activity”.

In January 2013, we acquired an additional 7.1 percent participating interest in the Budong-Budong Production Sharing Contract (“Budong PSC”) and became operator of the Budong PSC in March 2013. If we do not drill an exploration well before October 2014 our partner has the right to give us notice that the consideration for the additional 7.1 percent participating interest must be paid in cash for $3.2 million. See “Business – Budong-Budong, Onshore Indonesia – General”.

In February 2013, we signed farm-out agreements on Block VSM14 and Block VSM15 in Colombia. We have received notices of default from our partners for failing to comply with certain terms of the farmout agreements for Block VSM 14 and Block VSM 15, followed by notices of termination on November 27, 2013. As discussed further under “Legal Proceedings”, our partners have filed for arbitration of claims related to these agreements. After evaluating these circumstances, we determined that it was appropriate to fully impair the costs associated with these interests, and we recorded an impairment charge of $3.2 million during the year ended December 31, 2013. As we no longer have any interests in Colombia, we have reflected the results in discontinued operations. See “Business – Colombia”.

In February 2013, we announced that the agreement between PT Pertamina (Persero) and HNR Energia entered into in June 2012 for the purchase of Harvest’s interests in Venezuela had been terminated as a result of the Government of Indonesia, in its capacity as sole shareholder of PT Pertamina (Persero), voting not to approve the transaction.

In March 2013, we elected to not request an extension of the first phase or enter the second phase of Block 64 EPSA in Oman, and Block 64 was relinquished effective May 23, 2013. The carrying value of Block 64 EPSA of $6.4 million was considered to be impaired and a related impairment expense was recorded during the year ended December 31, 2012. During the first half of 2013, we terminated operations in Oman and closed the field office. Our activities in Oman have been reflected as discontinued operations in our financial statements. See “Business – Block 64 EPSA, Oman – General”.

On September 30, 2013, we entered into a subscription agreement under which we agreed to sell to three purchasers an aggregate of 390,000 shares of our common stock for an aggregate purchase price of $2,000,700. The transaction closed on October 1, 2013.

On October 2, 2013, we entered into subscription agreements under which we agreed to sell to three purchasers an aggregate of 400,000 shares of our common stock for an aggregate purchase price of $1,928,000. The transactions closed on October 4, 2013.

In November 2013, we entered into subscription agreements under which we agreed to sell to 12 purchasers an aggregate of 1,704,800 shares of common stock for an aggregate purchase price of $5,370,120. The purchasers included six Harvest officers and directors, who purchased an aggregate of 246,000 shares of common stock for an aggregate purchase price of $774,900. The transactions closed on November 27, 2013.

On December 16, 2013, we and HNR Energia entered into the Share Purchase Agreement with Petroandina and Pluspetrol to sell all of our Venezuelan interests through the sale of our equity interests in Harvest Holding. The sale of the First Closing Shares occurred contemporaneously with signing the Share Purchase Agreement. At that time, HNR Energia sold to Petroandina, for a cash purchase price of $125 million, a 29 percent equity interest in Harvest Holding, which represents an indirect 11.6 percent equity interest in Petrodelta. The second closing, which is the subject of this proxy statement, will be for the sale of HNR Energia’s remaining 51 percent equity interest in Harvest Holding, which represents an indirect 20.4 percent equity interest in Petrodelta, for a cash purchase price of $275 million payable at the second closing. See “Proposal No. 1 – Terms of the Proposed Sale of Our Remaining Venezuelan Interests”.

On January 11, 2014, we used a portion of the $125 million in proceeds from the sale of the First Closing Shares to redeem all of our 11% Senior Notes due 2014. The notes were redeemed for $80.0 million, including principal and accrued and unpaid interest. As a result of the redemption, we recorded a loss on extinguishment of debt of approximately $3.6 million in January 2014. This loss primarily includes the write off of the discount on debt ($2.3 million) and the expensing of the related financing costs ($1.3 million).

Reserves

See “Description of Interests To Be Sold – Reserve Report” and the reserve report of Ryder Scott Company attached to this proxy statement as Appendix D for more information about Petrodelta’s oil and gas reserves.

Operations

As of December 31, 2013, our operations included:

•	Venezuela. Operations are through our equity affiliate Petrodelta, which is governed by the Contract of Conversion signed on September 11, 2007. Our ownership of Petrodelta is through Harvest Holding which indirectly, through a wholly owned subsidiary, owns 40 percent of Petrodelta. As we indirectly own 51 percent of Harvest Holding, we indirectly owned a net 20.4 percent equity interest in Petrodelta.

•	Republic of Gabon (“Gabon”). Operations are offshore of Gabon through the Dussafu Marin Permit (“Dussafu PSC”). We have a 66.667 percent interest in the Dussafu PSC. We are the operator.

•	Republic of Indonesia (“Indonesia”). Operations are mainly onshore in West Sulawesi in Indonesia through the Budong PSC. We own a 71.5 percent cost sharing interest in the Budong PSC. We became the operator in March 2013.

•	People’s Republic of China (“China”). Exploration acreage is offshore of China in the South China Sea through the WAB-21 Petroleum Contract (“WAB-21”). We have a 100 percent interest in the WAB-21 petroleum contract. We are the operator.

Petrodelta

See “Description of Interests To Be Sold – Petrodelta Operations” for a description of our 20.4 percent interest in Petrodelta, which constitutes all of our interests in Venezuela.

Dussafu Marin, Offshore Gabon

General

In 2008, we acquired a 66.667 percent ownership interest in the Dussafu PSC through two separate acquisitions. We are the operator.

The Dussafu PSC partners and Gabon, represented by the Ministry of Mines, Energy, Petroleum and Hydraulic Resources, entered into the third exploration phase of the Dussafu PSC with an effective date of May 28, 2012. The Direction Generale Des Hydrocarbures agreed to lengthen the third exploration phase to four years, until May 27, 2016.

Location and Geology

The Dussafu PSC contract area is located offshore Gabon, adjacent to the border with the Republic of Congo. It contains 680,000 acres with water depths to 1,650 feet. Production and infrastructure exists in the blocks contiguous to the Dussafu PSC.

Drilling and Development Activity

During 2011, we drilled our first exploratory well, Dussafu Ruche Marin-1 (“DRM-1”), and two appraisal sidetracks. DRM-1 and sidetracks discovered oil of approximately 149 feet of pay within the Gamba and Middle Dentale Formations. DRM-1 and sidetracks are currently suspended pending further exploration and development activities.

Operational activities during 2012 included completion of the time processing of 545 square kilometers of seismic, which was acquired in the fourth quarter of 2011, and well planning. The 3-D Pre-Stack Time Migration was completed in July 2012. Pre-Stack Depth processing and reprocessing of the 2005 Inboard 3-D seismic of approximately 1,300 square kilometers commenced in June 2012 with the time reprocessing and merging of the various 3-D surveys completed in September 2012. The Pre-Stack Depth processing project was completed in September 2013.

During the fourth quarter of 2012, our second exploration well on the Tortue prospect to target stacked pre-salt Gamba and Dentale reservoirs commenced. DTM-1 was spud on November 19, 2012 in a water depth of 380 feet. On January 4, 2013, we announced that DTM-1 had reached a vertical depth of 11,260 feet within the Dentale Formation. Log evaluation and pressure data indicate that we have an oil discovery of approximately 42 feet of pay in a 72-foot column within the Gamba Formation and 123 feet of pay in stacked reservoirs within the Dentale Formation.

The first appraisal sidetrack of DTM-1 (“DTM-1ST1”) was spud in January 12, 2013. DTM-1ST1 was drilled to a total depth of 11,385 feet in the Dentale Formation, approximately 1,800 feet from DTM-1 wellbore and found 65 feet of pay in the primary Dentale reservoir. Several other stacked sands with oil shows were encountered; however, due to a stuck downhole tool, logging operations were terminated before pressure data could be collected to confirm connectivity. The well can be re-entered, and the downhole tool has since been retrieved. Work on DTM-1 and DTM-1ST1 was suspended pending future appraisal and development activities.

Geoscience, reservoir engineering and economic studies have progressed and a field development plan is being prepared for a cluster field development of both the Ruche and Tortue discoveries along with existing pre-salt discoveries at Walt Whitman and Moubenga.

Following the success in both the pre-salt Gamba and Dentale reservoirs in the two Harvest exploration wells a new 1,130 square kilometer 3D seismic survey commenced in October and completed in mid-November 2013. This is first 3D coverage over the outboard area of the Dussafu license, where significant pre-salt prospectivity has been already recognized on 2D seismic data. Pre-Stack Depth processing commenced in December 2013 with the first high quality seismic products expected to be available during the second quarter of 2014. The pre-salt reservoirs are currently the focus of deep water exploration activity offshore Gabon. The new 3D seismic data was extended to be acquired over the two Harvest discoveries and should also enhance the placement of future development wells in the Ruche and Tortue development program. We continue to evaluate our prospects, but we have not drilled any additional wells.

Budong-Budong, Onshore Indonesia

General

In 2007, we entered into a farmout agreement to acquire a 47 percent interest in the Budong PSC located mostly onshore West Sulawesi, Indonesia. In April 2008, Indonesia approved this assignment. Our partner is the operator through the exploration phase as required by the terms of the Budong PSC, and we have an option to become operator, if approved by Indonesia and SKK Migas, the Special Task force for the oil and gas sector, in any subsequent development and production phase.

We acquired our 47 percent interest in the Budong PSC by committing to fund the first phase of the exploration program up to a maximum of $17.2 million, including the acquisition of 2-D seismic information and drilling of the first two exploration wells. Before we drilled the first exploration well, our partner had a one-time option to increase the level of the carried interest to a maximum of $20.0 million. On September 15, 2010, our partner exercised its option to increase its carried interest by $2.7 million to a total of $19.9 million. The additional carried interest increased our ownership by 7.4 percent to 54.4 percent. On March 3, 2011, Indonesia approved this change in ownership interest.

On January 14, 2011, we exercised our first refusal right to a proposed transfer of interest by the operator to a third party, which allowed us to acquire an additional 10 percent ownership interest in the Budong PSC at a cost of $3.7 million payable ten business days after completion of the first exploration well. The $3.7 million was paid on April 18, 2011. Closing of this acquisition increased our participating ownership interest in the Budong PSC to 64.4 percent with our cost-sharing interest becoming 64.51 percent until first commercial production. On August 11, 2011, Indonesia approved this change in ownership interest.

The initial exploration term of the Budong PSC was due to expire on January 15, 2013. In September 2012, the operator of the Budong PSC, on behalf of us and our partner, submitted a request to BPMIGAS, Indonesia’s oil and gas regulatory authority, under the terms of the Budong PSC for a four-year extension of the initial six-year exploration term of the Budong PSC. In January 2013, we received written approval from SKK Migas of the four-year extension of the initial six-year exploration term to January 15, 2017.

In November 2012, the Indonesia constitutional court declared BPMIGAS to be unconstitutional. In January 2013, SKK Migas was formed to replace BPMIGAS. SKK Migas supervises all oil and gas industry activities in Indonesia.

In December 2012, we signed a farmout agreement with the operator of the Budong PSC to acquire an additional 7.1 percent participating interest and to become operator of the Budong PSC. We assumed the role of operator effective March 25, 2013. Closing of this acquisition on April 22, 2013 increased our participating ownership interest in the Budong PSC to 71.5 percent with our cost-sharing interest becoming 72 percent until first commercial production. The consideration for this transaction is that we will fund 100 percent of the costs of the first exploration well of the four-year extension to the Budong PSC. If we do not drill an exploration well before October 2014 our partner has the right to give us notice that the consideration for the additional 7.1 percent participating interest must be paid in cash for $3.2 million.

We have satisfied all work commitments for the current exploration phase of the Budong PSC. However, the extension of the initial exploration term includes an exploration well, which if not drilled by January 2016, results in the termination of the Budong PSC. We are actively discussing the sale of our interests in Budong, and based on indications of interest received in December 2013, we determined that is it was appropriate to recognize an impairment expense of $0.6 million and a charge included in general and administrative expenses related to a valuation allowance on VAT that we do not expect to recover of $2.8 million.

Location and Geology

During the initial exploration period, the Budong PSC covered 1.35 million acres. The Budong PSC includes a ten-year exploration period and a 20-year development phase. Pursuant to the terms of the Budong PSC, at the end of the first three-year exploration phase, 45 percent of the original area was to be relinquished to BPMIGAS. In January 2010, 35 percent of the original area was relinquished and 10 percent of the required relinquishment was deferred until 2011. In January 2011, the deferred 10 percent of the original total contract area was relinquished. The Budong PSC currently covers 0.75 million acres. However, pursuant to the request for extension of the initial exploration term, the contract area held by the Budong PSC at the beginning of the extension period should be reduced, according to the terms of the Budong PSC, from the current 55 percent to 20 percent of the original contract area. In January 2014, we submitted a relinquishment deferral proposal of 5 percent to SKK Migas. The retained area will contain all the areas of geological interest to the Budong PSC partners.

The Budong PSC includes the Lariang and Karama sub-basins, which are the eastern onshore extension of the West Sulawesi foldbelt (“WSFB”). Field work performed has confirmed the presence of Eocene source and reservoir potential. Offshore seismic surveys have greatly improved the understanding of the geology and enhanced the prospectivity of the offshore WSFB and, by analogy, the sparsely explored onshore area.

Drilling and Development Activity

In 2011, two exploratory wells were drilled, Lariang-1 (“LG-1”) and Karama-1 (“KD-1”). Both wells were plugged and abandoned in 2011 and early 2012.

Operational activities during 2012 focused on a review of geological and geophysical data obtained from the drilling of LG-1 and KD-1 wells to upgrade the prospectivity of the block and to define a prospect for potential drilling in 2013. We have completed remapping of both the Lariang and Karama Basins with eight leads in the Lariang Basin and five leads in the Karama Basin having been identified. The identification of these leads is the basis for the four-year extension request of the first six-year exploration term. We continue to evaluate our prospects, but we have not drilled any additional wells.

WAB-21, South China Sea

General

In 1996, we acquired a petroleum contract with China National Offshore Oil Corporation (“CNOOC”) for the WAB-21 area. The WAB-21 petroleum contract area lies within an area that is the subject of a border dispute between China and Socialist Republic of Vietnam (“Vietnam”). Vietnam has executed an agreement on a portion of the same offshore acreage with another company. The border dispute has lasted for many years, and there has been limited exploration and no development activity in the WAB-21 area due to the dispute. Although it is uncertain when or how this dispute will be resolved and under what terms the various countries and parties to the agreements may participate in the resolution, there has been a small increase in exploration activity in the area starting in 2009.

Location and Geology

The WAB-21 contract area covers 6.2 million acres in the South China Sea, with an option for an additional 1.25 million acres under certain circumstances, and is located in the West Wan’ an Bei Basin (Nam Con Son) of the South China Sea. Its western edge lies approximately 20 miles to the east of significant producing natural gas fields, Lan Tay and Lan Do, which are reported to contain two trillion cubic feet (“Tcf”) of natural gas and commenced production in November 2002. Also located to the west of WAB-21 are the Dua and Chim Sao discoveries that commenced oil production in 2011 and the oil and gas discovery in 2009 of Ca’ Rong Doh. The WAB-21 contract area covers a large unexplored area of the Wan’ an Bei Basin where the same successful Lower Miocene through to Upper Miocene plays to the west are present. Exploration success by other operators outside the WAB-21 contract area in the basin to date has resulted in discoveries estimated to total in excess of 500 MBls of oil and 7.5 Tcf of natural gas. Several similar structural trends and geological formations, each with significant potential for hydrocarbon reserves in traps with multiple pay zones similar to the known fields and discoveries to the west are present within WAB-21.

Drilling and Development Activity

Due to the border dispute between China and Vietnam, we have been unable to pursue an exploration program during phase one of the contract. The Joint Management Committee has approved an extension of the license until May 31, 2015. While no assurance can be given, we believe we will continue to receive contract extensions so long as the border disputes persist.

Even though there continues to be increasing activity on the Vietnamese blocks, which we believe confirms our view of WAB-21’s prospectivity, we impaired the carrying value of WAB-21 at December 31, 2012 due to our continued inability to pursue an exploration program. However, we continue to seek permission to acquire regional 2-D seismic and localized 3-D seismic.

Colombia – Discontinued Operations

In February 2013, we signed farmout agreements on Block VSM 14 and Block VSM 15 in Colombia. Under the terms of the farm-out agreements, we had a 75 percent beneficial working interest and our partners had a 25 percent carried interest for the minimum exploratory work commitments on each block. We requested the legal assignment of the interest by the Agencia Nacional de Hidrocarburos (“ANH”), Colombia’s oil and gas regulatory authority, and approval of us as operator.

For both blocks, phase one of the contract began on December 15, 2012 and expires on December 15, 2015. The minimum work commitments for phase one of VSM 14 include three exploration wells and the acquisition of 70 kilometers of 2D seismic information. The minimum work commitment for phase one of VSM 15 includes one exploration well, the acquisition of 65 kilometers of 2D seismic information, reprocessing of 70 kilometers of 2D seismic information and the acquisition of 91 square kilometers of 3D seismic information.

VSM 14 covers 137,061 acres and VSM 15 covers 105,721 acres. Both blocks are located in the Upper Magdalena Valley in Colombia. The blocks are considered to be prospective for conventional oil and gas fields in multiple reservoirs in Tertiary and Cretaceous rocks, as well as for unconventional oil and gas fields in the Cretaceous La Luna and Villeta formations.

To date, there have been two exploration wells drilled on block VSM 14, both of which were plugged and abandoned. There have been no wells drilled on block VSM 15.

We have received notices of default from our partners for failing to comply with certain terms of the farmout agreements for Block VSM 14 and Block VSM 15, followed by notices of termination on November 27, 2013. As discussed further under “Legal Proceedings”, our partners have filed for arbitration of claims related to these agreements. After evaluating these circumstances, we determined that it was appropriate to fully impair the costs associated with these interests, and we recorded an impairment charge of $3.2 million during the year ended December 31, 2013. As we no longer have any interests in Colombia, we have reflected the results in discontinued operations.

Block 64 EPSA, Oman – Discontinued Operations

General

In 2009, we signed an EPSA with Oman for Block 64 EPSA. We had an 80 percent working interest and our partner, Oman Oil Company, had a 20 percent carried interest in Block 64 EPSA during the initial period.

The First Phase of Block 64 EPSA had a minimum work obligation of $22 million to reprocess 375 square kilometers of 3-D seismic and drill two exploration wells to penetrate and evaluate at least the potential objectives of the Haima Supergroup. In 2011, two exploratory wells were drilled, Mafraq South-1 (“MFS-1”) and Al Ghubar North-1 (“AGN-1”). Both wells were plugged and abandoned in the fourth quarter of 2011 and first quarter of 2012. Operational activities during 2012 included post-well evaluation and review of geological and geophysical data obtained from the drilling of the MFS-1 and AGN-1 wells.

On March 12, 2013, we elected to not request an extension of the first phase or enter the second phase of Block 64 EPSA, and Block 64 was relinquished effective May 23, 2013. The carrying value of Block 64 EPSA of $6.4 million was considered to be impaired and a related impairment expense was recorded at December 31, 2012. During the first half of 2013, we terminated operations and closed the field office. Our activities in Oman have been reflected as discontinued operations in our financial statements.

Production, Prices and Lifting Cost Summary

In the following table we have set forth, by country, our net production, average sales prices and average operating expenses for the years ended December 31, 2013, 2012 and 2011. The presentation for Venezuela is presented at our net ownership interest in Petrodelta which was 32 percent through December 15, 2013 and 20.4 percent thereafter. The United States is presented at our ownership interest.

	Year Ended December 31,
	2013	2012	2011
Venezuela
Crude Oil Production (MBbls)(b)	3,052	2,810	2,430
Natural Gas Production (MMcf)(a)(c)	547	463	483
Average Crude Oil Sales Price ($ per Bbl)	$91.22	$95.91	$98.52
Average Natural Gas Sales Price ($ per Mcf)	$1.54	$1.54	$1.54
Average Operating Expenses ($ per BOE)(d)	$12.08	$10.22	$8.99
United States(e)
Monument Butte(e)
Net Crude Oil Production (MBbls)	—	—	21
Natural Gas Production (MMcf)	—	—	324
Average Crude Oil Sales Price ($ per Bbl)	$—	$—	$77.91
Average Natural Gas Sales Price ($ per Mcf)	$—	$—	$3.73
Average Operating Expenses ($ per BOE)	$—	$—	$10.34
Lower Green River/Upper Wasatch(e)
Net Crude Oil Production (MBbls)	—	—	40
Natural Gas Production (MMcf)	—	—	13
Average Crude Oil Sales Price ($ per Bbl)	$—	$—	$89.60
Average Natural Gas Sales Price ($ per Mcf)	$—	$—	$4.62
Average Operating Expenses ($ per BOE)	$—	$—	$56.86

(a)	Royalty-in-kind paid on gas used as fuel by Petrodelta net to our percent equity interest (32% through December 15, 2013 and 20.4% thereafter) was 6,412 MMcf for 2013 (2012: 4,256 MMcf, 2011: 3,226 MMcf).
(b)	Crude oil sales net to our percent equity interest (32% through December 15, 2013 and 20.4% thereafter) after deduction of royalty. Crude oil sales for Petrodelta at 100 percent were 14,538 MBbls for 2013 (2012: 13,172 MBbls, 2011: 11,390 MBbls).
(c)	Natural gas sales net to our percent equity interest (32% through December 15, 2013 and 20.4% thereafter) after deduction of royalty. Natural gas sales for Petrodelta at 100 percent were 2,593 MMcf for 2013 (2012: 2,171 MMcf, 2011: 2,266 MMcf).
(d)	Petrodelta is not subject to ad valorem or severance taxes. Average operating expenses per BOE gross and including workovers. Average operating expenses per BOE net of royalties and workovers were $15.76 for 2013 (2012: $13.41 per BOE, 2011: $9.84 per BOE). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations – Years Ended December 31, 2013 and 2012 – Equity in Earnings from Equity Affiliates” in Appendix E.
(e)	Property was sold effective March 1, 2011 and is reported as discontinued operations.

Drilling and Undeveloped Acreage

For acquisitions of leases, development and exploratory drilling, we spent approximately (excluding our share of capital expenditures incurred by equity affiliates) $43.9 million in 2013 ($23.6 million in 2012, $106.1 million in 2011). These numbers do not include any costs for the development of proved undeveloped reserves in 2013, 2012 or 2011.

We have participated in the drilling of wells as follows:

	Year Ended December 31,
	2013		2012		2011
	Gross	Net	Gross	Net	Gross	Net
Wells Drilled Productive:
Venezuela (Petrodelta)
Development	13	2.7	12	3.8	15	4.8
Appraisal	0	0	0	0	1	0.3
Gabon
Exploration	1	0.7	0	0	1	0.7
United States-Discontinued Operations
Development	0	0	0	0	1	0.7
Exploration	0	0	0	0	2	0.7
Wells Drilled Dry:
Indonesia
Exploration	0	0	0	0	2	1.3
Oman-Discontinued Operations
Exploration	0	0	1	0.8	1	0.8
Producing Wells(1):
Venezuela (Petrodelta)
Crude Oil	173	35	152	48.6	143	45.8
United States-Discontinued Operations
Crude Oil	0	0	0	0	0	0

(1)	The information related to producing wells reflects wells we drilled, wells we participated in drilling and producing wells we acquired.

	Year Ended December 31,
	2013	2012	2011
Average Depth of Wells (Feet) Drilled
Venezuela (Petrodelta)
Crude Oil	7,979	7,905	7,298
Gabon
Crude Oil	11,260	0	11,355
Indonesia
Crude Oil	0	0	9,874
Oman-Discontinued Operations
Natural Gas	0	10,482	10,348
United States-Discontinued Operations
Crude Oil	0	0	10,021
Natural Gas	0	0	0

In Gabon, following the success in both the pre-salt Gamba and Dentale reservoirs in the two Harvest exploration wells, a new seismic survey commenced in October 2013 and we expect the first high quality seismic products to be available during the second quarter of 2014. The new 3D seismic data was extended to be acquired over the two Harvest discoveries and should also enhance the placement of future development wells in the Ruche and Tortue development program. We continue to evaluate our prospects, but we have not drilled any additional wells.

All of our drilling activities are conducted on a contract basis with independent drilling contractors. We do not directly operate any drilling equipment.

Acreage

The following table summarizes the developed and undeveloped acreage that we own, lease or hold under concession as of December 31, 2013:

	Developed		Undeveloped
	Gross	Net	Gross	Net
Venezuela – Petrodelta	27,460	5,602	220,653	45,013
China	—	—	7,470,080	7,470,080
Gabon	—	—	685,470	456,982
Indonesia(1)	—	—	611,956	437,548

Total	27,460	5,602	8,988,159	8,409,623

(1)	In January 2014, additional acreage was relinquished back to the Government of Indonesia under the terms of the Budong PSC reducing our gross undeveloped acreage to 339,423 or 242,687 net acres.

Regulation

General

Our operations and our ability to finance and fund our growth strategy are affected by political developments and laws and regulations in the areas in which we operate. In particular, oil and natural gas production operations and economics are affected by:

•	change in governments;

•	civil unrest;

•	price and currency controls;

•	limitations on oil and natural gas production;

•	tax, environmental, safety and other laws relating to the petroleum industry;

•	changes in laws relating to the petroleum industry;

•	changes in administrative regulations and the interpretation and application of administrative rules and regulations; and

•	changes in contract interpretation and policies of contract adherence.

In any country in which we may do business, the oil and natural gas industry legislation and agency regulation are periodically changed, sometimes retroactively, for a variety of political, economic, environmental and other reasons. Numerous governmental departments and agencies issue rules and regulations binding on the oil and natural gas industry, some of which carry substantial penalties for the failure to comply. The regulatory burden on the oil and natural gas industry increases our cost of doing business and our potential for economic loss.

Competition

We encounter substantial competition from major, national and independent oil and natural gas companies in acquiring properties and leases for the exploration and development of crude oil and natural gas. The principal competitive factors in the acquisition of oil and natural gas properties include staff and data necessary to identify, investigate and purchase properties, the financial resources necessary to acquire and develop properties, and access to local partners and governmental entities. Many of our competitors have influence, financial resources, staffs, data resources and facilities substantially greater than ours.

Environmental Regulations

Our operations are subject to various federal, state, local and international laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. The cost of compliance could be significant. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial and damage payment obligations, or the issuance of injunctive relief (including orders to cease operations). Environmental laws and regulations are complex and have tended to become more stringent over time. We also are subject to various environmental permit requirements. Some environmental laws and regulations may impose strict liability, which could subject us to liability for conduct that was lawful at the time it occurred or conduct or conditions caused by prior operators or third parties. To the extent laws are enacted or other governmental action is taken that prohibits or restricts drilling or imposes environmental protection requirements that result in increased costs to the oil and gas industry in general, our business and financial results could be adversely affected.

Employees

At December 31, 2013, full-time employees in our various offices were: Houston – 17; Caracas – 12; London – 3; Singapore – 2; and Jakarta – 12. We augment our employees from time to time with independent consultants, as required.

Properties

We have a regional/technical office in Singapore and field offices in Jakarta, Indonesia, and Port Gentil, Gabon to support field operations in those areas. At December 31, 2013, we had the following long-term lease commitments for office space:

Location	Date Lease Signed	Term	Annual Expense
Houston, Texas	April 2004	10 years	$306,000
Houston, Texas	December 2008	5.6 years	147,000
Caracas, Venezuela	December 2013	1.0 years	92,750
Port Gentil, Gabon	December 2012	2 years	61,750
Singapore	October 2012	2 years	87,600
Jakarta, Indonesia	April 2012	2 years	174,900

For descriptions of our oil and gas properties, see “Description of Interests to be Sold” and “– Business – Executive Summary”;. “– Reserves”; and “– Operations”.

Legal Proceedings

Kensho Sone, et al. v. Harvest Natural Resources, Inc., in the United States District Court, Southern District of Texas, Houston Division. On July 24, 2013, 70 individuals, all alleged to be citizens of Taiwan, filed an original complaint and application for injunctive relief relating to the Company’s interest in the WAB-21 area of the South China Sea. The complaint alleges that the area belongs to the people of Taiwan and seeks damages in excess of $2.9 million and preliminary and permanent injunctions to prevent the Company from exploring, developing plans to extract hydrocarbons from, conducting future operations in, and extracting hydrocarbons from, the WAB-21 area. The Company has filed a motion to dismiss and intends to vigorously defend these allegations.

The following related class action lawsuits were filed on the dates specified in the United States District Court, Southern District of Texas: John Phillips v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (March 22, 2013) (“Phillips case”); Sang Kim v. Harvest Natural Resources, Inc., James A. Edmiston, Stephen C. Haynes, Stephen D. Chesebro’, Igor Effimoff, H. H. Hardee, Robert E. Irelan, Patrick M. Murray and J. Michael Stinson (April 3, 2013); Chris Kean v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 11, 2013); Prastitis v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 17, 2013); Alan Myers v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 22, 2013); and Edward W. Walbridge and the Edward W. Walbridge Trust v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 26, 2013). The complaints allege that the Company made certain false or misleading public statements and demand that the defendants pay unspecified damages to the class action plaintiffs based on stock price declines. All of these actions have been consolidated into the Phillips case. The Company and the other named defendants have filed a motion to dismiss and intend to vigorously defend the consolidated lawsuits.

In June 2012, the operator of the Budong PSC received notice of a claim related to the ownership of part of the land comprising the Karama-1 (“KD-1”) drilling site. The claim asserts that the land on which the drill site is located is partly owned by the claimant. The operator purchased the site from local landowners in January 2010, and the purchase was approved by BPMIGAS, Indonesia’s oil and gas regulatory authority. The claimant is seeking compensation of 16 billion Indonesia Rupiah (approximately $1.4 million, $1.0 million net to our 71.61 percent cost sharing interest) for land that was purchased at a cost of $4,100 in January 2010. On March 8, 2013, the court ruled to dismiss the claim because the claim had not been filed against the proper parties to the claim. On March 19, 2013, the claimant filed an appeal against the judgment. We dispute the claim and plan to vigorously defend against it.

In May 2012, Newfield Production Company (“Newfield”) filed notice pursuant to the Purchase and Sale Agreement between Harvest (US) Holdings, Inc. (“Harvest US”), a wholly owned subsidiary of Harvest, and Newfield dated March 21, 2011 (the “PSA”) of a potential environmental claim involving certain wells drilled on the Antelope Project. The claim asserts that locations constructed by Harvest US were built on, within, or otherwise impact or potentially impact wetlands and other water bodies. The notice asserts that, to the extent of potential penalties or other obligations that might result from potential violations, Harvest US must indemnify Newfield pursuant to the PSA. In June 2012, we provided Newfield with notice pursuant to the PSA (1) denying that Newfield has any right to indemnification from us, (2) alleging that any potential environmental claim related to Newfield’s notice would be an assumed liability under the PSA and (3) asserting that Newfield indemnify us pursuant to the PSA. We dispute Newfield’s claims and plan to vigorously defend against them.

On May 31, 2011, the United Kingdom branch of our subsidiary, Harvest Natural Resources, Inc. (UK), initiated a wire transfer of approximately $1.1 million ($0.7 million net to our 66.667 percent interest) intending to pay Libya Oil Gabon S.A. (“LOGSA”) for fuel that LOGSA supplied to our subsidiary in the Netherlands, Harvest Dussafu, B.V., for the company’s drilling operations in Gabon. On June 1, 2011, our bank notified us that it had been required to block the payment in accordance with the U.S. sanctions against Libya as set forth in Executive Order 13566 of February 25, 2011, and administered by OFAC, because the payee, LOGSA, may be a blocked party under the sanctions. The bank further advised us that it could not release the funds to the payee or return the funds to us unless we obtain authorization from OFAC. On October 26, 2011, we filed an application with OFAC for return of the blocked funds to us. Until that application is approved, the funds will remain in the blocked account, and we can give no assurance when OFAC will permit the funds to be released. Our October 26, 2011 application for the return of the blocked funds remains pending with OFAC.

Robert C. Bonnet and Bobby Bonnet Land Services vs. Harvest (US) Holdings, Inc., Branta Exploration & Production, LLC, Ute Energy LLC, Cameron Cuch, Paula Black, Johnna Blackhair, and Elton Blackhair in the United States District Court for the District of Utah. This suit was served in April 2010 on Harvest and Elton Blackhair, a Harvest employee, alleging that the defendants, among other things, intentionally interfered with plaintiffs’ employment agreement with the Ute Indian Tribe – Energy & Minerals Department and intentionally interfered with plaintiffs’ prospective economic relationships. Plaintiffs seek actual damages, punitive damages, costs and attorney’s fees. We dispute plaintiffs’ claims and plan to vigorously defend against them. On October 29, 2013, we learned that the court administratively closed the case. The case was recently reopened as a result of the Circuit Court of Appeals ruling against Plaintiffs’ discovery request. We dispute Plaintiffs’ claims and plan to vigorously defend against them.

Uracoa Municipality Tax Assessments. Harvest Vinccler S.C.A., a subsidiary of Harvest Holding (“Harvest Vinccler”), has received nine assessments from a tax inspector for the Uracoa municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•	Three claims were filed in July 2004 and allege a failure to withhold for technical service payments and a failure to pay taxes on the capital fee reimbursement and related interest paid by PDVSA under the Operating Service Agreement (“OSA”). Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss one of the claims and has protested with the municipality the remaining claims.

•	Two claims were filed in July 2006 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Tax Court in Barcelona, Venezuela, on these claims.

•	Two claims were filed in August 2006 alleging a failure to pay taxes on estimated revenues for the second quarter of 2006 and a withholding error with respect to certain vendor payments. Harvest Holding has filed a protest with the Tax Court in Barcelona, Venezuela, on one claim and filed a protest with the municipality on the other claim.

•	Two claims were filed in March 2007 alleging a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a protest with the municipality on these claims.

Harvest Vinccler disputes the Uracoa tax assessments and believes it has a substantial basis for its positions based on the interpretation of the tax code by SENIAT (the Venezuelan income tax authority), as it applies to operating service agreements, Harvest Holding has filed claims in the Tax Court in Caracas against the Uracoa Municipality for the refund of all municipal taxes paid since 1997.

Libertador Municipality Tax Assessments. Harvest Vinccler has received five assessments from a tax inspector for the Libertador municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•	One claim was filed in April 2005 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Mayor’s Office and a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss the claim. On April 10, 2008, the Tax Court suspended the case pending a response from the Mayor’s Office to the protest. If the municipality’s response is to confirm the assessment, Harvest Holding will defer to the Tax Court to enjoin and dismiss the claim.

•	Two claims were filed in June 2007. One claim relates to the period 2003 through 2006 and seeks to impose a tax on interest paid by PDVSA under the OSA. The second claim alleges a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

•	Two claims were filed in July 2007 seeking to impose penalties on tax assessments filed and settled in 2004. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

Harvest Vinccler disputes the Libertador allegations set forth in the assessments and believes it has a substantial basis for its position. As a result of the SENIAT’s interpretation of the tax code as it applies to operating service agreements, Harvest Vinccler has filed claims in the Tax Court in Caracas against the Libertador Municipality for the refund of all municipal taxes paid since 2002.

On May 4, 2012, Harvest Vinccler learned that the Political Administrative Chamber of the Supreme Court of Justice issued a decision dismissing one of Harvest Vinccler’s claims against the Libertador Municipality. Harvest Vinccler continues to believe that it has sufficient arguments to maintain its position in accordance with the Venezuelan Constitution. Harvest Vinccler plans to present a request of Constitutional Revision to the Constitutional Chamber of the Supreme Court of Justice once it is notified officially of the decision. Harvest Vinccler has not received official notification of the decision. Harvest Vinccler is unable to predict the effect of this decision on the remaining outstanding municipality claims and assessments.

On February 21, 2014, Tecnica Vial and Flamingo, our partners in Colombia on Blocks VSM 14 and VSM 15, respectively, filed for arbitration of claims related to the farmout agreements for each block. We had received notices of default from our partners for failing to comply with certain terms of the farmout agreements, followed by notices of termination on November 27, 2013. We determined that it was appropriate to fully impair the costs associated with these interests, and we recorded an impairment charge of $3.2 million during the year ended December 31, 2013 which includes an accrual of $2 million related to this matter. We intend to vigorously defend the matter.

We are a defendant in or otherwise involved in other litigation incidental to our business. In the opinion of management, there is no such litigation that will have a material adverse effect on our financial condition, results of operations and cash flows.

Financial Statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Reserve Report

The following audited consolidated financial statements of Harvest Natural Resources, Inc. and its subsidiaries, along with the related Management’s Discussion and Analysis of Financial Condition and Results of Operations, are attached to this proxy statement as Appendix E:

•	Report of Independent Registered Public Accounting Firm

•	Consolidated Balance Sheets at December 31, 2013 and 2012

•	Consolidated Statements of Operations and Comprehensive Income (Loss) for the Years Ended December 31, 2013 and 2012

•	Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2013 and 2012

•	Consolidated Statements of Cash Flows for the Years Ended December 31, 2013 and 2012

•	Notes to Consolidated Financial Statements

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

This information is excerpted from our Annual Report on Form 10-K for the year ended December 31, 2013.

The following unaudited consolidated financial statements of Harvest Holding and its subsidiaries are attached to this proxy statement as Appendix F:

•	Consolidated Balance Sheets at December 31, 2013 and 2012

•	Consolidated Statements of Operations Income for the Years Ended December 31, 2013 and 2012

•	Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2013 and 2012

•	Consolidated Statements of Cash Flows for the Years Ended December 31, 2013 and 2012

•	Notes to Consolidated Financial Statements.

The following audited financial statements of Petrodelta for the years ended December 31, 2013 and 2012 are attached to this proxy statement as Appendix G:

•	Independent Auditor’s Report

•	Statements of Financial Position at December 31, 2013 and 2012

•	Statements of Comprehensive Income for the Years Ended December 31, 2013 and 2012

•	Statements of Changes in Equity for the Years Ended December 31, 2013 and 2012

•	Statements of Cash Flow for the Years Ended December 31, 2013 and 2012

•	Notes to the Financial Statements

This information is excerpted from our Annual Report on Form 10-K for the year ended December 31, 2013.

The Reserve Report of Ryder Scott as of December 31, 2013 is attached to this proxy statement as Appendix D. Note that this report reflects HNR Finance’s 40 percent equity interest in Petrodelta.

Selected Financial Data

The following table sets forth our selected consolidated financial data for each of the years in the five-year period ended December 31, 2013.

	Year Ended December 31,
	2013	2012	2011	2010	2009
	(in thousands, except per share data)
Consolidated Statements of Operations:
Operating loss	$(45,436)	$(38,826)	$(77,155)	$(32,774)	$(29,705)
Earnings from Equity Affiliates	72,578	67,769	73,451	66,291	35,253
Income (loss) from continuing operations(1)	(83,946)	2,199	(30,285)	12,615	(2,384)
Net income (loss) attributable to Harvest	(89,096)	(12,211)	55,960	14,375	(3,568)
Income (loss) from continuing operations attributable to Harvest per common share:
Basic(1)	$(2.12)	$0.06	$(0.89)	$0.38	$(0.07)
Diluted(1)	$(2.12)	$0.06	$(0.89)	$0.34	$(0.07)
Weighted average common shares outstanding
Basic	39,579	37,424	34,117	33,541	33,084
Diluted	39,579	37,591	34,117	36,767	33,084

	As of December 31,
	2013	2012	2011	2010	2009
	(in thousands)
Balance Sheet Data:
Total assets	$734,880	$596,837	$507,203	$484,622	$345,214
Long-term debt, net of current maturities	—	74,839	31,535	78,291	—
Total Harvest’s Stockholders’ equity(2)	302,630	379,337	355,691	291,727	271,603

(1)	Reduced for net income attributable to noncontrolling interests.
(2)	No cash dividends were declared or paid during the periods presented.

Selected Quarterly Financial Data

Selected quarterly financial data for each of the quarters in each of the years ended December 31, 2013 and 2012 appears in the financial information included in Appendix E attached to this proxy statement.

Information About Oil and Gas Producing Activities

Certain information about our oil and gas producing activities, including the information required by ASC 932, “Extractive Activities – Oil and Gas”, is included in Appendix E attached hereto. See also “Description of Interests to be Sold” and “Information About Harvest – Business” above.

Unaudited Pro Forma Consolidated Financial Statements

The audited consolidated statement of operations for the year ended December 31, 2013 reflect the loss from the sale of the 29% equity interest in Harvest Holding which occurred on December 16, 2013. The following unaudited pro forma consolidated statement of operations for the years ended December 31, 2013 and 2012 have been derived from our historical financial statements as if both the sale of the 29% equity interest in Harvest Holding (which was included in results for the year ended December 31, 2013) and the sale of the 51% equity interest in Harvest Holding (which has not occurred) occurred on January 1, 2012. For the unaudited pro forma consolidated balance sheet as of December 31, 2013, pro forma adjustments were made to reflect the sale of the 51% equity interest in Harvest Holding as if it had occurred on December 31, 2013 whereas no pro forma adjustments were necessary for the sale of the 29% equity interest in Harvest Holding as this transaction was reflected in the audited consolidated balance sheet as of December 31, 2013.

As a result of the sale of the equity interest in Harvest Holding, there will be compensation expense related to benefits which certain officers and employees will receive. This includes the vesting of certain stock-based compensation awards, the cash settlement of certain restricted stock awards and the payment of certain severance benefits. The unaudited pro forma consolidated statement of operations for the years ended December 31, 2013 and 2012 reflect the pro forma expense associated with the accelerated vesting of stock-based compensation, the cash settlement of certain restricted stock awards and severance payments as if these events occurred on January 1, 2012. The unaudited pro forma consolidated balance sheet as of December 31, 2013 has been prepared as if such events occurred on December 31, 2013. Compensation which is deferred and which will not be paid until the officer or employee has been involuntarily terminated is not reflected in the pro forma adjustments as the employee must continue to perform services for the Company subsequent to the sales of the equity interests in Harvest Holding.

For pro forma purposes, funds from debt issuances were no longer required as proceeds from the sales of the 80% equity interest in Harvest Holding were adequate to fund operations and capital requirements during the pro forma periods from January 1, 2012 through December 31, 2013. Therefore in these unaudited pro forma consolidated financial statements, we have reflected pro forma adjustments related to the impact of the sale of the equity interest in Harvest Holding on the debt and equity instruments which were outstanding during the periods presented in the unaudited pro forma consolidated financial statements. For our 11% senior notes due 2014, in December 2013, the Company provided its noteholders with a notice of redemption of all of the outstanding 11% senior notes due 2014. The notes were redeemed at par on January 11, 2014. We made no pro forma adjustments related to the 8.25% senior convertible notes which were outstanding on January 1, 2012 and which were fully redeemed during 2012 as the 8.25% senior convertible notes were not available for redemption under the terms of the related debt agreements. The sale of the equity interest in Harvest Holding is also expected to require a cash settlement of our outstanding warrants at a price determined based on the higher of fair value or a valuation using the Black-Scholes calculation method. These warrants were issued in 2010 in connection with a term loan facility that was extinguished in 2011. The warrant derivative liability has been reflected on our balance sheet at fair value with adjustments to effect the changes in fair value each period in unrealized gain (loss) on derivatives. As of January 1, 2012, there were 1,602,007 warrants outstanding at an average exercise price of $13.75 per share. As of December 31, 2013, there were 1,826,001 warrants outstanding at an average exercise price of $12.95 per share. The unaudited pro forma consolidated statement of operations for the years ended December 31, 2013 and 2012 reflect the exclusion of the 11% senior notes that were issued in October 2012 and the cash settlement of the warrants on January 1, 2012. The unaudited pro forma consolidated balance sheet as of December 31, 2013 has been prepared as if the redemption of the 11% senior notes and the cash settlement of the warrants occurred as of December 31, 2013.

The unaudited pro forma financial statements also reflect the related pro forma tax impact of the adjustments. As discussed further in the notes to the consolidated financial statements contained in Appendix E, as of January 1, 2012 the Company had U.S. operating loss carryforwards for which valuation allowances had been provided. The unaudited pro forma consolidated statement of operations for the periods presented reflect the benefit from utilizing net operating losses and other benefits to offset the taxable gain from the sales of the equity interest in Harvest Holding. In addition, we also reflected the tax impact of distributing earnings from HNR Energia. Under ASC 740-30-25-17, no deferred tax liability must be recorded if sufficient evidence shows that the subsidiary has invested or will invest the undistributed earnings or that the earnings will be remitted in a tax-free manner. As of December 31, 2013, the book-tax outside basis difference in our foreign subsidiary resulting from unremitted earnings was approximately $334.8 million. Prior to 2013, no U.S. taxes had been recorded on these earnings as it was our practice and intention to reinvest the earnings of our non-U.S. subsidiaries in those operations. During the fourth quarter of 2013, management evaluated numerous factors related to the timing and amounts of possible future distribution of these earnings to the parent company, with consideration of the pending sale of the remaining equity interest in Harvest Holding as well as possible sales of other non-U.S. assets. While we will continue to invest the undistributed earnings to the extent possible and operate the Company’s business in the normal course, management is also considering distributions to the Company’s shareholders which could include the distribution of proceeds from the sales of assets by the Company’s foreign subsidiaries to the U.S. parent company resulting in U.S. taxable income. Because management is pursuing various alternatives, a determination was made that it was appropriate to record a deferred tax liability associated with the unremitted earnings of our foreign subsidiaries of $89.9 million in the fourth quarter of 2013. This liability included $51.1 million which could become payable currently upon the sale of the remaining interest in Harvest Holding and is therefore reflected as a current deferred tax liability. For purposes of these pro forma financial statements of operations we did not make any pro forma adjustments to recognize tax expense related to the earnings in foreign subsidiaries which are not being sold in connection with sales of the equity interests in Harvest Holding as we considered such earnings to be indefinitely reinvested on January 1, 2012.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial statements reflect estimates and assumptions that the Company’s management believes to be reasonable. Actual results may differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results. These unaudited pro forma condensed consolidated financial statements and the accompanying unaudited notes should be read in conjunction with the Company’s consolidated financial statements and notes thereto contained in Appendix E.

HARVEST NATURAL RESOURCES, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

(in thousands)

(unaudited)

	Harvest as Filed December 31, 2013	Sale of 51% Equity Interest in Harvest Holding(5)		Compensation Related Charges and Payments			Extinguishment of Debt and Warrant Derivatives			Harvest December 31, 2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$120,897	$271,000	(1)		$(2,726	)(3)		$(79,750	)(4)	$307,168
		(244	)(2)					(2,009	)(5)
Restricted cash	148									148
Accounts receivable, net	1,962	(106	)(2)							1,856
Deferred income taxes	81	(53	)(2)							28
Prepaid expenses and other	2,030	(37	)(2)					(1,279	)(4)	714

TOTAL CURRENT ASSETS	125,118	270,560			(2,726)			(83,038)		309,914

LONG-TERM RECEIVABLE – EQUITY AFFILIATE	15,097	(15,097	)(2)							—
INVESTMENT IN EQUITY AFFILIATE	485,401	(485,401	)(2)							—
PROPERTY AND EQUIPMENT:
Oil and gas properties (successful efforts method)	108,013									108,013
Other administrative property, net	378	(92	)(2)							286

TOTAL PROPERTY AND EQUIPMENT, NET	108,391	(92)						—		108,299
OTHER ASSETS	873	(8	)(2)							865

TOTAL ASSETS	$734,880	$(230,038)			$(2,726)			$(83,038)		$419,078

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable, trade and other	$4,398	$(57	)(2)	$			$			$4,341
Accrued expenses	22,659	(1,105	)(2)		818	(3)				22,372
Accrued interest	380									380
Income taxes payable	2,178	80,020	(6)		(1,369	)(6)		(1,180	)(6)	79,649
Current deferred tax liability	43,162	(43,162	)(6)		—			—		—
Current portion – long term debt	77,480	—			—			(77,480	)(4)	—
Note payable to noncontrolling interest owner	6,109	—			—			—		6,109
Other current liabilities	419	(412	)(2)							7

Total current liabilities	156,785	35,284			(551)			(78,660)		112,858

WARRANT DERIVATIVE LIABILITY	1,953							(1,953	)(5)	—
LONG-TERM DEFERRED TAX LIABILITY	29,787	(27,416	)(6)		—			—		2,371
OTHER LONG-TERM LIABILITIES	558				(558	)(3)				—
COMMITMENTS AND CONTINGENCIES

EQUITY
STOCKHOLDERS’ EQUITY:
Common stock	487									487
Additional paid-in capital	276,083				3,928	(3)				280,011
Retained earnings	92,282	14,703	(1)		(6,914	)(3)		(3,549	)(4)	89,573
		(9,442	)(6)		1,369	(6)		(56	)(5)
								1,180	(6)
Treasury stock	(66,222)									(66,222)

TOTAL HARVEST STOCKHOLDERS’ EQUITY	302,630	5,261			(1,617)			(2,425)		303,849
NONCONTROLLING INTERESTS	243,167	(243,167	)(2)							—

TOTAL EQUITY	545,797	(237,906)			(1,617)			(2,425)		303,849

TOTAL LIABILITIES AND EQUITY	$734,880	$(230,038)			$(2,726)			$(83,038)		$419,078

HARVEST NATURAL RESOURCES, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

(unaudited)

	Harvest as Filed Twelve Months Ended December 31, 2013	Sale of 29% Equity Interest in Harvest Holding			Sale of 51% Equity Interest in Harvest Holding		Compensation Related Charges and Payments			Extinguishment of Debt and Warrant Derivatives			Harvest Twelve Months Ended December 31, 2013

EXPENSES:
Depreciation and amortization	$341	$			$(150	)(10)	$			$			$191
Exploration expense	15,155												15,155
Impairment expense	575												575
General and administrative	29,365				(2,582	)(10)		(1,898	)(11)				24,885

	45,436		—		(2,732)			(1,898)			—		40,806

LOSS FROM OPERATIONS	(45,436)		—		2,732			1,898			—		(40,806)

OTHER NON-OPERATING INCOME (EXPENSE):
Investment earnings and other	280				(269	)(10)							11
Loss on sale of interest in Harvest Holding	(22,994)		22,994	(7)	—			—			—		—
Unrealized gain (loss) on derivatives	3,517										(3,517	)(14)
Interest expense	(4,495)										4,469	(13)	(26)
Foreign currency transaction loss	(820)				(27	)(10)							(847)
Other non-operating expenses	(1,849)												(1,849)

	(26,361)		22,994		(296)			—			952		(2,711)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(71,797)		22,994		2,436			1,898			952		(43,517)
INCOME TAX EXPENSE (BENEFIT)	73,087		(16,625	)(15)	(405	)(10)		664	(15)		1,564	(15)	(6,968)
					(65,253	)(15)

LOSS FROM CONTINUING OPERATIONS BEFORE EARNINGS FROM EQUITY AFFILIATE	(144,884)		39,619		68,094			1,234			(612)		(36,549)
EARNINGS FROM EQUITY AFFILIATE	72,578				(72,578	)(10)							—

INCOME (LOSS) FROM CONTINUING OPERATIONS	(72,306)		39,619		(4,484)			1,234			(612)		(36,549)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	11,640		16,878	(8)	(28,518	)(10)							—

NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO HARVEST	$(83,946)		$22,741		$24,034			$1,234			$(612)		$(36,549)

BASIC EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	$(2.12)												$(0.92)

DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	$(2.12)												$(0.92)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	39,579												39,579
Diluted	39,579												39,579

HARVEST NATURAL RESOURCES, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

(unaudited)

	Harvest as Filed Twelve Months Ended December 31, 2012	Sale of 29% Equity Interest in Harvest Holding			Sale of 51% Equity Interest in Harvest Holding		Compensation Related Charges and Payments			Reflect Discontinued Operations			Extinguishment of Debt and Warrant Derivatives			Harvest Twelve Months Ended December 31, 2012
EXPENSES:
Depreciation and amortization	$391	$			$(153	)(10)	$			$			$			$238
Exploration expense	8,838															8,838
Impairment expense	2,900															2,900
Dry hole costs	685															685
General and administrative	26,012				(3,605	)(10)		3,570	(11)		(1,099	)(12)				24,878

	38,826		—		(3,758)			3,570			(1,099)			—		37,539

LOSS FROM OPERATIONS	(38,826)		—		3,758			(3,570)			1,099			—		(37,539)

OTHER NON-OPERATING INCOME (EXPENSE):
Investment earnings and other	348				(299	)(10)										49
Gain on sale of interest in Harvest Holding	—		17,915	(7)	87,107	(9)		—			(105,022	)(12)		—		—
Unrealized gain (loss) on derivatives	(600)													792	(14)	192
Interest expense	(1,590)													1,347	(13)	(243)
Debt conversion expense	(3,645)															(3,645)
Loss on extinguishment of debt	(5,425)															(5,425)
Foreign currency transaction loss	(113)															(113)
Other non-operating expenses	(2,905)															(2,905)

	(13,930)		17,915		86,808			—			(105,022)			2,139		(12,090)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(52,756)		17,915		90,566			(3,570)			(103,923)			2,139		(49,629)
INCOME TAX EXPENSE (BENEFIT)	(609)		25,302	(15)	(632	)(10)		(865	)(15)		(132,851	)(15)		471	(15)	(12,080)
					97,104	(15)

LOSS FROM CONTINUING OPERATIONS BEFORE EARNINGS FROM EQUITY AFFILIATE	(52,147)		(7,387)		(5,906)			(2,705)			28,928			1,668		(37,549)
EARNINGS FROM EQUITY AFFILIATE	67,769				(67,769	)(10)										—

INCOME (LOSS) FROM CONTINUING OPERATIONS	15,622		(7,387)		(73,675)			(2,705)			28,928			1,668		(37,549)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	13,423		19,463	(8)	(32,886	)(10)										—

NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO HARVEST	$2,199		$(26,850)		$(40,789)			$(2,705)			$28,928			$1,668		$(37,549)

BASIC EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	$0.06															$(1.00)

DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	$0.06															$(1.00)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	37,424															37,424
Diluted	37,591															37,424

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Consolidated Financial Statements

(1)	Reflects the pro forma impact of the net cash proceeds of $271.0 million and pre-tax gain of $14.7 million from the sale to Petroandina of the 51% equity interest in Harvest Holding as if the transaction had been completed on December 31, 2013. The pro forma gain was determined based on the $275.0 million of proceeds less $254.7 million of costs attributable to the 51% interest in Harvest Holding and transaction costs of $4.0 million. The transaction costs are estimated costs which would be incurred subsequent to December 31, 2013 and would be reported in future periods.
(2)	Reflects the pro forma impact of deconsolidating Harvest Holding as a result of no longer owning a majority interest in Harvest Holding upon the sale of the 51% equity interest in Harvest Holding. As a result, the investment in Petrodelta of $485.4 million, the receivable from Petrodelta of $15.1 million, cash of $0.2 million and various other assets and liabilities have been removed from the balance sheet.
(3)	Reflects the pro forma impact of the accelerated vesting of stock-based compensation, the cash settlement of certain restricted stock awards and severance payments resulting from the sale of the equity interest in Harvest Holding as if these events occurred on December 31, 2013.
(4)	Reflects the pro forma repayment of the borrowings and accrued interest under the 11 percent senior unsecured notes as of December 31, 2013 (for which a notice of redemption was given in December 2013), including the write-off of unamortized debt financing costs of $1.3 million as well as the elimination of the embedded derivative associated with potential repurchase premiums. These notes were redeemed at par on January 11, 2014 without incurring a redemption premium.
(5)	Reflects the pro forma payment of $2.0 million to settle the 1,826,001 warrants outstanding on December 31, 2013 based on a calculated settlement price as of such date of $1.10 per warrant.
(6)	Reflects the income tax expense (benefit) resulting from the pro forma transactions: (a) $9.4 million from the pro forma gain on the sale of the 51% equity interest in Harvest Holding to Petroandina on December 31, 2013 ($80.0 million less $43.2 million and $27.4 million previously recorded as a current and long-term deferred tax liability, respectively, related to unremitted earnings of our foreign subsidiaries), (b) $(1.4) million from the pro forma compensation related changes and payments and (c) $(1.2) million from the pro forma redemption of the borrowings under the 11 percent senior unsecured notes on December 31, 2013.
(7)	Reflects the pro forma gain of $17.9 million from the sale to Petroandina of a 29% equity interest in Harvest Holding as if the transaction had been completed on January 1, 2012 (and the pro forma adjustment to reverse the loss of $23.0 million recognized in the historical financial statements for the year ended December 31, 2013). The pro forma gain was determined based on the $125 million of proceeds less $103.9 million of costs attributable to the 29% equity interest in Harvest Holding and transaction costs of $3.2 million and has been included in the consolidated pro forma statement of operations for the twelve months ended December 31, 2012. The transaction costs were reported in the results for the year ended December 31, 2013.
(8)	Reflects the pro forma increase in net income attributable to noncontrolling interests for the 29% equity interest in Harvest Holding acquired by Petroandina as if the transaction had been completed on January 1, 2012.
(9)	Reflects the pro forma gain of $87.1 million from the sale to Petroandina of a 51% equity interest in Harvest Holding as if the transaction had been completed on January 1, 2012. The pro forma gain was determined based on the $275 million of proceeds less $183.9 million of cost of the investment attributable to the 51% equity interest in Harvest Holding and transaction costs of $4.0 million and has been included in the consolidated pro forma statement of operations for the twelve months ended December 31, 2012. The transaction costs are estimated costs which would be incurred subsequent to December 31, 2013 and would be reported in future periods.
(10)

Reflects the pro forma impact of eliminating the results from Harvest Holding for periods beginning January 1, 2012 as a result of no longer owning an interest in Harvest Holding upon the sale of the 51% equity interest in Harvest Holding. As a result, equity in earnings from the investment in Petrodelta, various expenses and other income items for Harvest Holding and net income attributable to noncontrolling interests have been eliminated for pro forma purposes. In addition, should the sale of the 51% equity interest in Harvest Holding be completed, Harvest’s historical financial statements for periods prior to and after the sale will reflect results for Harvest Holding in discontinued operations as Harvest will no longer have any operations in Venezuela.
(11)	Reflects the pro forma impact of the accelerated vesting of stock-based compensation, the cash settlement of certain restricted stock awards and severance payments resulting from the sale of the equity interest in Harvest Holding as if these events occurred on January 1, 2012, and for periods after January 1, 2012, the pro forma reversal of expense associated with the vesting of these awards which was recorded in the historical financial statements.
(12)	Reflects the pro forma impact of presenting our Venezuela operations as discontinued. The results reflected in discontinued operations in these pro forma consolidated financial statements include the gains from the sales of the 80% equity interest in Harvest Holding and compensation related charges for employees of our Venezuelan operations which resulted from the sale. As discussed in note 10, should the sale of the 51% equity interest in Harvest Holding be completed, Harvest’s historical financial statements for periods prior to and after the sale will reflect results for Harvest Holding in discontinued operations as Harvest will no longer have any operations in Venezuela.
(13)	Reflects the pro forma elimination of interest on borrowings related to the 11% senior notes due 2014, the date of these pro forma financial statements. No pro forma adjustments were made related to the 8.25% senior convertible notes which were outstanding on January 1, 2012 as these notes were not available for redemption under the terms of the related debt agreements.
(14)	Reflects the pro forma payment of $4.7 million to settle the 1,602,007 warrants outstanding on January 1, 2012 based on a calculated settlement price as of such date of $2.92 per warrant, and for the periods from January 1, 2012 through December 31, 2013, the elimination of the unrealized gain (loss) recorded related to the fair value adjustments for the warrant derivative liability.
(15)	Reflects the income tax expense (benefit) resulting from the pro forma gains based on the sales of the 80% equity interest in Harvest Holding to Petroandina on January 1, 2012, the pro forma extinguishment of debt and warrant derivatives and the pro forma compensation related charges and payments. The pro forma tax adjustments are as follows:

	Twelve Months Ended December 31,
	2013	2012
	(in thousands)
Income tax expense on sale of 29% equity interest in Harvest Holding	$(16,625)	$35,747
Income tax expense on sale of 51% equity interest in Harvest Holding	(65,253)	97,104
Elimination of income tax benefit (expense) related to results from Harvest Holding for the period	(405)	(632)
Income tax expense (benefit) related to compensation related charges and payments	664	(865)
Income tax (benefit) from losses for which a valuation allowance was provided	—	(10,445)
Income tax expense for redemption of debt	1,564	471

	$(80,055)	$121,380

Security Ownership of Management and Certain Beneficial Owners

Directors and Named Executive Officers

The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, each named executive officer and our directors and named executive officers as a group. Except as otherwise indicated, all information is as of February 28, 2014.

The number of shares of our common stock beneficially owned by each director or named executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after February 28, 2014 through the exercise of stock options or other rights. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Shares Acquirable Within 60 Days		Total Beneficial Ownership	Percent of Shares Outstanding(2)
James A. Edmiston	367,766	681,700	(4)	1,049,466	2.45%
Stephen C. Haynes	71,647	144,300		215,947	*
Keith L. Head	49,293	119,666		168,959	*
Karl L. Nesselrode	69,478	154,167		223,645	*
Robert Speirs	225,483	238,833		464,316	1.10%
Stephen D. Chesebro’	449,521	15,000		464,521	1.10%
Igor Effimoff	60,667	10,000		70,667	*
H. H. Hardee	216,450	15,000		231,450	*
Robert E. Irelan	72,667	10,000		82,667	*
Patrick M. Murray	237,521	15,000		252,521	*
J. Michael Stinson	129,667	15,000		144,667	*
All current directors and executive officers as a group of eleven persons	1,950,160	1,418,666		3,368,826	7.74	%(3)

*	Represents less than 1 percent of our outstanding common stock.
(1)	This number does not include common stock which our directors or officers have a right to acquire within 60 days of February 28, 2014.
(2)	Percentages are based on 42,104,038 shares of common stock outstanding on February 28, 2014.
(3)	Percentages have been calculated assuming that the vested options have been exercised by the individual for which the percent is being calculated.
(4)	Excludes options to purchase 250,000 shares that vest if the average closing price of the common stock equals or exceeds $20 per share for 10 consecutive trading days.

Certain Beneficial Owners

The following table shows the beneficial owners of more than 5 percent of the Company’s common stock as of February 28, 2014 based on information available as of that date:

Name & Address	Aggregate Number of Shares Beneficially Owned(1)		Percent of Shares Outstanding(2)	Report Date	Source
Glenhill Advisors LLC 600 Fifth Avenue, 11th Floor New York, NY 10020	4,364,130	(3)	10.37%	2/14/2014	Sch. 13G/A	(3)

MSDC Management LP 645 Fifth Avenue, 21st Floor New York, New York 10022	4,120,112	(4)	9.29%	2/13/2014	Sch. 13G/A	(4)

Dimensional Fund Advisors, Inc. Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	3,146,396	(5)	7.47%	2/10/2014	Sch. 13G/A

Caisse de dépôt et placement du Québec 1000 place Jean-Paul-Riopelle Montreal (Quebec), H2Z 2B3	2,500,000		5.94%	2/13/2014	Sch. 13G/A

(1)	The stockholder has sole voting and dispositive power over the shares indicated unless otherwise disclosed.
(2)	The Company had 42,104,038 shares of common stock outstanding as of February 28, 2014.
(3)	In its Schedule 13G/A, Glenhill Advisors LLC and its affiliates reported sole voting power with respect to 3,838,161 shares, shared voting power with respect to 525,969 shares and sole dispositive power with respect to all shares.
(4)	In its Schedule 13G/A, MSDC Management LP and its affiliates reported shared voting and dispositive power with respect to all shares. Includes 2,260,877 shares issuable upon the exercise of warrants.
(5)	In its Schedule 13G/A, Dimensional Fund Advisors, Inc. and its affiliates reported sole voting power with respect to 3,092,733 shares and sole dispositive power with respect to all shares.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk from adverse changes in oil and natural gas prices and foreign exchange risk, as discussed below.

Oil Prices

Oil and natural gas prices historically have been volatile, and this volatility is expected to continue. Prevailing prices for such commodities are subject to wide fluctuation in response to relatively minor changes in supply and demand and a variety of other factors beyond our control. Being primarily a crude oil producer, we are more significantly affected by changes in crude oil prices than by changes in natural gas prices. As an independent oil producer, our revenue, other income and profitability, reserve values, access to capital and future rate of growth substantially depend on the prevailing prices of crude oil and natural gas.

We and our equity affiliates currently do not have any oil production that is hedged. While hedging limits the downside risk of adverse price movements, it may also limit future revenues from favorable price movements.

Interest Rates

Total debt at December 31, 2013 consisted of $77.5 million of fixed-rate senior unsecured notes maturing in 2014 and a $6.1 million note payable to a noncontrolling interest owner maturing in 2016. We used a portion of the proceeds from the sale of the 29 percent interest in Harvest Holding to redeem all of our 11% Senior Notes due 2014. The notes were redeemed on January 11, 2014, for $80.0 million, including principal and accrued and unpaid interest. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risks, Uncertainties, Capital Resources and Liquidity” in Appendix E attached to this proxy statement. Interest on the note payable to the noncontrolling interest owner accrues at US dollar based LIBOR plus 0.5%. It is management’s intention to fully settle this note in 2014.

Foreign Exchange

The Bolivar is not readily convertible into the U.S. Dollar. We have not used currency hedging programs to mitigate any risks associated with operations in Venezuela, and therefore our financial results are subject to favorable or unfavorable fluctuations in exchange rates and inflation in that country. Venezuela has imposed currency exchange controls. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Effects of Changing Prices, Foreign Exchange Rates and Inflation” in Appendix E attached to this proxy statement.

INFORMATION ABOUT PETROANDINA AND PLUSPETROL

Petroandina is a company with limited liability (naamloze vennootschap) organized and existing under the laws of the Netherlands and is a wholly owned subsidiary of Pluspetrol. Petroandina was formed for the purpose of implementing acquisitions in the oil and gas industry. Petroandina has not carried out any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions described in the Share Purchase Agreement.

Petroandina’s principal executive offices are located at Muiderstraat 7/A, 1011PZ Amsterdam, The Netherlands and its telephone number is +31 20 662 2199.

Pluspetrol is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands and, through its affiliates, is one of the leading exploration and production companies in Latin America with operations in Argentina, Bolivia, Peru, Venezuela and Colombia as well as in Angola.

Pluspetrol’s principal executive offices are located at Muiderstraat 7/A, 1011PZ Amsterdam, The Netherlands and its telephone number is +31 20 662 2199.

PROPOSAL NO. 2

ADVISORY VOTE ON SALE-RELATED COMPENSATION ARRANGEMENTS

The Non-Binding Advisory Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable by the Company to its named executive officers in connection with the sale of our remaining Venezuelan interests.

We are asking our stockholders to indicate whether they approve of the various compensation that will or may become payable by the Company to its named executive officers in connection with the sale. These payments are set forth in the table entitled “Golden Parachute Compensation” in the section of this proxy statement entitled “Interests of Harvest’s Directors and Executive Officers in the Proposed Sale” beginning on page 58 of this proxy statement and are further described in the accompanying footnotes and the associated narrative discussion. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of the Company’s overall compensation program for its named executive officers, and previously have been disclosed to our stockholders as part of the “Compensation Discussion and Analysis” and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Human Resources Committee of our Board of Directors, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms. For the purposes of the sale of our remaining Venezuelan interests, our named executive officers have waived their right to terminate for good reason under their employment agreements and receive the “single-trigger payments” described in the section entitled “Interests of Harvest’s Directors and Executive Officers in the Proposed Sale” until the earlier of December 31, 2014, or the date that is 30 days following the closing of the sale of all or substantially all of our assets in Gabon, unless such officers were terminated other than for cause. Our Board of Directors has indicated that it has no current plans to terminate any of our named executive officers without cause.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of Harvest Natural Resources, Inc. approve, on a non-binding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the sale of our remaining Venezuelan interests, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled “Golden Parachute Compensation” and the related narrative disclosures.”

Approval of the non-binding advisory proposal is not conditioned on the approval of the sale of our remaining Venezuelan interests, and as an advisory vote, the result will not be binding on the Company or our Board of Directors. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the sale is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the sale in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

The proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Harvest to its named executive officers in connection with the sale of our remaining Venezuelan interests requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the special meeting. Shares abstaining and broker non-votes will have the effect of a vote against the non-binding advisory proposal. Proxies that are not returned and other failures to vote will have no effect on the vote on the non-binding advisory proposal.

Our Board of Directors recommends that you vote “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Harvest to its named executive officers in connection with the sale of our remaining Venezuelan interests.

PROPOSAL NO. 3

ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

If the number of shares present in person or represented by proxy at the special meeting voting in favor of the proposal to approve the sale of our remaining Venezuelan interests is insufficient to approve the sale at the time of the special meeting, we intend to move to adjourn the special meeting to a later date to solicit additional proxies in respect of the proposal to approve the sale.

If there are not sufficient votes at the time of the special meeting to approve the proposal to authorize the sale of our remaining Venezuelan interests, we may adjourn the special meeting, if necessary or advisable, for the purpose of soliciting additional proxies in favor of the proposal. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the proposal. Approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the sale of our remaining Venezuelan interests, such that the proposal regarding the proposed sale would not pass if it were presented for a stockholder vote, we could adjourn the special meeting without a vote on the approval of the sale and seek to convince the holders of shares that voted against the proposal to change their votes to votes in favor of the proposal. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the special meeting is required to approve the adjournment proposal. Abstentions and broker non-votes will have the effect of a vote against the adjournment proposal. Proxies that are not returned and other failures to vote will have no effect on the vote on the adjournment proposal.

Approval of the adjournment proposal is not conditioned on the approval of the sale of our remaining Venezuelan interests.

Our Board of Directors recommends that you vote “FOR” adjournment of the special meeting to a later date, if necessary or advisable, to allow for the solicitation of additional proxies in favor of the proposal to approve the sale of our remaining Venezuelan interests if there are insufficient votes to do so.

STOCKHOLDER PROPOSALS

The Special Meeting is in addition to, and not in lieu of, our 2014 annual meeting of stockholders, which we expect to hold mid-year 2014. You may (1) submit proposals to be included in our proxy materials for future annual meetings, (2) submit proposals for consideration at future annual meetings, and (3) nominate directors for election at future meetings as described below.

Under Securities and Exchange Commission (“SEC”) rules, to be eligible for inclusion in our proxy materials relating to an annual meeting of stockholders, stockholder proposals must be received at our principal executive offices not less than 120 days before the date of our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders (which, for the 2014 annual meeting, would be January 23, 2014. However, if the date of the 2014 annual meeting of stockholders is changed by more than 30 days from the date of the 2013 annual meeting (which was June 27, 2013), then the deadline for providing proposals for inclusion in our proxy materials is a reasonable time before we print and send our proxy materials for the 2014 annual meeting.

Under our bylaws, a stockholder may bring a proposal before the 2014 annual meeting by delivering or mailing a notice of the proposal to the Company’s secretary. The notice must be received by the Company at its principal executive offices not less than 60 days nor more than 180 days before the anniversary date of the immediately preceding annual meeting (which, for the 2014 annual meeting, would be no earlier than December 29, 2013, and no later than April 28, 2014). However, if the date of the annual meeting is more than 45 days later than the anniversary date of the immediately preceding annual meeting (which, for the 2014 annual meeting, would be after August 11, 2014), the stockholder’s notice must be received no later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the annual meeting was mailed to stockholders or the date on which it is first disclosed to the public. A stockholder’s proposal must be submitted to the Secretary of the Company and must set forth (1) a brief description of the business desired to be brought before the annual meeting, (2) the name and address, as they appear on the Company’s books, of the stockholder making the proposal, (3) the class and number of shares that are beneficially owned by the stockholder, and (4) any material interest of the stockholder in the business proposed to be brought before the meeting. If the stockholder’s ownership of shares is solely beneficial, documentary evidence of the ownership must accompany the notice.

Also under our bylaws, a stockholder may nominate one or more persons for election as directors at a stockholders’ meeting by delivering or mailing a notice of the stockholder’s intent to make the nomination. The notice must be given by personal delivery or by United States mail, postage prepaid, to the Company’s Secretary no later than (1) with respect to an election to be held at an annual meeting of stockholders, 90 days before the anniversary date of the date of the immediately preceding annual meeting (which, for the 2014 annual meeting, would be March 29, 2014, and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which a written statement setting forth the date of the meeting is first mailed to stockholders, provided that the statement is mailed no earlier than 120 days before the date of the meeting. Notwithstanding the foregoing, if an existing director is not standing for reelection to a directorship that is the subject of an election at a meeting or if a vacancy exists as to a directorship that is the subject of an election at a stockholders’ meeting, whether as a result of resignation, death, an increase in the number of directors or otherwise, then a stockholder may make a nomination with respect to the directorship at any time not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that the directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders. A notice of a nomination from a stockholder must set forth (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (2) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (3) a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming them) pursuant to which the nomination is to be made, (4) such other information regarding each nominee proposed by the stockholder as would be required to be included in a proxy statement filed pursuant to applicable securities regulations, and (5) the consent of each nominee to serve as a director of the Company if so elected.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including this proxy statement, are available to the public over the internet at the SEC’s web site at http://www.sec.gov. In addition, you may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E., Room 2521

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room.

If you would like to request additional information from us, please do so by Wednesday, April 30, 2014 to receive the information before the special meeting. Your request should be directed to:

Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, TX 77077

Attention: Corporate Secretary

Telephone: (281) 899-5700

If you would like additional copies of this proxy statement, without charge, or if you have questions about the procedures for voting your shares, you should contact:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

(800) 278-2141

ADDITIONAL MATTERS

Statements contained in this proxy statement regarding the contents of any contract or other document are not necessarily complete and are qualified by reference to that contract or other document filed as an exhibit with the SEC.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 8, 2014. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of the proxy statement to stockholders does not create any implication to the contrary.

You may also wish to consult your own legal, tax and financial advisors with respect to any aspect of the proposed sale of our remaining Venezuelan interests, the Share Purchase Agreement, the Shareholders’ Agreement or other matters discussed in this proxy statement.

HOUSEHOLDING OF PROXY STATEMENT

In accordance with Rule 14a-3(e)(1) under the Securities Exchange Act of 1934, one proxy statement may be delivered to two or more holders of our common stock who share an address, unless we have received contrary instructions from one or more of the holders of our common stock sharing that address. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a holder of common stock at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to holders of common stock who share an address, should be directed to:

Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, TX 77077

Attention: Corporate Secretary

Telephone (281) 899-5700

INDEX TO DEFINED TERMS USED IN THIS PROXY STATEMENT

Term	Page Where Defined
Adversary Proceeding	55
AGN-1	67
amended Windfall Profits Tax	40
ANH	67
ASC 932	42
Bcf	42
BOE	42
BofA Merrill Lynch	5
Bolivars	40
Budong PSC	62
China	61
CNOOC	66
Code	37
Company	1
Consideration	5, 27, 29
CVP	2
draft agreement	30
DTM-1	62
DTM-1ST1	62
Dussafu PSC	63
Exchange Act	13
First Closing Shares	4
Fundamental Representations	46
Gabon	61
Harvest	1
Harvest US	72
Harvest Holding	1
Harvest Vinccler	73
HNR Energia	1
HNR Finance	30
Indonesia	61
KD-1	66
LG-1	66
Litigation Event	55
Litigation Notice	55
LOGSA	72
MBbls	41
MBOE	44
Mcf	44
MMcf	42
MFS-1	67
MMcf	42
Newfield	72
OGTC	2
OSA	73
our	1
PDVSA	2
Pertamina	22

Term	Page Where Defined
Petroandina	2
Petrodelta	1
Phillips case	72
Pluspetrol	2
PPSA	40
PSA	72
PUD	43
reserve report	30
Ryder Scott	42
Sales Contract	40
SEC	89
Share Purchase Agreement	4
Shareholders’ Agreement	4
superior proposal	52
Survival Date	54
Tcf	66
Termination Date	52
Transaction	5, 27, 29
us	1
Vietnam	66
WAB-21	63
we	1
WSFB	66

INDEX TO APPENDICES

APPENDIX A –	Share Purchase Agreement	A-1
APPENDIX B –	Shareholders’ Agreement	B-1
APPENDIX C –	Opinion of Bank of America Merrill Lynch	C-1
APPENDIX D –	Reserve report dated February 26, 2014 prepared by Ryder Scott Company	D-1
APPENDIX E –

Audited Consolidated Financial Statements of Harvest Natural Resources and its Subsidiaries, related Management’s Discussion and Analysis of Financial Condition and Results of Operations, and related Information About Oil and Gas Producing Activities

E-1

	• Report of Independent Registered Public Accounting Firm	E-1

	• Consolidated Balance Sheets at December 31, 2013 and 2012	E-3

	• Consolidated Statements of Operations and Comprehensive Income (Loss) for the Years Ended December 31, 2013 and 2012	E-4

	• Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2013 and 2012	E-5

	• Consolidated Statements of Cash Flows for the Years Ended December 31, 2013 and 2012	E-6

	• Notes to Consolidated Financial Statements	E-8

	• Management’s Discussion and Analysis of Financial Condition and Results of Operations	E-55

APPENDIX F –	Unaudited Financial Statements of Harvest-Vinccler Dutch Holding B.V.	F-1

	• Consolidated Balance Sheets at December 31, 2013 and 2012	F-1

	• Consolidated Statements of Operations for the Years Ended December 31, 2013 and 2012	F-2

	• Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2013 and 2012	F-3

	• Consolidated Statements of Cash Flows for the Years Ended December 31, 2013 and 2012	F-4

	• Notes to Consolidated Financial Statements	F-5

APPENDIX G –	Financial Statements of Petrodelta, S.A.	G-1

	• Independent Auditor’s Report	G-2

	• Statements of Financial Position at December 31, 2013 and 2012	G-4

	• Statements of Comprehensive Income for the Years Ended December 31, 2013 and 2012	G-5

	• Statements of Changes in Equity for the Years Ended December 31, 2013 and 2012	G-6

	• Statements of Cash Flows for the Years Ended December 31, 2013 and 2012	G-8

	• Notes to the Financial Statements	G-9

APPENDIX A

Share Purchase Agreement

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

By and Among

PETROANDINA RESOURCES CORPORATION N.V.,

HNR ENERGIA B.V.,

HARVEST NATURAL RESOURCES, INC.,

and, solely with respect to Article V and Section 11.13,

PLUSPETROL RESOURCES CORPORATION B.V.

Dated as of December 16, 2013

Exhibits

Exhibit A	First Tranche Deed of Transfer
Exhibit B	Form of Release
Exhibit C	Second Tranche Deed of Transfer
Exhibit D	Form of Share Purchase Contract

Schedules

Schedule 8.4(a)(i)	First Tranche FMV Procedures
Seller Disclosure Schedule
Buyer Disclosure Schedule

THIS SHARE PURCHASE AGREEMENT, dated as of December 16, 2013 (this “Agreement”), is made by and among Petroandina Resources Corporation N.V., a company with limited liability (naamloze vennootschap) organized and existing under the Laws of the Netherlands (“Buyer”), and solely, with respect to Article V and Section 11.13 hereof, Pluspetrol Resources Corporation B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the Laws of the Netherlands (“Buyer Guarantor”), HNR Energia B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the Laws of Curaçao (“Seller”) and Harvest Natural Resources, Inc., a Delaware corporation (“HNR”).

W I T N E S S E T H:

WHEREAS, Seller owns all the Subject Shares (as defined below);

WHEREAS, Buyer desires to acquire the Subject Shares from Seller, and Seller desires to sell the Subject Shares to Buyer in accordance with the terms of this Agreement;

WHEREAS, the parties acknowledge and agree that the purchase by Buyer is being made at arm’s length and in good faith and HNR and Seller acknowledge that the consideration to be paid for the Subject Shares is fair value and reasonably equivalent value for the acquisitions by Buyer and is the highest and best offer available to Seller as of the date hereof for the acquisitions;

WHEREAS, Buyer and Seller have entered into Related Agreements (as defined below) as of the date hereof; and

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement and as follows:

“6.5(c) Notice” shall have the meaning set forth in Section 6.5(c).

“6.5(e) Notice” shall have the meaning set forth in Section 6.5(e).

“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement with a Third Party containing terms no less restrictive of the Third Party that is party to such agreement and its Affiliates and Representatives than the terms set forth in the Confidentiality Agreement with respect to Buyer and its Affiliates and Representatives, provided that such confidentiality agreement shall have customary standstill provisions which terminate no earlier than the date of the termination of this Agreement in accordance with the provisions of Section 8.1 which do not prohibit the confidential submission of an Acquisition Proposal or amendments thereto made in compliance with Section 6.5.

“Acquired Companies” shall mean HVDH, HNR Finance B.V., Harvest Vinccler Ltd., Harvest-Vinccler, S.C.A., Petrodelta and its Subsidiaries.

“Acquired Companies Financial Statements” shall mean the consolidated, unaudited financial statements of the Acquired Companies for (i) each of the years ended December 31, 2010, December 31, 2011 and December 31, 2012 and (ii) the nine-month period ended September 30, 2013, in each case as set forth on Section 1.1(a) of the Seller Disclosure Schedule.

“Acquired Company Material Contract” shall have the meaning set forth in Section 4.16(a).

“Acquired Company Permits” shall have the meaning set forth in Section 4.5.

“Acquisition Proposal” shall have the meaning set forth in Section 6.5(j)(i).

“Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” shall have the meaning set forth in Section 6.5(c).

“Anticorruption Laws” shall mean (i) the FCPA, (ii) the U.K. Bribery Act 2010 and (iii) any other Law promulgated by any Governmental Authority applicable to any Acquired Companies relating to bribery or corruption.

“Applicable Percentage” shall mean an amount equal to the percentage of the total Equity Interests in HNR or Seller or the total assets of HNR or Seller, in each case determined as of the date of entry into a definitive agreement with respect to an HNR Proposal, acquired in the HNR Proposal in respect of which Seller has exercised its termination right pursuant to Section 8.1(c)(ii). For purposes of this definition, it shall be assumed that, as of the date hereof, the Petrodelta Interest represents 72% of the total assets of each of HNR and Seller and that HNR’s interest in its non-Venezuela assets represents 28% of the total assets of each of HNR and Seller.

“Associated Person” shall have the meaning given to it in the U.K. Bribery Act 2010.

“Bankruptcy Law” shall mean Title 11, United States Code, or any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law for the relief of debtors.

“Basket” shall mean $2,500,000, in the aggregate, prior to the Final Closing Date and $8,000,000, in the aggregate, after the Final Closing Date.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York and Houston, Texas are authorized or obligated by Law or executive order to close.

“Buyer” shall have the meaning set forth in the Preamble.

“Buyer Disclosure Schedule” shall have the meaning set forth in Article V.

“Buyer Expenses” shall have the meaning set forth in Section 8.3(a)(v).

“Buyer Guarantor” shall have the meaning set forth in the Preamble.

“Buyer Guaranteed Obligations” shall have the meaning set forth in Section 11.13.

“Buyer Information” shall have the meaning set forth in Section 6.2(c).

“Change in Recommendation” shall have the meaning set forth in Section 6.5(c).

“Claim” shall have the meaning set forth in Section 10.3(a).

“Claim Notice” shall have the meaning set forth in Section 10.3(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” shall mean the confidentiality agreement dated September 10, 2013 between Pluspetrol Venezuela S.A. and HNR.

“Contract” shall mean any binding contract, agreement, arrangement, understanding, commitment, franchise, indenture, lease, purchase order or license, whether written or otherwise.

“control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.

“Conversion Agreement” shall mean the contract for conversion of the OSA into a mixed company between CVP, Harvest-Vinccler, S.C.A. and HNR Finance B.V. dated September 11, 2007 which sets forth the main terms and conditions for the incorporation of Petrodelta.

“Core Petrodelta Documents” shall mean the Transfer Decree, the Conversion Agreement, the Venezuela Hydrocarbon Contract, the Petrodelta Venezuelan National Assembly Approval, the Creation Decree and the Ministry Approvals, each as of the date hereof.

“Creation Decree” shall mean the decree issued by President Hugo Chavez authorizing the incorporation of Petrodelta published in the Official Gazette number 38.462 dated June 22, 2006, as amended and last published in the Official Gazette number 38.484 dated July 21, 2006.

“Custodian” shall mean any receiver, trustee, assignee, liquidator, sequestrator, conservator, custodian or similar official under any Bankruptcy Law.

“CVP” shall mean Corporacion Venezolana del Petroleo, S.A.

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Direct Claim” shall have the meaning set forth in Section 10.3(a).

“Distributions” shall mean dividends paid by any Acquired Company, after September 30, 2013 and before the Final Closing Date, regardless of whether declared before, on or after the Initial Closing Date.

“Electronic Data Room” shall mean the Intralinks electronic dataroom hosted by HNR known as “Project”.

“Environmental Claim” shall mean any claim, action, cause of action, suit, proceeding, order, demand or written notice alleging potential liability (including potential liability for costs of investigation or remediation, governmental response costs, property damages, and personal injuries), based on Environmental Law or arising out of or resulting from: (i) the Release of Hazardous Substance at any location or (ii) exposure to any Hazardous Substance.

“Environmental Laws” shall mean all Laws relating to pollution or protection of human health or safety, the environment or natural resources, including (i) all Laws relating to the exposure to, Release, or threatened Release of Hazardous Substances, or relating to the manufacture, use, treatment, storage, transport, presence, investigation, remediation or handling of Hazardous Substances, (ii) all Laws regarding recordkeeping, notification, disclosure and reporting requirements for Hazardous Substances and (iii) all exploration agreements, production agreements, operating agreements or similar Contracts with a Governmental Authority to the extent relating to environmental, health or safety matters.

“Environmental Permits” shall mean any permit, license, approval or other authorization required under any Environmental Laws.

“Equity Interest” shall mean any share, capital stock, partnership, membership, voting security or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excess Tax Party” shall have the meaning set forth in Section 9.3(b).

“Expropriatory Act” shall mean any act or Event occurring after the date of this Agreement caused by or on behalf of any Governmental Authority of Venezuela (including, without limitation, confiscation, seizure, nationalization, requisition, imposition of Liens or sequestration) for any purpose and irrespective of whether it is on just terms or results in any compensation and whether or not made pursuant to or in contemplation of or claiming the authority or force of any Law or judgment, which directly or indirectly: (a) deprives or would reasonably be expected to deprive any of the HVDH Companies of, or otherwise adversely affect or would reasonably be expected to adversely affect in any material respect, any part of its shareholding or direct or indirect ownership interest in Petrodelta or the economic benefits to be derived therefrom (including dividends or other distributions); (b) deprives or prevents or would reasonably be expected to deprive or prevent or otherwise adversely affects or would reasonably be expected to otherwise adversely affect in any material respect the exercise by, any of the HVDH Companies of rights in or pertaining to its ownership interest in Petrodelta; (c) deprives or would reasonably be expected to deprive any Petrodelta Company of any part of its fixed and/or current assets, income or revenue, or deprives or would reasonably be expected to deprive any Petrodelta Company of, or otherwise adversely affects or would reasonably be expected to adversely affect in any material respect, its ability to control or dispose of any of its fixed and/or current assets, income or revenue or other property or to make dividends or other distributions or payments to any of the HVDH Companies; (d) prevents or restricts or would reasonably be expected to prevent or restrict, or otherwise adversely affects or would reasonably be expected to adversely affect in any material respect, the operation of a Petrodelta Company (including in respect of the availability or use of funds for the purposes of capital or operational expenditure); (e) deprives or prevents or would reasonably be expected to deprive or prevent, or otherwise adversely affects or would reasonably be expected to adversely affect in any material respect, the ability of any of the HVDH Companies or Petrodelta Companies to exercise rights in or pertaining to its ownership interest in any of the assets, operations or business of any Petrodelta Company or (f) deprives or would reasonably be expected to deprive any of the HVDH Companies of, or otherwise adversely affects or would reasonably be expected to adversely affect in any material respect its ability to use, control or dispose of its direct or indirect ownership interest in Petrodelta or any inventory, equipment or other fixed or current assets or other property. For the purposes of this definition, any series of measures, whether or not simultaneous or consecutive, undertaken by or on behalf of any Governmental Authority of Venezuela shall be regarded as one measure if their combined effect constitutes (directly or indirectly) an Expropriatory Act.

“Fairly Disclosed” shall mean fully and fairly disclosed with sufficient detail to enable Buyer, acting reasonably, to identify the nature, scope and significance of the relevant matter.

“FCPA” shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any regulations promulgated thereunder.

“Final Closing” shall have the meaning set forth in Section 3.2(a).

“Final Closing Date” shall have the meaning set forth in Section 3.2(a).

“Financial Statements” in respect of a period, means a profit and loss account and statement of cash flows for that period and a balance sheet as at the end of such period together with the associated notes under applicable accounting principles for HVDH or a Subsidiary of HVDH, as the case may be.

“First Tranche Acquisition” shall mean the acquisition by Buyer or an Affiliate thereof of the First Tranche Subject Shares.

“First Tranche Attributable Proceeds” shall mean 36.25% multiplied by the Venezuela After Tax Value Percentage multiplied by the quotient represented by 1 divided by the Applicable Percentage multiplied by the Transaction Enterprise Value.

“First Tranche Deed of Transfer” shall have the meaning set forth in Section 3.1(b)(v).

“First Tranche FMV Procedures” shall have the meaning set forth in Section 8.4(a)

“First Tranche Purchase Price” shall have the meaning set forth in Section 2.1(b).

“First Tranche Subject Shares” shall have the meaning set forth in Section 4.2(b).

“Fundamental Representations” shall have the meaning set forth in Section 7.2(a).

“GAAP” shall mean the United States generally accepted accounting principles.

“Government Official” shall mean any (i) officer or employee of a Governmental Authority or instrumentality thereof (including any state-owned or controlled enterprise), or of a public international organization, (ii) holder of public office, candidate for public office, political party, official of a political party or member of a royal family or (iii) or any Person acting for or on behalf of any such Governmental Authority or instrumentality thereof.

“Governmental Approvals” shall have the meaning set forth in Section 6.3(a).

“Governmental Authority” shall mean any supranational, United States (federal, state or local), or foreign government, or any political subdivision thereof, or any governmental, regulatory, judicial or administrative authority, agency, board, bureau, commission or similar authority.

“Hazardous Substance” shall mean any wastes, pollutants, contaminants and any other natural or artificial substance (whether in the form of a solid, liquid, gas or vapor) which is capable of causing harm or damage to the environment, health or safety or is subject to regulation or liability under any Environmental Law, including but not limited to any petroleum or petroleum products, asbestos and asbestos containing materials, and polychlorinated biphenyls.

“HNR” shall have the meaning set forth in the Preamble.

“HNR Board” shall mean the board of directors of HNR.

“HNR Board Recommendation” shall have the meaning set forth in Section 4.3(c).

“HNR By-laws” shall have the meaning set forth in Section 4.1.

“HNR Charter” shall have the meaning set forth in Section 4.1.

“HNR Common Stock” shall mean the shares of common stock of HNR, par value $0.01 per share.

“HNR Guaranteed Obligations” shall have the meaning set forth in Section 11.12.

“HNR Proposal” shall have the meaning set forth in Section 6.5(j)(i).

“HNR SEC Documents” shall mean (i) other than as set forth in clause (ii), all forms, documents and reports required under the Exchange Act or the Securities Act to be filed or furnished from and after March 16, 2010 and prior to the date of this Agreement by HNR with the SEC (including any amendments thereto since the date of their filing), which are publicly available on the SEC’s website and (ii) solely for purposes of Section 4.29, all forms, documents and reports required under the Exchange Act or the Securities Act to be filed or furnished from and after January 1, 2005 and prior to the date of this Agreement by HNR with the SEC (including any amendments thereto since the date of their filing), which are publicly available on the SEC’s website.

“HNR Stockholder” shall mean each holder of HNR Common Stock.

“HVDH” shall mean Harvest-Vinccler Dutch Holding BV, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the Laws of the Netherlands.

“HVDH Companies” shall mean HVDH and each of its Subsidiaries.

“HVDH Company Benefit Plan” shall mean each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and each other plan, program, agreement, arrangement or policy relating to stock options, stock purchases or other equity or equity-based compensation, deferred compensation, bonus, incentive, severance, retention, fringe benefits or other employment terms or employee benefits, including individual employment, consulting, change in control and severance agreements, in each case maintained or contributed to, or required to be maintained or contributed to, by the HVDH Companies or pursuant to which the HVDH Companies may have any liability or otherwise providing for payments or benefits for or to any current or former employees, directors, officers or consultants of the HVDH Companies and/or their dependents.

“HVDH Dividend” shall have the meaning set forth in Section 4.30.

“HVDH Lease” shall mean any lease, sublease, sub-sublease, license and other agreement under which any HVDH Company leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

“HVDH Owned IP” shall mean all Intellectual Property Rights owned or purported to be owned by any HVDH Company.

“HVDH Proposal” shall have the meaning set forth in Section 6.5(j)(i).

“HVDH Registered IP” shall have the meaning set forth in Section 4.14(a).

“Hydrocarbon” shall mean oil, gas, condensate or any other gaseous and liquid hydrocarbons or any combination or constituents thereof, including sulphur and other constituents extracted therefrom.

“Hydrocarbon Agreements” shall mean Contracts with respect to interests or rights relating to Hydrocarbons or revenues derived therefrom, including: exploration and exploitation concessions and licenses; agreements providing for royalties and/or overriding royalties; agreements with respect to bonuses, production payments, net profit interests and other nonworking interests and non-operating interests; Hydrocarbon leases, joint and other operating agreements, production sharing agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds and royalty deeds; Hydrocarbon sales, exchange and processing contracts and agreements; agreements with respect to surface interests, fee interests, reversionary interests, reservations and concessions; and all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing.

“IFRS” shall mean International Financial Reporting Standards.

“Indebtedness” shall mean, with respect to any Person, without duplication: (a) any obligations for borrowed money, (b) any obligations evidenced by bonds, notes, debentures, letters of credit or similar instruments, (c) any obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation with respect to the deferred purchase price of property, securities or other assets (including “earn-out” payments), (d) any obligations relating to advance payments for goods or services, (e) any capital lease obligations, (f) any net obligations in respect of interest rate, currency or commodity swaps, collars, caps, hedges, futures contract, forward contract, option or other derivative instruments or arrangements, (g) any accrued interest, premiums, penalties, breakages, “make whole amounts” and other obligations relating to the foregoing that would be payable in connection with the repayment of the foregoing, and (h) any obligations to guarantee any of the foregoing types of obligations on behalf of any Person; provided, however, that “Indebtedness” shall not be deemed to include any intercompany Indebtedness owing by any HVDH Company to any other HVDH Company or by any Retained Company to any other Retained Company.

“Indemnifiable Matters” shall have the meaning set forth in Section 10.2(a).

“Indemnified Parties” shall have the meaning set forth in Section 10.2(a).

“Indenture” shall mean the indenture governing the HNR’s 11% Senior Notes due 2014.

“Initial Closing” shall have the meaning set forth in Section 3.1(a).

“Initial Closing Date” shall have the meaning set forth in Section 3.1(a).

“Insolvency Event” shall mean in respect of any Person, (i) that an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction seeking (A) relief in respect of such Person, or of a substantial part of the assets of such Person, under any Bankruptcy Law, (B) the appointment of a Custodian for such Person or for a substantial part of the assets of such Person or (C) the liquidation, restructuring, reorganization, winding up or other relief under any Bankruptcy Law in respect of such Person; (ii) such Person (A) voluntarily commences any proceeding, files any petition, passes any resolution, convenes a meeting or otherwise takes any action to seek relief under any Bankruptcy Law, (B) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (i) above, (C) applies for or consents to the appointment of a Custodian for such Person or for a substantial part of the assets of such Person, (D) files an answer admitting the material allegations of a petition filed against it in any proceeding described in clause (i) above, (E) makes a general assignment for the benefit of its creditors or (F) takes any comparable action under any Bankruptcy Law or (iii) a court of competent jurisdiction enters an order under any Bankruptcy Law that (A) appoints a Custodian of such Person or (B) orders the liquidation, restructuring, reorganization, winding up or other relief under any Bankruptcy Law in respect of such Person; or (iv) such Person (A) admits in writing its inability, or fails generally to pay its debts as they become due or (B) has liabilities that exceed its assets.

“Intellectual Property Rights” shall mean all industrial and intellectual property and other similar proprietary rights, in any jurisdiction, whether registered or unregistered, including all rights in and to (i) patents, patent applications, invention disclosures and utility models (“Patents”), (ii) trademarks, service marks, logos, trade dress, trade names, corporate names and all other designations of origin, (“Trademarks”) together with the goodwill symbolized by any of the foregoing, (iii) moral rights, copyrights, designs and copyrightable subject matter (“Copyrights”), (iv) rights in computer programs and software (whether in source code, object code, or other form), (v) trade secrets and rights in other confidential information, including rights in ideas, proprietary information, know-how, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, improvements, proprietary processes, technology, technical data, algorithms, specifications, formulae, models, and methodologies, customer lists and supplier lists, and industrial designs (“Trade Secrets”), (vi) Internet domain names and (vii) all applications and registrations for the foregoing.

“Intentional Breach” shall mean, with respect to any representation, warranty, agreement or covenant, an action or omission (including a failure to cure circumstances) taken or omitted to be taken that the breaching Person intentionally takes (or fails to take) and knows (or should reasonably have known) would, or would reasonably be expected to, cause a material breach of such representation, warranty, agreement or covenant.

“Knowledge” (including the term “Known”) shall mean (i) with respect to Seller, the actual knowledge of the individuals set forth on Section 1.1(a) of the Seller Disclosure Schedule after due and reasonable inquiry of any other executives and managers of HNR and its Subsidiaries (other than any executive or manager of HNR or any of its Subsidiaries who is seconded to Petrodelta) having responsibility for such matters and (ii) with respect to Buyer, the actual knowledge of the individuals set forth on Section 1.1(b) of the Buyer Disclosure Schedule after due and reasonable inquiry of the other executives and managers of Buyer Guarantor and its Subsidiaries having responsibility for such matters.

“Law” shall mean any and all domestic (federal, state or local), tribal or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.

“Liabilities” shall mean any and all Indebtedness, liabilities, commitments or obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, liquidated or unliquidated or on- or off-balance sheet.

“License Agreement” shall mean any Contract pursuant to which any Acquired Company is granted a license to or right to use or exploit (including by means of a covenant not to sue) Intellectual Property Rights or proprietary rights owned or controlled by third parties.

“Licensed IP Rights” shall mean any Intellectual Property Rights licensed to any Acquired Company or that any Acquired Company is granted a right to use or exploit (including by means of a covenant not to sue) pursuant to a License Agreement.

“Lien” shall mean liens (statutory or other), claims, mortgages, encumbrances, pledges, security interests (including, in respect of shares, depositary receipts for such shares having been issued), easements, rights-of-way, claims, covenants, conditions, restrictions (including transfer restrictions), options, rights of first offer or refusal, third-party rights, limitations on voting rights, encroachments, title defects or charges of any kind or nature whatsoever, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Liquidation Date” means the earlier of the date of the filing of a certificate of dissolution by HNR or any successor entity pursuant to Section 275 of the DGCL or the date on which HNR or any successor entity distributes substantially all of its remaining assets to its stockholders.

“Losses” shall mean all damages, costs, fees, expenses, Liabilities, penalties, interest, deficiencies, settlements, awards, judgments, fines, assessments, or other losses of any kind, including diminution in value, Taxes and any fees, costs or expenses incurred in connection with any Proceeding or the investigation or enforcement of any right of indemnification hereunder.

“Material Adverse Effect” shall mean any (a) change, event, effect, or circumstance (“Event”) that, individually or in the aggregate, would reasonably be expected to prevent or materially affect the ability of HNR or Seller to consummate on a timely basis the transactions contemplated by this Agreement, (b) Expropriatory Act, or (c) Event that, individually or in the aggregate, has resulted, or would reasonably be expected to result, in a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Acquired Companies; provided, however, that in the case of the foregoing clause (c), Events to the extent resulting from the following shall be excluded from the determination of Material Adverse Effect: (i) any Event arising after the date hereof generally affecting the international oil and gas industry; (ii) any change in any Law of general applicability or any change in GAAP or, solely as it relates to the Petrodelta Companies, IFRS (or changes in interpretations of any Law or GAAP or IFRS) arising after the date hereof applicable to any of the Acquired Companies or to any of their respective properties or assets; (iii) changes arising after the date hereof in general international economic, regulatory or political conditions or the international financial, credit or securities markets in general; (iv) any changes in the market price or trading volume of HNR Common Stock after the date hereof (but not, in the case of this clause (iv), any Event giving rise to any such change); (v) any suspension of trading in securities generally on the New York Stock Exchange; (vi) any change to the extent solely attributable to the announcement of this Agreement, or the pendency of the transactions contemplated hereby, including any shareholder or derivative litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement and the transactions contemplated thereby; (vii) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of this Agreement; (viii) any hurricane, earthquake, flood or other natural disasters or acts of God; (ix) any change resulting from weather conditions or customer use patterns and (x) any failure by HNR to meet any estimates of revenues, earnings, projections or other economic performance, whether published, internally prepared or provided to Buyer and any of its representatives (other than in the case of this clause (x) any Event giving rise to any such failure); provided further however that, (A) in the case of clauses (i), (ii), (iii), (v), (vii), (viii) and (ix), there shall be no exclusion from the definition of Material Adverse Effect if such Event disproportionately impacts the Acquired Companies, in each case relative to companies in the international oil and gas industry (it being understood that an Event that has a disproportionate impact on Persons in the Venezuelan oil and gas industry, as compared to Persons in the international oil and gas industry that do not have assets or operations in Venezuela, will constitute a disproportionate impact) and (B) in the case of clauses (i), (ii), (iii), (vi), (vii) there shall be no exclusion from the definition of Material Adverse Effect in respect of any Event resulting from or related to regulatory, security, social, political or economic conditions in Venezuela or the financial, credit or securities markets applicable to Venezuela or any change in Law applicable in Venezuela or to entities or operations, or interests, properties or assets in Venezuela, such as the imposition of additional fees or other charges for pipeline usage that are not based on costs of operation or amortization or return or invested capital or any change in the fiscal regime of Venezuela, including any change in the rate of any windfall profits or other Tax having a similar effect or the introduction of any such other Taxes applicable to any of the Acquired Companies or to dividends, distributions or payments to any of the Acquired Companies.

“Material HVDH Lease” shall mean any HVDH Lease (a) which has annual rent obligations in excess of $100,000 or (b) for any of the offices in Venezuela of any of the HVDH Companies.

“Merrill Lynch” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Ministry Approvals” shall mean the resolutions passed by the Ministerio del Poder Popular de Energia y Petróleo of Venezuela (today Ministerio del Poder Popular de Petróleo y Minería), (a) setting out the geographical coordinates of the area in which Petrodelta can carry on the “primary activities” described therein and first published in the Official Gazette number 38.467 dated June 27, 2006 and subsequently amended in the Official Gazette number 38.497 dated August 10, 2006 and the Official Gazette number 38.757 dated August 29, 2007 and last published in the Official Gazette number 38.774 dated September 21, 2007 and (b) appointing Harvest-Vinccler C.A. or any of its Affiliates to become the minority partner in Petrodelta, first published in the

Official Gazette number 38.462 on June 20, 2006 and subsequently amended and last published in the Official Gazette number 38.484 on July 21, 2006.

“No Vote Fee” shall have the meaning set forth in Section 8.3(a)(iv).

“Notary” shall mean any civil law notary (notaris) of Houthoff Buruma Coöperatief U.A., or such civil law notary’s substitute.

“NYSE” shall mean The New York Stock Exchange.

“Order” shall mean any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority.

“Owned Real Property” shall have the meaning set forth in Section 4.17(a).

“OSA” means the operating services agreement dated July 31, 1992 originally between Lagoven, S.A., Benton Oil and Gas Co. and Venezolana de Inversiones y Construcciones Clerico, C.A., and subsequently amended to be between Petróleos de Venezuela S.A., and Harvest-Vinccler, S.C.A.

“Periodic Tax Return” shall mean a Tax Return which is required to be filed by applicable Law less than ninety (90) days (inclusive of any applicable extensions which do not result in additional Taxes payable) after the end of the taxable period to which it relates.

“Permitted Liens” shall mean: (a) (x) with respect to the Subject Shares and the Equity Interests of the HVDH Companies (other than HVDH), restrictions under applicable securities Laws and the terms of the articles of association or other organizational documents of HVDH or such HVDH Company and (y) with respect to the Petrodelta Interest, restrictions under applicable securities Laws and the terms of section 6.3 of the Conversion Agreement and article 12 of the articles of incorporation and bylaws of Petrodelta; (b) with respect to any other properties or assets (other than the Petrodelta Interest or any shares of stock or interests held in any Subsidiary of HNR), (i) any Lien for Taxes, assessments and other governmental charges not yet due or delinquent or due but being contested in good faith and for which adequate accruals or reserves have been established on the Acquired Companies Financial Statements for the nine-month period ended September 30, 2013, (ii) construction, mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar Liens, arising or incurred in the ordinary course of business; provided, that the underlying obligations (A) are not yet due and payable or (B) if due, are being contested in good faith by appropriate proceeding and which would not reasonably be expected to result in forfeiture of the involved asset, and (iii) with respect to real properties, (A) any zoning and other land use restrictions not violated by the current improvements or current use in any material respect, (B) survey exceptions, utility easements, rights of way and similar agreements, easements, covenants, reservations, restrictions and Liens typical for the applicable property type and locality, and (C) Liens disclosed on existing title reports or existing surveys copies of which have been made available to Buyer; provided, that, in the case of clauses (iii)(A), (iii)(B) and (iii)(C), none of the foregoing, individually or in the aggregate, materially impairs current occupancy, materially detracts from the value of, or materially impairs, and is not reasonably expected to, materially impair, the present or continued use and operation of the affected asset (and excluding in all events any Liens securing the payment of money).

“Person” shall mean an individual, a corporation (including a not-for-profit corporation), general or limited partnership, limited liability company, unlimited liability company, joint venture, association, Governmental Authority, unincorporated organization, trust or any other entity of any kind or nature.

“Petrodelta” shall mean Petrodelta S.A.
“Petrodelta Companies” shall mean Petrodelta and each of its Subsidiaries.

“Petrodelta Financial Statements” shall mean the audited consolidated financial statements of Petrodelta and its Subsidiaries for the years ended December 31, 2010, December 31, 2011 and December 31, 2012.

“Petrodelta Interest” shall mean the 40,000 Class B Shares of Petrodelta S.A. held indirectly by HNR as set forth in the Contract for Conversion to a Mixed Company between Corporación Venezolana del Petróleo, S.A., Harvest-Vinccler, S.C.A. and HNR Finance B.V.

“Petrodelta Venezuelan National Assembly Approval” shall mean the approval of the Venezuela National Assembly in relation to the incorporation of Petrodelta as well as the terms and conditions that apply to Petrodelta published in the Official Gazette number 38.430 dated May 5, 2006 and as amended pursuant to the agreements of the Venezuelan National Assembly published in Official Gazettes number 38.473 dated July 6, 2006 and number 38.706 dated June 15, 2007.

“Proceeding” shall have the meaning set forth in Section 4.11.

“Proposed Changed Terms” shall have the meaning set forth in Section 6.5(e)(ii).

“Proxy Date” shall have the meaning set forth in Section 6.2(d).

“Proxy Statement” shall have the meaning set forth in Section 6.2(a).

“Proxy Statement Clearance Date” shall mean the first date on which the SEC (or staff of the SEC) has, orally or in writing, confirmed that (a) it has no further comments on the Proxy Statement, or (b) it does not intend to review the Proxy Statement.

“Qualified Institution” shall mean a Federal reserve bank, or an entity that is a commercial or savings bank, industrial savings bank, savings and loan association, trust company, or federally-insured credit union.

“Referee” shall have the meaning set forth in Section 9.11.

“Related Agreements” shall mean (i) the Ancillary Agreement, dated as of the date hereof, between Buyer and Seller, (ii) the Guarantee, dated as of the date hereof, between HNR and Seller, the Shareholders’ Agreement, dated as of the date hereof, between Buyer and Seller, (iv) the First Tranche Deed of Transfer and (v) the Second Tranche Deed of Transfer.

“Release” shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property.

“Representatives” shall mean, with respect to any Person, any Subsidiary of such Person and such Person’s and each of its respective Subsidiaries’ directors (in their capacity as such), officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.

“Restricted Payment Certificate” shall have the meaning set forth in Section 3.2(b).

“Requisite Stockholder Approval” shall have the meaning set forth in Section 4.3(a).

“Restraints” shall have the meaning set forth in Section 7.1(b).

“Restricted Payments” means:

(a) any dividend, bonus or other distribution of capital or income declared, paid or made (whether in cash, in stock or in specie) or any repurchase, redemption, repayment or return of share or loan capital (or any other relevant securities) by any Acquired Company to or for the benefit of any Retained Company;

(b) any payment by an Acquired Company to or for the benefit of (or assets transferred to or Liabilities assumed, indemnified, or incurred by any Acquired Company for the benefit of) any Retained Company (including with respect to any share capital or other securities of any Acquired Company);

(c) any waiver by any Acquired Company of any economic benefit or amount owed to that Acquired Company by any Retained Company;

(d) the payment by an Acquired Company of any professional fees or other Third Party costs or expenses in connection with the transactions contemplated by this Agreement; and

(e) the payment of any Taxes, fees and costs by an Acquired Company as a result of the occurrence of any of those matters set out in paragraphs (a) through (d) above (which shall for the purposes of paragraph (d) of this definition be deemed to have been received by the Person receiving the benefit of the payment in question).

For the purposes of this definition, references the Retained Companies shall include any nominee or agent or any Person receiving monies or the benefit of any waiver or indemnity on behalf of any Retained Company.

“Retained Company” shall have the meaning set forth in Section 4.26(a).

“Rights Agreement” shall mean the Third Amended and Restated Rights Agreement dated as of August 23, 2007 between HNR and Wells Fargo Bank, N.A., as amended.

“SEC” shall mean the Securities and Exchange Commission.

“Second Tranche Acquisition” shall mean the acquisition by Buyer or an Affiliate thereof of the Second Tranche Subject Shares.

“Second Tranche Deed of Transfer” shall have the meaning set forth in Section 3.2(c)(vi).

“Second Tranche Purchase Price” shall mean an amount equal to $275,000,000.

“Second Tranche Subject Shares” shall have the meaning set forth in Section 4.2(b).

“Section 9.2 Period” shall have the meaning set forth in Section 9.2(c).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall have the meaning set forth in the Preamble.

“Seller Charter” shall have the meaning set forth in Section 4.1.

“Seller Disclosure Schedule” shall mean the disclosure schedule delivered by Seller to Buyer prior to the execution of this Agreement.

“Seller Related Parties” shall have the meaning set forth in Section 8.3(b)(ii).

“Seller Termination Fee” shall have the meaning set forth in Section 8.3(a)(i).

“Stockholders’ Meeting” shall have the meaning set forth in Section 6.2(d).

“Subject Shares” shall have the meaning set forth in Section 4.2(a).

“Subsidiary” of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (itself or together with any other Subsidiary or Subsidiaries), (i) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (ii) otherwise controls, directly, or indirectly through one or more intermediaries, or both, such corporation or other legal entity. For the avoidance of doubt, none of the Petrodelta Companies shall be considered a Subsidiary of HNR or HVDH.

“Superior Proposal” shall have the meaning set forth in Section 6.5(j)(ii).

“Survival Date” shall have the meaning set forth in Section 10.1(a).

“Tax” shall mean any and all taxes, assessments, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties, additions to tax, additional amounts in respect of the foregoing, and any obligations or payments to any Person with respect to any of the foregoing) imposed by any Taxing Authority including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; customs’ duties, tariffs, and similar charges; and with respect to Venezuela including but not limited to the royalties and taxes provided for in the Organic Hydrocarbons Law (Official Gazette of August 4, 2006), the special contribution provided for in the “Ley que crea Contribución Especial por Precios Extraordinarios y Precios Exorbitantes en el Mercado Internacional de Hidrocarburos” (Official Gazette of February 20, 2013) and the special contribution provided for in the Petrodelta Venezuelan National Assembly Approval.

“Tax Claim” shall have the meaning set forth in Section 9.8(a).

“Tax Claim Notice” shall have the meaning set forth in Section 9.8(a).

“Tax Credit” shall have the meaning set forth in Section 9.2(e).

“Tax Determination Date” shall mean each of the Initial Closing Date and the Final Closing Date.

“Tax Payor” shall have the meaning set forth in Section 9.8(a).

“Tax Payee” shall have the meaning set forth in Section 9.8(a).

“Tax Return” shall mean any return, declaration, report information statement, claim for refund or other document, including any schedule or attachment thereto, filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax. For the avoidance of doubt, this shall include any Tax Return of a VAT Fiscal Unity.

“Taxing Authority” shall mean any Governmental Authority having the power to impose or collect Tax.

“Termination Date” shall have the meaning set forth in Section 8.1(b)(i).

“Third Party” shall mean any Person or group other than Buyer and its Affiliates.

“Third-Party Claim” shall have the meaning set forth in Section 10.3(a).

“Transaction Enterprise Value” shall mean an amount equal to the total proceeds and other consideration paid or received and to be paid or received in a transaction pursuant to the HNR Proposal in respect of which

Seller has exercised its termination right pursuant to Section 8.1(c)(ii) (which shall be deemed to include amounts paid or to be paid into escrow), and in the case of a partnership, joint venture or recapitalization or similar transaction, contributed or to be contributed, in connection with a transaction, including, without limitation: (i) cash; (ii) notes, securities and other property valued at the fair market value thereof; (iii) all Indebtedness of the acquired entities (other than guarantees) outstanding as of the closing date of the transaction or directly or indirectly assumed, refinanced, extinguished or consolidated; (iv) payments to be made in installments; (v) any contingent payments (whether or not related to future earnings or operations); (vi) any extraordinary or special dividends or distributions paid in connection with the transaction and (vii) the difference (which may be positive or negative) between the current liabilities and the current assets of the acquired entities on a consolidated basis (calculated in each case using the same methodology used in the HNR SEC Documents) outstanding as of the closing date of the transaction; provided that the Transaction Enterprise Value shall not include any consideration or proceeds paid to or received by HNR or its Affiliates in connection with any sale or disposition of HNR’s interest in Gabon that has not been made in connection with the transactions contemplated by the HNR Proposal in respect of which Seller has exercised its termination right pursuant to Section 8.1(c)(ii).

“Transfer Decree” shall mean decree 5.653 issued by the President of Venezuela and published in the Official Gazette Number 38.796 dated October 25, 2007.

“Transfer Taxes” shall mean all stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) incurred in connection with the transactions contemplated by this Agreement.

“VAT” shall mean any Taxes levied by reference to added value, sales and or consumption, including but not limited to value added tax (omzetbelasting) as stipulated in the 1968 Value Added Tax Act (Wet op de omzetbelasting 1968).

“VAT Fiscal Unity” shall mean the fiscal unity (fiscale eenheid) between Seller and any HVDH Company pursuant to article 7(4) of the 1968 Value Added Tax Act (Wet op de omzetbelasting 1968) or any other consolidated group for value added tax purposes between Seller or a Seller Related Party and any HVDH Company.

“Venezuela” shall mean the Bolivarian Republic of Venezuela.

“Venezuela After Tax Value Percentage” shall mean 72%; provided that if there is any sale or disposition in respect of HNR’s interest in Gabon (other than in connection with the transactions contemplated by the HNR Proposal in respect of which Seller has exercised its termination right pursuant to Section 8.1(c)(ii)), the Venezuela After Tax Value Percentage shall be equal to 100%.

“Venezuela Approval” shall mean the Ministerio del Poder Popular de Petróleo y Minería of Venezuela’s approval of the change in control resulting from the Second Tranche Acquisition such that there shall be no risk of a right of termination, or obligation to sell or otherwise transfer all or any portion of HNR’s indirect interest in Petrodelta at any time under section 6.3 of the Conversion Agreement or article 12 of the articles of incorporation and bylaws of Petrodelta or otherwise or any violation under section 6.3 of the Conversion Agreement or article 12 of the articles of incorporation and bylaws of Petrodelta or otherwise under any Core Petrodelta Document or applicable Law.

“Venezuela Hydrocarbon Contract” shall mean the contract for the sale and purchase of hydrocarbons between Petrodelta and Petróleos de Venezuela, S.A. dated January 17, 2008, pursuant to the terms of the Conversion Agreement.

“Vinccler” shall mean Oil & Gas Technology consultants (Netherlands) Coöperatie U.A.

“Vinccler Shares” shall have the meaning set forth in Section 4.2(a).

ARTICLE II

SHARE PURCHASE

Section 2.1 Purchase and Sale of First Tranche Subject Shares.

(a) Subject to the terms and conditions specified in this Agreement, at the Initial Closing, Seller shall sell, transfer and deliver the First Tranche Subject Shares to Buyer, with full title and guarantee free from all Liens (other than applicable Permitted Liens), together with all rights and benefits attached thereto (including in respect of all dividends attached to the First Tranche Subject Shares paid after September 30, 2013, regardless of whether declared before, on or after the date hereof and regardless of the record date therefor other than the HVDH Dividend), and Buyer shall purchase and accept such First Tranche Subject Shares from Seller.

(b) In exchange for the sale, transfer and delivery of the First Tranche Subject Shares to Buyer in accordance with Section 2.1(a), Buyer shall pay an aggregate consideration of $125,000,000 (the “First Tranche Purchase Price”) by wire transfer from a Qualified Institution of immediately available funds at the Initial Closing to an account at a Qualified Institution designated by Seller at least two (2) Business Days prior to the date hereof. Buyer shall not be obliged to complete the purchase of any of the First Tranche Subject Shares unless the sale, transfer and delivery of all of the First Tranche Subject Shares is completed simultaneously in accordance with the terms of this Agreement.

Section 2.2 Purchase and Sale of Second Tranche Subject Shares.

(a) Subject to the terms and conditions specified in this Agreement, at the Final Closing, Seller shall sell, transfer and deliver the Second Tranche Subject Shares to Buyer, with full title and guarantee free from all Liens (other than applicable Permitted Liens), together with all rights and benefits attached thereto (including in respect of all dividends attached to the Second Tranche Subject Shares paid after September 30, 2013, regardless of whether declared before, on or after the date hereof and regardless of the record date therefor other than the HVDH Dividend), and Buyer shall purchase and accept such Second Tranche Subject Shares from Seller.

(b) In exchange for the sale, transfer and delivery of the Second Tranche Subject Shares to Buyer in accordance with Section 2.2(a), Buyer shall pay the Second Tranche Purchase Price by wire transfer from a Qualified Institution in immediately available funds at the Final Closing to an account at a Qualified Institution designated by Seller at least two (2) Business Days prior to the Final Closing Date. Buyer shall not be obliged to complete the purchase of any of the Second Tranche Subject Shares unless the sale, transfer and delivery of all of the Second Tranche Subject Shares is completed simultaneously in accordance with the terms of this Agreement.

ARTICLE III

CLOSING

Section 3.1 Initial Closing.

(a) Subject to and in accordance with the provisions of this Agreement, the closing of the purchase and sale of the First Tranche Subject Shares (the “Initial Closing”) will take place at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana St., Houston, Texas 77002 on the date hereof (the “Initial Closing Date”).

(b) At the Initial Closing:

(i) Seller shall deliver to the Notary:

(1) a written shareholders’ resolution approving the transfer of the First Tranche Subject Shares and Second Tranche Subject Shares, duly executed by Seller and Vinccler;

(2) the shareholders’ register of HVDH;

(3) duly legalized power-of-attorney with respect to execution of the First Tranche Deed of Transfer;

(4) and such other documents as may be customary and required under applicable Law, or reasonably required by the Notary for the consummation of the transfer of the First Tranche Subject Shares to Buyer.

(ii) Buyer shall transfer the First Tranche Purchase Price in accordance with Section 2.1(b).

(iii) Buyer shall deliver to Seller the Related Agreements, duly executed by Buyer.

(iv) Seller shall deliver to Buyer:

(1) the Related Agreements, duly executed by Seller and HNR;

(2) a certificate, dated the Initial Closing Date, and signed by an executive officer of Seller, certifying that: (A) each of the Fundamental Representations shall be true and correct in all respects at and as of the Initial Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (B) each of the representations and warranties set forth in Article IV hereof (other than the Fundamental Representations) without giving effect to any qualifications as to materiality or Material Adverse Effect or other similar qualifications contained therein, shall be true and correct at and as of the Initial Closing Date, (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of this clause (B) for such failures to be true and correct as would not have, individually or in the aggregate, a Material Adverse Effect;

(3) a release in the form attached as Exhibit B hereto; and

(4) a written confirmation from Vinccler that no amounts are owed by the HVDH Companies to Vinccler or any of its Affiliates as of the Initial Closing Date, in form and substance satisfactory to Buyer.

(v) Buyer and Seller shall cause the First Tranche Subject Shares to be transferred to the Buyer by way of execution of the notarial deed of transfer of shares substantially in the form attached as Exhibit A hereto (the “First Tranche Deed of Transfer”).

Section 3.2 Final Closing

(a) Subject to and in accordance with the provisions of this Agreement, the closing of the purchase and sale of the Second Tranche Subject Shares (the “Final Closing”) will occur at 10:00 a.m. local time at the offices of Cleary Gottlieb Steen & Hamilton, LLP (or such other location agreed to by the parties) on the date (the “Final Closing Date”) that is five Business Days after the conditions in Section 7.1, Section 7.2, and Section 7.3 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Final Closing). The parties may extend the Final Closing Date at any time and from time-to-time by mutual written agreement.

(b) By no later than five (5) Business Days prior to the Final Closing Date, Seller shall deliver a certificate (the “Restricted Payment Certificate”) to Buyer, in form and substance reasonably satisfactory to Buyer and signed by an executive officer of Seller, that states that no Restricted Payments have been made since September 30, 2013 and accurately states the aggregate amount of the Distributions made after September 30, 2013 and prior to the Final Closing together with reasonable details and evidence of source of and authorization for the Distributions, including, as applicable, certified true and complete copies of the relevant minutes of the board of the applicable Acquired Company declaring the payment of such Distribution.

(c) At the Final Closing:

(i) Seller shall deliver to the Notary:

(1) the written shareholders’ resolution delivered pursuant to Section 3.1(b)(i)(1) or, if such resolution is no longer in effect pursuant to the articles of association of HVDH or otherwise, a written shareholders’ resolution or minutes of a duly meeting convened shareholder’s meeting approving the transfer of the Second Tranche Subject Shares, which in each case is effective pursuant to the articles of association of HVDH and is duly executed by the applicable HVDH shareholders;

(2) the shareholders’ register of HVDH;

(3) duly legalized power-of-attorney with respect to execution of the Second Tranche Deed of Transfer;

(4) and such other documents as may be customary and required under applicable Law, or reasonably required by the Notary for the consummation of the transfer of the Second Tranche Subject Shares to Buyer.

(ii) Buyer shall transfer the Second Tranche Purchase Price in accordance with Section 2.2(b);

(iii) Seller shall deliver to Buyer:

(1) all minute books, stock records and seals (if any) of the HVDH Companies and all minute books and stock records (or copies thereof) of the Petrodelta Companies in the possession of HNR or any of its Subsidiaries (other than the HVDH Companies);

(2) duly executed resignations, as contemplated by Section 6.8(a);

(3) the certificate of Seller required by Section 7.2(d), duly executed by Seller;

(4) the certificate of HNR required by Section 7.2(d), duly executed by HNR;

(5) a release in the form attached as Exhibit B hereto;

(6) revocations (in form and substance satisfactory to Buyer) of all powers of attorney and banking mandates issued by the HVDH Companies to persons nominated by an HVDH Company or any Retained Company including such powers of attorney and banking mandates specified in the Seller Disclosure Schedule;

(7) revocations (in form and substance satisfactory to Buyer) of all banking mandates issued by any Petrodelta Company to persons nominated by an HVDH Company or any Retained Company including such banking mandates specified in the Seller Disclosure Schedule; and

(8) all such other documents and instruments as may be reasonably required by Buyer to consummate the transactions contemplated by this Agreement.

(iv) Seller shall deliver or cause to be delivered to Buyer the following, in each case, at a time and location and in a medium and method reasonably requested by Buyer:

(1) any check books and all financial and accounting books and records of each of the HVDH Companies;

(2) all Contracts to which each of the HVDH Companies is party;

(3) all other documents and information of the HVDH Companies;

(4) all of the share certificates in respect of the Petrodelta Interest; and

(5) all documents and information provided or made available by Petrodelta to any HVDH Company including board papers, financial and accounting books and communications between Petrodelta and any Governmental Authority, CVP and/or Petróleos de Venezuela S.A.

(v) Buyer shall deliver to Seller the certificate required by Section 7.3(c); and

(vi) Buyer and Seller shall cause the Second Tranche Subject Shares to be transferred to the Buyer by way of execution of the notarial deed of transfer of shares substantially in the form attached as Exhibit C hereto (the “Second Tranche Deed of Transfer”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND HNR

Except as Fairly Disclosed in (i) HNR SEC Documents (but excluding any forward-looking disclosures set forth in any risk factor section, any disclosure in any section relating to forward-looking statements and any other disclosures included in any such form, report, schedule, statement or other document to the extent they are predictive or forward-looking in nature) (provided, that in no event shall any disclosure in such HNR SEC Documents qualify or limit the Fundamental Representations) or (ii) the corresponding section of the Seller Disclosure Schedule (it being understood that any information set forth in one section or subsection of the Seller Disclosure Schedule shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and each other representation and warranty set forth in this Article IV to the extent that it is reasonably apparent on its face that such information is relevant to such other representation and warranty), each of HNR and Seller hereby represents and warrants to Buyer as follows as of the date hereof and as of the Final Closing Date:

Section 4.1 Organization and Qualification; Subsidiaries. HNR, Seller and each Acquired Company is a corporation or legal entity duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of organization or formation and has the requisite corporate or similar entity power and authority to conduct its business as it is now being conducted. HNR, Seller and each Acquired Company is duly qualified or licensed as a foreign entity to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary. The investment of HNR and Seller (through one of their Subsidiaries) in Petrodelta has been duly registered as a foreign investment with the Ministerio del Poder Popular de Petróleo y Minería of Venezuela in accordance with applicable Law. The copies of the Amended and Restated Articles of Association of Seller (the “Seller Charter”) and the Amended and Restated Certificate of Incorporation of HNR (the “HNR Charter”) and the Restated By-laws of HNR (the “HNR By-laws”) made available to Buyer prior to the date hereof, are, in each case, true, complete and correct copies of such documents in effect on the date hereof.

Section 4.2 Ownership; Capitalization.

(a) The authorized capital stock of HVDH consists of 72,000 ordinary Class A shares and 18,000 ordinary Class B shares with a nominal value of one EUR, of which 20,000 Class A shares and 5,000 Class B shares are outstanding. Seller is the sole record and beneficial owner of the 20,000 Class A shares of HVDH (the “Subject Shares”) free and clear of any Liens (other than Permitted Liens). Vinccler is the sole record owner of the 5,000 Class B shares the (“Vinccler Shares”). The Subject Shares represent eighty percent (80%) of the entire allotted, duly authorized and validly issued share capital of HVDH and are duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights. The Subject Shares represent eighty percent (80%) of the voting rights (other than with respect to class voting rights) of shareholders of HVDH and are not subject to any restrictions as to voting. There are no outstanding depository receipts (certificaten) in respect of any of the Subject Shares or the Vinccler Shares. Other than the Subject Shares and the Vinccler Shares, there are no outstanding shares of capital stock or other Equity Interests of HVDH.

(b) Immediately following the Initial Closing, Buyer will have good title to 7,250 Subject Shares (the “First Tranche Subject Shares”) free and clear of any Liens (other than Permitted Liens, all of which have been waived in connection with, or are otherwise inapplicable to, the transfer of the First Tranche Subject Shares to Buyer at the Initial Closing). The First Tranche Subject Shares represent twenty-nine percent (29%) of the entire allotted, duly authorized and validly issued share capital of HVDH and the voting rights of shareholders of HVDH (other than with respect to class voting rights) and are not subject to any restrictions as to voting. Immediately following the Final Closing, in addition to any First Tranche Subject Shares held by Buyer, Buyer will own beneficially and of record 12,750 Subject Shares (the “Second Tranche Subject Shares”) free and clear of any Liens (other than Permitted Liens, all of which have been waived in connection with, or are otherwise inapplicable to, the transfer of the Second Tranche Subject Shares to Buyer at the Final Closing). The Second Tranche Subject Shares represent fifty-one percent (51%) of the entire allotted, duly authorized and validly issued share capital of HVDH and the voting rights of shareholders of HVDH (other than with respect to class voting rights) and are not subject to any restrictions as to voting. As of the Final Closing Date, Buyer or its Subsidiaries will have good title to all of the outstanding shares of capital stock or other Equity Interests of the Subsidiaries of HVDH and the Petrodelta Interest free and clear of any Liens (other than Permitted Liens, all of which have been waived in connection with, or are otherwise inapplicable to, the transfer of the Subject Shares to Buyer pursuant to this Agreement).

(c) Section 4.2(c)(i) of the Seller Disclosure Schedule sets forth a true and complete list of each Subsidiary of Petrodelta Known to Seller, each Subsidiary of HVDH and, with respect to each such Subsidiary and Petrodelta, (x) jurisdictions of organization, (y) the ownership interest of HVDH in Petrodelta and each of the Subsidiaries of HVDH, and the ownership interest of any other Person or Persons in each Subsidiary of HVDH and (z) to the Knowledge of Seller, the ownership interests of any other Person or Persons in Petrodelta, the ownership interests of Petrodelta in each of its Subsidiaries and the ownership interest of any other Person or Persons in each Subsidiary of Petrodelta. The capital stock of Petrodelta consists of 1,000,000,000 Bolivares and 100,000 shares of common stock with a par value of 10,000 Bolivares each, which are classified as Class A shares or Class B shares. There are currently issued and outstanding 60,000 Class A shares, representing a 60% interest in the capital stock of Petrodelta, and the Petrodelta Interest, representing a 40% interest in the capital stock of Petrodelta. All of the outstanding shares of capital stock of, or other Equity Interests in, each Subsidiary of HVDH and the Petrodelta Interest is (A) (to the extent such concept is applicable) duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights, and (B) owned (of record and beneficially), free and clear of any Liens (other than Permitted Liens, all of which have been waived in connection with, or are otherwise inapplicable to, the transfer of the Subject Shares to Buyer pursuant to this Agreement), by HVDH or a Subsidiary of HVDH. To the Knowledge of Seller, each outstanding share of capital stock of, or other Equity Interests in, each Subsidiary of Petrodelta is (A) (to the extent such concept is applicable) duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and (B) owned (of record and beneficially), free and clear of all Liens (other than restrictions under applicable securities Laws and the terms of the articles of association or other organizational documents of such Person), by Petrodelta or one of its Subsidiaries. The Petrodelta Interest is duly recorded in the Stock Registry Book of Petrodelta in accordance with applicable Law. Section 4.2(c)(ii) of the Seller Disclosure Schedule sets forth a true and complete corporate structure chart of HVDH, including all the Subsidiaries of HVDH, Petrodelta, and to the Knowledge of Seller, all the Subsidiaries of Petrodelta and reflecting (i) the owners HVDH and its Subsidiaries and the owners of Petrodelta which are HVDH Companies and (ii) to the Knowledge of Seller, the owners of Petrodelta which are not HVDH Companies and the owners of all Subsidiaries of Petrodelta.

(d) There are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements, commitments or contracts of any kind to which any Acquired Company is a party or by which any Acquired Company is bound obligating any Acquired Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other Equity Interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other Equity Interests in, any Acquired Company or obligating any Acquired Company to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. There are no outstanding contractual obligations of any Acquired Company affecting the voting rights of or requiring the repurchase, redemption, issuance, creation or disposition of any Equity Interests in any Acquired Company other than as may be set out in the articles of association or other organizational documents of an HVDH Company, or in the case of Petrodelta, in section 6.3 of the Conversion Agreement and article 12 of the articles of incorporation and bylaws of Petrodelta. There are no outstanding bonds, debentures, notes or other Indebtedness of HVDH having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the shareholders of HVDH may vote. There is no Person (other than Buyer) who is entitled to acquire or receive any shares of capital stock or other securities of HVDH. HVDH does not own, directly or indirectly, any shares or stock in the capital of, nor does it have any, direct or indirect, beneficial interest in any company, entity or business organization other than HNR Finance B.V., Harvest Vinccler Ltd., Harvest-Vinccler, S.C.A., Petrodelta and its Subsidiaries.

(e) Prior to the date hereof, Seller has made available to Buyer true, complete and correct copies of the articles of association, charter and bylaws (or similar organizational documents) of each HVDH Company and Petrodelta (including, for the avoidance of doubt, in the case of Petrodelta, the Core Petrodelta Documents as amended to the date of this Agreement) and, to the extent in its possession, each Subsidiary of Petrodelta, each as in full force and effect as of the date hereof and such organizational documents are listed on Section 4.2(e) of the Seller Disclosure Schedule. Other than the organizational documents made available to Buyer pursuant to the foregoing sentence, there are no Contracts, arrangements, shareholder agreements, voting trusts, proxies or understandings which relate to the governance of or the voting, registration, transfer or issuance of shares or Equity Interests of any HVDH Company or the Petrodelta Interest, to the Knowledge of Seller, any other shares or Equity Interests of Petrodelta or any Subsidiary of Petrodelta.

(f) Except for the capital stock or other Equity Interests of the Subsidiaries of HVDH and Petrodelta, as applicable, neither HVDH nor, to the Knowledge of Seller, Petrodelta, directly or indirectly, own any capital stock, Equity Interest or other voting or equity securities or interests in any Person. No HVDH Company or, to the knowledge of Seller, Petrodelta Company acts or carries on, business in partnership with any other person or is party to any joint venture agreement.

(g) None of HVDH or any of its Subsidiaries, and, to the Knowledge of Seller, none of Petrodelta or any of its Subsidiaries, has entered into any commitment, arrangement or agreement, or is otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person.

(h) No HVDH Company has, and, to Seller’s Knowledge, no Petrodelta Company has any branch, agency, place of business or permanent establishment outside its jurisdiction of incorporation.

(i) All documents required to be delivered by any Acquired Company to the Dutch Trade Registrar, the Venezuelan Commercial Registry and Registrar of Companies of the Cayman Islands (or equivalent authority and in accordance with the Laws of any applicable jurisdiction) are, with respect to each HVDH Company, and to Seller’s Knowledge with respect to each Petrodelta Company, complete and accurate in all respects and have been properly delivered.

(j) The statutory books of each HVDH Company have been properly kept, are up to date and contain complete and accurate details of all matters required by applicable Laws to be entered in them and comply with such applicable Laws. No notice or indication that any of them is incorrect or should be rectified has been received.

Section 4.3 Authority Relative to Agreement.

(a) Each of HNR and Seller has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject solely in the case of the Second Tranche Acquisition to obtaining, at the Stockholders’ Meeting, the affirmative vote of the holders of a majority of the outstanding shares of HNR Common Stock (the “Requisite Stockholder Approval”) entitled to vote thereon at the Stockholders’ Meeting in favor of the Second Tranche Acquisition. The execution and delivery of this Agreement by HNR and Seller and the consummation by HNR and Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of HNR or Seller are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the consummation of the Second Tranche Acquisition, the receipt of the Requisite Stockholder Approval). This Agreement has been duly and validly executed and delivered by HNR and Seller and, assuming the due authorization, execution and delivery by Buyer and Buyer Guarantor, constitutes a legal, valid and binding obligation of each of HNR and Seller, enforceable against each of HNR and Seller in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and subject to general equitable principles).

(b) Seller has all necessary corporate power and authority to execute and deliver, as applicable, the Related Agreements and, subject to the conditions herein and therein, to perform its obligations thereunder and consummate the transactions contemplated thereby. The execution and delivery of the Related Agreements by Seller, and the consummation by Seller of the transactions contemplated by the Related Agreements have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of either Seller or HNR are necessary to authorize the execution and delivery of the Related Agreements or, subject to the conditions therein, to consummate the transactions contemplated thereby. The Related Agreements have been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by the other parties thereto, as applicable, the Related Agreements constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and subject to general equitable principles).

(c) The HNR Board, at a meeting duly called and held, has, (i) determined that this Agreement and the transactions contemplated hereby are expedient, advisable, fair to and in the best interests of HNR and HNR’s stockholders, (ii) approved this Agreement, (iii) approved the transactions contemplated by this Agreement (including entry into the Related Agreements) and (iv) resolved to recommend that the stockholders of HNR approve the consummation of the Second Tranche Acquisition, in accordance with the terms of this Agreement (the “HNR Board Recommendation”) and directed that such matter be submitted for the consideration of the stockholders of HNR at the Stockholders’ Meeting, which resolutions have not been, other than in accordance with Section 6.5(c) and Section 6.5(d), rescinded, modified or withdrawn in any way.

Section 4.4 No Conflict; Required Filings and Consents.

(a) None of the execution and delivery of this Agreement or the Related Agreements, the consummation by HNR and Seller of the First Tranche Acquisition or the Second Tranche Acquisition or the Related Agreements or the performance by either HNR or Seller of their respective obligations hereunder or thereunder will (i) subject to, in the case of the consummation of the Second Tranche Acquisition, obtaining the Requisite Stockholder Approval, conflict with or violate HNR Charter, Seller Charter, HNR By-laws or the charter or bylaws (or similar organizational documents) of any Acquired Company, (ii) violate the DGCL (including Section 170 thereof), (iii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Section 4.4(b) have been obtained or made, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to HNR or Seller or any Acquired Company or by which any property or asset of HNR or Seller or any Acquired Company is bound or affected or (iv) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, relieve a Person from an obligation under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the properties or assets of HNR, Seller or any Acquired Company, pursuant to (A) subject to, in the case of consummation of the Second Tranche Acquisition, obtaining the Venezuela Approval, any of the Core Petrodelta Documents, (B) the Indenture or (C) any other Seller Material Contract, other than, in the case of clauses (iii) and (iv)(C), any such violation, breach, default, right of termination, amendment, acceleration, cancellation or Lien that has not had, individually or in the aggregate, a Material Adverse Effect.

(b) None of the execution and delivery of this Agreement or the Related Agreements, the consummation by HNR or Seller, as applicable, of the transactions contemplated by this Agreement or the Related Agreements, or HNR’s or Seller’s performance of its obligations hereunder and thereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) any filings required under the rules of NYSE, (iii) the Venezuela Approval and (iv) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, has not had, individually or in the aggregate, a Material Adverse Effect.

Section 4.5 Permits and Licenses. Except as has not, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Acquired Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for each Acquired Company to carry on its respective businesses as they are now being conducted (the “Acquired Company Permits”). Section 4.5 of the Seller Disclosure Schedule sets forth a true, correct and complete list, as of the date hereof, of each such Acquired Company Permit that is held by an HVDH Company and the holder thereof. Except as has not, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all such Acquired Company Permits are in full force and effect and no Acquired Company is in default or violation of any such Acquired Company Permit. No HVDH Company, and to the Knowledge of Seller, no Petrodelta Company, has received any written notice since March 16, 2010 from any Governmental Authority threatening to suspend, revoke, withdraw, modify in any adverse respect or limit any such Acquired Company Permit and, to the Knowledge of Seller, there are no circumstances or conditions providing grounds for any suspension, revocation, withdrawal, adverse modification or limitation on any such Acquired Company Permit which would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the execution nor performance of this Agreement or the Related Agreements will result in any Acquired Company losing the benefit of any Acquired Company Permit which it possessed immediately prior to execution of this Agreement, except for such loss of any benefit that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.6 Compliance with Laws. Except for instances of non-compliance, default or violation that have not had, individually or in the aggregate, a Material Adverse Effect, (i) each HVDH Company and, to the Knowledge of Seller, each Petrodelta Company is, and has been since January 1, 2010, in compliance with, and has not received written notice of any default or violation of, any Laws applicable to such Acquired Company or by which any property, asset or right of such Acquired Company is bound or affected and (ii) the Seller and each HVDH Company has been generally paying its debts as they come due in the ordinary course of its business.

Section 4.7 Financial Statements; HNR SEC Documents.

(a) As of their respective filing dates, or if amended or restated after the date of filing, as of the date of the last such amendment or applicable subsequent filing, the HNR SEC Documents did not contain any untrue statement of a material fact, with respect to the HVDH Companies or, to the Knowledge of Seller, the Petrodelta Companies, or omit to state any material fact, required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, with respect to the HVDH Companies or, to the Knowledge of Seller, the Petrodelta Companies.

(b) To Seller’s Knowledge, the Petrodelta Financial Statements fairly present in all material respects the financial condition and results of operations of Petrodelta and its Subsidiaries as of the date thereof and for the periods indicated therein, all in accordance with IFRS. The Acquired Companies Financial Statements fairly present in all material respects the consolidated financial condition and results of operations of the HVDH Companies, and to the Seller’s Knowledge, the Petrodelta Companies, as of the date thereof and for the period indicated therein, all in accordance with GAAP, except for the absence of footnote disclosures to the extent required by GAAP and for any audit adjustments, none of which are material, it being understood that the Petrodelta Companies have been accounted for in the Acquired Companies Financial Statements on an equity accounting basis in accordance with GAAP. For the purposes of this paragraph (a), the words “fairly present in all material respects” will be substituted with the equivalent terminology applicable under local auditing or statutory regulations to denote accounts in respect of which an unqualified auditor’s certificate has been given.

(c) No change has been made to the accounting policies or to any other accounting treatment of any of the HVDH Companies, or to the Knowledge of Seller, any of the Petrodelta Companies, for at least three (3) years prior to the date hereof.

(d) The accounting and other records of each of the HVDH Companies, and to the Knowledge of Seller, each of the Petrodelta Companies, are up to date and have been fully, properly and accurately maintained and are in the possession of the relevant Acquired Company, as applicable. Each HVDH Company that is organized under the laws of the Netherlands has duly and timely complied with its publication obligations in relation to its annual accounts.

(e) To Seller’s Knowledge, the provision for bad and doubtful debts in the Petrodelta Financial Statements have been determined in accordance with IFRS. The provision for bad and doubtful debts included in the Acquired Companies Financial Statements and the consolidated financial statements of HNR included in HNR SEC Documents have been determined in accordance with GAAP.

(f) As of the date of such financial statements, none of the HVDH Companies, or to the Knowledge of Seller, the Petrodelta Companies, has any liabilities (whether actual, contingent, unquantified or disputed) which were required in accordance with IFRS or GAAP, as applicable, to be reflected in the Petrodelta Financial Statements or the Acquired Company Financial Statements and which were not so reflected.

Section 4.8 Absence of Certain Changes or Events. Since September 30, 2013, there has not been any Event that has had, individually or in the aggregate, a Material Adverse Effect with respect to the HVDH Companies or, to the Knowledge of Seller, the Petrodelta Companies. Since December 31, 2012 through September 30, 2013, there has not been any Event that has had, individually or in the aggregate, a Material Adverse Effect with respect to the HVDH Companies or, to the Knowledge of Seller, the Petrodelta Companies. Since December 31, 2012, each of the HVDH Companies and, to the knowledge of Seller, the Petrodelta Companies have conducted their business only in the ordinary course of business consistent with past practice, and none of the HVDH Companies have taken any action that if taken after the date of this Agreement would constitute a violation of Section 6.1(d)(i), (ii), (iii), (iv), (vii), (viii), (ix), (xi), (xiii), (xv), (xvi), (xvii), (xix) or (xxi) or, to the extent related to the foregoing sections, Section 6.1(d)(xxvi). To the Knowledge of Seller, none of the Petrodelta Companies have taken any action that if taken after the date of this Agreement would, if such Petrodelta Company were an HVDH Company, constitute a violation of Section 6.1(d)(ii), (iii)(B), (iii)(C), (iii)(D), (xx) or (xxi) or to the extent relating to the foregoing sections, Section 6.1(d)(xxvi).

Section 4.9 No Undisclosed Liabilities. Except (a) as reflected or reserved against in the Acquired Company Financial Statements or the notes thereto, (b) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2012 and (c) for liabilities or obligations under GAAP (in respect of the HVDH Companies) or IFRS (in respect of the Petrodelta Companies) incurred in connection with the transactions contemplated by this Agreement that have not had and would not reasonably be expected to have a Material Adverse Effect, no Acquired Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether due or to become due, that are required by GAAP or IFRS, as applicable, to be reflected or reserved against on a consolidated balance sheet (or the notes thereto) of the Acquired Companies or on an audited balance sheet of Petrodelta or any of its Subsidiaries. Section 4.9 of Seller Disclosure Schedule sets forth each former Subsidiary of any HVDH Company that has been liquidated, dissolved or merged out of existence since December 31, 2004. Each such entity at the time of its liquidation, dissolution or merger had no liabilities other than as set forth on such section of the Seller Disclosure Schedule.

Section 4.10 Highest and Best Offer. The First Tranche Purchase Price and the Second Tranche Purchase Price to be paid by Buyer in accordance with the terms of this Agreement are fair value for the First Tranche Acquisition and the Second Tranche Acquisition, respectively, and the First Tranche Acquisition and the Second Tranche Acquisition are the highest and best offer available to the Seller for the Subject Shares as of the date of this Agreement.

Section 4.11 Absence of Litigation. Except as has not, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no claim, suit, action, litigation, arbitration, mediation, proceeding or investigation (each, a “Proceeding”) pending against any HVDH Company or, to the Knowledge of Seller, pending against any Petrodelta Company or threatened against any Acquired Company. As of the date hereof, there are no Proceedings pending against any Acquired Company or, to the Knowledge of Seller, threatened against any Acquired Company challenging or seeking to prohibit the execution, delivery or performance of this Agreement or any of the transactions contemplated hereby. To the Knowledge of Seller, (x) no officer or director of any Acquired Company is a defendant in any Proceeding in connection with his or her status as an officer or director of any Acquired Company, and (y) no such Proceeding is threatened in writing, in either case that has had, or would be reasonably be expected to have, a Material Adverse Effect.

Section 4.12 Environmental Matters. Except as has not had, individually or in the aggregate, a Material Adverse Effect, (a) each HVDH Company, and to the Knowledge of Seller, each Petrodelta Company, is and since January 1, 2010 has been, in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by such entities of all Environmental Permits, and compliance with the terms and conditions thereof); (b) each such Environmental Permit held by an HVDH Company and, or to the Knowledge of Seller, held by a Petrodelta Company, is valid, subsisting and in full force and effect, and no appeals or other proceedings are pending or threatened with respect to the issuance, terms or conditions of any such Environmental Permit; (c) no HVDH Company, and to the Knowledge of Seller, no Petrodelta Company, has, since January 1, 2010, received any written notice alleging any violation of any Environmental Law or Environmental Permit or of any civil, criminal, regulatory or administrative action, claim, investigation or other Proceeding or suit relating to Environmental Law or Environmental Permits; (d) there is no Environmental Claim pending against any HVDH Company or, to the Knowledge of Seller, pending against any Petrodelta Company or threatened against any Acquired Company; (e) no HVDH Company, and to the Knowledge of Seller, no Petrodelta Company, has caused or permitted (other than in compliance with applicable Law) or is responsible or liable for the presence of, any exposure to or any Releases of Hazardous Substances, whether or not on, at, in or underneath any property currently owned or leased by any Acquired Company, or any investigation or remediation relating thereto; (f) no HVDH Company, and to the Knowledge of Seller, no Petrodelta Company, has entered into any Contract, undertaking, warranty or indemnity to assume actual or contingent liability for any environmental matters; and (g) Seller has delivered to, or has otherwise made available for inspection by Buyer, all material investigation reports, studies, audits, test results or similar documents relating to an Acquired Company in the possession, control or custody of HNR or any Subsidiary of HNR related to environmental, health or safety matters or Hazardous Substances.

Section 4.13 Employee Benefit Plans.

(a) Section 4.13(a) of the Seller Disclosure Schedule lists the name of each material HVDH Company Benefit Plan. HNR has made available to Buyer prior to the date hereof copies of the most recent HVDH Company Benefit Plan document and all amendments and exhibits thereto.

(b) There are no material undisclosed liabilities of the HVDH Companies relating to current or former employees of the HVDH Companies, including relating to compensation and benefits, termination of employment or any HVDH Company Benefit Plan.

(c) Neither the execution of this Agreement, the Requisite Stockholder Approval nor the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent event): (i) is reasonably expected to entitle any employees of HVDH Companies to severance pay or any increase in severance pay upon any termination of employment after the date hereof or (ii) is reasonably expected to accelerate the time of payment or vesting, result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to any of the HVDH Company Benefit Plans.

Section 4.14 Intellectual Property.

(a) Section 4.14(a) of the Seller Disclosure Schedule sets forth a list of all (i) issued Patents and Patent applications, (ii) Trademark registrations and applications, (iii) Copyright applications and registrations, and (iv) Internet domain names, in each case, owned or filed by or held in the name of any HVDH Company (“HVDH Registered IP”); indicating with respect to all items listed in items (i) through (iii), where applicable, the jurisdiction in which each of the items of HVDH Registered IP has been applied for, filed, issued or registered, the application/registration number and the current owner of record. An HVDH Company exclusively owns all right, title and interest in, to and under the HVDH Registered IP in respect of which it is listed as owner in Section 4.14(a) of the Seller Disclosure Schedule.

(b) The HVDH Companies, collectively, own or have the valid right or license to use and exploit all Intellectual Property Rights used, held for use or exploited in their respective businesses, free and clear of any Liens other than Permitted Liens.

(c) There is no pending, or to Seller’s Knowledge, threatened Proceeding concerning the validity, enforceability or ownership of HVDH Owned IP, or the right of any HVDH Company or, to the Knowledge of Seller, any Petrodelta Company, to use or exploit any HVDH Owned IP or Licensed IP Rights. None of the HVDH Owned IP is subject to any action, Order, Contract or stipulation restricting in any manner its use, distribution, transfer, licensing or other exploitation by any Acquired Company.

(d) Neither the conduct of the businesses of any HVDH Company, as currently conducted and as have been conducted in the past six (6) years, nor any products or services of any Acquired Company, infringes, violates or misappropriates or infringed, violated or misappropriated any Intellectual Property Rights of any other Person; provided, however, that the foregoing representation is made to the Knowledge of Seller with respect to the conduct of the businesses of Petrodelta and its Subsidiaries and the products or services of Petrodelta and its Subsidiaries. No HVDH Company and, to the Knowledge of Seller, no Petrodelta Company, has received, since March 1, 2010, any written charge, complaint, claim, demand or notice, including for indemnification, nor is there any pending or, to Seller’s Knowledge, threatened Proceeding, alleging any such infringement, violation or misappropriation or claiming indemnification for, any such infringement, violation or misappropriation that has not been settled or otherwise fully resolved. To Seller’s Knowledge, no other Person has infringed, violated or misappropriated any Intellectual Property Rights owned by any Acquired Company, and to the Knowledge of Seller, no Acquired Company has sent any written charge, complaint, claim, demand or notice alleging such infringement, violation or misappropriation.

Section 4.15 Taxes.

(a) All material Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, any HVDH Company, and to the Knowledge of Seller, any Petrodelta Company, have been duly filed when due (including any applicable extensions which do not result in additional Taxes payable) in accordance with all applicable Laws, and such Tax Returns are true, correct and complete in all material respects.

(b) Each HVDH Company, and to the Knowledge of Seller, each Petrodelta Company, has duly and timely paid or has duly and timely withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable or required by applicable Law to be withheld and remitted, or where payment is not yet due or is being contested in good faith pursuant to appropriate procedures, has established an adequate accrual in accordance with GAAP or IFRS, as applicable, that is reflected in the Acquired Companies Financial Statements. Since the December 31, 2012, none of the HVDH Companies, and, to the Knowledge of Seller, none of Petrodelta and its Subsidiaries, has incurred (or taken an action that will result in the incurrence of) a Tax liability outside of their ordinary course of business.

(c) No HVDH Company and, to the Knowledge of Seller, none of Petrodelta and its Subsidiaries, has agreed or is required to make any material adjustments pursuant to transfer pricing laws and no HVDH Company (and to the Knowledge of Seller, none of Petrodelta and its Subsidiaries) has received any notice in writing from a Taxing Authority proposing any such material adjustment or change. All intercompany transactions to which an HVDH Company is a party have been entered into pursuant to terms that are compliant, in all material respects, with applicable transfer pricing Law. Each HVDH Company has complied with all material reporting or documentation requirements in all relevant jurisdictions in respect of all intercompany transactions (including maintenance of required records with respect thereto).

(d) There are no Liens for Taxes upon any property or assets of any HVDH Company (and, to the Knowledge of Seller, of Petrodelta or its Subsidiaries) except for Permitted Liens;

(e) There is no Proceeding pending with respect to Taxes or, to the Knowledge of Seller, threatened against or with respect to any HVDH Company. To the Knowledge of Seller, there is no Proceeding pending or threatened with respect to Taxes against or with respect to Petrodelta or its Subsidiaries. No request for a ruling that relates to the Taxes or Tax Returns of the HVDH Companies, or, to the Knowledge of Seller, Petrodelta or its Subsidiaries, is currently pending with any Taxing Authority. No extension or waiver of any statute of limitations in respect of any Tax Returns of any HVDH Company (or, to the Knowledge of Seller, Petrodelta and its Subsidiaries) is currently in effect.

(f) Each HVDH Company (and, to the Knowledge of Seller, each of Petrodelta and its Subsidiaries) is and has at all times been a resident for Tax purposes solely in its country of incorporation. No written claim has been made by any Taxing Authority against an HVDH Company (and, to the Knowledge of Seller, Petrodelta and its Subsidiaries) in any jurisdiction where such entity does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction. No HVDH Company has conducted a business through a permanent establishment (as defined under applicable Law) in a country other than the country in which such Person is resident for Tax purposes, which has been converted into or deemed to be a subsidiary taxable as a separate entity of such Person by operation of applicable Tax Law. For the avoidance of doubt, Article 33b and Article 13c of the Dutch 1969 corporate income tax act do not apply to any of the HVDH Companies.

(g) No HVDH Company and, to the Knowledge of Seller, none of Petrodelta and its Subsidiaries, (i) has ever dealt with its Tax affairs on a consolidated basis (including but not limited to the framework of a fiscal unity for Dutch corporate income tax or Dutch value added tax purposes); (ii) is a party to any Tax sharing, allocation, indemnification or similar agreement in respect of its profits, gains or losses, (iii) has any liability for any Tax or any portion of a Tax (or any amount calculated with reference to any portion of a Tax) of any Person other than any such HVDH Company, as transferee or successor, by Contract, intercompany agreement or otherwise, or (iv) has any liability for any Tax or any portion of a Tax of a former Subsidiary of any HVDH Company, that has been liquidated, dissolved or merged out of existence.

(h) Each of the HVDH Companies is duly registered for Tax purposes to the extent required by Law. The records and accounts of each HVDH Company are sufficient and in material compliance with applicable Tax Laws. The Taxing Authorities having jurisdiction over such records and accounts have never rejected any records or accounts of any HVDH Company as the basis for the calculation of any Tax.

(i) Each HVDH Company that has been registered in the Netherlands for value added tax purposes has, in the current or preceding year, performed only exempt supplies of any goods or services. No HVDH Company is entitled to receive a full credit for all value added tax chargeable on supplies and acquisitions that such Person has received (or agreed to receive or is deemed to receive) or on anything that such Person has imported (or agreed to import or is deemed to import). Each such Person has applied its pro rata claim in accordance with the Laws of the Netherlands.

Section 4.16 Material Contracts.

(a) Section 4.16 of the Seller Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of each Acquired Company Material Contract of any HVDH Company, or to the Knowledge of Seller, any Petrodelta Company. For purposes of this Agreement, “Acquired Company Material Contract” means any Contract to which an Acquired Company is a party that:

(i) creates (or governs the operation of) a joint venture, alliance or partnership;

(ii) is a stock purchase agreement, merger agreement, asset purchase agreement or other similar agreement entered into after January 1, 2008 pursuant to which any Acquired Company has made or which sets forth agreements, arrangements or understandings (including exclusivity agreements, non-binding agreements or agreements in principle) relating to a material acquisition or disposition or pursuant to which any Acquired Company has continuing indemnification, “earn-out” or other contingent payment obligations;

(iii) is a Contract (A) with a supplier to any Acquired Company of components or materials for use in the products of any Acquired Company, (B) that is a contract manufacturing agreement or (C) that is a contract for the lease of equipment, and, in each case, such Contract, including any purchase orders under any such form of Contract, in each case, that involves payments by any Acquired Company or other consideration between the parties with a value in excess of $1,500,000 per year, in respect of the Petrodelta Companies, or $100,000 per year, in respect of the HVDH Companies;

(iv) relates to (A)Indebtedness having an outstanding principal amount (or equivalent) in excess of $1,500,000, in respect of the Petrodelta Companies, or $100,000, in respect of the HVDH Companies, or (B) conditional sale arrangements, the sale, securitization or servicing of loans or loan portfolios, in each case in connection with which the aggregate actual or contingent obligations of any Acquired Company under such contract are greater than $1,500,000, in respect of the Petrodelta Companies, or $100,000, in respect of the HVDH Companies;

(v) obligates any Acquired Company to provide indemnification or a guarantee that would reasonably be expected to result in payments in excess of $1,500,000, in respect of the Petrodelta Companies, or $100,000, in respect of the HVDH Companies;

(vi) constitutes a Contract pursuant to which any Acquired Company grants a license under or right to use or exploit (including by means of a covenant not to sue) any HVDH Owned IP;

(vii) prohibits any Acquired Company (or which, following the consummation of either the First Tranche Purchase or the Second Tranche Purchase, could restrict the ability of Buyer or any of its Affiliates) from (A) engaging or competing in any material line of business, in any geographical location or with any Person or (B) selling any products or services of or to any other Person or in any geographic region;

(viii) involves any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including commodities, emissions allowances, renewable energy credits, currencies, interest rates, foreign currency and other indices, in each case, that is material to the business of any Acquired Company;

(ix) is a Material HVDH Lease;

(x) is a Contract which requires or is reasonably likely to require, or pursuant to which will be made, in the aggregate either (A) annual payments or other consideration from third parties to the Acquired Companies with a value of at least $1,500,000 in the aggregate, in respect of the Petrodelta Companies, or $100,000 in the aggregate, in respect of the HVDH Companies, or (B) annual payments or other consideration from the Acquired Companies with a value of at least $1,500,000 in the aggregate, in respect of the Petrodelta Companies, or $100,000 in the aggregate, in respect of the HVDH Companies;

(xi) contains any covenant granting “most favored nation” status that, following the consummation of the acquisition by Buyer of the First Tranche Subject Shares or the Second Tranche Subject Shares, would restrict actions taken by Buyer and its Subsidiaries or Petrodelta and its Subsidiaries;

(xii) contains a standstill or similar agreement pursuant to which any Acquired Company has agreed not to acquire assets or securities of any other Person;

(xiii) is a settlement or conciliation agreement with any Governmental Authority or which would require the Acquired Companies to pay consideration of more than $1,500,000, in respect of the Petrodelta Companies, or $100,000, in respect of the HVDH Companies;

(xiv) is a Hydrocarbon Agreement (including the Venezuela Hydrocarbon Contract) or is a Petrodelta Core Document;

(xv) is a shareholder agreement, voting trust, proxy or other agreement or understanding by which a party is bound relating to the voting or registration of shares or other Equity Interests of any Person;

(xvi) would or would reasonably be expected to prevent or materially delay HNR’s or Seller’s ability to consummate the transactions contemplated by this Agreement;

(xvii) with a director or officer of any Retained Company or any Acquired Company or with any shareholder of Seller or any Acquired Company;

(xviii) any other Contract of an HVDH Company that involves $100,000 or more in the aggregate; and

(xix) any other Contract of a Petrodelta Company that involves $1,500,000 or more in the aggregate.

(b) No Acquired Company is in breach of or default under the terms of any Acquired Company Material Contract where such breach or default has had, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of Seller, no other party to any Acquired Company Material Contract is in breach of or default under the terms of any Acquired Company Material Contract where such breach or default has had, individually or in the aggregate, a Material Adverse Effect. Each Acquired Company Material Contract is a valid and binding obligation of the Acquired Company party thereto, as applicable, and, to the Knowledge of Seller, is in full force and effect, except as has not had, individually or in the aggregate, a Material Adverse Effect; provided, however, that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and subject to general equitable principles. None of HNR or any of its Subsidiaries or, to the Knowledge of the Seller, Petrodelta or any of its Subsidiaries, has received any written claim of default under any Acquired Company Material Contract. None of HNR or any of its Subsidiaries or, to the Knowledge of Seller, Petrodelta or any of its Subsidiaries, has received any written notice from any other party to any Acquired Company Material Contract, and HNR otherwise has no Knowledge that such Third Party intends to terminate or not renew any Acquired Company Material Contract, or is seeking renegotiation thereof or substitute performance thereunder. No HVDH Company has assigned in any manner, in whole or in part, any of its rights or obligations under or in respect of any Acquired Company Material Contract to any Person. True, complete and correct copies of all Acquired Company Material Contracts to which an HVDH Company is a party, including any assignments or amendments in respect thereof, have been made available to Buyer by HNR in the Electronic Data Room.

Section 4.17 Real Property.

(a) No HVDH Company owns any real property. To the Knowledge of Seller, each Petrodelta Company has marketable fee simple title to all real property owned by it and to all of the buildings, structures and other improvements thereon (the “Owned Real Property”), free and clear of all Liens (other than Permitted Liens). To the Knowledge of Seller, there are no pending or threatened in writing, appropriation, condemnation, eminent domain or like proceedings relating to the Owned Real Property.

(b) Section 4.17(b) of the Seller Disclosure Schedule sets forth, as of the date hereof, a list of the HVDH Leases, including a street address or other description of the premises leased, use, and the Acquired Company that leases the same. Copies of all HVDH Leases (including all modifications, amendments, supplements, waivers and side letters thereto) have been made available to Buyer. Except as has not had, individually or in the aggregate, a Material Adverse Effect, an HVDH Company has a good and valid leasehold interest in each Material HVDH Lease, free and clear of all Liens (other than Permitted Liens), and each Material HVDH Lease is in full force and effect and is the valid and binding obligation of each party thereto in accordance with its terms. No HVDH Company has received any written notice of any material event of default under any of the Material HVDH Leases, nor to the Knowledge of Seller is there any condition or event which, with notice or lapse of time or both, would constitute a material default under a Material HVDH Lease.

Section 4.18 Labor Matters. No HVDH Company is a party to any agreement with any works council, labor union or other similar organization. No HVDH Company is the subject of any proceeding before any body asserting that such HVDH Company has committed an unfair labor practice or seeking to compel such HVDH Company to bargain with any labor union, nor is there pending or, to the Knowledge of Seller, threatened in writing, nor has there been for the past five (5) years, any labor strike, walkout, work stoppage, or lockout involving any HVDH Company, except for any such (i) proceeding, the outcome of which has not had, individually or in the aggregate, a Material Adverse Effect; or (ii) labor strike, walkout, work stoppage, or lockout which has not had, individually or in the aggregate, a Material Adverse Effect. There are no requirements to provide notification to, or engage in consultation with, employees, former employees, employee representatives, work councils, unions, labor boards and relevant government agencies as a result of the transactions contemplated by this Agreement. No HVDH Company has violated any statute, Law, ordinance, ruling or arbitration award of any court, arbitrator or any government agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including Laws, rulings, and awards relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, except for any violations which do not have, and would not have, individually or in the aggregate, a Material Adverse Effect.

Section 4.19 Insurance. The HVDH Companies maintain, and to the Knowledge of Seller, the Petrodelta Companies maintain, insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice. All insurance policies maintained by any Acquired Company are in full force and effect (and were in full force and effect during the periods of time such insurance policies were purported to be in effect) other than as has not had, individually or in the aggregate, a Material Adverse Effect. Seller has made available to Buyer complete and correct copies of all insurance policies of the HVDH Companies. Each HVDH Company and, to the Knowledge of Seller, each Petrodelta Company, has paid, or caused to be paid, all premiums due under such policies and has not received written notice that they are in default with respect to any obligations under such policies other than as has not had, individually or in the aggregate, a Material Adverse Effect. No HVDH Company and, to the Knowledge of Seller, no Petrodelta Company has received any written notice of cancellation or termination with respect to any existing material insurance policy that is held by, or for the benefit of, any Acquired Company, other than as has not had, individually or in the aggregate, a Material Adverse Effect. During the two (2) years prior to the date hereof, no individual insurance claim in excess of $100,000 has been made by any HVDH Company.

Section 4.20 Questionable Payments.

(a) Since January 1, 2007, no HVDH Company, no Retained Company (in connection with or relation to the Acquired Companies) and, to the Knowledge of Seller, no Petrodelta Company nor any of their respective directors, officers or employees, or, to the Seller’s Knowledge, any of their respective advisors, attorneys, accountants, agents or other representatives has:

(i) violated the FCPA or the U.K. Bribery Act 2010, or any other applicable Anticorruption Laws;

(ii) taken any act, directly or indirectly, in furtherance of a payment, offer or promise to pay, or authorization of any payment of money or anything of value to (A) a Government Official or (B) any person while knowing or having reasonable grounds to believe that all or a portion of such payment will be passed on to a Government Official, in each case, in violation of any Law against improper payments;

(iii) made, directly or indirectly, any unlawful payment of money or anything of value relating to political activity; or

(iv) established or maintained, or is maintaining, any unlawful fund or other properties or fund or account that is not recorded on the books and records of any Acquired Company, as applicable.

(b) No HVDH Company or, in connection with or relation to the Acquired Companies, Retained Company and, to the Knowledge of Seller, no Petrodelta Company has received any allegation or conducted any internal investigation related to a violation or potential violation of the Anticorruption Laws.

(c) No HVDH Company or, in connection with or relation to the Acquired Companies, Retained Company and, to the Knowledge of Seller, no Petrodelta Company has information that would lead a reasonable person to believe that it is likely that any Person has made any payment on behalf of or for the benefit of any Acquired Company in violation of any Anticorruption Laws.

(d) None of the officers, employees or directors of any of the HVDH Companies or, to Seller’s Knowledge, the advisors, attorneys, accountants, agents or other representatives of any of the HVDH Companies is a Government Official.

(e) Each HVDH Company, each Retained Company (in connection with or relation to the Acquired Companies) and, to the Knowledge of Seller, each Petrodelta Company has established and continues to maintain internal controls and procedures reasonably designed to ensure compliance with Anticorruption Laws, including an anticorruption policy; anticorruption controls regarding Representatives; restrictions on gifts, entertainment and travel payments; and relevant internal financial controls (e.g., controls on petty cash), and which constitute adequate procedures in line with the guidance published by the United Kingdom Secretary of State under section 9 of the U.K. Bribery Act 2010 designed to prevent their Associated Persons from undertaking any such conduct.

(f) To the Knowledge of Seller, no Associated Person of any Acquired Company or, in connection with or relation to the Acquired Companies, Retained Company has bribed another person (within the meaning given in section 7(3) of the U.K. Bribery Act 2010) intending to obtain or retain business or an advantage in the conduct of business for any Acquired Company, and each HVDH Company and, to the Knowledge of Seller, each Petrodelta Company, in connection with or relation to the Acquired Companies, each Retained Company has in place adequate procedures in line with the guidance published by the United Kingdom Secretary of State under section 9 of the U.K. Bribery Act 2010 designed to prevent their Associated Persons from undertaking any such conduct.

Section 4.21 Core Petrodelta Documents.

(a) The Core Petrodelta Documents are in full force and effect, and none of HNR or any of its Subsidiaries (including Seller and the HVDH Companies) has received any written notice that Petrodelta is in breach or default of any terms of any of the Core Petrodelta Documents that would or is reasonably likely to lead to termination of the relevant Core Petrodelta Documents or any written notice of termination of the Core Petrodelta Documents. To Seller’s Knowledge, there are no facts or circumstances which would or are reasonably likely to lead to termination of any of the Core Petrodelta Documents and to Seller’s Knowledge, Petrodelta has not received any written notice that it is in breach or default of any terms of any of the Core Petrodelta Documents that would or is reasonably likely to lead to termination of the relevant Core Petrodelta Documents or any written notice of termination of the Core Petrodelta Documents. None of the areas within which Petrodelta can carry on the “primary activities” (as defined in the Core Petrodelta Documents) pursuant to the Core Petrodelta Documents has been surrendered or relinquished in whole or in part or is the subject of a notice of relinquishment. Complete and correct copies of each of the Core Petrodelta Documents have been made available to Buyer by Seller in the Electronic Data Room.

(b) To the Knowledge of Seller, none of the rights or obligations in respect of the principal operations of Petrodelta or any of its Subsidiaries as set out in the Core Petrodelta Documents is in the course of being modified, altered or surrendered in whole or in part or is the subject of a notice of relinquishment.

Section 4.22 Assets.

(a) The schedule of assets located in Folder 11.10.17.3 of the Electronic Data Room is a true and correct copy of the list of material tangible assets owned or leased by the Petrodelta Companies provided by Petrodelta as of November 30, 2013 that are capitalized in the books of Petrodelta or any of its Subsidiaries for accounting purposes. To the Knowledge of Seller, each Petrodelta Company owns, leases or otherwise has rights to assets sufficient in the aggregate to operate its business in all material respects as such business is presently being operated and such assets are in the aggregate in a condition suitable to allow such Petrodelta Company to operate its businesses in all material respects as such business is presently being operated.

(b) The schedule of assets located in Folder 11.10.17.4 of the Electronic Data Room lists by general category the tangible assets owned or leased by each of the HVDH Companies as of September 30, 2013. Each HVDH Company owns, leases or otherwise has rights to assets sufficient in the aggregate to operate its business in all material respects as such business is presently being operated and such assets are in the aggregate in a condition suitable to allow such HVDH Companies to operate its business in all material respects.

(c) (i) To the Knowledge of Seller, the rights, properties (including rights of way over properties and easements) and assets of the Petrodelta Companies and (ii) the facilities and services to which any Petrodelta Company has a contractual right (including any pipelines for the transportation of hydrocarbons), and (iii) the rights of Buyer pursuant to this Agreement and the transactions and documents contemplated under this Agreement, include all rights, properties, assets, facilities and services which are necessary for carrying on of the business of the Petrodelta Companies after the Initial Closing and the Final Closing in all material respects in the manner in which it is carried on by Petrodelta and its Subsidiaries as of the date hereof.

(d) For each HVDH Company and, to the Knowledge of Seller, for each Petrodelta Company, except for Permitted Liens, all assets referred to in Section 4.22(a) and Section 4.22(b) and all other rights and assets of the HVDH Companies are free from all Liens and there is no Contract to create any Lien and no claim has been made by any Person to be entitled to any Lien and no Lien will be imposed as a result of entry into this Agreement or the Related Agreements; and

(e) No material asset of any Acquired Company is subject to any Expropriatory Act.

Section 4.23 Opinion of Financial Advisor. The HNR Board has received the opinion of Merrill Lynch on or prior to the date of this Agreement, to the effect that, as of the date of such opinion and subject to the matters set forth in such opinion, the First Tranche Purchase Price and the Second Tranche Purchase Price in respect of the Subject Shares to be received by the Seller pursuant to this Agreement are, in the aggregate, fair to Seller from a financial point of view, a signed copy of which opinion has been delivered to Buyer for informational purposes. Such opinion has not been withdrawn or materially modified.

Section 4.24 Bank Accounts; Powers-of-Attorney.

(a) The name and address of each bank with which any HVDH Company maintains a bank account and full details of each account (including the account name and number, a statement showing the balance as at the day immediately preceding the date hereof, all authorities and mandates, standing orders and direct debits) are set forth in Section 4.24 of the Seller Disclosure Schedule. From and after the date hereof, no payment will be made out of any such account maintained by an HVDH Company other than to satisfy legitimate obligations of the owner of such account. To Seller’s Knowledge, from and after the date hereof, no payment has been made out of any bank account held by any Petrodelta Company other than to satisfy legitimate obligations of a Petrodelta Company.

(b) Section 4.24 of the Seller Disclosure Schedule sets forth each power of attorney, bank authority, mandate or other authority (express, implied or ostensible) which is still in force to any Person to enter into any Contract on its behalf or operate any bank accounts of any HVDH Company.

(c) No Petrodelta Company has given any power of attorney, bank authority, mandate or other authority (express, implied or ostensible) which is still in force to any Person employed by Seller or any of the HVDH Companies or any Retained Company to enter into any Contract on its behalf or operate any bank accounts of any Petrodelta Company.

Section 4.25 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from any of the Acquired Companies in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HNR or any of its Subsidiaries.

Section 4.26 Transactions with Retained Companies.

(a) Section 4.26(a) of the Seller Disclosure Schedule contains a list of complete and accurate details with respect to all intercompany Indebtedness and other Contracts between any Acquired Company, on the one hand, and HNR or any Affiliate thereof that is not an Acquired Company (a “Retained Company”), on the other hand, which were outstanding or in existence during the period commencing on September 30, 2013 and ending on the date hereof. The Indebtedness and other Contracts set forth on Section 4.26(a) of the Seller Disclosure Schedule have been terminated in full, without any Liability to any Acquired Company, including with respect to any Tax obligations.

(b) There is no Liability (including with respect to any Indebtedness or any Contract) of any Acquired Company to any member of the Retained Group. No member of the Retained Group is entitled to make a claim of any kind against any Acquired Company or has assigned any such right to, or holds such right on trust or behalf of, any other Person.

(c) No Retained Company has received any Restricted Payment since September 30, 2013 or is entitled to receive any Restricted Payments.

Section 4.27 Solvency. No Insolvency Event has occurred or is occurring in respect of HNR, Seller, HVDH, HNR Finance B.V. or Harvest Vinccler Ltd.

Section 4.28 Information. All copies of documents provided by or on behalf of Seller to or on behalf of Buyer prior to the date hereof or made available in the Electronic Data Room are true, current and complete copies of such documents, and to the extent that there are any written amendments or supplements to such documents entered into prior to the date hereof, copies of such have been made available in the Electronic Data Room.

Section 4.29 Expropriatory Acts. To the Knowledge of Seller, no act or Event has occurred prior to the date hereof that, if it had occurred after the date hereof, would constitute an Expropriatory Act.

Section 4.30 HVDH Dividend. The transactions described in Section 4.30 of the Seller Disclosure Schedule have occurred on the date hereof. Seller and each HVDH Company have taken all necessary and appropriate corporate action in accordance with and otherwise have complied with their organizational documents and applicable Law in respect of the transactions described in Section 4.30 of the Seller Disclosure Schedule, including the dividend of a credit against Seller referred to therein (the “HVDH Dividend”), and has made available to Buyer copies of all applicable documentation (including relevant board and shareholder resolutions and authorizations) in respect of the HVDH Dividend and the other transactions described in Section 4.30 of the Seller Disclosure Schedule. There are no amounts claimed by Vinccler to be owed to Vinccler by any HVDH Company with respect to such transactions, other than amounts set forth on Section 4.30 of the Seller Disclosure Schedule that will be assumed and paid to Vinccler by a Retained Company, and no HVDH Company has any Liability (including with respect to any Indebtedness or any Contract) to Vinccler or any of its Affiliates.

Section 4.31 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, none of HNR, Seller or any of their respective Affiliates nor any other Person on behalf of HNR makes any express or implied representation or warranty (and there is and has been no reliance by Buyer or any of its Affiliates or Representatives on any such representation or warranty) with respect to the Acquired Companies or their respective businesses or with respect to any other information provided, or made available, to Buyer or its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER GUARANTOR

Except as disclosed in the corresponding section of the separate disclosure schedule which has been delivered by Buyer to HNR prior to the execution of this Agreement (the “Buyer Disclosure Schedule”) (it being understood that any information set forth in one section or subsection of the Buyer Disclosure Schedule shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and each other representation and warranty set forth in this Article V to the extent that it is reasonably apparent on its face that such information is relevant to such other representation and warranty), each of Buyer and Buyer Guarantor (other than in respect Section 5.5, Section 5.6, Section 5.8) hereby represents and warrants to HNR as follows as of the date hereof and as of the Final Closing Date:

Section 5.1 Organization and Qualification; Subsidiaries. Each of Buyer and Buyer Guarantor is a corporation duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as it is now being conducted. Each of Buyer and Buyer Guarantor is duly qualified or licensed as a foreign corporation to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Buyer or Buyer Guarantor to consummate the transactions contemplated by this Agreement.

Section 5.2 Authority Relative to Agreement. Each of Buyer and Buyer Guarantor has all necessary power and authority to execute and deliver this Agreement and the Related Agreements to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by each of Buyer and Buyer Guarantor and the consummation by each of Buyer and Buyer Guarantor of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of each of Buyer and Buyer Guarantor and no other corporate proceedings on the part of either Buyer or Buyer Guarantor are necessary to authorize the execution and delivery of this Agreement or the Related Agreements or to consummate the transactions contemplated hereby or thereby. Each of this Agreement and the Related Agreements has been duly and validly executed and delivered by each of Buyer and Buyer Guarantor and, assuming the due authorization, execution and delivery by each of the other Persons party hereto and thereto, each of this Agreement and the Related Agreements constitutes a legal, valid and binding obligation of each of Buyer and Buyer Guarantor, enforceable against each of Buyer and Buyer Guarantor in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and subject to general equitable principles).

Section 5.3 No Conflict; Required Filings and Consents.

(a) None of the execution and delivery of this Agreement or the Related Agreements by Buyer or Buyer Guarantor, the consummation by Buyer or Buyer Guarantor of the transactions contemplated by this Agreement or the Related Agreements or performance of their respective obligations hereunder or thereunder will (i) conflict with or violate the organizational documents of Buyer or Buyer Guarantor, (ii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Section 5.3(b) have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Buyer or Buyer Guarantor or by which any property or asset of Buyer or Buyer Guarantor is bound or affected or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Buyer or Buyer Guarantor pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other Contract or other instrument or obligation to which Buyer or Buyer Guarantor is a party or by which Buyer or Buyer Guarantor or any property or asset of Buyer or Buyer Guarantor is bound, other than, in the case of clauses (ii) and (iii), for any such violation, breach, default, right, termination, amendment, acceleration, or cancellation that would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Buyer or Buyer Guarantor to consummate the transactions contemplated by this Agreement or the Related Agreements.

(b) None of the execution and delivery of this Agreement or the Related Agreements by Buyer, the consummation by Buyer or Buyer Guarantor of the transactions contemplated by this Agreement or the Related Agreements, or performance of their respective obligations hereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the Venezuela Approval, and (iii) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Buyer or Buyer Guarantor to consummate the transactions contemplated by this Agreement or the Related Agreements.

Section 5.4 Absence of Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Buyer, threatened in writing against Buyer or Buyer Guarantor which seeks to, or would reasonably be expected to, individually or in the aggregate, materially impair the ability of Buyer or Buyer Guarantor to consummate the transactions contemplated by this Agreement or the Related Agreements.

Section 5.5 Available Funds. Buyer has or will have sufficient funds to consummate the transactions contemplated herein.

Section 5.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 5.7 Management Agreements. As of the date hereof, none of Buyer or Buyer Guarantor or any of their respective executive officers or directors, has entered into any agreement, arrangement or understanding with any of the executive officers or directors of HNR or any of its Subsidiaries that is currently in effect or would or is expected to become effective in the future and that, if effective at the date hereof, would be required to be disclosed under Item 1005(d) of Regulation M-A under the Exchange Act.

Section 5.8 Information Supplied. None of the information to be supplied by Buyer in writing expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to HNR’s shareholders or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.9 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article V, none of Buyer or Buyer Guarantor or any of their respective Affiliates nor any other Person on behalf of any of them makes any express or implied representation or warranty (and there is and has been no reliance by HNR or any of its Affiliates or Representatives on any such representation or warranty) with respect to Buyer or Buyer Guarantor or their respective businesses or with respect to any other information provided, or made available, to HNR or any of its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Buyer and Buyer Guarantor have not relied on the opinion of Merrill Lynch or on Merrill Lynch’s analyses in respect of Buyer’s decision to purchase the Subject Shares.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1 Conduct of Business. Between the date of this Agreement and the earliest to occur of the Final Closing Date and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except

(i) as set forth on Section 6.1 of the Seller Disclosure Schedule, (ii) as expressly required by this Agreement, (iii) as required by applicable Law or by a Governmental Authority, or (iv) as may be agreed in writing by Buyer (which agreement shall not be unreasonably withheld, delayed or conditioned):

(a) Subject to clauses (b), (c) and (d) below, Seller shall cause each of the HVDH Companies to, carry on its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve substantially intact its current business organizations, to keep available the services of its current officers and employees (including any seconded employees) and to preserve its relationships with significant Governmental Authorities, customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having significant business dealings with it, and to preserve the goodwill of and maintain satisfactory relationships with those persons having material business relationships with the HVDH Companies;

(b) HNR shall not, and shall direct each of its Subsidiaries not to, take any action that results in any breach of, or constitutes a default (or an event which with notice or lapse of time or both would become a default under) or results in the cancellation of or the creation of a Lien upon the Subject Shares or any of the properties or assets of any Acquired Company, pursuant to the Indenture, the Core Petrodelta Documents or any other Acquired Company Material Contract;

(c) HNR shall and shall cause each of its Subsidiaries to, pay its debts generally as they come due in the ordinary course of business; and

(d) Without limiting the generality of the foregoing clauses (a), (b) and (c), Seller shall not and shall not permit any of the HVDH Companies to:

(i) amend or otherwise modify the articles of association, charter and bylaws (or similar organizational documents) of any HVDH Company;

(ii) issue, sell, pledge, dispose, encumber or grant any shares, or any options, warrants, convertible securities or other Equity Interests or other rights of any kind to acquire any such shares of capital stock or rights settled in cash or other property based in whole or in part on the value of such shares of capital stock;

(iii) (A) declare, authorize, make or pay any Restricted Payment; (B) split, combine or reclassify any shares of capital stock or other Equity Interests; (C) redeem, purchase or otherwise acquire any shares of capital stock or other securities; or (D) amend or alter the rights, privileges, powers, preferences or restrictions attaching to, any capital stock of securities or other Equity Interest of any of the HVDH Companies, or without limiting the foregoing, to undertake or permit or facilitate any action which would result in the shareholding or voting power of any Person in any of the HVDH Companies being different to that which exists as at the date hereof;

(iv) (A) other than in the ordinary course of business consistent with past practice, increase the compensation or other benefits payable or to become payable to employees, directors or executive officers of the HVDH Companies or grant any new short or long term incentive compensation awards to employees, directors or executive officers of the HVDH Companies, (B) other than in the ordinary course of business consistent with past practice, grant any severance or termination pay to, or enter into any severance agreement with, any employee, director or executive officer of the HVDH Companies, (C) enter into, terminate or renew any employment agreement with any employee or executive officer of the HVDH Companies, (D)terminate, establish, adopt, enter into or amend or terminate any HVDH Company Benefit Plan (or arrangement that would be an HVDH Company Benefit Plan were it effective as of the date hereof) or other plan, trust, fund, policy or arrangement maintained for the benefit of any current or former directors, officers or employees or any of their beneficiaries, (E) enter into any new, or amend any existing, collective bargaining agreement covering employees of the HVDH Companies or (F)other than in the ordinary course of business consistent with past practice and as would not increase the aggregate employee headcount of the HVDH Companies as of the date hereof, hire any officer, employee, director, independent contractor or consultant;

(v) forgive any loans to employees, officers or directors of the HVDH Companies or any affiliate of any employee, officer or director of the HVDH Companies or any of their respective affiliates;

(vi) grant, accelerate the vesting of, confer or award options, convertible securities, restricted stock, restricted stock units, performance stock units, stock appreciation rights or other rights to acquire any capital stock or any equity-based award to any employee, officer or director of the HVDH Companies based in whole or in part on capital stock, whether settled in cash, securities or other property, or take any action not otherwise contemplated by this Agreement to cause to be exercisable any otherwise unexercisable option or other equity-based award of any employee, officer or director of the HVDH Companies under any existing plan;

(vii) acquire (including by merger, consolidation, or acquisition of stock or assets), any ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, other than acquisitions of inventory in the ordinary course of business consistent with past practice;

(viii) dispose of, transfer, lease, license, mortgage, pledge, encumber or subject to a Lien any assets other than (A) HVDH Owned IP, to the extent permitted in (ix) below, (B) pursuant to existing Acquired Company Material Contracts and (C) dispositions of obsolete equipment or assets in the ordinary course of business consistent with past practice;

(ix) dispose of, transfer, lease, license, mortgage, pledge or encumber any HVDH Owned IP (other than non-exclusive licenses granted to end users in connection with sales of finished products in the ordinary course of business);

(x) abandon, allow to lapse or fail to maintain any HVDH Owned IP;

(xi) incur or guarantee any Indebtedness or issue any debt securities, or assume or guarantee the obligations of any Person other than another HVDH Company;

(xii) loan, advance, invest or make a capital contribution to or in any Person other than another HVDH Company or, to the extent required to comply with the terms of the Core Petrodelta Documents, a Petrodelta Company;

(xiii) make any expenditure outside the 2014 budget for the HVDH Companies, a true and correct copy of which has been provided to Buyer;

(xiv) amend, cancel, terminate, waive or release any material rights or claims or assign any rights or claims with respect to, any Acquired Company Material Contract of any HVDH Company or fail to comply with any Acquired Company Material Contract of any HVDH Company or take any action that results in a default, event or default or provides a basis for termination under any Acquired Company Material Contract of any HVDH Company or enter into any contract which, if entered into prior to the date hereof, would be a Acquired Company Material Contract of any HVDH Company;

(xv) make any material change in accounting principles, policies, practices, procedures or methods in effect at December 30, 2012, except (i) as required by GAAP (or any interpretation or enforcement thereof) or Regulation S-X of the Exchange Act, or (ii) as required by a change in applicable Law;

(xvi) waive, release, assign, settle or compromise any (A) governmental complaint or (B) claims, liabilities or obligations arising out of, related to or in connection with (x) litigation (other than litigation concerning this Agreement) other than, in the case of this clause (B)(x) only, for compromises, settlements or agreements that involve only the payment of monetary damages not in excess of $500,000 in any single instance and $1,000,000 in the aggregate and in any case without the imposition of equitable relief on, or the admission of wrongdoing by, any HVDH Company or (y) litigation concerning this Agreement;

(xvii) take any steps which result, or may result, in a change of residence of any HVDH Company for Tax purposes;

(xviii) except as required by applicable Law, make or rescind any material Tax election, change any material Tax method, file any amended Tax Return that is material, incur any material Tax liability outside the ordinary course of business, or settle or compromise any material Tax liability;

(xix) fail to maintain in full force and effect insurance consistent with prudent industry practice and in any event no less than maintained in past practice;

(xx) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the any of the HVDH Companies;

(xxi) except as required by applicable Law, enter into any Contract or understanding or arrangement with respect to the voting or registration of capital stock of any HVDH Company;

(xxii) alter the scope, nature or scale of business of the HVDH Companies;

(xxiii) enter into, modify or terminate any transactions or Contracts with any member of the Retained Group;

(xxiv) enter into any Contract that indemnifies or exculpates any director, officer, employee or agent of Buyer, any of its Subsidiaries or any of their respective predecessors;

(xxv) assert any claim or commence any litigation, arbitration or other proceeding against Petrodelta, any Affiliate of Petrodelta or any Governmental Authority; or

(xxvi) enter into any Contract to do any of the foregoing.

Section 6.2 Stockholder Meeting; Proxy Statement.

(a) Preparation and Filing of Proxy Statement. As promptly as reasonably practicable following the date of this Agreement (and in any event, no later than 30 days after the date hereof), HNR shall prepare and cause to be filed with the SEC in preliminary form a proxy statement relating to the Stockholders’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Except as expressly contemplated by Section 6.5(c) and Section 6.5(d), the Proxy Statement shall include the HNR Board Recommendation with respect to the Second Tranche Acquisition. HNR shall promptly notify Buyer upon the receipt of any comments or other correspondence from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) regarding the Proxy Statement, including with respect to amendments or supplements to the Proxy Statement, and shall provide Buyer with copies of all correspondence between HNR and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. HNR shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements with respect to the Proxy Statement and to cause the Proxy Statement to be cleared by the SEC as promptly as reasonably practicable. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. Prior to filing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, HNR shall provide Buyer a reasonable opportunity to review and to propose comments on such document or response and shall consider any such comments in good faith. HNR, commencing upon the submission to the SEC of the Preliminary Proxy Statement, shall on a weekly basis run a broker search for a deemed record date of 20 Business Days after the date of each such search.

(b) Covenants of HNR with Respect to the Proxy Statement. HNR shall cause the Proxy Statement, at the date it is first mailed to the stockholders of HNR and at the time of the Stockholders’ Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, HNR shall have no obligation pursuant to this Section 6.2(b) with respect to any of the Buyer Information.

(c) Covenants of Buyer with Respect to the Proxy Statement. Buyer shall furnish to HNR all information (the “Buyer Information”) concerning Buyer reasonably requested by HNR in connection with the

Proxy Statement and required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise reasonably assist and cooperate with HNR in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). The information relating to Buyer at the time supplied by it to HNR for inclusion in the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Mailing of Proxy Statement; Stockholders’ Meeting. HNR shall, as promptly as practicable (and in any event within five (5) Business Days following the Proxy Statement Clearance Date), (x) by resolutions of the HNR Board establish the earliest reasonably practicable record date for a meeting of its stockholders, for the purpose of voting upon the Second Tranche Acquisition (including any adjournment or postponement thereof, the “Stockholders’ Meeting”), (y) by resolutions of the HNR Board establish the earliest reasonably practicable date for the Stockholders’ Meeting; provided that the Stockholders’ Meeting will not be held more than forty (40) days after the Proxy Statement Clearance Date without the prior written consent of Buyer. HNR shall, as promptly as practicable after the record date established for the Stockholders’ Meeting, mail to the holders of HNR Common Stock as of such record date a Proxy Statement (such date of mailing, the “Proxy Date”). HNR shall duly call, convene and hold the Stockholders’ Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that HNR may postpone, recess or adjourn the Stockholders’ Meeting: (i) with the consent of Buyer, (ii) in the absence of a quorum, to solicit additional proxies or (iii) for a single period of not more than five (5) Business Days to permit the filing and distribution of any supplemental or amended disclosure that the HNR Board has determined in good faith is required (upon the advice of outside legal counsel) pursuant to applicable Law. Once HNR has established a record date for the Stockholders’ Meeting, HNR shall not change such record date or establish a different record date for the Stockholders’ Meeting without the prior written consent of Buyer, unless required to do so by applicable Law or the By-laws. Subject to the right of the HNR Board to effect a Change in Recommendation as permitted by Section 6.5(c), HNR shall use its reasonable best efforts to solicit proxies in favor of the Second Tranche Acquisition as contemplated by Section 4.3(a) and shall ensure that all proxies solicited in connection with the Stockholders’ Meeting are solicited in compliance with all applicable Laws and all rules of NYSE. Without limiting the generality of the foregoing, HNR’s obligation to call, give notice of and hold the Stockholders’ Meeting in accordance with this Section 6.2(d) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Proposal or other Acquisition Proposal, or by any Change in Recommendation or any other withdrawal, modification or change of the HNR Board Recommendation. Notwithstanding anything herein to the contrary, HNR shall not be required to call, convene or hold a Stockholders’ Meeting after the termination of this Agreement in accordance Section 8.1.

(e) Amendments to the Proxy Statement. If at any time prior to the Stockholders’ Meeting any event or circumstance relating to HNR or Buyer or any of HNR’s or Buyer’s Subsidiaries, or their respective officers or directors, is discovered by HNR or Buyer, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the others. Each of Buyer and HNR agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

Section 6.3 Appropriate Action; Consents; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall (and shall cause each of their applicable Affiliates and Subsidiaries to) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated by this Agreement. Without limiting the foregoing, each of the parties agrees to use its respective reasonable best efforts to (i) cause the conditions to the Final Closing set forth in Article VII to be satisfied as promptly as practicable, (ii) obtain all necessary consents, approvals, orders, waivers, findings of suitability and authorizations of, actions or nonactions by, any Governmental Authority necessary in connection with the consummation of the transactions contemplated by this Agreement, and make all necessary registrations, declarations and filings with, and notices to, any Governmental Authorities (including in connection with the

Venezuela Approval) (collectively, the “Governmental Approvals”) and take all reasonable steps as may be necessary to obtain an approval from, or to avoid a suit, action, proceeding or investigation by, any Governmental Authority or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement and (iii) execute and deliver any additional instruments necessary to consummate the transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require Buyer or any of its Affiliates, or permit HNR or any of its Subsidiaries (without the prior written consent of Buyer, such consent, not to be unreasonably withheld), to (x) litigate with any Government Authority or any other Person in connection with the transactions contemplated by this Agreement, (y) agree to (A) any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of the capital stock of HVDH, Buyer, Petrodelta or any of their respective Subsidiaries or of any of such entities’ businesses, assets or properties, (B) the imposition of any limitation on the ability of HVDH, Buyer, Petrodelta or any of their respective Subsidiaries to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses, or (C) the imposition of any impediment on HVDH, Buyer, Petrodelta or any of their respective Subsidiaries under any Laws or otherwise or (z) pay any amounts or otherwise agree to provide any benefit or undertaking to be subject to any limitation or restriction to any Governmental Authority or any other Person other than in respect of customary and established filing fees and other payments required as of the date hereof by applicable Law as set forth on Section 6.3(a) of the Seller Disclosure Schedule in connection with any Governmental Approval.

(b) Without limiting the generality of the Section 6.3(a), HNR and Seller shall, as promptly as reasonably practicable, but in any event, within five (5) Business Days following the receipt of written instruction from Buyer, prepare and submit any written applications or other materials to the Ministerio del Poder Popular de Petróleo y Minería or other relevant Governmental Authorities as Buyer may reasonably request in order to obtain the Venezuelan Approval for the transactions contemplated by this Agreement. Subject to the last sentence of Section 6.3(a) and the preceding provisions of this Section 6.3(b), each of HNR, Seller and Buyer agrees (i) to file all notifications, applications or other submissions required in connection with the Venezuela Approval with respect to this Agreement and the transactions contemplated hereby, as promptly as reasonably practicable, (ii) to supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any applicable Governmental Authority in connection with the Venezuela Approval pursuant to any applicable Law, and (iii) to use its reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable consistent with, and subject to, the other provisions of this Section 6.3, to cause the granting of the Venezuela Approval as promptly as reasonably practicable. Subject to the last sentence of Section 6.3(a) and the preceding provisions of Section 6.3(b), each of Buyer, on the one hand, and HNR and Seller, on the other hand, shall use reasonable best efforts in respect of the Venezuela Approval to cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party.

(c) In furtherance and not in limitation of the covenants of the parties contained in Section 6.3(a) and Section 6.3(b), and subject to the last sentence of Section 6.3(a), if any objections are asserted or if any suit is instituted (or threatened to be instituted) by any Governmental Authority challenging any of the transactions contemplated hereby as violative of any Law or which would otherwise prevent, impede or delay the consummation of the transactions contemplated hereby, each of Buyer, HNR and Seller shall, subject to the other provisions of this Section 6.3 (including the last sentence of Section 6.3(a)), use reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, to the extent not expressly prohibited by applicable Law, Buyer shall have the right to lead and control, in its sole discretion, all discussions, submissions and other communications with all Governmental Authorities in or of Venezuela with respect to the this Agreement and the transactions contemplated hereby, and without limiting the generality of the foregoing, (i) Buyer shall have the right, to the extent permitted by the applicable Governmental Authority, to conduct discussions and other communications with such Governmental Authorities without the participation of Seller or any of its Affiliates or Representatives, (ii) unless expressly permitted in writing by Buyer, Seller shall not and shall not permit any of its Affiliates or Representatives to make any submission to or to initiate or engage in any discussions or communications with respect to this Agreement and the transactions contemplated hereby with any such Governmental Authority, except to the extent required by applicable Law or requested by the applicable Governmental Authority and (iii) to the extent Seller is required by applicable Law or requested by the applicable Governmental Authority to engage in discussions or communications with such Governmental Authority with respect to the this Agreement and the transactions contemplated hereby, Seller shall (if practicable and if permitted to do so by such Governmental Authority) inform Buyer of such discussion or communications and give Buyer and its Affiliates and Representatives the opportunity to attend and participate in such discussions or communications. In connection with the actions and procedures referenced in this Section 6.3 and without limiting the rights and obligations of the immediately preceding sentence, each of HNR, Seller and Buyer shall, and shall cause its Representatives to: (x) promptly and fully inform each other of any written or material oral communication received from or given to any Governmental Authority, (y) permit each other to review any submission required to be made to any Governmental Authority, and (z) consult with each other in advance of any meeting, conference or material discussion required by any Governmental Authority, in each case, to the extent related to this Agreement and the transactions contemplated hereby.

(d) None of HNR, Seller or Buyer shall consent to any voluntary delay of the Final Closing at the behest of any Governmental Entity without the consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned. Each of Buyer, HNR and Seller shall, subject to the last sentence of Section 6.3(a), use reasonable best efforts to ensure that no action taken by such party or any of its Subsidiaries, including acquiring or making any investment in any corporation, partnership, limited liability company or other business organization or any division or assets thereof, causes a material delay in the satisfaction of the conditions contained in Article VII.

(e) Subject to the last sentence of Section 6.3(a), each of Buyer, HNR and Seller shall give (or shall cause their respective Subsidiaries to give) any notices to Third Parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any Third Party consents (other than the Governmental Approvals) (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement or (ii) disclosed in HNR Disclosure Letter or the Buyer Disclosure Letter, as applicable.

Section 6.4 Access to Information; Consultation; Confidentiality.

(a) From the date of this Agreement to the earlier of the Final Closing Date or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Seller will, and will cause the HVDH Companies to, and, in the case of Petrodelta, use reasonable best efforts to provide to Buyer and its authorized Representatives (x) reasonable access during normal business hours in such a manner as not to interfere unreasonably with the operation of any business conducted by any of the Acquired Companies, upon prior written notice to Seller, to their respective officers, employees, agents, Representatives, properties, books, Tax Returns, Tax correspondence, Tax work papers, Tax advice, correspondence with Taxing Authorities (including any assessments of Tax), contracts and records as Buyer may reasonably request and (y) such financial and operating data of the Acquired Companies as Buyer may reasonably request. Notwithstanding the foregoing, Seller shall not be required to provide access to, or cause HVDH or its Subsidiaries to or, in the case of Petrodelta, use reasonable best efforts to provide access to, or disclose any information or documents which would (in the reasonable judgment of the Seller) (i) constitute a waiver of the attorney-client, attorney work-product or other privilege held by HNR, Petrodelta or any of their respective Subsidiaries, (ii) violate any applicable Laws or (iii) violate any confidentiality obligations of HVDH or any of its Subsidiaries under any existing Acquired Company Material Contract to which HVDH or any of its Subsidiaries is a party; provided, that each party shall use its reasonable best efforts to obtain any required consents and take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure.

(b) Without limiting the generality of Seller’s obligations set forth in Section 6.4(a) above,

(i) promptly following the date hereof, and in any event no later than five (5) Business Days after the date hereof, Seller shall request (a copy of such request to be provided to Buyer) that Petróleos de

Venezuela, S.A. and CVP permit three representatives of Buyer to be present during ordinary business hours at the offices of Petrodelta as observers; provided that such Person’s access to Petrodelta’s offices will be subject to Petrodelta’s worksite safety policies.

(ii) promptly following the date hereof, and in any event no later than twenty (20) Business Days after the date hereof, Seller shall provide Buyer with (x) all Tax Returns, material Tax correspondence, material Tax work papers (including any material work papers related to accounting for the uncertainty of taxes under International Accounting Standard No. 12 or the equivalent thereof under applicable accounting standards), (to the extent not inconsistent with Section 6.4(a)(i) above), and correspondence with Taxing Authorities (including any assessments of Tax) relating to the HVDH Companies and (y) a schedule of the Tax Representatives of the HVDH Companies with contact information for such Representatives; and

(iii) promptly following the request of the Buyer, and in any event no later than ten (10) Business Days following such a request, Seller shall use reasonable best efforts to organize a meeting between Buyer and any Tax Representative of the HVDH Companies.

(c) Promptly following receipt thereof, Seller shall provide Buyer with copies of (i) Petrodelta’s weekly operational update and daily production reports and monthly financial reports, (ii) any presentations to Petrodelta’s board of directors and (iii) written communications received by HNR or any of its Subsidiaries from Petrodelta, Petróleos de Venezuela, S.A. , CVP or any other Governmental Authority, in each case as soon as they are available to HNR or any of its Subsidiaries.

(d) Seller shall promptly notify Buyer in writing and provide all details Known by it or requested by Buyer or any proposal by or involving Petrodelta:

(i) to adopt any budget, work program or operating plan;

(ii) to approve an authorization for expenditure in excess of US$500,000.00;

(iii) to institute, compromise or settle any court, tribunal or arbitral proceedings having a value or likely value in excess of US$500,000.00; and

(iv) to enter into, modify or terminate any Contract that is in excess of US$500,000.00 in value.

(e) Seller shall consult with Buyer prior to taking any action or decision or passing any resolution in respect of any of the matters set forth in Section 6.4(d) above or any of the matters set forth in Section 6.1(d) on the basis that all references to “HVDH Companies” shall be construed as references to Petrodelta.

Section 6.5 Acquisition Proposals.

(a) Except as expressly permitted by this Section 6.5, from the date of this Agreement until the Final Closing Date or, if earlier, the termination of this Agreement in accordance with its terms, HNR will not, nor shall it authorize or permit any of its Subsidiaries, and will use its reasonable best efforts to cause Petrodelta, to, and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly (i) initiate, solicit or knowingly encourage or facilitate the making of any Acquisition Proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an Acquisition Proposal, (ii) other than informing Third Parties of the existence of the provisions contained in this Section 6.5, engage in negotiations or discussions with, or furnish any information concerning any of the Acquired Companies, Seller or HNR to, any Third Party relating to an Acquisition Proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an Acquisition Proposal or (iii) resolve or agree to do any of the foregoing. HNR shall, and shall cause its Affiliates and its and their respective Representatives to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any inquiry or proposal that may reasonably be expected to lead to an Acquisition Proposal and (ii) promptly cause to be returned or destroyed all confidential information provided by or on behalf of HNR or any of its Affiliates to any such Person.

(b) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the date that the Requisite Stockholder Approval is obtained at the Stockholders’ Meeting, in the event that HNR receives an unsolicited written Acquisition Proposal from a Third-Party (which Acquisition Proposal was made after the date of this Agreement and did not result from a breach of this Section 6.5), HNR and the HNR Board and their Representatives may, subject to compliance with this Section 6.5(b), engage in negotiations or substantive discussions with, or furnish any information and reasonable access to, any Third Party making such Acquisition Proposal and its Representatives if the HNR Board determines in good faith, after consultation with HNR’s outside legal and financial advisors, and based on information then available, that such Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Proposal; provided, that HNR shall give written notice to Buyer after any such determination by the HNR Board and prior to taking any of the actions described in this Section 6.5(b) and shall comply with the provisions of Section 6.5(f); and provided, further, that (x) prior to furnishing any material nonpublic information, HNR receives from such Third Party an executed Acceptable Confidentiality Agreement and (y) any such material nonpublic information so furnished has been previously provided or made available to Buyer or is provided or made available (including through posting on the Electronic Data Room) to Buyer substantially concurrently with it being so furnished to such Third Party. Other than as provided in Section 6.5(c)(i)(C), Section 6.5(d) or Section 6.5(h), HNR shall not publicly announce the receipt of any Acquisition Proposal or any negotiations or discussions in connection with any Acquisition Proposal or otherwise publicly comment on any Acquisition Proposal.

(c) Except as otherwise provided in the last sentence of this Section 6.5(c) and Section 6.5(d), neither the HNR Board nor any committee thereof shall (i) (A) withdraw (or qualify or modify in any manner adverse to Buyer), or publicly propose to withdraw (or so qualify or modify), the HNR Board Recommendation, (B) take any action to exempt any Person (other than Buyer and its Affiliates) from the provisions of Section 203 of the DGCL or any other state takeover statute or the Rights Agreement, (C) fail to publicly reaffirm the HNR Board Recommendation within five (5) Business Days after Buyer so requests in writing (which request may only be made once with respect to any such Acquisition Proposal and each material modification thereto), (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal subject to Regulation 14D under the Exchange Act within ten (10) Business Days after the commencement of such Acquisition Proposal, (E) approve, adopt or recommend any Acquisition Proposal or Alternative Acquisition Agreement, or propose publicly to approve, adopt or recommend, any Acquisition Proposal or Alternative Acquisition Agreement or (F) publicly announce that an Acquisition Proposal constitutes a Superior Proposal (any action described in this clause (i) being referred to as a “Change in Recommendation”) or (ii) allow HNR or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement (other than an Acceptable Confidentiality Agreement) with any Third Party constituting or relating to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal, or requiring, or reasonably expected to cause, HNR to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the transactions contemplated by this Agreement, or requiring, or reasonably expected to cause, HNR to fail to comply with this Agreement (an “Alternative Acquisition Agreement”). Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Requisite Stockholder Approval, in the event a material development or material change in circumstances (other than an Acquisition Proposal) occurs or arises after the date of this Agreement that was not known and not reasonably foreseeable by the HNR Board as of the date of this Agreement, the HNR Board may make a Change in Recommendation under clause (i)(A) or (C) above if the failure to take such action would be inconsistent with the directors’ fiduciary duties to the stockholders of HNR under applicable Law; provided, that (y) HNR has provided Buyer four (4) Business Days’ prior written notice advising Buyer that it intends to take such action and specifying, in reasonable detail, the reasons for such action (the “6.5(c) Notice”) and (z) prior to effecting any such Change in Recommendation, HNR shall, and shall direct its financial and legal advisors to, during such four (4) Business Day period, negotiate with Buyer in good faith (to the extent Buyer desires to negotiate in good faith) to make such adjustments in the terms and conditions of this Agreement which would allow the HNR Board not to make such Change in Recommendation consistent with its fiduciary duties.

(d) At any time prior to receipt of the Requisite Stockholder Approval, in response to an unsolicited written Acquisition Proposal made after the date of this Agreement that (i) the HNR Board determines in good faith (after consultation with its outside legal counsel and financial advisor) constitutes a Superior Proposal and (ii) the failure to approve or recommend such Superior Proposal would be inconsistent with its fiduciary duties to the stockholders of HNR under applicable Law, Seller may terminate this Agreement pursuant to Section 8.1(c)(ii) and this Section 6.5(d); provided, however, that Seller shall not terminate this Agreement pursuant to Section 8.1(c)(ii) and this Section 6.5(d) unless (x) HNR has complied with its obligations under this Section 6.5, including its obligations set forth in Section 6.5(e), (y) Seller pays, or causes to be paid, to Buyer the Seller Termination Fee payable pursuant to Section 8.3(a)(ii) prior to or concurrently with, and as a condition to, such termination and (z) concurrently with such termination HNR or Seller, enters into an Alternative Acquisition Agreement that documents the terms and conditions of such Superior Proposal.

(e) Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be entitled to terminate this Agreement pursuant to Section 8.1(c)(ii) and Section 6.5(d), (x) unless HNR shall have provided to Buyer four (4) Business Days’ prior written notice (the “6.5(e) Notice”) advising Buyer that HNR intends to take such action (and specifying, in reasonable detail, the reasons for such action and the material terms and conditions of any such Superior Proposal) and a copy of the relevant proposed transaction agreement, and (y):

(i) during such four (4) Business Day period, if requested by Buyer, HNR shall, and shall have directed its outside legal counsel and financial advisors to, have engaged in good faith negotiations with Buyer regarding changes to the terms of this Agreement intended to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and

(ii) HNR shall have considered any adjustments to this Agreement (including a change to the price terms hereof) and any other agreements that may be proposed in writing by Buyer (the “Proposed Changed Terms”) no later than 5:00 p.m., New York City time, on the fourth (4th) Business Day of such four (4) Business Day period and the HNR Board shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect.

For the avoidance of doubt, (A) if Buyer, within four (4) Business Days following its receipt of a 6.5(e) Notice makes an offer that, as determined in good faith by the HNR Board (after consultation with its outside legal counsel and financial advisors) results in the applicable Acquisition Proposal no longer being a Superior Proposal, then HNR shall have no right to terminate this Agreement pursuant to Section 8.1(c)(ii) and Section 6.5(d) as a result of such Acquisition Proposal, and (B) any (1) material revisions to the terms of a Superior Proposal or (2) material revisions to an Acquisition Proposal that the HNR Board had determined no longer constitutes a Superior Proposal, shall constitute a new Acquisition Proposal and shall in each case require HNR to deliver to Buyer a new 6.5(e) Notice and a new three (3) Business Day period shall commence thereafter.

(f) HNR shall promptly (and in any event within 24 hours) advise Buyer orally and in writing in the event that HNR receives any Acquisition Proposal or any inquiry, proposal or request for information, or engages in any discussions or negotiations that may reasonably be expected to lead to an Acquisition Proposal, and in connection with such notice, provide to Buyer the material terms and conditions (including the identity of the Third Party making any such Acquisition Proposal) of any such Acquisition Proposal. HNR shall (i) keep Buyer reasonably informed of the status and material details (including any material change to the terms thereof) of any such Acquisition Proposal (including any determination by the HNR Board pursuant to Section 6.5(b)) and any discussions and negotiations concerning the material terms and conditions thereof and (ii) provide to Buyer as soon as practicable (and in any event within 24 hours) after receipt or delivery thereof copies of any written amendment or any written material with respect to such Acquisition Proposal. Without limiting the foregoing, HNR shall promptly (and in any even within 24 hours) notify Buyer orally and in writing if it determines to begin providing information or engaging in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 6.5(b) and shall in no event begin providing such information or engaging in such discussions until at least 24 hours after having provided such prior written notice to Buyer. HNR shall not, and shall cause its Subsidiaries not to, in any way contract with any Person subsequent to the date of this Agreement in a manner that would restrict HNR’s ability to provide information to Buyer as required under this Agreement.

(g) HNR agrees that any violations of the restrictions set forth in this Section 6.5 by its Affiliates or by any of its or its Affiliates’ Representatives (acting in such capacity), including any knowing and intentional violation by a Representative (acting in such capacity) of a direction given to a Representative pursuant to the first sentence of Section 6.5(a) shall be deemed to be a breach of this Agreement (including this Section 6.5) by HNR.

(h) Nothing contained in this Agreement shall prohibit HNR or the HNR Board, directly or indirectly through their respective Representatives, from (i) taking and disclosing any position or disclosing any information reasonably required under Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to HNR’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided, that in all cases, any such action or disclosure shall comply with Section 6.5(c), Section 6.5(d), and Section 6.5(e); and provided further that any public disclosure relating or in response to an Acquisition Proposal other than (A) a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, (B) an express rejection of any applicable Acquisition Proposal or (C) an express reaffirmation of the HNR Board Recommendation shall be deemed to be a Change in Recommendation.

(i) With respect to any HNR Proposal that does not constitute an Acquisition Proposal, (A) HNR shall not enter into, and shall cause its Subsidiaries not to enter into, any definitive agreement with respect to any such HNR Proposal until after the receipt of the Requisite Stockholder Approval (or earlier termination of this Agreement in accordance with Section 8.1), (B) HNR shall not make or permit or instruct any Affiliate or Representative to make or consent to any other Person making any public disclosure regarding such HNR Proposal until after the receipt of the Requisite Stockholder Approval (or earlier termination of this Agreement in accordance with Section 8.1); provided that HNR may make such disclosure if and to the extent required by Law or the rules of the New York Stock Exchange so long as (x) the Board of Directors of HNR has determined (based on the advice of experienced and reputable outside securities counsel) that such disclosure is required, (y) Seller has provided reasonable advance notice to Buyer of the need and rationale for such disclosure and the proposed contents thereof and (z) Seller has cooperated with Buyer in limiting the extent of such disclosure, (C) HNR shall not allow the consummation of the transactions contemplated by such HNR Proposal to be consummated prior to the Final Closing (or earlier termination of this Agreement in accordance with Section 8.1), (D) HNR shall cause the offeror in respect any such HNR Proposal to enter into an Acceptable Confidentiality Agreement prior to furnishing to such offeror any material nonpublic information and (E)for the avoidance of doubt, Venezuelan Approval for the transactions contemplated by such HNR Proposal may not be sought by the acquiror, HNR or any of their Affiliates or Representatives prior to the Final Closing (or earlier termination of this Agreement in accordance with Section 8.1).

(j) For purposes of this Agreement:

(i) “Acquisition Proposal” shall mean either an “HVDH Proposal” or an “HNR Proposal”. If an Acquisition Proposal constitutes both an HVDH Proposal and an HNR Proposal, it shall constitute an HNR Proposal and not an HVDH Proposal. An HNR Proposal that relates only to the acquisition of assets or Subsidiaries or Affiliates of HNR or Seller other than the Acquired Companies and their assets shall not constitute an Acquisition Proposal. “HVDH Proposal” shall mean, any bona fide proposal or offer (other than a proposal or offer by Buyer or any of its Subsidiaries) from a Third Party relating to (i) a merger, reorganization, sale of assets, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, joint venture or similar transaction that, if consummated, would result in any Person other than HNR or Buyer owning, directly or indirectly, any of the Equity Interests of any of the Acquired Companies; (ii) the acquisition in any manner, directly or indirectly, by any Person of beneficial ownership of any of the Equity Interests of any of the Acquired Companies; (iii) any purchase, acquisition, tender offer or exchange offer that, if consummated, would result in any Person beneficially owning any of the Equity Interests of any of the Acquired Companies, (iv) other than the disposition of assets of the HVDH

Companies in accordance with Section 6.1(d)(viii), the acquisition (whether by merger, consolidation, equity investment, joint venture or otherwise) by any Person of any of the assets of any of the Acquired Companies; or (v) any combination of the foregoing. “HNR Proposal” shall mean any bona fide proposal or offer (other than a proposal or offer by Buyer or any of its Subsidiaries) from a Third Party relating to (i) a merger, reorganization, sale of assets, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, joint venture or similar transaction that, if consummated, would result in any person other than HNR or Buyer owning, directly or indirectly, twenty percent (20%) or more of the Equity Interests or assets of either HNR or Seller; (ii) the acquisition in any manner, directly or indirectly, by any Person of beneficial ownership of twenty percent (20%) or more of the issued and outstanding shares of HNR Common Stock or twenty percent (20%) or more of the issued and outstanding shares of Seller or twenty percent (20%) or more of the assets of HNR or its Subsidiaries; (iii) any purchase, acquisition, tender offer or exchange offer that, if consummated, would result in any Person beneficially owning twenty percent (20%) or more of the issued and outstanding shares of HNR Common Stock or, directly or indirectly, twenty percent (20%) or more of the issued and outstanding shares of Seller; or (iv) any combination of the foregoing.

(ii) “Superior Proposal” shall mean an Acquisition Proposal that if consummated would result in the Third Party making such Acquisition Proposal owning, directly or indirectly (x) seventy percent (70%) or more of the Equity Interests in HNR or Seller or seventy percent (70%) or more of the assets of HNR or Seller (in each case assuming that such Acquisition Proposal is conditioned upon the termination of this Agreement), (y) 51% of the Equity Interests of HVDH or 100% of the assets of HVDH, or (z) 100% of all of the assets of all the Subsidiaries of HVDH, made by a Third Party as to which the HNR Board determines in good faith, after consultation with HNR’s outside legal counsel and financial advisors, and considering such factors as the HNR Board considers in good faith to be appropriate (including the tax consequences), (A) is on terms that are more favorable to the holders of HNR Common Stock than the transactions contemplated by this Agreement (after giving effect to all Proposed Changed Terms) from a financial point of view, (B) is not conditioned on the receipt of financing and (C) is reasonably likely to be consummated on a timely basis.

Section 6.6 Notification of Certain Matters. From and after the date hereof until consummation of the Final Closing, Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, upon receiving Knowledge of (a) any notice, complaint, investigation or hearing (or communications indicating that the same may be contemplated) of any Governmental Authority in connection with this Agreement or the transactions contemplated hereby, (b) any written notice of any Person (other than a Governmental Authority) alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (c) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement or the transactions contemplated hereby, (d) any fact, event or circumstance that would or would be reasonably likely to cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein, or (e) any material change, effect or circumstance that would reasonably be expected to give rise to a failure of a condition precedent in Section 7.1, Section 7.2 (in the case of Seller) or Section 7.3 (in the case of Buyer); provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties herein or the conditions to the obligations of the parties hereunder or the remedies available hereunder to any party. Promptly following distribution to or receipt from any regulatory and/or law enforcement agency, civil plaintiff or HNR Stockholder, as applicable, Seller shall provide Buyer with all documents related to any communication or request for information, including any pleadings, court documents or correspondence, to or from any regulatory and/or law enforcement agency, civil plaintiff or HNR Stockholder regarding a violation or potential violation of any Law by HNR or any of its Subsidiaries or, to the extent accessible by HNR or Seller, by Petrodelta or any of its Subsidiaries, or any of their respective directors, officers, employees, or, to Seller’s Knowledge, Representatives.

Section 6.7 Public Announcements. The initial press release(s) announcing the execution of this Agreement shall be in a form mutually agreed upon by Buyer and Seller. Each party hereto agrees not to issue any press release or make any other public announcement relating to this Agreement or the transactions contemplated hereby without the prior written approval of the other parties, except as may be required by applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system, in which case the other parties hereto shall, to the extent practicable, be given the reasonable opportunity to review and comment on any such press release or other public announcement. Notwithstanding any other provision of this Agreement, (i) none of the parties hereto will be required to consult with the other in connection with any such press release or public announcement if the HNR Board has effected any Change in Recommendation or shall have resolved to do so and (ii) the requirements of this Section 6.7 shall not apply to any disclosure by HNR, Seller or Buyer of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement or the transactions contemplated by this Agreement.

Section 6.8 Director Resignations.

(a) At the Final Closing, Seller shall deliver to Buyer (i) a duly executed resignation letter, in form and substance reasonably satisfactory to Buyer, in respect of each member of each of the boards of directors (or other applicable governing body) of each HVDH Company appointed by HNR or its Subsidiaries which shall be effective as of the Final Closing and (ii) duly executed resignation letters, in form and substance reasonably satisfactory to Buyer, in respect of the Seller’s appointees to the Petrodelta board of directors which in each case shall be effective as of the later of (A) the Final Closing and (B) Buyer’s written instruction to the Seller’s appointees that such resignation shall be deemed effective.

(b) Prior to the Final Closing, Seller shall use reasonable best efforts to call a meeting of Petrodelta to be held on or as promptly as practicable after the Final Closing Date for purposes of effecting Buyer’s nominees as a Class B Shareholder of Petrodelta to the board of directors in accordance with Articles 19 and 21 of the Petrodelta bylaws.

Section 6.9 Stockholder Litigation. Each of Seller and HNR shall use reasonable best efforts to defend and promptly resolve any stockholder litigation against HNR and/or its directors relating to the transactions contemplated by this Agreement that could reasonably be expected to delay or impede the consummation of the transactions contemplated by this Agreement. Prior to the Final Closing Date, each of HNR and Seller shall give Buyer reasonable opportunity to participate, at Buyer’s expense, in the defense or settlement of any stockholder litigation against HNR and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed.

Section 6.10 Confidentiality.

(a) The Confidentiality Agreement shall terminate as of the Initial Closing in respect of any information relating to the Acquired Companies.

(b) From and after the Final Closing, Seller shall, and shall cause its Affiliates and Representatives to, maintain in confidence any written, oral or other information relating to the Acquired Companies, except that the foregoing requirements of this Section 6.10 shall not apply to the extent that any such information (including any report, statement, testimony or other submission to a Governmental Authority) is required by Applicable Law to be disclosed, provided, that Seller has given to Buyer, to the extent permitted by applicable Law, prompt written notice of such request or requirement so that Buyer may at its own cost seek an appropriate order or other remedy protecting the confidential material from disclosure, and Seller reasonably cooperates (at the cost of the disclosing party) with Buyer to obtain such protective order or other remedy, and in any case, Seller shall furnish only that portion of the confidential information which, in the opinion of its counsel, Seller is legally required to disclose; and, provided, further, that Seller provides Buyer with written notice of the information to be disclosed as far in advance of its disclosure as reasonably practicable and uses reasonable best efforts (at the cost of the disclosing party) to seek confidential treatment of such information. Seller shall instruct its Affiliates and Representatives having access to such information of such obligation of confidentiality.

Section 6.11 Employee Benefit Matters.

(a) For the avoidance of doubt, HNR shall retain and Buyer and the HVDH Companies shall neither assume nor retain any liability in connection with any right of any kind to receive shares of HNR Common Stock or benefits measured by the value of shares of HNR Common Stock, and each award of any kind consisting of shares of HNR Common Stock (including without limitation stock options, restricted stock, stock appreciation rights, restricted stock units, performance stock units and dividend equivalents).

(b) This Section 6.11 shall inure exclusively to the benefit of, and be binding solely upon, the parties to this Agreement and their respective successors, permitted assigns, executors and legal representatives. Nothing in this Section 6.11, expressed or implied, shall be construed to create any third-party beneficiary rights in any present or former employee, service provider, or any such Person’s alternative payees, dependents or beneficiaries, whether in respect of continued employment or resumed employment, compensation, benefits, terms of employment, or otherwise. No provision in this Agreement shall modify or amend any HVDH Company Benefit Plan unless this Agreement explicitly states that the provision “amends” HVDH Company Benefit Plan. This shall not prevent the parties entitled to enforce this Agreement from enforcing any provision of this Agreement, but no other party shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to such HVDH Company Benefit Plan.

Section 6.12 Post-Closing Access.

(a) Following the Initial Closing, Seller shall, and shall cause its Affiliates to: (i) preserve and keep any records of the Retained Companies related to the Acquired Companies (and their predecessors) held immediately prior to the Final Closing for so long as and to the extent required by applicable Law (but in no event less than seven years after the Final Closing Date ) and (ii) make such records available to Buyer and its Representatives and provide them with reasonable access thereto, as may be reasonably required by Buyer, including (w) in connection with any Proceeding, (x) in connection the preparation of financial statements or Tax returns of the Acquired Companies or Buyer or any of its other Affiliates, (y) as required by applicable Law or (z) where relevant to potential Losses or other Liabilities of the Acquired Companies.

(b) Following the Final Closing, Seller shall make available to Buyer and its Affiliates and Representatives the reasonable assistance and cooperation of the appropriate personnel and Representatives of Seller and its Affiliates in the review of the records described in Section 6.12(a) as reasonably requested by Buyer. In addition, following the Final Closing, Seller shall make available to Buyer the employees and Representatives of the Seller and its Affiliates whose assistance, expertise, testimony, notes, recollections or presence (including participation as a witness in a deposition, hearing or trial) is necessary or appropriate to assist Buyer (i) in the defense or prosecution of any Proceeding relating to the Acquired Companies, (ii) in the preparation of any Tax returns or filings or financial or accounting statements in respect of any of the Acquired Companies or Buyer or any of its other Affiliates and (iii) in the transition of the business, operations and employees of the HVDH Companies from Seller to Buyer.

Section 6.13 Ownership of HNR Stock. Prior to the earlier of the Final Closing Date or the termination of this Agreement pursuant to Section 8.1, none of Buyer or any Subsidiary of Buyer will acquire, directly or indirectly, beneficially or of record, any shares of HNR Common Stock or any other securities convertible into or exchangeable or exercisable for, HNR Common Stock or any other Equity Interests of HNR or any of its Subsidiaries other than in accordance with the terms of this Agreement.

Section 6.14 Audit.

(a) Following the Initial Closing Date, Seller shall cause the HVDH Companies to furnish to Buyer:

(i) as soon as practicable but not later than ninety (90) days after the end of each fiscal year, copies of audited consolidated Financial Statements of the HVDH Companies prepared in accordance with GAAP and United States auditing standards for such fiscal year;

(ii) as soon as practicable but not later than sixty (60) days after the end of each fiscal year, a report, for each of the HVDH Companies, summarizing the operations of each of the HVDH Companies conducted during such fiscal year, together with statements of sources and application of funds showing actual expenditures to date, and latest estimates to the fiscal year end; and

(iii) as soon as practicable but not later than sixty (60) days after the end of each fiscal quarter, copies of the unaudited consolidated Financial Statements of the HVDH Companies prepared in accordance with GAAP and United States auditing standards for such fiscal quarter and a report, for each HVDH Company, summarizing the operations of HVDH conducted during such fiscal quarter, together with statements of sources and application of funds showing actual expenditures to date, and latest estimates to the fiscal year end.

(b) If so requested by Buyer, Seller shall cause the HVDH Companies to furnish to Buyer the Financial Statements described in Section 6.14(a) above prepared in accordance with IFRS within ninety (90) days of the date of such request; provided that Buyer shall bear all documented out-of-pocket expenses of HNR or its Affiliates that are incurred in connection with the preparation of such Financial Statements in accordance with IFRS to the extent such expenses exceed those that would have been incurred in connection with the preparation of such Financial Statements in accordance with GAAP.

Section 6.15 HVDH Shareholders Consent. If the shareholders’ resolution delivered pursuant to Section 3.1(b)(1)(i) expires prior to the Final Closing or termination of this Agreement pursuant to Section 8.1, Seller shall cause the effective written shareholders’ resolution or the minutes of the stockholders’ meeting referred to in Section 3.2(b)(i) to be delivered at the Final Closing.

Section 6.16 Exculpation. Buyer, Buyer Guarantor and their respective Affiliates agree not to rely on the opinion of Merrill Lynch or on Merrill Lynch’s analyses in making its decision to enter into this Agreement and the transactions contemplated hereby and, further, agree (i) that neither Merrill Lynch nor any of its Affiliates or Representatives shall have any Liability (whether direct or indirect, in contract or tort or otherwise) to such party or any Person asserting claims on its behalf of or in its right relating to, arising in any manner out of or in connection with the rendering of services in connection with this Agreement (including any related activities and services rendered prior to the date hereof) or Merrill Lynch’s role in connection therewith and (ii) not to bring any claims against Merrill Lynch or any of its Affiliates or Representatives arising out of its role in connection therewith.

Section 6.17 Further Actions. Subject to the other express provisions of this Agreement, upon the request of any party, the other parties shall use best reasonable efforts to undertake as soon as reasonably practicable (or procure the undertaking as soon as reasonably practicable of) all acts including executing and delivering (or procuring the execution and delivery of) all such other documents, instruments and agreements as may be reasonably necessary for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

ARTICLE VII

CONDITIONS TO THE FINAL CLOSING

Section 7.1 Conditions to the Obligations of Each Party. The respective obligations of each party to consummate the transactions contemplated by this Agreement to be consummated at the Final Closing are subject to the satisfaction or (to the extent permitted by Law) waiver by Seller and Buyer at or prior to the Final Closing Date of the following conditions:

(a) the Requisite Stockholder Approval shall have been received; and

(b) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (collectively, “Restraints”), or threatened or commenced any Proceeding, which is then pending or in effect and seeks to enjoin or otherwise prohibit, or has the effect of enjoining or otherwise prohibiting, the consummation of the Second Tranche Acquisition.

Section 7.2 Conditions to the Obligations of Buyer. In addition to the conditions set forth in Section 7.1, the obligations of Buyer to consummate the transactions contemplated by this Agreement to be consummated at the Final Closing are subject to the satisfaction or (to the extent permitted by Law) waiver by Buyer at or prior to the Final Closing Date of the following further conditions:

(a) each of the representations and warranties of HNR or Seller, as applicable, (i) set forth in Section 4.2(a), Section 4.2(b), Section 4.2(c), Section 4.2(d), Section 4.2(e) and Section 4.2(f) (Ownership; Capitalization), Section 4.3 (Authority Relative to Agreement), Section 4.21 (Core Petrodelta Documents), Section 4.23 (Opinion of Financial Advisor), Section 4.25 (Brokers), Section 4.26 (Affiliate Transactions) and Section 4.27 (Solvency) (collectively, the “Fundamental Representations”) shall be true and correct in all respects at and as of the date of this Agreement and the Final Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in Article IV hereof (other than the Fundamental Representations) without giving effect to any qualifications as to materiality or Material Adverse Effect or other similar qualifications contained therein, shall be true and correct at and as of the date of this Agreement and the Final Closing Date, (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of this clause (ii) for such failures to be true and correct as would not have, individually or in the aggregate, a Material Adverse Effect;

(b) HNR and Seller shall have performed or complied in all material respects with each agreement and covenant required by this Agreement to be performed or complied with by it on or prior to the Final Closing Date;

(c) since the date of this Agreement, there shall not have occurred any change, event, effect or circumstance that has had a Material Adverse Effect;

(d) HNR and Seller shall each have delivered to Buyer a certificate, dated the Final Closing Date and signed by an executive officer of HNR or Seller, as applicable, certifying to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) shall have been satisfied;

(e) there shall not have been and be continuing an Insolvency Event in respect of HNR, Seller, HVDH, HNR Finance B.V., Harvest Vinccler Ltd. or Petrodelta; and

(f) Seller shall have obtained in writing the Venezuela Approval in form and substance reasonably satisfactory to Buyer.

Section 7.3 Conditions to the Obligations of the Seller. In addition to the conditions set forth in Section 7.1, the obligations of Seller to consummate the transactions contemplated by this Agreement to be consummated at the Final Closing are subject to the satisfaction or (to the extent permitted by Law) waiver by HNR at or prior to the Final Closing Date of the following further conditions:

(a) each of the representations and warranties of Buyer (i) set forth in Section 5.2 (Authority Relative to Agreement) shall be true and correct in all respects at and as of the date of this Agreement and the Final Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in Article V hereof (other than in Section 5.2), without giving effect to any qualifications as to materiality or other similar qualifications contained therein, shall be true and correct at and as of the date of this Agreement and the Final Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of this clause (ii) for such failures to be true and correct as would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement;

(b) Buyer shall have performed or complied in all material respects with each agreement and covenant required by this Agreement to be performed or complied with by it on or prior to the Final Closing Date;

(c) Buyer shall have delivered to Seller a certificate, dated the Final Closing Date, and signed by an executive officer of Buyer, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied; and

(d) either (i) Seller shall have received from Buyer a certificate stating that none of Buyer or any of its Affiliates is an entity that is involved in any judicial, arbitral or administrative proceeding of a significant nature with Venezuela, Petróleos de Venezuela, S.A. , PDVSA Petróleo, S.A., Corporacion Venezolana del Petroleo, S.A. or any of their respective Affiliates and a separate agreement in form and substance reasonably satisfactory to HNR indemnifying the Retained Companies and their respective officers, directors, employees and Representatives from and against any Losses resulting from Claims made by Vinccler or Venezuela or their respective Affiliates arising solely as a result of Buyer’s waiver of the condition set forth in Section 7.2(f) above or (ii) the condition set forth in Section 7.2(f) above shall have been satisfied and such Venezuela Approval does not include as a condition thereto any new material obligation of any Retained Company, which has not been reimbursed or indemnified to the reasonable satisfaction of Seller.

Section 7.4 Frustration of Closing Conditions. Buyer may not rely on the failure of any conditions set forth in Section 7.2 (other than Section 7.2(f)) to be satisfied as a basis for not consummating the transactions contemplated hereby or terminating this Agreement if such failure was caused by the failure of Buyer to perform any of its obligations under this Agreement. Seller may not rely on the failure of any conditions set forth in Section 7.3 (other than Section 7.3(d)) to be satisfied as a basis for not consummating the transactions contemplated hereby or terminating this Agreement if such failure was caused by the failure of HNR to perform any of its obligations under this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated (to the extent set forth in Section 8.2) at any time prior to the Final Closing Date, whether before or after the Requisite Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

(a) by mutual written consent of each of Buyer and the Seller; or

(b) by either Buyer or Seller, if:

(i) the Final Closing shall not have occurred on or before the later of June 30, 2014 or the date four (4) months after the date the Stockholders’ Meeting is held (the “Initial Termination Date”); provided, however, that if the conditions set forth in Section 7.1(b), Section 7.2(f) or Section 7.3(d) shall not have been satisfied or duly waived by all parties entitled to the benefit of such condition by the fifth (5th) Business Day prior to the Initial Termination Date (and all other conditions set forth in Article VII have been satisfied or shall be capable of being satisfied), Buyer may, by written notice delivered to the other parties hereto, extend the Termination Date from time to time, for up to six one-month periods (such date as may be extended, the “Termination Date”); provided, further that in no event shall the Initial Closing Date or the Termination Date be after December 31, 2014; and provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to a party if such party has breached or violated any of its covenants, agreements or other obligations hereunder and such breach or violation has been the principal cause of or directly resulted in (1) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Second Tranche Acquisition at the Final Closing set forth in Article VII prior to the Termination Date or (2) the failure of the Final Closing to occur by the Termination Date. Notwithstanding the foregoing, in connection with the extension of any Termination Date pursuant to the first proviso of the immediately preceding sentence, Buyer shall, if so required by Seller, lend to Seller $2,000,000 for each month of extension, on terms and conditions substantially the same as the terms of the

Indenture (other than those terms relating to prepayment penalties and representations and warranties and covenants relating to the issuance of any warrants) and such other terms and conditions (y) as Buyer may require to adapt the terms and conditions of the Indenture to a loan agreement and (z) that are not materially disadvantageous to Seller; provided that, (i) if the Final Closing occurs, the Second Tranche Purchase Price shall be reduced by the amount of any outstanding amounts and amounts that are due and payable upon repayment of such loan (including any interest, principal and other amounts) in respect of such loans (and such reduction shall constitute full payment of such amounts) and (ii) if this Agreement is terminated, the principal amount of the loans shall come due one year from the date of such termination; or

(ii) any Restraint shall be in effect enjoining or otherwise prohibiting the consummation of the Second Tranche Acquisition, and such Restraint shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have complied with its obligations under Section 6.3 to prevent, oppose or remove such Restraint; or

(iii) the Stockholders’ Meeting shall have been convened and a vote with respect to the adoption by the stockholders of HNR of a resolution authorizing the Second Tranche Acquisition in accordance with Section 271 of the DGCL shall have been taken thereat (or any adjournment or postponement thereof) and the Requisite Stockholder Approval shall not have been obtained; or

(c) by Seller if:

(i) Buyer shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by Buyer on or before the earlier of (i) the Termination Date and (ii) the date that is thirty (30) days following the receipt by Buyer of written notice from Seller of such breach or failure; provided, however, that Seller shall not have a right to terminate this Agreement pursuant to this Section 8.1(c)(i) if Seller or HNR is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii) prior to receipt of the Requisite Stockholder Approval, the HNR Board has determined to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by and subject to the terms and conditions of Section 6.5(d) and Section 6.5(e); provided, that, concurrently with such termination, (A) Seller pays, or causes to be paid, to Buyer the Seller Termination Fee specified in Section 8.3(a)(ii) and (B) HNR enters into such Alternative Acquisition Agreement; or

(d) by Buyer:

(i) if either Seller or HNR shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement (except for the covenants set forth in Section 6.5 as to which a right of termination is available under Section 8.1(d)(ii)(C)), which breach or failure to perform, individually or in the aggregate, (x) would give rise to the failure of any condition set forth in Section 7.2(a) or Section 7.2(b) and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by Seller or HNR, as applicable, on or before the earlier of (i) the Termination Date and (ii) the date that is thirty (30) days following the receipt by Seller of written notice from Buyer of such breach or failure; provided, however, that Buyer shall not have a right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Buyer is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii) in the event that (A) a Change in Recommendation has occurred prior to receipt of the Requisite Stockholder Approval, (B) HNR has provided Buyer with written notice of an intention to effect a Change in Recommendation under a 6.5(c) Notice or a 6.5(e) Notice, (C) Seller or HNR shall have intentionally committed a breach of their respective obligations or agreements contained in Section 6.5 in any material respect (excluding in each case, failures that are capable of being cured and that are cured within two Business Days following receipt of written notice of such breach or failure from Buyer) or (D) HNR shall have failed to include the HNR Board Recommendation in the Proxy Statement delivered to its stockholders; provided, however, that Buyer shall no longer be entitled to terminate this Agreement pursuant to this Section 8.1(d)(ii) once the Requisite Stockholder Approval has been obtained at the Stockholders’ Meeting;

(iii) if after the date of this Agreement, a Material Adverse Effect has occurred; or

(iv) if an Insolvency Event has occurred in respect of HNR, Seller, HVDH, HNR Finance B.V., Harvest Vinccler Ltd. or Petrodelta.

Section 8.2 Effect of Termination. In the event that this Agreement is terminated in accordance with Section 8.1, (w) written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail and (x) this Agreement, solely as it relates to the Second Tranche Shares, the Second Tranche Acquisition and the obligations and rights of the parties in respect thereof, shall forthwith become null and void and of no effect without liability on the part of any party hereto (or any of its Representatives), and all rights and obligations of any party hereto shall cease; provided, that if (y) such termination resulted, directly or indirectly, from the Intentional Breach of any representation, warranty, covenant or other agreement contained herein or (z) the Intentional Breach of any representation, warranty, covenant or other agreement contained herein shall cause the Final Closing not to occur, then, notwithstanding such termination, such breaching party shall be fully liable for any and all Losses as a result of such Intentional Breach; provided further, for the avoidance of doubt, that the provisions of Article I, Section 2.1, Section 3.1, Article IV (with respect to all representations and warranties made as of the Initial Closing Date), Article V (with respect to all representations and warranties made as of the Initial Closing Date), Section 6.4(b), (c), (d) and (e), Section 6.7, Section 6.12, Section 6.15, Article VIII, Article IX, Article X and Article XI shall survive any termination of this Agreement pursuant to Section 8.1.

Section 8.3 Termination Fees.

(a) Termination Fees Payable. If the Agreement is terminated by:

(i) (A) either Buyer or Seller pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or by Buyer pursuant to Section 8.1(d)(i), and (B) after the date hereof HNR receives an Acquisition Proposal from a Third Party or an Acquisition Proposal shall have, in each case, become publicly known (and not withdrawn) prior to the termination pursuant to Section 8.1(b)(i), Section 8.1(b)(iii) or Section 8.1(d)(i), as the case may be, and (C) within twelve (12) months of such termination of this Agreement, HNR either enters into a definitive agreement with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal described in clause (B)) or the HNR Board (or a committee thereof) recommends an Acquisition Proposal (whether or not the same Acquisition Proposal described in clause (B)) to the stockholders of HNR and (D) such Acquisition Proposal referred to in the foregoing clause (C), or if such Acquisition Proposal is terminated to accept another Acquisition Proposal, such other Acquisition Proposal, is subsequently consummated by HNR (for the avoidance of doubt, such consummation may be during or after such 12-month period), then Seller shall pay, or cause to be paid, to Buyer, concurrently with, and as a condition to consummation of an Acquisition Proposal, an amount equal to $9,625,000 (the “Seller Termination Fee”) by wire transfer of immediately available funds (it being understood that, for purposes of clause (C) of this Section 8.3(a)(i), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 6.5(j)(i), except that the references “twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “sixty percent (60%)”;

(ii) Seller pursuant to Section 8.1(c)(ii), then Seller shall pay, or cause to be paid, to Buyer the Seller Termination Fee by wire transfer of immediately available funds concurrently with, and as a condition to, such termination;

(iii) Buyer pursuant to Section 8.1(d)(ii), then Seller shall pay, or cause to be paid to Buyer the Seller Termination Fee by wire transfer not later than the second (2nd) Business Day following such termination;

(iv) by Buyer or Seller pursuant to Section 8.1(b)(iii), then Seller shall pay, or cause to be paid, to Buyer an amount equal to $3,000,000 (the “No Vote Fee”) by wire transfer of immediately available funds not later than the second (2nd) Business Day following such termination, provided that if Buyer had a right of termination pursuant to Section 8.1(d)(ii) prior to the date of termination pursuant to Section 8.1(b)(iii), Seller shall pay or cause to be paid the Seller Termination Fee instead of the No Vote Fee; and

(v) Buyer pursuant to Section 8.1(d)(i) as a result of a breach of a representation or warranty made upon execution of this Agreement or breach of a covenant, then Seller shall pay to Buyer an amount, not to exceed $4,000,000, equal to the sum of all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by Buyer or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement (the “Buyer Expenses”) by wire transfer of immediately available funds not later than the second (2nd) Business Day following such termination.

(b) Certain Limitations.

(i) Notwithstanding anything to the contrary contained in this Agreement (A) in no event shall Seller be required to pay the Seller Termination Fee on more than one occasion, and (B) in the event that a No Vote Fee has already been paid under Section 8.3(a)(iv) or the Buyer Expenses have already been paid under Section 8.3(a)(v), Seller shall be entitled to credit the amount of the Buyer Expenses or No Vote Fee actually paid against the amount of the Seller Termination Fee it is required to pay under Section 8.3(a)(i), if any.

(ii) Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 11.8 (which shall not be limited by this Section 8.3(b)(ii)) and Section 8.4 and other than as set forth in Article IX and Article X), Buyer’s right to receive payment from Seller of the Seller Termination Fee and the No Vote Fee and the Buyer Expenses pursuant to Section 8.3(a) shall constitute the sole and exclusive remedy of Buyer against Seller and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees (collectively, the “Seller Related Parties”) for all Losses suffered as a result of the failure of the Second Tranche Acquisition to be consummated, and upon payment of such amount, none of the Seller Related Parties shall have any further liability or obligation relating to or arising out of the Second Tranche Acquisition (except that, to the extent any failure to consummate the Second Tranche Acquisition resulted, directly or indirectly, from an Intentional Breach of this Agreement by Seller or HNR or such Intentional Breach by Seller or HNR shall cause the Final Closing not to occur, Buyer shall be entitled to both the payment of the Seller Termination Fee or the Buyer Expenses (to the extent owed pursuant to Section 8.3(a)) and to any Losses, to the extent proven, in respect of such Intentional Breach (as reduced by any Seller Termination Fee or Buyer Expenses previously paid by the Seller).

(c) Integral Part of Transaction. Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) neither the Seller Termination Fee nor the No Vote Fee is a penalty and each of the Seller Termination Fee and the No Vote Fee is a reasonable amount that will compensate Buyer in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, the parties would not enter into this Agreement. If Seller fails to pay the Seller Termination Fee, the No Vote Fee or the Buyer Expenses pursuant to this Section 8.3 when due, and, in order to obtain such payment, Buyer commences a suit that results in a judgment against such party for the Seller Termination Fee, the No Vote Fee or the Buyer Expenses, as the case may be, Seller shall pay or cause to be paid to Buyer its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the

Seller Termination Fee, the No Vote Fee or the Buyer Expenses, as the case may be, from the date such payment was required to be made until the date of payment at an interest rate of eleven percent (11%) per annum.

Section 8.4 Put Right; Call Right.

(a) Buyer shall have the right and option, upon written notice to Seller stating that Buyer intends to exercise its right pursuant to this Section 8.4(a), to sell to Seller and to cause Seller to purchase from Buyer the First Tranche Subject Shares pursuant to the Share Purchase Contract, a form of which is set forth as Exhibit D hereto, which right and option shall be exercisable:

(i) within thirty (30) days of the termination of this Agreement pursuant to Section 8.1(b)(iii) (shareholder no-vote) and the amount payable to the Buyer pursuant to such option shall be equal to the greater of the First Tranche Purchase Price and the fair market value of the First Tranche Subject Shares as determined in accordance with the procedures (the “First Tranche FMV Procedures”) set forth on Schedule 8.4(a)(i) hereto, which amount shall be payable within six (6) months of termination;

(ii) within five (5) Business Days of the termination of this Agreement pursuant to Section 8.1(c)(ii) (entry into Alternative Acquisition Agreement) as a result of an HVDH Proposal, and the amount payable to the Buyer pursuant to such option shall be paid at and as a condition to the closing of the transactions contemplated by such HVDH Proposal and shall be equal to (A) in the case of a sale of the Equity Interests of HVDH, the product of (x) the aggregate consideration for the Equity Interests acquired pursuant to the HVDH Proposal multiplied by (y) 29/51 (which amount, for the avoidance of doubt, shall exceed the First Tranche Purchase Price) or (B) in the case of a sale of the assets of HVDH or the assets of the Subsidiaries of HVDH, the product of (x) the aggregate consideration for the assets acquired pursuant to the HVDH Proposal multiplied by (y) twenty-nine (29%) (which amount, for the avoidance of doubt, shall exceed the First Tranche Purchase Price);

(iii) within five (5) Business Days of the termination of this Agreement pursuant to Section 8.1(c)(ii) (entry into Alternative Acquisition Agreement) as a result of an HNR Proposal, and the amount payable to Buyer pursuant to such option shall be paid at and as a condition to the closing of the transactions contemplated by such HNR Proposal and shall be equal to the greater of the First Tranche Purchase Price and the First Tranche Attributable Proceeds; provided that any applicable contingent payments shall be paid to Buyer within two (2) Business Days of such contingent payments becoming payable pursuant to the terms of such HNR Proposal;

(iv) within thirty (30) days of the termination of this Agreement pursuant to Section 8.1(d)(i) (Seller breach) as a result of either (x) the condition to the Final Closing set forth in Section 7.2(a) not being satisfied on the date of this Agreement or (y) a breach of Seller’s covenants, and the amount payable to Buyer pursuant to such option shall be equal to the First Tranche Purchase Price, which amount shall be payable promptly and in any event within five (5) Business Days following Buyer’s exercise of its option pursuant to this Section 8.4(a); provided that in the event that an Intentional Breach has given rise to such termination, Seller shall pay to Buyer in addition to the First Tranche Purchase Price, the positive difference between (A) the fair market value of the First Tranche Subject Shares as determined in accordance with the First Tranche FMV Procedures and (B) any portion of the First Tranche Purchase Price previously paid pursuant to this Section 8.4(a)(iv), promptly and in any event within five (5) Business Days following the determination of the fair market value; and

(v) within thirty (30) days of the termination of this Agreement pursuant to Section 8.1(d)(ii) (Change in Recommendation; Breach of 6.5) and the amount payable to Buyer pursuant to such option shall be equal to the greater of the First Tranche Purchase Price, which amount shall be payable promptly and in any event within five (5) Business Days following Buyer’s exercise of its option pursuant to this Section 8.4(a), and the fair market value of the First Tranche Subject Shares as determined in accordance with the First Tranche FMV Procedures and the excess of such amount over any portion of the First Tranche Purchase Price previously paid pursuant to this Section 8.4(a)(v), shall be payable to Buyer, in addition, promptly and in any event within five (5) Business Days following the determination of the fair market value.

(b) Seller shall have the right and option, upon written notice to Buyer stating that Seller intends to exercise its right pursuant to this Section 8.4(b), to purchase from Buyer and to cause Buyer to sell to Seller the First Tranche Subject Shares pursuant to the Share Purchase Contract, which right and option shall be exercisable:

(i) within 30 (thirty) days of the termination of this Agreement pursuant to Section 8.1(c)(i) (Buyer breach) and the amount payable to Buyer pursuant to such option shall be equal to the lower of (A) the fair market value of the First Tranche Subject Shares as determined in accordance with the First Tranche FMV Procedures and (B) the First Tranche Purchase Price, which amount shall be payable promptly and in any event within five (5) Business Days following the determination of the fair market value of the First Tranche Subject Shares after Seller’s exercise of its option pursuant to this Section 8.4(b);

(ii) within five (5) Business Days of the termination of this Agreement pursuant to Section 8.1(c)(ii) (entry into Alternative Acquisition Agreement) as a result of an HVDH Proposal, and the amount payable to Buyer pursuant to such option shall be paid at and as a condition to the closing of the transactions contemplated by such HVDH Proposal and shall be equal to (A) in the case of a sale of the Equity Interests of HVDH, the product of (x) the aggregate consideration for the Equity Interests acquired pursuant to the HVDH Proposal multiplied by (y) 29/51, (which amount, for the avoidance of doubt, shall exceed the First Tranche Purchase Price) or (B) in the case of a sale of the assets of HVDH or the assets of the Subsidiaries of HVDH, the product of (x) the aggregate consideration for the assets acquired pursuant to the HVDH Proposal multiplied by (y) twenty-nine (29%) (which amount, for the avoidance of doubt, shall exceed the First Tranche Purchase Price); and

(iii) within five (5) Business Days of the termination of this Agreement pursuant to Section 8.1(c)(ii) (entry into Alternative Acquisition Agreement) as a result of an HNR Proposal, and the amount payable to Buyer pursuant to such option shall be paid at and as a condition to the closing of the transactions contemplated by such HNR Proposal and shall be equal to the greater of the First Tranche Attributable Proceeds and the First Tranche Purchase Price; provided that, in the case of that portion of the First Tranche Attributable Proceeds that exceeds the First Tranche Purchase Price, any applicable contingent payments shall be paid to Buyer within two (2) Business Days of such contingent payments becoming payable pursuant to the terms of such HNR Proposal.

(c) At the time of payment of the First Tranche Purchase Price by Seller in connection with the Seller’s purchase of the First Tranche Subject Shares following Buyer’s exercise of its put option pursuant to Section 8.4(a)(iv) (in the event that an Intentional Breach gave rise to the termination) or Section 8.4(a)(v), Seller shall grant a perfected first priority pledge of twenty-one percent (21%) of the outstanding Equity Interests of HVDH to and for the benefit of Buyer to secure Seller’s obligation to pay the positive difference, if any, between (i) the fair market value of the First Tranche Subject Shares as determined in accordance with the First Tranche FMV Procedures and (ii) any portion of the First Tranche Purchase Price previously paid pursuant to Section 8.4(a)(iv) or Section 8.4(a)(v), as applicable. Buyer shall release such pledge promptly upon the determination that the fair market value of the First Tranche Subject Shares is less than the amount already paid by Seller pursuant to Section 8.4(a)(iv) or Section 8.4(a)(v).

Section 8.5 Amendment. This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective boards of directors at any time before or after receipt of the Requisite Stockholder Approval; provided, however, that after the Requisite Stockholder Approval has been obtained, there shall not be any amendment that by Law requires further approval by the stockholders of HNR without such further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 8.6 Extension; Waiver. At any time prior to the Final Closing, subject to applicable Law, any party hereto may, without limiting its rights and remedies under this Agreement, (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) subject to the proviso of the first sentence of Section 8.2, waive compliance with any agreement or condition contained herein. Notwithstanding the foregoing, no failure or delay by HNR, Seller or Buyer in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.7 Expenses. Except as expressly set forth herein (including Section 8.2 and Section 8.3), all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated.

ARTICLE IX

TAX MATTERS

Section 9.1 Administration of Tax Matters for the HVDH Companies.

(a) Seller shall, at its own expense, prepare or cause to be prepared and timely file, or cause to be timely filed, all HVDH Company Tax Returns and Tax returns of a VAT Fiscal Unity that are due (i) on or before the Final Closing Date (taking into account all extensions properly obtained) and (ii) after Final Closing Date if it relates to a VAT Fiscal Unity. Seller shall (i) prepare such Tax Returns on a basis consistent with past practices and accounting methods of Seller and the HVDH Companies except to the extent otherwise required by applicable Law, and (ii) provide a copy of such Tax Return(s) to the Buyer (with supporting documentation and computations) at least thirty (30) days prior (except, in the case of a Periodic Tax Return, ten (10) days prior) to filing such Tax Return(s). Buyer shall, within fifteen (15) days (except, in the case of a Periodic Tax Return, five (5) days) of receiving such Tax Return(s), notify the Seller in writing of any matters in such Tax Returns with which the Buyer reasonably disagrees. In such case, Seller and Buyer shall reasonably cooperate with each other to reach a timely and mutually satisfactory solution to the disputed matters and, to the extent they are unable to reach such a solution within ten (10) days, shall resolve the dispute in accordance with Section 9.11.

(b) Buyer shall at its own expense, prepare or cause to be prepared and timely file, or cause to be timely filed, all HVDH Company Tax Returns for taxable periods beginning before the Final Closing Date that are due after the Final Closing Date. Buyer shall (i) prepare such Tax Returns on a basis consistent with past practices and accounting methods of the HVDH Companies except to the extent otherwise required by applicable Law, and (ii) provide a copy of such Tax Return(s) to the Seller (with supporting documentation and computations) at least thirty (30) days prior (except, in the case of a Periodic Tax Return, ten (10) days prior) to filing such Tax Return(s). Seller shall, within fifteen (15) days (except, in the case of a Periodic Tax Return, five (5) days) of receiving such Tax Return(s), notify the Buyer in writing of any matters in such Tax Returns with which the Seller reasonably disagrees. In such case, Seller and Buyer shall reasonably cooperate with each other to reach a timely and mutually satisfactory solution to the disputed matters and, to the extent they are unable to reach such a solution within ten (10) days, shall resolve the dispute in accordance with Section 9.11.

(c) Any Tax due pursuant to any Tax Returns of the HVDH Companies shall be paid pursuant to Section 9.3.

Section 9.2 Allocation of Liability for Taxes. For purposes of allocating liability for Taxes for Section 9.1:

(a) Seller’s share of any Taxes of the HVDH Companies shall be (i) 100% of the amount of any VAT payable or VAT receivable by a VAT Fiscal Unity to the extent the VAT payable or VAT receivable would be payable or receivable by a Retained Company if no VAT Fiscal Unity would exist and (ii) 80% of the amount of all Taxes incurred by an HVDH Company (or for which an HVDH Company is liable, but exclusive of VAT covered under Section 9.2(a)(i)) which will be for the account of Seller, with respect to any taxable period that ends on or before the Initial Closing Date or any portion of a Section 9.2 Period attributable under Section 9.2(d) to the period that ends on or before the Initial Closing Date and (iii) 51% of the amount of all Taxes incurred by an HVDH Company (or for which an HVDH Company is liable) but exclusive of VAT covered under Section 9.2(a)(i) which will be for the account of Seller with respect to any taxable period that begins after the Initial Closing Date and that ends on or before the Final Closing Date or any portion of a Section 9.2 Period attributable under Section 9.2(d) to the period that begins after the Initial Closing Date and that ends on or before the Final Closing Date (except for any Taxes which shall be allocated to Buyer as provided in Section 9.2(c) without regard to Section 9.2(d)).

(b) Buyer’s share of any Taxes of the HVDH Companies shall be (i) 29% of the amount of all Taxes incurred by an HVDH Company (or for which an HVDH Company is liable) but exclusive of VAT covered under Section 9.2(a)(i) which will be for the account of Seller, with respect to any taxable period that begins after the Initial Closing Date and that ends on or before the Final Closing Date or any portion of a Section 9.2 Period attributable under Section 9.2(d) to the period that begins after the Initial Closing Date and that ends on or before the Final Closing Date and (ii) 80% of the amount of all Taxes incurred by an HVDH Company (or for which an HVDH Company is liable), but exclusive of VAT covered under Section 9.2(a)(i) which will be for the account of Seller, with respect to any taxable period that begins on or after the Final Closing Date or any portion of a Section 9.2 Period attributable under Section 9.2(d) to the period that begins after the Final Closing Date.

(c) Notwithstanding the foregoing, Buyer shall be attributed an amount of Taxes incurred by an HVDH Company (or for which an HVDH Company is liable) with respect to any distributions on the First Tranche Subject Shares or the Second Tranche Subject Shares that are transferred by the Seller to the Buyer under Section 2.1(a) and Section 2.2(a), respectively, without regard to Section 9.2(d).

(d) In the case of any Taxes that are attributable to a taxable period beginning on or before and ending after a Tax Determination Date (a “Section 9.2 Period”), the amount of Tax that is allocable to the portion of such period that ends on or before the applicable Tax Determination Date shall be determined as follows:

(i) In the case of ad valorem, property, or franchise or similar Taxes imposed on any HVDH Company based on capital or number of shares of stock authorized, issued or outstanding, the portion attributable to the portion of such period that ends on or before the applicable Tax Determination Date shall be the amount of such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in such Section 9.2 Period until and including the applicable Tax Determination Date and the denominator of which is the number of days in the entire taxable period;

(ii) In the case of all other Taxes, the portion attributable to the period that ends on or before a Tax Determination Date shall be determined on the basis of an interim closing of the books of the applicable HVDH Company as of the applicable Tax Determination Date; provided that any items of income, gain, loss, deduction, exemption, or allowances that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the portion of the taxable period ending on and including the applicable Tax Determination Date and the portion of the taxable period beginning after the Tax Determination Date in proportion to the number of days in each such period relative to the entire taxable period.

(e) Any refund or credit of Taxes, or any tax benefit or reduction (including as a result of any overpayment of Taxes) that is received in cash or that reduces the amount of HVDH Company Taxes paid after the Initial Closing Date (a “Tax Credit”) shall be attributable to a taxable period pursuant to this Section 9.2 in the same manner as the Tax to which such Tax Credit relates. With regard to the VAT Fiscal Unity, a Tax Credit shall also include a reclaim of VAT to which any HVDH Company as part of a VAT Fiscal Unity is entitled to, determined (for allocation purposes only) as if the relevant HVDH Company was not part of the VAT Fiscal Unity.

Section 9.3 Payment of Taxes, Refunds and Credits.

(a) With respect to any Taxes due (taking into account all extensions properly obtained) prior to the Final Closing Date, Buyer and Seller shall use reasonable best efforts to cause the HVDH Companies to pay their Taxes when due (taking into account all extensions properly obtained). Notwithstanding the foregoing, Seller shall pay any VAT payable by any VAT Fiscal Unity to the relevant Taxing Authority. If the HVDH Companies do not pay their Taxes when as provided in this Section 9.3(a), either party hereto may, after fifteen (15) days’ notice to the other party hereto, pay such Taxes.

(b) If Taxes of an HVDH Company with respect to a taxable period (or portion thereof) beginning prior to the Final Closing Date are due or required by applicable Law to be paid, Buyer and Seller shall appropriately bear such Taxes as allocated to each of them pursuant to Section 9.2. In furtherance of the foregoing, to the extent that either Buyer or Seller has borne more than its proportionate share of such Taxes, either indirectly (through its ownership of HVDH shares, to the extent an HVDH Company has funded such Taxes out of its own assets) or directly (pursuant to Section 9.3(a) or otherwise) (such party, the “Excess Tax Party”) the other party hereto shall reimburse the Excess Tax Party in accordance with Section 9.8 for any Taxes properly allocable to such other party under Section 9.2, or shall make a contribution to HVDH, or Buyer and Seller, together shall cause HVDH to reimburse the Excess Tax Party, such that (taking into account the relative ownership in HVDH of Buyer and Seller) each of Buyer and Seller have economically borne the appropriate amount of Tax.

(c) If a Tax Credit of an HVDH Company is available with respect to a Tax period (or portion thereof) beginning prior to the Final Closing Date, Buyer and Seller shall appropriately receive the benefits of such Tax Credit to the extent allocated to each of them pursuant to Section 9.2. In furtherance of the foregoing, to the extent that either Buyer or Seller has received more than its proportionate share of such Tax Credit, either indirectly (through its ownership of HVDH shares, to the extent an HVDH Company has received such Tax Credit) or directly (to the extent the Tax Credit has reduced amounts that such party otherwise would have paid directly pursuant to Section 9.3(a) or otherwise), such party shall reimburse the Excess Tax Party, or the Buyer and Seller together shall cause HVDH to reimburse the Excess Tax Party for any Tax Credit actually received that is properly allocable to the Excess Tax Party under to Section 9.2, in the currency in which such Tax Credit is received (provided that, for this purpose, a Tax credit, benefit or reduction in Tax shall be deemed to be actually received when applied to reduce cash Taxes otherwise payable).

(d) Notwithstanding any provision to the contrary in Section 9.3(c), if a VAT Fiscal Unity exists during a taxable period or portion thereof, Seller shall pay to the HVDH Company an amount equal to the amount of any VAT receivable attributable to such period or portion thereof, which shall be determined (for allocation purposes only) as if the relevant HVDH Company was not part of the VAT Fiscal Unity.

Section 9.4 Amendment of Tax Returns. Prior to the Liquidation Date, neither the Buyer nor any of its Affiliates shall amend, refile, revoke or otherwise modify any Tax Return or Tax election of any HVDH Company with respect to any Tax Return described in Section 9.1 without the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed.

Section 9.5 Tax Periods. To the extent permissible but not required pursuant to applicable Law, the parties shall cooperate to cause the HVDH Companies to take all steps as are or may be reasonably necessary (including the filing of elections or returns with applicable Taxing Authorities) to cause such period to end on the Final Closing Date.

Section 9.6 VAT Fiscal Unity. Seller shall use its reasonable best efforts to procure that the HVDH Companies will no longer be included in the VAT Fiscal Unity as of the Initial Closing Date. To the extent this is not accepted by the relevant Taxing Authority upon Seller’s written request, Seller and Buyer acknowledge and agree to procure that the HVDH Companies will be separated from the VAT Fiscal Unity as of the Final Closing Date. Immediately after the Initial Closing Date Seller shall file with a simultaneous copy to the Buyer, a letter with the relevant Taxing Authority informing such Taxing Authority that the relevant HVDH Company does no longer form part of the VAT Fiscal Unity as of the Initial Closing Date. Seller will, within ten (10) days after receipt, inform Buyer of any correspondence of the relevant Taxing Authority regarding the separation of any of the HVDH Companies from such VAT Fiscal Unity.

Section 9.7 Cooperation; Audits; Tax-Related Actions.

(a) In connection with the preparation of Tax Returns (including amended Tax Returns), audit examinations, Tax refund claims, applications for relief or ruling and any actions relating to the Tax liabilities imposed on any HVDH Company (or any successor thereof), Buyer, on the one hand, and the Seller, on the other hand, shall cooperate fully with each other, including the furnishing or making available during normal business hours of records, personnel (as reasonably required and to the extent not unduly burdensome), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of actions by Taxing Authorities as to the imposition of Taxes. Seller (until the Final Closing Date), and Buyer (after the Final Closing Date), shall and to the extent practicable shall cause the HVDH Companies to (i) retain all books and records with respect to Tax matters pertinent to any HVDH Company relating to any taxable period beginning before the Final Closing Date until the expiration of the applicable statute of limitations (including any extension thereof) for the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and shall allow such other party to take possession of such books and records at such party’s own expense.

(b) Buyer and the Seller shall, upon request, use commercially reasonable efforts to obtain any certificate or other document from any Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

Section 9.8 Tax Claims

(a) Any Claim for payment, reimbursement or contribution pursuant to Section 9.3 (a “Tax Claim”) shall be made pursuant to this Section 9.8. In order to assert a Claim for payment pursuant to Section 9.3, a party hereto (the “Tax Payee”) shall give prompt written notice (a “Tax Claim Notice”) to the party making payment to such Tax Payee (the “Tax Payor”). Such Tax Claim shall be made reasonably promptly after the Tax Payee determines that it intends to seek payment pursuant to Section 9.3, provided, however, that no failure to give such prompt written notice shall relieve Tax Payor of any of its obligations hereunder except to the extent that Tax Payor is materially and adversely prejudiced by such failure.

(b) Any payment pursuant to this Article IX in respect of any Tax Claim shall be (i) made net of any withholding Tax required by Law and (ii) effected by wire transfer of immediately available funds from Tax Payor or one of its Affiliates to an account designated by the applicable Tax Payee within three (3) Business Days after the determination thereof.

(c) All Tax Claims pursuant to Section 9.8 shall survive until the later of (A) the Survival Date and (B) the earlier of (1) the Liquidation Date and (2) the date that is ninety (90) days after the expiration of the applicable statute of limitations (at which point they will terminate) to the fullest extent permitted by law.

(d) If, after negotiating in good faith, Seller and Buyer are unable to reach an agreement relating to a Tax Claim or the payment of any Tax Claim, such dispute shall be submitted to the Referee pursuant to Section 9.11.

Section 9.9 Transfer Taxes. Notwithstanding any other provision of this Article IX, all transfer, documentary, recording, notarial, sales, use, registration, stamp and other similar Taxes or fees imposed by any Taxing Authority in connection with the transactions contemplated by this Agreement shall be borne by the Party with legal liability for such Tax.

Section 9.10 Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving Seller and its Affiliates on the one hand, and the Acquired Companies on the other hand, shall be terminated as of the Initial Closing Date and, after the Initial Closing Date, the Acquired Companies shall not be bound thereby or have any liability thereunder.

Section 9.11 Referee. If, after negotiating in good faith, Seller and Buyer are unable to reach an agreement relating to any Tax matter under this Article IX, the dispute shall be submitted to a mutually acceptable independent accounting firm of national repute (the “Referee”) jointly selected by Seller and Buyer within five (5) Business Days of the date on which a party makes the request to refer such dispute to an expert. Seller and Buyer shall instruct the Referee to resolve any disputed items within fifteen (15) Business Days of having such items referred to it, pursuant to such procedures as it may require. The parties shall cooperate with the Referee, provide it promptly with all information that it reasonably requires and shall promptly act to implement the decision of the Referee. The costs, fees and expenses of the Referee shall be allocated between 50% to Buyer and 50% to Seller.

ARTICLE X

SURVIVAL; INDEMNIFICATION; LIMITATIONS ON LIABILITY

Section 10.1 Survival.

(a) Each of the representations and warranties set forth in this Agreement, or any certificate or other instrument delivered by or on behalf of Seller or HNR pursuant to this Agreement, shall survive until the date that is six (6) months after the earlier of (x) termination of this Agreement in respect of the provisions that relate to the Second Tranche Subject Shares pursuant to Section 8.1 and (y) the Final Closing (the “Survival Date”); provided, however, that (i) the representations and warranties set forth in Section 4.15 (together with any right to assert a claim under Section 10.2 with respect thereto) and the Fundamental Representations shall survive until the later of (A) the Survival Date and (B) the earlier of (1) the Liquidation Date and (2) the date that is ninety (90) days after the expiration of the applicable statute of limitations (at which point they will terminate) to the fullest extent permitted by law and (ii) if any representation or warranty has been willfully breached by HNR, the survival period of such representation or warranty shall be extended until the later of (A) the Survival Date and (B) the earlier of (1) the Liquidation Date and (2) the date that is ninety (90) days after the expiration of the applicable statute of limitations (at which point they will terminate) to the fullest extent permitted by law. For the purpose of this Section 10.1(a) only, a representation or warranty shall be deemed to have been willfully breached by HNR only if an individual set forth on Section 1.1(b) of the Seller Disclosure Schedule had actual knowledge at the date such representation or warranty was made that such representation or warranty was materially false, and, in respect of any breach occurring after the date of this Agreement, such breach was not disclosed to Buyer prior to the Final Closing Date (it being understood that the rights and remedies of the Indemnified Parties shall not be limited or otherwise affected by knowledge of any breach of this Agreement, regardless of whether or not any condition to the transactions contemplated hereby is waived with respect to such breach).

(b) Notwithstanding anything to the contrary herein, any Claim asserted in good faith by notice to HNR pursuant to this Article X prior to the expiration of the applicable survival period set forth in Section 10.1(a) shall continue such Claim is fully and finally resolved.

Section 10.2 Indemnification by Seller.

(a) Subject to the other terms and conditions of this Article X, from and after the Initial Closing, Seller shall indemnify and hold harmless from and against, and will compensate and reimburse Buyer and its Affiliates (excluding any of the Acquired Companies) and the Representatives of Buyer and its Affiliates (the “Indemnified Parties”), for all Losses, directly or indirectly, incurred or sustained by the Indemnified Parties, or any of them in connection with or as a result of the following (the “Indemnifiable Matters”):

(i) any breach or inaccuracy of a representation or warranty by HNR or Seller contained in Article IV hereof (other than with respect to the second sentence of Section 4.8(a)), any certificate delivered hereunder or any Claim asserted against Buyer or any subsidiary of Buyer that, if successful, would constitute or give rise to a breach of any representation or warranty by HNR or Seller contained in Article IV hereof;

(ii) any failure by HNR or Seller to perform or comply with any covenant or agreement applicable to HNR or Seller, as applicable, contained in this Agreement and required to be performed or complied with;

(iii) any inaccuracy in the Restricted Payment Certificate; and

(iv) any failure of any document delivered by Seller pursuant to Section 3.1(b), Section 3.2(b) or Section 3.2(c) to be duly authorized or to otherwise be effective.

(b) For the purpose of this Article X only, in determining whether a breach or inaccuracy of a representation or warranty has occurred and in determining the amount of Losses suffered as a result of a breach or inaccuracy of a representation or warranty, any representation or warranty given or made by HNR or Seller that is qualified or limited in scope as to materiality or Material Adverse Effect shall be deemed to have been made or given (whether as of the Initial Closing Date, the Final Closing Date or other specified date) without such qualification or limitation. For the avoidance of doubt, the immediately preceding sentence shall not apply to the terms “Material Acquired Company Lease” or “Acquired Company Material Contract” or the definitions thereof.

(c) Seller shall not be obligated to indemnify the Indemnified Parties from any Losses pursuant to Section 10.2(a)(i) (except with respect to Fundamental Representations) unless and until (i) the aggregate amount of Losses actually incurred by the Indemnified Parties and which are Indemnifiable Matters under Section 10.2(a)(i) exceeds the Basket, and then all such Losses shall be indemnifiable for their entire amount and (ii) the indemnifiable amount from Seller pursuant to Section 10.2(a)(i) from a single Claim exceeds $200,000 (the “de minimis”) (provided that Claims exceeding the de minimis may be pursued for their entire amount subject to the Basket and provided further that Losses in respect of Intentional Breaches shall not be subject to the Basket or the de minimis).

(d) The maximum amount that the Indemnified Parties may recover from Seller for:

(i) breaches or inaccuracies of a representation or warranty by HNR or Seller contained in Article IV hereof (other than in respect of Intentional Breach, Fundamental Representations and those representations and warranties set forth in Section 4.15), shall be limited to (A) 25% of the First Tranche Purchase Price, if the Final Closing does not occur or (B) 25% of the sum of the First Tranche Purchase Price plus the Second Tranche Purchase Price, if the Final Closing does occur;

(ii) subject to Section 8.2, breaches or inaccuracies of the Fundamental Representations or representations and warranties set forth in Section 4.15 or of the representations and warranties contained in Article IV resulting from Intentional Breach, shall be limited to (A) the First Tranche Purchase Price, if the Final Closing does not occur and (B) the sum of the First Tranche Purchase Price plus the Second Tranche Purchase Price, if the Final Closing occurs. For the avoidance of doubt, such limitation shall not be applicable in the event that this Agreement is terminated in accordance with Section 8.1 and (y) such termination resulted, directly or indirectly, from the Intentional Breach of any representation, warranty, covenant or other agreement contained herein or (z) the Intentional Breach of any representation, warranty, covenant or other agreement contained herein has caused the Final Closing not to occur, and in such case, notwithstanding such termination or anything to the contrary herein, such breaching party shall be fully liable for any and all Losses as a result of such Intentional Breach;

(e) Seller and its Affiliates shall not have any right of contribution, indemnification or right of advancement or reimbursement from Buyer or its Affiliates with respect to any Indemnifiable Matters (or any matter addressed in Article IX) and any such right is hereby waived in its entirety to the extent required to give effect to this Section 10.2(e).

(f) Except as provided in Article VIII and Article IX, this Article X shall constitute the exclusive remedy after the Initial Closing for recovery of Losses by the Indemnified Parties as a result of breaches of representations, warranties and covenants contained in this Agreement; provided that, notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the rights or remedies of any Indemnified Party for (i) fraud or (ii) in seeking or obtaining specific performance and other equitable relief.

(g) For the avoidance of doubt, if and to the extent the amount of a Loss is recovered by an Indemnified Party through the actual payment by Seller to such Indemnified Party, the same amount of such Loss may not be recovered again by such Indemnified Party by reason of such Loss being subject to indemnification under more than one provision of this Agreement.

Section 10.3 Indemnification Procedures.

(a) All Claims for indemnification pursuant to this Article X shall be made in accordance with the procedures set forth in this Section 10.3. In order to assert an indemnification claim hereunder, each Indemnified Party shall give prompt written notice (a “Claim Notice”) to Seller of any action, claim, demand, discovery of fact, right of set-off of any kind, proceeding or suit (each, a “Claim”). Any Claim Notice shall be given by the Indemnified Party to Seller, (A) in the case of a Claim in connection with any Proceeding made or brought by any Person (other than Seller or its Affiliates in connection with this Agreement) against such Indemnified Party (a “Third-Party Claim”), reasonably promptly following receipt of notice of the assertion or commencement of such Proceeding and (B) in the case of a Claim other than a Third-Party Claim (a “Direct Claim”), reasonably promptly after the Indemnified Party determines that it intends to seek indemnification for such Direct Claim; provided, however, that no failure to give such prompt written notice shall relieve Seller of any of its indemnification obligations hereunder except to the extent that Seller is materially and adversely prejudiced by such failure.

(b) With respect to any Third-Party Claim, Seller shall have the right, by giving written notice to the Indemnified Party within ten (10) Business Days after delivery of the Claim Notice with respect to such Third-Party Claim, to assume control of the defense of such Third-Party Claim at Seller’s expense, with counsel of its choosing that is reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall cooperate in good faith in such defense; provided, however, (x) the Seller expressly acknowledges in writing its obligation to indemnify Buyer for the asserted liability, and (y) that Seller shall not have the right to control the defense of any Third-Party Claim that (i) seeks any injunctive or other equitable relief against any Indemnified Party, or (ii) seeks monetary damages the amount of which would reasonably be expected to exceed any limitation on the amount of Losses that may be recovered as set forth in Section 10.2 (after satisfaction of other pending Claims) or (iii) has been brought by or on behalf of any customer or supplier of Buyer or any of its Affiliates (which Affiliates shall include the Acquired Companies) with respect to such customer or supplier relationship or (iv) is criminal in nature. The Indemnified Party or Seller, as the case may be, that is not controlling such defense shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it; provided, however, that if, in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to the Indemnified Party that are different from or additional to those available to the Seller or (B) there exists a conflict of interest between Seller and the Indemnified Party, or (C) an Indemnified Party otherwise assumes control of the defense of a Third-Party Claim in accordance with this Section 10.3(b), Seller shall be liable to the Indemnified Party for the reasonable fees and expenses of one counsel per applicable jurisdiction. If Seller may not or elects not to control the defense of such Third-Party Claim (including by failing to promptly notify the Indemnified Party in writing of its election to control such defense in accordance with this Section 10.3(b)) or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may control the defense of such Third-Party Claim with counsel of its choosing. Buyer and Seller shall reasonably cooperate with each other in connection with the defense of any Third-Party Claim. The Indemnified Party or Seller, as the case may be, that is controlling such defense shall keep the other party reasonably advised of the status of such Proceeding and the defense thereof and shall consider in good faith any recommendations made by the other party with respect thereto.

(c) Notwithstanding anything in this Agreement to the contrary, (i) Seller shall not agree to any settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed) unless such settlement would (A) include a complete and unconditional release of each Indemnified Party from all Liabilities or obligations with respect thereto, (B) not impose any Liability on the Indemnified Party, (C) not involve a finding or admission of any wrongdoing on the part of the Indemnified Party or otherwise adversely affect Buyer and its Affiliates (including the Acquired Companies) and (D) does not involve equitable relief and (ii) an Indemnified Party shall not agree to any settlement of a Third-Party Claim without the prior written consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed.

Section 10.4 Payment of Claim.

(a) Any indemnification payment pursuant to this Article X shall be effected by wire transfer of immediately available funds from Seller or one of its Affiliates to an account designated by the applicable Indemnified Party within three (3) Business Days after the determination thereof.

Section 10.5 Treatment of Indemnification Payments. All indemnification payments made under this Article X and all payments, reimbursements or contributions by the parties hereto pursuant to Article IX shall be deemed pro rata, based on the purchase price paid, adjustments to the Second Tranche Purchase Price and the First Tranche Purchase Price, unless otherwise required by applicable Law.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1 Notices. Any notice required to be given hereunder shall be sufficient if in writing and sent by facsimile transmission (providing confirmation of transmission by the transmitting equipment) or e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient); provided, that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.1):

if to Buyer or Buyer Guarantor:

Petroandina Resources Corporation N.V.

Muiderstraat 7/A

1011PZ Amsterdam, The Netherlands

Phone: +31 20 662 2199

Fax: +31 20 364 0323

e-mail: mstorni@pluspetrol.net

Attention: María Ximena Storni

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Phone: (212) 225-2000

Fax: (212) 225-3999

e-mail: jlewis@cgsh.com; nwhoriskey@cgsh.com

Attention: Jeffrey S. Lewis

         Neil Q. Whoriskey

if to Seller or HNR:

Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

Phone: (281) 899-5700

Fax: (281) 899-5702

e-mail: khead@harvestnr.com

Attention: Keith Head, Vice President and General Counsel

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana St.

Houston, TX 77002

Phone: (713) 229-1137

Fax: (713) 229-1522

e-mail: thomas.moore@bakerbotts.com

    bill.lamb@bakerbotts.com

Attention: Thomas J. Moore

         William S. Lamb

Section 11.2 Interpretation; Certain Definitions. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, Appendix, Schedule, Annex or Exhibit, such reference shall be to an Article or Section of, or an Appendix, Schedule, Annex or Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole, including all Exhibits, Schedules and Annexes and Appendices, and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined herein. References to a Person are also to its successors and permitted assigns. The specification of any dollar amount in any representation or warranty contained in Article IV or Article V is not intended to imply that such amount, or higher or lower amounts, are or are not material for purposes of this Agreement, and no party shall use the fact of the setting forth of any such amount in any dispute or controversy between or among the parties as to whether any obligation, item or matter not described herein or included in the Seller Disclosure Schedule or the Buyer Disclosure Schedule is or is not material for purposes of this Agreement. Words describing the singular number shall be deemed to include the plural and vice versa, and words denoting any gender shall be deemed to include all genders.

Section 11.3 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, illegal or incapable of being enforced under any present or future Law or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the transactions contemplated hereby are fulfilled as originally contemplated to the fullest extent possible.

Section 11.4 Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that Buyer may assign its rights and delegate its obligations hereunder to one or more of its Affiliates, including any direct or indirect wholly owned subsidiary, as long as Buyer remains ultimately liable for all of Buyer’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective permitted successors and permitted assigns.

Section 11.5 Entire Agreement. This Agreement (including the Exhibits, Schedules, Annexes and Appendices hereto and other documents delivered pursuant hereto) constitutes, together with the Confidentiality Agreement, Seller Disclosure Schedule and the Buyer Disclosure Schedule, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.

Section 11.6 No Third-Party Beneficiaries. Except (x) as expressly provided in Article X with respect to the Indemnified Parties, which shall be enforceable by the Persons entitled to the benefits thereunder and (y) for Merrill Lynch, which shall be an express third party beneficiary of Section 5.9 and Section 6.16, this Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.6 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the Knowledge of any of the parties hereto. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 11.7 Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware; provided that (i) the First Tranche Deed of Transfer, (ii) the Second Tranche Deed of Transfer, (iii) all other notarial deeds executed by the Notary, and (iv) all shareholders’ resolutions and minutes of duly convened shareholders’ meetings in relation to such notarial deeds shall be exclusively governed by, and construed in accordance with the laws of The Netherlands without giving effect to any choice or conflict of laws provision or rule (whether of the Netherlands or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than The Netherlands.

Section 11.8 Specific Performance.

(a) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, may occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, except as otherwise set forth in this Section 11.8, the parties acknowledge and agree that the parties hereto shall be entitled, without posting a bond, security or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

(b) Each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 11.8. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 11.8, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 11.8 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 11.8 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 11.8 prior or as a condition to exercising any termination right under Article VIII, nor shall the commencement of any legal proceeding pursuant to this Section 11.8 or anything set forth in this Section 11.8 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 11.9 Consent to Jurisdiction.

(a) Each of Buyer, Seller and HNR hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle, (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware), for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware).

(b) Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 11.9 shall affect the right of any party to serve legal process in any other manner permitted by Law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, County of New Castle, any other court of the State of Delaware, County of New Castle, and any Federal court sitting in the State of Delaware for the purpose of any dispute arising out of this Agreement or the transactions contemplated by this Agreement, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery located in the County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of Buyer, Seller and HNR agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 11.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.11 WAIVER OF JURY TRIAL. EACH OF BUYER, SELLER AND HNR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER, SELLER OR HNR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 11.12 The HNR Guarantee. In connection with the transactions contemplated by this Agreement, HNR hereby irrevocably, absolutely and unconditionally guarantees the due, punctual and complete performance and payment (and not merely collection) in full of all obligations and liabilities of the Seller and its Affiliates under this Agreement, as and when due and payable or required to be performed pursuant to any provisions of this Agreement, subject to the terms and conditions thereof (the “HNR Guaranteed Obligations”) and agrees that Buyer shall be entitled to enforce directly against HNR any of the Guaranteed Obligations. To the fullest extent permitted by applicable Law, HNR waives presentment to, demand of payment from and protest to any other Person of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of HNR hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, or otherwise. Notwithstanding any of the foregoing, nothing herein shall be deemed to waive or limit HNR’s ability to assert any claims, defenses or other rights that the Seller or its Affiliate may have under this Agreement. In the event that HNR or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) other than as contemplated by this Agreement, transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, HNR shall cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 11.12.

Section 11.13 The Buyer Guarantor Guarantee. In connection with the transactions contemplated by this Agreement, Buyer Guarantor hereby irrevocably, absolutely and unconditionally guarantees the due, punctual and complete performance and payment (and not merely collection) in full of all obligations and liabilities of Buyer and its Affiliates under this Agreement, as and when due and payable or required to be performed pursuant to any provisions of this Agreement, subject to the terms and conditions thereof (the “Buyer Guaranteed Obligations”) and agrees that Seller shall be entitled to enforce directly against Buyer Guarantor any of the Buyer Guaranteed Obligations. To the fullest extent permitted by applicable Law, Buyer Guarantor waives presentment to, demand of payment from and protest to any other Person of any of the Buyer Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of Buyer Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Buyer Guaranteed Obligations, or otherwise. Notwithstanding any of the foregoing, nothing herein shall be deemed to waive or limit Buyer Guarantor’s ability to assert any claims, defenses or other rights that the Buyer or its Affiliate may have under this Agreement. In the event that Buyer Guarantor or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) other than as contemplated by this Agreement, transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, Buyer Guarantor shall cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 11.13.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Buyer, Seller, HNR and Buyer Guarantor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PETROANDINA RESOURCES CORPORATION N.V.

By:	/s/ Maria Ximena Storni
Name: Maria Ximena Storni
Title: Attorney-in-fact

PLUSPETROL RESOURCES CORPORATION B.V.

By:	/s/ Maria Ximena Storni
Name: Maria Ximena Storni
Title: Attorney-in-fact

[Signature Page to Share Purchase Agreement]

HNR ENERGIA B.V.

By:	/s/ James A. Edmiston
Name: James A. Edmiston
Title: Attorney-in-fact

HARVEST NATURAL RESOURCES, INC.

By:	/s/ James A. Edmiston
Name: James A. Edmiston
Title: President & Chief Executive Officer

[Signature Page to Share Purchase Agreement]

EXHIBIT A

FIRST TRANCHE DEED OF TRANSFER

[See attached]

EXECUTION VERSION

EXHIBIT A

FIRST TRANCHE DEED OF TRANSFER

On the sixteenth day of December

two thousand and thirteen, appearing before me,

Philippe Huib Ferdinand König, a civil-law notary in Rotterdam, are:

I.	[—], acting pursuant to a power of attorney from:

HNR Energia B.V., a private limited liability company (besloten vennootschap), existing under the laws of the Curaçao, with its corporate seat in Curaçao and its place of business at (1097 JB) Amsterdam (The Netherlands), Prins Bernhardplein 200), registered with the trade register under number 34311729 (“Seller”);

II.	[—], acting pursuant to a power of attorney from:

Petroandina Resources Corporation N.V., a company with limited liability (naamloze vennootschap), existing under the laws of the Netherlands, with its corporate seat in Amsterdam (The Netherlands) and its place of business at (1011 PZ) Amsterdam (The Netherlands), Muiderstraat 7 A, registered with the trade register under number 50187511

(“Buyer”); and

III.	[—], acting pursuant to a power of attorney from:

Harvest-Vinccler Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), existing under the laws of the Netherlands, with its corporate seat in Amsterdam (The Netherlands) and its place of business at (1097 JB) Amsterdam (The Netherlands), Prins Bernhardplein 200, registered with the trade register under number 14037775

(“Company”).

RECITALS

Seller and Buyer agree that:

A.	First Tranche Subject Shares

Seller is the holder of inter alia seven thousand two hundred fifty (7,250) ordinary Class A Shares in the capital of the Company, numbered A1 up to and including A7,250, each ordinary Class A share having a par value of one euro (€1) (“First Tranche Subject Shares”), constituting twenty-nine per cent (29%) of the issued and outstanding capital of the Company.

B.	Share Purchase Agreement

As evidenced by a share purchase agreement dated the sixteenth day of December two thousand and thirteen by and among Seller, Buyer and Harvest Natural Resources, Inc., and, solely with respect to Article V and Section 11.13 of the share purchase agreement, Pluspetrol Resources Corporation B.V. as buyer guarantor (“Share Purchase Agreement”) Seller agreed to sell and transfer the First Tranche Subject Shares to Buyer and Buyer agreed to purchase and accept the First Tranche Subject Shares from Seller.

In performance of the Share Purchase Agreement, Seller hereby wishes to sell and transfer the First Tranche Subject Shares to Buyer, and Buyer hereby wishes to purchase and accept the First Tranche Subject Shares from Seller.

A copy of the Share Purchase Agreement is annexed to the present deed.

SALE, PURCHASE AND TRANSFER OF FIRST TRANCHE SUBJECT SHARES

Seller and Buyer agree:

Article 1. Conditions precedent

1.1.	Seller and Buyer declare that the conditions precedent (opschortende voorwaarden) for the Initial Closing (as defined in the Share Purchase Agreement) to occur, have been satisfied or waived prior to the execution of this deed.

Article 2. Sale, purchase and transfer

2.1.	In performance of the Share Purchase Agreement, Seller hereby sells and transfers the First Tranche Subject Shares to Buyer, and Buyer hereby purchases and accepts the First Tranche Subject Shares from Seller.

Article 3. First Tranche Purchase Price and discharge

3.1.	The purchase price for the First Tranche Subject Shares, constituting the First Tranche Purchase Price as referred to in Section 2.1 (b) of the Share Purchase Agreement, amounts to one hundred twenty-five million United States Dollars (US$ 125,000,000) (“First Tranche Purchase Price”).

3.2.	The First Tranche Purchase Price has been paid into the notarial escrow account of Houthoff Buruma Coöperatief U.A. by Buyer, in accordance with Section 2.2 (b) of the Share Purchase Agreement.

3.3.	Seller hereby discharges Buyer from the obligation to pay the First Tranche Purchase Price.

Article 4. Warranties of Seller

4.1.	With respect to the full title and guarantee of the First Tranche Subject Shares and the authority of Seller to transfer the First Tranche Subject Shares free from all Liens (as defined in the Share Purchase Agreement), reference is made to inter alia Sections 2.1 (a), 4.2 and 4.3 of the Share Purchase Agreement.

Article 5. Share Purchase Agreement

5.1.	To the extent not expressly otherwise provided in this deed, the provisions of the Share Purchase Agreement remain in effect between the parties.

Article 6. Acquisition of the First Tranche Subject Shares

6.1.	Seller declares that Seller acquired inter alia the First Tranche Subject Shares by deed executed on the fourth day of October two thousand and eleven before P.G. van Druten, a civil-law notary in Amsterdam.

Article 7. Restrictions on transfer

7.1.	With respect to compliance with the restrictions on the transfer of shares in the Company’s articles of association, Seller declares that as appears from a shareholders’ resolution dated the tenth day of December two thousand and thirteen, a copy of which is attached to this deed, the general meeting of the Company has approved the transfer of the First Tranche Subject Shares.

Article 8. Representation of Seller and Buyer

8.1.	Seller and Buyer declare that neither the legal act(s) included in this deed nor the title(s) of such act(s) conflict with Chapter 5 of the Competition Act (Mededingingswet).

Article 9. Company’s representation

9.1.	The Company hereby declares that it acknowledges the transfer of the First Tranche Subject Shares and undertakes to enter the transfer of the First Tranche Subject Shares in the shareholders’ register of the Company.

Article 10. Civil-law notary

10.1.	The parties hereby acknowledge that Ph.H.F. König, the civil law notary (notaris) before whom this deed is executed (gepasseerd), is associated with Houthoff Buruma Coöperatief U.A., a firm of civil-law notaries and lawyers that advises and represents Buyer in connection with this deed and other matters. With reference to the Regulation establishing the Professional Rules of Conduct of the Dutch Royal Notarial Society (Koninklijke Notariële Beroepsorganisatie), Seller and the Company hereby (i) acknowledge and agree that Buyer is being advised and/or represented by civil-law notaries and/or lawyers of Houthoff Buruma Coöperatief U.A. in connection with this deed and other matters, and (ii) agree that Buyer may request lawyers of Houthoff Buruma Coöperatief U.A. to represent Buyer in any dispute arising out of this deed against Seller and/or the Company.

Article 11. Rescission

11.1.	The parties shall not be entitled, on any grounds whatsoever, to rescind the agreement laid down in this deed.

Article 12. Applicable law and jurisdiction

12.1.	The transactions (rechtshandelingen) contemplated by this deed shall be governed exclusively by Dutch law.

12.2.	Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware), for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this deed and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware).

12.3.	Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this deed, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Article 12.3 shall affect the right of any party to serve legal process in any other manner permitted by law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, County of New Castle, any other court of the State of Delaware, County of New Castle, and any Federal court sitting in the State of Delaware for the purpose of any dispute arising out of this deed or the transactions contemplated by this deed, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this deed or the transactions contemplated by this deed in any court other than the Delaware Court of Chancery located in the County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

CONCLUDING STATEMENT

The above-mentioned powers of attorney are evidenced by three (3) instruments annexed to the present deed.

CONCLUSION

The persons appearing in connection with this deed are known to me, civil-law notary.

THIS DEED

is executed in Rotterdam on the date stated at the head of the deed.

The substance of this deed and an explanation of the deed have been communicated to the persons appearing, who have expressly taken cognisance of its contents and have agreed to its limited reading.

After a limited reading in accordance with the law, this deed was signed by the persons appearing and by me, civil-law notary.

EXHIBIT B

FORM OF RELEASE

[See attached]

EXECUTION VERSION

EXHIBIT B

FORM OF RELEASE

Dated: [—]

WHEREAS:

A. Pursuant to that certain Share Purchase Agreement (the “Share Purchase Agreement”), dated December 16, 2013, HNR Energia B.V. (“Seller”), a wholly-owned Subsidiary of Harvest Natural Resources, Inc. (“HNR”), intends to sell all of the Subject Shares to Petroandina Resources Corporation N.V. (“Buyer”);

B. Pursuant to the Share Purchase Agreement, Seller is required to deliver to Buyer a general release in the favor of the Acquired Companies of any claims that any of the Retained Companies may have against the Acquired Companies; and

C. The Retained Companies will benefit substantially as a result of the completion of the transactions contemplated under the Share Purchase Agreement, and therefore, in consideration of such substantial benefit, have agreed to execute and deliver this Release on the [Initial/Final] Closing.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by HNR), HNR hereby agrees, on behalf of itself and the other Retained Companies, as follows:

1.	HNR, for itself and for each Retained Company, and its and their respective successors and assigns, as applicable (collectively, the “Releasors”), DOES HEREBY REMISE, RELEASE AND FOREVER DISCHARGE the Acquired Companies and their respective directors, officers, trustees, employees, agents, servants, successors and assigns, as applicable (collectively, the “Releasees”) of and from any and all manner of actions, causes of action, suits, complaints, debts, accounts, due accounts, bonds, covenants, contracts, claims, demands, damages, costs, fines, penalties, expenses and any and all legal obligations and compensation of whatsoever kind and howsoever arising, in law or in equity, whether known or unknown, suspected or unsuspected (collectively, the “Claims”), including without limitation any Claims whether authorized or provided for by by-law, resolution, contract or otherwise, which the Releasors or any of them have had, now have or hereafter can, will or may have against the Releasees or any of them in respect of any matter or thing arising [at or before the Initial Closing Date/at or before the Final Closing Date]; provided, that, for the avoidance of doubt, nothing contained herein shall operate to release Buyer or Buyer Guarantor from any Claims arising under the Share Purchase Agreement or the Related Agreements, or the transactions contemplated thereunder.

2.	HNR further covenants and agrees not to, and to cause each other Releasor not to, directly or indirectly, join, assist, aid or act in concert in any manner whatsoever with any other person in the making of any claim or demand or in the bringing of any proceeding or action in any manner whatsoever against the Releasees or any of them with respect to the Claims released or discharged pursuant to this Release.

3.	HNR hereby represents, warrants and covenants that the Releasors have not assigned and will not assign to any other person any of the Claims that the Releasors are releasing herein.

4.	The facts in respect of which this Release is made may prove to be other than or different from the facts now known by any of the Releasors or Releasees or believed by any of them to be true. HNR expressly accepts and assumes the risk of the facts being different and agree that all of the terms of this Release will be in all respects effective and not subject to termination or rescission by any discovery of any difference in facts.

5.

If any provision of this Release or any part of any provision of this Release is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. Each provision of this Release is separable from every other provision of this Release, and each provision of this Release is separable from every other part of such provision.

6.	Capitalized terms used but not defined herein shall have the meaning given to them in the Share Purchase Agreement.

7.	This Release and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Release shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

The Releasors irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle, (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware), for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Release and each of the Releasors irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware).

Each of the Releasors (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Release, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 7 shall affect the right of any party to serve legal process in any other manner permitted by Law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, County of New Castle, any other court of the State of Delaware, County of New Castle, and any Federal court sitting in the State of Delaware for the purpose of any dispute arising out of this Release or the transactions contemplated by this Release, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Release or the transactions contemplated by this Release in any court other than the Delaware Court of Chancery located in the County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of the Releasors agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

8.	Delivery of an executed counterpart of this Release by electronic means, including by facsimile transmission or by electronic delivery in portable document format (“.pdf”), will be equally effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank – signature page to follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first written above.

HARVEST NATURAL RESOURCES, INC.

By:
Name:
Title:

[Signature Page to Release]

EXHIBIT C

SECOND TRANCHE DEED OF TRANSFER

[See attached]

EXECUTION VERSION

EXHIBIT C

SECOND TRANCHE DEED OF TRANSFER

On the [—] day of [—]

two thousand and fourteen, appearing before me,

Philippe Huib Ferdinand König, a civil-law notary in Rotterdam, are:

I.	[—], acting pursuant to a power of attorney from:

HNR Energia B.V., a private limited liability company (besloten vennootschap), existing under the laws of the Curaçao, with its corporate seat in Curaçao and its place of business at (1097 JB) Amsterdam (The Netherlands), Prins Bernhardplein 200, registered with the trade register under number 34311729

(“Seller”);

II.	[—], acting pursuant to a power of attorney from:

Petroandina Resources Corporation N.V., a company with limited liability (naamloze vennootschap), existing under the laws of the Netherlands, with its corporate seat in Amsterdam (The Netherlands) and its place of business at (1011 PZ) Amsterdam (The Netherlands), Muiderstraat 7 A, registered with the trade register under number 50187511

(“Buyer”); and

III.	[—], acting pursuant to a power of attorney from:

Harvest-Vinccler Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), existing under the laws of the Netherlands, with its corporate seat in Amsterdam (The Netherlands) and its place of business at (1097 JB) Amsterdam (The Netherlands), Prins Bernhardplein 200, registered with the trade register under number 14037775

(“Company”).

RECITALS

Seller and Buyer agree that:

A.	Second Tranche Subject Shares

Seller is the holder of twelve thousand seven hundred fifty (12,750) ordinary Class A Shares in the capital of the Company, numbered A7,251 up to and including A20,000, each ordinary Class A share having a par value of one euro (€1) (“Second Tranche Subject Shares”), constituting fifty-one per cent (51%) of the issued and outstanding capital of the Company.

B.	Share Purchase Agreement

As evidenced by a share purchase agreement dated the sixteenth day of December two thousand and thirteen by and among Seller, Buyer and Harvest Natural Resources, Inc., and, solely with respect to Article V and Section 11.13 of the share purchase agreement, Pluspetrol Resources Corporation B.V. as buyer guarantor (“Share Purchase Agreement”) Seller agreed to sell and transfer the Second Tranche Subject Shares to Buyer and Buyer agreed to purchase and accept the Second Tranche Subject Shares from Seller.

In performance of the Share Purchase Agreement, Seller hereby wishes to sell and transfer the Second Tranche Subject Shares to Buyer, and Buyer hereby wishes to purchase and accept the Second Tranche Subject Shares from Seller.

A copy of the Share Purchase Agreement is annexed to the present deed.

SALE, PURCHASE AND TRANSFER OF SECOND TRANCHE SUBJECT SHARES

Seller and Buyer agree:

Article 1. Conditions precedent

1.1.	Seller and Buyer declare that the conditions precedent (opschortende voorwaarden) for the Final Closing (as defined in the Share Purchase Agreement) to occur, have been satisfied or waived prior to the execution of this deed.

Article 2. Sale, purchase and transfer

2.1.	In performance of the Share Purchase Agreement, Seller hereby sells and transfers the Second Tranche Subject Shares to Buyer, and Buyer hereby purchases and accepts the Second Tranche Subject Shares from Seller.

Article 3. Second Tranche Purchase Price and discharge

3.1.	The purchase price for the Second Tranche Subject Shares, constituting the Second Tranche Purchase Price as referred to in Section 2.2 (b) of the Share Purchase Agreement, amounts to $275,000,000 United States Dollars (US$ 275,000,000) (“Second Tranche Purchase Price”).

3.2.	The Second Tranche Purchase Price has been paid into the notarial escrow account of Houthoff Buruma Coöperatief U.A. by Buyer, in accordance with Section 2.2 (b) of the Share Purchase Agreement.

3.3.	Seller hereby discharges Buyer from the obligation to pay the Second Tranche Purchase Price.

Article 4. Warranties of Seller

4.1.	With respect to the full title and guarantee of the Second Tranche Subject Shares and the authority of Seller to transfer the Second Tranche Subject Shares free from all Liens (as defined in the Share Purchase Agreement), reference is made to inter alia Sections 2.2 (a), 4.2 and 4.3 of the Share Purchase Agreement.

Article 5. Share Purchase Agreement

5.1.	To the extent not expressly otherwise provided in this deed, the provisions of the Share Purchase Agreement remain in effect between the parties.

Article 6. Acquisition of the Second Tranche Subject Shares

6.1.	Seller declares that Seller acquired inter alia the Second Tranche Subject Shares by deed executed on the fourth day of October two thousand and eleven before P.G. van Druten, a civil-law notary in Amsterdam.

Article 7. Restrictions on transfer

7.1.	With respect to compliance with the restrictions on the transfer of shares in the Company’s articles of association, Seller declares that as appears from a shareholders’ resolution dated the tenth day of December two thousand and fourteen, a copy of which is attached to this deed, the general meeting of the Company has approved the transfer of the Second Tranche Subject Shares.

Article 8. Representation of Seller and Buyer

8.1.	Seller and Buyer declare that neither the legal act(s) included in this deed nor the title(s) of such act(s) conflict with Chapter 5 of the Competition Act (Mededingingswet).

Article 9. Company’s representation

9.1.	The Company hereby declares that it acknowledges the transfer of the Second Tranche Subject Shares and undertakes to enter the transfer of the Second Tranche Subject Shares in the shareholders’ register of the Company.

Article 10. Civil-law notary

10.1.	The parties hereby acknowledge that Ph.H.F. König, the civil law notary (notaris) before whom this deed is executed (gepasseerd), is associated with Houthoff Buruma Coöperatief U.A., a firm of civil-law notaries and lawyers that advises and represents Buyer in connection with this deed and other matters. With reference to the Regulation establishing the Professional Rules of Conduct of the Dutch Royal Notarial Society (Koninklijke Notariële Beroepsorganisatie), Seller and the Company hereby (i) acknowledge and agree that Buyer is being advised and/or represented by civil-law notaries and/or lawyers of Houthoff Buruma Coöperatief U.A. in connection with this deed and other matters, and (ii) agree that Buyer may request lawyers of Houthoff Buruma Coöperatief U.A. to represent Buyer in any dispute arising out of this deed against Seller and/or the Company.

Article 11. Rescission

11.1.	The parties shall not be entitled, on any grounds whatsoever, to rescind the agreement laid down in this deed.

Article 12. Applicable law and jurisdiction

12.1.	The transactions (rechtshandelingen) contemplated by this deed shall be governed exclusively by Dutch law.

12.2.	Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware), for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this deed and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware).

12.3.	Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this deed, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Article 12.3 shall affect the right of any party to serve legal process in any other manner permitted by law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, County of New Castle, any other court of the State of Delaware, County of New Castle, and any Federal court sitting in the State of Delaware for the purpose of any dispute arising out of this deed or the transactions contemplated by this deed, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this deed or the transactions contemplated by this deed in any court other than the Delaware Court of Chancery located in the County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

CONCLUDING STATEMENT

The above-mentioned powers of attorney are evidenced by three (3) instruments annexed to the present deed.

CONCLUSION

The persons appearing in connection with this deed are known to me, civil-law notary.

THIS DEED

is executed in Rotterdam on the date stated at the head of the deed.

The substance of this deed and an explanation of the deed have been communicated to the persons appearing, who have expressly taken cognisance of its contents and have agreed to its limited reading.

After a limited reading in accordance with the law, this deed was signed by the persons appearing and by me, civil-law notary.

EXHIBIT D

FORM OF SHARE PURCHASE CONTRACT

[See attached]

EXECUTION VERSION

EXHIBIT D

FORM OF SHARE PURCHASE CONTRACT

DEED OF SALE, PURCHASE AND TRANSFER OF SHARES

On the [—] day of [—]

two thousand and [—], appearing before me,

[—], a civil-law notary in Rotterdam (the “Notary”), are:

I.	[—], acting pursuant to a power of attorney from:

Petroandina Resources Corporation N.V., a company with limited liability (naamloze vennootschap), existing under the laws of the Netherlands, with its corporate seat in Amsterdam (The Netherlands) and its place of business at (1011 PZ) Amsterdam (The Netherlands), Muiderstraat 7 A, registered with the trade register under number 50187511

(“Seller”);

II.	[—], acting pursuant to a power of attorney from:

HNR Energia B.V., a private limited liability company (besloten vennootschap), existing under the laws of Curaçao, with its corporate seat in Curaçao and its place of business at (1097 JB) Amsterdam (The Netherlands), Prins Bernhardplein 200, registered with the trade register under number 34311729

(“Buyer”); and

III.	[—], acting pursuant to a power of attorney from:

Harvest-Vinccler Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), existing under the laws of the Netherlands, with its corporate seat in Amsterdam (The Netherlands) and its place of business at (1097 JB) Amsterdam (The Netherlands), Prins Bernhardplein 200, registered with the trade register under number 14037775

(“Company”).

RECITALS

Seller and Buyer agree that:

A.	Share Purchase Agreement

Pursuant to a share purchase agreement (the “Share Purchase Agreement”) dated the [—] day of [—] two thousand and thirteen by and among Buyer, and, solely with respect to Article V and Section 11.13 thereof, Pluspetrol Resources Corporation B.V., Seller and Harvest Natural Resources, Inc. (“HNR”), upon the Initial Closing (as defined therein) Seller acquired seven thousand two hundred fifty (7,250) ordinary Class A shares in the capital of the Company, numbered A1 up to and including A7,250, each ordinary Class A share having a par value of one euro (€1), constituting twenty-nine per cent (29%) of the issued and outstanding capital of the Company (“First Tranche Subject Shares”).

B.	[Put Right][Call Right]

[Pursuant to Section 8.4(a) of the Share Purchase Agreement, [within thirty (30) days of the termination of the Share Purchase Agreement pursuant to [Section 8.1(b)(iii)][Section 8.1(d)(i) (as a result of either (x) the condition to the Final Closing set forth in Section 7.2(a) of the Share Purchase Agreement not being satisfied on the date thereof or (y) a breach of Buyer’s covenants thereunder)][Section8.1(d)(ii)]] [within five (5) Business Days of the termination of the Share Purchase Agreement pursuant to Section 8.1(c)(ii) (as a result of an HVDH Proposal or an HNR Proposal)] thereof, Seller has the right and option, exercisable upon written notice to Buyer, to sell to Buyer and to cause Buyer to purchase from Seller the First Tranche Subject Shares pursuant to this deed, for the Purchase Price set forth in Article 4.1 hereof][Pursuant to Section 8.4(b) of the Share Purchase Agreement, [within thirty (30) days of the termination of the Share Purchase Agreement pursuant to Section 8.1(c)(i)][within five (5) Business Days of the termination of the Share Purchase Agreement pursuant to Section 8.1(c)(ii) (as a result of an HVDH Proposal or an HNR Proposal)] thereof, Buyer has the right and option, exercisable upon written notice to Seller, to purchase from Seller and to cause Seller to sell to Buyer the First Tranche Subject Shares pursuant to this deed, for the Purchase Price set forth in Article 4.1 hereof.]

C.	Exercise of [Put Right][Call Right]

The Share Purchase Agreement has been terminated by [Seller][Buyer] pursuant to [insert applicable Section] thereof and [Seller has exercised its right pursuant to Section 8.4(a) of the Share Purchase Agreement to sell the First Tranche Subject Shares to Buyer][Buyer has exercised its right pursuant to Section 8.4(b) of the Share Purchase Agreement to purchase the First Tranche Subject Shares from Seller.]

In performance of their respective obligations under the Share Purchase Agreement, Seller hereby wishes to sell and transfer the First Tranche Subject Shares to Buyer, and Buyer hereby wishes to purchase and accept the First Tranche Subject Shares from Seller (the “Transaction”).

SALE, PURCHASE AND TRANSFER OF FIRST TRANCHE SUBJECT SHARES

Seller and Buyer agree:

Article 1. Definitions

1.1.	All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Share Purchase Agreement.

Article 2. Conditions precedent

2.1.	The following are the conditions precedent (opschortende voorwaarden) for the Transaction to occur, which Seller and Buyer declare have been satisfied or waived (and which waiver has been accepted by Seller and Buyer) prior to the execution of this deed:

a.	Buyer shall have delivered to the Notary:

(i)	(A) a written shareholders’ resolution approving the transfer of the First Tranche Subject Shares, duly executed by Buyer, Seller and Oil & Gas Technology Consultants (Netherlands) Coöperatie U.A., a cooperative (coöperatie) incorporated under the Laws of the Netherlands, or (B) duly adopted minutes of a duly convened shareholder’s meeting approving the transfer of the First Tranche Subject Shares, which in each case is effective pursuant to the articles of association of the Company;

(ii)	duly legalized powers-of-attorney with respect to execution of this deed;

(iii)	the shareholders’ register of the Company;

(iv)	and such other documents as may be customary and required under applicable Law, or reasonably required by the Notary;

b.	Seller shall cause the written shareholders’ resolution approving the transfer of the First Tranche Subject Shares referenced in Article 2.1(a)(i)(A) above to be duly executed by Seller, if applicable.

c.	Seller shall deliver to the Notary:

(i)	a duly legalized power-of-attorney with respect to execution of this deed;

(ii)	and such other documents as may be customary and required under applicable Law, or reasonably required by the Notary;

d.	Buyer shall transfer the [Purchase Price][Initial Purchase Price] in accordance with Article 4.2 hereof.

e.	Buyer shall deliver to Seller a certificate, dated as of the date hereof, and signed by an executive officer of Buyer, certifying that each of the representations and warranties of Buyer contained in this deed are true and correct in all respects at and as of the date hereof; and

f.	Seller shall deliver to Buyer a certificate, dated as of the date hereof, and signed by a duly authorized signatory of Seller, certifying that each of the representations and warranties of Seller contained in this deed are true and correct in all respects at and as of the date hereof.

Article 3. Sale, purchase and transfer

3.1.	In performance of their respective obligations under Section 8.4 of the Share Purchase Agreement, Seller hereby sells and transfers the First Tranche Subject Shares to Buyer, and Buyer hereby purchases and accepts the First Tranche Subject Shares from Seller.

Article 4. Purchase Price and discharge

4.1.	[insert if no adjustment][The amount of the purchase price payable for the First Tranche Subject Shares is [—] United States Dollars (US$ [—]) (the “Purchase Price”).]

[insert if purchase price subject to adjustment][The amount of the purchase price payable for the First Tranche Subject Shares on the date hereof is [—] United States Dollars (US$ [—]) (the “Initial Purchase Price”, and, as adjusted pursuant to Article 4.4 below, the “Purchase Price”).]

4.2.	The [Purchase Price][Initial Purchase Price] has been paid by wire transfer of immediately available funds by Buyer to an account designated in writing by Seller at least two Business Days prior to the date hereof.

4.3.	Seller hereby discharges Buyer from the obligation to pay the [Purchase Price][Initial Purchase Price].

4.4.	[insert if purchase price subject to adjustment][The positive difference between the fair market value of the First Tranche Subject Shares as determined in accordance with the First Tranche FMV Procedures and the Initial Purchase Price (the “Adjustment Amount”), if any, payable in respect of the First Tranche Subject Shares after the consummation of the Transaction pursuant to Section 8.4 of the Share Purchase Agreement shall be determined and paid (if applicable) after the date hereof in accordance with Section 8.4 of the Share Purchase Agreement. For the avoidance of doubt, Buyer and Seller acknowledge and agree that, notwithstanding the Adjustment Amount, if any, owing pursuant to this Article 4.4, the sale and transfer of the First Tranche Subject Shares by Seller to Buyer is effective as of the execution of this deed; provided that Buyer shall grant a perfected first priority pledge of twenty-one percent (21%) of the outstanding Equity Interests of the Company to and for the benefit of Seller to secure Buyer’s obligation to pay the Adjustment Amount, if any. Buyer shall release such pledge promptly upon the determination that no Adjustment Amount is payable or upon payment of any adjustment amount in full.]

Article 5. Representations and Warranties of Seller

5.1.

Organization and Qualification. Seller is a company with limited liability (naamloze vennootschap) duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as it is now being conducted. Seller is duly qualified or licensed as a foreign corporation to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Seller to consummate the transactions contemplated by this deed.

5.2.	Title to the First Tranche Subject Shares. Immediately following the execution of this deed, Buyer will have such title to the First Tranche Subject Shares as Seller received from Buyer upon consummation of the Initial Closing under the Share Purchase Agreement, free and clear of any Liens (other than [pursuant to Article 4.4 hereof and ]Permitted Liens and any other Liens on the First Tranche Subject Shares existing upon the consummation of the Initial Closing).

5.3.	Authority Relative to Deed. Seller has all necessary power and authority to execute and deliver this deed and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution of this deed by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Seller and no other corporate proceedings on the part of Seller are necessary to authorize the execution and delivery of this deed or to consummate the transactions contemplated hereby. This deed has been duly and validly executed by Seller and, assuming the due authorization and execution by Buyer, this deed constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and subject to general equitable principles).

5.4.	No Conflict; Required Filings and Consents.

a.	None of the execution and delivery of this deed by Seller, the consummation by Seller of the transactions contemplated by this deed or performance of its obligations hereunder will (i) conflict with or violate the organizational documents of Seller, (ii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Article 5.4(b) hereof have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Seller or by which any property or asset of Seller is bound or affected or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Seller pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other Contract or other instrument or obligation to which Seller is a party or by which Seller or any property or asset of Seller is bound, other than, in the case of clauses (ii) and (iii), for any such violation, breach, default, right, termination, amendment, acceleration, or cancellation that would not reasonably be expected to, individually or in the aggregate, materially and adversely impair the ability of Seller to consummate the transactions contemplated by this deed.

b.	None of the execution of this deed by Seller, the consummation by Seller of the transactions contemplated by this deed, or performance of its obligations hereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this deed and the transactions contemplated by this deed and (ii) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Seller to consummate the transactions contemplated by this deed.

5.5.

Disclaimer of other Representations and Warranties. Except for the representations and warranties expressly set forth in this Article 5 and Article 9 hereof, none of the Seller or any of its Affiliates or any other Person on behalf of any of them makes any express or implied representation or warranty (and there is and has been no reliance by Buyer or any of its Affiliates or Representatives on any such representation or warranty) with respect to the Seller or any of its Affiliates or their respective businesses or with respect to any other information provided, or made available, to HNR or any of its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof.

Article 6. Representations and Warranties of the Buyer.

6.1.	Organization and Qualification. Buyer is a private limited liability company (besloten vennootschap) duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of organization or formation and has the requisite corporate or similar entity power and authority to conduct its business as it is now being conducted. Buyer is duly qualified or licensed as a foreign entity to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Buyer to consummate the transactions contemplated by this deed.

6.2.	Authority Relative to Deed. Buyer has all necessary corporate power and authority to execute and deliver this deed and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution of this deed by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this deed or to consummate the transactions contemplated hereby. This deed has been duly and validly executed by Buyer and, assuming the due authorization and execution by Seller, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and subject to general equitable principles).

6.3.	No Conflict; Required Filings and Consents.[1]

a.	None of the execution of this deed [or any agreement in respect of transactions substantially related to this deed], the consummation by Buyer of the acquisition of the First Tranche Subject Shares [or any substantially related transactions], or the performance by Buyer of its obligations hereunder [or under any agreement in respect of transactions substantially related to this deed] will (i) conflict with or violate the organizational documents of Buyer, (ii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Article 6.3(b) hereof have been obtained or made, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Buyer or by which any property or asset of Buyer is bound or affected or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, relieve a Person from an obligation under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the properties or assets of Buyer pursuant to (A) any of the Core Petrodelta Documents or (B) any other Acquired Company Material Contract, other than, in the case of clauses (ii) and (iii)(B), any such violation, breach, default, right of termination, amendment, acceleration, cancellation or Lien that would not be reasonably be expected to, individually or in the aggregate, materially and adversely impair the ability of Buyer to consummate the transactions contemplated by this deed.

b.	None of the execution of this deed [or any agreement in respect of transactions substantially related to this deed], the consummation by Buyer of the transactions contemplated by this deed [or any substantially related transactions], or Buyer’s performance of its obligations hereunder [or

[1]	Bracketed text to be included if Buyer acquiring First Tranche Subject Shares in connection with consummation of a Superior Proposal.

under any agreement in respect of transactions substantially related to this deed] will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this deed and the transactions contemplated by this deed, (ii) any filings required under the rules of NYSE and (iii) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, would not be reasonably be expected to, individually or in the aggregate, materially and adversely impair the ability of Buyer to consummate the transactions contemplated by this deed.

6.4.	Disclaimer of other Representations and Warranties. Except for the representations and warranties expressly set forth in this Article 6 and Article 9 hereof, none of HNR, Buyer or any of their respective Affiliates nor any other Person on behalf of HNR makes any express or implied representation or warranty (and there is and has been no reliance by Seller or any of its Affiliates or Representatives on any such representation or warranty) with respect to any information provided, or made available, to Seller or its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof.

Article 7. Acquisition of the First Tranche Subject Shares

7.1.	Seller declares that Seller acquired the First Tranche Subject Shares by deed executed on the [—] day of [—] two thousand and thirteen before Ph.H.F. König, aforementioned.

Article 8. Restrictions on transfer

8.1.	With respect to compliance with the restrictions on the transfer of shares in the Company’s articles of association, each of Seller and Buyer declare that as appears from a shareholders’ resolution dated [—], a copy of which is attached to this deed, the general meeting of the Company has approved the transfer of the First Tranche Subject Shares.

Article 9. Representation of Seller and Buyer

9.1.	Seller and Buyer declare that neither the legal act(s) included in this deed nor the title(s) of such act(s) conflict with Chapter 5 of the Competition Act (Mededingingswet).

Article 10. Company’s representation

10.1.	The Company hereby declares that it acknowledges the transfer of the First Tranche Subject Shares and undertakes to enter the transfer of the First Tranche Subject Shares in the shareholders’ register of the Company.

Article 11. Civil-law notary

11.1.	[The parties hereby acknowledge that [—], the civil law notary (notaris) before whom this deed is executed (gepasseerd), is associated with Houthoff Buruma Coöperatief U.A., a firm of civil-law notaries and lawyers that advises and represents Seller in connection with this deed and other matters. With reference to the Regulation establishing the Professional Rules of Conduct of the Dutch Royal Notarial Society (Koninklijke Notariële Beroepsorganisatie), Buyer and the Company hereby (i) acknowledge and agree that Seller is being advised and/or represented by civil-law notaries and/or lawyers of Houthoff Buruma Coöperatief U.A. in connection with this deed and other matters, and (ii) agree that Seller may request lawyers of Houthoff Buruma Coöperatief U.A. to represent Buyer in any dispute arising out of this deed against Seller and/or the Company.]

Article 12. Rescission

12.1.	The parties shall not be entitled, on any grounds whatsoever, to rescind the agreement laid down in this deed.

Article 13. Applicable law and jurisdiction

13.1.	The transactions (rechtshandelingen) contemplated by this deed shall be governed exclusively by Dutch law.

13.2.	Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware), for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this deed and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware).

13.3.	Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this deed, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Article 13.3 shall affect the right of any party to serve legal process in any other manner permitted by law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, County of New Castle, any other court of the State of Delaware, County of New Castle, and any Federal court sitting in the State of Delaware for the purpose of any dispute arising out of this deed or the transactions contemplated by this deed, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this deed or the transactions contemplated by this deed in any court other than the Delaware Court of Chancery located in the County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

CONCLUDING STATEMENT

The above-mentioned powers of attorney are evidenced by three (3) instruments annexed to the present deed.

CONCLUSION

The persons appearing in connection with this deed are known to me, civil-law notary.

THIS DEED

is executed in Rotterdam on the date stated at the head of the deed.

The substance of this deed and an explanation of the deed have been communicated to the persons appearing, who have expressly taken cognisance of its contents and have agreed to its limited reading.

After a limited reading in accordance with the law, this deed was signed by the persons appearing and by me, civil-law notary.

SCHEDULE 8.4(a)(i)

FIRST TRANCHE FMV PROCEDURES

[See attached]

EXECUTION VERSION

Schedule 8.4(a)(i)

First Tranche FMV Procedures

In the event that Buyer has exercised its put right pursuant to Section 8.4(a)(i), Section 8.4(a)(iv) or Section 8.4(a)(v) or Seller has exercised its call right pursuant to Section 8.4(b)(i), unless Buyer and Seller otherwise agree in writing, the First Tranche FMV shall be determined in accordance with this Schedule 8.4(a)(i).

Buyer and Seller shall seek to agree on the appointment of an independent third-party investment bank to act as an appraiser (the “Appraiser”), which shall select a reputable independent technical expert (the “Technical Expert”) to assist with its determination of the Subject Shares FMV. In the event that Buyer and Seller fail to reach an agreement on the appointment of the Appraiser within fifteen (15) days of exercise of the put right under Section 8.4(a)(i), Section 8.4(a)(iv) or Section 8.4(a)(v) by Buyer or the exercise of the call right under Section 8.4(b)(i) by Seller, Buyer and Seller shall request that an independent third-party investment bank be appointed by the ICC International Centre for Expertise and such independent third-party investment bank so appointed shall act as the Appraiser.

Each of Buyer and Seller shall enter into customary engagement letters with the Appraiser and the Technical Expert, which engagement letters shall provide that the fees and expenses of and any indemnity obligations to the Appraiser or the Technical Expert shall be borne 50% by Buyer and 50% by Seller on a several, but not joint basis. Each of Buyer and Seller shall cooperate with the Appraiser and the Technical Expert as reasonably requested, which cooperation shall include promptly providing any information in its possession reasonably requested by the Appraiser or the Technical Expert.

The Appraiser shall conduct a valuation of the fair market value of the Subject Shares as promptly as practicable and, in any event, within thirty (30) days after the appointment of the Appraiser. The Appraiser’s valuation of the fair market value of the Subject Shares shall take into account: (i) any dividends declared by Petrodelta or any HVDH Company after September 30, 2013, which have not been paid by HVDH to its shareholders, (ii) any Acquisition Proposal that has been received by HNR after the Initial Closing Date and (iii) any other considerations deemed appropriate by the Appraiser in its discretion. The “Subject Shares FMV” shall be equal to the Appraiser’s valuation of the fair market value of the Subject Shares as a whole, as of the date of exercise of the put right under Section 8.4(a)(i), Section 8.4(a)(iv) or Section 8.4(a)(v) by Buyer or the exercise of the call right under Section 8.4(b)(i) by Seller (as applicable), as determined in accordance with this Schedule 8.4(a)(i). The determination of the Appraiser of Subject Shares FMV shall (in the absence of fraud or manifest error) be final and binding.

The “First Tranche FMV” shall be an amount equal to the product of (i) the Subject Shares FMV multiplied by (ii) 0.3625.

Contents of Omitted Schedules and Exhibits

Certain schedules and exhibits to the Share Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SELLER DISCLOSURE SCHEDULES:

Section 1.1	Acquired Companies Financial Statements
Section 1.1(a)	Individuals with Actual Knowledge
Section 4,2(c)(i)	Subsidiaries
Section 4.2(c)(ii)	Corporate Structure
Section 4.2(e)	Organizational Documents
Section 4.4(a)	No Conflicts; Required Filings and Consents
Section 4.5	Acquired Company Permits
Section 4.6(ii)	Payment of Debts
Section 4.8	Certain Changes or Events
Section 4.9	Former Subsidiaries
Section 4.11	Proceedings
Section 4.13(a)	HVDH Company Benefit Plans
Section 4.13(c)	Accelerated Employee Benefits
Section 4.14(a)	HVDH Registered IP
Section 4.15(a)	Tax Returns
Section 4.15(e)	Tax Proceedings
Section 4.15(g)	Consolidated Tax Filings
Section 4.16(a)	Acquired Company Material Contracts
Section 4.17(b)	HVDH Leases
Section 4.18	Labor Matters
Section 4.21	Core Petrodelta Documents
Section 4.24	Bank Accounts and Powers of Attorney
Section 4.26	Affiliate Transactions
Section 4.30	HVDH Transactions
Section 6.3(a)	Appropriate Actions

APPENDIX 1 Acquired Companies Financial Statements

BUYER DISCLOSURE SCHEDULES:

Section 1.1(b)	Individuals with Actual Knowledge

APPENDIX B

Shareholders’ Agreement

EXECUTION VERSION

SHAREHOLDERS’ AGREEMENT

By and Among

HNR ENERGIA B.V.

and

PETROANDINA RESOURCES CORPORATION N.V.

DATED AS OF DECEMBER 16, 2013

Exhibits

Exhibit A	Form of Shareholder Joinder
Exhibit B	Parent Guarantee
Exhibit C	Form of Put Contract

This SHAREHOLDERS’ AGREEMENT is dated as of December 16, 2013 (this “Agreement”), by and among HNR Energia B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the Laws of Curaçao (the “Majority Shareholder”) and Petroandina Resources Corporation N.V., a company with limited liability (naamloze vennootschap) organized and existing under the Laws of the Netherlands (the “Minority Shareholder”).

WHEREAS, the Majority Shareholder owns 100% of the Subject Shares (as hereinafter defined) of Harvest-Vinccler Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the Laws of the Netherlands (the “Company”);

WHEREAS, the Minority Shareholder, the Majority Shareholder, solely with respect to Article V and Section 11.13 thereof, Pluspetrol Resources Corporation B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the Laws of the Netherlands, and Harvest Natural Resources, Inc., a Delaware corporation (“Parent”), are parties to a Stock Purchase Agreement, dated as of the date hereof (the “SPA”), pursuant to which, upon the Initial Closing (as defined in the SPA), the Minority Shareholder will acquire thirty six and one-quarter percent (36.25%) of the issued and outstanding Subject Shares (as hereinafter defined) and, upon the Final Closing (as defined in the SPA), the Minority Shareholder will acquire all of the remaining issued and outstanding Subject Shares;

WHEREAS, it is a condition to the Initial Closing that, among other things, this Agreement be executed and delivered by the parties hereto;

WHEREAS, in the event the SPA has terminated at any time prior to consummation of the Final Closing thereunder, the parties hereto desire that all terms of this Agreement, and all rights and obligations of the parties hereunder, shall come into full force and effect on the date of such termination and thereafter; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Minority Shareholder to enter into this Agreement, Parent has executed and delivered a guarantee in favor of the Minority Shareholder pursuant to which Parent is guaranteeing the obligations of the Majority Shareholder, its Affiliates and Permitted Transferees in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

“Adversary Proceeding” means any arbitration, litigation or other adversary proceeding.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” has the meaning assigned in the preamble.

“Appraiser” has the meaning assigned in Section 3.06(a).

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning.

“Board” means, as of any date, the Management Board of the Company in office on that date.

“Board Observer” has the meaning assigned in Section 4.02(a).

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.

“change of control” means any transaction or series of related transactions that results in, or that is in connection with, any one of the following with respect to the Majority Shareholder or any Person controlling the Majority Shareholder:

(a) any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers acquiring, directly or indirectly, (i) Beneficial Ownership of a majority of the total voting power of the voting securities of such Person, or (ii) the power to elect a majority of the board of directors of such Person;

(b) individuals who on the date hereof constitute the board of directors of the Ultimate Parent Entity of such Person (together with any new directors whose election by such board or whose nomination for election by the shareholders of such Ultimate Parent Entity was approved by a vote of a majority of the directors of such Ultimate Parent Entity then still in office who were either directors of such Ultimate Parent Entity on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office;

(c) the adoption of a plan relating to the liquidation or dissolution of such Parent; or

(d)(i) the merger or consolidation of such Person with or into a Third Party Purchaser or the merger of a Third Party Purchaser with or into such Person, or (ii) the sale, lease, exchange, conveyance, transfer or other disposition by Parent or any of its Subsidiaries (for cash, shares of stock, securities or other consideration) of a direct or indirect interest in the property and assets of the Company and its Subsidiaries, on a consolidated basis, to any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers (other than a Transfer to which Section 3.02 is applicable).

“Change of Control Notice” has the meaning assigned in Section 3.03(b).

“Change of Control Put Option” has the meaning assigned in Section 3.03(a).

“Charter Documents” means any by-laws, charter, memorandum, certificate of incorporation, articles of association, or other similar document (including, in respect of the Company, the Company Articles).

“Class B Shares” means the ordinary class B shares of the Company, which shall be entitled to one (1) vote per share.

“Common Shares” means the Subject Shares, the Class B Shares, and any other class of ordinary shares of the Company issued in accordance with the Company Articles.

“Company” has the meaning assigned in the recitals.

“Company Articles” means the Articles of Association of the Company dated as of July 3, 2008, as they may be amended from time to time.

“Company Joinder” shall mean a joinder agreement executed by the Company in accordance with Section 5.06.

“Company Owned IP” means all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Consent Action” has the meaning assigned in Section 4.01.

“Contract” means any binding contract, agreement, arrangement, understanding, commitment, franchise, indenture, lease, purchase order or license, whether written or otherwise.

“Conversion Agreement” has the meaning assigned in the SPA.

“Core Petrodelta Documents” has the meaning assigned in the SPA.

“Director” means any member of the Board.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such securities (or such other interests), and other ownership or profit interests in such Person (including partnership, limited liability company, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Escrow Account” means the escrow account established pursuant to the Escrow Agreement.

“Escrow Agent” means a reputable bank or trust company, reasonably acceptable to the Minority Shareholder, chosen by the Majority Shareholder to act as escrow agent under the Escrow Agreement.

“Escrow Agreement” means an escrow agreement containing customary terms for similar agreements and reflecting the terms of Section 3.04(a).

“Escrow Commencement Date” has the meaning assigned in Section 3.04(d).

“Escrow Fund” has the meaning assigned in Section 3.04(a).

“Escrow Period” has the meaning assigned in Section 3.04(d)(ii).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Fair Market Value” has the meaning assigned in Section 3.06(c).

“Fair Market Determination” has the meaning assigned in Section 3.04(b).

“Fair Market Value Request” has the meaning assigned in Section 3.06(a).

“Final Closing” has the meaning assigned in the SPA.

“Final Exercise Date” has the meaning assigned in Section 3.04(e).

“Financial Statements” in respect of a period, means a profit and loss account and statement of cash flows for that period and a balance sheet as at the end of such period together with the associated notes under applicable accounting principles for the Company or a Subsidiary of the Company, as the case may be.

“GAAP” has the meaning assigned in Section 5.01(b).

“Governmental Authority” means any supranational, United States (federal, state or local), or foreign government, or any political subdivision thereof, or any governmental, regulatory, judicial or administrative authority, agency, board, bureau, commission or similar authority.

“Group Companies” means the Company and its Subsidiaries (which, as of the date hereof, consist of HNR Finance B.V., Harvest Vinccler Ltd. and Harvest-Vinccler, S.C.A.) and Petrodelta and its Subsidiaries.

“IFRS” means International Financial Reporting Standards.

“Indebtedness” means with respect to any Person, without duplication: (a) any obligations for borrowed money, (b) any obligations evidenced by bonds, notes, debentures, letters of credit or similar instruments, (c) any obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation with respect to the deferred purchase price of property, securities or other assets (including “earn-out” payments), (d) any obligations relating to advance payments for goods or services, (e) any capital lease obligations, (f) any net obligations in respect of interest rate, currency or commodity swaps, collars, caps, hedges, futures contract, forward contract, option or other derivative instruments or arrangements, (g) any accrued interest, premiums, penalties, breakages, “make whole amounts” and other obligations relating to the foregoing that would be payable in connection with the repayment of the foregoing, and (h) any obligations to guarantee any of the foregoing types of obligations on behalf of any Person; provided, however, that “Indebtedness” shall not be deemed to include any intercompany Indebtedness owing by the Company or any of its Wholly Owned Subsidiaries to the Company or any other of its Wholly Owned Subsidiaries.

“Initial Closing” has the meaning assigned in the SPA.

“Intellectual Property Rights” means all industrial and intellectual property and other similar proprietary rights, in any jurisdiction, whether registered or unregistered, including all rights in and to (i) patents, patent applications, invention disclosures and utility models, (ii) trademarks, service marks, logos, trade dress, trade names, corporate names and all other designations of origin, together with the goodwill symbolized by any of the foregoing, (iii) moral rights, copyrights, designs and copyrightable subject matter, (iv) rights in computer programs and software (whether in source code, object code, or other form), (v) trade secrets and rights in other confidential information, including rights in ideas, proprietary information, know-how, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, improvements, proprietary processes, technology, technical data, algorithms, specifications, formulae, models, and methodologies, customer lists and supplier lists, and industrial designs, (vi) Internet domain names and (vii) all applications and registrations for the foregoing.

“Laws” means any and all domestic (federal, state or local), tribal or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.

“Lien” means liens (statutory or other), claims, mortgages, encumbrances, pledges, security interests (including, in respect of shares, depositary receipts for such shares having been issued), easements, rights-of-way, claims, covenants, conditions, restrictions (including transfer restrictions), options, rights of first offer or refusal, third-party rights, limitations on voting rights, encroachments, title defects or charges of any kind or nature whatsoever, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Litigation Event” means (a) the written assertion by the Company or any Subsidiary of the Company of a claim for compensation as a result of a default, breach or other violation of rights under the Core Petrodelta Documents or otherwise in connection with the Company and its Subsidiaries’ investment in Petrodelta, (b) the exercise of or written threat to exercise any remedies or (c) the commencement of or written threat to commence by the Company or any Subsidiary of the Company any Adversary Proceeding, in each case under clause (a), (b) and (c) made to or against Petrodelta, any Affiliate of Petrodelta or any Governmental Authority of Venezuela.

“Litigation Notice” has the meaning assigned in Section 3.04(a).

“Litigation Notice Date” has the meaning assigned in Section 3.04(b).

“Litigation Put Option” has the meaning assigned in Section 3.04(e).

“Litigation Withdrawal Notice” has the meaning assigned in Section 3.04(e)

“Majority Shareholder” has the meaning assigned in the preamble.

“Minority Shareholder” has the meaning assigned in the preamble.

“Necessary Action” means, with respect to a result required to be caused, all actions (to the extent such actions are permitted by applicable Law) reasonably necessary to cause such result, which actions may include, without limitation, (a) voting or providing a written consent or proxy with respect to the Common Shares, (b) causing the adoption of shareholders resolutions and amendments to the Charter Documents of the Company or any of its Subsidiaries, (c) causing members of the Board or the board of directors of a Subsidiary of the Company (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action and subject to any fiduciary duties that they may have as directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner (without regard to whether such failure to act is due to the fiduciary duty referred to above), (d) executing agreements and instruments, and (e) making, or causing to be made, with Governmental Authorities or other Persons, all filings, approvals, registrations or similar actions that are required to achieve such result.

“O&G Tech” means Oil & Gas Technology Consultants (Netherlands) Coöperatie U.A., a cooperative (coöperatie) incorporated under the laws of the Netherlands.

“Parent” has the meaning assigned in the recitals.

“Periodic Tax Return” shall mean a Tax Return which is required to be filed by applicable Law less than ninety (90) days (inclusive of any applicable extensions which do not result in additional Taxes payable) after the end of the taxable period to which it relates.

“Permits” means any and all permits, authorizations, approvals, registrations, certificates, orders, waivers, variances or other approvals and licenses relating to compliance with any Law.

“Permitted Transferee” has the meaning assigned in Section 3.05(a).

“Person” means any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

“Petrodelta” means Petrodelta S.A.

“Petrodelta Venezuelan National Assembly Approval” has the meaning assigned in the SPA.

“Put Commencement Date” has the meaning assigned in Section 3.04(c).

“Put Contract” means a Contract in the form set forth as Exhibit C hereto.

“Qualified Affiliate” means, with respect to any Person, (a) the Ultimate Parent Entity of such Person or (b) any Wholly Owned Subsidiary of the Ultimate Parent Entity of such Person.

“Referee” has the meaning assigned in Section 6.03.

“Related Agreements” means the SPA (including the Exhibits, Schedules, Annexes and Appendices thereto and other documents delivered pursuant thereto), the Buyer Disclosure Schedule and Seller Disclosure Schedule (each as defined in the SPA), the Ancillary Agreement and the Parent Guarantee.

“Restricted Date” has the meaning assigned in Section 3.04(d).

“Sale Transaction” has the meaning assigned in Section 5.07.

“SEC” means the Securities and Exchange Commission.

“Shareholder Joinder” means a joinder agreement, substantially in the form of Exhibit A attached hereto, executed by a Person, other than a current Shareholder, who has acquired Subject Shares from a Shareholder or a Permitted Transferee thereof, with the effect that the holder thereafter shall be deemed to be the Majority Shareholder (if a transferee of the Majority Shareholder or one of its Permitted Transferees) or the Minority Shareholder (if a transferee of the Minority Shareholder), as the case may be, for all purposes of this Agreement.

“Shareholders” means the Majority Shareholder, any of its Permitted Transferees, the Minority Shareholder and such other Persons who have executed a Shareholder Joinder; provided, that any such Person shall cease to be a Shareholder at such time after the effectiveness of this agreement as it no longer has legal ownership or Beneficial Ownership of any Subject Shares and thereafter such Person shall have no powers, rights or privileges as a Shareholder hereunder.

“SPA” has the meaning assigned in the recitals.

“Subject Shares” means ordinary class A shares of the Company, which shall be entitled to one (1) vote per share, or any Equity Interest in the Company issued in respect thereof.

“Subject Shares Purchase Price” has the meaning assigned in Section 3.04(a).

“Subsidiary” means, with respect to any Person, any other entity (a) whose securities or other ownership interests, having by their terms the power to elect a majority of the board of directors or other Persons performing similar functions, are owned or controlled, directly or indirectly, by such Person, (b) whose business and policies such Person has the power, directly or indirectly, to direct, or (c) of which 50% or more of the securities, partnership or other ownership interests are owned, directly or indirectly, by such Person.

“Superior Proposal” has the meaning assigned in the SPA.

“Tag-Along Notice” has the meaning assigned in Section 3.02(a).

“Tag Right” has the meaning assigned in Section 3.02(c).

“Tax” means any and all taxes, assessments, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties, additions to tax, additional amounts in respect of the foregoing, and any obligations or payments to any Person with respect to any of the foregoing) imposed by any Taxing Authority including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’

compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; customs’ duties, tariffs, and similar charges; and with respect to Venezuela including but not limited to the royalties and taxes provided for in the Organic Hydrocarbons Law (Official Gazette of August 4, 2006), the special contribution provided for in the “Ley que crea Contribución Especial por Precios Extraordinarios y Precios Exorbitantes en el Mercado Internacional de Hidrocarburos” (Official Gazette of February 20, 2013) and the special contribution provided for in the Petrodelta Venezuelan National Assembly Approval.

“Tax Return” means any return, declaration, report information statement, claim for refund or other document, including any schedule or attachment thereto, filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Taxing Authority” means any Governmental Authority having the power to impose or collect Tax.

“Technical Expert” has the meaning assigned in Section 3.06(a).

“Third Party Purchaser” means any Person who is not now, and immediately prior to the contemplated transaction will not be, a Shareholder or an Affiliate thereof.

“Transfer” means any direct or indirect sale, transfer, assignment, lease, issuance, pledge, exchange, hypothecation, mortgage, license, gift, creation of a security interest in or Lien on, placement in trust (voting or otherwise), encumbrance or other disposition to any Person, whether voluntary or involuntary, including by way of spin-off, operation or succession of law or merger, hedging or derivative transactions or any transaction which is designed to, or might reasonably be expected to, result in a disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise).

“Ultimate Parent Entity” means, (a) for the Majority Shareholder, Parent and (b) with respect to any direct or indirect third party transferee of Subject Shares, an Affiliate of such transferee that controls such transferee and is not controlled (as such terms “control” and “controlled” are defined under the definition of Affiliate) by any other Person.

“VAT Fiscal Unity” shall mean the fiscal unity (fiscal eenheid) between Majority Shareholder and the Company or any of its Subsidiaries pursuant to article 7(4) of the 1968 Value Added Tax Act (Wet op de omzetbelasting 1968) or any other consolidated group for value added tax purposes between the Majority Shareholder or a related party and the Company or any of its Subsidiaries.

“Venezuela” means the Bolivarian Republic of Venezuela.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary that is a wholly owned Subsidiary of such Person. As used herein, “wholly owned” means direct or indirect ownership of any and all of the Equity Interests of such Person.

Section 1.02 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Unless otherwise specified, words such as “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement, and references herein to “Articles” or “Sections” refer to Articles or Sections of this Agreement. In the event that any translated versions of this Agreement differ from the English version, the English version shall control. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01 Representations and Warranties of All Parties. Each of the parties hereto hereby represents and warrants to the others on the date hereof as follows:

(a) Organization; Authority; Enforceability. Such party is a corporation or legal entity duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of organization or formation and has the requisite corporate or similar entity power and authority to conduct its business as it is now being conducted. Such party has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such party and the consummation by such party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such party and, assuming the due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and subject to general equitable principles).

(b) No Breach. None of the execution and delivery of this Agreement, the consummation by such party of the transactions contemplated by this Agreement or the performance by such party of its obligations hereunder will (i) conflict with or violate its Charter Documents, (ii) conflict with or violate any Law applicable to such party or by which any property or asset of such party is bound or affected or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the properties or assets of such party pursuant to, any Contract or any Permits to which it is a party or by which it or any of its assets or operations are bound or affected.

(c) Consents. No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (i) the execution, delivery or enforceability of this Agreement or (ii) the consummation of any of the transactions contemplated herein.

(d) Compliance with Law. Each of such party, its Affiliates, such party’s and its Affiliates’ respective assets, and such party’s and its Affiliates’ respective business and record keeping practices is not currently in violation of any Law which violations could at any time (including, without limitation, after the Final Closing) have a material adverse effect upon (i) such party or its Affiliates, (ii) such party’s ability to perform its obligations hereunder or (iii) any of the other parties hereto.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.01 General Transfer Restrictions. The Majority Shareholder may not Transfer any of its Subject Shares at any time to any Person except (a) in a direct sale of Subject Shares in accordance with Section 3.02, (b) as a result of a change of control in accordance with Section 3.03, (c) in connection with a proposed Litigation Event in accordance with Section 3.04 or (d) to a Permitted Transferee in accordance with Section 3.05, and in each case in compliance with all applicable Law; provided that, for the avoidance of doubt, no transfer restrictions set forth in this Article III shall apply to the consummation of a Superior Proposal in accordance with the terms of the SPA. The Minority Shareholder may Transfer all but not less than all of its Subject Shares at any time in accordance with all applicable Law to any Person that has executed a Shareholder Joinder substantially in the form attached hereto as Exhibit A, pursuant to which such Person will thereby become a party to, and be bound by and obligated to comply with the terms and conditions of, this Agreement, as if such Person were the Minority Shareholder. Any Transfer of any Subject Shares that is not in compliance with the provisions of this Article III is prohibited and shall be null and void, and the parties hereto shall take all Necessary Action to ensure that it is not approved by the shareholders of the Company (to the extent any such approval is required), not recorded on the shareholder registry of the Company and not recognized by the Company. If, notwithstanding the immediately preceding sentence, any Transfer of any Subject Shares is held by a court of competent jurisdiction to be effective, then the restrictions on Transfer of any Subject Shares under this Article III applicable to the transferor shall apply to the transferee and to any subsequent transferee as if such transferee were a party hereto. Each Shareholder shall, and shall cause the Company to, take all Necessary Actions to give full effect to the Transfer of any Shares that is effected in accordance with the provisions of this Agreement. Any transferee of the Minority Shareholder that becomes a party to this Agreement shall enjoy the same rights and be subject to the same obligations as the Minority Shareholder hereunder with respect to the Subject Shares transferred to such transferee. Any transferee of the Majority Shareholder that becomes a party to this Agreement shall be subject to the same obligations of the Majority Shareholder hereunder with respect to the Subject Shares Transferred to such transferee.

Section 3.02 Tag-Along.

(a) If at any time the Majority Shareholder receives a binding offer from any Third Party Purchaser to purchase Subject Shares owned by the Majority Shareholder, that it is willing to accept, the Majority Shareholder may effect such Transfer only if (i) such Transfer (A) is a sale to a Third Party Purchaser for cash consideration only and, (B) is for all but not less than all Subject Shares owned by the Majority Shareholder and its Affiliates, and (ii) the Majority Shareholder has complied with this Section 3.02. The Majority Shareholder shall, within three (3) Business Days of receipt of such a binding offer from the Third Party Purchaser, give notice in writing (the “Tag-Along Notice”) to the Minority Shareholder of the proposed sale and of the terms and conditions of such proposed sale in the manner set forth in Section 3.02(b) below.

(b) The Tag-Along Notice shall include the following:

(i) a copy of the Third Party Purchaser’s offer (including all documentation relating thereto) and, to the extent not specified in such copy, the identity of the Third Party Purchaser, including the entity that would become the Ultimate Parent Entity if the sale is consummated;

(ii) the date, time and location upon which the sale is proposed to be made, which shall not be earlier than thirty (30) days or later than fourteen (14) months after the date of such Tag-Along Notice; and

(iii) the cash consideration offered and all other material terms.

(c) The Minority Shareholder, by notice to the Majority Shareholder within thirty (30) days after receipt of the Tag-Along Notice, shall have the opportunity to sell all but not less than all of its Subject Shares to the Third Party Purchaser specified in the Tag-Along Notice in accordance with Section 3.02(d) (a “Tag Right”). If the Minority Shareholder does not elect to exercise its Tag Right, the Majority Shareholder may proceed to complete the sale of all but not less than all of its Subject Shares to the Third Party Purchaser specified in the Tag-Along Notice in accordance with the proposed terms and conditions of such offer; provided, however, that the closing of any such sale shall occur not more than sixty (60) days after the receipt of all necessary approvals from any Governmental Authority but in no event shall occur more than fourteen (14) months after the Minority Shareholder’s receipt of the Tag-Along Notice; provided, further, that if no approvals from any Governmental Authority are necessary to effect such closing, such closing shall not occur more than sixty (60) days after the Minority Shareholder’s receipt of the Tag-Along Notice. Prior to the consummation of and as a condition to such sale, the Majority Shareholder shall require (i) the Third Party Purchaser to execute a Shareholder Joinder substantially in the form of Exhibit A, pursuant to which such Person will thereby become a party to, and be bound by and obligated to comply with the terms and conditions of, this Agreement as if such Person were the Majority Shareholder, and (ii) the Ultimate Parent Entity of such Third Party Purchaser to execute and deliver a guarantee substantially in the form attached hereto as Exhibit B. If the sale is not completed within the time period required by this Section 3.02(c), the provisions of this Section 3.02 shall again apply and no Transfer may be made in reliance upon this Section without again complying with its provisions. Any material amendment of the terms of a Third Party Purchaser’s offer from those specified in the Tag-Along Notice shall require a new Tag-Along Notice and any rights or obligations under this Section 3.02 shall be in relation to such new Tag-Along Notice. The Majority Shareholder shall provide to the Minority Shareholder copies of the final documentation relating to such sale not less than five (5) days prior to the closing of such sale.

(d) If the Minority Shareholder exercises its Tag Right, the Minority Shareholder shall be entitled to sell all but not less than all its Subject Shares in connection therewith for the same per share price and on the same terms and conditions specified in the Tag-Along Notice as the Majority Shareholder, which terms and conditions shall be at least as favorable for the Minority Shareholder as those terms and conditions specified in the Tag-Along Notice; provided that the Minority Shareholder shall have no obligation to make any representations or warranties or provide any indemnity in connection with such sale, except in respect of title to the Subject Shares, due authorization and similar fundamental corporate matters. The Majority Shareholder shall not consummate the proposed sale unless all of the Subject Shares entitled to be sold by the Minority Shareholder pursuant to this Section 3.02 are simultaneously sold in accordance with the terms hereof. Any such sale of Subject Shares shall close at a time and place specified by the Majority Shareholder and reasonably acceptable to the Minority Shareholder; provided, however, that such closing shall occur not more than sixty (60) days after the receipt of all necessary approvals from any Governmental Authority but in no event shall occur more than fourteen (14) months after the Minority Shareholder’s receipt of the Tag-Along Notice; provided, further, that if no approvals from any Governmental Authority are necessary to effect such closing, such closing shall not occur more than sixty (60) days after the Minority Shareholder’s receipt of the Tag-Along Notice.

Section 3.03 Change of Control Put Option.

(a) In connection with any change of control of the Majority Shareholder, the Minority Shareholder shall have the right and option, exercisable upon written notice to the Majority Shareholder in accordance with Section 3.03(c), to sell to the Majority Shareholder and to cause the Majority Shareholder to purchase all but not less than all of the Minority Shareholder’s Subject Shares pursuant to the Put Contract (a “Change of Control Put Option”), for an aggregate purchase price equal to the Fair Market Value of the Minority Shareholder’s Subject Shares determined in accordance with Section 3.06.

(b) At least ninety days (90) days prior to the consummation of any transaction that would result in a change of control of the Majority Shareholder (or as promptly as practicable after consummation, in the case of any change of control under clause (a) or (b) of the definition thereof), the Majority Shareholder shall deliver a notice thereof (a “Change of Control Notice”) to the Minority Shareholder, which notice shall contain: (i) the identity of the Person that will directly or indirectly control the Majority Shareholder upon the consummation of the change of control transaction and of the Ultimate Parent Entity of such Person; (ii) the date upon which the change of control transaction is proposed to be consummated; and (iii) the consideration and all other material terms of the proposed transaction. From the date of the Change of Control Notice through the date of the closing of such change of control transaction, the Majority Shareholder shall promptly provide the Minority Shareholder with all information about the change of control transaction as is reasonably requested by the Minority Shareholder, including, without limitation, information about the Person that will directly or indirectly control the Majority Shareholder and the Ultimate Parent Entity of such Person.

(c) Within fifteen (15) days of the date of the Change of Control Notice, the Minority Shareholder may request that a determination of the Fair Market Value of its Subject Shares be made pursuant to Section 3.06. Following determination of the Fair Market Value of its Subject Shares in accordance with Section 3.06, the Minority Shareholder shall have the right to exercise the Change of Control Put Option by providing notice to the Majority Shareholder no later than fifteen (15) days after the date of such determination. In the event of exercise of the Change of Control Put Option, the Majority Shareholder shall purchase, or shall cause to be purchased, all of the Subject Shares of the Minority Shareholder for the Fair Market Value

determined in accordance with Section 3.06. The closing of such purchase shall occur, (i) in the case of any change of control under clause (c) or (d) of the definition thereof, simultaneously with and as a condition to such change of control of the Majority Shareholder, and (ii) in the case of any other change of control not involving a change of control under clause (c) or (d) of the definition thereof, not more than sixty (60) days after the receipt of all necessary approvals from any Governmental Authority but in no event more than fourteen (14) months after the Minority Shareholder’s exercise of the Change of Control Put Option; provided, that if no approvals from any Governmental Authority are necessary, such closing shall not occur more than sixty (60) days after the Minority Shareholder’s exercise of the Change of Control Put Option.

(d) If in connection with a change of control the Minority Shareholder does not elect to exercise the Change of Control Put Option, then prior to the consummation of and as a condition to any such change of control, the Majority Shareholder shall require the Ultimate Parent Entity of the Person that will directly or indirectly control the Majority Shareholder upon the consummation of the change of control transaction to execute and deliver a guarantee substantially in the form attached hereto as Exhibit B.

(e) If the change of control notified in a Change of Control Notice does not occur within fourteen (14) months of such notice, the provisions of this Section 3.03 shall again apply and no Transfer may be made in reliance upon this Section without again complying with its provisions. Any material amendment of the terms of a change of control from those specified in a Change of Control Notice shall require a new Change of Control Notice and any rights or obligations under this Section 3.03 shall be in relation to such new Change of Control Notice; provided that the Minority Shareholder shall have fifteen (15) days from the date of such new Change of Control Notice to exercise the Change of Control Put Option.

Section 3.04 Litigation Put Option.

(a) Prior to the commencement of any Litigation Event, the Majority Shareholder shall deliver a notice (a “Litigation Notice”) to the Minority Shareholder that the Majority Lender intends to cause the Company or a Subsidiary of the Company to commence a Litigation Event, describing in reasonable detail the facts and circumstances giving rise to such potential Litigation Event and the potential actions contemplated to be taken in respect thereof. Following the sending of the Litigation Notice, the Majority Shareholder and the Minority Shareholder shall mutually select an Escrow Agent and execute the Escrow Agreement. Within five (5) Business Days of the execution of the Escrow Agreement, the Majority Shareholder shall deposit or cause to be deposited $5,000,000 into the Escrow Account. All costs associated with the Escrow Agent, the Escrow Agreement and the Escrow Account shall be shared equally by the Majority Shareholder and the Minority Shareholder.

(b) Within fifteen (15) days of delivery of the Litigation Notice (the date of such delivery being the “Litigation Notice Date”), the Minority Shareholder may, by written notice to the Majority Shareholder, request that a determination of the Fair Market Value of its Subject Shares be determined pursuant to Section 3.06 (a “Fair Market Value Determination”). If the Minority Shareholder does not request a Fair Market Value Determination, all amounts in the Escrow Account shall be promptly returned to the Majority Shareholder.

(c) If the Minority Shareholder requests a Fair Market Value Determination (the date of such request being the “Put Commencement Date”), the Majority Shareholder shall, within ten (10) Business Days of the determination of the Fair Market Value of the Minority Shareholder’s Subject Shares pursuant to Section 3.06 deposit or cause to be deposited into the Escrow Account such additional amounts, if any, as may be required to make the amount in the Escrow Account to be equal to the Fair Market Value of the Minority Shareholder’s Subject Shares. If the Fair Market Value of the Minority Shareholder’s Subject Shares is less than the amount in the Escrow Account, such excess shall be promptly returned to the Majority Shareholder.

(d) Until (i) the date fifteen (15) days after the Litigation Notice Date if the Minority Shareholder does not request a Fair Market Value Determination, or (ii) the date (the “Escrow Commencement Date”) on which an amount equal to the Fair Market Value of the Minority Shareholder’s Subject Shares is deposited in the

Escrow Account if the Minority Shareholder requests a Fair Market Value Determination, the Majority Shareholder shall not permit the Company or any Subsidiary of the Company to commence any Litigation Event.

(i) If the Minority Shareholder does not request a Fair Market Value Determination, the Majority Shareholder may cause the Company or any Subsidiary of the Company to commence a Litigation Event contemplated by the Litigation Notice delivered in respect thereof without the consent of the Minority Shareholder (but subject to the Company Articles and the other provisions of this Agreement, including Sections 5.01, 5.03 and 5.04) at any time after the date fifteen (15) days after the Litigation Notice Date and prior to the one (1) year anniversary of the Litigation Notice Date, and the Minority Shareholder shall not have a Litigation Put Option during such period. If prior to the one (1) year anniversary of the Litigation Notice Date no Adversary Proceeding in respect of the Litigation Event contemplated by the Litigation Notice has been commenced by the Company or any of its Subsidiaries against Petrodelta, any Affiliate of Petrodelta or any Governmental Authority of Venezuela through the issuance of a demand for arbitration, the filing or service of a complaint or other similar action or process, the Majority Shareholder shall not permit the Company or any Subsidiary of the Company to commence a Litigation Event without the prior written consent of the Minority Shareholder until the second anniversary of the Litigation Notice Date and, thereafter, the Majority Shareholder shall not permit the Company or any Subsidiary of the Company to commence any Litigation Event without providing the Minority Shareholder with a Litigation Notice and complying with the terms of this Section 3.04.

(ii) If the Minority Shareholder requests a Fair Market Value Determination, the Majority Shareholder may, upon five (5) days prior written notice to the Minority Shareholder, cause the Company or any Subsidiary of the Company to commence a Litigation Event contemplated by the Litigation Notice delivered in respect thereof at any time during the period (the “Escrow Period”) after the Escrow Commencement Date and before the earlier of the one (1) year anniversary of the Litigation Notice Date or the Litigation Withdrawal Date. If during the Escrow Period no Adversary Proceeding in respect of the Litigation Event contemplated by the Litigation Notice has been commenced by the Company or any of its Subsidiaries against Petrodelta, any Affiliate of Petrodelta or any Governmental Authority of Venezuela through the issuance of a demand for arbitration, the filing or service of a complaint or other similar action or process, the Majority Shareholder shall not permit the Company or any Subsidiary of the Company to commence a Litigation Event without the prior written consent of the Minority Shareholder for one (1) year after the end of the Escrow Period and, thereafter, the Majority Shareholder shall not permit the Company or any Subsidiary of the Company to commence any Litigation Event without providing the Minority Shareholder with a Litigation Notice and complying with the terms of this Section 3.04.

(e) The Minority Shareholder shall have the right and option, exercisable upon written notice to the Majority Shareholder during the period commencing on the Put Commencement Date and ending on the date occurring (such date being the “Final Exercise Date”) thirty (30) days after the earliest of (x) the date on which the Majority Shareholder provides the Minority Shareholder with written notice that an Adversary Proceeding in respect of the Litigation Event contemplated by the Litigation Notice has been commenced by the Company or any of its Subsidiaries against Petrodelta, any Affiliate of Petrodelta or any Governmental Authority of Venezuela through the issuance of a demand for arbitration, the filing or service of a complaint or other similar action or process, (y) the date on which the Majority Shareholder provides the Minority Shareholder with written notice that the Majority Shareholder has caused the Company and each Subsidiary of the Company to withdraw any pending Litigation Events and will not cause the Company or any Subsidiary of the Company to commence any new Litigation Event within the one (1) year period following the date of such notice without the prior written consent of the Minority Shareholder (the Litigation Withdrawal Notice”) and (z) the one (1) year anniversary of the Litigation Notice, to sell to the Majority Shareholder, and to cause the Majority Shareholder to purchase from the Minority Shareholder, all but not less than all of the Minority Shareholder’s Subject Shares (the “Litigation Put Option”) for an aggregate purchase price equal to the Fair Market Value of the Minority Shareholder’s Subject Shares determine pursuant to Section 3.06. In the event that the Minority Shareholder exercises the Litigation Put Option, (i) the parties shall execute the Put Contract (which shall provide that the purchase price shall be paid out of the Escrow Account and that all funds remaining in the Escrow Account after the payment of the purchase price shall be returned to the Majority Shareholder) as promptly as practicable and (ii) the Majority Shareholder shall purchase, or cause to be purchased, all of the Minority Shareholder’s Subject Shares within thirty (30) days of the later of the exercise of the Litigation Put Option and the determination of Fair Market Value pursuant to Section 3.06. If the Minority Shareholder does not exercise the Litigation Put Option by the Final Exercise Date, all amounts in the Escrow Account shall be promptly returned to the Majority Shareholder.

Section 3.05 Permitted Transfers; Transfer Approval.

(a) The Majority Shareholder may effect a Transfer of all but not less than all of its Subject Shares to any Person that is one of its Qualified Affiliates (a “Permitted Transferee”) at any time without complying with the provisions of Section 3.02; provided that (i) the Majority Shareholder provides at least fifteen (15) days’ advance notice to the Minority Shareholder and, (ii) prior to the consummation of and as a condition to such Transfer, the Permitted Transferee of such Subject Shares executes a Shareholder Joinder substantially in the form attached hereto as Exhibit A, pursuant to which such Person will thereby become a party to, and be bound by and obligated to comply with the terms and conditions of, this Agreement as if such Person were the Majority Shareholder. Before such Permitted Transferee ceases to be a Qualified Affiliate of the Majority Shareholder, it shall Transfer, in a manner permitted by this Agreement, all the Subject Shares held by it back to the Majority Shareholder or another Qualified Affiliate of the Majority Shareholder that shall remain a Qualified Affiliate after such Transfer.

(b) The Majority Shareholder shall take all Necessary Action to approve, in accordance with the Company Articles, any Transfer by the Minority Shareholder in accordance with this Agreement of any or all of its Subject Shares to any Person.

Section 3.06 Fair Market Value Determination.

(a) In the event that a Change of Control Notice is delivered pursuant to Section 3.03(b) or a Claim Notice is delivered pursuant to Section 3.04(a) and the Minority Shareholder requests, by written notice to the Majority Shareholder delivered within fifteen (15) days after receipt of such Change of Control Notice or Litigation Notice, a determination of the Fair Market Value of Subject Shares (the “Fair Market Value Request”), then the Shareholders shall seek to agree on the appointment of an independent third party investment bank to act as an appraiser (the “Appraiser”), which shall select a reputable independent technical expert (the “Technical Expert”) to assist with its determination of the Fair Market Value of the Subject Shares. In the event the Shareholders fail to reach an agreement on the appointment of the Appraiser within fifteen (15) days of the Minority Shareholder’s Fair Market Value Request, the Shareholders shall request that an independent third party investment bank be appointed by the ICC International Centre for Expertise and such independent third party investment bank so appointed shall act as the Appraiser.

(b) Each Shareholder shall enter into customary engagement letters with the Appraiser and the Technical Expert, which engagement letters shall provide that the fees and expenses of and any indemnity obligations to the Appraiser or the Technical Expert shall be borne fifty percent (50%) by the Majority Shareholder and fifty percent (50%) by the Minority Shareholder on a several, but not joint basis. Each Shareholder shall cooperate with the Appraiser and the Technical Expert as reasonably requested, which cooperation shall include promptly providing any information in its possession reasonably requested by the Appraiser or the Technical Expert.

(c) The Appraiser shall conduct a valuation of the market value of the Subject Shares as promptly as reasonably practicable and, in any event, within thirty (30) days after the appointment of the Appraiser. The Appraiser’s valuation of the fair market value of the Subject Shares shall take into account, to the extent applicable: (i) any dividends declared by the Company, any of its Subsidiaries or Petrodelta after September 30, 2013, which have not been paid by the Company to its shareholders, (ii) the consideration to be paid in a proposed change of control transaction, (iii) the expected realizable value of any claims that are the subject of a

Litigation Event and (iii) any other factors deemed appropriate by the Appraiser in its discretion. The “Fair Market Value” of the Subject Shares shall be an amount equal to the product of (i) the Appraiser’s valuation of the fair market value of the Subject Shares as a whole, as of the date of delivery of the Change of Control Notice or Claim Notice, as determined in accordance with this Section 3.06, (ii) multiplied by the percentage of Subject Shares then owned by the Minority Shareholder. The determination of the Appraiser of Fair Market Value shall (in the absence of fraud or manifest error) be final and binding.

ARTICLE IV

GOVERNANCE

Section 4.01 Consent Rights. For so long as the Minority Shareholder and its Affiliates own at least twenty-five percent (25%) of the Common Shares, the Majority Shareholder shall take all Necessary Action to cause the Company and its Subsidiaries to refrain from taking any of the following actions or approving any of the following matters (each, a “Consent Action”) without the prior written consent of the Minority Shareholder:

(a) Transfer any assets other than (i) Company Owned IP pursuant to non-exclusive licenses granted to end users in connection with sales of finished products in the ordinary course of business and (ii) dispositions of obsolete equipment or assets in the ordinary course of business consistent with past practice;

(b) guarantee any Indebtedness or assume or guarantee the obligations of any Person other than guarantees of a Wholly Owned Subsidiary of the Company;

(c) loan, advance, invest or make a capital contribution to or in any Person other than (i) a Wholly Owned Subsidiary of the Company or (ii) Petrodelta if and to the extent required to comply with any pro rata funding obligations of the Company or any of its Wholly Owned Subsidiaries in respect of Petrodelta under the terms of the Core Petrodelta Documents or any duly approved Business Plan (as defined in the Conversion Agreement);

(d) waive or release any (i) governmental complaint or (ii) claims, liabilities or obligations arising out of, related to or in connection with litigation other than for compromises, settlements or agreements that involve only the payment of monetary damages not in excess of $500,000 in any single instance and $1,000,000 in the aggregate and in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;

(e) the entering into, or commitment to enter into, or undertaking activity in any line of business other than owning and investing in Petrodelta, complying with the terms of the Core Petrodelta Documents and matters ancillary thereto;

(f) the incorporation, formation or the acquisition of any new Subsidiary (other than a Wholly Owned Subsidiary) or interests or assets of any Person (other than the acquisition of interests in a Wholly Owned Subsidiary or in Petrodelta if and to the extent required to comply with the terms of the Core Petrodelta Documents);

(g) the assertion of any claim or commencement of any litigation, arbitration or other proceeding against Petrodelta, any Affiliate of Petrodelta or any Governmental Authority of Venezuela, other than in accordance with Section 3.04(d);

(h) approving the appointment of any new auditor or a change in the existing auditor of the Company or any of its Subsidiaries, other than in respect of the appointment of any new auditor that is the then-current, or is simultaneously appointed to be the, auditor of Parent;

(i) approving the compensation of or any other fees payable to any Director or any director of a Subsidiary of the Company;

(j) any agreement or other transaction between any Group Company and either (i) Parent or any of its Affiliates (other than any Group Company) or (ii) any director, officer or employee of Parent or any of its Affiliates (other than for compensation of officers or employees of any Group Company in the ordinary course of business); and

(k) the delegation of the authority or powers of the Board to any committee, Person or entity except pursuant to a power of attorney granted to strictly implement resolutions, or carry out any actions, that have been duly authorized by the Board.

Section 4.02 Board Participation. Until such time as the Minority Shareholder has the right to appoint at least one (1) Director, the Majority Shareholder shall:

(a) use its reasonable best efforts to enable a designee of the Minority Shareholder (the “Board Observer”) to attend (in person, or at the election of the Board Observer, by means of a telephonic conference connection) all regular and special meetings of the Board, including all regular and special meetings of any committee of the Board, as an observer and to be given such prior notice of such Board or committee meetings (together with any materials prepared for Directors for such meetings) as are (and at such times as given) to Directors; provided, however, that the Minority Shareholder shall procure that the Board Observer keeps confidential any confidential information received in his or her role as Board Observer and that the Board Observer undertakes to the Company that he or she will do so;

(b) keep the Minority Shareholder reasonably informed of all discussions among and actions taken by the Board and any committee of the Board; and

(c) to the extent not provided under any of the foregoing, promptly provide the Minority Shareholder with copies of all materials distributed to Directors and all minutes of the Board.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01 Information Rights. For so long as the Minority Shareholder and its Affiliates own at least twenty-five percent (25%) of the Common Shares, the Majority Shareholder shall take all Necessary Action to cause the Company to furnish to the Minority Shareholder:

(a) as soon as practicable but not later than ninety (90) days after the end of each fiscal year, copies of audited consolidated Financial Statements of the Company and each of its Subsidiaries for such fiscal year prepared in accordance with United States generally accepted accounting principles (“GAAP”) and United States auditing standards;

(b) as soon as practicable but not later than forty-five (60) days after the end of each fiscal year, a report, for each of the Company and its Subsidiaries, summarizing the operations of the Company and each such Subsidiary conducted during such fiscal year, together with statements of sources and application of funds showing actual expenditures to date, and latest estimates to the fiscal year end;

(c) as soon as practicable but not later than forty-five (60) days after the end of each fiscal quarter, copies of the unaudited consolidated Financial Statements of the Company and each of its Subsidiaries for such fiscal quarter prepared in accordance with GAAP and United States auditing standards and a report, for each of the Company and its Subsidiaries, summarizing the operations of the Company conducted during such fiscal quarter, together with statements of sources and application of funds showing actual expenditures to date, and latest estimates to the fiscal year end;

(d) as soon as practicable, any correspondence to or from Petrodelta, to or from the auditors of the Company and to or from any Governmental Authority;

(e) as soon as practicable, copies of all Contracts entered into by the Company;

(f) as soon as practicable, copies of and access to complete and accurate statements, of whatever financial, tax, accounting and other information regarding the Company and its Subsidiaries, including information regarding earnings, which the Minority Shareholder or any of its Affiliates is required to file with any Governmental Authority, or which is necessary or required in order to comply with any audit; and

(g) as soon as practicable, such other information relating to the financial condition, business, prospects, or corporate affairs of the Company, any of its Subsidiaries or Petrodelta or any of its Subsidiaries as the Minority Shareholder may from time to time reasonably request;

provided that, if so requested by the Minority Shareholder, the Majority Shareholder shall take all Necessary Action to cause the Company and its Subsidiaries to furnish to the Minority Shareholder the Financial Statements described in clauses (a) and (c) of this Section 5.01 in accordance with IFRS within ninety (90) days of the date of such request; provided, further, that the Minority Shareholder shall bear all out-of-pocket expenses of Parent or its Affiliates that are incurred in connection with the preparation of such Financial Statements in accordance with IFRS to the extent such expenses exceed those that would have been incurred in connection with the preparation of such Financial Statements in accordance with GAAP and United States auditing standards.

Section 5.02 Inspection and Audit Rights. The Majority Shareholder shall take all Necessary Action to cause the Company to permit the Minority Shareholder, through its authorized employees and agents or those of its Affiliates, at its own cost and expense, during normal business hours and upon reasonable notice, to have full access to the Company and its Subsidiaries, all sites, offices and facilities of the Company and its Subsidiaries, and (except as may be limited by Law) the right to examine, make copies of and audit any accounts, records and other documents of the Company and its Subsidiaries. The Majority Shareholder shall further use its reasonable best efforts to permit the Minority Shareholder, through its authorized employees and agents or those of its Affiliates, to conduct any of the foregoing inspection and audit rights with respect to Petrodelta and any of its Subsidiaries.

Section 5.03 Consultation. The Majority Shareholder shall consult with the Minority Shareholder prior to proposing or consenting to any material action by the Company or any of its Subsidiaries not subject to the Minority Shareholder’s consent rights, including without limitation any material change to or action under the Core Petrodelta Documents, the entry into a new Contract with Petrodelta, any permitted Litigation Event (or actions in connection therewith) or any other material change in the relationship of the Company and its Affiliates with Petrodelta, and shall (a) provide the Minority Shareholder with a reasonable opportunity to review, comment on and propose modifications in respect of any such proposal or consent and (b) consider any such comments or proposed modifications in good faith.

Section 5.04 Fiduciary Duties of Directors. The Majority Shareholder shall take all Necessary Action to ensure that the Directors nominated by the Majority Shareholder act in accordance with the requirements of the Laws of The Netherlands applicable to such Directors.

Section 5.05 Payment of Dividends. The Majority Shareholder shall take all Necessary Action to cause the Company and its Subsidiaries to distribute to the Shareholders of the Company in cash all profits in respect of any dividends paid by Petrodelta.

Section 5.06 Company Joinder. Upon the written request of the Minority Shareholder, the Majority Shareholder shall use its reasonable best efforts, including reasonable best efforts to obtain the consent of O&G Tech (if necessary), to cause the Company to become a party to this Agreement by executing a joinder agreement reasonably acceptable to the Minority Shareholder. By executing such joinder agreement, the Company shall agree that wherever it is provided herein that the Majority Shareholder shall take all Necessary Action to cause the Company to take, or refrain from taking, any action, then the Company shall take, or refrain from taking, such action.

Section 5.07 Participation Right. In the event that Parent or the Majority Shareholder seeks to enter into any change of control (pursuant to clause (a), (c) or (d) of the definition thereof) transaction or any direct or indirect sale of the Majority Shareholder’s Subject Shares (any such transaction, a “Sale Transaction”), the Majority Shareholder shall take all Necessary Action, and take all Necessary Action to cause Parent, to provide the Minority Shareholder with (x) notice that the Majority Shareholder intends to commence discussions with regard to a Sale Transaction, (y) any and all information reasonably requested by the Minority Shareholder for the purpose of evaluating and entering into a Sales Transaction (subject to the Minority Shareholder entering into a confidentiality agreement reasonably acceptable to the Minority Shareholder) and (z) the same opportunity to negotiate and submit proposals in respect of any such Sale Transaction as provided to any other potential buyer.

ARTICLE VI

TAX MATTERS

Section 6.01 Administration of Tax Matters. The Majority Shareholder shall, at its own expense, prepare or cause to be prepared and timely file, or cause to be timely filed, all Company Tax Returns and Tax Returns of a VAT Fiscal Unity (taking into account all extensions properly obtained). The Majority Shareholder shall (i) prepare such Tax Returns on a basis consistent with past practices and accounting methods of the Majority Shareholder and the Company and its Subsidiaries except to the extent otherwise required by applicable Law, and (ii) provide a copy of such Tax Return(s) to the Minority Shareholder (with supporting documentation and computations) at least thirty (30) days prior (except, in the case of a Periodic Tax Return, ten (10) days prior) to filing such Tax Return(s). The Minority Shareholder shall, within fifteen (15) days (except, in the case of a Periodic Tax Return, five (5) days) of receiving such Tax Return(s), notify the Majority Shareholder in writing of any matters in such Tax Returns with which the Minority Shareholder reasonably disagrees. In such case, the Majority Shareholder and the Minority Shareholder shall reasonably cooperate with each other to reach a timely and mutually satisfactory solution to the disputed matters and, to the extent they are unable to reach such a solution within ten (10) days, shall resolve the dispute in accordance with Section 6.03.

Section 6.02 Cooperation; Audits; Tax-Related Actions.

(a) In connection with the preparation of Tax Returns (including amended Tax Returns), audit examinations, Tax refund claims, applications for relief or ruling and any actions relating to the Tax liabilities imposed on the Company or its Subsidiaries (or any successor thereof), the Majority Shareholder, on the one hand, and the Minority Shareholder, on the other hand, shall cooperate fully with each other, including the furnishing or making available during normal business hours of records, personnel (as reasonably required and to the extent not unduly burdensome), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of actions by Taxing Authorities as to the imposition of Taxes. The Majority Shareholder shall and to the extent practicable shall take all Necessary Action to cause the Company and is Subsidiaries to (i) retain all books and records with respect to Tax matters pertinent to the Company and is Subsidiaries until the expiration of the applicable statute of limitations (including any extension thereof) for the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) give the Minority Shareholder reasonable written notice prior to transferring, destroying or discarding any such books and records and shall allow such other party to take possession of such books and records at such party’s own expense.

(b) The Majority Shareholder and the Minority Shareholder shall, upon request, use commercially reasonable efforts to obtain any certificate or other document from any Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

Section 6.03 Referee. If, after negotiating in good faith, the Majority Shareholder and the Minority Shareholder are unable to reach an agreement relating to any Tax matter under this Article VI, the dispute shall be submitted to a mutually acceptable independent accounting firm of national repute (the “Referee”) jointly selected by the Majority Shareholder and the Minority Shareholder within five (5) Business Days of the date on which a party makes the request to refer such dispute to an expert. The Majority Shareholder and the Minority Shareholder shall instruct the Referee to resolve any disputed items within fifteen (15) Business Days of having such items referred to it, pursuant to such procedures as it may require. The parties shall cooperate with the Referee, provide it promptly with all information that it reasonably requires and shall promptly act to implement the decision of the Referee. The costs, fees and expenses of the Referee shall be allocated between 50% to the Majority Shareholder and 50% to the Minority Shareholder.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Term and Termination. The terms and conditions set forth in this Agreement shall become effective as of the date of any termination of the SPA prior to consummation of the Final Closing thereunder and shall continue in accordance with their respective terms; provided this Agreement shall terminate:

(a) by the mutual consent of all Shareholders at any time; or

(b) automatically in the event:

(i) the Final Closing occurs;

(ii) a Tag Right pursuant to Section 3.02, Change of Control Put Option pursuant to Section 3.03 or Litigation Put Option pursuant to Section 3.04 is exercised and consummated.

Section 7.02 Specific Performance.

(a) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, may occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, except as otherwise set forth in this Section 7.02, the parties acknowledge and agree that the parties hereto shall be entitled, without posting a bond, security or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

(b) Each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 7.02. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 7.02, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party, and (ii) neither the commencement of any legal proceeding pursuant to this Section 7.02 nor anything set forth in this Section 7.02 shall restrict or limit any party’s right to pursue any other remedies that may be available then or thereafter.

Section 7.03 Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise); provided that all rights and obligations of the Minority Shareholder shall be assigned to any transferee of the Minority Shareholder, and all obligations of the Majority Shareholder shall be binding upon any transferee of the Majority Shareholder, in each case in connection with any Transfer of Subject Shares made in accordance with Article III. Any attempted assignment or transfer, which does not comply with the provisions of this Section 7.03, shall be null and void ab initio. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective permitted successors and assigns. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

Section 7.04 Amendments; Waiver. This Agreement may be amended only by an agreement in writing executed by the parties hereto. Either party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.05 Notices. Any notice required to be given hereunder shall be sufficient if in writing and sent by facsimile transmission (providing confirmation of transmission by the transmitting equipment) or e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient); provided, that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (local time) shall be deemed to have been received at 9:00 a.m. (local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.05):

if to the Majority Shareholder:

c/o Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

Phone: (281) 899-5700

Fax: (281) 899-5702

e-mail: khead@harvestnr.com

Attention: Keith Head, Vice President and General Counsel

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana St.

Houston, TX 77002

Phone: (713) 229-1137

Fax: (713) 229-1522

e-mail: thomas.moore@bakerbotts.com

            bill.lamb@bakerbotts.com

Attention: Thomas J. Moore

                 William S. Lamb

if to the Minority Shareholder:

Petroandina Resources Corporation N.V. Muiderstraat 7/A 1011PZ Amsterdam, The Netherlands Phone: +31 20 662 2199 Fax: +31 20 364 0323 e-mail: mstorni@pluspetrol.net Attention: María Ximena Storni with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Phone: (212) 225-2000

Fax: (212) 225-3999

e-mail: jlewis@cgsh.com; nwhoriskey@cgsh.com

Attention: Jeffrey S. Lewis

                 Neil Q. Whoriskey

Section 7.06 Governing Law and Exclusive Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (without regard to principles of conflicts of law thereof that would cause the application of Laws of any other jurisdiction other than the State of New York).

(b) Each of the parties hereto irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware), for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware).

(c) Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 7.06 shall affect the right of any party to serve legal process in any other manner permitted by Law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, County of New Castle, any other court of the State of Delaware, County of New Castle, and any Federal court sitting in the State of Delaware for the purpose of any dispute arising out of this Agreement or the transactions contemplated by this Agreement, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery located in the County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of Buyer, Seller and HNR agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(d) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT,

TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BUYER, SELLER OR HNR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 7.07 Headings. The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.08 Entire Agreement. This Agreement (including the Exhibits hereto and other documents delivered pursuant hereto), together with the Related Agreements, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.

Section 7.09 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, illegal or incapable of being enforced under any present or future Law or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the transactions contemplated hereby are fulfilled as originally contemplated to the fullest extent possible.

Section 7.10 Certain Limitations. Notwithstanding anything in this Agreement to the contrary, no Person other than the Majority Shareholder and Parent, including without limitation, any officer, director, employee, agent or representative of the Company, the Majority Shareholder or Parent, shall have any liability or obligation to the Minority Shareholder or any other Person as a result of the breach or any representation, warranty, covenant, agreement or obligation of the Majority Shareholder in this Agreement.

Section 7.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

HNR ENERGIA B.V.

By:	/s/ James A. Edmiston
Name:	James A. Edmiston
Title:	Attorney-in-Fact

PETROANDINA RESOURCES CORPORATION N.V.

By:	/s/ Maria Ximena Storni
Name:	Maria Ximena Storni
Title:	Attorney-in-fact

EXHIBIT A

FORM OF SHAREHOLDER JOINDER

THIS SHAREHOLDER JOINDER (this “Agreement”) dated as of [Insert Date] is made by [Insert Name of Transferee] (the “Transferee”).

WHEREAS, HNR Energia B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the Laws of Curaçao (the “Majority Shareholder”) and Petroandina Resources Corporation N.V., a company with limited liability (naamloze vennootschap) organized and existing under the Laws of the Netherlands (the “Minority Shareholder”) have entered into a shareholders agreement dated as of December 16, 2013 (the “Shareholders Agreement”), as amended from time to time;

WHEREAS, [Insert name of transferor] desires to transfer all of its Subject Shares to the Transferee in accordance with the provisions of Article III of the Shareholders Agreement; and

WHEREAS, Article III of the Shareholders Agreement requires that, prior to such transfer, the Transferee must deliver an executed copy of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Transferee agrees as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Shareholders Agreement.

Section 2. Adherence to Shareholders Agreement. The Transferee hereby agrees with each party to the Shareholders Agreement that it will comply with and be bound by all of the provisions of the Shareholders Agreement (a copy of which has been delivered to the Transferee and which has been initialed by such Transferee and is attached hereto for identification) in all respects and is hereby made a party to such Agreement as if such Transferee were named therein as a party and on the basis that references therein to [Insert name of Majority Shareholder if transferor is the Majority Shareholder or one of its Permitted Transferees][Insert name of Minority Shareholder if transferor is the Minority Shareholder] shall be deemed to refer to the Transferee.

Section 3. Representations and Warranties. The Transferee hereby represents and warrants to each Shareholder on the date hereof as follows:

(a)	Execution. This Agreement has been duly and validly executed and delivered by the Transferee and this Agreement constitutes a legal and binding obligation of the Transferee, enforceable against the Transferee in accordance with its terms.

(b)	No Conflict. The execution and delivery by the Transferee of this Agreement and performance by the Transferee of this Agreement and the consummation by the Transferee of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any Law applicable to it, or (B) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the Transferee is a party or by which the Transferee is bound, except for such violations, conflicts, breaches or defaults that would not, in the aggregate, materially affect the Transferee’s ability to perform its obligations hereunder.

(c)	[Insert if a Permitted Transferee of Majority Shareholder][Permitted Transferee. The Transferee is a Permitted Transferee of the Majority Shareholder.]

Section 4. [Insert if a Permitted Transferee of Majority Shareholder][Covenant to Transfer. Before the Transferee ceases to be a Qualified Affiliate of the Majority Shareholder, it shall Transfer, in a manner permitted by the Shareholders Agreement, all the Subject Shares held by it back to the Majority Shareholder or another Qualified Affiliate of the Majority Shareholder that shall remain a Qualified Affiliate after such Transfer.]

Section 5. Notice. The notice details of the Transferee for purposes of Section 7.05 of the Shareholders Agreement are as follows:

[                                         ]

Section 6. Governing law. Section 7.06 of the Shareholders Agreement is incorporated herein by reference, mutatis mutandis.

IN WITNESS WHEREOF, the Transferee has executed this Agreement as of the date first above written.

[NAME OF TRANSFEREE]

By:
Name:
Title:

EXHIBIT B

PARENT GUARANTEE

This Parent Guarantee, dated as of December 16, 2013 (this “Guarantee”), is made by Harvest Natural Resources, Inc., a Delaware corporation (the “Guarantor”) in favor of Petroandina Resources Corporation N.V., a company with limited liability (naamloze vennootschap) organized and existing under the Laws of the Netherlands (“Minority Shareholder”).

WHEREAS, HNR Energia B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the Laws of Curaçao (the “Majority Shareholder”) and the Minority Shareholder are parties to a Shareholders’ Agreement, dated as of the date hereof (the “Shareholders Agreement”) and an Ancillary Agreement (the “Ancillary Agreement”), with respect to certain rights and obligations of the Majority Shareholder and the Minority Shareholder in connection with the purchase of Subject Shares (as defined in the Shareholders Agreement) from the Majority Shareholder by the Minority Shareholder; and

WHEREAS, it is a condition and inducement to the willingness of Minority Shareholder to enter into the Shareholders Agreement and the Ancillary Agreement that the Guarantor execute and deliver this Guarantee in favor of the Minority Shareholder.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Shareholders Agreement.

Section 2. Guarantee. In connection with the transactions contemplated by the Shareholders Agreement and the Ancillary Agreement, the Guarantor hereby irrevocably, absolutely and unconditionally guarantees the due, punctual and complete performance and payment (and not merely collection) in full of all obligations and liabilities of the Majority Shareholder and any of its Affiliates or Permitted Transferees under the Shareholders Agreement and the Ancillary Agreement, as and when due and payable or required to be performed pursuant to any provisions of the Shareholders Agreement and the Ancillary Agreement, subject to the terms and conditions thereof (the “Guaranteed Obligations”) and agrees that Minority Shareholder shall be entitled to enforce directly against Guarantor any of the Guaranteed Obligations. To the fullest extent permitted by applicable Law, the Guarantor waives presentment to, demand of payment from and protest to any other Person of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, or otherwise. Notwithstanding any of the foregoing, nothing herein shall be deemed to waive or limit the Guarantor’s ability to assert any claims, defenses or other rights that the Majority Shareholder or its Affiliates or Permitted Transferees may have under the Shareholders Agreement or the Ancillary Agreement. In the event that the Guarantor or any of its successors or assigns (a) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (b) other than as contemplated by the SPA, transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, the Guarantor shall cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 2.

Section 3. Term and Termination. This Guarantee shall become effective as of the date of any termination of the SPA prior to consummation of the Final Closing thereunder and shall remain in full force and effect, and the obligations of the Guarantor hereunder shall continue and not be discharged until such time as the

Shareholders Agreement and the Ancillary Agreement have terminated and are of no further force and effect; provided that any such termination shall not release or discharge any Guaranteed Obligation that shall have accrued prior to the date of such termination.

Section 4. Notices. Any notice required to be given hereunder shall be sufficient if in writing and sent by facsimile transmission (providing confirmation of transmission by the transmitting equipment) or e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient); provided, that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (local time) shall be deemed to have been received at 9:00 a.m. (local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4):

if to the Guarantor:

c/o Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

Phone: (281) 899-5700

Fax: (281) 899-5702

e-mail: khead@harvestnr.com

Attention: Keith Head, Vice President and General Counsel

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana St.

Houston, TX 77002

Phone: (713) 229-1137

Fax: (713) 229-1522

e-mail: thomas.moore@bakerbotts.com

               bill.lamb@bakerbotts.com

Attention: Thomas J. Moore

                 William S. Lamb

if to Minority Shareholder:

Petroandina Resources Corporation N.V.

Muiderstraat 7/A

1011PZ Amsterdam, The Netherlands

Phone: +31 20 662 2199

Fax: +31 20 364 0323

e-mail: mstorni@pluspetrol.net

Attention: María Ximena Storni

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Phone: (212) 225-2000

Fax: (212) 225-3999

e-mail: jlewis@cgsh.com; nwhoriskey@cgsh.com

Attention: Jeffrey S. Lewis

                 Neil Q. Whoriskey

Section 5. Miscellaneous. Except for Section 7.01 and Section 7.05, Article VII of the Shareholders Agreement is incorporated herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first above written.

HARVEST NATURAL RESOURCES, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED

PETROANDINA RESOURCES CORPORATION N.V.

By:
Name:
Title:

EXECUTION VERSION

EXHIBIT C

FORM OF PUT CONTRACT

DEED OF SALE, PURCHASE AND TRANSFER OF SHARES

On the [—] day of [—]

two thousand and [—], appearing before me,

[—], a civil-law notary in Rotterdam (the “Notary”), are:

I.	[—], acting pursuant to a power of attorney from:

Petroandina Resources Corporation N.V., a company with limited liability (naamloze vennootschap), existing under the laws of the Netherlands, with its corporate seat in Amsterdam (The Netherlands) and its place of business at (1011 PZ) Amsterdam (The Netherlands), Muiderstraat 7 A, registered with the trade register under number 50187511 (“Seller”);

II.	[—], acting pursuant to a power of attorney from:

HNR Energia B.V., a private limited liability company (besloten vennootschap), existing under the laws of Curaçao, with its corporate seat in Curaçao and its place of business at (1097 JB) Amsterdam (The Netherlands), Prins Bernhardplein 200, registered with the trade register under number 34311729 (“Buyer”); and

III.	[—], acting pursuant to a power of attorney from:

Harvest-Vinccler Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), existing under the laws of the Netherlands, with its corporate seat in Amsterdam (The Netherlands) and its place of business at (1097 JB) Amsterdam (The Netherlands), Prins Bernhardplein 200, registered with the trade register under number 14037775 (“Company”).

RECITALS

Seller and Buyer agree that:

A.	Share Purchase Agreement; Shareholders’ Agreement

Pursuant to a share purchase agreement (the “Share Purchase Agreement”) dated the [—] day of [—] two thousand and thirteen by and among Buyer, and, solely with respect to Article V and Section 11.13 thereof, Pluspetrol Resources Corporation B.V., Seller and Harvest Natural Resources, Inc. (“HNR”), Seller acquired seven thousand two hundred fifty (7,250) of the ordinary Class A shares in the capital of the Company (the “Subject Shares”), numbered A1 up to and including A7,250, each ordinary Class A share having a par value of one euro (€1), constituting twenty-nine per cent (29%) of the issued and outstanding capital of the Company.

Buyer and Seller are Party to a shareholders’ agreement (the “Shareholders Agreement”), dated the [—] day of [—] two thousand and thirteen, in respect of Seller’s ownership of the Subject Shares and certain rights and obligations of Seller and Buyer with respect thereto.

B.	[Change of Control Put Option][Litigation Put Option]

[Pursuant to Section 3.03 of the Shareholders Agreement, in connection with any change of control (as defined in the Shareholders Agreement) of Buyer, Seller shall have the right and option, exercisable upon written notice to Buyer, to sell to Buyer and to cause Buyer to purchase, or cause to be purchased, all but not less than all of the Subject Shares for an aggregate purchase price equal to the Fair Market Value of the Subject Shares determined in accordance with Section 3.06 of the Shareholders Agreement (the “Change of Control Put Option”).] [Pursuant to Section 3.04 of the Shareholders Agreement, in connection with Buyer’s commencement of any Litigation Event], Seller shall have the right and option, exercisable upon written notice to Buyer, to sell to Buyer and to cause Buyer to purchase, or cause to be purchased, all but not less than all of the Subject Shares for an aggregate purchase price equal to the Fair Market Value of the Subject Shares determined in accordance with Section 3.06 of the Shareholders Agreement (the “Litigation Put Option”).

C.	Exercise of [Change of Control Put Option] [Litigation Put Option]

[Buyer has delivered a Change of Control Notice to Seller and, following determination of the Fair Market Value of the the Subject Shares in accordance with Section 3.06 of the Shareholders Agreement, Seller has exercised the Change of Control Put Option in accordance with Section 3.04(c) of the Shareholders Agreement.] [Buyer has delivered a Litigation Notice to the Seller and the Seller has exercised the Litigation Put Option in accordance with Section 3.04(e) of the Shareholders Agreement.] In performance of their respective obligations under the Shareholders’ Agreement, Seller hereby wishes to sell and transfer the Subject Shares to Buyer, and Buyer hereby wishes to purchase and accept the Subject Shares from Seller (the “Transaction”).

SALE, PURCHASE AND TRANSFER OF THE SUBJECT SHARES

Seller and Buyer agree:

Article 1. Definitions

1.1.	All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Shareholders Agreement and, where not so defined in the Shareholders Agreement, in the Share Purchase Agreement.

Article 2. Conditions precedent

2.1.	The following are the conditions precedent (opschortende voorwaarden) for the Transaction to occur, which Seller and Buyer declare have been satisfied or waived (and which waiver has been accepted by Seller and Buyer) prior to the execution of this deed:

a.	Buyer shall have delivered to the Notary:

(i)	(A) a written shareholders’ resolution approving the transfer of the Subject Shares, duly executed by all shareholders of the Company, or (B) duly adopted minutes of a duly convened shareholder’s meeting approving the transfer of the Subject Shares, which in each case is effective pursuant to the articles of association of the Company;

(ii)	duly legalized powers-of-attorney with respect to execution of this deed;

(iii)	the shareholders’ register of the Company;

(iv)	and such other documents as may be customary and required under applicable Law, or reasonably required by the Notary;

b.	Seller shall cause the written shareholders’ resolution approving the transfer of the Subject Shares referenced in Article 2.1(a)(i)(A) above to be duly executed by Seller, if applicable.

c.	Seller shall deliver to the Notary:

(i)	a duly legalized power-of-attorney with respect to execution of this deed;

(ii)	and such other documents as may be customary and required under applicable Law, or reasonably required by the Notary;

d.	Buyer shall transfer the Purchase Price in accordance with Article 4.2 hereof.

e.	Buyer shall deliver to Seller a certificate, dated as of the date hereof, and signed by an executive officer of Buyer, certifying that each of the representations and warranties of Buyer contained in this deed are true and correct in all respects at and as of the date hereof; and

f.	Seller shall deliver to Buyer a certificate, dated as of the date hereof, and signed by a duly authorized signatory of Seller, certifying that each of the representations and warranties of Seller contained in this deed are true and correct in all respects at and as of the date hereof.

Article 3. Sale, purchase and transfer

3.1.	In performance of their respective obligations under [Section 3.03] [Section 3.04] of the Shareholders Agreement, Seller hereby sells and transfers the Subject Shares to Buyer, and Buyer hereby purchases and accepts the Subject Shares from Seller.

Article 4. Purchase Price and discharge

4.1.	The purchase price payable for the Subject Shares is an amount equal to [—] United States Dollars (US$ [—]) (the “Purchase Price”).

4.2.	The Purchase Price has been paid by wire transfer of immediately available funds by Buyer to an account designated in writing by Seller at least two Business Days prior to the date hereof.

4.3.	Seller hereby discharges Buyer from the obligation to pay the Purchase Price.

Article 5. Representations and Warranties of Seller

5.1.	Organization and Qualification. Seller is a company with limited liability (naamloze vennootschap) duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as it is now being conducted. Seller is duly qualified or licensed as a foreign corporation to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Seller to consummate the transactions contemplated by this deed.

5.2.	Title to the Subject Shares. Immediately following the execution of this deed, Buyer will have such title to the Subject Shares as Seller received from Buyer upon consummation of the Initial Closing under the Share Purchase Agreement, free and clear of any Liens (other than Permitted Liens and any other Liens on the Subject Shares existing upon the consummation of the Initial Closing).

5.3.	Authority Relative to Deed. Seller has all necessary power and authority to execute and deliver this deed and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution of this deed by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Seller and no other corporate proceedings on the part of Seller are necessary to authorize the execution and delivery of this deed or to consummate the transactions contemplated hereby. This deed has been duly and validly executed by Seller and, assuming the due authorization and execution by Buyer, this deed constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and subject to general equitable principles).

5.4.	No Conflict; Required Filings and Consents.

a.	None of the execution and delivery of this deed by Seller, the consummation by Seller of the transactions contemplated by this deed or performance of its obligations hereunder will (i) conflict with or violate the organizational documents of Seller, (ii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Article 5.4(b) hereof have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Seller or by which any property or asset of Seller is bound or affected or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Seller pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other Contract or other instrument or obligation to which Seller is a party or by which Seller or any property or asset of Seller is bound, other than, in the case of clauses (ii) and (iii), for any such violation, breach, default, right, termination, amendment, acceleration, or cancellation that would not reasonably be expected to, individually or in the aggregate, materially and adversely impair the ability of Seller to consummate the transactions contemplated by this deed.

b.	None of the execution of this deed by Seller, the consummation by Seller of the transactions contemplated by this deed, or performance of its obligations hereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this deed and the transactions contemplated by this deed and (ii) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Seller to consummate the transactions contemplated by this deed.

5.5.	Disclaimer of other Representations and Warranties. Except for the representations and warranties expressly set forth in this Article 5 and Article 9 hereof, none of the Seller or any of its Affiliates or any other Person on behalf of any of them makes any express or implied representation or warranty (and there is and has been no reliance by Buyer or any of its Affiliates or Representatives on any such representation or warranty) with respect to the Seller or any of its Affiliates or their respective businesses or with respect to any other information provided, or made available, to HNR or any of its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof.

Article 6. Representations and Warranties of the Buyer.

6.1.	Organization and Qualification. Buyer is a private limited liability company (besloten vennootschap) duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of organization or formation and has the requisite corporate or similar entity power and authority to conduct its business as it is now being conducted. Buyer is duly qualified or licensed as a foreign entity to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Buyer to consummate the transactions contemplated by this deed.

6.2.

Authority Relative to Deed. Buyer has all necessary corporate power and authority to execute and deliver this deed and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution of this deed by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this deed or to consummate the transactions contemplated hereby. This deed has been duly and validly executed by Buyer and, assuming the due authorization and execution by Seller, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and subject to general equitable principles).

6.3.	No Conflict; Required Filings and Consents.[1]

a.	None of the execution of this deed [or any agreement in respect of transactions substantially related to this deed], the consummation by Buyer of the acquisition of the Subject Shares [or any substantially related transactions], or the performance by Buyer of its obligations hereunder [or under any agreement in respect of transactions substantially related to this deed] will (i) conflict with or violate the organizational documents of Buyer, (ii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Article 6.3(b) hereof have been obtained or made, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Buyer or by which any property or asset of Buyer is bound or affected or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, relieve a Person from an obligation under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the properties or assets of Buyer pursuant to (A) any of the Core Petrodelta Documents or (B) any other Acquired Company Material Contract, other than, in the case of clauses (ii) and (iii)(B), any such violation, breach, default, right of termination, amendment, acceleration, cancellation or Lien that would not be reasonably be expected to, individually or in the aggregate, materially and adversely impair the ability of Buyer to consummate the transactions contemplated by this deed.

b.	None of the execution of this deed [or any agreement in respect of transactions substantially related to this deed], the consummation by Buyer of the transactions contemplated by this deed [or any substantially related transactions], or Buyer’s performance of its obligations hereunder [or under any agreement in respect of transactions substantially related to this deed] will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this deed and the transactions contemplated by this deed, (ii) any filings required under the rules of NYSE and (iii) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, would not be reasonably be expected to, individually or in the aggregate, materially and adversely impair the ability of Buyer to consummate the transactions contemplated by this deed.

6.4.	Disclaimer of other Representations and Warranties. Except for the representations and warranties expressly set forth in this Article 6 and Article 9 hereof, none of HNR, Buyer or any of their respective Affiliates nor any other Person on behalf of HNR makes any express or implied representation or warranty (and there is and has been no reliance by Seller or any of its Affiliates or Representatives on any such representation or warranty) with respect to any information provided, or made available, to Seller or its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof.

Article 7. Acquisition of the Subject Shares

7.1.	Seller declares that Seller acquired the Subject Shares by deed executed on the [—] day of [—] two thousand and thirteen before Ph. H.F. König , aforementioned.

[1]	Bracketed text to be included if Buyer acquiring the Subject Shares in connection with a change of control of Buyer.

Article 8. Restrictions on transfer

8.1.	With respect to compliance with the restrictions on the transfer of shares in the Company’s articles of association, each of Seller and Buyer declare that as appears from a shareholders’ resolution dated [—], a copy of which is attached to this deed, the general meeting of the Company has approved the transfer of the Subject Shares.

Article 9. Representation of Seller and Buyer

9.1.	Seller and Buyer declare that neither the legal act(s) included in this deed nor the title(s) of such act(s) conflict with Chapter 5 of the Competition Act (Mededingingswet).

Article 10. Company’s representation

10.1.	The Company hereby declares that it acknowledges the transfer of the Subject Shares and undertakes to enter the transfer of the Subject Shares in the shareholders’ register of the Company.

Article 11. Civil-law notary

11.1.	[The parties hereby acknowledge that [—], the civil law notary (notaris) before whom this deed is executed (gepasseerd), is associated with Houthoff Buruma Coöperatief U.A., a firm of civil-law notaries and lawyers that advises and represents Seller in connection with this deed and other matters. With reference to the Regulation establishing the Professional Rules of Conduct of the Dutch Royal Notarial Society (Koninklijke Notariële Beroepsorganisatie), Buyer and the Company hereby (i) acknowledge and agree that Seller is being advised and/or represented by civil-law notaries and/or lawyers of Houthoff Buruma Coöperatief U.A. in connection with this deed and other matters, and (ii) agree that Seller may request lawyers of Houthoff Buruma Coöperatief U.A. to represent Buyer in any dispute arising out of this deed against Seller and/or the Company.]

Article 12. Rescission

12.1.	The parties shall not be entitled, on any grounds whatsoever, to rescind the agreement laid down in this deed.

Article 13. Applicable law and jurisdiction

13.1.	The transactions (rechtshandelingen) contemplated by this deed shall be governed exclusively by Dutch law.

13.2.	Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware), for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this deed and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware, County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware).

13.3.

Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this deed, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Article 13.3 shall affect the right of any party to serve legal process in any other manner permitted by law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, County of

New Castle, any other court of the State of Delaware, County of New Castle, and any Federal court sitting in the State of Delaware for the purpose of any dispute arising out of this deed or the transactions contemplated by this deed, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this deed or the transactions contemplated by this deed in any court other than the Delaware Court of Chancery located in the County of New Castle (or, if (but only if) such court shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

CONCLUDING STATEMENT

The above-mentioned powers of attorney are evidenced by three (3) instruments annexed to the present deed.

CONCLUSION

The persons appearing in connection with this deed are known to me, civil-law notary.

THIS DEED

is executed in Rotterdam on the date stated at the head of the deed.

The substance of this deed and an explanation of the deed have been communicated to the persons appearing, who have expressly taken cognisance of its contents and have agreed to its limited reading.

After a limited reading in accordance with the law, this deed was signed by the persons appearing and by me, civil-law notary.

APPENDIX C

Opinion of Bank of America Merrill Lynch

Merrill Lynch, Pierce, Fenner & Smith Incorporated	GLOBAL CORPORATE & INVESTMENT BANKING

December 11, 2013

The Board of Directors

Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

Members of the Board of Directors:

We understand that Harvest Natural Resources, Inc. (“Harvest”) and HNR Energia B.V. (“HNR Energia”), a wholly-owned subsidiary of Harvest, propose to enter into a Share Purchase Agreement (the “Agreement”), among Harvest, HNR Energia, Pluspetrol Resources Corporation B.V. (“Pluspetrol”) and Petroandina Resources Corporation N.V., a wholly-owned subsidiary of Pluspetrol (“Petroandina”) pursuant to which, among other things, HNR Energia will sell to Petroandina 20,000 Class A shares, par value €1 per share (the “Shares”) of Harvest-Vinccler Dutch Holding B.V., an indirect 80% owned subsidiary of Harvest (“Harvest-Vinccler”) in two independent transactions (i) 7,250 Shares for $125 million in cash and (ii) 12,750 Shares for $275 million in cash, subject to certain adjustments set forth in the Agreement (such sale of 20,000 Shares described in (i) and (ii), the “Transaction” and the aggregate consideration of $400 million, subject to adjustment, the “Consideration”). The sole asset of Harvest-Vinccler is a 40% interest in Petrodelta, S.A. (“Petrodelta”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to Harvest of the Consideration to be received by Harvest in the Transaction.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to Harvest and Petrodelta;

(ii)	reviewed estimates of proved, probable and possible reserves, future production, and income attributable to the interest of HNR Finance B.V., a wholly-owned subsidiary of Harvest-Vinccler (“HNR Finance”), in certain properties located in the Greater Oficina Trend of Eastern Venezuela prepared for HNR Finance by Harvest’s independent engineering firm as of December 31, 2012 (such estimates, the “Reserve Reports”);

(iii)	discussed the past and current business, operations, financial condition and prospects of Petrodelta with members of senior management of Harvest;

(iv)	compared certain financial information of Petrodelta with similar information of companies we deemed relevant;

(v)	compared certain financial terms of the Transaction to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(vi)

considered the fact that Harvest publicly announced that it would explore its strategic alternatives and the results of our prior efforts on behalf of Harvest to solicit, at the direction of Harvest, indications of interest and definitive proposals from third parties with respect to a possible acquisition of all or a portion of Harvest or any alternative transaction, including Harvest’s announcement of the entry into a definitive agreement to sell all of its interests in Harvest-Vinccler to PT Pertamina (Persero) (“Pertamina”) in June 2012 and the subsequent termination of such definitive agreement in February 2013;

(vii)	reviewed the draft dated December 7, 2013 of the Agreement (the “Draft Agreement”); and

(viii)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Harvest that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Reserve Reports, we have assumed, with the consent of Harvest, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Harvest’s independent engineering firm. Further, we have been advised by Harvest that senior management of Harvest relies upon the Reserve Reports for purposes of preparing the Harvest business plan. We have been advised by Harvest, and have assumed that the Reserve Reports reflect the best currently available estimates and good faith judgments of senior management of Harvest as to the matters contained therein, and we have relied on the Reserve Reports for purposes of this opinion. We have been advised by Harvest, and have assumed that the probabilities of economically producing proved, probable and possible reserves provided by Harvest are appropriate for estimating income attributable to HNR Finance. As you are aware, following the termination of the proposed transaction with Pertamina, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Petrodelta or any alternative transaction.

We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Harvest or Petrodelta (other than the Reserve Reports which we have reviewed and relied upon without independent verification for the purposes of this opinion), nor have we made any physical inspection of the properties or assets of Harvest or Petrodelta. We are not experts in the evaluation of oil and gas reserves, drilling or production levels and we express no view as to Petrodelta’s reserve quantities or the development or production (including, without limitation, as to the feasibility or timing) of any oil or gas properties of Petrodelta (including unevaluated properties). We also express no view as to future crude oil, natural gas and related commodity prices reflected in the financial forecasts and other information and data utilized in our analyses, which prices are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion.

We have not evaluated the solvency or fair value of Harvest, HNR Energia, Pluspetrol or Petroandina under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Harvest, that the Transaction will be consummated in full in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on the contemplated benefits of the Transaction. We also have assumed, at the direction of Harvest, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects of the Transaction (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Transaction. Our opinion is limited to the fairness, from a financial point of view, to Harvest of the Consideration to be received by Harvest in the Transaction and no opinion or view is expressed with respect to any consideration received in connection with the Transaction by the holders of any class of securities, creditors or other constituencies of any party. We are not expressing any opinion as to the pro-forma impact of the Transaction on Harvest, nor the prices at which Harvest’s securities will trade at any time, including following announcement or consummation of the Transaction. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to Harvest or with respect to Harvest-Vinccler or Petrodelta or in which Harvest might engage or as to the underlying business decision of Harvest to proceed with or effect the Transaction. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Transaction or any related matter.

We have acted as financial advisor to the Board of Directors of Harvest in connection with the Transaction and will receive a fee for our services, a portion of which was payable during the course of our engagement, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Transaction. In addition, Harvest has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Harvest and certain of its respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Harvest and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as financial advisor to Harvest and certain of its affiliates in connection with certain mergers and acquisitions transactions. In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Pluspetrol and Petroandina and in the future may receive compensation for the rendering of these services, including having provided or providing certain fixed income products and services.

It is understood that this letter is for the benefit and use of the Board of Directors of Harvest (in its capacity as such) in connection with and for purposes of its evaluation of the Transaction.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Transaction by Harvest is fair, from a financial point of view, to Harvest.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith

MERRILL LYNCH, PIERCE, FENNER & SMITH

       INCORPORATED

APPENDIX D

Reserve Report

February 26, 2014

Prepared by Ryder Scott Company

HNR FINANCE B. V.

Estimated

Future Reserves and Income

Attributable to Certain

Leasehold Interests

SEC Parameters

As of

December 31, 2013

Scott J. Wilson, P.E., MBA Colorado License No. 36112 Senior Vice President RYDER SCOTT COMPANY, L.P. TBPE Firm License No. F-1580

RYDER SCOTT COMPANY    PETROLEUM CONSULTANTS

TBPE REGISTERED ENGINEERING FIRM F-1580	FAX (303) 623-4258
621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293	TELEPHONE (303) 623-9147

February 26, 2014

HNR Finance B.V.

Prins Bernhardplein 200

P.O. Box 990

1000 AZ Amsterdam, Netherlands

Attention:	Harvest (US) Holdings, Inc. – Director A
Fortis Intertrust (Netherlands) B.V. – Director B

Gentlemen:

At your request, Ryder Scott Company, L.P. (Ryder Scott) has prepared an estimate of the proved, probable and possible reserves, future production, and income attributable to HNR Finance B.V.’s (“HNR Finance”) interest in certain properties located in the Greater Oficina Trend of Eastern Venezuela. These properties are included in a company called Petrodelta S.A., in which HNR Finance has a 40 percent interest, Corporación Venezolana del Petroleo S.A. (CVP) has 56 percent interest, and PDVSA Social, S.A. has a 4 percent interest. The properties include six fields; Bombal, El Salto, Isleño, Temblador, Tucupita, and Uracoa, (“Petrodelta fields”). The reserves and income data were estimated based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register (SEC regulations). Our third party study, completed on February 26, 2014 and presented herein, was prepared for public disclosure by HNR Finance in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations.

The properties evaluated by Ryder Scott represent 100 percent of the total net proved, probable and possible liquid hydrocarbon reserves and 100 percent of the total net proved, probable and possible gas reserves of HNR Finance as of December 31, 2013.

The estimated reserves and future net income amounts presented in this report, as of December 31, 2013 are related to hydrocarbon prices. The hydrocarbon prices used in the preparation of this report are based on the average prices during the 12-month period prior to the ending date of the period covered in this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, as required by the SEC regulations. Actual future prices may vary significantly from the prices required by SEC regulations; therefore, volumes of reserves actually recovered and the amounts of income actually received may differ significantly from the estimated quantities presented in this report. The results of this study are summarized below.

1100 LOUISIANA STREET, SUITE 4600 HOUSTON, TEXAS 77002-5294	TEL (713) 651-9191	FAX (713) 651-0849
1015 4TH STREET S.W. SUITE 600 CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790

HNR Finance

February 26, 2014

SEC PARAMETERS

Estimated Net Reserves and Income Data

Certain Interests of

HNR Finance

As of December 31, 2013

	Proved
	Developed		Undeveloped	Total Proved
	Producing	Non-Producing
Net Remaining Reserves
Oil/Condensate—Barrels	16,135,119	300,527	19,984,211	36,419,857
Gas—MMCF	17,554	2,897	4,346	24,797
Income Data ($M)
Future Gross Revenue	$1,145,649	$24,162	$1,249,376	$2,419,187
Deductions	575,809	12,279	853,485	1,441,573

Future Net Income (FNI)	$569,840	$11,883	$395,891	$977,614
Discounted FNI @ 10%	$399,346	$8,462	$223,692	$631,500

	Total Probable Undeveloped	Total Possible Undeveloped
Net Remaining Reserves
Oil/Condensate—Barrels	73,223,526	117,929,678
Gas—MMCF	49,214	32,423
Income Data ($M)
Future Gross Revenue	$4,751,828	$7,552,048
Deductions	3,247,790	5,139,613

Future Net Income (FNI)	$1,504,038	$2,412,435
Discounted FNI @ 10%	$743,228	$887,364

Liquid hydrocarbons are expressed in standard 42 gallon barrels. All gas volumes are reported on an “as sold” or used-in-operations basis expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located. In this report, the revenues, deductions, and income data are expressed as thousands of U.S. dollars ($M).

The estimates of the reserves, future production, and income attributable to properties in this report were prepared using the economic software package PHDWin Petroleum Economic Evaluation Software, a copyrighted program of TRC Consultants L.C. The program was used at the request of HNR Finance. Ryder Scott has found this program to be generally acceptable, but notes that certain summaries and calculations may vary due to rounding and may not exactly match the sum of the properties being summarized. Furthermore, one line economic summaries may vary slightly from the more detailed cash flow projections of the same properties, also due to rounding. The rounding differences are not material.

The deductions incorporate the normal direct costs of operating the wells, recompletion costs and development costs. Net taxes levied by the Venezuela government are incorporated into the “other taxes” and the “federal income tax” categories. The Windfall Profit Tax on oil levied by Venezuela pursuant to the Windfall

RYDER SCOTT COMPANY     PETROLEUM CONSULTANTS

HNR Finance

February 26, 2014

Profit Tax Law of 2011 is incorporated as a deduction to net oil price received. The future net income is before the deduction of U.S. state and federal income taxes and general administrative overhead, and has not been adjusted for outstanding loans that may exist nor does it include any adjustment for cash on hand or undistributed income.

Liquid hydrocarbon reserves account for approximately 99 percent and gas reserves account for the remaining 1 percent of total future gross revenue from proved reserves. Liquid hydrocarbon reserves account for approximately 98 percent and gas reserves account for the remaining 2 percent of total future gross revenue from probable reserves. Liquid hydrocarbon reserves account for approximately 99 percent and gas reserves account for the remaining 1 percent of total future gross revenue from possible reserves.

The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded monthly. Future net income was discounted at four other discount rates which were also compounded monthly. These results are shown in summary form as follows.

	Discounted Future Net Income ($M)
	As of December 31, 2013
Discount Rate Percent	Total Proved	Total Probable	Total Possible
5	$775,084	$1,050,642	$1,462,162
8	$683,359	$852,464	$1,083,749
12	$585,774	$648,996	$726,062
15	$526,753	$530,876	$536,071

The results shown above are presented for your information and should not be construed as our estimate of fair market value.

Reserves Included in This Report

The proved, probable and possible reserves included herein conform to the definitions as set forth in the Securities and Exchange Commission’s Regulations Part 210.4-10(a). An abridged version of the SEC reserves definitions from 210.4-10(a) entitled “Petroleum Reserves Definitions” is included as an attachment to this report.

The various reserve status categories are defined under the attachment entitled “Petroleum Reserves Status Definitions and Guidelines” in this report. The proved, probable and possible developed non-producing reserves included herein consist of the behind pipe and shut-in categories.

No attempt was made to quantify or otherwise account for any accumulated gas production imbalances that may exist. The proved, probable and possible gas volumes presented herein include volumes of gas consumed in operations as reserves.

Reserves are “estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations.” All reserve estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is

RYDER SCOTT COMPANY     PETROLEUM CONSULTANTS

HNR Finance

February 26, 2014

made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At HNR Finance’s request, this report addresses the proved, probable and possible reserves attributable to the properties evaluated herein.

Proved oil and gas reserves are “those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward.” The SEC has defined reasonable certainty for proved reserves, when based on deterministic methods, as a “high degree of confidence that the quantities will be recovered.” Probable reserves are “those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” Possible reserves are “those additional reserves which are less certain to be recovered than probable reserves” and thus the probability of achieving or exceeding the proved plus probable plus possible reserves is low.

The reserves included herein were estimated using deterministic methods and presented as incremental quantities. Under the deterministic incremental approach, discrete quantities of reserves are estimated and assigned separately as proved, probable or possible based on their individual level of uncertainty. Because of the differences in uncertainty, caution should be exercised when aggregating quantities of oil and gas from different reserves categories. Furthermore, the reserves and income quantities attributable to the different reserve categories that are included herein have not been adjusted to reflect these varying degrees of risk associated with them and thus are not comparable.

Reserve estimates will generally be revised only as additional geologic or engineering data become available or as economic conditions change. For proved reserves, the SEC states that “as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.” Moreover, estimates of proved, probable and possible reserves may be revised as a result of future operations, effects of regulation by governmental agencies or geopolitical or economic risks. Therefore, the proved, probable and possible reserves included in this report are estimates only and should not be construed as being exact quantities, and if recovered, the revenues therefrom, and the actual costs related thereto, could be more or less than the estimated amounts.

The reserves reported herein are limited to the period prior to expiration of current contracts providing the legal rights to produce or a revenue interest in such production unless evidence indicates that contract renewal is reasonably certain. The expiration of the current contracts is on October 25, 2027. Furthermore, properties in Venezuela may be subjected to significantly varying contractual fiscal terms that affect the net revenue to HNR Finance for the production of these volumes. The prices and economic return received for these net volumes can vary significantly based on the terms of these contracts. Therefore, when applicable, Ryder Scott reviewed the fiscal terms of such contracts and discussed with HNR Finance the net economic benefit attributed to such operations for the determination of the net hydrocarbon volumes and income thereof. Ryder Scott has not conducted an exhaustive audit or verification of such contractual information. Neither our review of such contractual information nor our acceptance of HNR Finance’s representations regarding such contractual information should be construed as a legal opinion on this matter.

RYDER SCOTT COMPANY     PETROLEUM CONSULTANTS

HNR Finance

February 26, 2014

Ryder Scott did not evaluate the country and geopolitical risks in Venezuela where HNR Finance operates and has interests. HNR Finance’s operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons including the granting, extension or termination of production sharing contracts, the fiscal terms of various production sharing contracts, drilling and production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax, and foreign trade and investment and are subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved, probable and possible reserves actually recovered and amounts of proved, probable and possible income actually received to differ significantly from the estimated quantities.

The estimates of reserves presented herein were based upon a detailed study of the properties in which HNR Finance owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included for potential liabilities to restore and clean up damages, if any, caused by past operating practices.

Estimates of Reserves

The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with the definitions set forth by the Securities and Exchange Commission’s Regulations Part 210.4-10(a). The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods, (2) volumetric-based methods and (3) analogy. These methods may be used singularly or in combination by the reserve evaluator in the process of estimating the quantities of reserves. Reserve evaluators must select the method or combination of methods which in their professional judgment is most appropriate given the nature and amount of reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated, and the stage of development or producing maturity of the property.

In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserve quantities are estimated using the deterministic incremental approach, the uncertainty for each discrete incremental quantity of the reserves is addressed by the reserve category assigned by the evaluator. Therefore, it is the categorization of reserve quantities as proved, probable and/or possible that addresses the inherent uncertainty in the estimated quantities reported. For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the “quantities actually recovered are much more likely than not to be achieved.” The SEC states that “probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.” The SEC states that “possible reserves are those additional reserves that are less certain to be recovered than probable reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves.” All quantities of reserves within the same reserve category must meet the SEC definitions as noted above.

RYDER SCOTT COMPANY     PETROLEUM CONSULTANTS

HNR Finance

February 26, 2014

Estimates of reserves quantities and their associated reserve categories may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of reserves quantities and their associated reserve categories may also be revised due to other factors such as changes in economic conditions, results of future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted herein.

The proved, probable, and possible reserves for the properties included herein were estimated by performance methods, the volumetric method, analogy, or a combination of methods. All of the proved producing reserves attributable to producing wells and/or reservoirs were estimated by performance methods. These performance methods include, but may not be limited to, decline curve analysis, material balance and/or reservoir simulation which utilized extrapolations of historical production and pressure data available through November 2013 in those cases where such data were considered to be definitive. The data utilized in this analysis were supplied to Ryder Scott by HNR Finance or obtained from public data sources and were considered sufficient for the purpose thereof.

All of the proved non-producing and undeveloped reserves included herein were estimated by a combination of the volumetric and analogy methods. All of the probable and possible reserves included herein were estimated by a combination of the volumetric and analogy methods. The volumetric analysis utilized pertinent well and seismic data supplied to Ryder Scott by HNR Finance or which we have obtained from public data sources that were available through November 2013. The data utilized from the analogues as well as well and seismic data incorporated into our volumetric analysis were considered sufficient for the purpose thereof.

To estimate economically recoverable proved, probable and possible oil and gas reserves and related future net cash flows, we consider many factors and assumptions including, but not limited to, the use of reservoir parameters derived from geological, geophysical and engineering data which cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecasts of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved, probable and possible reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including the prices and costs at which economic producibility from a reservoir is to be determined. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

HNR Finance has informed us that they have furnished us all of the material accounts, records, geological and engineering data, and reports and other data required for this investigation. In preparing our forecast of future proved, probable and possible production and income, we have relied upon data furnished by HNR Finance with respect to property interests owned, production and well tests from examined wells, normal direct costs of operating the wells or leases, other costs such as transportation and/or processing fees, various taxes levied by the Venezuela government, recompletion and development costs, abandonment costs after salvage, product prices based on the SEC regulations, adjustments or differentials to product prices, geological structural and isochore maps, well logs, core analyses, and pressure measurements. Ryder Scott reviewed such factual data for its reasonableness; however, we have not conducted an independent verification of the data furnished by HNR Finance. We consider the factual data used in this report appropriate and sufficient for the purpose of preparing the estimates of reserves and future net revenues herein.

RYDER SCOTT COMPANY     PETROLEUM CONSULTANTS

HNR Finance

February 26, 2014

In summary, we consider the assumptions, data, methods and analytical procedures used in this report appropriate for the purpose hereof, and we have used all such methods and procedures that we consider necessary and appropriate to prepare the estimates of reserves herein. The proved, probable and possible reserves included herein were determined in conformance with the United States Securities and Exchange Commission (SEC) Modernization of Oil and Gas Reporting; Final Rule, including all references to Regulation S-X and Regulation S-K, referred to herein collectively as the “SEC Regulations.” In our opinion, the proved, probable and possible reserves presented in this report comply with the definitions, guidelines and disclosure requirements as required by the SEC regulations.

Future Production Rates

For wells currently on production, our forecasts of future production rates are based on historical performance data. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates.

Test data and other related information were used to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by HNR Finance. Wells or locations that are not currently producing may start producing earlier or later than anticipated in our estimates due to unforeseen factors causing a change in the timing to initiate production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completing and/or recompleting wells and/or constraints set by regulatory bodies.

The future production rates from wells currently on production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies.

Hydrocarbon Prices

The hydrocarbon prices used herein are based on SEC price parameters using the average prices during the 12-month period prior to the ending date of the period covered in this report, determined as the unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements. For hydrocarbon products sold under contract, the contract prices, including fixed and determinable escalations, exclusive of inflation adjustments, were used until expiration of the contract. Upon contract expiration, the prices were adjusted to the 12-month unweighted arithmetic average as previously described.

HNR Finance furnished us with the above mentioned average prices in effect on December 31, 2013. These initial SEC hydrocarbon prices were determined using the 12-month average first-day-of-the-month benchmark prices appropriate to the geographic area where the hydrocarbons are sold. These benchmark prices are prior to the adjustments for differentials as described herein. The table below summarizes the “benchmark prices” and “price reference” used for the geographic area included in the report. In certain geographic areas, the price reference and benchmark prices may be defined by contractual arrangements.

RYDER SCOTT COMPANY     PETROLEUM CONSULTANTS

HNR Finance

February 26, 2014

The product prices which were actually used to determine the future gross revenue for each property reflect adjustments to the benchmark prices for gravity, quality, local conditions, gathering and transportation fees and/or distance from market, referred to herein as “differentials.” The differentials used in the preparation of this report were furnished to us by HNR Finance.

In addition, the table below summarizes the net volume weighted benchmark prices adjusted for differentials and referred to herein as the “average realized prices.” The average realized prices shown in the table below were determined from the total future gross revenue before production taxes and the total net reserves by reserve category for the geographic area and presented in accordance with SEC disclosure requirements for each of the geographic areas included in the report. The average realized price before adjustment for Venezuela’s Windfall Profit tax is $84.14 /Bbl for the El Salto production and $ 97.89/Bbl for the production from the other fields.

Geographic Area	Prod	Field Area	Price Reference	Avg Benchmark Prices	Avg Proved Realized Prices	Avg Probable Realized Prices	Avg Possible Realized Prices
Venezuela	Oil	El Salto	WTI Cushing	$96.78/Bbl	$61.17/Bbl	$61.17/Bbl	$61.17/Bbl
	Oil	All Others	WTI Cushing	$96.78/Bbl	$75.61/Bbl	$75.61/Bbl	$75.61/Bbl
	Gas	All Fields	Defined Contract	N/A	$0.95/MCF	$1.54/MCF	$1.54/MCF

The yearly average gas sales price is $1.54 / MCF in all categories. The average price reflected in the proved producing category, and summaries including this category are affected by fuel gas use which is scheduled using a zero gas price. The effects of derivative instruments designated as price hedges of oil and gas quantities are not reflected in our individual property evaluations.

Costs

Operating costs for the leases and wells in this report were furnished by HNR Finance and are based on the operating expense reports of HNR Finance and include only those costs directly applicable to the leases or wells. The operating costs include a portion of general and administrative costs allocated directly to the leases and wells. For operated properties, the operating costs include an appropriate level of corporate general administrative and overhead costs. The operating costs and foreign taxes furnished to us were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of the operating cost data used by HNR Finance. No deduction was made for loan repayments, interest expenses, or exploration and development prepayments that were not charged directly to the leases or wells.

Development costs were furnished to us by HNR Finance and are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The development costs furnished to us were accepted as factual data and reviewed by us for their reasonableness; however, we have not conducted an independent verification of these costs. The estimated net cost of abandonment after salvage was included for properties where abandonment costs net of salvage were significant. The estimates of the net abandonment costs furnished by HNR Finance were accepted without independent verification.

The proved, probable and possible developed non-producing and undeveloped reserves in this report have been incorporated herein in accordance with HNR Finance’s plans to develop these reserves as of December 31, 2013. The implementation of HNR Finance’s development plans as presented to us and incorporated herein is

RYDER SCOTT COMPANY     PETROLEUM CONSULTANTS

HNR Finance

February 26, 2014

subject to the approval process adopted by HNR Finance’s management. As the result of our inquiries during the course of preparing this report, HNR Finance has informed us that the development activities included herein have been subjected to and received the internal approvals required by HNR Finance’s management at the appropriate local, regional and/or corporate level. In addition to the internal approvals as noted, certain development activities may still be subject to specific partner AFE processes, Joint Operating Agreement (JOA) requirements or other administrative approvals external to HNR Finance. Additionally, HNR Finance has informed us that they are not aware of any legal, regulatory, political or economic obstacles that would significantly alter their plans.

Current costs used by HNR Finance were held constant throughout the life of the properties.

Standards of Independence and Professional Qualification

Ryder Scott is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world for over seventy-five years. Ryder Scott is employee-owned and maintains offices in Houston, Texas; Denver, Colorado; and Calgary, Alberta, Canada. We have over eighty engineers and geoscientists on our permanent staff. By virtue of the size of our firm and the large number of clients for which we provide services, no single client or job represents a material portion of our annual revenue. We do not serve as officers or directors of any privately-owned or publicly-traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients. This allows us to bring the highest level of independence and objectivity to each engagement for our services.

Ryder Scott actively participates in industry-related professional societies and organizes an annual public forum focused on the subject of reserves evaluations and SEC regulations. Many of our staff have authored or co-authored technical papers on the subject of reserves related topics. We encourage our staff to maintain and enhance their professional skills by actively participating in ongoing continuing education.

Prior to becoming an officer of the Company, Ryder Scott requires that staff engineers and geoscientists have received professional accreditation in the form of a registered or certified professional engineer’s license or a registered or certified professional geoscientist’s license, or the equivalent thereof, from an appropriate governmental authority or a recognized self-regulating professional organization.

We are independent petroleum engineers with respect to HNR Finance. Neither we nor any of our employees have any interest in the subject properties and neither the employment to do this work nor the compensation is contingent on our estimates of reserves for the properties which were reviewed.

The results of this study, presented herein, are based on technical analysis conducted by teams of geoscientists and engineers from Ryder Scott. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing, reviewing and approving the evaluation of the reserves information discussed in this report, are included as an attachment to this letter.

Terms of Usage

The results of our third party study, presented in report form herein, were prepared in accordance with the disclosure requirements set forth in the SEC regulations and intended for public disclosure as an exhibit in filings made with the SEC by HNR Finance.

RYDER SCOTT COMPANY     PETROLEUM CONSULTANTS

HNR Finance

February 26, 2014

HNR Finance makes periodic filings on Form 10-K with the SEC under the 1934 Exchange Act. Furthermore, HNR Finance has certain registration statements filed with the SEC under the 1933 Securities Act into which any subsequently filed Form 10-K is incorporated by reference. We have consented to the incorporation by reference in the registration statements on Form S-3 and Form S-8 of HNR Finance of the references to our name as well as to the references to our third party report for HNR Finance, which appears in the December 31, 2013 annual report on Form 10-K of HNR Finance. Our written consent for such use is included as a separate exhibit to the filings made with the SEC by HNR Finance.

We have provided HNR Finance with a digital version of the original signed copy of this report letter. In the event there are any differences between the digital version included in filings made by HNR Finance and the original signed report letter, the original signed report letter shall control and supersede the digital version.

The data and work papers used in the preparation of this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

Very truly yours,

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Scott J. Wilson, P.E., M.B.A.
Colorado License No. 36112
Senior Vice President

SJW (DCR)/pl

RYDER SCOTT COMPANY     PETROLEUM CONSULTANTS

Professional Qualifications of Primary Technical Person

The conclusions presented in this report are the result of technical analysis conducted by teams of geoscientists and engineers from Ryder Scott Company, L.P. Mr. Scott James Wilson was the primary technical person responsible for the estimate of the reserves, future production, and income presented herein.

Mr. Wilson, an employee of Ryder Scott Company, L.P. (Ryder Scott) since 2000, is a Senior Vice President responsible for coordinating and supervising staff and consulting engineers of the company in ongoing reservoir evaluation studies worldwide. Before joining Ryder Scott, Mr. Wilson served in a number of engineering positions with Atlantic Richfield Company. For more information regarding Mr. Wilson’s geographic and job specific experience, please refer to the Ryder Scott Company website at http://www.ryderscott.com/Experience/Employees.php.

Mr. Wilson earned a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines in 1983 and an MBA in Finance from the University of Colorado in 1985, graduating from both with High Honors. He is a registered Professional Engineer by exam in the States of Alaska, Colorado, Texas, and Wyoming. He is also an active member of the Society of Petroleum Engineers; serving as co-Chairman of the SPE Reserves and Economics Technology Interest Group, and Gas Technology Editor for SPE’s Journal of Petroleum Technology. He is a member and past chairman of the Denver section of the Society of Petroleum Evaluation Engineers. Mr. Wilson has published several technical papers, one book chapter, and has authored three US patents (two full and one pending).

In addition to gaining experience and competency through prior work experience, the various boards of Professional Engineers require a minimum of fifteen hours of continuing education annually, including at least one hour in the area of professional ethics, which Mr. Wilson fulfills. As part of his continuing education, Mr. Wilson attends internally presented training as well as public forums relating to the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, and Final Rule released January 14, 2009 in the Federal Register. Mr. Wilson attends additional hours of formalized external training covering such topics as the SPE/WPC/AAPG/SPEE Petroleum Resources Management System, reservoir engineering and petroleum economics evaluation methods, procedures and software and ethics for consultants.

Based on his educational background, professional training and more than 25 years of practical experience in the estimation and evaluation of petroleum reserves, Mr. Wilson has attained the professional qualifications as a Reserves Estimator and Reserves Auditor set forth in Article III of the “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information” promulgated by the Society of Petroleum Engineers as of February 19, 2007.

RYDER SCOTT COMPANY     PETROLEUM CONSULTANTS

APPENDIX E

Audited Consolidated Financial Statements of Harvest Natural Resources, Inc. and its Subsidiaries,

related Management’s Discussion and Analysis of Financial Condition

and Results of Operations

and related Information About Oil and Gas Producing Activities

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Harvest Natural Resources, Inc.

We have audited the accompanying consolidated balance sheet of Harvest Natural Resources, Inc. and subsidiaries (the “Company”) as of December 31, 2013, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for the year then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Harvest Natural Resources, Inc. and subsidiaries as of December 31, 2013, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

We also audited the reclassification adjustments described in Note 16 that were applied to the segment information as of December 31, 2012 and for the year ended December 31, 2012. In our opinion, such reclassification adjustments are appropriate and have been properly applied to the segment information to conform to the current year presentation.

/s/ UHY LLP

Houston, Texas

March 17, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Harvest Natural Resources, Inc.

In our opinion, the consolidated balance sheet as of December 31, 2012 and the related consolidated statement of operations and comprehensive income (loss), of shareholders’ equity and of cash flows for the year ended December 31, 2012, before the effects of the adjustments to retrospectively reflect the changes in the presentation of reportable segments described in Note 16, present fairly, in all material respects, the financial position of Harvest Natural Resources, Inc. and its subsidiaries at December 31, 2012, and the results of their operations and their cash flows for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America (the 2012 financial statements before the effects of the adjustments discussed in Note 16 are not presented herein). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit, before the effects of the adjustments described above, of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively reflect the changes in the presentation of reportable segments described in Note 16 and accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by other auditors.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has not generated revenue and has incurred recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/PricewaterhouseCoopers LLP

Houston, Texas

May 2, 2013, except with respect to our opinion on the consolidated financial statements insofar as it relates to the discontinued operations related to the Oman operations as described in Note 5 to the financial statements, as to which the date is January 28, 2014

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,
	2013	2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$120,897	$72,627
Restricted cash	148	1,000
Accounts receivable, net	1,962	2,955
Advances to and receivables from equity affiliate	0	656
Deferred income taxes	81	821
Prepaid expenses and other	2,030	1,460

TOTAL CURRENT ASSETS	125,118	79,519
LONG-TERM RECEIVABLE – EQUITY AFFILIATE	15,097	14,346
INVESTMENT IN EQUITY AFFILIATE	485,401	412,823
PROPERTY AND EQUIPMENT:
Oil and gas properties (successful efforts method)	108,013	81,792
Other administrative property, net	378	744

TOTAL PROPERTY AND EQUIPMENT, NET	108,391	82,536

OTHER ASSETS	873	7,613

TOTAL ASSETS	$734,880	$596,837

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable, trade and other	$4,398	$3,970
Accrued expenses	22,659	30,748
Accrued interest	380	624
Income taxes payable	2,178	102
Current deferred tax liability	43,162	0
Current portion – long term debt	77,480	0
Note payable to noncontrolling interest owner	6,109	0
Other current liabilities	419	3,538

TOTAL CURRENT LIABILITIES	156,785	38,982

LONG – TERM DEBT	0	74,839
WARRANT DERIVATIVE LIABILITY	1,953	5,470
LONG-TERM DEFERRED TAX LIABILITY	29,787	0
OTHER LONG – TERM LIABILITIES	558	1,108
COMMITMENTS AND CONTINGENCIES (See Note 13)

EQUITY

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.01 a share; authorized 5,000 shares; outstanding, none	0	0
Common stock, par value $0.01 a share; authorized 80,000 shares at December 31, 2013 and 2012; issued 48,666 and 45,882 shares at December 31, 2013 and 2012, respectively	487	458
Additional paid-in capital	276,083	263,646
Retained earnings	92,282	181,378
Treasury stock, at cost, 6,551 shares at December 31, 2013 and (2012: 6,527 shares)	(66,222)	(66,145)

TOTAL HARVEST STOCKHOLDERS’ EQUITY	302,630	379,337
NONCONTROLLING INTERESTS	243,167	97,101

TOTAL EQUITY	545,797	476,438

TOTAL LIABILITIES AND EQUITY	$734,880	$596,837

See accompanying notes to consolidated financial statements.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share data)

	Year Ended December 31,
	2013	2012
EXPENSES:
Depreciation and amortization	$341	$391
Exploration expense	15,155	8,838
Impairment expense	575	2,900
Dry hole costs	0	685
General and administrative	29,365	26,012

	45,436	38,826

LOSS FROM OPERATIONS	(45,436)	(38,826)

OTHER NON-OPERATING INCOME (EXPENSE):
Investment earnings and other	280	348
Loss on sale of interest in Harvest Holding	(22,994)	0
Unrealized gain (loss) on derivatives	3,517	(600)
Interest expense	(4,495)	(1,590)
Debt conversion expense	0	(3,645)
Loss on extinguishment of debt	0	(5,425)
Foreign currency transaction losses	(820)	(113)
Other non-operating expenses	(1,849)	(2,905)

	(26,361)	(13,930)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(71,797)	(52,756)
INCOME TAX EXPENSE (BENEFIT)	73,087	(609)

LOSS FROM CONTINUING OPERATIONS BEFORE EARNINGS FROM EQUITY AFFILIATES	(144,884)	(52,147)
EARNINGS FROM EQUITY AFFILIATES	72,578	67,769

INCOME (LOSS) FROM CONTINUING OPERATIONS	(72,306)	15,622
DISCONTINUED OPERATIONS:
Loss from discontinued operations	(5,150)	(14,410)
Gain on sale of assets	0	0
Income tax expense on discontinued operations	0	0

Income (loss) from discontinued operations	(5,150)	(14,410)

NET INCOME (LOSS)	(77,456)	1,212

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	11,640	13,423

NET INCOME (LOSS) ATTRIBUTABLE TO HARVEST [COMPREHENSIVE INCOME (LOSS)]	$(89,096)	$(12,211)

BASIC EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	$(2.12)	$0.06
Discontinued operations	(0.13)	(0.39)

Basic earnings (loss) per share	$(2.25)	$(0.33)

DILUTED EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations	$(2.12)	$0.06
Discontinued operations	(0.13)	(0.39)

Diluted earnings (loss) per share	$(2.25)	$(0.33)

See accompanying notes to consolidated financial statements.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands)

	Common Shares Issued	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Non- Controlling Interests	Total Equity

BALANCE AT JANUARY 1, 2012	40,625	$406	$227,800	$193,589	$(66,104)	$83,678	$439,369
Issuance of common shares:
Exercise of stock options	122	1	718	0	0	0	719
Restricted stock awards	203	2	1,564	0	0	0	1,566
Employee stock-based compensation	0	0	1,934	0	0	0	1,934
Conversion of 8.25% senior convertible notes	4,932	49	29,058	0	0	0	29,107
Warrants issued	0	0	2,572	0	0	0	2,572
Purchase of treasury shares	0	0	0	0	(41)	0	(41)
Net income (loss)	0	0	0	(12,211)	0	13,423	1,212

BALANCE AT DECEMBER 31, 2012	45,882	$458	263,646	181,378	(66,145)	97,101	476,438

Issuance of common shares:
Exercise of stock options	20	0	122	0	0	0	122
Sales of common shares	2,495	25	9,273	0	0	0	9,298
Restricted stock awards	269	4	924	0	0	.	928
Employee stock-based compensation	0	0	2,118	0	0	0	2,118
Purchase of treasury shares	0	0	0	0	(77)	0	(77)
Increase in equity held by noncontrolling interests due to sale of interest in affiliate						144,796	144,796
Dividend to noncontrolling interest owner	0	0	0	0	0	(10,370)	(10,370)
Net income (loss)	0	0	0	(89,096)	0	11,640	(77,456)

BALANCE AT DECEMBER 31, 2013	48,666	$487	$276,083	$92,282	$(66,222)	$243,167	$545,797

See accompanying notes to consolidated financial statements.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(77,456)	$1,212
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depletion, depreciation and amortization	354	423
Impairment expense	3,770	9,312
Dry hole costs	0	5,617
Amortization of debt financing costs	1,489	690
Amortization of discount on debt	2,641	543
Foreign currency transaction loss	436	0
Loss on sale of interest in Harvest Holding	22,994	0
Gain on sale of assets	0	0
Debt conversion expense	0	2,915
Allowance for account and note receivable	0	5,180
Write off of accounts payable, carry obligation	0	(3,596)
Loss on early extinguishment of debt	0	5,425
Earnings from equity affiliates	(72,578)	(67,769)
Share-based compensation-related charges	3,046	3,500
Unrealized (gain) loss on derivatives	(3,517)	600
Changes in operating assets and liabilities:
Accounts and notes receivable	993	9,542
Prepaid expenses and other	710	(718)
Other assets	3,971	(87)
Accounts payable	428	(3,411)
Accrued expenses	3,790	4,757
Accrued interest	(244)	(238)
Income taxes payable	2,076	(587)
Deferred tax asset and liabilities	73,689	(821)
Other current liabilities	(3,119)	906
Other long term liabilities	(550)	200

NET CASH USED IN OPERATING ACTIVITIES	(37,077)	(26,405)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	0	0
Additions of property and equipment	(43,906)	(23,575)
Additions to assets held for sale	0	0
Advances (to) from equity affiliate	(531)	(414)
Proceeds from sale of interest in equity affiliates, net	124,045	0
(Increase) decrease in restricted cash	852	200

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	80,460	(23,789)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuances of common stock	9,420	719
Tax benefits related to equity compensation	0	0
Proceeds from issuance of long-term debt	0	66,480
Payments of long-term debt	0	0
Treasury stock purchases	(77)	0
Payments on note payable to noncontrolling interest owner	(4,260)	0
Financing costs	(196)	(3,324)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES .	4,887	63,875

NET INCREASE IN CASH AND CASH EQUIVALENTS	48,270	13,681
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	72,627	58,946

CASH AND CASH EQUIVALENTS AT END OF YEAR	$120,897	$72,627

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for interest expense (net of capitalization)	$487	$640

Cash paid during the year for income taxes	$495	$216

See accompanying notes to consolidated financial statements.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(in thousands, except share amounts)

Supplemental Schedule of Noncash Investing and Financing Activities:

	Year Ended December 31,
	2013	2012
Increase (decrease) in current liabilities related to additions of property and equipment	$(13,926)	$10,500
Non-cash distribution of note payable to noncontrolling interest owner	$10,370	$0

See Note 3 – Summary of Significant Accounting Policies, Other Assets for a discussion of certain non-cash asset transactions and Note 11 – Debt and Note 15 – Stock-Based Compensation and Stock Purchase Plans for a discussion of other non-cash equity transactions.

See accompanying notes to consolidated financial statements.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1 – Organization

Harvest Natural Resources, Inc. (“Harvest”) is an independent energy company engaged in the acquisition, exploration, development, production and disposition of oil and natural gas properties since 1989, when it was incorporated under Delaware law.

We have acquired and developed significant interests in the Bolivarian Republic of Venezuela (“Venezuela”). Our Venezuelan interests are owned through Harvest-Vinccler Dutch Holding, B.V., a Dutch private company with limited liability (“Harvest Holding”). Our ownership of Harvest Holding is through HNR Energia, B.V. (“HNR Energia”) in which we have a direct controlling interest. Prior to December 16, 2013, we indirectly owned 80 percent of Harvest Holding and we had one partner, Oil & Gas Technology Consultants (Netherlands) Coöperatie U.A., (“Vinccler”, a controlled affiliate of Venezolana de Inversiones y Construcciones Clerico, C.A.), which owned the remaining noncontrolling interest in Harvest Holding of 20 percent. We do not have a business relationship with Vinccler outside of Venezuela. On December 16, 2013, Harvest and HNR Energia entered into a Share Purchase Agreement (“Share Purchase Agreement”) with Petroandina Resources Corporation N.V. (“Petroandina”, a wholly owned subsidiary of Pluspetrol Resources Corporation B.V. (“Pluspetrol”)) and Pluspetrol to sell all of our 80 percent equity interest in Harvest Holding to Petroandina in two closings for an aggregate cash purchase price of $400 million. The first closing occurred on December 16, 2013 contemporaneously with the signing of the Share Purchase Agreement, when we sold a 29 percent equity interest in Harvest Holding for $125 million. This first transaction resulted in a loss on the sale of the interest in Harvest Holding of $23.0 million in the year ended December 31, 2013. As a result of this first sale, we indirectly own 51 percent of Harvest Holding beginning December 16, 2013 and the noncontrolling interest owners hold the remaining 49 percent with Petroandina having 29 percent and Vinccler continuing to own 20 percent. See Note 5 – Dispositions below for further information on this transaction.

Harvest Holding owns, indirectly through wholly owned subsidiaries, a 40 percent of Petrodelta, S.A. (“Petrodelta”). Corporación Venezolana del Petroleo S.A. (“CVP”) and PDVSA Social S.A. own the remaining 56 percent and 4 percent, respectively, of Petrodelta. Petroleos de Venezuela S.A. (“PDVSA”) owns 100 percent of CVP and PDVSA Social S.A. Through our indirect 51 percent in Harvest Holding, we indirectly own a net 20.4 percent interest in Petrodelta for the period from December 16, 2013 to date, and prior to December 16, 2013 we indirectly owned a 32 percent interest in Petrodelta through our indirect 80 percent interest in Harvest Holding during this period.

In addition to its 40 percent interest in Petrodelta, Harvest Holding also indirectly owns 100 percent of Harvest Vinccler S.C.A. (“Harvest Vinccler”). Harvest Vinccler’s main business purposes are to assist us in the management of Petrodelta and in negotiations with PDVSA.

In addition to our interests in Venezuela, we also have the following projects:

•	Offshore of the Republic of Gabon (“Gabon”) through the Dussafu Marin Permit (“Dussafu PSC”) (see Note 8 – Gabon),

•	Mainly onshore in West Sulawesi in the Republic of Indonesia (“Indonesia”) through the Budong-Budong Production Sharing Contract (“Budong PSC”) (see Note 9 – Indonesia), and

•	Offshore of the People’s Republic of China (“China”) through the Wab-21 Petroleum Contract (see Note 10 – China).

Note 2 – Liquidity

Historically, our primary ongoing source of cash has been dividends from Petrodelta and the sale of oil and gas properties. Our primary use of cash has been to fund oil and gas exploration projects, principal payments on debt, interest, and general and administrative costs. We require capital principally to fund the exploration and development of new oil and gas properties. As is common in the oil and gas industry, we have various contractual commitments pertaining to exploration, development and production activities. See Note 8 – Gabon, Note 9 – Indonesia and Note 5 – Dispositions, Discontinued Operations for our contractual commitments.

The environments in which we operate are often difficult and the ability to operate successfully depends on a number of factors including our ability to control the pace of development, our ability to apply “best practices” in drilling and development, and the fostering of productive and transparent relationships with local partners, the local community and governmental authorities. Financial risks include our ability to control costs and attract financing for our projects. In addition, often the legal systems of certain countries are not mature, and their reliability can be uncertain. This may affect our ability to enforce contracts and achieve certainty in our rights to develop and operate oil and natural gas projects, as well as our ability to obtain adequate compensation for any resulting losses. Our strategy depends on our ability to have significant influence over operations and financial control.

Our operations are subject to various risks inherent in foreign operations. These risks may include, among other things, loss of revenue, property and equipment as a result of hazards such as expropriation, nationalization, war, insurrection, civil unrest, strikes and other political risks, increases in taxes and governmental royalties, being subject to foreign laws, legal systems and the exclusive jurisdiction of foreign courts or tribunals, renegotiation of contracts with governmental entities, changes in laws and policies, including taxes, governing operations of foreign-based companies, currency restrictions and exchange rate fluctuations and other uncertainties arising out of foreign government sovereignty over our international operations. Our international operations may also be adversely affected by the U.S. Foreign Corrupt Practices Act and similar worldwide anti-corruption laws, laws and policies of the United States affecting foreign policy, foreign trade, taxation and the possible inability to subject foreign persons to the jurisdiction of the courts in the United States.

As a result of the situation in Venezuela, the actions of the Venezuelan government which have and continue to adversely affect our operations and the expectation that dividends from Petrodelta will be minimal over the next few years, cash generated from operations has been limited and this has had a significant adverse effect on our ability to obtain financing to acquire and develop growth opportunities elsewhere. In the consolidated financial statements issued in the prior year, we discussed certain doubts about our ability to continue as a going concern. At the time of issuance, we expected that in 2013 we would not generate revenues, we would continue to generate losses from operations, and that our cash flows would not be sufficient to cover our operating expenses. While we believed that we would be able to raise additional capital through issuances of debt and/or equity or through sales of assets, our circumstances at such time raised substantial doubt about our ability to continue to operate as a going concern, and this was disclosed in the notes to the consolidated financial statements.

As discussed above under Share Purchase Agreement, on December 16, 2013, Harvest and HNR Energia entered into the Share Purchase Agreement with Petroandina and Pluspetrol, its parent, to sell all of our 80 percent equity interest in Harvest Holding to Petroandina in two closings for an aggregate cash purchase price of $400 million. The first closing occurred on December 16, 2013 contemporaneously with the signing of the Share Purchase Agreement, when we sold a 29 percent equity interest in Harvest Holding for $125 million. Proceeds from the December 2013 sale of the 29 percent equity interest in Harvest Holding are expected to be adequate to meet our short-term liquidity requirements. As discussed above and in Note 5 – Dispositions, Share Purchase Agreement below, on December 16, 2013, Harvest and HNR Energia entered into the Share Purchase Agreement with Petroandina and Pluspetrol to sell all of our 80 percent equity interest in Harvest Holding to Petroandina in two closings for an aggregate cash purchase price of $400 million. The first closing occurred on December 16, 2013 contemporaneously with the signing of the Share Purchase Agreement, when we sold a 29 percent equity interest in Harvest Holding for $125 million. The second closing, for the sale of a 51 percent equity interest in Harvest Holding for a cash purchase price of $275 million, will be subject to, among other things, approval by the holders of a majority of our common stock and approval by the Ministerio del Poder Popular de Petroleo y Mineria representing the Government of Venezuela (which indirectly owns the other 60 percent interest in Petrodelta).

We used a portion of the $125 million in proceeds from the sale of the 29 percent interest in Harvest Holding that we received on December 16, 2013, to redeem all of our 11% Senior Notes due 2014. The notes were redeemed on January 11, 2014, for $80.0 million, including principal and accrued and unpaid interest. The remaining $45.0 million of the proceeds from the sale of the 29 percent interest in Harvest Holding have been or will be used to pay costs associated with the sale of our Venezuelan interests, to pay severance costs, to make capital expenditures, to pay taxes related to the sale and for general operating expenses. Those remaining proceeds will also be used to repurchase certain outstanding warrants if our stockholders approve the sale of our remaining Venezuelan interests, and if a “Fundamental Change” is consummated under the terms of those warrants.

We are currently marketing our non-Venezuelan assets and talking to potential buyers, and we intend to continue our consideration of a possible sale for some or all of our non-Venezuelan assets if we are able to negotiate a sale or sales in transactions that our Board of Directors believes are in the best interests of the Company and its stockholders. In the meantime, we intend to operate our business in the ordinary course and may ultimately decide to keep our non-Venezuelan assets and acquire additional assets.

If the proposed sale of our remaining Venezuelan interests is completed and/or the sale of other non-Venezuelan assets are completed, a significant portion of our assets will be cash from the proceeds of such transactions. However, the timing of the sale of our remaining 51 percent interest in Harvest Holding or sales of other assets is beyond our control and we will continue to have operating and capital requirements until these sales are completed. Depending on the timing of these events, we anticipate using a portion of the proceeds from the sale of 51 percent interest in Harvest Holding to pay for expenses and other costs related to the transaction, which we estimate will be approximately $4 million; to pay taxes related to the transaction, which we estimate will be approximately $51.1 million. In addition, if we do not sell our non-Venezuelan assets before the sale of the 51 percent interest in Harvest Holding, then we estimate that we will need to retain a portion of the proceeds to fund projected general operating expenses and capital expenditures. Some of these costs will be paid from funds remaining from the proceeds of the initial sale of the 29 percent interest in Harvest Holding. If we sell our non-Venezuelan assets before the sale of the remaining 51 percent interest in Harvest Holding, then our requirements for projected general operating expenses and capital expenditures would be reduced. We will also use these funds to pay any severance or other costs during 2014 associated with the possible severance of some of our personnel in connection with a downsizing of the Company both related to the sale of our Venezuelan interests and related to any sale of our non-Venezuelan assets, if our Board of Directors determines that a downsizing would be in our best interests. We estimate these costs to be approximately $20 million.

Although we are currently marketing our non-Venezuelan assets and talking to potential buyers, we intend to operate our business in the ordinary course and may ultimately decide to keep our non-Venezuelan assets and acquire additional assets. Since we no longer have any obligations under the 11% Senior Notes due 2014, and given that we do not currently have any operating cash inflows, we may also decide to access additional capital through equity or debt sales; however, there can be no assurance that such financing will be available to the Company or on terms that are acceptable to the Company.

Note 3 – Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of all wholly-owned and majority-owned subsidiaries. All intercompany profits, transactions and balances have been eliminated. Third-party interests in our majority-owned subsidiaries are presented as noncontrolling interests.

Presentation of Comprehensive Income (Loss)

We adopted ASU No. 2011-05 (ASU 2011-05), which is included in ASC 220, “Comprehensive Income”, effective January 1, 2012 and have elected to utilize the “single continuous statement” for presentation of all nonowner changes in stockholders’ equity.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“USGAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reporting and Functional Currency

The United States Dollar (“U.S. Dollar”) is the reporting and functional currency for all of our controlled subsidiaries and Petrodelta. Amounts denominated in non-U.S. Dollar currencies are re-measured into U.S. Dollars, and all currency gains or losses are recorded in the consolidated statements of operations and comprehensive income (loss). There are many factors that affect foreign exchange rates and the resulting exchange gains and losses, many of which are beyond our influence.

See Note 6 – Investment in Equity Affiliates and Note 7 – Venezuela for a discussion of currency exchange rates and currency exchange risk on Petrodelta’s and Harvest Vinccler’s businesses.

Cash and Cash Equivalents

Cash equivalents include money market funds and short term certificates of deposit with original maturity dates of less than three months.

Restricted Cash

Restricted cash is classified as current or non-current based on the terms of the agreement. Restricted cash at December 31, 2013 represents cash held in a U.S. bank used as collateral for a customs bond for the Dussafu PSC. Restricted cash at December 31, 2012 represents cash held in a U.S. bank used as collateral for a standby letter of credit issued in support of a performance bond for a joint study.

Financial Instruments

Financial instruments, which potentially subject us to concentrations of credit risk, are primarily cash and cash equivalents, accounts receivable, dividend receivable, notes payable and derivative financial instruments. We maintain cash and cash equivalents in bank deposit accounts with commercial banks with high credit ratings, which, at times may exceed the federally insured limits. We have not experienced any losses from such investments. Concentrations of credit risk with respect to accounts receivable are limited due the nature of our receivables, which include primarily income tax receivables. In the normal course of business, collateral is not required for financial instruments with credit risk.

Investment in Equity Affiliates

We evaluate our investments in unconsolidated companies under ASC 323, “Investments – Equity Method and Joint Ventures.” Investments in which we have significant influence are accounted for under the equity method of accounting. Under the equity method, Investment in Equity Affiliates is increased by additional investments and earnings and decreased by dividends and losses.

We review our Investment in Equity Affiliates for impairment whenever events and circumstances indicate a loss in investment value is other than a temporary decline. There are many factors to consider when evaluating an equity investment for possible impairment. Currency devaluations, inflationary economies, and cash flow analysis are some of the factors we consider in our evaluation for possible impairment. At December 31, 2013, we reviewed our investment in Petrodelta taking into consideration the terms of the Share Purchase Agreement

(see Note 5 – Dispositions, Share Purchase Agreement). The purchase price under the Share Purchase Agreement indicates a valuation that approximates the carrying value of our equity investment in Petrodelta, the dividend receivable and the advances to this equity affiliate. As such, we concluded that there was no impairment to our equity investment as of December 31, 2013. If the sale of the remaining 51 percent interest in Harvest Holding is completed, we expect to recognize a gain on the transaction.

We measure and disclose our noncontrolling interests in accordance with the provisions of ASC 810 “Consolidation”. Our noncontrolling interests relate to interests in Harvest Holding held by Petroandina (29 percent) and Vinccler (20 percent) (see Note 1 – Organization).

Oil and Gas Properties

The major components of property and equipment are as follows (in thousands):

	As of December 31,
	2013	2012
Unproved property costs	$103,917	$78,453
Oilfield inventories	4,096	3,339
Other administrative property	2,710	2,954

Total property and equipment	110,723	84,746
Accumulated depreciation	(2,332)	(2,210)

Total property and equipment, net	$108,391	$82,536

Property and equipment are stated at cost less accumulated depletion, depreciation and amortization (“DD&A”). Costs of improvements that appreciably improve the efficiency or productive capacity of existing properties or extend their lives are capitalized. Maintenance and repairs are expensed as incurred. Upon retirement or sale, the cost of property and equipment, net of the related accumulated DD&A, is removed and, if appropriate, gains or losses are recognized in investment earnings and other. We did not record any depletion expense in the years ended December 31, 2013 or 2012 as there was no production related to proved oil and gas properties other than properties classified as held for sale.

We follow the successful efforts method of accounting for our oil and gas properties. Under this method, exploration costs such as exploratory geological and geophysical costs, delay rentals and exploration overhead are charged against earnings as incurred. Costs of drilling exploratory wells are capitalized pending determination of whether proved reserves can be attributed to the area as a result of drilling the well. If management determines that proved reserves, as that term is defined in Securities and Exchange Commission (“SEC”) regulations, have not been discovered, capitalized costs associated with the drilling of the exploratory well are charged to expense. Costs of drilling successful exploratory wells, all development wells, and related production equipment and facilities are capitalized and depleted or depreciated using the unit-of-production method as oil and gas is produced. During the year ended December 31, 2013, we expensed no dry hole costs. During the year ended December 31, 2012, we expensed to dry hole costs $0.7 million related to the drilling of Karama-1 (“KD-1”) and first sidetrack, KD-1ST, on the Budong PSC. See Note 9 – Indonesia.

Leasehold acquisition costs are initially capitalized. Acquisition costs of unproved leaseholds are assessed for impairment during the holding period. Costs of maintaining and retaining unproved leaseholds, as well as impairment of unsuccessful leases, are included in exploration expense. Impairment is based on specific identification of the lease. Costs of expired or abandoned leases are charged to exploration expense, while costs of productive leases are transferred to proved oil and gas properties.

Proved oil and gas properties are reviewed for impairment at a level for which identifiable cash flows are independent of cash flows of other assets when facts and circumstances indicate that their carrying amounts may not be recoverable. In performing this review, future net cash flows are determined based on estimated future oil and gas sales revenues less future expenditures necessary to develop and produce the reserves. If the sum of these undiscounted estimated future net cash flows is less than the carrying amount of the property, an impairment loss is recognized for the excess of the property’s carrying amount over its estimated fair value, which is generally based on discounted future net cash flows. We did not have any proved oil and gas properties in 2013 or 2012.

Costs of drilling and equipping successful exploratory wells, development wells, asset retirement liabilities and costs to construct or acquire offshore platforms and other facilities, are depleted using the unit-of-production method based on total estimated proved developed reserves. Costs of acquiring proved properties, including leasehold acquisition costs transferred from unproved leaseholds, are depleted using the unit-of-production method based on total estimated proved reserves. All other properties are stated at historical acquisition cost, net of allowance for impairment, and depreciated using the straight-line method over the useful lives of the assets.

Unproved property costs, excluding oilfield inventories, consist of (in thousands):

	As of December 31,
	2013	2012
Budong PSC	$4,470	$5,219
Dussafu PSC	99,447	73,234

Total unproved property costs	$103,917	$78,453

During the year ended December 31, 2013, we recorded impairment expense related to our Budong project in Indonesia ($0.6 million) and our project in Colombia ($3.2 million, which is reflected in discontinued operations). During the year ended December 31, 2012, we impaired the carrying value of Block 64 EPSA in Oman (which is reflected in discontinued operations) ($6.4 million) and WAB -21 in China ($2.9 million).

Other Administrative Property

Furniture, fixtures and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are recorded at cost and amortized using the straight-line method over the life of the applicable lease. For the year ended December 31, 2013, depreciation expense was $0.3 million ($0.4 million for the year ended December 31, 2012).

Other Assets

Other assets consist of deferred financing costs, a long-term receivable for value added tax (“VAT”) credits related to the Budong PSC, and prepaid expenses which are expected to be realized in the next 12 to 24 months. Deferred financing costs relate to specific financing and are amortized over the life of the financing to which the costs relate using the interest rate method. At December 31, 2013 the deferred financing costs were reclassified to prepaid expenses in current assets (see Note 11 – Debt). The VAT receivable is reimbursed through the sale of hydrocarbons. During the year ended December 31, 2013, a valuation allowance of $2.8 million was charged to general and administrative expenses on this VAT receivable which we do not expect to recover (see Note 9 – Indonesia). Other Assets at December 31, 2013 and 2012 also includes a blocked payment of $0.7 million net to our 66.667 percent interest related to our drilling operations in Gabon in accordance with the U.S. sanctions against Libya as set forth in Executive Order 13566 of February 25, 2011, and administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”). See Note 13 – Commitments and Contingencies.

	As of December 31,
	2013	2012
	(in thousands)
Deferred financing costs	$0	$3,111
Long-term VAT receivable	0	3,440
Long-term prepaid expenses	139	328
Gabon PSC – blocked payment (net to our 66.667% interest)	734	734

	$873	$7,613

Reserves

We measure and disclose our oil and gas reserves in accordance with the provisions of the SEC’s Modernization of Oil and Gas Reporting and ASC 932, “Extractive Activities – Oil and Gas” (“ASC 932”). All of our reserves are owned through our equity investment in Petrodelta. We do not have any wholly owned reserves at December 31, 2013 or 2012.

Capitalized Interest

We capitalize interest costs for qualifying oil and gas properties. The capitalization period begins when expenditures are incurred on qualified properties, activities begin which are necessary to prepare the property for production and interest costs have been incurred. The capitalization period continues as long as these events occur. The average additions for the period are used in the interest capitalization calculation. During the year ended December 31, 2013, we capitalized interest costs for qualifying oil and gas property additions of $8.3 million ($3.0 million during the year ended December 31, 2012).

Derivative Financial Instruments

Under ASC 480 “Distinguishing Liabilities From Equity”, certain of our financial instruments with anti-dilution protection features do not meet the conditions to obtain equity classification, as there are conditions which may require settlement by transferring assets, and are required to be carried as derivative liabilities, at fair value, with changes in fair value reflected in our consolidated statements of operations and comprehensive income (loss). See Note 12 – Warrant Derivative Liabilities for additional disclosures related to the warrant derivative financial instruments issued under the warrant agreements dated November 2010 in connection with a $60 million term loan facility (the “Warrants”). In the occurrence of a fundamental change, we are required to repurchase the Warrants at the higher of (1) the fair market value of the warrant and (2) a valuation based on a computation of the option value of the Warrant using the Black-Scholes calculation method using the assumptions described in the Warrant Agreement. A fundamental change is defined as “the occurrence of one of the following events: a) a person or group becomes the direct or indirect owner of more than 50% of the voting power of the outstanding common stock, b) a merger event or similar transaction in which the majority owners before the transaction fail to own a majority of the voting power of the Company after the transaction, and c) approval of a plan of liquidation or dissolution of the Company or sale of all or substantially all of the Company’s assets.”

Fair Value Measurements

We measure and disclose our fair values in accordance with the provisions of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and establishes a three-level hierarchy, which encourages an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of the hierarchy are defined as follows:

•	Level 1 – Inputs to the valuation techniques that are quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs to the valuation techniques that are other than quoted prices but are observable for the assets or liabilities, either directly or indirectly.

•	Level 3 – Inputs to the valuation techniques that are unobservable for the assets or liabilities.

Financial instruments, which potentially subject us to concentrations of credit risk, are primarily cash and cash equivalents, accounts receivable, advances to equity affiliate, dividend receivable, long-term debt and warrant derivative liability. We maintain cash and cash equivalents in bank deposit accounts with commercial banks with high credit ratings, which, at times may exceed the federally insured limits. We have not experienced any losses from such investments. Concentrations of credit risk with respect to accounts receivable are limited due to the nature of our receivables. In the normal course of business, collateral is not required for financial instruments with credit risk.

The estimated fair value of cash, accounts receivable and accounts payable approximates their carrying value due to their short-term nature (Level 1). The estimated fair value of advances to equity affiliate and dividend receivable approximates their carrying value as it is the estimated amount we would receive from a third party to assume the receivables (Level 2). The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of ASC 825, Financial Instruments. The estimated fair value amounts have been determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The following table presents the estimated fair values of our fixed interest rate, long-term debt instrument (Level 2), excluding the embedded derivative.

	As of December 31, 2013
	Carying Value	Fair Value
	(in thousands)
11% senior unsecured notes (Level 2)	$77,480	$79,750

As discussed in Note 11 – Debt, the 11% senior notes were redeemed at face value on January 11, 2014 following a notice of redemption issued in December 2013. Therefore, the fair value of our fixed interest debt instruments is stated at the redemption amount.

Derivative Financial Instruments

The following tables set forth by level within the fair value hierarchy our financial liabilities that were accounted for at fair value as of December 31, 2013 and 2012. As required by ASC 820, a financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value liabilities and their placement within the fair value hierarchy levels. See Note 12 – Warrant Derivative Liability for a description and discussion of our warrant derivative liability and Note 11 – Debt for a description of our long-term debt embedded derivative liability as well as a description of the valuation models and inputs used to calculate the fair value of these derivative liabilities.

	As of December 31, 2013
	Level 1	Level 2	Level 3	Total
	(in thousands)
Liabilities:
Warrant derivative liability	$0	$0	$1,953	$1,953
Embedded derivative-debt	0	0	0	0

Total derivative liabilities	$0	$0	$1,953	$1,953

	As of December 31, 2012
	Level 1	Level 2	Level 3	Total
	(in thousands)
Liabilities:
Warrant derivative liability	$0	$0	$5,470	$5,470
Embedded derivative-debt	0	0	0	0

Total derivative liabilities	$0	$0	$5,470	$5,470

We record the net change in the fair value of the derivative positions listed above in unrealized gain (loss) on warrant derivative liabilities in our consolidated statements of operations and comprehensive income (loss).

During the year ended December 31, 2013, an unrealized gain of $3.5 million was recorded to reflect the change in fair value of the warrants ($0.6 million unrealized loss during the year ended December 31, 2012).

Changes in Level 3 Instruments Measured at Fair Value on a Recurring Basis

The following table provides a reconciliation of financial liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3).

	December 31, 2013	December 31, 2012
	(in thousands)
Financial liabilities:
Beginning balance	$5,470	$4,870
Unrealized change in fair value	(3,517)	600

Ending balance	$1,953	$5,470

During the year ended December 31, 2013, there were no transfers between Level 1, Level 2 and Level 3 liabilities.

Share-Based Compensation

We use a fair value based method of accounting for stock-based compensation. We utilize the Black-Scholes option pricing model to measure the fair value of stock options and stock appreciation rights (“SARs”). Restricted stock and restricted stock units (“RSUs”) are measured at their intrinsic values. See Note 15 – Stock-Based Compensations and Stock Purchase Plans.

Income Taxes

Deferred income taxes reflect the net tax effects, calculated at currently enacted rates, of (a) future deductible/taxable amounts attributable to events that have been recognized on a cumulative basis in the financial statements or income tax returns, and (b) operating loss and tax credit carryforwards. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

We classify interest related to income tax liabilities and penalties as applicable, as interest expense.

We do not provide deferred income taxes on undistributed earnings of our foreign subsidiaries for possible future remittances where we are able to assert that such earnings are permanently reinvested, or otherwise can be negotiated in a tax free manner, as part of our ongoing business.

Valuation and Qualifying Accounts

Our valuation and qualifying accounts are comprised of the deferred tax valuation allowance, investment valuation allowance and VAT receivable valuation allowance. Balances and changes in these accounts are, in thousands:

		Additions
	Balance at Beginning of Year	Charged to Income	Charged to Other Accounts	Deductions From Reserves Credited to Income	Balance at End of Year
At December 31, 2013
Amounts deducted from applicable assets
Deferred tax valuation allowance	$68,419	$0	$0	$(8,843)	$59,576
Investment valuation allowance	1,350	0	0	0	1,350
VAT receivable valuation allowance	0	2,792	0	0	2,792
At December 31, 2012
Amounts deducted from applicable assets
Deferred tax valuation allowance	$53,116	$15,303	$0	$0	$68,419
Investment valuation allowance	1,350	0	0	0	1,350

New Accounting Pronouncements

In January 2013, Financial Accounting Standards Board (“FASB”) issued ASU No. 2013-01, which is included in ASC 210, “Balance Sheet”, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities” (“ASU No. 2013-01”). This update clarifies that the scope of ASU 2011-11: “Disclosures about Offsetting Assets and Liabilities” applies only to derivatives accounted for under ASC 815 “Derivatives and Hedging”, included bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities lending transactions that are either offset in accordance with ASC 210-20-45 or ASC 815-10-45 or subject to an enforceable master netting arrangement or similar agreement. ASU No. 2013-01 is effective for fiscal years and interim periods within those years, beginning on or after January 1, 2013. Entities should provide the required disclosures retrospectively for all comparative periods presented. The adoption of this guidance impacted presentation disclosures only and did not have an impact on our consolidated financial position, results of operation or cash flows.

In February 2013, FASB issued ASU No. 2013-04, which is included in ASC 405, “Liabilities”, “Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date”. This update provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation with the scope of this guidance is fixed at the reporting date, except for obligations addressed within existing guidance in USGAAP. Examples of obligations within the scope to ASU No. 2013-04 include debt arrangements, other contractual obligations, and settled litigation and judicial rulings. ASU No. 2013-04 is effective for fiscal years and interim periods within those years beginning after December 15, 2013. Entities should provide the required disclosures retrospectively for all comparative periods presented. We are currently evaluating the impact of this guidance, but we expect that the adoption of this guidance will impact presentation disclosures only and will not have an impact on our consolidated financial position, results of operation or cash flows.

In July 2013, FASB issued ASU No. 2013-11 which is included in ASC 740 “Income Taxes”, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” This update provides guidance regarding the presentation of unrecognized tax benefits when net operating loss carryforward, a similar tax loss, or a tax credit carryforward are not available at the reporting date to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose. In such instances, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendment should be applied prospectively to all unrecognized tax benefits that exist at the effective date; however, retrospective application is permitted. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. We are currently evaluating the impact of this guidance, but we expect that the adoption of this guidance will impact presentation disclosures only and will not have an impact on our consolidated financial position, results of operation or cash flows.

Note 4 – Earnings Per Share

Basic earnings per common share (“EPS”) are computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock.

	Year Ended December 31,
	2013	2012
	(in thousands, except per share amounts)
Income (loss) from continuing operations(a)	$(83,946)	$2,199
Discontinued operations	(5,150)	(14,410)

Net income (loss) attributable to Harvest	$(89,096)	$(12,211)

Weighted average common shares outstanding	39,579	37,424
Effect of dilutive securities	0	167

Weighted average common shares, diluted	39,579	37,591

Basic Earnings (Loss) Per Share:
Income (loss) from continuing operations	$(2.12)	$0.06
Discontinued operations	(0.13)	(0.39)

Basic earnings (loss) per share	$(2.25)	$(0.33)

Diluted Earnings (Loss) Per Share:
Income (loss) from continuing operations	$(2.12)	$0.06
Income (loss) from discontinued operations	(0.13)	(0.39)

Diluted earnings (loss) per share	$(2.25)	$(0.33)

(a)	Net of net income attributable to noncontrolling interests.

The year ended December 31, 2013 per share calculations above exclude 4.2 million options and 2.5 million warrants because they were anti-dilutive. The year ended December 31, 2012 per share calculations above exclude 3.9 million options and 2.4 million warrants because they were anti-dilutive.

Note 5 – Dispositions

Share Purchase Agreement

On December 16, 2013, Harvest and HNR Energia entered into the Share Purchase Agreement with Petroandina and Pluspetrol, its parent, to sell all of our 80 percent equity interest in Harvest Holding to Petroandina in two closings for an aggregate cash purchase price of $400 million. The first closing occurred on December 16, 2013 contemporaneously with the signing of the Share Purchase Agreement, when we sold a 29 percent equity interest in Harvest Holding for $125 million. This first transaction resulted in a loss on the sale of the interest in Harvest Holding of $23.0 million in the year ended December 31, 2013. As a result of this first sale, we indirectly own 51 percent of Harvest Holding beginning December 16, 2013 and the noncontrolling interest owners hold the remaining 49 percent with Petroandina having 29 percent and Vinccler continuing to own 20 percent. We will continue to consolidate Harvest Holding’s results until the sale of the remaining 51 percent interest has been completed. The second closing, for the sale of a 51 percent equity interest in Harvest Holding for a cash purchase price of $275 million, will be subject to, among other things, approval by the holders of a majority of our common stock and approval by the Ministerio del Poder Popular de Petroleo y Mineria representing the Government of Venezuela (which indirectly owns the other 60 percent interest in Petrodelta).

HNR Energia and Petroandina also entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”) on December 16, 2013, regarding the shares of Harvest Holding. The Shareholders’ Agreement becomes effective upon any termination of the Share Purchase Agreement before the second closing of the sale of the remaining shares of Harvest Holding.

The Share Purchase Agreement provides for certain put/call rights and termination payments under certain circumstances. If the Share Purchase Agreement is terminated because of the failure to obtain authorization by our stockholders, we will be required to pay Petroandina a fee of $3.0 million, and Petroandina will have the right to sell back to HNR Energia its 29 percent interest in Harvest Holding. If we terminate the Share Purchase Agreement and accept a superior proposal, we must pay Petroandina a break-up fee equal to $9.6 million and Petroandina has the right to sell back to HNR Energia, and HNR Energia has the right to cause Petroandina to sell back to HNR Energia, its interest in Harvest Holding. We must also pay the reasonable out-of-pocket expenses of Petroandina incurred in connection with the Share Purchase Agreement, up to $4 million, if the Share Purchase Agreement is terminated as a result of our breach of a representation or warranty or covenant, and in certain instances Petroandina also has the right and option to sell to HNR Energia its 29 percent interest. HNR Energia has the right and option to purchase from Petroandina its 29 percent interest in Harvest Holding on termination of the Share Purchase Agreement in certain other circumstances. Harvest has guaranteed HNR Energia’s obligations under the Share Purchase Agreement and the Shareholders’ Agreement.

During the term of the Share Purchase Agreement, Harvest Holding may not pay any dividends to HNR Energia, and therefore would not benefit from any dividends paid by Petrodelta during this period.

Discontinued Operations

As a result of the decision to not request an extension of the First Phase or enter the Second Phase of the Exploration and Production Sharing Agreement (“EPSA”) Al Ghubar / Qarn Alam license (“Block 64 EPSA”), Block 64 was relinquished effective May 23, 2013. The carrying value of Block 64 EPSA of $6.4 million was considered impaired and a related impairment expense was recorded during the year ended December 31, 2012. Operations in Oman were terminated, and the field office was closed May 31, 2013. We have no continuing operations in Oman.

In February 2013, we signed farm-out agreements on Block VSM14 and Block VSM15 in Colombia. Under the terms of the farm-out agreements, we had a 75 percent beneficial working interest and our partners had a 25 percent carried interest for the minimum exploratory work commitments on each block. We requested the legal assignment of the interest by the Agencia Nacional de Hidrocarburos (“ANH”), Colombia’s oil and gas regulatory authority, and approval of us as operator.

We have received notices of default from our partners for failing to comply with certain terms of the farmout agreements for Block VSM 14 and Block VSM 15, followed by notices of termination on November 27, 2013. As discussed further in Note 13 — Commitments and Contingencies, our partners have filed for arbitration of claims related to these agreements. We have accrued $2.0 million as of December 31, 2013 related to this matter. After evaluating these circumstances, we determined that it was appropriate to fully impair the costs associated with these interests, and we recorded an impairment charge of $3.2 million during the year ended December 31, 2013. As we no longer have any interests in Colombia, we have reflected the results in discontinued operations.

On May 17, 2011, we closed the transaction to sell the Antelope Project. We do not have any continuing involvement with the Antelope Project. During the year ended December 31, 2012, we incurred $0.1 million of expense related to settlement of royalty payments to the Mineral Management Services, write-offs of $5.2 million of accounts and note receivable and $3.6 million of accounts payable, carry obligation related to the settlement of all outstanding claims with a private third party on the Antelope Project. The note receivable related to a prospect leasing cost financing arrangement. The note receivable plus accrued interest was approximately $3.3 million at December 31, 2011, and was secured by a portion of the production from the Bar F #1-20-3-2 in Utah.

Oman operations, Colombia operations and the Antelope Project have been classified as discontinued operations. Revenue and income (loss) are shown in the table below:

	Year Ended December 31,
	2013	2012
	(in thousands)
Revenue applicable to discontinued operations:
Oman	$0	$0
Colombia	0	0
Antelope Project	0	0

	$0	$0

Income (loss) from discontinued operations:
Oman	$(674)	$(12,711)
Colombia	(4,476)	0
Antelope Project	0	(1,699)

	$(5,150)	$(14,410)

Note 6 – Investment in Equity Affiliates

Venezuela – Petrodelta, S.A.

Petrodelta’s reporting and functional currency is the U.S. Dollar. HNR Finance owns a 40 percent interest in Petrodelta. As discussed further in Note 5 – Dispositions, Share Purchase Agreement, on December 16, 2013, Harvest and HNR Energia entered into the Share Purchase Agreement with Petroandina and Pluspetrol, its parent, to sell all of our 80 percent equity interest in Harvest Holding to Petroandina in two closings for an aggregate cash purchase price of $400 million. The first closing occurred on December 16, 2013 contemporaneously with the signing of the Share Purchase Agreement, when we sold a 29 percent equity interest in Harvest Holding for $125 million. This first transaction resulted in a loss on the sale of the interest in Harvest Holding of $23.0 million in the year ended December 31, 2013.

Petrodelta’s financial information is prepared in accordance with International Financial Reporting Standards (“IFRS”) which we have adjusted to conform to U.S. GAAP. The differences between IFRS and U.S. GAAP for which we adjust are:

•	Deferred income tax: IFRS allows the inclusion of non-monetary temporary differences impacted by inflationary adjustments, whereas U.S. GAAP does not. In addition, we have adjusted for the impact on deferred income tax of other adjustments to arrive at net income under U.S. GAAP.

•	Depletion expense: Oil and gas reserves used by Petrodelta in calculating depletion expense under IFRS are provided by MENPET. MENPET reserves are not prepared using the guidance on extractive activities for oil and gas (ASC 932). At least annually at yearend, we prepare reserve reports for Petrodelta’s oil and gas reserves using ASC 932. On a quarterly basis, we recalculate Petrodelta’s depletion using the most recent reserve report using ASC 932.

•	Windfall Profits Tax Credit: The April 2011 Windfall Profits Tax law included a provision wherein it considered that an exemption of the Windfall Profits Tax could be granted for the incremental production of projects and grass root developments until the specific investments are recovered. The projects deemed to qualify for the exemption have to be considered and approved on a case by case basis by MENPET. In March 2013, PDVSA requested from MENPET a Windfall Profits Tax exemption credit under provisions in the April 2011 Windfall Profits Tax law. The exemption was applied to several oil development projects, including Petrodelta. However, MENPET has not defined the projects qualifying for exemption or provided the guidance necessary to calculate the exemption. PDVSA issued to Petrodelta its estimated share of the exemption credit related to 2012 of $55.2 million ($36.4 million net of tax) based on PDVSA’s calculation and projects PDVSA deemed to qualify for the exemption. Petrodelta has not been provided with supporting documentation indicating the properties have been appropriately qualified by MENPET, the specific details for the exemption credit, such as which fields, production period or production, or the supporting calculations. Until MENPET either issues guidance on the exemption provisions in the law or issues payment forms including the exemption credit, or written approval from MENPET for this exemption credit is received by Petrodelta or us, we have and will continue to exclude the exemption credit from our equity earnings in Petrodelta.

•	Sports Law Overaccrual: The Organic Law on Sports, Physical Activity and Physical Education (“Sports Law”) was published in the Official Gazette on August 24, 2011. The purpose of the Sports Law is to establish the public service nature of physical education and the promotion, organization and administration of sports and physical activity. Funding of the Sports Law is by contributions made by companies or other public or private organizations that perform economic activities for profit in Venezuela. The contribution is one percent of annual net or accounting profit and is not deductible for income tax purposes. Per the Sports Law, contributions are to be calculated on an after-tax basis. However, in March 2012, CVP has instructed Petrodelta to calculate the contribution on a before-tax basis contrary to the Sports Law. As of December 31, 2013, the cumulative amount of overstatement of the liability by following this calculation method is $1.3 million ($0.3 million net to our 20.4 percent interest as of December 31, 2013). We have adjusted for the overaccrual of the Sports Law in the results reported for net income from equity affiliate during the applicable periods, i.e., the years ended December 31, 2013 and 2012.

In addition to the adjustments to arrive at Petrodelta’s net income under U.S. GAAP, earnings from equity affiliate also reflect the amortization of the excess basis in equity affiliate using the unit-of-production method based on risk adjusted total current estimated reserves.

All amounts through Net Income under U.S. GAAP represent 100 percent of Petrodelta. Summary financial information has been presented below at December 31, 2013 and 2012, and for the years ended December 31, 2013 and 2012:

	Year Ended December 31,
	2013	2012
	(in thousands, except percentages)
Results under IFRS:
Revenues:
Oil sales	$1,326,093	$1,263,264
Gas sales	4,000	3,350
Royalty *	(440,963)	(423,069)

	889,130	843,545

Expenses:
Operating expenses	151,661	121,023
Workovers	29,168	17,302
Depletion, depreciation and amortization	87,203	86,004
General and administrative	26,345	31,753
Windfall profits tax	234,453	291,355
Windfall profits credit	(55,168)	0

	473,662	547,437

Income from operations	415,468	296,108
Gain on exchange rate	169,582	0
Investment earnings and other	15	13
Interest expense	(21,728)	(7,017)

Income before income tax	563,337	289,104
Current income tax expense	325,217	127,080
Deferred income tax expense (benefit)	(17,662)	76,030

Net income under IFRS	255,782	85,994

Adjustments to increase (decrease) net income under IFRS:
Deferred income tax (expense) benefit	9,080	78,968
Depletion expense	(20,352)	7,282
Reversal of windfall profits tax credit	(55,168)	0
Sports law over accrual	1,313	2,536

Net income under U.S. GAAP	190,655	174,780

Equity interest in equity affiliate	40%	40%

Income before amortization of excess basis in equity affiliate	76,262	69,912
Amortization of excess basis in equity affiliate	(3,684)	(2,143)

Earnings from equity affiliate included in income	$72,578	$67,769

*	As discussed below, royalties paid-in-kind have been adjusted to reflect market prices as required under U.S. GAAP.

	As of December 31,
	2013	2012
	(in thousands)
Financial Position under IFRS:
Current assets	$1,906,595	$1,425,115
Property and equipment	717,449	538,351
Other assets	181,116	70,468
Current liabilities	1,652,806	1,180,559
Other liabilities	136,298	93,101
Net equity	1,016,056	760,274

Conversion Contract

On October 25, 2007, the Venezuelan Presidential Decree which formally transferred to Petrodelta the rights to the Petrodelta Fields subject to the conditions of the Conversion Contract was published in the Official Gazette. Petrodelta is governed by its own charter and bylaws and will engage in the exploration, production, gathering, transportation and storage of hydrocarbons from the Petrodelta Fields for a maximum of 20 years from that date. Petrodelta operates a portfolio of properties in eastern Venezuela including large proven oil fields as well as properties with substantial opportunities for both development and exploration. Petrodelta is to undertake its operations in accordance with Petrodelta’s business plan as set forth in its conversion contract. Under its conversion contract, work programs and annual budgets adopted by Petrodelta must be consistent with Petrodelta’s business plan. Petrodelta’s business plan may be modified by a favorable decision of the shareholders owning at least 75 percent of the shares of Petrodelta.

Sales Contract

The sale of oil and gas by Petrodelta to the Venezuelan government is pursuant to a Contract for Sale and Purchase of Hydrocarbons with PDVSA Petroleo S.A. (“PPSA”) signed on January 17, 2008. The form of the agreement is set forth in the Conversion Contract. Crude oil delivered from the Petrodelta Fields to PPSA is priced with reference to Merey 16 published prices, weighted for different markets, and adjusted for variations in gravity and sulphur content, commercialization costs and distortions that may occur given the reference price and prevailing market conditions. Merey 16 published prices are quoted and sold in U.S. Dollars. Natural gas delivered from the Petrodelta Fields to PPSA is priced at $1.54 per thousand cubic feet. Natural gas deliveries are paid in Bolivars, but the pricing for natural gas is referenced to the U.S. Dollar. PPSA is obligated to make payment to Petrodelta of each invoice within 60 days of the end of the invoiced production month by wire transfer, in U.S. Dollars in the case of payment for crude oil and natural gas liquids delivered, and in Bolivars in the case of payment for natural gas delivered, in immediately available funds to the bank accounts designated by Petrodelta.

When the Sales Contract was executed, Petrodelta was producing only one type of crude, Merey 16. Beginning in October 2011, the Ministry of the People’s Power for Petroleum and Mining (“MENPET”) determined that Petrodelta’s production flowing through the COMOR transfer point was a heavier type of crude, Boscan. Since Petrodelta was producing only Merey 16 when the Sales Contract was executed, the Boscan gravity and sulphur correction factors and crude pricing formula are not included in the Sales Contract. However, under the Sales Contract, PPSA is obligated to receive all of Petrodelta’s production. All production deliveries for all of Petrodelta’s fields have been certified by MENPET and acknowledged by PPSA. All pricing factors to be used in the Merey 16 and Boscan pricing formulas have been provided by and certified by MENPET to Petrodelta.

Since the Sales Contract provides for only one crude pricing formula, the Sales Contract had to be amended to include the Boscan pricing formula to allow Petrodelta to invoice PPSA for El Salto crude oil deliveries.

Petrodelta received a draft amendment to the Sales Contract from PDVSA Trade and Supply. The pricing formula in the draft amendment has been used to accrue revenue for El Salto field deliveries from October 1, 2011 through December 31, 2013. Except for the inclusion of the Boscan pricing formula to be used in invoicing El Salto crude oil deliveries, all other terms and conditions of the Sales Contract remain in force. On January 31, 2013, Petrodelta’s board of directors endorsed the amendment to the Sales Contract. The amendment has been approved by CVP’s board of directors. HNR Finance, as shareholder, has agreed to the contract amendment.

CVP’s board of directors reviewed the amendment on April 30, 2013. A certificate of CVP’s final board resolution approving the amendment dated April 30, 2013 was received by Petrodelta on May 23, 2013. The remaining steps for the contract amendment are to (1) inform MENPET of the approval, (2) receive approval from Petrodelta’s shareholders to amend the Sales Contract including the Boscan formula, and (3) sign the contract amendment with PDVSA Trade and Supply. Once the Sales Contract is executed, PPSA will be invoiced for the deliveries. As of December 31, 2013, revenues of $756.7 million ($352.7 million as of December 31, 2012) for El Salto remain uninvoiced to PPSA pending execution of the amendment.

Payments to Contractors

As discussed in previous filings, PDVSA has failed to pay on a timely basis certain amounts owed to contractors that PDVSA has contracted to do work for Petrodelta. PDVSA, through PPSA, purchases all of Petrodelta’s oil production. PDVSA and its affiliates have reported shortfalls in meeting their cash requirements for operations and planned capital expenditures, and PDVSA has fallen behind in certain of its payment obligations to its contractors, including contractors engaged by PDVSA to provide services to Petrodelta. In addition, PDVSA has fallen behind in certain of its payment obligations to Petrodelta, which payments Petrodelta would otherwise use to pay its contractors, including Harvest Vinccler. As a result, Petrodelta has experienced, and is continuing to experience, difficulty in retaining contractors who provide services for Petrodelta’s operations. We cannot provide any assurance as to whether or when PDVSA will become current on its payment obligations. Inability to retain contractors or to pay them on a timely basis is having an adverse effect on Petrodelta’s operations and on Petrodelta’s ability to carry out its business plan.

Harvest Vinccler has advanced certain costs on behalf of Petrodelta. These costs include consultants in engineering, drilling, operations, seismic interpretation, and employee salaries and related benefits for Harvest Vinccler employees seconded into Petrodelta. Currently, we have three employees seconded into Petrodelta. Costs advanced are invoiced on a monthly basis to Petrodelta. Harvest Vinccler is considered a contractor to Petrodelta,and as such, Harvest Vinccler is also experiencing the slow payment of invoices. During the year ended December 31, 2013, Harvest Vinccler advanced to Petrodelta $0.5 million for continuing operations costs. Petrodelta and Petrodelta’s board have not indicated that the advances are not payable, nor that they will not be paid. At December 31, 2013, we reclassified $0.8 million of the Advances to Affiliate to a long-term receivable due to slow payment and age of the advances. Although payment is slow and the balance is increasing, payments continue to be received.

Windfall Profits Tax

In April 2011, the Venezuelan government published in the Official Gazette the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market (“Windfall Profits Tax”). In February 2013, the Venezuelan government published in the Official Gazette an amendment to the Windfall Profits Tax. The amended Windfall Profits Tax establishes new levels for contribution of extraordinary and exorbitant prices to the Venezuelan government. Extraordinary prices are considered to be equal to or lower than $80 per barrel, and exorbitant prices are considered to be over $80 per barrel.

Royalty Cap

Royalties are paid at 33.33 percent with the 30 percent royalty paid in kind and the 3.33 percent royalty paid in cash. The amended Windfall Profits Tax also sets a new royalty cap per barrel of $80 ($70 per barrel in 2012). The law does not specify whether the cap on royalties is applicable to royalties paid in-cash, in-kind, or both. Per instructions received from PDVSA, Petrodelta reports royalties, whether paid in-cash or in-kind, at $80 per barrel (royalty barrels x $80). Per our interpretation of the Windfall Profits Tax law and as required under U.S. GAAP, the $80 cap on royalty barrels should only be applied to the 3.33 percent royalty which Petrodelta pays in cash. The revenues and royalties in the table above have been adjusted to report royalties paid in-kind at the oil price applicable for the period. For the year ended December 31, 2013, the reduction to oil sales due to the $80 cap applied to all royalty barrels was $38.4 million ($12.1 million net to our percent interest for the period) ($113.7 million [$36.4 million net to our 32 percent interest] for the year ended December 31, 2012). While both methods of reporting result in the same amount being reported for net sales, our method results in prices per barrel of oil which are consistent with the prices expected under the Sales Contract.

Functional Currency

Petrodelta’s functional and reporting currency is the U.S. Dollar. PPSA is obligated to make payment to Petrodelta in U.S. Dollars in the case of payment for crude oil and natural gas liquids delivered. In addition, major contracts for capital expenditures and lease operating expenditures are denominated in U.S. Dollars. Any dividend paid by Petrodelta will be made in U.S. Dollars.

Petrodelta has currency exchange risk from fluctuations of the official prevailing exchange rate that applies to their operating costs denominated in Venezuela Bolivars (“Bolivars”). The monetary assets that are exposed to exchange rate fluctuations are cash, accounts receivable, prepaid expenses and other current assets. The monetary liabilities that are exposed to exchange rate fluctuations are accounts payable, accruals, current and deferred income tax and other tax obligations and other current liabilities. All monetary assets and liabilities incurred at the official Bolivar exchange rate are settled at the official Bolivar exchange rate. The official prevailing currency exchange rate was increased from 4.3 Bolivars per U.S. Dollar to 6.3 Bolivars per U.S. Dollar in February 2013. Petrodelta reflected a gain of approximately $169.6 million on revaluation of its non-income tax related assets and liabilities during the year ended December 31, 2013 primarily related to the February 2013 devaluation.

As a result of legislation enacted in December 2013 and January and February of 2014, Venezuela now has a multiple exchange rate system. Most of Petrodelta’s transactions are subject to a fixed official exchange rate of 6.3. In addition, there is a variable official exchange rate system in which the exchange rate is determined through auctions (11.3 rate as of December 31, 2013). The third system is not yet available as the government has not yet specified the scope of application and mechanics. The financial information is prepared using the official fixed exchange rate (6.3 from February 2013 through December 2013). At December 31, 2013, the balances in Petrodelta’s Bolivar denominated monetary assets and liabilities accounts that are exposed to exchange rate changes are 1,011 million Bolivars and 6,683 million Bolivars, respectively.

Petrodelta’s results were also impacted by PDVSA changing its policy with respect to invoicing for disbursements made in Bolivars on behalf of Petrodelta to require that such invoices be denominated in U.S. dollars rather than Bolivars. This change was implemented in the fourth quarter of 2013 with retroactive application to certain transactions occurring in 2011 and thereafter. As a result of this change, Petrodelta recorded a $14.2 million foreign currency loss in the three months ended December 31, 2013.

Collective Labor Agreement

On February 11, 2014, the Collective Labor Agreement for the period from October 1, 2013 thru October 1, 2015, between the employees of the oil industry represented by the Venezuelan Unitary Federation of workers of the oil, gas, and derivatives (FUTPV) and PDVSA was signed. The Collective Labor Agreement establishes a salary raise and payroll and retirement benefits which has a significant impact on Petrodelta’s payroll cost. The most significant impact is a step increase of salary around 90%, where 59% is to be retroactive from October 1, 2013, then a 23% raise from May 1, 2014 and finally the remaining portion to be adjusted on January 1, 2015.

Dividends

On November 12, 2010, Petrodelta’s board of directors declared a dividend of $30.6 million, $12.2 million net to HNR Finance. Petrodelta shareholder approval of the dividend was received on March 14, 2011. Due to Petrodelta’s liquidity constraints caused by PDVSA’s insufficient monetary support and contractual adherence, as of May 2, 2012, this dividend has not been received, although it is due and payable. Petrodelta’s board of directors declared this dividend and has never indicated that the dividend is not payable, nor that it will not be paid. The dividend receivable is classified as a long-term receivable at December 31, 2013 and 2012 due to the uncertainty in the timing of payment. There is uncertainty with respect to the timing of the receipt of this dividend and whether future dividends will be declared and/or paid. During the term of the Share Purchase Agreement, Harvest Holding may not pay any dividends to HNR Energia, and therefore would not benefit from any dividends paid by Petrodelta during this period. Should this receivable be paid and subsequently distributed to Harvest Holding’s shareholders prior to the second closing sale to Petroandina, we would not receive any portion of the dividend.

Note 7 – Venezuela – Other

See also Note 6 – Investment in Equity Affiliates, Venezuela – Petrodelta, S.A. for further information regarding our Venezuela operations.

Harvest Vinccler’s functional and reporting currency is the U.S. Dollar. They do not have currency exchange risk other than the official prevailing exchange rate that applies to their operating costs denominated in Venezuela Bolivars (“Bolivars”). During the year ended December 31, 2013, Harvest Vinccler exchanged approximately $1.6 million ($1.5 million during the year ended December 31, 2012) and received an average exchange rate of 6.9 Bolivars (5.16 Bolivars during the year ended December 31, 2012) per U.S. Dollar.

The monetary assets that are exposed to exchange rate fluctuations are cash, accounts receivable, prepaid expenses and other current assets. The monetary liabilities that are exposed to exchange rate fluctuations are accounts payable, accruals, current and deferred income tax and other tax obligations and other current liabilities. All monetary assets and liabilities incurred at the official Bolivar exchange rate are settled at the official Bolivar exchange rate. At December 31, 2013, the balances in Harvest Vinccler’s Bolivar denominated monetary assets and liabilities accounts that are exposed to exchange rate changes are 10.2 million Bolivars and 7.2 million Bolivars, respectively. Therefore a change in the exchange rate is not expected to have a material impact on results of operations or our financial position.

Note 8 – Gabon

We are the operator of the Dussafu PSC with a 66.667 percent ownership interest. Located offshore Gabon, adjacent to the border with the Republic of Congo, the Dussafu PSC covers an area of 680,000 acres with water depths up to 1,650 feet.

The Dussafu PSC partners and the Republic of Gabon, represented by the Ministry of Mines, Energy, Petroleum and Hydraulic Resources, entered into the third exploration phase of the Dussafu PSC with an effective date of May 28, 2012. The Direction Generale Des Hydrocarbures (“DGH”) agreed to lengthen the third exploration phase to four years until May 27, 2016.

During 2011, we drilled our first exploratory well, Dussafu Ruche Marin-1 (“DRM-1”), and two appraisal sidetracks. DRM-1 and sidetracks discovered oil of approximately 149 feet of pay within the Gamba and Middle Dentale Formations. DRM-1 and sidetracks are currently suspended pending further exploration and development activities. Operational activities during 2012 included completion of the time processing of 545 square kilometers of seismic, which was acquired in the fourth quarter of 2011, and well planning.

Well planning progressed during 2012 to drill an exploration well in the fourth quarter of 2012 on the Tortue prospect. DTM-1 well was spud November 19, 2012. DTM-1 was drilled with the Scarabeo 3 semi-submersible drilling unit. On January 4, 2013, we announced that DTM-1 had reached the Dental Formation and discovered oil in both the Gamba and Dentale formations. The first appraisal sidetrack of DTM-1 (“DTM-1ST1”) was spud in January 12, 2013 and drilled to a total depth of 11,385 feet in the Dentale Formation and found 65 feet of pay in the primary Dentale reservoir. Work on DTM-1 and DTM-1ST1 was suspended pending future appraisal and development activities.

Geoscience, reservoir engineering and economic studies have progressed and a field development plan is being prepared for a cluster field development of both the Ruche and Tortue discoveries along with existing pre-salt discoveries at Walt Whitman and Moubenga. Planning and contracting for a 3D seismic acquisition survey over the outer half of the license took place. Acquisition of a 1,260 square kilometer survey commenced in October 2013, and the first high quality seismic products are expected to be available during the second quarter of 2014. The new 3D seismic data should also enhance the placement of future development wells in the Ruche and Tortue development program.

See Note 13 – Commitments and Contingencies for a discussion of legal matters related to our Gabon operations.

The Dussafu PSC represents $103.4 million of unproved oil and gas properties including inventory on our December 31, 2013 balance sheet ($76.4 million at December 31, 2012).

Note 9 – Indonesia

In 2007, we entered into a Farmout Agreement to acquire a 47 percent interest in the Budong PSC located mostly onshore West Sulawesi, Indonesia. In April 2008, the Government of Indonesia approved the assignment to us of the 47 percent interest in the Budong PSC. Our partner is the operator through the exploration phase as required by the terms of the Budong PSC, and we have an option to become operator, if approved by the Government of Indonesia and SKK Migas in any subsequent development and production phase.

We acquired our original 47 percent interest in the Budong PSC by committing to fund the first phase of the exploration program up to a cap of $17.2 million, including the acquisition of 2-D seismic and drilling of the first two exploration wells under a Farmout Agreement with our partner in the Budong PSC. Prior to drilling the first exploration well, our partner had a one-time option to increase the level of the carried interest to a maximum of $20.0 million. On September 15, 2010, our partner exercised their option to increase the carry obligation by $2.7 million to a total of $19.9 million. The additional carry increased our ownership by 7.4 percent to 54.4 percent. On March 3, 2011, the Government of Indonesia approved this change in ownership interest.

On January 14, 2011, we exercised our first refusal right to a proposed transfer of interest by the operator to a third party, which allowed us to acquire an additional 10 percent ownership in the Budong PSC at a cost of $3.7 million payable ten business days after completion of the first exploration well. The $3.7 million was paid on April 18, 2011. Closing of this acquisition increased our participating ownership interest in the Budong PSC to 64.4 percent with our cost sharing interest becoming 64.51 percent until first commercial production. On August 11, 2011, the Government of Indonesia approved this change in ownership interest.

The initial exploration term of the Budong PSC was due to expire on January 15, 2013. In September 2012, the operator of the Budong PSC, on behalf of us and the other co-venturer, submitted a request to BPMIGAS under the terms of the Budong PSC for a four-year extension of the initial six-year exploration term of the Budong PSC. In January 2013, we received written approval from SKK Migas of the four-year extension of the initial six-year exploration term.

In November 2012, the Indonesia constitutional court declared BPMIGAS, Indonesia’s oil and gas regulatory authority, to be unconstitutional. In January 2013, SKK Migas, the Special Task Force for oil and gas upstream sector, was formed to replace BPMIGAS.

In December 2012, we signed a farmout agreement with the operator of the Budong PSC to acquire an additional 7.1 percent participating interest and to become operator of the Budong PSC. We assumed the role of operator effective March 25, 2013. Closing of this acquisition on April 22, 2013 increased our participating ownership interest in the Budong PSC to 71.5 percent with our cost sharing interest becoming 72 percent until first commercial production. The consideration for this transaction is that we will fund 100 percent of the costs of the first exploration well of the four-year extension to the Budong PSC. If the exploration well is not drilled by October 2014 (within 18 months of the date of approval from the Government of Indonesia of this transaction), our partner has the right to give us notice that the consideration for the additional 7.1 percent participating interest must be paid in cash for $3.2 million.

We have satisfied all work commitments for the current exploration phase of the Budong PSC. However, the extension of the initial exploration term includes an exploration well, which if not drilled by January 2016, results in the termination of the Budong PSC.

During the initial exploration period, the Budong PSC covered 1.35 million acres. The Budong PSC includes a ten-year exploration period and a 20-year development phase. Pursuant to the terms of the Budong PSC, at the end of the first three-year exploration phase, 45 percent of the original area was to be relinquished to SKK Migas. In January 2010, 35 percent of the original area was relinquished and ten percent of the required relinquishment was deferred until 2011. In January 2011, the deferred ten percent of the original total contract area was relinquished to SKK Migas. The Budong PSC currently covers 0.75 million acres. However, pursuant to the request for extension of the initial exploration term, the contract area held by the Budong PSC at the beginning of the extension period should be reduced, per the terms of the Budong PSC, from the current 55 percent to 20 percent of the original contract area. If the full amount of the required relinquishment is required, 0.3 million acres would remain in the Budong PSC contract area. In January 2013, our partner, on our behalf, submitted a relinquishment proposal of 10 percent to SKK Migas. The retained area will contain all the areas of geological interest to the Budong PSC partners.

Operational activities during 2012 focused on a review of geological and geophysical data obtained from the drilling of LG-1 and KD-1 wells to upgrade the prospectivity of the block and to define a prospect for potential drilling in 2013. We have completed remapping of both the Lariang and Karama Basins with eight leads in the Lariang Basin and five leads in the Karama Basin having been identified. The identification of these leads is the basis for the four-year extension request of the first six-year exploration term.

Operational activities during 2013 included continued work on an exploration program targeting the Pliocene and Miocene targets encountered in the previous two wells. Land access and acquisition; environmental studies; construction and upgrades to access roads, bridges, and well site; permitting; and tender prequalification and procurement are on-going.

We are actively discussing the sale of our interests in Budong, and based on indications of interest received in December 2013, we determined that is it was appropriate to recognize an impairment expense of $0.6 million and a charge included in general and administrative expenses related to a valuation allowance on VAT we do not expect to recover of $2.8 million. The Budong PSC represents $4.6 million of unproved oil and gas properties including inventory on our December 31, 2013 balance sheet ($5.3 million at December 31, 2012).

Note 10 – China

In December 1996, we acquired a petroleum contract with China National Offshore Oil Corporation (“CNOOC”) for the WAB-21 area. The WAB-21 petroleum contract covers 6.2 million acres in the South China Sea, with an option for an additional 1.25 million acres under certain circumstances, and lies within an area which is the subject of a border dispute between China and Socialist Republic of Vietnam (“Vietnam”). Vietnam has executed an agreement on a portion of the same offshore acreage with another company. The border dispute has lasted for many years, and there has been limited exploration and no development activity in the WAB-21 area due to the dispute. Due to the border dispute between China and Vietnam, we have been unable to pursue an exploration program during Phase One of the contract. As a result, we have obtained license extensions, with the current extension in effect until May 31, 2013. The Joint Management Committee has approved an extension of the license until May 31, 2015. We are meeting with CNOOC in April 2013 to discuss the ratification of the extension. Regular meetings are held with CNOOC with contingent work programs being planned and annual budgets being set. While no assurance can be given, we believe we will continue to receive contract extensions so long as the border disputes persist. Even though there continues to be increasing activity on the Vietnamese blocks which we believe confirms our view of WAB-21’s prospectivity, we impaired the carrying value of WAB-21 of $2.9 million during the year ended December 31, 2012 due to our continued inability to pursue an exploration program. However, we continue to seek permission to acquire regional 2-D seismic and localized 3-D seismic.

Note 11 – Debt

Debt consists of the following (in thousands):

	As of December 31,
	2013	2012
Senior notes, unsecured, with interest at 11%	$79,750	$79,750
Discount on 11% senior unsecured notes	(2,270)	(4,911)
Less current portion	(77,480)	0

	$0	$74,839

On October 11, 2012, we closed the sale of $79.8 million aggregate principal amount of 11 percent senior unsecured notes due October 11, 2014. Under the terms of the notes, interest is payable quarterly in arrears on January 1, April 1, July 1 and October 1, beginning January 1, 2013. The 11 percent senior unsecured notes are general unsecured obligations, ranking equally in right of payment with all our future senior unsecured indebtedness. The senior unsecured notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries.

The 11 percent senior unsecured notes were issued at a price of 96 percent of principal amount. The original issue discount (“OID”) is recorded as a Discount on Debt. Warrants to purchase up to 0.8 million shares of our common stock with an exercise price of $10.00 per share were issued in connection with the 11 percent senior unsecured notes. The fair value of the warrants is recorded as Discount on Debt. The OID and Discount on Debt are being amortized over the life of the debt.

Financing costs associated with the 11 percent senior unsecured notes are recorded in other assets and are amortized over the life of the notes. The balance for financing costs, substantially all of which relates to the 11 percent senior unsecured notes, was $1.3 million at December 31, 2013 ($3.2 million at December 31, 2012).

As discussed in Note 2 – Liquidity, we used a portion of the $125 million in proceeds from the sale of the 29 percent interest in Harvest Holding that we received on December 16, 2013, to redeem all of our 11% Senior Notes due 2014. The notes were redeemed on January 11, 2014, for $80.0 million, including principal and accrued and unpaid interest. As a result of the redemption, we will record a loss on extinguishment of debt of approximately $3.6 million during the three months ended March 31, 2014. This loss is primarily includes the write off of the discount on debt ($2.3 million) and the expensing of financing costs related to the term loan facility ($1.3 million).

In the event that a sale of assets (farm-outs are not included in the definition of a sale of assets in the indenture) for more than $5.0 million in the aggregate occurs, within 30 days of such event, we are required to make an offer to all noteholders of our 11 percent senior unsecured notes to purchase the maximum principal amount of our 11 percent senior unsecured notes that may be purchased out of the sales proceeds at an offer price in cash in an amount equal to 105.5 percent of the principal amount plus accrued and unpaid interest, if any. In the event of a change in control or a sale of Petrodelta, the noteholders of our 11 percent senior unsecured notes have the right to require us to repurchase all or any part of the 11 percent senior unsecured notes at a repurchase price equal to 101 percent in the case of a change in control or 105.5 percent in the case of a sale of Petrodelta plus accrued interest.

As of December 31, 2012, we assessed the prepayment requirements and concluded that this feature met the criteria to be considered an embedded derivative. We considered the probabilities of these events occurring and determined that the derivative had a value of $0 million at December 31, 2012. Due to the notice of redemption issued on December 11, 2013 prior to a sale of assets, change in control or sale of Petrodelta, we determined that this feature was not an embedded derivative at December 31, 2013.

On February 17, 2010, we closed an offering of $32.0 million in aggregate principal amount of our 8.25 percent senior convertible notes. Under the terms of the notes, interest was payable semi-annually in arrears on March 1 and September 1 of each year, beginning September 1, 2010. The senior convertible notes matured on March 1, 2013 unless earlier redeemed, repurchased or converted. The notes were convertible into shares of our common stock at a conversion rate of 175.2234 shares of common stock per $1,000 principal amount of senior convertible notes, equivalent to a conversion price of approximately $5.71 per share of common stock. The 8.25 percent senior convertible notes were general unsecured obligations, ranking equally with all of our other unsecured senior indebtedness, if any, and senior in right of payment to any of our subordinated indebtedness, if any.

Non-cash payment of debt during the year ended December 31, 2012 was $25.5 million of the senior convertible notes exchanged for 4.6 million shares of common stock at an effective exchange price of $5.59 per share. The difference between the exchange price and the market price on the date of the transaction is recorded as debt conversion expense on our consolidated statements of operations and comprehensive income (loss). The remaining balance of the senior convertible notes, $6.0 million, was repaid by way of a non-cash exchange for approximately $10.5 million of the 11 percent senior unsecured notes, the value of which was agreed to by us and the noteholder that the noteholder would have otherwise attained had the noteholder converted the note into shares of common stock. The difference between the value of the senior convertible notes exchanged and the senior unsecured notes received is recorded as a loss on extinguishment of debt on our consolidated statements of operations and comprehensive income (loss).

Financing costs associated with the 8.25 percent senior convertible notes were amortized over the life of the notes and were recorded in other assets. In connection with the exchange of convertible notes into our common stock, we reclassified $0.6 million of deferred financing costs to additional paid in capital. Financing costs for the convertible notes were fully amortized or reclassified at December 31, 2012.

The principal payment requirements for our debt outstanding at December 31, 2013 are as follows (in thousands):

2014	$79,750

$79,750

Note 12 – Warrant Derivative Liabilities

The Warrants, which have anti-dilution protection features, do not meet the conditions to obtain equity classification under ASC 480 “Distinguishing Liabilities From Equity” as there are conditions which may require settlement by transferring assets. These Warrants are required to be carried as derivative liabilities, at fair value, with current changes in fair value reflected in our consolidated statements of operations and comprehensive income. As of December 31, 2013, the Warrants consisted of 1,826,001 warrants (1,720,334 at December 31, 2012) issued under the warrant agreements dated November 2010 in connection with a $60 million term loan facility. The fair value of the Warrants as of December 31, 2013 was $1.07 per warrant ($3.18 per warrant at December 31, 2012).

In the occurrence of a fundamental change, we are required to repurchase the Warrants at the higher of (1) the fair market value of the warrant and (2) a valuation based on a computation of the option value of the Warrant using the Black-Scholes calculation method using the assumptions described in the warrant agreement. A fundamental change is defined as the occurrence of one of the following events: a) a person or group becomes the direct or indirect owner of more than 50 percent of the voting power of the outstanding common stock, b) a merger event or similar transaction in which the majority owners before the transaction fail to own a majority of the voting power of the Company after the transaction, and c) approval of a plan of liquidation or dissolution of the Company or sale of all or substantially all of the Company’s assets.

Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such the Monte Carlo model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair value, our income will reflect the volatility in these estimate and assumption changes.

The Monte Carlo model is used on the Warrants to reasonably value the potential future exercise price adjustments triggered by the anti-dilution provisions. This requires Level 3 inputs (see Note 3 – Summary of Significant Accounting Policies, Financial Instruments and Fair Value Measurements) which are based on our estimates of the probability and timing of potential future financings and fundamental transactions. The assumptions summarized in the following table were used to calculate the fair value of the warrant derivative liability that was outstanding as of any of the balance sheet dates presented on our consolidated balance sheets:

	Fair Value Hierarchy Level
		As of December 31,
		2013	2012
Significant assumptions (or ranges):
Stock price	Level 1 input	$4.52	$9.07
Term (years)		1.83	2.83
Volatility	Level 2 input	94%	70%
Risk-free rate	Level 1 input	0.34%	0.33%
Dividend yield	Level 2 input	0.0%	0.0%
Scenario probability (fundamental change event/debt raise/equity raise)	Level 3 input	60%/40%/0%	0%/80%/20%

Inherent in the Monte Carlo valuation model are assumptions related to expected stock price volatility, expected life, risk-free interest rate and dividend yield. As part of our overall valuation process, management employs processes to evaluate and validate the methodologies, techniques and inputs, including review and approval of valuation judgments, methods, models, process controls, and results. These processes are designed to help ensure that the fair value measurements and disclosures are appropriate, consistently applied, and reliable. We estimate the volatility of our common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury yield curve as of the valuation dates for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which we anticipate to remain at zero.

All our warrant derivative contracts are recorded at fair value and are classified as warrant derivative liability on the consolidated balance sheet. The following table summarizes the effect on our income (loss) associated with changes in the fair values of our warrant derivative financial instruments:

	Year Ended December 31,
	2013	2012
	(in thousands)
Unrealized gain (loss) on warrant derivatives	$3,517	$(600)

Note 13 – Commitments and Contingencies

We have employment contracts with five executive officers which provide for annual base salaries, eligibility for bonus compensation and various benefits. The contracts provide for a lump sum payment as a multiple of base salary in the event of termination of employment without cause. In addition, these contracts provide for payments as a multiple of base salary and bonus, excise tax reimbursement, outplacement services and a continuation of benefits in the event of termination without cause following a change in control. By providing one year notice, these agreements may be terminated by either party on or after May 31, 2013.

We have regional/technical offices in Singapore and field offices in Jakarta, Indonesia and Port Gentil, Gabon to support field operations in those areas. At December 31, 2013 we had the following lease commitments for office space (in thousands):

	Payments Due by Period
	Total	Less than 1 Year	1-2 Years	3-4 Years	After 4 Years

Office leases	$583	$521	$62	$0	$0

We have various contractual commitments pertaining to exploration, development and production activities. We entered the third exploration phase of the Dussafu PSC on May 28, 2012. In January 2013, the Budong PSC partners were granted a four year extension of the initial six year exploration term of the Budong PSC to January 15, 2017. The extension of the initial exploration term includes an exploration well, which if not drilled by January 2016, results in the termination of the Budong PSC. If we do not drill an exploration well before October 2014, our partner has the right to give us notice that the consideration for the additional 7.1 percent participating interest must be paid in cash for $3.2 million. See Note 9 – Indonesia. These work commitments are non-discretionary; however, we do have the ability to control the pace of expenditures.

Kensho Sone, et al. v. Harvest Natural Resources, Inc., in the United States District Court, Southern District of Texas, Houston Division. On July 24, 2013, 70 individuals, all alleged to be citizens of Taiwan, filed an original complaint and application for injunctive relief relating to the Company’s interest in the WAB-21 area of the South China Sea. The complaint alleges that the area belongs to the people of Taiwan and seeks damages in excess of $2.9 million and preliminary and permanent injunctions to prevent the Company from exploring, developing plans to extract hydrocarbons from, conducting future operations in, and extracting hydrocarbons from, the WAB-21 area. The Company has filed a motion to dismiss and intends to vigorously defend these allegations.

The following related class action lawsuits were filed on the dates specified in the United States District Court, Southern District of Texas: John Phillips v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (March 22, 2013) (“Phillips case”); Sang Kim v. Harvest Natural Resources, Inc., James A. Edmiston, Stephen C. Haynes, Stephen D. Chesebro’, Igor Effimoff, H. H. Hardee, Robert E. Irelan, Patrick M. Murray and J. Michael Stinson (April 3, 2013); Chris Kean v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 11, 2013); Prastitis v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 17, 2013); Alan Myers v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 22, 2013); and Edward W. Walbridge and the Edward W. Walbridge Trust v. Harvest Natural Resources, Inc., James A. Edmiston and Stephen C. Haynes (April 26, 2013). The

complaints allege that the Company made certain false or misleading public statements and demand that the defendants pay unspecified damages to the class action plaintiffs based on stock price declines. All of these actions have been consolidated into the Phillips case. The Company and the other named defendants have filed a motion to dismiss and intend to vigorously defend the consolidated lawsuits.

In June 2012, the operator of the Budong PSC received notice of a claim related to the ownership of part of the land comprising the Karama-1 (“KD-1”) drilling site. The claim asserts that the land on which the drill site is located is partly owned by the claimant. The operator purchased the site from local landowners in January 2010, and the purchase was approved by BPMIGAS, Indonesia’s oil and gas regulatory authority. The claimant is seeking compensation of 16 billion Indonesia Rupiah (approximately $1.4 million, $1.0 million net to our 71.61 percent cost sharing interest) for land that was purchased at a cost of $4,100 in January 2010. On March 8, 2013, the court ruled to dismiss the claim because the claim had not been filed against the proper parties to the claim. On March 19, 2013, the claimant filed an appeal against the judgment. We dispute the claim and plan to vigorously defend against it.

In May 2012, Newfield Production Company (“Newfield”) filed notice pursuant to the Purchase and Sale Agreement between Harvest (US) Holdings, Inc. (“Harvest US”), a wholly owned subsidiary of Harvest, and Newfield dated March 21, 2011 (the “PSA”) of a potential environmental claim involving certain wells drilled on the Antelope Project. The claim asserts that locations constructed by Harvest US were built on, within, or otherwise impact or potentially impact wetlands and other water bodies. The notice asserts that, to the extent of potential penalties or other obligations that might result from potential violations, Harvest US must indemnify Newfield pursuant to the PSA. In June 2012, we provided Newfield with notice pursuant to the PSA (1) denying that Newfield has any right to indemnification from us, (2) alleging that any potential environmental claim related to Newfield’s notice would be an assumed liability under the PSA and (3) asserting that Newfield indemnify us pursuant to the PSA. We dispute Newfield’s claims and plan to vigorously defend against them.

On May 31, 2011, the United Kingdom branch of our subsidiary, Harvest Natural Resources, Inc. (UK), initiated a wire transfer of approximately $1.1 million ($0.7 million net to our 66.667 percent interest) intending to pay Libya Oil Gabon S.A. (“LOGSA”) for fuel that LOGSA supplied to our subsidiary in the Netherlands, Harvest Dussafu, B.V., for the company’s drilling operations in Gabon. On June 1, 2011, our bank notified us that it had been required to block the payment in accordance with the U.S. sanctions against Libya as set forth in Executive Order 13566 of February 25, 2011, and administered by OFAC, because the payee, LOGSA, may be a blocked party under the sanctions. The bank further advised us that it could not release the funds to the payee or return the funds to us unless we obtain authorization from OFAC. On October 26, 2011, we filed an application with OFAC for return of the blocked funds to us. Until that application is approved, the funds will remain in the blocked account, and we can give no assurance when OFAC will permit the funds to be released. Our October 26, 2011 application for the return of the blocked funds remains pending with OFAC.

Robert C. Bonnet and Bobby Bonnet Land Services vs. Harvest (US) Holdings, Inc., Branta Exploration & Production, LLC, Ute Energy LLC, Cameron Cuch, Paula Black, Johnna Blackhair, and Elton Blackhair in the United States District Court for the District of Utah. This suit was served in April 2010 on Harvest and Elton Blackhair, a Harvest employee, alleging that the defendants, among other things, intentionally interfered with plaintiffs’ employment agreement with the Ute Indian Tribe – Energy & Minerals Department and intentionally interfered with plaintiffs’ prospective economic relationships. Plaintiffs seek actual damages, punitive damages, costs and attorney’s fees. We dispute plaintiffs’ claims and plan to vigorously defend against them. On October 29, 2013, we learned that the court administratively closed the case. The case was recently reopened as a result of the Circuit Court of Appeals’ ruling against Plaintiffs’ discovery request. We dispute Plaintiffs’ claims and plan to vigorously defend against them.

Uracoa Municipality Tax Assessments. Harvest Vinccler S.C.A., a subsidiary of Harvest Holding (“Harvest Vinccler”), has received nine assessments from a tax inspector for the Uracoa municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•	Three claims were filed in July 2004 and allege a failure to withhold for technical service payments and a failure to pay taxes on the capital fee reimbursement and related interest paid by PDVSA under the Operating Service Agreement (“OSA”). Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss one of the claims and has protested with the municipality the remaining claims.

•	Two claims were filed in July 2006 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Tax Court in Barcelona, Venezuela, on these claims.

•	Two claims were filed in August 2006 alleging a failure to pay taxes on estimated revenues for the second quarter of 2006 and a withholding error with respect to certain vendor payments. Harvest Holding has filed a protest with the Tax Court in Barcelona, Venezuela, on one claim and filed a protest with the municipality on the other claim.

•	Two claims were filed in March 2007 alleging a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a protest with the municipality on these claims.

Harvest Vinccler disputes the Uracoa tax assessments and believes it has a substantial basis for its positions based on the interpretation of the tax code by SENIAT (the Venezuelan income tax authority), as it applies to operating service agreements, Harvest Holding has filed claims in the Tax Court in Caracas against the Uracoa Municipality for the refund of all municipal taxes paid since 1997.

Libertador Municipality Tax Assessments. Harvest Vinccler has received five assessments from a tax inspector for the Libertador municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•	One claim was filed in April 2005 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Mayor’s Office and a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss the claim. On April 10, 2008, the Tax Court suspended the case pending a response from the Mayor’s Office to the protest. If the municipality’s response is to confirm the assessment, Harvest Holding will defer to the Tax Court to enjoin and dismiss the claim.

•	Two claims were filed in June 2007. One claim relates to the period 2003 through 2006 and seeks to impose a tax on interest paid by PDVSA under the OSA. The second claim alleges a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

•	Two claims were filed in July 2007 seeking to impose penalties on tax assessments filed and settled in 2004. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

Harvest Vinccler disputes the Libertador allegations set forth in the assessments and believes it has a substantial basis for its position. As a result of the SENIAT’s interpretation of the tax code as it applies to operating service agreements, Harvest Vinccler has filed claims in the Tax Court in Caracas against the Libertador Municipality for the refund of all municipal taxes paid since 2002.

On May 4, 2012, Harvest Vinccler learned that the Political Administrative Chamber of the Supreme Court of Justice issued a decision dismissing one of Harvest Vinccler’s claims against the Libertador Municipality. Harvest Vinccler continues to believe that it has sufficient arguments to maintain its position in accordance with the Venezuelan Constitution. Harvest Vinccler plans to present a request of Constitutional Revision to the Constitutional Chamber of the Supreme Court of Justice once it is notified officially of the decision. Harvest Vinccler has not received official notification of the decision. Harvest Vinccler is unable to predict the effect of this decision on the remaining outstanding municipality claims and assessments.

On February 21, 2014, Tecnica Vial and Flamingo, our partners in Colombia on Blocks VSM14 and VSM15, respectively, filed for arbitration of claims related to the farmout agreements for each block. We had received notices of default from our partners for failing to comply with certain terms of the farmout agreements, followed by notices of termination on November 27, 2013. We determined that it was appropriate to fully impair the costs associated with these interests, and we recorded an impairment charge of $3.2 million during the year ended December 31, 2013 which includes an accrual of $2 million related to this matter. We intend to vigorously defend the arbitration.

We are a defendant in or otherwise involved in other litigation incidental to our business. In the opinion of management, there is no such litigation that will have a material adverse effect on our financial condition, results of operations and cash flows.

Note 14 – Taxes

Taxes on Income

The tax effects of significant items comprising our net deferred income taxes are as follows:

	As of December 31,
	2013		2012
	Foreign	United States And Other	Foreign	United States And Other
	(in thousands)
Deferred tax assets:
Operating loss carryforwards	$58,051	$2,928	$54,231	$4,498
Stock-based compensation	—	8,056	—	8,091
Accrued compensation	—	598	—	739
Oil and gas properties	1,606	1,015	—	—
Alternative minimum tax credit	—	4,501	—	2,261
Other	—	145	—	861

Total deferred tax assets	59,657	17,243	54,231	16,450

Deferred tax liabilities:
Tax on unremitted earnings of foreign subsidiaries	—	(89,900)	—	—
Accrued income	—	—	(1,005)	—
Prepaids	—	(198)	—	(373)
Other liabilities	—	(82)	—	(35)
Fixed assets	—	(12)	—	(28)

Total deferred tax liabilities	—	(90,192)	(1,005)	(436)

Net deferred tax asset (liability)	59,657	(72,949)	53,226	16,014
Valuation allowance	(59,576)	—	(52,427)	(15,992)

Net deferred tax asset (liability) after valuation allowance	$81	$(72,949)	$799	$22

After assessing the possible actions which management may take in 2014 and the next few years, as discussed further below, during the year ended December 31, 2013, we recognized a deferred tax liability of $89.9 million related to income tax on undistributed earnings for foreign subsidiaries.

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets (“DTAs”). A significant piece of objective negative evidence evaluated was the cumulative losses incurred in our foreign operating entities over the three-year period ended December 31, 2013. Such objective evidence limits the ability to consider other subjective evidence such as our projections for future growth. We have therefore placed a valuation allowance (“VA”) on all of our foreign DTAs with the exception of $0.1 million related to NOL carryforwards in Venezuela which would be realized upon settlement of uncertain tax positions.

Management also reviewed the earnings history of our U.S. operations and determined that, while the Company does not have domestic production, it is expected to have sufficient taxable income in the U.S. related to the expected sale of the remaining equity interest in Harvest Holding. This is expected to allow the Company the ability to utilize the benefits related to its deferred tax assets which previously had a valuation allowance. As such, the Company has released the valuation allowances on the U.S. deferred tax assets.

The components of loss from continuing operations before income taxes are as follows:

	Year Ended December 31,
	2013	2012
	(in thousands)
Loss before income taxes
United States	$(31,072)	$(33,841)
Foreign	(40,725)	(18,915)

Total	$(71,797)	$(52,756)

The provision (benefit) for income taxes on continuing operations consisted of the following at December 31:

	Year Ended December 31,
	2013	2012
	(in thousands)
Current:
United States	$2,279	$(717)
Foreign	44	929

	2,323	212

Deferred:
United States	72,971	(22)
Foreign	(2,207)	(799)

	70,764	(821)

	$73,087	$(609)

A comparison of the income tax expense (benefit) on continuing operations at the federal statutory rate to our provision for income taxes is as follows:

	Year Ended December 31,
	2013	2012
	(in thousands)
Income tax expense (benefit) from continuing operations:
Tax expense (benefit) at U.S. statutory rate	$(25,129)	$(17,938)
Effect of foreign source income and rate differentials on foreign income	204	239
Tax gain associated with sale of interest in Harvest Holding	7,474	—
Subpart F income	16,615	—
Tax on unremitted earnings of foreign subsidiaries	89,900	—
Expired losses	1,356	—
Other changes in valuation allowance	(10,643)	10,331
Change in applicable statutory rate	(404)	—
Other permanent differences	(2,546)	1,431
Return to accrual and other true-ups	2,919	1,257
Debt exchange	—	2,758
Warrant derivatives	(1,180)	—
Liability for uncertain tax positions	(5,553)	799
Other	74	514

Total income tax expense – continuing operations	73,087	(609)
Income tax expense (benefit) from discontinued operations:
Total income tax expense (benefit) – discontinued operations	—	—

Total income tax expense (benefit)	$73,087	$(609)

Rate differentials for foreign income result from tax rates different from the U.S. tax rate being applied in foreign jurisdictions.

At December 31, 2013, we have the following net operating losses available for carryforward (in thousands):

United States	$8,364	Available for up to 20 years from 2012
Indonesia	54,435	Available for up to 5 years from 2011
Gabon	23,268	Available for up to 3 years from 2010
Oman	25,174	Available for up to 5 years from 2009
The Netherlands	109,634	Available for up to 9 years from 2007
Venezuela	3,043	Available for up to 3 years from 2010
Colombia	1,214	Available indefinitely

As a result of the first closing sale to Petroandina, the Company realized a tax gain of $47.5 million which is included in U.S. taxable income pursuant to the provisions of the Internal Revenue Code. The Company utilized $10.8 million of available losses from prior years as well as a current year tax loss of $36.7 million to offset income resulting from the sale resulting in no regular tax for the year ended December 31, 2013 leaving $8.4 million of losses available to offset taxable income in future periods. However, as a result of the alternative minimum tax provisions, we did incur AMT of $2.1 million increasing the amount of the AMT credit carryforward.

During the year, the Company released $5.6 million from our reserve for uncertain tax positions. This was primarily related to resolution of a Dutch tax issue regarding treatment of certain costs charged to our Dutch affiliate. However, a portion of this amount was offset by an adjustment to the valuation allowance, resulting in a net impact of $2.2 million.

If the U.S. operating loss carryforwards are ultimately realized, there would be no amounts credited to additional paid in capital for tax benefits associated with deductions for income tax purposes related to stock options and convertible debt.

Accumulated Undistributed Earnings of Foreign Subsidiaries

As of December 31, 2013, the book-tax outside basis difference in our foreign subsidiary resulting from unremitted earnings was approximately $334.8 million. Prior to 2013, no U.S. taxes had been recorded on these earnings as it was our practice and intention to reinvest the earnings of our non-U.S. subsidiaries in those operations.

Under ASC 740-30-25-17, no deferred tax liability must be recorded if sufficient evidence shows that the subsidiary has invested or will invest the undistributed earnings or that the earnings will be remitted in a tax-free manner. Management must consider numerous factors in determining timing and amounts of possible future distribution of these earnings to the parent company and whether a U.S. deferred tax liability should be recorded for these earnings. These factors include the future operating and capital requirements of both the parent company and the subsidiaries, remittance restrictions imposed by foreign governments or financial agreements and tax consequences of the remittance, including possible application of U.S. foreign tax credits and limitations on foreign tax credits that may be imposed by the Internal Revenue Code and regulations.

During the fourth quarter of 2013, management evaluated numerous factors related to the timing and amounts of possible future distribution of these earnings to the parent company, with consideration of the pending sale of the remaining equity interest in Harvest Holding as well as possible sales of other non-U.S. assets. While we will continue to invest the undistributed earnings to the extent possible and operate the Company’s business in the normal course, management is also considering distributions to the Company’s shareholders which could include the distribution of proceeds from the sales of assets by the Company’s foreign subsidiaries to the U.S. parent company resulting in U.S. taxable income. Because management is pursuing various alternatives, a determination was made that it was appropriate to record a deferred tax liability associated with the unremitted earnings of our foreign subsidiaries of $89.9 million in the fourth quarter of 2013. This liability includes $51.1 million which could become payable currently upon the sale of the remaining interest in Harvest Holding and is therefore reflected as a current deferred tax liability.

Accounting for Uncertainty in Income Taxes

The FASB issued ASC 740-10 (prior authoritative literature: Financial Interpretation No. [“FIN”] 48, “Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 [“FIN 48”]) to create a single model to address accounting for uncertainty in tax positions. FIN 48 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

We or one of our subsidiaries file income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. With few exceptions, we are no longer subject to U.S. federal, state and local tax examinations by tax authorities for years before 2009. Our primary income tax jurisdictions and their respective open audit years are:

Tax Jurisdiction	Open Audit Years
United States	2010 – 2013
The Netherlands	2010 – 2013
Singapore	2009 – 2013
United Kingdom	2012 – 2013
Venezuela	2009 – 2013
Colombia	2013

In January 2014, the IRS began an audit of our tax returns for 2011 and 2012.

A reconciliation of the beginning amount, and current year additions, of unrecognized tax benefits follows:

	Year Ended December 31,
	2013	2012
	(in thousands)
Balance at beginning of year	$5,871	$5,072
Additions for tax positions of prior years	—	799
Reductions for tax positions of prior years	(5,553)	—

Balance at end of year	$318	$5,871

The release of the reserve for uncertain tax positions of $5.6 million during the year ended December 31, 2013 is primarily related to the resolution of a Dutch tax matter regarding treatment of certain costs charged to our Dutch affiliate. However, a portion of this amount was offset by an adjustment to the valuation allowance resulting in a net tax benefit of $2.2 million. If the above tax benefits were recognized, the full amount would affect the effective tax rate. We have accrued interest of $0.0 million, and penalty of $0.1 million. We believe that it is likely that remaining amount for the uncertain tax position will be resolved within the next twelve months, and the amount of unrecognized tax benefits will significantly decrease.

Note 15 – Stock-Based Compensation and Stock Purchase Plans

Total share-based compensation expense, which includes stock options, restricted stock, stock appreciation rights (“SARs”), and restricted stock units (“RSUs”), totaled $2.3 million for the year ended December 31, 2013 ($5.2 million for the year ended December 31, 2012). All awards utilize the straight line method of amortization over vesting terms. RSUs and SARs can be cash settled and are accounted for as liability instruments.

The cash flows resulting from tax deductions in excess of the compensation cost recognized for share-based awards (excess tax benefits) are classified as financing cash flows. We did not realize tax benefits from share-based awards during the years ended December 31, 2013 or 2012.

Long Term Incentive Plans

As of December 31, 2013, we had several long term incentive plans under which stock options, restricted stock, SARs and RSUs can be granted to eligible participants including employees, non-employee directors and consultants of our Company or subsidiaries:

•	2010 Long Term Incentive Plan, as amended (“2010 Plan”) – Provides for the issuance of up to 2,725,000 shares of our common stock in satisfaction of stock options, SARs, restricted stock, RSUs and other stock-based awards. No more than 700,000 shares may be granted as restricted stock and no individual may be granted more than 1,000,000 stock options or SARs. The 2010 Plan also permits the granting of performance awards to eligible employees and consultants. In the event of a change in control, all outstanding stock options and SARs become immediately exercisable to the extent permitted by the plan, and any restrictions on restricted stock and RSUs lapse.

•	2006 Long Term Incentive Plan (“2006 Plan”) – Provides for the issuance of up to 1,825,000 shares of our common stock in satisfaction of stock options, SARs and restricted stock. No more than 325,000 shares may be granted as restricted stock, and no individual may be granted more than 900,000 stock options or SARs and not more than 175,000 shares of restricted stock during any period of three consecutive calendar years. The 2006 Plan also permits the granting of performance awards to eligible employees and consultants. In the event of a change in control, all outstanding stock options and SARs become immediately exercisable to the extent permitted by the plan, and any restrictions on restricted stock lapse.

•	2004 Long Term Incentive Plan (“2004 Plan”) – Provides for the issuance of up to 1,750,000 shares of our common stock in satisfaction of stock options, SARs and restricted stock. No more than 438,000 shares may be granted as restricted stock, and no individual may be granted more than 438,000 stock options and not more than 110,000 shares of restricted stock over the life of the plan. The 2004 Plan also permits the granting of performance awards to eligible employees and consultants. In the event of a change in control, all outstanding stock options and SARs become immediately exercisable to the extent permitted by the plan, and any restrictions on restricted stock lapse.

•	2001 Long Term Stock Incentive Plan (“2001 Plan”) – Provides for the issuance of up to 1,697,000 shares of our common stock in the form of Incentive Stock Options and Non-Qualified Stock Options. No officer may be granted more than 500,000 stock options during any one fiscal year, as adjusted for any changes in capitalization, such as stock splits. In the event of a change in control, all outstanding options become immediately exercisable to the extent permitted by the plan.

Stock Options

Stock options granted under the plans must be no less than the fair market value of our common stock on the date of grant. Stock options granted under the plans generally are exercisable in varying cumulative periodic installments after one year. Stock options granted under the plans expire five to ten years from the date of grant. Stock options to purchase 52,333 common shares remained available for grant as of December 31, 2013 (85,006 as of December 31, 2012).

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option-pricing model which uses assumptions for the risk-free interest rate, volatility, dividend yield and the expected term of the options. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for a period equal to the expected term of the option. Expected volatility is based on historical volatilities of our stock. We do not assume any dividend yield since we do not pay dividends. The expected term of options granted is the weighted average life of stock options and represents the period of time that options are expected to be outstanding.

We also consider an estimated forfeiture rate for these stock option awards, and we recognize compensation cost only for those shares that are expected to vest, on a straight-line basis over the requisite service period of the award, which is generally the vesting term of three years. The forfeiture rate is based on historical experience.

Stock option transactions under our various stock-based employee compensation plans are presented below:

Options	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value

	(in thousands, except exercise price)
Options outstanding as of December 31, 2012	3,897	$9.62	2.6 years	$3,064
Granted	920	4.80
Exercised	(20)	(6.10)
Cancelled	(64)	(6.74)

Options outstanding as of December 31, 2013	4,733	$8.74	2.1 years	$0

Options exercisable as of December 31, 2013	2,905	$9.85	1.3 years	$0

Of the options outstanding, 2.9 million were exercisable at weighted-average exercise price of 9.85 as of December 31, 2013 (2.5 million at $10.12 at December 31, 2012).

During the year ended December 31, 2013, we awarded stock options vesting over three years to purchase 920,004 of our common shares to our employees and executive officers (451,298 stock options during the year ended December 31, 2012).

The value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Year Ended December 31,
	2013	2012
For options granted during:
Weighted average fair value	$3.06	$2.85
Weighted average expected life	5 years	5 years
Expected volatility (1)	79.4%	67.3%
Risk-free interest rate	1.3%	0.7%
Dividend yield	0.0%	0.0%

(1)	Expected volatilities are based on historical volatilities of our stock.

A summary of our unvested stock option awards as of December 31, 2013, and the changes during the year then ended is presented below:

Unvested Stock Options	Outstanding	Weighted- Average Grant-Date Fair Value

	(in thousands, except per share amount)
Unvested as of December 31, 2012	1,380	$4.88
Granted	920	3.06
Vested	(452)	(4.27)
Forfeited	(20)	(3.04)

Unvested as of December 31, 2013	1,828	4.14

In September 2005, we issued 225,000 options at an exercise price of $10.91, and 165,000 options at an exercise price of $10.80, both from the 2004 Plan. From the 2001 Plan, we issued 85,000 options at an exercise price of $10.80. These grants all contained performance requirements. The performance requirements state that the average closing price of the Company’s common stock must equal or exceed $20 per share for ten consecutive trading days for these options to vest. These options are included as unvested options in the tables above.

The total intrinsic value of stock options exercised during the year ended December 31, 2013 was $0.1 million (2012: $0.3 million). The total fair value of stock options that vested during the year ended December 31, 2013, was $1.9 million ($1.9 million during the year ended December 31, 2012).

As of December 31, 2013, there was $3.1 million of total future compensation cost related to unvested stock option awards that are expected to vest. That cost is expected to be recognized over a weighted average period of 2.1 years.

Restricted Stock

Restricted stock is issued on the grant date, but cannot be sold or transferred. Restricted stock granted to directors vest one year after date of grant. Restricted stock granted to employees vest at the third year after date of grant. Vesting of the restricted stock is dependent upon the employee’s continued service to Harvest.

A summary of our restricted stock awards as of December 31, 2013, and the changes during the year then ended is presented below:

Restricted Stock	Outstanding	Weighted Average Grant-Date Fair Value

Unvested as of December 31, 2012	284,750	$8.93
Granted	190,002	4.80
Vested	(160,600)	(7.23)
Forfeited	0

Unvested as of December 31, 2013	314,152	7.30

On July 18, 2013, we awarded 100,002 shares of restricted stock to directors and 90,000 shares to employees as long-term incentives (0 shares during the year ended December 31, 2012). In 2012, we awarded 2,000 shares to new hire employees as employment inducement grants under a New York Stock Exchange (“NYSE”) exception (there were no such awards during the year ended December 31, 2013). The restricted stock issued in 2013 had an aggregate fair value at the date of grant of $0.9 million ($0.01 million during the year ended December 31, 2012). The restricted stock is scheduled to vest at the third year after date of grant for employees and one year after date of grant for directors. The value of the restricted stock that vested during the year ended December 31, 2013 was $1.2 million ($0.8 million during the year ended December 31, 2012). The weighted average grant date fair value of awards granted in 2012 was $5.85.

As of December 31, 2013 there was $0.8 million of total future compensation cost related to unvested restricted stock awards that are expected to vest. That cost is expected to be recognized over a weighted average period of 1.4 years.

Stock Appreciation Rights (“SARs”)

All SAR awards granted to date have been granted outside of active long-term incentive plans and are held by Harvest employees. SARs granted in 2009 vest ratably over three years beginning with the third year of grant. SARs granted in 2012 vest ratably over three years beginning in the first year of grant. Vesting of SARs is dependent upon the employee’s continued service to Harvest. SAR awards are settled either in cash or Harvest common stock if available through an equity compensation plan. For recording of compensation, we assume the SAR award will be cash-settled and record compensation expense based on the fair value of the SAR awards at the end of each period.

SAR award transactions under our employee compensation plans are presented below:

Stock Appreciation Rights	SARs	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value

				(in thousands)
SARs outstanding as of December 31, 2012	932,202	$4.99
Granted	213,996	4.80
Exercised	0
Cancelled	(19,000)	(5.12)

SARs outstanding as of December 31, 2013	1,127,198	$4.95	3.26 years	$0

SARs exercisable as of December 31, 2013	394,394	$4.91	2.84 years	$0

Of the SAR awards outstanding, 74,997 were exercisable at weighted-average exercise price of $4.60 as of December 31, 2012.

During the year ended December 31, 2013, we awarded 213,996 SARs vesting over three years to our employees and executive officers (707,202 during the year ended December 31, 2012).

The value of each SAR award is estimated on the date of grant using the Black-Scholes option pricing model using the assumptions discussed above.

A summary of our unvested SAR awards as of December 31, 2013, and the changes during the year then ended is presented below:

Unvested Stock Appreciation Rights	Outstanding	Weighted- Average Fair Value

Unvested as of December 31, 2012	857,205	$6.18
Granted	213,996	2.73
Vested	(323,063)	(2.46)
Forfeited	(15,334)	(2.47)

Unvested as of December 31, 2013	732,804	2.54

No SAR awards were exercised during the year ended December 2013. The total intrinsic value of SAR awards exercised during the year ended December 31, 2012 was $0.3 million. The total fair value of SAR awards that vested during the year ended December 31, 2013, was $0.8 million ($0.3 million during the year ended December 31, 2012).

In September 2005, we issued 250,000 stock units with performance requirements at an exercise price of $10.80. The performance requirements are that the average closing price of the Company’s common stock must equal or exceed $25 per share for ten consecutive trading days for these stock units to vest. Upon vesting and exercise, the holder is entitled to 100 percent of the fair market value of the Company’s common stock on exercise date less the exercise price of $10.80. The settlement of these stock units would be a cash payment. These stock units are in addition to the units reflected in the tables above.

As of December 31, 2013, there was $1.2 million of total future compensation cost related to unvested SAR awards that are expected to vest. That cost is expected to be recognized over a weighted average period of 1.8 years.

Restricted Stock Units (“RSUs”)

All RSU awards granted to date have been granted outside of active long-term incentive plans, are held by Harvest employees and directors, and are settled either in cash or Harvest common stock if available through an equity compensation plan. RSU awards granted in 2009 vest ratably over three years beginning with the third year of grant. RSU awards granted in 2012 to employees vest at the third year after date of grant. RSU awards granted in 2012 to directors vest one year after date of grant. Vesting of the RSU awards is dependent upon the employee’s and director’s continued service to Harvest.

A summary of our RSU awards as of December 31, 2013, and the changes during the year then ended is presented below:

Restricted Stock Units	Outstanding	Weighted- Average Fair Value

Unvested as of December 31, 2012	530,006	$9.07
Granted	0
Vested	(202,668)	(4.12)
Forfeited	(5,000)	(4.52)

Unvested as of December 31, 2013	322,338	4.52

During 2012, we awarded 388,000 RSU awards to employees and directors. The RSU awards issued in 2012 had an aggregate fair value at their date of grant of $2.0 million. The 202,668 RSU awards which vested in 2013 were settled in cash. The value of the RSU awards that vested during the year ended December 31, 2013 was $0.8 million ($0.4 million during the year ended December 31, 2012).

As of December 31, 2013 there was $0.5 million of total future compensation cost related to unvested RSU awards expected to vest. That cost is expected to be recognized over a weighted average period of 1.3 years.

Common Stock Warrants

In October 2010, the Company closed a $60 million term loan facility with MSD Energy Investments Private II, LLC (“MSC Energy”), an affiliate of MSD Capital, L.P. This loan facility was fully repaid in May 2011. In connection with this loan facility, in November 2010, we issued (1) 1.2 million warrants exercisable at any time on or after the closing date of the term loan facility for a period of five years from the closing date on a cashless exercise basis at $15 per share until July 28, 2011, the Bridge Date, at which time the exercise price per share would be repriced to equal the lower of $15 or 120 percent of the average closing bid price of Harvest’s common stock for the 20 trading days immediately preceding the Bridge Date (“Tranche A”); (2) 0.4 million warrants exercisable at any time on or after the closing date of the term loan facility for a period of five years from the closing date on a cashless exercise basis at $20 per share until the Bridge Date, at which time the exercise price per share would be repriced to equal the lower of $15 or 120 percent of the average closing bid price of Harvest’s common stock for the 20 trading days immediately preceding the Bridge Date (“Tranche B”); and (3) 4.4 million warrants exercisable at any time on or after the Bridge Date for a period of five years from the Bridge Date on a cashless exercise basis at the lower of $15 per share or 120 percent of the average closing price of Harvest’s common stock for the 20 trading days immediately preceding the Bridge Date (“Tranche C”) (“collectively “the Warrants”). Tranche C was redeemable by Harvest for $0.01 per share at any time prior to the Bridge Date in conjunction with the repayment of the loan prior to the Bridge Date, and on May 17, 2011, in connection with the payment of the term loan facility, we redeemed all of Tranche C at $0.01 per share.

On July 28, 2011, the Bridge Date, Tranche A and Tranche B were repriced to $14.78 per warrant which is the lower of $15 or 120 percent of the average closing bid price of Harvest’s common stock for the 20 trading days immediately preceding the Bridge Date.

The Warrants include anti-dilution provisions which adjust the number of warrants and the exercise price per warrant based on the issuance of additional shares. Under the anti-dilution provision, 105,667 additional warrants were issued in the year ended December 31, 2013 (118,327 additional warrants during the year ended December 31, 2012). In addition, the exercise price per share for all Warrants was repriced to $12.95 per warrant. The Warrants are classified as a liability on our consolidated balance sheets and marked to market.

If a fundamental change occurs, we are required to repurchase the Warrants at the higher of (1) the fair market value of the warrant and (2) a valuation based on a computation of the option value of the Warrant using the Black-Scholes calculation method using the assumptions described in the Warrant Agreement. A fundamental change is defined as “the occurrence of one of the following events: a) a person or group becomes the direct or indirect owner of more than 50% of the voting power of the outstanding common stock, b) a merger event or similar transaction in which the majority owners before the transaction fail to own a majority of the voting power of the Company after the transaction, and c) approval of a plan of liquidation or dissolution of the Company or sale of all or substantially all of the Company’s assets.” The completion of the second closing sale to Petroandina, assuming no prior fundamental change event, would result in a fundamental change event requiring the repurchase of the Warrants. See Note 12 – Warrant Derivative Liabilities for the impact on the valuation of the warrant derivative liabilities.

In connection with the 11 percent senior unsecured notes issued October 11, 2012, we issued warrants to purchase up to 0.7 million share of our common stock with an exercise price of $10.00 per share. The warrants can be exercised at any time up until the three-year anniversary of the closing. The Black-Scholes option pricing model was used in pricing the warrants. On the date of issuance in the year ended December 31, 2012, we recorded a credit to additional paid in capital of $2.8 million for the fair value of the warrants with a corresponding discount on debt on our consolidated balance sheet.

The dates the warrants were issued, the expiration dates, the exercise prices and the number of warrants issued and outstanding at December 31, 2013 were:

			Warrants
Date Issued	Expiration Date	Exercise Price	Issued	Outstanding
			(in thousands)
November 2010	November 2015	$12.95	1,600	1,600
October 2011	November 2015	12.95	2	2
March 2012	November 2015	12.95	73	73
August 2012	November 2015	12.95	30	30
October 2012	November 2015	12.95	15	15
July 2013	November 2015	12.95	29	29
October 2013	November 2015	12.95	22	22
November 2013	November 2015	12.95	55	55
October 2012	October 2015	10.00	687	687

			2,513	2,513

Note 16 – Operating Segments

We regularly allocate resources to and assess the performance of our operations by segments that are organized by unique geographic and operating characteristics. The segments are organized in order to manage regional business, currency and tax related risks and opportunities. Operations included under the heading “United States” include corporate management, cash management, business development and financing activities performed in the United States and other countries, which do not meet the requirements for separate disclosure. All intersegment revenues, other income and equity earnings, expenses and receivables are eliminated in order to reconcile to consolidated totals. Corporate general and administrative and interest expenses are included in the United States segment and are not allocated to other operating segments. In previous years, charges for intersegment general and administrative and interest expenses were included in results for the respective operating segments, and operating segment assets included intersegment receivables and loans. Segment income (loss) and operating segment assets for prior periods have been adjusted to conform to the current presentation method in which intersegment items are eliminated from each segment’s results and assets.

	Year Ended December 31,
	2013	2012
	(in thousands)
Segment Income (Loss) Attributable to Harvest
Venezuela	$58,640	$51,584
Gabon	(12,908)	(2,902)
Indonesia	(9,213)	(4,052)
United States	(120,465)	(42,431)

Income (loss) from continuing operations (a)	(83,946)	2,199
Discontinued operations	(5,150)	(14,410)

Net income (loss) attributable to Harvest	$(89,096)	$(12,211)

(a)	Net of net income attributable to noncontrolling interest.

	As of December 31,
	2013	2012
	(in thousands)
Operating Segment Assets
Venezuela	$500,946	$428,992
Gabon	107,851	80,908
Indonesia	5,004	9,587
United States	121,050	77,037

	734,851	596,524
Discontinued operations	29	313

Total Assets	$734,880	$596,837

Note 17 – Related Party Transactions

In November 2013, the Company sold 1,704,800 shares of its common stock in private placements to twelve purchasers for a price of $3.15 per share resulting in $5.4 million of proceeds from the sale. 246,000 shares of common stock sold in these transactions were sold to six officers and directors of the Company for the same purchase price of $3.15 per share or a total of $0.8 million.

On December 12, 2013, Harvest-Vinccler made an in-kind distribution to its shareholders of a note receivable from HNR Energia that it held. As a result, Vinccler received a $10.4 million note. HNR Energia paid $4.3 million of the amount owed on the note leaving $6.1 million outstanding as of December 31, 2013. Principal and interest are payable upon the maturity date of June 30, 2016. Interest accrues at a rate of US dollar based LIBOR plus 0.5%.

Note 18 – Quarterly Financial Data (unaudited)

Summarized quarterly financial data is as follows:

	Quarter Ended
	March 31	June 30	September 30	December 31
	(amounts in thousands, except per share data)
Year ended December 31, 2013
Expenses	$(5,171)	$(9,653)	$(9,516)	$(21,096)
Non-operating loss	2,253	(1,273)	(7,764)	(19,577)

Loss from continuing operations before income taxes	(2,918)	(10,926)	(17,280)	(40,673)
Income tax expense (benefit)	39	(1,415)	(765)	75,228

Loss from continuing operations	(2,957)	(9,511)	(16,515)	(115,901)
Earnings (loss) from equity affiliate	49,471	7,602	25,747	(10,242)

Income (loss) from continuing operations	46,514	(1,909)	9,232	(126,143)
Discontinued operations	(485)	(1,006)	(2,586)	(1,073)

Net income (loss)	46,029	(2,915)	6,646	(127,216)
Less: net income (loss) attributable to noncontrolling interest	9,932	1,551	4,693	(4,536)

Net income (loss) attributable to Harvest	$36,097	$(4,466)	$1,953	$(122,680)

Basic Earnings (Loss) per Share:
Income (loss) from continuing operations	$0.93	$(0.09)	$0.12	$(2.99)
Discontinued operations	(0.01)	(0.03)	(0.07)	(0.03)

Net income (loss) attributable to Harvest	$0.92	$(0.12)	$0.05	$(3.02)

Diluted Earnings (Loss) per Share:
Income (loss) from continuing operations	$0.92	$(0.09)	$0.12	$(2.99)
Discontinued operations	(0.01)	(0.03)	(0.07)	(0.03)

Net income (loss) attributable to Harvest	$0.91	$(0.12)	$0.05	$(3.02)

	Quarter Ended
	March 31	June 30	September 30	December 31
	(amounts in thousands, except per share data)
Year ended December 31, 2012
Expenses	$(8,128)	$(7,837)	$(6,694)	$(16,167)
Non-operating loss	(2,279)	(3,085)	(1,734)	(6,832)

Loss from continuing operations before income taxes	(10,407)	(10,922)	(8,428)	(22,999)
Income tax expense (benefit)	(1,220)	(1,022)	1,723	(90)

Loss from continuing operations	(9,187)	(9,900)	(10,151)	(22,909)
Earnings from equity affiliate	16,896	22,829	20,299	7,745

Income (loss) from continuing operations	7,709	12,929	10,148	(15,164)
Discontinued operations	(5,427)	(2,164)	(347)	(6,472)

Net income (loss)	2,282	10,765	9,801	(21,636)
Less: net income attributable to noncontrolling interest	3,322	4,540	4,050	1,511

Net income (loss) attributable to Harvest	$(1,040)	$6,225	$5,751	$(23,147)

Basic Earnings (Loss) per Share:
Income (loss) from continuing operations	$0.13	$0.23	$0.16	$(0.43)
Discontinued operations	(0.16)	(0.06)	(0.01)	(0.16)

Net income (loss) attributable to Harvest	$(0.03)	$0.17	$0.15	$(0.59)

Diluted Earnings (Loss) per Share:
Income (loss) from continuing operations	$0.12	$0.21	$0.16	$(0.43)
Discontinued operations	(0.14)	(0.06)	(0.01)	(0.16)

Net income (loss) attributable to Harvest	$(0.02)	$0.15	$0.15	$(0.59)

Supplemental Information on Oil and Natural Gas Producing Activities (unaudited)

The following tables summarize our proved reserves, drilling and production activity, and financial operating data at the end of each year. Tables I through III provide historical cost information pertaining to costs incurred in exploration, property acquisitions and development; capitalized costs; and results of operations. Tables IV through VI present information on our estimated proved reserve quantities, standardized measure of estimated discounted future net cash flows related to proved reserves, and changes in estimated discounted future net cash flows.

TABLE I –	Total costs incurred in oil and natural gas acquisition, exploration and development activities (in thousands):

	Gabon	Indonesia	Oman*	United States* and Other	Total
Year Ended December 31, 2013
Unproved exploration costs	$26,214	$0	$0	$0	$26,214

	$26,214	$0	$0	$0	$26,214

Year Ended December 31, 2012
Unproved exploration costs	$30,386	$4,078	$6,741	$0	$41,205

	$30,386	$4,078	$6,741	$0	$41,205

*	Oman operations, Colombia operations and operations in the United States related to the Antelope Project have been discontinued operations. See Note 5 – Dispositions, Discontinued Operations for additional information.

TABLE II –	Capitalized costs related to oil and natural gas producing activities (in thousands):

	Gabon (a)	Indonesia	Oman*	United States* and Other	Total
Year Ended December 31, 2013
Unproved property costs	$99,447	$4,470	$0	$0	$103,917
Oilfield Inventories	3,966	130	0	0	4,096

	$103,413	$4,600	$0	$0	$108,013

Year Ended December 31, 2012
Unproved property costs	$73,233	$5,220	$0	$0	$78,453
Oilfield Inventories	3,209	130	0	0	3,339

	$76,442	$5,350	$0	$0	$81,792

(a)	Drilling activities were completed in September 2011 for Dussafu Ruche Marin-1 (“DRM-1”) exploratory well on the Dussafu PSC. DRM-1 well costs of $39.2 million were suspended pending further exploration and development activities. Exploration activities continued in 2012 with the acquisition of additional seismic and the spud of our second exploration well, DTM-1, on November 19, 2012.
*	Oman operations, Colombia operations and operations in the United States related to the Antelope Project have been discontinued operations. See Note 5 – Dispositions, Discontinued Operations for additional information.

We regularly evaluate our unproved properties to determine whether impairment has occurred. We have excluded from amortization our interest in unproved properties and the cost of uncompleted exploratory activities. The principal portion of such costs is expected to be included in amortizable costs during the next two to three years.

Unproved property costs at December 31, 2013 relates to two on-going projects. Costs incurred by year are as follows (in thousands):

	Total	2013	2012	2011	Prior
Property acquisition costs	$12,463	$0	$0	$3,660	$8,803
Exploration costs	91,454	26,214	27,415	34,751	3,074

Total unproved property costs	$103,917	$26,214	$27,415	$38,411	$11,877

TABLE III –	Results of operations for oil and natural gas producing activities (in thousands):

	Year Ended December 31,
	2013	2012
Revenue:
Oil and natural gas revenues	$0	$0

Expenses:
Operating, selling and distribution expenses and taxes other than on income	0	0
Exploration expense	15,155	9,068
Impairment of oil and gas properties costs	575	9,312
Dry hole costs	0	5,617
Depletion	0	0

Total expenses	15,730	23,997

Results of operations from oil and natural gas producing activities.	$(15,730)	$(23,997)

TABLE IV –	Quantities of Oil and Natural Gas Reserves

Estimating oil and gas reserves is a very complex process requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. This data may change substantially over time as a result of numerous factors such as production history, additional development activity and continual reassessment of the viability of production under various economic and political conditions. Consequently, material upward or downward revisions to existing reserve estimates may occur from time to time; although, every reasonable efforts is made to ensure that reported results are the most accurate assessment available. We ensure that the data provided to our external independent experts, and their interpretation of that data, corresponds with our development plans and management’s assessment of each reservoir. The significance of subjective decisions required and variances in available data make estimates generally less precise than other estimates presented in connection with financial statement disclosures.

We measure and disclose our oil and gas reserves in accordance with the provisions of the SEC’s Modernization of Oil and Gas Reporting and ASC 932, “Extractive Activities – Oil and Gas” (“ASC 932”).

The process for preparation of our oil and gas reserves estimates is completed in accordance with our prescribed internal control procedures, which include verification of data provided for, management reviews and review of the independent third party reserves report. The technical employee responsible for overseeing the process for preparation of the reserves estimates has a Bachelor of Arts in Engineering Science, a Master of Science in Petroleum Engineering, has more than 25 years of experience in reservoir engineering and is a member of the Society of Petroleum Engineers.

All reserve information in this report is based on estimates prepared by Ryder Scott Company L.P. (“Ryder Scott”), independent petroleum engineers. The technical personnel responsible for preparing the reserve estimates at Ryder Scott meet the requirements regarding qualifications, independence, objectivity and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. Ryder Scott is an independent firm of petroleum engineers, geologists, geophysicists and petrophysicists; they do not own an interest in our properties and are not employed on a contingent fee basis.

During the years ended December 31, 2013 and 2012, we did not have a direct interest in any proved reserves. See the following section Additional Supplemental Information on Oil and Natural Gas Producing Activities (unaudited) for Venezuela Equity Affiliate as of December 31, 2013 and 2012, TABLE IV – Quantities of Oil and Natural Gas Reserves for Petrodelta’s reserves.

TABLE V – Standardized Measure of Discounted Future Net Cash Flows Related to Proved Oil and Natural Gas Reserve Quantities and Table VI – Changes in the Standardized Measure of Discounted Future Net Cash Flows from Proved Reserves

The standardized measure of discounted future net cash flows is presented in accordance with the provisions of the accounting standard on disclosures about oil and gas producing activities. In preparing this data, assumptions and estimates have been used, and we caution against viewing this information as a forecast of future economic conditions.

Future cash inflows are estimated by applying the average price during the 12-month period, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, adjusted for fixed and determinable escalations provided by the contract, to the estimated future production of year-end proved reserves. Future cash inflows are reduced by estimated future production and development costs to determine pre-tax cash inflows. Future income taxes are estimated by applying the year-end statutory tax rates to the future pre-tax cash inflows, less the tax basis of the properties involved, and adjusted for permanent differences and tax credits and allowances. The resultant future net cash inflows are discounted using a ten percent discount rate.

As of December 31, 2013 and 2012, we did not have a direct interest in any proved reserves. See the following section Additional Supplemental Information on Oil and Natural Gas Producing Activities (unaudited) for Venezuela Equity Affiliate as of December 31, 2013 and 2012, TABLE V – Standardized Measure of Discounted Future Net Cash Flows Related to Proved Oil and Natural Gas Reserve Quantities for Petrodelta’s reserves.

Additional Supplemental Information on Oil and Natural Gas Producing Activities (unaudited) for Petrodelta S.A.

The following tables summarize the proved reserves, drilling and production activity, and financial operating data at the end of each year for our net interest in Petrodelta. Tables I through III provide historical cost information pertaining to costs incurred in exploration, property acquisitions and development; capitalized costs; and results of operations. Tables IV through VI present information on our estimated proved reserve quantities, standardized measure of estimated discounted future net cash flows related to proved reserves, and changes in estimated discounted future net cash flows.

As discussed further in Note 5 – Dispositions, Share Purchase Agreement, on December 16, 2013, Harvest and HNR Energia entered into the Share Purchase Agreement with Petroandina and Pluspetrol, its parent, to sell all of our 80 percent equity interest in Harvest Holding to Petroandina in two closings for an aggregate cash purchase price of $400 million. The first closing occurred on December 16, 2013 contemporaneously with the signing of the Share Purchase Agreement, when we sold a 29 percent equity interest in Harvest Holding for $125 million. As a result, our net ownership interest in Petrodelta as of December 31, 2013 is 20.4 percent. For periods prior to December 16, 2013, our net ownership interest was 32 percent.

Petrodelta is accounted for under the equity method, and has been included at its ownership interest in the consolidated financial statements and the following Tables based on a year ending December 31 and, accordingly, results of operations for oil and natural gas producing activities in Venezuela reflect the year ended December 31, 2013 and 2012.

TABLE I – Total costs incurred in oil and natural gas acquisition, exploration and development activities (in thousands):

	Year ended December 31,
	2013 (1)	2012 (1)
Development costs	$83,680	$66,342

(1)	These costs are stated net to our 32.0% interest through December 15, 2013 and 20.4% thereafter.

TABLE	II – Capitalized costs related to oil and natural gas producing activities (in thousands):

	As of December 31,
	2013 (1)	2012 (2)
Proved property costs	$213,181	$250,259
Unproved property costs	0	0
Oilfield inventories	25,393	28,992
Less accumulated depletion and impairment	(72,683)	(81,629)

	$165,891	$197,622

(1)	Net to our 20.4% interest at December 31, 2013.
(2)	Net to our 32.0% interest at December 31, 2012.

TABLE	III – Results of operations for oil and natural gas producing activities (in thousands):

	Year Ended December 31,
	2013 (2)	2012 (2)
Revenue:
Oil and natural gas revenues	$419,307	$404,577
Royalty	(139,093)	(132,802)

	280,214	271,775
Expenses:
Operating, selling and distribution expenses and taxes other than on income (1)	120,613	149,082
Depletion	31,660	24,284
Income tax expense	63,970	49,205

Total expenses	216,243	222,571

Results of operations from oil and natural gas producing activities	$63,971	$49,204

(1)	Expenses include operating expenses, production taxes and Windfall Profits Tax. Net to our percent interest, Windfall Profits Tax for December 31, 2013 was $56.4 million ($93.2 million for the year ended December 31, 2012).
(2)	These results are stated net to our 32.0% interest through December 15, 2013 and 20.4% thereafter.

TABLE	IV – Quantities of Oil and Natural Gas Reserves

We measure and disclose our oil and gas reserves in accordance with the provisions of the SEC’s Modernization of Oil and Gas Reporting and ASC 932, “Extractive Activities – Oil and Gas” (“ASC 932”).

Petrodelta is producing from, and continuing to develop, the Petrodelta Fields. Petrodelta has both developed and undeveloped oil and gas reserves identified in all six fields. Petrodelta produces the fields in accordance with a business plan originally defined by its Conversion Contract executed in late 2007. Proved Undeveloped (“PUD”) oil and gas reserves are drilled in accordance with Petrodelta’s business plan, but can be revised where drilling results indicate a change is warranted.

During 2013, Petrodelta drilled and completed 13 production wells. 11 of the wells were previously identified Proved Undeveloped (“PUD”) locations and 2 wells were previously classified Probable, Possible or undefined locations. In 2013, an additional 5 PUD locations were identified through drilling activity; however, 25 PUD locations which are scheduled to be drilled five years after the wells were originally identified have been reclassified as Probable reserves. At December 31, 2013, Petrodelta had a total of 133 PUD (10.6 MMBOE) locations identified. Since the implementation of its 2007 business plan, Petrodelta has drilled 80 gross production wells (2009 15 wells [2.0 MMBOE], 2010 16 wells [2.0 MMBOE], 2011 15 wells [2.1 MMBOE], 2012 12 wells [2.2 MMBOE] and 2013 13 wells [1.2 MMBOE]) which have moved to the proved developed producing (“PDP”) category.

Petrodelta has a track record of identifying, executing and converting its PUD locations to PDP locations in accordance with the business plan defined by the conversion contract executed in 2007 and subsequent updates. However, the timing and pace of the development is controlled by the majority owner, PDVSA through CVP, although we have substantial negative control provisions as a noncontrolling interest shareholder. In 2010, Petrodelta submitted a revised business plan to PDVSA which substantially increases the total projected drilling activity and production volumes compared to the 2007 business plan, but which is otherwise consistent with the 2007 business plan. The 2010 business plan, as approved by PDVSA, contemplates sustained drilling activities through the year 2024 to fully develop the El Salto and Temblador fields. As a noncontrolling interest shareholder in Petrodelta, HNR Finance has limited ability to control the development plans that are periodically prepared and/or approved by the Venezuelan government. Since this constraint represents a hindrance to development not experienced by typical operations, the PUD locations which are now scheduled to be drilled five years after they were originally identified have been reclassified as Probable reserves.

Proved undeveloped reserves of 10.6 MMBOE from 133 gross PUD locations are all scheduled to be drilled within the period from 2014 to 2017 and within five years from when these locations were first identified.

All above MMBOE represent our net 20.4 percent interest, net of a 33.33 percent royalty.

The tables shown below represent HNR Finance’s 40 percent ownership interest and our net percent ownership interest, both net of a 33.33 percent royalty, in Venezuela in each of the years.

	HNR Finance	Minority Interest in Venezuela	32%/20.4% Net Total

Proved Reserves-Crude oil, condensate, and natural gas liquids (MBbls)
Year Ended December 31, 2013 (32% to 20.4% net interest)
Proved Reserves at January 1, 2013 (32% net interest)	43,161	(8,632)	34,529
Revisions	(3,668)	1,798	(1,870)
Extensions	804	(161)	643
Production	(3,877)	775	(3,102)
Reduction in indirect ownership interest to 20.4% net interest	0	(11,626)	(11,626)

Proved Reserves at end of the year (20.4% net interest)	36,420	(17,846)	18,574

As of December 31, 2013 (20.4% net interest)
Proved
Developed	16,436	(8,054)	8,382
Undeveloped	19,984	(9,792)	10,192

Total Proved	36,420	(17,846)	18,574

Year Ended December 31, 2012 (32% net interest)
Proved Reserves at January 1, 2012	48,332	(9,667)	38,665
Revisions	(3,941)	788	(3,153)
Extensions	2,283	(456)	1,827
Production	(3,513)	703	(2,810)

Proved Reserves at end of the year	43,161	(8,632)	34,529

As of December 31, 2012 (32% net interest)
Proved
Developed	15,607	(3,121)	12,486
Undeveloped	27,554	(5,511)	22,043

Total Proved	43,161	(8,632)	34,529

	HNR Finance	Minority Interest in Venezuela	32%/20.4% Net Total
Proved Reserves-Natural gas (MMcf)
Year Ended December 31, 2013 (32% to 20.4% net interest)
Proved Reserves at January 1, 2013	29,012	(5,802)	23,210
Revisions	(2,914)	1,428	(1,486)
Extensions	126	(25)	101
Production	(1,427)	285	(1,142)
Reduction in indirect ownership interest to 20.4%	0	(8,036)	(8,036)

Proved Reserves at end of the year	24,797	(12,150)	12,647

As of December 31, 2013 (20.4% net interest)
Proved
Developed	20,451	(10,021)	10,430
Undeveloped	4,346	(2,129)	2,217

Total Proved	24,797	(12,150)	12,647

Year Ended December 31, 2012(32% net interest)
Proved Reserves at January 1, 2012	34,800	(6,960)	27,840
Revisions	(4,952)	991	(3,961)
Extensions	391	(78)	313
Production	(1,227)	245	(982)

Proved Reserves at end of the year	29,012	(5,802)	23,210

As of December 31, 2012 (32% net interest)
Proved
Developed	22,383	(4,477)	17,906
Undeveloped	6,629	(1,325)	5,304

Total Proved	29,012	(5,802)	23,210

TABLE	V – Standardized Measure of Discounted Future Net Cash Flows Related to Proved Oil and Natural Gas Reserve Quantities

The standardized measure of discounted future net cash flows is presented in accordance with the provisions of the accounting standard on disclosures about oil and gas producing activities. In preparing this data, assumptions and estimates have been used, and we caution against viewing this information as a forecast of future economic conditions.

Future cash inflows are estimated by an applying the average price during the 12-month period, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, adjusted for fixed and determinable escalations provided by the contract, to the estimated future production of year-end proved reserves. Our average prices used were $84.14 per barrel for oil for the El Salto field ($89.77 in 2012) and $97.89 per barrel for the other fields ($100.41 in 2012), and $1.54 per Mcf for gas ($1.54 per Mcf in 2012). Future cash inflows were reduced by estimated future production and development costs to determine pre-tax cash inflows. Future income taxes were estimated by applying the year-end statutory tax rates to the future pre-tax cash inflows, less the tax basis of the properties involved, and adjusted for permanent differences and tax credits and allowances. The resultant future net cash inflows are discounted using a ten percent discount rate.

The table shown below represents HNR Finance’s net interest in Petrodelta.

	HNR Finance	Minority Interest in Venezuela	Net 32%/20.4% Total
	(in thousands)
As of December 31, 2013 (20.4% net interest)
Future cash inflows from sales of oil and gas	$3,267,240	$(1,600,948)	$1,666,292
Future production costs (1)	(1,352,126)	662,542	(689,584)
Future development costs	(240,844)	118,014	(122,830)
Future income tax expenses	(696,657)	341,362	(355,295)

Future net cash flows	977,613	(479,030)	498,583
Effect of discounting net cash flows at 10%	(346,113)	169,595	(176,518)

Standardized measure of discounted futurenet cash flows	$631,500	$(309,435)	$322,065

As of December 31, 2012 (32% net interest)
Future cash inflows from sales of oil and gas	$4,104,602	$(820,920)	$3,283,682
Future production costs (2)	(1,992,109)	398,421	(1,593,688)
Future development costs	(364,986)	72,997	(291,989)
Future income tax expenses	(769,578)	153,916	(615,662)

Future net cash flows	977,929	(195,586)	782,343
Effect of discounting net cash flows at 10%	(415,711)	83,142	(332,569)

Standardized measure of discounted futurenet cash flows	$562,218	$(112,444)	$449,774

(1)	Future production costs include operating costs, production taxes and Windfall Profits Tax. For 2013, Windfall Profits Tax equates to $848 million, or 63 percent, of the $1,352 million of undiscounted future production costs.
(2)	Future production costs include operating costs, production taxes and Windfall Profits Tax. For 2012, Windfall Profits Tax equates to $1,465 million, or 74 percent, of the $1,992 million of undiscounted future production costs.

TABLE	VI – Changes in the Standardized Measure of Discounted Future Net Cash Flows from Proved Reserves (in thousands):

	Net Interest in Venezuela
	Year Ended December 31,
	2013	2012
	(32% to 20.4%)	(32%)
Standardized Measure at January 1	$449,774	$543,242
Sales of oil and natural gas, net of related costs	(159,601)	(122,693)
Revisions to estimates of proved reserves:
Net changes in prices, net of production taxes	57,745	(44,084)
Quantities	(61,614)	(91,770)
Extensions, discoveries and improved recovery, net of future costs	21,040	52,535
Accretion of discount	51,710	100,028
Net change in income taxes	12,656	86,445
Development costs incurred	83,680	66,342
Changes in estimated development costs	7,356	(131,356)
Reduction in indirect ownership interest to 20.4%	(142,007)	0
Timing differences and other	1,326	(8,915)

Standardized Measure at December 31	$322,065	$449,774

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Operations

We had a net loss attributable to Harvest of $(89.1) million, or $(2.25) per diluted share, for the year ended December 31, 2013 compared to a net loss attributable to Harvest of $(12.2) million, or $(0.33) per diluted share, for the year ended December 31, 2012. Net loss attributable to Harvest for the year ended December 31, 2013 includes $15.2 million of exploration expense, $0.6 million of impairment expense, $3.5 million of unrealized gain on warrant derivatives, $23.0 million of loss on sale of interest in affiliate, $73.1 of income tax expense (including $89.9 million of accrued income tax expense related to previously unrecognized income tax on undistributed earnings for foreign subsidiaries), net equity income from Petrodelta’s operations of $72.6 million and a loss from discontinued operations of $(5.2) million. Net loss attributable to Harvest for the year ended December 31, 2012 includes $8.8 million of exploration expense, $2.9 million of impairment expense, $0.7 million of dry hole costs, net equity income from Petrodelta’s operations of $67.8 million and a loss from discontinued operations of $(14.4) million.

Petrodelta

Petrodelta’s shareholders intend that the company be self-funding and rely on internally-generated cash flow to fund operations. Petrodelta’s 2013 approved capital budget was $210 million and included a drilling program to use five drilling rigs for both development and appraisal wells to maintain production capacity. Actual capital expenditures were $269.2 million in 2013 or 28 percent over the approved budget due to cost overruns and inefficiencies.

Petrodelta began 2013 with three drilling rigs and two workover rigs and projects in progress to enhance the infrastructure in the El Salto and Temblador fields and to construct a pipeline between the Isleño field and the main production facility at Uracoa. Currently, Petrodelta is operating six drilling rigs and one workover rig and is continuing the construction on the infrastructure enhancements in the El Salto and Temblador fields. Construction of the pipeline between the Isleño field and the main production facility at Uracoa was completed in March 2013.

During the year ended December 31, 2013, Petrodelta drilled and completed 13 development wells compared to 12 development wells in the year ended December 31, 2012. Petrodelta delivered approximately 14.5 MBls of oil and 2.6 Bcf of natural gas, averaging 41,014 BOE per day during the year ended December 31, 2013 compared to deliveries of 13.2 MBls of oil and 2.2 Bcf of natural gas, averaging 36,979 BOE per day during the year ended December 31, 2012.

Petrodelta’s Proved reserves, net to our 20.4 percent interest, are 20.7 MMBOE at December 31, 2013. Petrodelta’s Probable reserves, net to our 20.4 percent interest, are 41.5 MMBOE at December 31, 2013. Petrodelta’s Possible reserves, net to our 20.4 percent interest, are 62.9 MMBOE. Proved plus Probable reserves at 62.2 MMBOE, after accounting for the reduction in our interest from 32.0 percent to 20.4 percent, are virtually unchanged from last year. See Critical Accounting Policies – Reserves for a definition of proved, probable and possible reserves and a discussion of the uncertainty related to such reserve estimates.

Certain operating statistics for the years ended December 31, 2013 and 2012 for the Petrodelta fields operated by Petrodelta are set forth below. This information is provided at 100 percent.

	December 31,
	2013	2012
Thousand barrels of oil sold	14,538	13,172
Million cubic feet of gas sold	2,593	2,171
Total thousand barrels of oil equivalent	14,970	13,534
Average price per barrel	$91.22	$95.91
Average price per thousand cubic feet	$1.54	$1.54
Cash operating costs (thousands) (a)	$151,661	$121,023
Capital expenditures (thousands)	$269,239	$184,202

(a)	See Results of Operations, Years Ended December 31, 2013 and 2012, Equity in Earnings from Equity Affiliates

Sales Contract

Under Petrodelta’s Sales Contract, crude oil delivered from the Petrodelta fields to PPSA is priced with reference to Merey 16 published prices, weighted for different markets and adjusted for variations in gravity and sulphur content, commercialization costs and distortions that may occur given the reference price and prevailing market conditions. Merey 16 published prices are quoted and sold in U.S. Dollars. Natural gas delivered from the Petrodelta Fields to PDVSA is priced at $1.54 per thousand cubic feet. PPSA is obligated to make payment to Petrodelta in U.S. Dollars in the case of payment for crude oil and natural gas liquids delivered. Natural gas deliveries are paid in Bolivars, but the pricing for natural gas is referenced to the U.S. Dollar.

Beginning in October 2011, MENPET determined that Petrodelta’s production flowing through the COMOR transfer point which comes from the El Salto field was a heavier type of crude, Boscan. The official pricing formula applied to Boscan by MENPET is used for the sales of Petrodelta crude oil with quality close to 10 degrees API to represent actual quality delivered. PPSA and Petrodelta are in the process of amending the contract to provide pricing under both the Merey 16 and Boscan pricing formulas. Once the Sales Contract is executed, PPSA will be invoiced for the deliveries. As of December 31, 2013, $756.7 million ($352.7 million in 2012) for El Salto remain uninvoiced to PPSA pending execution of the amendment.

Payments to Contractors

PDVSA has failed to timely pay contractors, including Petrodelta, and this has had an adverse effect on Petrodelta. We have advanced certain costs on behalf of Petrodelta. These costs include consultants in engineering, drilling, operations and seismic interpretation, and employee salaries and related benefits for Harvest employees seconded into Petrodelta. Currently, we have three employees seconded into Petrodelta. Costs advanced are invoiced on a monthly basis to Petrodelta. We are considered a contractor to Petrodelta, and as such, we are also experiencing the slow payment of invoices. As of December 31, 2013, we had $2.9 million outstanding for unpaid advances to Petrodelta for continuing operations costs. Although payment is slow, payments continue to be received. Petrodelta and Petrodelta’s board have not indicated that the advances are not payable, nor that they will not be paid. At December 31, 2013, has reflected all of the $2.9 million of the Advances to Affiliate as a long-term receivable due to slow payment and age of the advances.

We are unable to provide an indication of when PDVSA will become and remain current in its payment obligations. However, we believe that PDVSA’s debt will not disappear completely in the short term, but the risk of contractor work stoppage is minimal due to PDVSA guaranteeing payments as publicly stated by top officials. Increased costs due to PDVSA’s debt financing are already imbedded in current contractor’s rates.

In the past, there has been insufficient monetary support and contractual adherence by PDVSA, it is possible that PDVSA will not provide the support required to execute Petrodelta’s proposed 2014 budget. Should PDVSA continue in insufficient monetary support and contractual adherence of Petrodelta, underinvestment in the development plan may lead to continued under-performance. The 2014 budget proposal has not been reviewed by Petrodelta’s board yet.

Windfall Profits Tax

In April 2011, the Venezuelan government published in the Official Gazette the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market (“Windfall Profits Tax”). In February 2013, the Venezuelan government published in the Official Gazette an amendment to the Windfall Profits Tax which established new levels for contribution to the Venezuelan government. Extraordinary prices are considered to be equal to or lower than $80 per barrel, and exorbitant prices are considered to be over $80 per barrel. See Notes to the Consolidated Financial Statements in this Appendix E (“Notes to Consolidated Financial Statements”), Note 6 – Investment in Equity Affiliates for further discussion of the Windfall Profits Tax rates. Windfall Profits Tax is deductible for Venezuelan income tax purposes.

The April 2011 Windfall Profits Tax included a provision wherein it considered that an exemption of the Windfall Profits Tax could be granted for the incremental production of projects and grass root developments until the specific investments are recovered. The projects deemed to qualify for the exemption have to be considered and approved on a case by case basis by MENPET. In March 2013, PDVSA requested an exemption from MENPET for the Windfall Profits Tax under the provision in the April 2011 Windfall Profits Tax law. PDVSA issued to Petrodelta its share of the exemption credit for 2012 of $55.2 million ($36.4 million net of tax) ($11.3 million net to our 20.4 percent interest, $7.4 million net of tax net to our 20.4 percent interest) based on PDVSA’s calculation and projects PDVSA deemed to qualify for the exemption. Petrodelta has not been provided with supporting documentation indicating the properties have been appropriately qualified by MENPET, the specific details for the exemption credit, such as which fields, production period or production, or the supporting calculations. Until MENPET either issues guidance on the exemption provision in the April 2011 Windfall Profits Tax law or issues payment forms including the exemption credit, or written approval from MENPET for this exemption credit is received by Petrodelta or us, we have and will continue to exclude the exemption credit from our equity earnings in Petrodelta.

Royalty Cap

Royalties are paid at 33.33 percent with the 30 percent royalty paid in-kind and the 3.33 percent royalty paid in cash. The amended Windfall Profits Tax states that royalties paid to Venezuela are capped at $80 per barrel ($70 per barrel in 2012). The law does not specify whether the cap on royalties is applicable to in-cash, in-kind, or both. Per instructions received from PDVSA, Petrodelta reports royalties, whether paid in-cash or in-kind, at $80 per barrel (royalty barrels x $80). Per our interpretation of the Windfall Profits Tax law and as required under U.S. GAAP, the $80 cap on royalty barrels should only be applied to the 3.33 percent royalty which Petrodelta pays in cash. The revenues and royalties in Results of Operations, Earnings from Equity Affiliates, have been adjusted to report royalties paid in-kind at the oil price applicable for the period. While both methods of reporting result in the same amount being reported for net sales, our method results in prices per barrel of oil which are consistent with the prices expected under the Sales Contract. See Notes to Consolidated Financial Statements, Note 6 – Investment in Equity Affiliates for further discussion of the amounts reported for royalties.

Sports Law

The Organic Law on Sports, Physical Activity and Physical Education (“Sports Law”) was published in the Official Gazette on August 23, 2011 and is effective beginning January 1, 2012. Per the Sports Law, contributions are to be calculated on an after-tax basis. However, CVP has instructed Petrodelta to calculate the contribution on a before-tax basis contrary to the Sports Law resulting in an overstatement of the liability. We have adjusted for the over-accrual of the Sports Law in the years ended December 31, 2013 and 2012 Earnings from Equity Affiliate. As of December 31, 2013, the cumulative amount of this adjustment is $1.3 million ($0.3 million net to our 20.4 percent interest).

Functional Currency

Petrodelta’s functional and reporting currency is the U.S. Dollar. It has currency exchange risk from fluctuations of the official prevailing exchange rate that applies to their operating costs denominated in Venezuela Bolivars (“Bolivars”). The monetary assets that are exposed to exchange rate fluctuations are cash, accounts receivable, prepaid expenses and other current assets. The monetary liabilities that are exposed to exchange rate fluctuations are accounts payable, accruals, current and deferred income tax and other tax obligations and other current liabilities. All monetary assets and liabilities incurred at the official Bolivar exchange rate are settled at the official Bolivar exchange rate. The official prevailing currency exchange rate was increased from 4.3 Bolivars per U.S. Dollar to 6.3 Bolivars per U.S. Dollar in February 2013. Petrodelta reflected a gain of approximately $169.6 million on revaluation of its non-income tax related assets and liabilities during the year ended December 31, 2013 primarily related to the February 2013 devaluation.

As a result of legislation enacted in December 2013 and January and February of 2014, Venezuela now has a multiple exchange rate system. Most of Petrodelta’s transactions are subject to a fixed official exchange rate of 6.3. In addition, there is a variable official exchange rate system in which the exchange rate is determined through auctions (11.3 rate as of December 31, 2013). The third system is not yet available as the government has not yet specified the scope of application and mechanics. The financial information is prepared using the official fixed exchange rate (6.3 from February 2013 through December 2013). At December 31, 2013, the balances in Petrodelta’s Bolivar denominated monetary assets and liabilities accounts that are exposed to exchange rate changes are 1,011 million Bolivars and 6,683 million Bolivars, respectively.

Petrodelta’s results were also impacted by PDVSA changing its policy with respect to invoicing for disbursements made in Bolivars on behalf of Petrodelta to require that such invoices be denominated in U.S. dollars rather than Bolivars. This change was implemented in the fourth quarter of 2013 with retroactive application to certain transactions occurring in 2011 and thereafter. As a result of this change, Petrodelta recorded a $14.2 million foreign currency loss in the three months ended December 31, 2013.

Collective Labor Agreement

On February 11, 2014, the Collective Labor Agreement for the period from October 1, 2013 thru October 1, 2015, between the employees of the oil industry represented by the Venezuelan Unitary Federation of workers of the oil, gas, and derivatives (FUTPV) and PDVSA was signed. The Collective Labor Agreement establishes a salary raise and payroll and retirement benefits which has a significant impact on Petrodelta’s payroll cost. The most significant impact is a step increase of salary around 90%, where 59% is to be retroactive from October 1, 2013, then a 23% raise from May 1, 2014 and finally the remaining portion to be adjusted on January 1, 2015.

Dividends

On November 12, 2010, Petrodelta’s board of directors declared a dividend of $30.6 million, $12.2 million net to HNR Finance. Petrodelta shareholder approval of the dividend was received on March 14, 2011. Petrodelta had working capital of $253.8 million as of December 31, 2013; however, due to Petrodelta’s liquidity constraints caused by PDVSA’s insufficient monetary support and contractual adherence, this dividend has not yet been received, although it is due and payable, and dividends for subsequent periods have not been declared and/or paid. Petrodelta’s board of directors declared this dividend and has neither indicated that the dividend is not payable, nor that it will not be paid. Petrodelta has consistently earned a profit from 2007 through September 30, 2013; however, dividends of profits since 2010 have not been declared. There is uncertainty with respect to the timing of the receipt of the dividend declared in November 2010 or whether future dividends will be declared and/or paid. During the term of the Share Purchase Agreement, Harvest Holding may not pay any dividends to HNR Energia, and therefore would not benefit from any dividends paid by Petrodelta during this period. Should this receivable be paid and subsequently distributed to Harvest Holding’s shareholders prior to the second closing sale to Petroandina, we would not receive any portion of the dividend.

Petrodelta’s results and operating information is more fully described in Notes to the Consolidated Financial Statements, Note 6 – Investment in Equity Affiliates.

Dussafu Project – Gabon

We have a 66.667 percent ownership interest in the Dussafu PSC through two separate acquisitions, and we are the operator. The Dussafu PSC partners and Gabon, represented by the Ministry of Mines, Energy, Petroleum and Hydraulic Resources, is in the third exploration phase of the Dussafu PSC which has been extended to May 27, 2016.

During 2011, we drilled our first exploratory well, Dussafu Ruche Marin-1 (“DRM-1”), and two appraisal sidetracks. DRM-1 and sidetracks discovered oil of approximately 149 feet of pay within the Gamba and Middle Dentale Formations. DRM-1 and sidetracks are currently suspended pending further exploration and development activities.

During the fourth quarter of 2012, our second exploration well on the Tortue prospect to target stacked pre-salt Gamba and Dentale reservoirs commenced. DTM-1 was spud on November 19, 2012 in a water depth of 380 feet. On January 4, 2013, we announced that DTM-1 had reached a vertical depth of 11,260 feet within the Dentale Formation. Log evaluation and pressure data indicate that we have an oil discovery of approximately 42 feet of pay in a 72-foot column within the Gamba Formation and 123 feet of pay in stacked reservoirs within the Dentale Formation. The first appraisal sidetrack of DTM-1 (“DTM-1ST1”) was spud in January 12, 2013. DTM-1ST1 was drilled to a total depth of 11,385 feet in the Dentale Formation, approximately 1,800 feet from DTM-1 wellbore and found 65 feet of pay in the primary Dentale reservoir. Work on DTM-1 and DTM-1ST1 was suspended pending future appraisal and development activities.

Geoscience, reservoir engineering and economic studies have progressed and a field development plan is being prepared for a cluster field development of both the Ruche and Tortue discoveries along with existing pre-salt discoveries at Walt Whitman and Moubenga. Following the success in both the pre-salt Gamba and Dentale reservoirs in the two Harvest exploration wells a new 1,130 square kilometer 3D seismic survey commenced in October with the first high quality seismic products expected to be available during the second quarter of 2014. The new 3D seismic data was extended to be acquired over the two Harvest discoveries and should also enhance the placement of future development wells in the Ruche and Tortue development program. We continue to evaluate our prospects, but we have not drilled any additional wells.

During the year ended December 31, 2013, we had cash capital expenditures of $42.5 million for well costs ($11.7 million for well costs during the year ended December 31, 2012). The 2014 budget for the Dussafu PSC is $7.4 million.

Budong-Budong Project, Indonesia

In January 2013, the Budong PSC partners were granted a four year extension of the initial six year exploration term of the Budong PSC to January 15, 2017. The extension of the initial exploration term includes an exploration well, which if not drilled by January 2016, results in the obligation of the Joint Venture to return the entire Budong PSC to the Government of Indonesia.

In December 2012, we signed a farmout agreement with the operator of the Budong PSC to acquire an additional 7.1 percent participating interest and to become operator of the Budong PSC. We assumed the role of interim operator effective January 16, 2013. Closing of this acquisition will increase our participating ownership interest in the Budong PSC to 71.5 percent with our cost sharing interest becoming 72 percent until first commercial production. The consideration for this transaction is that we will fund 100 percent of the costs of the first exploration well of the four-year extension to the Budong PSC. If we do not drill an exploration well before October 2014, our partner has the right to give us notice that the consideration for the additional 7.1 percent participating interest must be paid in cash for $3.2 million.

Operational activities during the year ended December 31, 2013 included continued work on an exploration program targeting the Pliocene and Miocene targets encountered in the two exploratory wells drilled in 2011. Land access and acquisition; environmental studies; construction and upgrades to access roads, bridges, and well site; permitting; and tender prequalification and procurement are on-going.

We are actively discussing the sale of our interests in Budong, and based on indications of interest received in December 2013, we determined that is it was appropriate to recognize and impairment expense of $0.6 million and a charge included in general and administrative expenses related to a valuation allowance on VAT we do not expect to recover of $2.8 million.

During the year ended December 31, 2013, we had cash capital expenditures of $0.2 million ($5.8 million during the year ended December 31, 2012) for deepening and plugging and abandonment costs. The 2014 budget for the Budong PSC is $1.0 million.

WAB-21 Project – China

In March 2011, CNOOC granted us an extension to May 2013 of Phase One of the Exploration Period for the WAB-21 contract area. The Joint Management Committee has approved an extension of the license until May 31, 2015. While no assurance can be given, we believe we will continue to receive contract extensions so long as the border disputes with Vietnam persist. Even though there continues to be increasing activity on the Vietnamese blocks which we believe confirms our view of WAB-21’s prospectivity, we impaired the carrying value of WAB-21 of $2.9 million at December 31, 2012 due to our continued inability to pursue an exploration program. However, we continue to seek permission to acquire regional 2-D seismic and localized 3-D seismic.

Operational activities during 2013 include costs related to maintenance of the license. The 2014 budget for WAB 21 is minimal, consisting of costs required to maintain the license.

Colombia – Discontinued Operations

In February 2013, we signed farmout agreements on Block VSM14 and Block VSM15 in Colombia. Under the terms of the farm-out agreements, we had a 75 percent beneficial working interest and our partners had a 25 percent carried interest for the minimum exploratory work commitments on each block. We requested the legal assignment of the interest by the Agencia Nacional de Hidrocarburos (“ANH”), Colombia’s oil and gas regulatory authority, and approval of us as operator.

For both blocks, phase one of the contract began on December 15, 2012 and expires on December 15, 2015. We have received notices of default from our partners for failing to comply with certain terms of the farmout agreements for Block VSM 14 and Block VSM 15, followed by notices of termination on November 27, 2013. Our partners have filed for arbitration of claims related to these agreements. After evaluating these circumstances, we determined that it was appropriate to fully impair the costs associated with these interests, and we recorded an impairment charge of $3.2 million during the year ended December 31, 2013. As we no longer have any interests in Colombia, we have reflected the results in discontinued operations. During the year ended December 31, 2013 we had capital expenditures of $1.2 million for leasehold acquisition costs.

Block 64 EPSA Project – Oman – Discontinued Operations

On March 12, 2013, we elected to not request an extension of the First Phase or enter the Second Phase of Block 64 EPSA. The carrying value of Block 64 EPSA of $6.4 million was considered to be impaired and a related impairment expense was recorded during the year ended December 31, 2012. During the first half of 2013, Block 64 was relinquished effective May 23, 2013 and we terminated our operations and closed the field office. Our activities in Oman have been reflected as discontinued operations in our financial statements.

Business Strategy

The actions of the Venezuelan government have and continue to adversely affect our operations. The expectation that dividends from Petrodelta will be minimal over the next few years has restricted our available cash and had a significant adverse effect on our ability to obtain financing to acquire and develop growth opportunities elsewhere. Upon consideration of these and other factors, on December 16, 2013, Harvest and HNR Energia entered into the Share Purchase Agreement with Petroandina and Pluspetrol to sell all of our 80 percent equity interest in Harvest Holding to Petroandina in two closings for an aggregate cash purchase price of $400 million. The first closing occurred on December 16, 2013 contemporaneously with the signing of the Share Purchase Agreement, when we sold a 29 percent equity interest in Harvest Holding for $125 million. The second closing, for the sale of a 51 percent equity interest in Harvest Holding for a cash purchase price of $275 million, will be subject to, among other things, approval by the holders of a majority of our common stock and approval by the Ministerio del Poder Popular de Petroleo y Mineria representing the Government of Venezuela (which indirectly owns the other 60 percent interest in Petrodelta).

We are currently marketing our non-Venezuelan assets and talking to potential buyers, and we intend to continue our consideration of a possible sale for some or all of our non-Venezuelan assets if we are able to negotiate a sale or sales in transactions that our Board of Directors believes are in the best interests of the Company and its stockholders. In the meantime, we intend to operate our business in the ordinary course and may ultimately decide to keep our non-Venezuelan assets and acquire additional assets.

Results of Operations

The following discussion on results of operations for each of the years in the three-year period ended December 31, 2013 should be read in conjunction with our consolidated financial statements and related notes thereto.

Years Ended December 31, 2013 and 2012

We reported a net loss attributable to Harvest of $(89.1) million, or $(2.25) diluted earnings per share, for the year ended December 31, 2013, compared with a net loss attributable to Harvest of $(12.2) million, or $(0.33) diluted earnings per share, for the year ended December 31, 2012.

Loss From Continuing Operations

Expenses and other non-operating (income) expense from continuing operations (in thousands) were:

	Year Ended December 31,		Increase (Decrease)
	2013	2012
Depreciation and amortization	$341	$391	$(50)
Exploration expense	15,155	8,838	6,317
Impairment expense	575	2,900	(2,325)
Dry hole costs	0	685	(685)
General and administrative	29,365	26,012	3,353
Investment earnings and other	(280)	(348)	68
Loss on sale of interest in Harvest Holding	22,994	0	22,994
Unrealized (gain) loss on derivatives	(3,517)	600	(4,117)
Interest expense	4,495	1,590	2,905
Debt conversion expense	0	3,645	(3,645)
Loss on extinguishment of debt	0	5,425	(5,425)
Foreign currency transaction losses	820	113	707
Other non-operating expenses	1,849	2,905	(1,056)
Income tax expense (benefit)	73,087	(609)	73,696

Our accounting method for oil and gas properties is the successful efforts method. During the year ended December 31, 2013, we incurred $13.7 million of exploration costs for the processing and reprocessing of seismic data related to ongoing operations and $1.5 million related to other general business development activities. During the year ended December 31, 2012, we incurred $4.5 million of exploration costs for the processing and reprocessing of seismic data related to ongoing operations, $2.5 million related to other general business development activities, and $1.8 million related to lease maintenance.

During the year ended December 31, 2013, we impaired $0.6 million related to our Budong project in Indonesia. During the year ended December 31, 2012, we impaired $2.9 million related to the carrying value of WAB-21.

During the year ended December 31, 2013, we did not record any dry hole costs. During the year ended December 31, 2012, we expensed to dry hole costs $0.7 million related to the drilling of the KD-1 well on the Budong PSC.

The increase in general and administrative costs in the year ended December 31, 2013 from the year ended December 31, 2012, was primarily due to higher professional fees and contract services ($1.2 million), general operations and overhead $2.5 million and restructuring costs ($3.0 million), offset by lower employee related costs ($3.3 million).

The unrealized gain on derivatives in the year ended December 31, 2013 as compared to an unrealized loss for the year ended December 31, 2012 was due to a reduction in the estimated fair value for our warrant derivative liability. As discussed further in Notes to Consolidated Financial Statements, Note 8 – Warrant Derivative Liabilities, the decrease in value reflects the impact of the increased likelihood of an event which would trigger certain early settlement provisions.

The increase in interest expense in the year ended December 31, 2013 from the year ended December 31, 2012 was due to higher average principal balance outstanding during the period ($79.8 million during 2013 and $24.6 million during 2012) and higher interest rate on the debt outstanding during the year ended December 31, 2013 (11 percent) than the year ended December 31, 2012 (8.25 percent through mid-October 2012 and 11 percent thereafter) offset by interest capitalized to oil and gas properties in the year ended December 31, 2013 of $8.3 million (year ended December 31, 2012: $3.0 million).

During the year ended December 31, 2012, we incurred debt conversion expense of $2.9 million related to the issuance of 0.4 million common shares issued as an inducement for completing the exchange and legal and other professional fees ($0.7 million).

During the year ended December 31, 2012, we incurred a loss on extinguishment of debt of $5.4 million related to the early conversion of our 8.25 percent senior convertible notes. The loss on extinguishment of debt includes the difference between the carrying value of the 8.25 percent senior convertible notes and the amount received for the 11 percent senior unsecured notes ($5.0 million), expensing of deferred financing costs related to the 8.25 percent senior convertible notes ($0.1 million) and issuance of 30,000 shares of Harvest common stock issued in exchange for a waiver agreement ($0.3 million).

The $0.8 million loss on exchange rates for the year ended December 31, 2013 was primarily related to revaluation of the VAT receivable as compared to the nominal loss on exchange rates of $0.1 million for the year ended December 31, 2012.

The decrease in other non-operating expense in the year ended December 31, 2013 from the year ended December 31, 2012 was due to higher costs incurred in 2012 related to our strategic alternative process and evaluation.

We had income tax expense in the year ended December 31, 2013 of $73.1 million as compared to an income tax benefit of $(0.6) million in the year ended December 31, 2012. The income tax expense in 2013 included $89.9 million of accrued income tax related to previously unrecognized income tax on undistributed earnings for foreign subsidiaries (which were considered permanently invested in previous periods), $2.1 million of expense related to the sale of the interest in Harvest Holding offset by the benefit of $(8.8) million from the reversal of valuation allowances, the benefit from current year losses and a benefit of $(2.2) million from the favorable resolution of certain tax contingencies. The income tax benefit in the year ended December 31, 2012 is attributable to the benefit from net operating losses.

Earnings from Equity Affiliates

	Year Ended December 31,		Increase (Decrease)	% Increase (Decrease)	Increase (Decrease)
	2013	2012
	(dollars in thousands, except prices)
Revenues:
Crude oil	$1,326,093	$1,263,264	$62,829	5%
Natural gas	4,000	3,350	650	19%

Total revenues	$1,330,093	$1,266,614	$63,479	5%

Price and Volume Variances:
Crude oil price variance (per Bbl)	$91.22	$95.91	$(4.69)	(5)%	$(61,773)
Volume Variances:
Crude oil volumes (MBbls)	14,538	13,172	1,366	10%	124,601
Natural gas volumes (MMcf)	2,593	2,171	422	19%	651

Total variance					$63,479

Revenues were higher in the year ended December 31, 2013 compared to the year ended December 31, 2012 due to increases in sales volumes resulting from running a six drilling rig program offset by lower world crude oil prices.

Total expenses and other non-operating (income) expense, inclusive of all adjustments necessary to reconcile Net Income from Petrodelta to Earnings from Equity Affiliate:

	Year Ended December 31,		Increase (Decrease)
	2013	2012
	(in thousands)
Royalties	$440,963	$423,069	$17,894
Operating expenses	151,661	121,023	30,638
Workovers	29,168	17,302	11,866
Depletion, depreciation and amortization	87,203	86,004	1,199
General and administrative	26,345	31,753	(5,408)
Windfall profits tax	234,453	291,355	(56,902)
Foreign currency transaction (gain)	(169,582)	0	(169,582)
Interest expense	21,728	7,017	14,711
Income tax expense (inclusive of U.S. GAAP adjustment)	298,475	124,142	174,333
Adjustment stated at our 40% equity interest related to amortization of excess basis	3,684	2,143	1,541

For the year ended December 31, 2013 compared to the year ended December 31, 2012, royalties, which is a function of revenue, increased due to the increase in revenues discussed above (net increase in revenue of $63.5 million at 30 percent royalty). The increase in operating expense is due to increased oil production as well as operating inefficiencies. Workover expense is higher for the year ended December 31, 2013 than the year ended December 31, 2012 due to running between one and two workovers rigs in 2013 versus one workover rig in 2012. Windfall Profits Tax, which is a function of volume and price received per barrel as well as pricing levels set for determining Windfall Profits Tax, decreased due to an increase in the pricing levels under the Windfall Profits Tax Law (See Operations – Petrodelta, S.A. above. The foreign currency transaction gain is due to the Bolivar devaluation in February 2013 from 4.30 Bolivars/U.S. Dollar to 6.30 Bolivars/U.S. Dollar and Petrodelta having more Bolivar denominated liabilities than Bolivar denominated assets. Petrodelta’s effective tax rate (inclusive of the adjustments to reconcile to reported earnings from unconsolidated equity affiliate) for the year ended December 31, 2013 was higher than the effective tax rate for the year ended December 31, 2012 primarily because the foreign currency transaction gain is not included in taxable income.

Net Income Attributable to Noncontrolling Interests

Net income attributable to noncontrolling interests is attributable to Vinccler’s 20 percent equity interest in Harvest Holding. Beginning December 16, 2013 it is also attributable to Petroandina’s 29 percent equity interest in Harvest Holding. Earnings for Harvest Holding are primarily attributable to Petrodelta, and the decrease in net income attributable to noncontrolling interests from $13.4 million for the year ended December 31, 2012 to $11.6 million for the year ended December 31, 2013 is primarily a result of lower earnings from Petrodelta during the period in which the noncontrolling interest increased from 20 percent to 49 percent.

Discontinued Operations

As a result of the decision to not request an extension of the First Phase or enter the Second Phase of the Exploration and Production Sharing Agreement (“EPSA”) A1 Ghubar / Qarn Alam license (“Block 64 EPSA”), Block 64 was relinquished effective May 23, 2013. The carrying value of Block 64 EPSA of $6.4 million was written off to impairment expense at December 31, 2012. Operations in Oman were terminated, and the field office was closed May 31, 2013. We have no continuing involvement in Oman. The loss from discontinued operations for Oman of $(0.7) million for the year ended December 31, 2013 included $0.5 million of general and administrative expenses. The loss from discontinued operations for Oman of $(12.7) million for the year ended December 31, 2012 included $6.4 million related impairment expense, $4.9 million related to dry hole costs and $1.1 million of general and administrative expenses.

We have received notices of default from our partners for failing to comply with certain terms of the farmout agreements for Block VSM 14 and Block VSM 15 in Colombia, followed by notices of termination on November 27, 2013. As discussed further in “Item 3. Legal Proceedings”, our partners have filed for arbitration of claims related to these agreements. We have accrued $2.0 million as of December 31, 2013 related to obligations under the farmout agreements. After evaluating these circumstances, we determined that it was appropriate to fully impair the costs associated with these interests, and we recorded an impairment charge of $3.2 million during the year ended December 31, 2013. As we no longer have any interests in Colombia, we have reflected the results in discontinued operations.

On May 17, 2011, we closed the transaction to sell the Antelope Project. We do not have any continuing involvement with the Antelope Project. During the year ended December 31, 2012, we incurred $0.1 million of expense related to settlement of royalty payments to the Mineral Management Services and write-offs of $5.2 million of accounts and note receivable and $3.6 million of accounts payable and carry obligation related to the settlement of all outstanding claims with a private third party on the Antelope Project.

Oman operations and the Antelope Project have been classified as discontinued operations. There were no revenues applicable to discontinued operations during the years ended December 31, 2013 and 2012. Income (loss) from discontinued operations was:

	December 31,
	2013	2012
	(in thousands)
Income (loss) from discontinued operations:
Oman operations	$(674)	$(12,711)
Colombia operations	(4,476)	0
Antelope Project	0	(1,699)

	$(5,150)	$(14,410)

Risks, Uncertainties, Capital Resources and Liquidity

The following discussion on risks, uncertainties, capital resources and liquidity should be read in conjunction with our consolidated financial statements and related notes thereto.

Liquidity

In the Consolidated Financial Statements and other disclosures in our Annual Report on Form 10-K for 2012 (“2012 Form 10-K”), we discussed certain doubts about our ability to continue as a going concern. At the time we filed our 2012 Form 10-K, we expected that in 2013 we would not generate revenues, we would continue to generate losses from operations, and that our cash flows would not be sufficient to cover our operating expenses. While we believed that we would be able to raise additional capital through issuances of debt and/or equity or through sales of assets, our circumstances at such time raised substantial doubt about our ability to continue to operate as a going concern, and this was disclosed in the notes to the consolidated financial statements and in other disclosures in the 2012 Form 10-K.

As discussed above under Share Purchase Agreement, on December 16, 2013, Harvest and HNR Energia entered into the Share Purchase Agreement with Petroandina and Pluspetrol, its parent, to sell all of our 80 percent equity interest in Harvest Holding to Petroandina in two closings for an aggregate cash purchase price of $400 million. The first closing occurred on December 16, 2013 contemporaneously with the signing of the Share Purchase Agreement, when we sold a 29 percent equity interest in Harvest Holding for $125 million. Proceeds from the December 2013 sale of the 29 percent equity interest in Harvest Holding are expected to be adequate to meet our short-term liquidity requirements. We used a portion of the proceeds to redeem all of our 11% Senior Notes due 2014. The notes were redeemed on January 11, 2014, for $80.0 million, including principal and accrued and unpaid interest. The remaining $45.0 million of the proceeds from the sale have been or will be used to pay costs associated with the sale of our Venezuelan interests, to pay severance costs, to make capital expenditures, to pay taxes related to the sale and for general operating expenses. Those remaining proceeds will also be used to repurchase certain outstanding warrants if our stockholders approve the sale of our remaining Venezuelan interests, and if a “Fundamental Change” is consummated under the terms of those warrants.

We expect that during 2014, our capital needs will be met either from the completion of the sale of our remaining Venezuelan interests, the sale of other non-Venezuelan assets or borrowings available under the Share Purchase Agreement during the period until the second closing. The timing of the second closing, however, is beyond the control of the Company. In addition, depending on the timing of these events, we anticipate using a portion of the proceeds from the second closing to pay for expenses and other costs related to the transaction, which we estimate will be approximately $4 million; to pay taxes related to the transaction, which we estimate will be approximately $51.1 million; and if we do not sell our non-Venezuelan assets before the second closing, then we estimate that we will need to retain approximately $30 million to fund projected general operating expenses and capital expenditures from April 1, 2014 through December 31, 2014 (to the extent that those general operating expenses are not already reserved from any possible sale of our non-Venezuelan assets).

In addition, we may be able to meet future liquidity needs through the issuance of additional equity securities and/or short or long-term debt financing, although there can be no assurance that such financing will be available to us or on terms that are acceptable to us, farm-downs or possible sales of assets.

The oil and gas industry is a highly capital intensive and cyclical business with unique operating and financial risks.

Accumulated Undistributed Earnings of Foreign Subsidiaries

As of December 31, 2013, the book-tax outside basis difference in our foreign subsidiary resulting from unremitted earnings was approximately $334.8 million. Prior to 2013, no U.S. taxes had been recorded on these earnings as it was our practice and intention to reinvest the earnings of our non-U.S. subsidiaries in those operations.

Under ASC 740-30-25-17, no deferred tax liability must be recorded if sufficient evidence shows that the subsidiary has invested or will invest the undistributed earnings or that the earnings will be remitted in a tax-free manner. Management must consider numerous factors in determining timing and amounts of possible future distribution of these earnings to the parent company and whether a U.S. deferred tax liability should be recorded for these earnings. These factors include the future operating and capital requirements of both the parent company and the subsidiaries, remittance restrictions imposed by foreign governments or financial agreements and tax consequences of the remittance, including possible application of U.S. foreign tax credits and limitations on foreign tax credits that may be imposed by the Internal Revenue Code and regulations.

During the fourth quarter of 2013, management evaluated numerous factors related to the timing and amounts of possible future distribution of these earnings to the parent company, with consideration of the pending sale of the remaining equity interest in Harvest Holding as well as possible sales of other non-U.S. assets. While we will continue to invest the undistributed earnings to the extent possible and operate the Company’s business in the normal course, management is also considering distributions to the Company’s shareholders which could include the distribution of proceeds from the sales of assets by the Company’s foreign subsidiaries to the U.S. parent company resulting in U.S. taxable income. Because management is pursuing various alternatives, a determination was made that it was appropriate to record a deferred tax liability associated with the unremitted earnings of our foreign subsidiaries of $89.9 million in the fourth quarter of 2013. This liability includes $51.1 million which could become payable currently upon the sale of the remaining interest in Harvest Holding and is therefore reflected as a current deferred tax liability.

Working Capital and Cash Flows

The net funds raised and/or used in each of the operating, investing and financing activities are summarized in the following table and discussed in further detail below:

	Year Ended December 31,
	(in thousands, except ratios)
	2013	2012
Net cash used in operating activities	$(37,077)	$(26,405)
Net cash provided by (used in) investing activities	80,460	(23,789)
Net cash provided by (used in) financing activities	4,887	63,875

Net increase in cash	$48,270	$13,681

Working capital	$(31,667)	$40,537
Current ratio	0.8	2.0
Total cash, including restricted cash	$121,045	$73,627
Total debt*	$83,589	$74,839

*	2013 also includes notes payable to noncontrolling interest owner of $6.1 million.

Working Capital

The decrease in working capital of $72.2 million between December 31, 2012 and December 31, 2013 was primarily due to increases in the current portion of long-term debt of $77.5 million and current deferred tax liability of $43.2 million, cash used to fund the loss from operations and interest payments as well as cash payments for capital expenditures offset by net proceeds of $124.0 million from the first closing sale to Petroandina. The current deferred tax liability of $43.2 million and the long-term deferred tax liability of $29.8 million are primarily related to the accrued income tax on undistributed earnings of foreign subsidiaries.

Cash Flow from Operating Activities

During the year ended December 31, 2013, net cash used in operating activities was approximately $37.1 million ($26.4 million during the year ended December 31, 2012). The $10.7 million increase in use of cash was primarily due to an increase in exploration expenses, general and administrative costs and interest expense.

Cash Flow from Investing Activities

Our cash capital expenditures for property and equipment are summarized in the following table:

	December 31,
	2013	2012
	(in thousands)
Budong PSC	$175	$5,819
Dussafu PSC	42,536	11,660
Other	0	46

Total additions of property and equipment – continuing operations	42,711	17,525
Colombia-discontinued operations (1)	1,195	0
Block 64 EPSA-discontinued operations (1)	0	6,050

Total additions of property and equipment	$43,906	$23,575

(1)	See Notes to Consolidated Financial Statements, Note 5 – Dispositions, Discontinued Operations.

In addition to cash capital expenditures, during the year ended December 31, 2013, we:

•	Received $124.0 million in net proceeds from the first closing sale to Petroandina; and

•	Advanced $0.5 million to Petrodelta for continuing operations costs; and

•	We had $1.0 million in restricted cash returned to us and deposited with a U.S. bank $0.1 million for a customs bond related to Dussafu PSC.

In addition to cash capital expenditures, during the year ended December 31, 2012, we:

•	Advanced $0.5 million to Petrodelta for continuing operations costs, and Petrodelta repaid $0.1 million; and

•	Deposited with a U.S. bank $1.0 million as collateral for a Standby Letter of Credit issued in support of a performance bond for a joint study and had $1.2 million of restricted cash released to us.

Petrodelta’s capital commitments will be determined by its business plan. Petrodelta’s capital commitments are expected to be funded by internally generated cash flow. Our budgeted capital expenditures of $8.7 million for 2014, of which $2.2 million is non-discretionary, for U.S., Gabon and Indonesia operations will be funded through our existing cash balances, accessing equity and debt markets, and cost reductions. In addition, we could delay the discretionary portion of our capital spending to future periods or sell assets as necessary to maintain the liquidity required to run our operations, as warranted.

Cash Flow from Financing Activities

During the year ended December 31, 2013, we:

•	Sold 2,494,800 shares of our Common Stock in private placements for $9.3 million;

•	We made a payment of $4.3 million on our note payable to O&G Technology Consultants, a noncontrolling interest owner; and

•	Incurred $0.2 million in legal fees associated with financings.

During the year ended December 31, 2012, we:

•	Received cash proceeds of $66.5 million from an offering of $79.8 million in aggregate principal amount of our 11.0 percent senior unsecured notes (see Notes to Consolidated Financial Statements, Note 11 – Debt); and

•	Incurred $3.3 million in legal fees associated with financings.

Contractual Obligations

At December 31, 2013, we had the following lease commitments for office space in Houston, Texas, regional/technical offices in Singapore and field offices in Port Gentil, Gabon and Jakarta, Indonesia that support field operations in those areas.

Location	Date Lease Signed	Term	Annual Expense
Houston, Texas	April 2004	10.0 years	$306,000
Houston, Texas	December 2008	5.6 years	147,000
Caracas, Venezuela	December 2013	1.0 years	92,750
Port Gentil, Gabon	December 2012	2.0 years	61,750
Singapore	October 2012	2.0 years	87,600
Jakarta, Indonesia	April 2012	2.0 years	174,900

At December 31, 2013, we had the following contractual obligation (in thousands):

	Payments Due by Period
	Total	Less than 1 Year	1-2 Years	3-4 Years	After 4 Years
Debt:
11.0% Senior Unsecured Notes Due 2014	$79,750	$79,750	$0	$0	$0
Note payable to noncontrolling interest owner	6,109	0	6,109	0	0

Total debt	85,859	79,750	6,109	0	0

Other obligations:
Interest payments	244	244	0	0	0
Oil and gas activities	6,204	6,204	0	0	0
Office leases	583	521	62	0	0

Total other obligations	7,031	6,969	62	0	0

Total contractual obligations	$92,890	$86,719	$6,171	$0	$0

“Oil and gas activities” in the table above includes various contractual commitments pertaining to exploration, development and production activities. The four-year extension of the initial exploration phase on the Budong PSC includes an exploration well, which if not drilled by January 2016, results in the termination of the Budong PSC. Also, if this exploration well is not drilled before October 2014 (within 18 months of the date of approval from the Government of Indonesia of this transaction), our partner has the right to give us notice that the consideration for the additional 7.1 percent participating interest must be paid in cash for $3.2 million. We have accrued $2.0 million as of December 31, 2013 for claims made under arbitration proceedings related to the farmout agreements for our Colombian project. See Notes to Consolidated Financial Statements, Note 9 – Indonesia.

Senior Unsecured Notes

On October 11, 2012, we closed an offering of $79.8 million in aggregate principal amount of our 11.0 percent senior unsecured notes. We used a portion of the proceeds from the sale of the 29 percent interest in Harvest Holding to redeem all of our 11% Senior Notes due 2014. The notes were redeemed on January 11, 2014, for $80.0 million, including principal and accrued and unpaid interest. As a result of the redemption, we will record a loss on extinguishment of debt of approximately $3.6 million during the three months ended March 31, 2014. This loss primarily includes the write off of the discount on debt ($2.3 million) and the expensing of financing costs related to the term loan facility ($1.3 million). See Risks, Uncertainties, Capital Resources and Liquidity.

Effects of Changing Prices, Foreign Exchange Rates and Inflation

Our results of operations and cash flow are affected by changing oil prices. Fluctuations in oil prices may affect our total planned development activities and capital expenditure program.

Our net foreign exchange losses attributable to our international operations were minimal for the years ended December 31, 2013 and 2012. There are many factors affecting foreign exchange rates and resulting exchange gains and losses, most of which are beyond our control. It is not possible for us to predict the extent to which we may be affected by future changes in exchange rates and exchange controls.

Venezuela imposed currency exchange restrictions in February 2003, and adjusted the official exchange rate in February 2004, March 2005, January 2010, January 2011, February 2013 and December 2013. As a result of the December 2013 devaluation, Harvest Vinccler recorded a $0.1 million gain on revaluation of its assets and liabilities, and Petrodelta recorded a gain of approximately $169.6 million gain on revaluation of its assets and liabilities.

Harvest Vinccler’s and Petrodelta’s functional and reporting currency is the U.S. Dollar. They do not have currency exchange risk other than the official prevailing exchange rate that applies to their operating costs denominated in Venezuela Bolivars (“Bolivars”) (11.3 Bolivars per U.S. Dollar). However, during the year ended December 31, 2013, Harvest Vinccler exchanged approximately $1.6 million through the Central Bank and received an average exchange rate of 6.9 Bolivars per U.S. Dollar. See Operations – Venezuela for a more complete discussion of the exchange agreements and their effects on our Venezuelan operations.

Within the United States and other countries in which we conduct business, inflation has had a minimal effect on us, but it is an important factor with respect to certain aspects of the results of operations in Venezuela. The inflation rate in Venezuela was 56.2 percent for the year ended December 31, 2013 (year ended December 31, 2012: 14.06 percent).

Critical Accounting Policies

Reporting and Functional Currency

The United States Dollar (“U.S. Dollar”) is the reporting and functional currency for all of our controlled subsidiaries and Petrodelta. Amounts denominated in non-U.S. Dollar currencies are re-measured into U.S. Dollars, and all currency gains or losses are recorded in the consolidated statements of operations and comprehensive income (loss). There are many factors that affect foreign exchange rates and the resulting exchange gains and losses, many of which are beyond our influence.

Investment in Equity Affiliates

We evaluate our investments in unconsolidated companies under ASC 323, “Investments – Equity Method and Joint Ventures.” Investments in which we have significant influence are accounted for under the equity method of accounting. Under the equity method, Investment in Equity Affiliates is increased by additional investments and earnings and decreased by dividends and losses. We review our Investment in Equity Affiliates for impairment whenever events and circumstances indicate a loss in investment value is other than a temporary decline.

There are many factors to consider when evaluating an equity investment for possible impairment. Currency devaluations, inflationary economies, and cash flow analysis are some of the factors we consider in our evaluation for possible impairment.

Capitalized Interest

We capitalize interest costs for qualifying oil and gas properties. The capitalization period begins when expenditures are incurred on qualified properties, activities begin which are necessary to prepare the property for production and interest costs have been incurred. The capitalization period continues as long as these events occur. The average additions for the period are used in the interest capitalization calculation.

Property and Equipment

We follow the successful efforts method of accounting for our oil and gas properties. Under this method, oil and natural gas lease acquisition costs are capitalized when incurred. Unproved properties are assessed quarterly on a property-by-property basis, and any impairment in value is recognized. If the unproved properties are determined to be productive, the appropriate related costs are transferred to proved oil and gas properties. Lease rentals are expensed as incurred.

Oil and natural gas exploration costs, other than the costs of drilling exploratory wells, are charged to expense as incurred. The costs of drilling exploratory wells are capitalized pending determination of whether the wells have discovered proved reserves. Exploratory drilling costs are capitalized when drilling is completed if it is determined that there is economic producibility supported by either actual production, conclusive formation test or by certain technical data. If proved reserves are not discovered, such drilling costs are expensed. Costs to develop proved reserves, including the costs of all development wells and related equipment used in production of crude oil and natural gas, are capitalized.

Depletion, depreciation, and amortization (“DD&A”) of the cost of proved oil and natural gas properties are calculated using the unit of production method. The reserve base used to calculate DD&A for leasehold acquisition costs and the cost to acquire proved properties is proved reserves. With respect to lease and well equipment costs, which include development costs and successful exploration drilling costs, the reserve base is proved developed reserves. Estimated future dismantlement, restoration and abandonment costs, net of salvage values, are taken into account. Certain other assets are depreciated on a straight-line basis.

Assets are grouped in accordance with ASC 932. The basis for grouping is reasonable aggregation of properties with a common geological structural feature or stratigraphic condition, such as a reservoir or field.

Amortization rates are updated to reflect: 1) the addition of capital costs, 2) reserve revisions (upwards or downwards) and additions, 3) property acquisitions and/or property dispositions and 4) impairments.

We account for impairments of proved properties under the provisions of ASC 360, “Property, Plant, and Equipment”. When circumstances indicate that an asset may be impaired, we compare expected undiscounted future cash flows at a producing field level to the amortized capitalized cost of the asset. If the future undiscounted cash flows, based on our estimate of future crude oil and natural gas prices, operating costs, anticipated production from proved reserves and other relevant data, are lower than the amortized capitalized cost, the capitalized cost is reduced to fair value. Fair value is calculated by discounting the future cash flows at an appropriate risk-adjusted discount rate.

Reserves

In December 2009, we adopted the SEC’s Modernization of Oil and Gas Reporting and ASC 932. ASC 932 requires the unweighted average, first-day-of-the-month price during the 12-month period preceding the end of the year be used when estimating reserve quantities and permits the use of reliable technologies to determine proved reserves, if those technologies have been demonstrated to result in reliable conclusions about reserves volumes.

Proved reserves are those quantities of oil and gas which by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible from a given date forward from known reservoirs and under existing economic conditions, operating methods, government regulations, etc. Prices include consideration of changes in existing prices provided only by contractual arrangements and do not include adjustments based upon expected future conditions. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered. Possible reserves are those additional reserves which are less certain to be recovered than probable reserves and thus the probability of achieving or exceeding the proved plus probable plus possible reserves is low.

The reserves included herein were estimated using deterministic methods and presented as incremental quantities. Under the deterministic incremental approach, discrete quantities of reserves are estimated and assigned separately as proved, probable or possible based on their individual level of uncertainty. Because of the differences in uncertainty, caution should be exercised when aggregating quantities of oil and gas from different reserves categories. Furthermore, the reserves and income quantities attributable to the different reserve categories that are included herein have not been adjusted to reflect these varying degrees of risk associated with them and thus are not comparable.

The estimate of reserves is made using available geological and reservoir data as well as production performance data. These estimates are prepared by an independent third party petroleum engineering consulting firm and revised, either upward or downward, as warranted by additional data. Revisions are necessary due to changes in, among other things, reservoir performance, prices, economic conditions and governmental restrictions, as well as changes in the expected recovery associated with infill drilling. Decreases in prices, for example, may cause a reduction in some proved reserves due to reaching economic limits earlier. A material adverse change in the estimated volumes of proved reserves could have a negative impact on DD&A expense and could result in the recognition of an impairment.

Income Taxes

Deferred income taxes reflect the net tax effects, calculated at currently enacted rates, of (a) future deductible/taxable amounts attributable to events that have been recognized on a cumulative basis in the financial statements or income tax returns, and (b) operating loss and tax credit carry forwards. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

Where we are able to determine that undistributed earnings of our foreign subsidiaries are permanently reinvested as part of our ongoing business, we do not provide deferred income taxes for possible future remittances of such earnings.

New Accounting Pronouncements

In January 2013, FASB issued ASU No. 2013-01, which is included in ASC 210, “Balance Sheet”, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities” (“ASU No. 2013-01”). This update clarifies that the scope of ASU 2011-11: “Disclosures about Offsetting Assets and Liabilities” applies only to derivatives accounted for under ASC 815 “Derivatives and Hedging”, included bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities lending transactions that are either offset in accordance with ASC 210-20-45 or ASC 815-10-45 or subject to an enforceable master netting arrangement or similar agreement. ASU No. 2013-01 is effective for fiscal years and interim periods within those years, beginning on or after January 1, 2013. Entities should provide the required disclosures retrospectively for all comparative periods presented. The adoption of this guidance impacted presentation disclosures only and did not have an impact on our consolidated financial position, results of operation or cash flows.

In February 2013, FASB issued ASU No. 2013-04, which is included in ASC 405, “Liabilities”, “Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date”. This update provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation with the scope of this guidance is fixed at the reporting date, except for obligations addressed within existing guidance in USGAAP. Examples of obligations within the scope to ASU No. 2013-04 include debt arrangements, other contractual obligations, and settled litigation and judicial rulings. ASU No. 2013-04 is effective for fiscal years and interim periods within those years beginning after December 15, 2013. Entities should provide the required disclosures retrospectively for all comparative periods presented. We are currently evaluating the impact of this guidance, but we expect that the adoption of this guidance will impact presentation disclosures only and will not have an impact on our consolidated financial position, results of operation or cash flows.

In July 2013, FASB issued ASU No. 2013-11 which is included in ASC 740 “Income Taxes”, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” This update provides guidance regarding the presentation of unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward are not available at the reporting date to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose. In such instances, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendment should be applied prospectively to all unrecognized tax benefits that exist at the effective date; however, retrospective application is permitted. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. We are currently evaluating the impact of this guidance, but we expect that the adoption of this guidance will impact presentation disclosures only and will not have an impact on our consolidated financial position, results of operation or cash flows.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

APPENDIX F

Unaudited Financial Statements of Harvest Vinccler Dutch Holding B.V. and Subsidiaries

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands except share and per share data)

	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$244	$2,134
Taxes and other receivables	106	1,353
Advances to and receivables from equity affiliate	—	713
Advances to and receivables from affiliates	7	—
Deferred income taxes	81	799
Prepaid expenses and other	37	54

TOTAL CURRENT ASSETS	475	5,053

OTHER ASSETS	8	1
LONG-TERM CREDIT FACILITY RECEIVABLE AND ACCRUED
INTEREST – AFFILIATE	—	58,005
LONG-TERM RECEIVABLE – EQUITY AFFILIATE	15,097	14,346
INVESTMENT IN EQUITY AFFILIATE	485,401	412,823
PROPERTY AND EQUIPMENT, net	92	230

TOTAL ASSETS	$501,073	$490,458

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable, trade and other	$57	$8
Accounts payable – affiliates	—	3,523
Accrued expenses	1,105	1,214
Other current liabilities	419	3,566

TOTAL CURRENT LIABILITIES	1,581	8,311
LONG TERM DEBT AND INTEREST PAYABLE – AFFILIATE	—	3,705
COMMITMENTS AND CONTINGENCIES (See Note 5)

EQUITY
SHAREHOLDERS’ EQUITY:
Common shares, Class A, par value 1 Euro a share; 72,000 shares authorized; 20,000 shares issued and outstanding	25	25
Common shares, Class B, par value 1 Euro a share; 18,000 shares authorized; 5,000 shares issued and outstanding	6	6
Share premium	145,680	145,680
Retained earnings	353,781	332,731

TOTAL SHAREHOLDERS’ EQUITY	499,492	478,442

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$501,073	$490,458

See accompanying notes to consolidated financial statements.

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands)

	Years Ended December 31,
	2013	2012
EXPENSES:
Depreciation and amortization	$150	$153
General and administrative	2,582	3,605

	2,732	3,758

LOSS FROM OPERATIONS	(2,732)	(3,758)
OTHER NON-OPERATING INCOME (EXPENSE):
Investment earnings and other	743	865
Interest expense	95	(276)
Foreign currency transaction loss	27	—

	865	589

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(1,867)	(3,169)
INCOME TAX BENEFIT	(2,187)	(13)

LOSS FROM OPERATIONS BEFORE NET INCOME FROM EQUITY AFFILIATE	320	(3,156)
EARNINGS FROM EQUITY AFFILIATE	72,578	67,769

NET INCOME	$72,898	$64,613

See accompanying notes to consolidated financial statements.

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(unaudited, in thousands except share data)

	Class A Common	Class B Common
	Shares	Shares	Share	Share	Retained	Total
	Issued	Issued	Capital	Premium	Earnings	Equity
Balance at January 1, 2012	20,000	5,000	$31	$145,680	$268,118	$413,829
Net income	—	—	—	—	64,613	64,613

Balance at December 31, 2012	20,000	5,000	31	145,680	332,731	478,442
Dividends	—	—	—	—	(51,848)	(51,848)
Net income	—	—	—	—	72,898	72,898

Balance at December 31, 2013	20,000	5,000	$31	$145,680	$353,781	$499,492

See accompanying notes to consolidated financial statements.

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Years Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$72,898	$64,613
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	150	153
Earnings from equity affiliates	(72,578)	(67,769)
Deferred tax asset	718	(799)
Changes in operating assets and liabilities:
Accounts receivable	1,241	511
Prepaid expenses and other	17	(26)
Other assets	(7)	5
Accounts payable	49	(309)
Accrued expenses	(54)	465
Accrued interest	310	(434)
Other current liabilities	(3,148)	964

NET CASH USED IN OPERATING ACTIVITIES	(404)	(2,626)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property and equipment	(13)	(14)
Advances to affiliate under long-term credit facility	(999)	(502)
Advances to equity affiliate	(474)	(471)

NET CASH USED IN INVESTING ACTIVITIES	(1,486)	(987)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings under long-term credit facility	—	3,459

NET CASH PROVIDED BY FINANCING ACTIVITIES	—	3,459

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,890)	(154)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	2,134	2,288

CASH AND CASH EQUIVALENTS AT END OF YEAR	$244	$2,134

SUPPLEMENTAL CASH FLOW INFORMATION:
Distribution of credit facility receivable with affiliate to shareholders	51,848	—

See accompanying notes to consolidated financial statements.

HARVEST-VINCCLER DUTCH HOLDING B.V. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(unaudited)

Note 1 – Organization

Harvest-Vinccler Dutch Holding B.V. (together with its consolidated entities, unless the context requires otherwise, “Harvest Holding” or the “Company”) is a Dutch private company with limited liability. As of December 31, 2013, the Company is owned by HNR Energia, B.V. (“HNR Energia”) (51 percent), Petroandina Resources Corporation N.V. (“Petroandina”) (29 percent) and Oil & Gas Technology Consultants (Netherlands) Coöperatie U.A. (“Vinccler”)(20 percent). The Company’s primary operations relate to certain interests in oil and gas properties in the Bolivarian Republic of Venezuela (“Venezuela”) through its indirect 40 percent interest in Petrodelta, S.A. (“Petrodelta”). Harvest Holding directly owns 100% of HNR Finance B.V. (“HNR Finance”) and indirectly owns 100% of Harvest Vinccler, S.C.A. (“Harvest Vinccler”) and Harvest Vinccler, Ltd. (“HV Ltd.”). HNR Finance owns a 40% of Petrodelta. Corporación Venezolana del Petroleo S.A. (“CVP”) and PDVSA Social S.A. own 56 percent and 4 percent, respectively of the remaining 60 percent of Petrodelta. Petroleos de Venezuela S.A. (“PDVSA”) owns 100 percent of CVP and PDVSA Social S.A. Harvest Vinccler’s main business purpose is to assist HNR Finance in the management of Petrodelta and in negotiations with PDVSA.

Note 2 – Liquidity and Going Concern

The Company’s primary ongoing use of cash has been to fund general and administrative costs. The Company’s primary source of cash has been dividends from Petrodelta, borrowings under a revolving credit facility with HNR and advances from shareholders. As a result of the transaction with Petroandina, the Company expects that cash requirements will be met either through capital contributions or advances from its three shareholders.

The Company’s operations are subject to various risks inherent in foreign operations. These risks may include, among other things, loss of revenue, property and equipment as a result of hazards such as expropriation, nationalization, war, insurrection, civil unrest, strikes and other political risks, increases in taxes and governmental royalties, being subject to foreign laws, legal systems and the exclusive jurisdiction of foreign courts or tribunals, renegotiation of contracts with governmental entities, changes in laws and policies, including taxes, governing operations of foreign-based companies, currency restrictions and exchange rate fluctuations and other uncertainties arising out of foreign government sovereignty over our international operations. Its international operations may also be adversely affected by the U.S. Foreign Corrupt Practices Act and similar worldwide anti-corruption laws, laws and policies of the United States affecting foreign policy, foreign trade, taxation and the possible inability to subject foreign persons to the jurisdiction of the courts in the United States.

There are also a number of variables and risks related to HNR Finance’s minority equity investment in Petrodelta that could significantly utilize cash balances, and affect its capital resources and liquidity. Petrodelta’s capital commitments are determined by its business plan, and Petrodelta’s capital commitments are expected to be funded by internally generated cash flow. The total capital required to develop the fields in Venezuela may exceed Petrodelta’s available cash and financing capabilities, and there may be operational or contractual consequences due to this inability. Petrodelta’s ability to fully develop the fields in Venezuela will require a significant investment. Due to PDVSA’s liquidity constraints, PDVSA has not been providing the necessary monetary support and contractual adherence required by Petrodelta. If HNR Finance is called upon to fund its share of Petrodelta’s operations, its failure to do so could be considered a default under the Conversion Contract and cause the forfeiture of some or all its shares in Petrodelta.

Petrodelta currently represents the Company’s only source of earnings. Petrodelta also has a material impact on its results of operations for any interim or annual reporting period. See Note 4 – Investment in Equity Affiliate – Petrodelta, S.A. Petrodelta operates under a business plan, the success of which relies heavily on the market price of oil. To the extent that market prices of oil decline, the business plan, and thus the equity investment in Petrodelta and/or operations and/or profitability, could be adversely affected.

Operations in Venezuela are subject to various risks inherent in foreign operations. It is possible the legal or fiscal framework for Petrodelta could change and the Venezuela government may not honor its commitments. HNR Finance’s ability to implement or influence Petrodelta’s business plan, assure quality control and set the timing and pace of development could also be adversely impacted. No assurance can be provided that events beyond its control will not adversely affect the value of HNR Finance’s minority investment in Petrodelta.

Between Petrodelta’s formation in October 2007 and June 2010, Petrodelta declared and paid dividends of $105.5 million to HNR Finance. See Note 9 – Related Party Transactions for a discussion of obligations to Vinccler, for any dividend received from Petrodelta. As discussed below, on November 12, 2010, Petrodelta’s board of directors declared a dividend of $30.6 million; however, such dividend has not been received. There is uncertainty with respect to the timing of the receipt of such dividend or whether future dividends will be declared and/or paid. The Company has and will continue to monitor its investment in Petrodelta. Should the dividend receivable not be collected, or facts and circumstances surrounding the investment change, the Company’s results of operations and the investment in Petrodelta could be adversely impacted.

The Company has incurred losses from operations since 2007 and negative cash flows since 2009 and has utilized payments on the revolving credit receivable from HNR Energia and the proceeds from debt to fund its operations. For the year ended December 31, 2013, the Company had net income of $72.9 million (including $72.6 million of income from equity affiliate) but had negative cash flows from operations of $0.4 million. At December 31, 2013, the Company had retained earnings of approximately $353.8 million and negative working capital of approximately $1.1 million. The Company currently does not have any revenue or operating cash inflow, and, as indicated above, historically its main source of cash has been dividends from Petrodelta. On November 12, 2010, Petrodelta’s board of directors declared a dividend of $30.6 million, $12.2 million net to HNR Finance. The dividend was ratified by Petrodelta’s shareholders on March 14, 2011. Due to Petrodelta’s liquidity constraints caused by PDVSA’s insufficient monetary support and contractual adherence, this dividend has not yet been received, although it is due and payable.

The Company expects that for 2014 it will not generate revenue, will continue to generate losses from operations, and its cash flows will not be sufficient to cover its operating expense; therefore, expected continued losses from operations and use of cash will be funded through capital contributions or advances from its three shareholders and/or operating cost reductions.

Failure to generate sufficient cash flow from dividends from Petrodelta or raise additional capital through capital contributions or advances from its three shareholders could have a material adverse effect on its ability to meet short- and long-term liquidity needs and achieve its intended long-term business objectives.

The Company’s financial statements have been prepared under the assumption that it will continue as a going concern, which contemplates that it will continue in operation for the foreseeable future and will be able to realize assets and settle liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that could result should it be unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of all wholly-owned and majority-owned subsidiaries. All intercompany profits, transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates pertain to proved oil and natural gas reserve volumes and future development costs. Actual results could differ from those estimates.

Reporting and Functional Currency

The United States Dollar (“U.S. Dollar”) is the reporting and functional currency for Harvest Holding, all of its controlled subsidiaries and Petrodelta. Amounts denominated in non-U.S. Dollar currencies are re-measured into U.S. Dollars, and all currency gains or losses are recorded in the consolidated statements of operations. There are many factors that affect foreign exchange rates and the resulting exchange gains and losses, many of which are beyond the Company’s influence.

See Note 5 – Venezuela for a discussion of currency exchange rates and currency exchange risk on Harvest Vinccler’s and Petrodelta’s businesses.

Cash and Cash Equivalents

Cash equivalents include money market funds and short term certificates of deposit with original maturity dates of less than three months.

Financial Instruments

Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily cash and cash equivalents, accounts receivable, dividend receivable, revolving credit facility receivables and debt under its revolving credit facility. The Company maintains cash and cash equivalents in bank deposit accounts with commercial banks with high credit ratings, which, at times may exceed the federally insured limits. The Company has not experienced any losses from such investments. Concentrations of credit risk with respect to accounts receivable are limited due the nature of the receivables, which include primarily income tax receivables. In the normal course of business, collateral is not required for financial instruments with credit risk.

Credit Facility Receivable

The credit facility receivable is subject to a credit facility agreement between HNR Finance and HNR Energia, the Company’s 80% shareholder. The agreement was first entered into on July 28, 2009 with subsequent amendments, most recently on March 22, 2011. Borrowings are subject to interest at three month LIBOR rate plus 0.5%, and the facility matures on July 31, 2015. Principal and interest are due at maturity. Interest income is recognized as it accrues. On December 13, 2013, the borrowings, accrued interest and facility were transferred as a dividend in-kind of $51.8 million to Harvest Holding and in turn to its shareholders, HNR Energia and Vinccler.

Investment in Equity Affiliate

The Company evaluates its investments in unconsolidated companies under ASC 323, “Investments – Equity Method and Joint Ventures.” Investments in which it has significant influence are accounted for under the equity method of accounting. Under the equity method, Investment in Equity Affiliate is increased by additional investments and earnings and decreased by dividends and losses.

The Company reviews its Investment in Equity Affiliate for impairment whenever events and circumstances indicate a loss in investment value is other than a temporary decline. There are many factors to consider when evaluating an equity investment for possible impairment. Currency devaluations, inflationary economies, and cash flow analysis are some of the factors management considers in its evaluation for possible impairment. At December 31, 2013, management reviewed the investment in Petrodelta taking into consideration various factors, including the terms of a Share Purchase Agreement between its shareholders. The purchase price under the Share Purchase Agreement indicates a valuation that approximates the carrying value of the equity investment in Petrodelta, the dividend receivable and the advances to this equity affiliate. As such, management concluded that there was no impairment to its equity investment as of December 31, 2013.

Property and Equipment

The major components of property and equipment at December 31 are as follows (in thousands):

	2013	2012
Furniture, fixtures, leasehold improvements and other	$1,014	$1,001
Accumulated depreciation	(922)	(771)

Total property and equipment, net	$92	$230

Property and equipment is comprised of furniture, fixtures and equipment which are recorded at cost and depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are recorded at cost and amortized using the straight-line method over the life of the applicable lease. For the year ended December 31, 2013, depreciation expense was $0.2 million (2012: $0.2 million).

Reserves

The Company measures and disclose its proved oil and gas reserves in accordance with the provisions of the SEC’s Modernization of Oil and Gas Reporting and ASC 932, “Extractive Activities – Oil and Gas” (“ASC 932”). All of its proved oil and gas reserves are owned through its equity investment in Petrodelta.

Fair Value Measurements

The Company measures and discloses fair values in accordance with the provisions of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy assigns the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Level 2 measurements are inputs that are observable for assets or liabilities, either directly or indirectly, other than quoted prices included within Level 1. The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable.

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of ASC 825, Financial Instruments. The estimated fair value amounts have been determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of cash, accounts receivable and accounts payable approximates their carrying value due to their short-term nature. Due to the related party nature of the long-term debt receivable and debt payable with affiliates, there is no market data available to determine a fair value measurement.

During the year ended December 31, 2013, there were no transfers between Level 1, Level 2 and Level 3 liabilities.

Income Taxes

Deferred income taxes reflect the net tax effects, calculated at currently enacted rates, of (a) future deductible/taxable amounts attributable to events that have been recognized on a cumulative basis in the financial statements or income tax returns, and (b) operating loss and tax credit carryforwards. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

The Company classifies interest related to income tax liabilities as interest expense, and if applicable, penalties are recognized as a component of interest expense.

The Company does not provide deferred income taxes on undistributed earnings of its foreign subsidiaries and equity investments for possible future remittances as such earnings would be received as dividends which would be exempt from Dutch tax under the Dutch participation exemption applicable to eligible shareholdings between the Company and its foreign subsidiaries.

Note 4 – Investment in Equity Affiliate – Petrodelta, S.A.

Petrodelta’s reporting and functional currency is the U.S. Dollar. HNR Finance owns a 40 percent interest in Petrodelta.

Petrodelta’s financial information is prepared in accordance with International Financial Reporting Standards (“IFRS”) which the Company has adjusted to conform to U.S. GAAP. The differences between IFRS and U.S. GAAP for which the Company adjusts are:

•	Deferred income tax: IFRS allows the inclusion of non-monetary temporary differences impacted by inflationary adjustments, whereas U.S. GAAP does not. In addition, the Company has adjusted for the impact on deferred income tax of other adjustments to arrive at net income under U.S. GAAP.

•	Depletion expense: Oil and gas reserves used by Petrodelta in calculating depletion expense under IFRS are provided by the Ministry of the People’s Power for Petroleum and Mining (“MENPET”). MENPET reserves are not prepared using the guidance on extractive activities for oil and gas (ASC 932). At least annually at yearend, the Company prepares reserve reports for Petrodelta’s proved oil and gas reserves using ASC 932. On a quarterly basis, the Company recalculates Petrodelta’s depletion using the most recent reserve report using ASC 932.

•	Windfall Profits Tax Credit: The April 2011 Windfall Profits Tax law included a provision wherein it considered that an exemption of the Windfall Profits Tax could be granted for the incremental production of projects and grass root developments until the specific investments are recovered. The projects deemed to qualify for the exemption have to be considered and approved on a case by case basis by MENPET. In March 2013, PDVSA requested from MENPET a Windfall Profits Tax exemption credit under provisions in the April 2011 Windfall Profits Tax law. The exemption was applied to several oil development projects, including Petrodelta. However, MENPET has not defined the projects qualifying for exemption or provided the guidance necessary to calculate the exemption. PDVSA issued to Petrodelta its estimated share of the exemption credit related to 2012 of $55.2 million ($36.4 million net of tax) based on PDVSA’s calculation and projects PDVSA deemed to qualify for the exemption. Petrodelta has not been provided with supporting documentation indicating the properties have been appropriately qualified by MENPET, the specific details for the exemption credit, such as which fields, production period or production, or the supporting calculations. Until MENPET either issues guidance on the exemption provisions in the law or issues payment forms including the exemption credit, or written approval from MENPET for this exemption credit is received by Petrodelta or the Company, the Company has and will continue to exclude the exemption credit from its equity earnings in Petrodelta.

•

Sports Law Overaccrual: The Organic Law on Sports, Physical Activity and Physical Education (“Sports Law”) was published in the Official Gazette on August 24, 2011. The purpose of the Sports Law is to establish the public service nature of physical education and the promotion, organization and administration of sports and physical activity. Funding of the Sports Law is by contributions made by companies or other public or private organizations that perform economic activities for profit in

Venezuela. The contribution is one percent of annual net or accounting profit and is not deductible for income tax purposes. Per the Sports Law, contributions are to be calculated on an after-tax basis. However, in March 2012, CVP has instructed Petrodelta to calculate the contribution on a before-tax basis contrary to the Sports Law. As of December 31, 2013, the cumulative amount of overstatement of the liability by following this calculation method is $1.3 million. The Company has adjusted for the overaccrual of the Sports Law in the results reported for net income from equity affiliate during the applicable periods, i.e., the years ended December 31, 2013 and 2012.

In addition to the adjustments to arrive at Petrodelta’s net income under U.S. GAAP, earnings from equity affiliate also reflect the amortization of the excess basis in equity affiliate using the unit-of-production method based on risk adjusted total current estimated reserves.

Summary financial information has been presented below at December 31, 2013 and 2012, and for the years ended December 31, 2013 and 2012. All amounts through Net income under U.S. GAAP represent 100 percent of Petrodelta’s results.

	Year Ended December 31,
	2013	2012
	(in thousands, except percentages)
Petrodelta’s results under IFRS:
Revenues:
Oil sales*	$1,326,093	$1,263,264
Gas sales	4,000	3,350
Royalties *	(440,963)	(423,069)

	889,130	843,545

Expenses:
Operating expenses	151,661	121,023
Workovers	29,168	17,302
Depletion, depreciation and amortization	87,203	86,004
General and administrative	26,345	31,753
Windfall profits tax	234,453	291,355
Windfall profits credit	(55,168)	0

	473,662	547,437

Income from operations	415,468	296,108
Gain on exchange rate	169,582	0
Investment earnings and other	15	13
Interest expense	(21,728)	(7,017)

Income before income tax	563,337	289,104
Current income tax expense	325,217	127,080
Deferred income tax expense (benefit)	(17,662)	76,030

Net income under IFRS	255,782	85,994

Adjustments required to adjust net income under IFRS to U.S. GAAP:
Deferred income tax (expense) benefit	9,080	78,968
Depletion expense	(20,352)	7,282
Reversal of windfall profits tax credit	(55,168)	0
Sports law over accrual	1,313	2,536

Net income under U.S. GAAP	190,655	174,780

Equity interest in equity affiliate	40%	40%

Income before amortization of excess basis in equity affiliate	76,262	69,912
Amortization of excess basis in equity affiliate	(3,684)	(2,143)

Earnings from equity affiliate included in income	$72,578	$67,769

*	As discussed below, royalties have been adjusted to reflect the market price of royalties paid-in-kind as required under U.S. GAAP.

	As of December 31,
	2013	2012
	(in thousands)
Condensed financial position under IFRS:
Current assets	$1,906,595	$1,425,115
Property and equipment, net	717,449	538,351
Other assets	181,116	70,468
Current liabilities	1,652,806	1,180,559
Other liabilities	136,298	93,101
Net shareholders’ equity	1,016,056	760,274

Conversion Contract

On October 25, 2007, the Venezuelan Presidential Decree which formally transferred to Petrodelta the rights to the Petrodelta Fields subject to the conditions of the Conversion Contract was published in the Official Gazette. Petrodelta is governed by its own charter and bylaws and will engage in the exploration, production, gathering, transportation and storage of hydrocarbons from the Petrodelta Fields for a maximum of 20 years from that date. Petrodelta operates a portfolio of properties in eastern Venezuela including large proven oil fields as well as properties with substantial opportunities for both development and exploration. Petrodelta is to undertake its operations in accordance with Petrodelta’s business plan as set forth in its conversion contract. Under its conversion contract, work programs and annual budgets adopted by Petrodelta must be consistent with Petrodelta’s business plan. Petrodelta’s business plan may be modified by a favorable decision of the shareholders owning at least 75 percent of the shares of Petrodelta.

Sales Contract

The sale of oil and gas by Petrodelta to the Venezuelan government is pursuant to a Contract for Sale and Purchase of Hydrocarbons with PDVSA Petroleo S.A. (“PPSA”) signed on January 17, 2008. The form of the agreement is set forth in the Conversion Contract. Crude oil delivered from the Petrodelta Fields to PPSA is priced with reference to Merey 16 published prices, weighted for different markets, and adjusted for variations in gravity and sulphur content, commercialization costs and distortions that may occur given the reference price and prevailing market conditions. Merey 16 published prices are quoted and sold in U.S. Dollars. Natural gas delivered from the Petrodelta Fields to PPSA is priced at $1.54 per thousand cubic feet. Natural gas deliveries are paid in Bolivars, but the pricing for natural gas is referenced to the U.S. Dollar. PPSA is obligated to make payment to Petrodelta of each invoice within 60 days of the end of the invoiced production month by wire transfer, in U.S. Dollars in the case of payment for crude oil and natural gas liquids delivered, and in Bolivars in the case of payment for natural gas delivered, in immediately available funds to the bank accounts designated by Petrodelta.

When the Sales Contract was executed, Petrodelta was producing only one type of crude, Merey 16. Beginning in October 2011, MENPET determined that Petrodelta’s production flowing through the COMOR transfer point was a heavier type of crude, Boscan. Since Petrodelta was producing only Merey 16 when the Sales Contract was executed, the Boscan gravity and sulphur correction factors and crude pricing formula are not included in the Sales Contract. However, under the Sales Contract, PPSA is obligated to receive all of Petrodelta’s production. All production deliveries for all of Petrodelta’s fields have been certified by MENPET and acknowledged by PPSA. All pricing factors to be used in the Merey 16 and Boscan pricing formulas have been provided by and certified by MENPET to Petrodelta.

Since the Sales Contract provides for only one crude pricing formula, the Sales Contract had to be amended to include the Boscan pricing formula to allow Petrodelta to invoice PPSA for El Salto crude oil deliveries. Petrodelta received a draft amendment to the Sales Contract from PDVSA Trade and Supply. The pricing formula in the draft amendment has been used to accrue revenue for El Salto field deliveries from October 1, 2011 through December 31, 2013. Except for the inclusion of the Boscan pricing formula to be used in invoicing El Salto crude oil deliveries, all other terms and conditions of the Sales Contract remain in force. On January 31, 2013, Petrodelta’s board of directors endorsed the amendment to the Sales Contract. The amendment has been approved by CVP’s board of directors. HNR Finance, as shareholder, has agreed to the contract amendment.

CVP’s board of directors reviewed the amendment on April 30, 2013. A certificate of CVP’s final board resolution approving the amendment dated April 30, 2013 was received by Petrodelta on May 23, 2013. The remaining steps for the contract amendment are to (1) inform MENPET of the approval, (2) receive approval from Petrodelta’s shareholders to amend the Sales Contract including the Boscan formula, and (3) sign the contract amendment with PDVSA Trade and Supply. Once the Sales Contract is executed, PPSA will be invoiced for the deliveries. As of December 31, 2013, revenues of $756.7 million ($352.7 million as of December 31, 2012) for El Salto remain uninvoiced to PPSA pending execution of the amendment.

Payments to Contractors

PDVSA has failed to pay on a timely basis certain amounts owed to contractors that PDVSA has contracted to do work for Petrodelta. PDVSA, through PPSA, purchases all of Petrodelta’s oil production. PDVSA and its affiliates have reported shortfalls in meeting their cash requirements for operations and planned capital expenditures, and PDVSA has fallen behind in certain of its payment obligations to its contractors, including contractors engaged by PDVSA to provide services to Petrodelta. In addition, PDVSA has fallen behind in certain of its payment obligations to Petrodelta, which payments Petrodelta would otherwise use to pay its contractors, including Harvest Vinccler. As a result, Petrodelta has experienced, and is continuing to experience, difficulty in retaining contractors who provide services for Petrodelta’s operations. The Company cannot provide any assurance as to whether or when PDVSA will become current on its payment obligations. Inability to retain contractors or to pay them on a timely basis is having an adverse effect on Petrodelta’s operations and on Petrodelta’s ability to carry out its business plan.

Harvest Vinccler has advanced certain costs on behalf of Petrodelta. These costs include consultants in engineering, drilling, operations, seismic interpretation, and employee salaries and related benefits for Harvest Vinccler employees seconded into Petrodelta. Currently, the Company has three employees seconded into Petrodelta. Costs advanced are invoiced on a monthly basis to Petrodelta. Harvest Vinccler is considered a contractor to Petrodelta,and as such, Harvest Vinccler is also experiencing the slow payment of invoices. During the year ended December 31, 2013, Harvest Vinccler advanced to Petrodelta $0.5 million for continuing operations costs. Petrodelta and Petrodelta’s board have not indicated that the advances are not payable, nor that they will not be paid. At December 31, 2013, the Company reclassified $0.8 million of the Advances to Affiliate to a long-term receivable due to slow payment and age of the advances. Although payment is slow and the balance is increasing, payments continue to be received.

Windfall Profits Tax

In April 2011, the Venezuelan government published in the Official Gazette the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market (“Windfall Profits Tax”). In February 2013, the Venezuelan government published in the Official Gazette an amendment to the Windfall Profits Tax. The amended Windfall Profits Tax establishes new levels for contribution of extraordinary and exorbitant prices to the Venezuelan government. Extraordinary prices are considered to be equal to or lower than $80 per barrel, and exorbitant prices are considered to be over $80 per barrel.

Royalty Cap

Royalties are paid at 33.33 percent with the 30 percent royalty paid in kind and the remaining 3.33 percent royalty paid in cash. The amended Windfall Profits Tax also sets a new royalty cap per barrel of $80 ($70 per barrel in 2012). The law does not specify whether the cap on royalties is applicable to royalties paid in-cash, in-kind, or both. Per instructions received from PDVSA, Petrodelta reports royalties, whether paid in-cash or in-kind, at $80 per barrel (royalty barrels x $80). Per the Company’s interpretation of the Windfall Profits Tax law and as required under U.S. GAAP, the $80 cap on royalty barrels should only be applied to the 3.33 percent royalty which Petrodelta pays in cash. The revenues and royalties in the table above have been adjusted to report royalties paid in-kind at the oil price applicable for the period. For the year ended December 31, 2013, the reduction to oil sales due to the $80 cap applied to all royalty barrels was $38.4 million ($113.7 million for the year ended December 31, 2012). While both methods of reporting result in the same amount being reported for net sales, our method results in prices per barrel of oil which are consistent with the prices realized under the Sales Contract.

Functional Currency

Petrodelta’s functional and reporting currency is the U.S. Dollar. PPSA is obligated to make payment to Petrodelta in U.S. Dollars in the case of payment for crude oil and natural gas liquids delivered. In addition, major contracts for capital expenditures and lease operating expenditures are denominated in U.S. Dollars. Any dividend paid by Petrodelta will be made in U.S. Dollars.

Petrodelta has currency exchange risk from fluctuations of the official prevailing exchange rate that applies to their operating costs denominated in Venezuela Bolivars (“Bolivars”). The monetary assets that are exposed to exchange rate fluctuations are cash, accounts receivable, prepaid expenses and other current assets. The monetary liabilities that are exposed to exchange rate fluctuations are accounts payable, accruals, current and deferred income tax and other tax obligations and other current liabilities. All monetary assets and liabilities incurred at the official Bolivar exchange rate are settled at the official Bolivar exchange rate. The official prevailing currency exchange rate was increased from 4.3 Bolivars per U.S. Dollar to 6.3 Bolivars per U.S. Dollar in February 2013. Petrodelta reflected a gain of approximately $169.6 million on revaluation of its non-income tax related assets and liabilities during the year ended December 31, 2013 primarily related to the February 2013 devaluation.

As a result of legislation enacted in late December 2013 and January and February of 2014, Venezuela now has a multiple exchange rate system. Most of Petrodelta’s transactions are subject to a fixed official exchange rate of 6.3 Bolivars per U.S. dollar. In addition, there is a variable official exchange rate system in which the exchange rate is determined through auctions (11.3 Bolivars per U.S. dollar as of December 31, 2013). The third system is not yet available as the government has not yet specified the scope of application and mechanics. The financial information is prepared using the official fixed exchange rate (6.3 Bolivars per U.S. dollar from February 2013 through December 2013). At December 31, 2013, the balances in Petrodelta’s Bolivar denominated monetary assets and liabilities accounts that are exposed to exchange rate changes are 1,011 million Bolivars and 6,683 million Bolivars, respectively.

Petrodelta’s results were also impacted by PDVSA changing its policy with respect to invoicing for disbursements made in Bolivars on behalf of Petrodelta to require that such invoices be denominated in U.S. dollars rather than Bolivars. This change was implemented in the fourth quarter of 2013 with retroactive application to certain transactions occurring in 2011 and thereafter. As a result of this change, Petrodelta recorded a $14.2 million foreign currency loss in the three months ended December 31, 2013.

Collective Labor Agreement

On February 11, 2014, the Collective Labor Agreement for the period from October 1, 2013 thru October 1, 2015, between the employees of the oil industry represented by the Venezuelan Unitary Federation of workers of the oil, gas, and derivatives (FUTPV) and PDVSA was signed. The Collective Labor Agreement establishes a salary raise and payroll and retirement benefits which has a significant impact on Petrodelta’s payroll cost. The most significant impact is a step increase of salary around 90%, where 59% is to be retroactive from October 1, 2013, then a 23% raise from May 1, 2014 and finally the remaining portion to be adjusted on January 1, 2015.

Dividends

On November 12, 2010, Petrodelta’s board of directors declared a dividend of $30.6 million, $12.2 million net to HNR Finance. Petrodelta shareholder approval of the dividend was received on March 14, 2011. Due to Petrodelta’s liquidity constraints caused by PDVSA’s insufficient monetary support and contractual adherence, as of May 2, 2012, this dividend has not been received, although it is due and payable. Petrodelta’s board of directors declared this dividend and has never indicated that the dividend is not payable, nor that it will not be paid. The dividend receivable is classified as a long-term receivable at December 31, 2013 and 2012 due to the uncertainty in the timing of payment. There is uncertainty with respect to the timing of the receipt of this dividend and whether future dividends will be declared and/or paid.

Note 5 – Venezuela – Other

See also Note 4 – Investment in Equity Affiliates, Venezuela – Petrodelta, S.A. for further information regarding the Company’s Venezuela operations.

Harvest Vinccler’s functional and reporting currency is the U.S. Dollar. They do not have currency exchange risk other than the official prevailing exchange rate that applies to their operating costs denominated in Venezuela Bolivars (“Bolivars”). During the year ended December 31, 2013, Harvest Vinccler exchanged approximately $1.6 million ($1.5 million during the year ended December 31, 2012) and received an average exchange rate of 6.9 Bolivars (5.16 Bolivars during the year ended December 31, 2012) per U.S. Dollar.

The monetary assets that are exposed to exchange rate fluctuations are cash, accounts receivable, prepaid expenses and other current assets. The monetary liabilities that are exposed to exchange rate fluctuations are accounts payable, accruals, current and deferred income tax and other tax obligations and other current liabilities. All monetary assets and liabilities incurred at the official Bolivar exchange rate are settled at the official Bolivar exchange rate. At December 31, 2013, the balances in Harvest Vinccler’s Bolivar denominated monetary assets and liabilities accounts that are exposed to exchange rate changes are 10.2 million Bolivars and 7.2 million Bolivars, respectively. Therefore a change in the exchange rate is not expected to have a material impact on results of operations or our financial position.

Note 6 – Long-Term Debt and Interest Payable – Affiliate

Long-term debt and accrued interest payable consists of the following (in thousands):

	December 31,
	2013	2012
Revolving credit facility	$—	$3,634
Accrued interest	—	71

	$—	$3,705

The revolving credit facility allows HNR Finance to borrow up to $30.0 million in principal from HNR. Principal and interest are due June 30, 2015. On December 13, 2013, the revolving credit facility was fully repaid as a result of HNR Energia agreeing to assume the obligation in exchange for a reduction in its borrowings due from HNR Finance under the credit facility receivable.

Note 7 – Commitments and Contingencies

The Company has employment contracts with two HVSCA executives which provide for annual base salaries, eligibility for bonus compensation and various benefits applicable under Venezuelan labor law. The contracts provide for a lump sum payment as a multiple of base salary in the event of termination of employment without cause. In addition, these contracts provide for payments as a multiple of base salary and bonus and a continuation of benefits in the event of termination without cause following a change in control.

At December 31, 2013, the Company had the following non-cancellable lease commitments for office space in Caracas:

	Payments (in thousands) Due by Period
	Total	Less than 1 Year	1-2 Years	3-4 Years	After 4 Years
Office leases	$85	$85	$—	$—	$—

Uracoa Municipality Tax Assessments. Harvest Vinccler, has received nine assessments from a tax inspector for the Uracoa municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•	Three claims were filed in July 2004 and allege a failure to withhold for technical service payments and a failure to pay taxes on the capital fee reimbursement and related interest paid by PDVSA under the Operating Service Agreement (“OSA”). Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss one of the claims and has protested with the municipality the remaining claims.

•	Two claims were filed in July 2006 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Tax Court in Barcelona, Venezuela, on these claims.

•	Two claims were filed in August 2006 alleging a failure to pay taxes on estimated revenues for the second quarter of 2006 and a withholding error with respect to certain vendor payments. Harvest Vinccler has filed a protest with the Tax Court in Barcelona, Venezuela, on one claim and filed a protest with the municipality on the other claim.

•	Two claims were filed in March 2007 alleging a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a protest with the municipality on these claims.

Harvest Vinccler disputes the Uracoa tax assessments and believes it has a substantial basis for its positions. As a result of the SENIAT’s, the Venezuelan income tax authority, interpretation of the tax code as it applies to operating service agreements, Harvest Vinccler has filed claims in the Tax Court in Caracas against the Uracoa Municipality for the refund of all municipal taxes paid since 1997. Harvest Vinccler is unable to estimate the amount or range of any possible loss or gain from these matters.

Libertador Municipality Tax Assessments. Harvest Vinccler has received five assessments from a tax inspector for the Libertador municipality in which part of the Uracoa, Tucupita and Bombal fields are located as follows:

•	One claim was filed in April 2005 alleging the failure to pay taxes at a new rate set by the municipality. Harvest Vinccler has filed a protest with the Mayor’s Office and a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss the claim. On April 10, 2008, the Tax Court suspended the case pending a response from the Mayor’s Office to the protest. If the municipality’s response is to confirm the assessment, Harvest Vinccler will defer to the competent Tax Court to enjoin and dismiss the claim.

•	Two claims were filed in June 2007. One claim relates to the period 2003 through 2006 and seeks to impose a tax on interest paid by PDVSA under the OSA. The second claim alleges a failure to pay taxes on estimated revenues for the third and fourth quarters of 2006. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

•	Two claims were filed in July 2007 seeking to impose penalties on tax assessments filed and settled in 2004. Harvest Vinccler has filed a motion with the Tax Court in Barcelona, Venezuela, to enjoin and dismiss both claims.

Harvest Vinccler disputes the Libertador allegations set forth in the assessments and believes it has a substantial basis for its position. As a result of the SENIAT’s interpretation of the tax code as it applies to operating service agreements, Harvest Vinccler has filed claims in the Tax Court in Caracas against the Libertador Municipality for the refund of all municipal taxes paid since 2002. Harvest Vinccler is unable to estimate the amount or range of any possible loss or gain from these matters.

On May 4, 2012, Harvest Vinccler learned that the Political Administrative Chamber of the Supreme Court of Justice has issued a decision dismissing one of Harvest Vinccler’s claims against the Libertador Municipality. Harvest Vinccler continues to believe that it has sufficient arguments to maintain its position in accordance with the Venezuelan Constitution. Harvest Vinccler plans to present a request of Constitutional Revision to the Constitutional Chamber of the Supreme Court of Justice once it is notified officially of the decision. Harvest Vinccler has not yet received official notification of the decision. Harvest Vinccler is unable to predict the impact of this decision on the remaining outstanding municipality claims and assessments.

The Company is a defendant in or otherwise involved in other litigation incidental to our business. In the opinion of management, there is no such litigation which will have a material adverse impact on our financial condition, results of operations and cash flows.

Note 8 – Taxes

Taxes on Income

The Company is subject to corporate income tax in the Netherlands, its country of incorporation, as well as the foreign jurisdiction of Venezuela. The tax effects of significant items comprising our net deferred income tax assets and liabilities as of December 31, 2013 and 2012, are as follows:

	2013		2012
	Foreign	Netherlands	Foreign	Netherlands
	(in thousands)
Deferred tax assets:
Operating loss carryforwards	$761	$2,416	$2,519	$1,897

Total deferred tax assets	761	2,416	2,519	1,897

Deferred tax liabilities:
Other	—	(23)	(739)	—

Total deferred tax liabilities	—	(23)	(739)	—

Net deferred tax asset	761	2,393	1,780	1,897
Valuation allowance	(761)	(2,312)	(1,780)	(1,098)

Net deferred tax asset after valuation allowance	$—	$81	$—	$799

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets (“DTAs”). A significant piece of objective negative evidence evaluated was the cumulative losses incurred in our foreign operating entities over the three-year period ended December 31, 2013. Such objective evidence limits the ability to consider other subjective evidence such as our projections for future growth. We have therefore placed a valuation allowance (“VA”) on all of our foreign DTAs.

The components of loss from operations before income taxes are as follows:

	Year Ended December 31,
	2013	2012
	(in thousands)
Loss before income tax:
Netherlands	$(1,950)	$(3,362)
Foreign	83	193

Total	$(1,867)	$(3,169)

The provision (benefit) for income taxes on continuing operations consisted of the following:

	Year Ended December 31,
	2013	2012
	(in thousands)
Current:
Netherlands	$—	$(41)
Foreign	20	28

	20	(13)

Deferred:
Netherlands	—	—
Foreign	(2,207)	—

	(2,207)	—

	$(2,187)	$(13)

A comparison of the income tax expense (benefit) on continuing operations at the Netherlands statutory rate to our provision for income taxes is as follows:

	Year Ended December 31,
	2013	2012
	(in thousands)
Income tax expense (benefit) from continuing operations:
Tax expense (benefit) at Netherlands statutory rate	$(467)	$(792)
Effect of foreign source income and rate differentials on foreign income	(29)	—
Expiration of net operating loss carryforwards	997	—
Change in valuation allowance	195	80
Permanent differences	(1)	202
Liability for uncertain tax positions	(5,553)	799
Other	2,671	(302)

Total income tax expense (benefit)	$(2,187)	$(13)

Rate differentials for foreign income result from tax rates different from the Netherlands tax rate being applied in foreign jurisdictions.

We do not provide deferred income taxes on undistributed earnings of our foreign subsidiaries for possible future remittances as such earnings would be received as dividends which would be exempt from Dutch tax under the Dutch participation exemption applicable to eligible shareholdings between the Company and its foreign subsidiaries. At December 31, 2013, we have the following net operating losses available for carryforward (in thousands):

Venezuela	$10,074	Available for up to 3 years from 2010

Accounting for Uncertainty in Income Taxes

The FASB issued ASC 740-10 (prior authoritative literature: Financial Interpretation No. [“FIN”] 48, “Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 [“FIN 48”]) to create a single model to address accounting for uncertainty in tax positions. FIN 48 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

We or one of our subsidiaries file income tax returns in the Netherlands jurisdiction, and foreign jurisdictions. With few exceptions, we are no longer subject to Netherlands tax examinations by tax authorities for years before 2009. Our primary income tax jurisdictions and their respective open audit years are:

Tax Jurisdiction	Open Audit Years
The Netherlands	2010 – 2013
Venezuela	2009 – 2013

A reconciliation of the beginning amount, and current year additions, of unrecognized tax benefits follows:

	Year Ended December 31,
	2013	2012
	(in thousands)
Balance at beginning of year	$5,871	$5,072
Additions for tax positions of prior years	—	799
Reductions for tax positions of prior years	(5,553)	—

Balance at end of year	$318	$5,871

If the above tax benefits were recognized, the full amount would affect the effective tax rate. We have accrued interest of $0.0 million, and penalty of $0.1 million, a deduction for which has been recorded in pretax income. We believe that it is likely that the remaining amount of the uncertain tax position will be resolved within the next twelve months, and the amount of unrecognized tax benefits will significantly decrease.

Note 9 – Related Party Transactions

Dividends declared and paid by Petrodelta are paid to HNR Finance. HNR Finance must declare a dividend in order for the partners, HNR Energia and Vinccler, to receive their respective shares of Petrodelta’s dividend. Between 2008 and 2010, Petrodelta declared three dividends, totaling $105.5 million, which have been received by HNR Finance and one dividend, totaling $12.2 million, which has not yet been received by HNR Finance. The unpaid receivable is included in Long-term receivable – Equity affiliate. HNR Finance declared a dividend in 2008 in the amount of $72.5 million. HNR Finance has not declared a dividend for the remaining $33.0 million.

The Company has a receivable due from Petrodelta for amounts paid to Harvest employees seconded to Petrodelta under the terms of the joint operating agreement of $2.9 million and at December 31, 2013 and 2012.

The Company and its subsidiaries have also entered into certain credit and debt facilities with related party affiliated companies. See Note 3 – Credit Facility Receivable and Note 6 – Long-Term Debt and Interest Payable –Affiliate.

Note 10 – Subsequent Events

The Company evaluates events and transactions occurring after the balance sheet date but before the financial statements are available to be issued. The Company evaluated such events and transactions through March 31, 2014, the date the consolidated financial statements were available for issuance.

APPENDIX G

Audited Financial Statements of Petrodelta, S.A.

PETRODELTA, S.A.

(Subsidiary of Corporación Venezolana del Petróleo, S.A.—CVP)

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Director of

PETRODELTA, S.A.

REPORT ON THE FINANCIAL STATEMENTS

We have audited the accompanying financial statements of PETRODELTA, S.A. (a subsidiary 56% owned by Corporación Venezolana del Petróleo, S.A. CVP), which comprise the statements of financial position as at December 31, 2013 and 2012, and the statements of comprehensive income, statements of changes in equity, and statements of cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the financial statements present fairly, in all material respects, the financial position of Petrodelta, S.A. as at December 31, 2013 and 2012, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

EMPHASIS OF MATTER

Without qualifying our opinion as indicated in Note 21 to the financial statements, the Company belongs to a group of related companies and conducts transactions and maintains balances for significant amounts with other members of the group, with significant effects on the results of its operations and financial position. Because of those relationships, these transactions may have taken place on terms other than those that would characterize transactions between unrelated companies.

Without qualifying our opinion, as explained in Note 21, during the years ended December 31, 2013 and 2012, the Company recorded gross unbilled revenues for the sale of crude oil in the amount of US$.566,738 thousands (Bs.3,570,453 thousands) and US$.404,619 thousands (Bs.1,739,862 thousands), respectively, corresponding to the production of crude of the Campo El Salto, whose referential crude Boscan type is not contemplated in the Purchase and Sale Agreement of Oil originally signed between the Company and PDVSA Petróleo, S.A. As of December 31, 2013 and 2012, the Company has accounts receivable, net of royalties, of US$.756,695 thousands and US$.352,721 thousands (Bs.4,767,180 and Bs.1,516,704 thousands), respectively, for the delivery of such crude. The Company and PDVSA Petróleo, S.A. are in the process of approval to include the pricing formula established and agreed to this crude, amend the contract, and start the billing process.

By PGFA PERALES, PISTONE & ASOCIADOS

José G. Perales S.

C.P.C. Nº 9.578

March 12, 2014

Valencia, Venezuela.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of Financial Position

(Expressed in thousands)

	December 31,
	Note	2013	2012	2013	2012
		(U.S. Dollars)		(Bolivars)
Assets
Property, plant and equipment, net	8	717,449	538,351	4,519,929	2,314,912
Deferred income tax	7 - f	134,238	138,492	845,693	595,516
Recoverable tax credits	7 - k	46.878	29,721	295,331	127,801

Total non-current assets		898,565	706,564	5,660,953	3,038,229

Prepaid expenses and other assets	9	869	1,161	5,475	4,993
Inventories	10	103,996	77,637	655,175	333,839
Accounts receivable	11	1,795,770	1,313,302	11,313,351	5,647,202
Cash and cash equivalents	12	5,960	3,335	37,548	14,336

Total current assets		1,906,595	1,395,435	12,011,549	6,000,370

Total assets		2,805,160	2,101,999	17,672,502	9,038,599

Total equity	13	1,016,056	760,274	6,401,153	3,269,176

Liabilities
Provision for asset retirement costs	14	65,616	70,425	413.381	302,828
Provision for retirement and other benefits	14	24,533	22,671	154,558	97,486
Deferred income tax	7 - f	46,149	68,066	290,739	292,684

Total non-current liabilities		136,298	161,162	858,678	692,998

Dividends payable	13	30,550	30,550	192,465	131,365
Provisions	14	1,499	1,569	9,444	6,744
Accruals and other liabilities	15	493,912	510,548	3,111,646	2,195,363
Accounts payable	16	912,147	544,931	5,746,526	2,343,203
Income tax payable	7	214,698	92,965	1,352,590	399,750

Total current liabilities		1,652,806	1,180,563	10,412,671	5,076,425

Total liabilities		1,789,104	1,341,725	11,271,349	5,769,423

Total equity and liabilities		2,805,160	2,101,999	17,672,502	9,038,599

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of Comprehensive Income

(Expressed in thousands)

		Years ended December 31,
	Note	2013	2012	2013	2012
		(U.S. Dollars)		(Bolivars)
Income
Sale of crude oil		1,271,596	1,157,293	8,011,055	4,976,360
Sale of natural gas		4,005	3,360	25,232	14,448

	21	1,275,601	1,160,653	8,036,287	4,990,808

Costs and expenses:
Operational expenses	17	(179,700)	(138,605)	(1,132,110)	(596,002)
Depletion, depreciation and amortization	8	(87,203)	(86,005)	(549,379)	(369,821)
Sales, general and administrative expenses		(7,611)	(20,282)	(47,949)	(87,213)
Royalties and other taxes	7	(566,197)	(604,003)	(3,567,042)	(2,597,213)
Contributions and fundings for social development		(17,127)	(14,889)	(107,900)	(64,023)
Financial income	18	147,224	—	927,511	—
Financial expenses	18	(21,734)	(7,023)	(136,924)	(30,199)
Other income (expenses), net		(2,274)	(743)	(14,326)	(3,195)

Total costs and expenses		(734,622)	(871,550)	(4,628,119)	(3,747,666)

Income before tax		540,979	289,103	3,408,168	1,243,142
Income tax	7 - a	(285,197)	(203,110)	(1,796,741)	(873,373)

Net income		255,782	85,993	1,611,427	369,769

Other comprehensive income	13	—	—	1,520,550	—

Total comprehensive income for the year		255,782	85,993	3,131,977	369,769

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of changes in equity

Years ended December 31, 2013 and 2012

(Expressed in Thousands of U.S. Dollars)

				Retained earnings
	Note	Capital Stock	Share premium	Legal Reserve and Other Reserves	Undistributed	Total equity
Balances at December 31, 2011		6,977	212,451	147,154	307,699	674,281
Total comprehensive income for the year		—	—	—	85,993	85,993
Release from other reserves	13	—	—	(76,030)	76,030	—

Balances at December 31, 2012		6,977	212,451	71,124	469,722	760,274
Total comprehensive income for the year		—	—	—	255,782	255,782
Appropriation to other reserves	13	—	—	17,663	(17,663)	—

Balances at December 31, 2013		6,977	212,451	88,787	707,841	1,016,056

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of changes in equity

Years ended December 31, 2013 and 2012

(Expressed in Thousands of Bolivars)

				Retained earnings
	Note	Capital Stock	Share premium	Legal Reserve and Other Reserves	Undistributed	Accumulated translation adjustment	Total equity
Balances at December 31, 2011		15,000	456,770	631,260	882,797	913,580	2,899,407
Distribution of accumulated translation adjustment to equity accounts	13	15,000	456,770	142,353	299,457	(913,580)	—
Total comprehensive income for the year		—	—	—	369,769	—	369,769
Release from other reserves	13	—	—	(326,928)	326,928	—	—

Balances at December 31, 2012		30,000	913,540	446,685	1,878,951	—	3,269,176
Total comprehensive income for the year		—	—	—	1,611,427	1,520,550	3,131,977
Appropriation to other reserves	13	—	—	111,277	(111,277)	—	—

Balances at December 31, 2013		30,000	913,540	557,962	3,379,101	1,520,550	6,401,153

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Statements of Cash Flow

(Expressed in thousands)

	Years ended December 31,
	2013	2012	2013	2012
	(U.S. Dollars)		(Bolivars)
Cash flow from operating activities:
Net income	255,782	85,993	1,611,427	369,769

Adjustments to reconcile net income to net cash (used in) provided by operating activities -
Depletion, depreciation and amortization	87,203	86,005	549,379	369,821
Change in estimation of provision for asset retirement costs	8,823	(23,229)	55,585	(99,886)
Asset retirement loss, net	1,380	—	8,694	—
Provision for income tax	325,217	127,080	2,048,867	546,444
Deferred income tax provision	(40,020)	76,030	(252,126)	326,929
Financial cost on provision for asset retirement obligation	5,046	5,678	31,790	24,415
Financial income from variation in the exchange rate	(147,224)	—	(927,511)	—
Tax credit financial cost	20,748	1,339	130,712	5,759
Changes in operating assets -
Prepaid expenses and other assets	(48)	(638)	(302)	(2,745)
Material and supplies inventories	(33,877)	(47,585)	(213,425)	(204,616)
Accounts receivable	(540,132)	(404,335)	(3,402,832)	(1,738,642)
Changes in operating liabilities -
Provisions	4,187	39,792	26,378	171,104
Accruals and other liabilities	102,327	241,899	644,660	1,040,172
Accounts payable	397,840	204,178	2,506,392	877,962
Income tax paid	(173,971)	(206,994)	(1,096,017)	(890,074)

Total adjustments	17,499	99,220	110,244	426,643

Net cash provided by operating activities	273,281	185,213	1,721,671	796,412

Cash flow (used in) provided by investing activities:
Acquisition of property, plant and equipments	(269,236)	(184,220)	(1,696,187)	(792,147)
Asset retirement	250	—	1,575	—

Net cash used in investing activities	(268,986)	(184,220)	(1,694,612)	(792,147)
Cash flow used in financing activities:
Dividends paid	—	—	—	—

Net cash used in financing activities	—	—	—	—

Effect for variation in the exchange rate in cash and cash equivalents	(1,670)	—	(10,521)	—
Effect for variation in the exchange rate in the foreign currency	—	—	6,674	—

Net cash (decrease) increase	2,625	993	23,212	4,265
Cash and cash equivalents at the beginning of the year	3,335	2,342	14,336	10,071

Cash and cash equivalents at the end of the year	5,960	3,335	37,548	14,336

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(1)	Reporting Entity

Petrodelta, S.A. was incorporated and is domiciled in the Bolivarian Republic of Venezuela and its main offices are located at Avenida Alirio Ugarte Pelayo, Edificio Petrodelta, Ala Norte, Planta Baja in Maturín, Monagas State. Its legal address is: Avenida Veracruz con Calle Cali, Urbanización Las Mercedes, Edificio Pawa, Piso 5, Caracas, Distrito Capital.

Petrodelta, S.A. (the Company) was incorporated in October 2007, as published in Official Gazette No. 38,786. Its business objective is primary exploration to discover oil reserves, extraction of oil in its natural state, and its subsequent collection, transportation and storage pursuant to Article No. 9 of the Venezuelan Hydrocarbon Law (LOH). The Company operates within an area of approximately 1,000 square kilometers in the Uracoa, Bombal, and Tucupita fields (formerly the Monagas Sur Unit) and in the El Salto, El Isleño, and Temblador fields in the Monagas and Delta Amacuro states in Venezuela (the assigned operating area).

The Company was created as a result of the process for conversion into a mixed-capital company of the Operating Agreement signed on July, 1992 between PDVSA Petróleo, S.A. (PDVSA Petróleo) (formerly Lagoven, S.A.), Harvest Natural Resources, Inc. (Harvest) (formerly Benton Oil and Gas Company) and Venezolana de Inversiones y Construcciones Clérico, C.A. (Vinccler). As part of this process, on March 31, 2006, PDVSA Petróleo, S.A., Corporación Venezolana del Petróleo, S.A. (CVP), both wholly owned subsidiaries of Petróleos de Venezuela, S.A. (PDVSA) and Harvest Vinccler, S.C.A. (HVSCA), the agreement operator and a related company of Harvest and Vinccler, signed a memorandum of understanding for conversion into a mixed company. In June 2007, the National Assembly of the Bolivarian Republic of Venezuela approved the incorporation of the mixed company Petrodelta, S.A. In August 2006, the National Assembly approved the inclusion of the Temblador, El Isleño and El Salto areas into the Monagas Sur Unit for further development of the Company’s primary activities. An agreement for conversion into a mixed company was signed between CVP and HNR Finance B.V. (HNR Finance) in September 2007. The Company will operate for 20 years as from October 2007 when the decree for transfer of field operations was published in the Official Gazette.

On May 4, 2012, the National Executive of the Venezuelan Bolivarian Republic published in the Official Gazette No. 39,915, by means of a decree-law No. 8,896 created PDVSA Social, S.A. (PDVSA Social), an affiliate of Petróleos de Venezuela, S.A. and ordered CVP to transfer 4% of its capital stock in mix companies of the oil industry to PDVSA Social. In August 14, 2012, shareholders of the Company approved the transfer of CVP´s 4% capital stock in Petrodelta, S.A. to PDVSA Social. Therefore, the capital stock of the Company is 56%-owned by Corporación Venezolana del Petróleo (CVP) and 4% owned by PDVSA Social, S.A. and 40%-owned by HNR Finance.

Company management considers that it operates in a single business segment (hydrocarbons) and in one country, the Bolivarian Republic of Venezuela, in conformity with its social statutes.

During the transition period from April 1, 2006 to December 31, 2007, Harvest Vinccler, S.C.A. (HVSCA) was in charge of managing and developing the Company’s activities and provided its financial and operational structure for this purpose. The Company’s operating costs during this period were paid by HVSCA and CVP and subsequently charged to PDVSA, which, in turn, billed the Company. These costs were recognized in the statements of comprehensive income for the respective periods. These costs include, but are not limited to, general, administrative, operating and capital expenses required to continue activities in the assigned operating area.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

At December 31, 2013 and 2012 the Company had not received information regarding production from the Temblador field for the period starting October 23, 2007, official date of the decree of transferring field operations to the Company, and ending February 1, 2008. Because production was handled during this period by PDVSA as well as related operational expenses, investments, taxes and contributions by law associated, the Company started discussions to obtain information and evaluate if merits exists for an eventual reconciliation of actual crude produced during the period mentioned.

During the years ended December 31, 2013 and 2012, the Company has operated with employees assigned by its shareholders or their related companies since it has no direct employees. At December 31, 2013 and 2012, the Company has 638 and 635 employees, respectively, assigned by its shareholders or their related companies.

During the year ended December 31, the Company drilled 13 (2013) and 12 (2012) development wells, produced and sold approximately 14.5 (2013) and 13.2 (2012) million barrels of oil and sold 2.6 (2013) and 2.1 (2012) billion cubic feet of natural gas.

Regulations

The Company’s main activities are regulated by the Venezuelan Hydrocarbon Law (LOH), effective from January 2002 and its partial reform of May 2006. Gas-related operations are regulated by the Venezuelan Gaseous Hydrocarbon Law effective since September 1999 and its Regulation of June 2000, by the provisions of the bylaws and common rights norms applicable.

Below are the main regulations included in the LOH:

a)	A 30% royalty on volumes of hydrocarbon extracted (see Note 7-g).

b)	A Partial Reform of the Extraction Tax was enacted and published in Official Gazette No. 38,443 of May 24, 2006, establishing a rate equivalent to one-third of the value of all liquid hydrocarbons extracted from any reservoir, calculated on the same basis set out in the Law for royalty calculation. The taxpayer has the right to deduct from the extraction tax any sum payable as royalties (30%), including the additional royalty paid for special advantages (3.33%).

c)	A surface tax equivalent to 100 tax units for each square kilometer or fraction thereof per year for licensed areas that are not under production. This tax will increase by 2% during the first five years, and by 5% during all subsequent years.

d)	An internal consumption tax equivalent to 10% of the value of each cubic meter of hydrocarbon derivatives produced and consumed as fuel in internal operations, calculated on the final selling price. Company management considers that, other than associated gas, no hydrocarbon derivatives are consumed (see Note 7-j).

Hydrocarbon Purchase Sale Agreement

On January 17, 2008, the Company signed a hydrocarbon purchase sale agreement with PDVSA Petróleo, whereby the Company undertakes to sell to the latter all hydrocarbons produced within the delimited operating area that are not being used in its operations. The Company may assign or transfer this agreement, or any rights and obligations thereunder, to another company in accordance with Article No. 27 of the LOH. This agreement is for 20 years.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

In October 2011, the Company began to deliver production from El Salto field to the COMOR transfer point, EPM-1 storage facility at PDVSA Morichal which serves as a reception and dispatch of crude for its proximity to El Salto field. Since that date, MPPPM determined that Petrodelta’s production flowing through the COMOR transfer point was of lower quality and higher sulphur content, and instructed the Company that invoicing of crude from El Salto field from October 2011 must be made in reference to a similar gravity crude and not using the crude currently in the purchase sale contract. On December 17, 2012 the Company received from PDVSA Marketing and Supply a proposal to amend the purchase sale agreement with PDVSA Petróleo to invoice the production from El Salto field. This amendment incorporates a new pricing formula in addition to the one currently using Merey 16 as a reference to bill the volumes produced by the Company and include Boscán crude as a reference adjusting the transportation and commercialization costs to invoice that production with lower quality and higher sulphur content coming from El Salto field. The Company has agreed to amend the purchase sale agreement which will permit it to bill the production delivered from El Salto field that since October 2011 it has not being able to be invoiced.

On January 31, 2013, the Board of the Company endorsed the incorporation of the oil price formula with reference to Boscan in the hydrocarbons purchase sale agreement and instructed to submit the formula to the corresponding National Executive administrative and financial authority level, and for the approval of the Petrodelta, S.A. Shareholders, which will allow the billing of the production of crude from El Salto field.

On May 2, 2013, shareholders of the Company and on April 30, 2013 the board of directors of CVP resolved to endorse the proposal of the Company to amend the hydrocarbon purchase sale agreement with PDVSA Petróleo, S.A. to include the Price Formula with crude Reference Boscan, before the Ministry of People Power of Oil and Mining so it can sign the amended agreement for the Company to start invoicing production from El Salto field.

(2)	Basis of Preparation

(a)	Statement of Compliance

The financial statements as of December 31, 2013 and 2012 are prepared in accordance with International Financial Reporting Standards (IFRS) adopted by the International Accounting Standards Board (IASB) and their interpretations, issued by the International Financial Reporting Interpretations Committee (IFRIC) of the IASB.

On March 12, 2014 and March 1, 2013, the Board of Directors of the Company approved the issuance of the financial statements as of December 31, 2013 and 2012, respectively, in accordance with International Financial Reporting Standards (IFRS) and resolved to submit these financial statements to the Shareholders of the Company and expect their approval with no modifications. On October 17, 2013, Shareholders of the Company resolved to approve the financial statements for the year ended December 31, 2012. The corresponding minutes for these assemblies have been issued and are expected to be signed by the Company representatives, (see Note 24-d).

(b)	Basis of Measurement

The financial statements have been prepared on the historical cost basis, except for certain assets and liabilities measured at fair value. Assets measured and presented at fair value are: recoverable tax credits, accounts receivable and cash and cash equivalents.

The methods used for measuring fair value are discussed in more detail in Note 5.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(c)	Functional and Presentation Currency

The financial statements are presented in U.S. Dollar (dollar or US$.) and bolivars (bolivars or Bs.). The Company’s functional currency is the dollar, since the main economic environment in which Petrodelta, S.A. operates is the international market for crude oil and its products. In addition, a significant portion of its revenues, as well as most costs, expenses and investments are denominated in dollars.

The financial statements in bolivars are presented for statutory purposes.

All financial information presented in U.S. dollars and bolivars has been rounded in thousands.

(d)	Use of estimates and judgments

The preparation of financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the amounts of assets, liabilities, income and expense. The Company applies its best estimates and judgments; however, actual results may differ from initial estimates.

Estimates and assumptions are reviewed periodically, and the effects of the revisions, if any, to accounting estimates are recognized in the period in which the estimate is revised and in any future periods affected.

Significant areas of critical judgment in the application of accounting policies, which significantly affect financial statement amounts, are described in the following notes:

•	Note 3-g and 8—depletion, depreciation and amortization

•	Note 3-h and 14—provision for asset retirement costs

•	Note 3-f and 19—valuation of financial instruments

Information on areas of uncertainty affecting management’s estimates which significantly affect financial statement amounts in future periods are described in the following notes:

•	Notes 3-r and 14—measurement of contract-based retirement benefit obligations and other post-retirement benefits other than pensions, which is a PDVSA obligation with the employees assigned to the Company for subsequent billing once the employee is considered eligible for pension.

•	Notes 3-d and 7-f—deferred income tax

•	Notes 3-m and 20- commitments, contingencies and provisions in respect of environmental issues

The Company’s operations may be affected by the political, legislative, regulatory and legal environment, both at the national and international level. In addition, significant changes in prices or availability of crude oil and its products may have an impact on the Company’s results of operations in any given year.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(3)	Summary of Significant Accounting Policies

The accounting policies used for the preparation of these financial statements have been applied consistently for all periods presented and are summarized as follows:.

(a)	Foreign Currency

Transactions in Foreign Currency

Transactions in foreign currency (any currency different than the functional currency) are translated into the Company’s functional currency using the exchange rate in effect at the transaction date. Monetary assets and liabilities denominated in foreign currency are translated into U.S. dollars using the exchange rate prevailing at the date of the statement of financial position. Exchange gains or losses on monetary assets and liabilities resulting from this translation are presented as financial income or expenses in the statements of comprehensive income. Nonmonetary assets and liabilities in foreign currency are stated at fair value and translated to the functional currency using the exchange rate prevailing at the date fair value was determined. All other nonmonetary items denominated in foreign currency measured at historical cost are converted at the exchange rate at the date of the transaction.

Translation to the Presentation Currency

The Company’s financial statements were translated from dollars into bolivars, a currency other than the functional currency, in accordance with International Accounting Standard No. 21 the Effects of Changes in Foreign Exchange Rates. This standard requires each entity to determine its functional currency based on an analysis of the primary economic environment in which the entity operates, which is normally the one in which it primarily generates and expends cash.

The financial statements were translated into bolivars using the following procedures:

•	Assets and liabilities in each statement of financial position at the exchange rates in effect at the date of such statement.

•	Income and expenses in the statements of comprehensive income at the exchange rate at the date of transaction.

•	All exchange gain and losses generated as a result of the above, are recognized in the statement of comprehensive income as other comprehensive income and accumulated as a separate component of equity.

•	Equity accounts are translated at the exchange rate in effect at the date of each related transaction, except for retained earnings which are translated at the weighted-average rate for the relevant year.

(b)	Revenue Recognition

Income from sales of crude oil and gas, is measured at fair value of the cash receipts or amounts to be received, net of commercial discounts, and is recorded in the statements of comprehensive income when risks and significant rights of ownership are transferred to PDVSA Petróleo and MPPPM as stipulated in the hydrocarbon purchase sale agreement. Income is recognized when it can be reasonably measured and it is probable that future economic benefits will flow to the Company. Income from activities other than the Company’s main business is recognized when realized. Income is not recognized when there is significant uncertainty as to the recoverability of the obligation acquired by the buyer. All of the Company results are from continuing operations. The Company records revenue from the sale of crude by i) 70% of volumes it transfers and invoices to PDVSA Petróleo and ii) royalty paid in kind equivalent to 30% of production delivered (see Notes 3-n, 7-g and 21).

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(c)	Financial Income and Expenses

Financial income included in the statements of comprehensive income represents mainly the effects originated by modifications and dispositions in relation to exchange rate agreements (see Note 18).

Financial expenses included in the statements of comprehensive income represents changes (losses) in the fair value of financial assets (see Note 7-k) and the asset retirement obligation (see Notes 3-g and 3-m).

Income and losses in foreign currencies are recognized on a net basis, either as financial income or financial expense, depending on the effect of foreign currency fluctuations resulting from a net asset or liability position.

(d)	Income Tax

Income tax expense comprises current and deferred income tax. Income tax expense is recognized in the results for each year, except to the extent that it relates to items that should be directly recognized in other comprehensive income.

Current income tax is the expected tax payable based on the taxable income for the year, using the methodology established by current laws and tax rates at the reporting date and any adjustment to taxes payable from previous years. Current income tax payable also includes tax responsibility derived from dividends declared.

Deferred income tax is recognized using the balance sheet liability method. Deferred tax assets and liabilities are recognized by the timing differences that exist between assets and liabilities values presented in the statement of financial position and their corresponding tax value, as well as operating losses and tax credit carry-forwards. The value of deferred tax assets and liabilities is determined based on tax rates expected to be applicable to taxable income for the year in which temporary differences will be recovered or settled pursuant to law. The effect on deferred tax assets and liabilities of changes in tax rates is recorded in the results for the year in which such changes become effective.

A deferred tax asset is recognized only to the extent that future taxable income will be available for offsetting. Deferred tax assets are reviewed at each reporting date and reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(e)	Contributions and Funding for Social Development

Corresponds to contributions and funding the Company is obliged by law to carry out and are paid and recovered by PDVSA. These contributions are funding for endogenous projects, programs related to science, technology and innovation and funding of national programs in relation to antidrug activities and Sports Organic Law.

(f)	Financial Instruments

Non-derivative financial instruments consist of recoverable tax credits, accounts receivable, cash and cash equivalents, accounts payable to suppliers, and other liabilities (see Note 5).

Non-derivate financial instruments classified as at fair value through profit or loss are initially recognized at fair value, plus any direct transaction costs.

Recoverable tax credits are accounted for at fair value after its initial recognition (see Note 7-k). All other non-derivative financial assets and liabilities are maintained at its original recognized value.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

A financial instrument is recorded when the Company engages or commits to the contractual clauses thereof. Financial assets are reversed if the Company’s contractual rights over the asset’s cash flows expire or if the Company transfers the financial asset to another entity without retaining control or a significant portion of the asset’s risks and rewards. Regular purchases and sales of financial assets are accounted for at trade date, which is generally the date on which the Company commits to purchase or sell the asset. Financial liabilities are derecognized when the Company’s specific contractual obligation expires or is paid.

During the years ended December 31, 2013 and 2012, the Company conducted no transactions with derivative instruments.

The balance of financial assets and liabilities are offset and the net amount shown in the statement of financial position when and only when, the Company has a legal right to offset amounts and intends to settle on a net basis or to realize the asset and settle the liability simultaneously.

(g)	Property, Plant and Equipment

Recognition and measurement

Property, plant and equipment are stated at cost, net of accumulated depreciation and impairment losses (see Note 3-l). The successful efforts accounting method is used for exploration and production activities of crude oil and natural gas, taking into consideration what is established under IFRS 6 Exploration For and Evaluation of Mineral Resources in relation to accounting for exploration and evaluation expenditures, including the recognition of exploration and evaluation assets. All costs for development wells, related plant and equipment, and property used for oil recovery are recorded as part of the cost of the assets. Costs of exploratory wells are capitalized until it is determined whether they are commercially feasible; otherwise, such costs are charged to operating expenses. Other exploratory expenditures, including geological and geophysical costs, are expensed as incurred.

The cost of property, plant, and equipment includes disbursements that are directly attributable to the acquisition of such assets and the amounts associated with asset retirement costs (see Note 3-h).

Finance costs of projects requiring major investments, and costs incurred for specific financing of projects, are recognized as part of property, plant, and equipment, when they can be directly related to the construction or acquisition of a qualifying asset. Capitalization of such costs is suspended during periods when the development of construction activity is interrupted, and capitalization ends when necessary activities are substantially complete for the utilization of a qualifying asset. An asset is considered qualified, when it requires a period of substantially time necessary before is ready for use.

The cost of assets built by the Company includes materials and direct labor, as well as any other direct cost attributable to bringing the asset to working condition. Costs for dismantling and removal from the construction site are also included.

All disbursements relating to construction or purchase of property, plant and equipment in the stage prior to implementation are stated at cost as work in progress. Once the assets are ready for use, they are transferred to the respective component of property, plant, and equipment and depreciation or amortization commences.

Gain or loss generated by the sale, retirement or disposal of an asset from property, plant, and equipment, is determined by the difference between the amount received from sale, retirement or disposal, if any, and the net carrying value in the books of the Company, and is recognized as other income or expense, net in the statements of comprehensive income.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

Materials and supplies accounted for as inventory and considered strategic since they will be used as spare parts for two years operation in the production facilities and in specific investment projects are reported under property, plant, and equipment.

Subsequent Costs

Costs for major maintenance or general repairs, as well as replacement of significant parts of property, plant and equipment are capitalized when identified as a separate component of the asset to which such maintenance, repair and replacement corresponds and are depreciated between one maintenance period and the other. Disbursements for minor maintenance, repairs and renewals incurred to maintain facilities in operating conditions are expensed.

Depletion, Depreciation and Amortization

Depletion, depreciation, and amortization of capitalized costs related to wells and facilities for the production of crude oil and gas are determined by the units of production method by field, based on proved developed reserves, which include quantities of oil and gas that can be recovered from existing wells, with equipment and methods currently in use. The rates used are reviewed annually based on an analysis of reserves and are applied retroactively at the beginning of the year. Capitalized costs of other property, plant and equipment are depreciated over their estimated useful lives, mainly using the straight-line method with an average useful life of 15 years for administrative buildings and between 3 and 5 years for the remaining assets

When parts of a property, plant, and equipment asset have different useful lives, they are recorded separately as a significant component of that asset.

Depreciation methods and average useful lives of property, plant, and equipment are reviewed annually. Land is not depreciated.

(h)	Costs associated with Asset Retirement Costs

The Company capitalizes the fair value of costs associated with obligations from retirement of assets used for exploration and crude oil and natural gas production activities, based on the future retirement plan for those assets. Cost is capitalized as part of the related long-lived asset and is amortized over its useful life with a charge to operating costs (see Note 3-m).

(i)	Inventories

Inventories are stated at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the normal course of business, less costs to complete and estimated selling costs.

The cost of inventories of crude oil and its products is determined using the average cost method.

Materials and supplies are valued mainly at average cost, less an allowance for possible losses, and are classified into two groups: current assets and non-current assets.

The inventory obsolescence provision is calculated from analysis of stock behavior and aging reports that will eventually determine its use type and mobility in order to apply the corresponding obsolescence percentage.

(j)	Accounts Receivable

Accounts receivable are accounted for according to price formulas established in the Hydrocarbon Purchase Sale Agreement between the Petrodelta, S.A. and PDVSA Petróleo, S.A. whereby the former undertake to sell and PDVSA Petróleo, S.A. undertakes to buy all hydrocarbons produced that are not

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

being used in their operations within the delimited operating areas. At December 31, 2013 and 2012, the Company does not expect to incur losses on uncollectible accounts and, therefore, has not set aside a provision in this connection other than those described in the hydrocarbon purchase sale agreement with PDVSA Petróleo, S.A (see Notes 11 and 21).

(k)	Cash and Cash Equivalent

Petrodelta, S.A. considers as cash and cash equivalents the cash in hands and banks. At December 31, 2013 and 2012 this amounted to approximately US$.5,960 thousands and US$.3,335 thousands (Bs.37,548 thousands and Bs.14,336 thousands), respectively (see Note 12).

(l)	Impairment in the Value of Assets

Non-derivative Financial Assets

Financial assets are assessed by the Company at the date of the financial statements to determine whether there is any objective evidence of impairment. A financial asset is impaired if there is objective evidence that one or more events have had a negative effect on the estimated future cash flows of the asset (see Note 6).

Objective evidence that financial assets are impaired can include default or lack of compliance from debtors, restructuring a balance due to the Company in terms that may not be considered in other circumstances, signs that a debtor or issuer declares bankrupt or the instrument no longer has a market.

Significant financial assets are reviewed individually to determine their impairment. The remaining financial assets with similar credit risk characteristics are evaluated as a group.

In evaluating impairment, the Company uses historical trends of the probability of defaults, timing of recoveries and the amount of loss incurred, adjusted for management’s judgment as to whether current economic and credit conditions are such that the actual losses are likely to be greater or less than the suggested by historical trends.

An impairment loss related to a financial asset is calculated as the difference between its carrying amount and the present value of the estimated future cash flows, discounted at the effective interest rate. Impairment losses are recognized in the statements of comprehensive income. An impairment loss is reversed if the amount can be related objectively to an event occurring after the impairment loss was recognized (see Note 19).

Non-Financial Assets

The carrying amounts of non-financial assets, excluding inventory and deferred tax, are reviewed at each reporting date of the statement of financial position to determine whether evidence of impairment exists. If any such indication exists, then the recoverable value of the asset is estimated.

The recoverable value of an asset or cash-generating unit is the greater of its carrying value and its fair value, less direct selling expenses. When determining the carrying value, expected future net cash flows are discounted using present value techniques, using a discount rate before tax that reflects current market conditions over the time value of money and specific risks that the asset may bear. Impairment is determined by the Company based on cash-generating units, in accordance with its business segments, geographical locations and the final use of the production generated by each unit. A cash-generating unit is the assets grouped at the lowest levels for which there are separately identifiable cash flows. When evaluating impairment, goodwill acquired during business combinations is allocated among cash-generating units that are expected to benefit from combination synergies.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

An impairment loss is recognized when the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment loss is recognized in the statements of comprehensive income for the year and the asset cost is shown net of this impairment charge.

Impairment losses can be reversed only if the reversion is related to a change in the estimates used after the impairment loss was recognized. This reversion shall not exceed the book value of assets net of depreciation or amortization as if the impairment had never been recognized. Impairment losses associated to goodwill are not reversed.

(m)	Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be reliably estimated, and it is probable that an outflow of economic benefits will be required to settle the obligation. When the effect of the time value of money is significant, the provision is determined by applying a discount rate associated with the estimated payment terms, if the terms can be estimated reliably as well as the risk associated with those obligations.

Environmental Issues

In conformity with the environmental policy established by the Company and following instructions from PDVSA and applicable current legislation, a liability is recognized when costs are likely and can be reasonably estimated. Environmental expenditures that relate to current or future revenues are expensed or capitalized as appropriate. Expenditures for past operations that do not contribute to generating current or future income are charged to expense. Recognition of these provisions coincides with the identification of an obligation for environmental remediation where Petrodelta, S.A. has sufficient information to determine a fair estimate of the respective cost. Subsequent adjustments to estimates, if necessary, are made upon obtaining additional information (see Notes 14 and 20).

Asset Retirement

Obligations associated with the retirement of long-lived assets are recognized at fair value on the date on which such obligation is incurred, based on future discounted cash flows. The fair values are determined based on current regulations and technologies.

Changes in fair values of obligations are added to or deducted from the cost of the respective asset. The adjusted depreciation amount of the asset is depreciated over its remaining useful life. Therefore, once its useful life has ended all subsequent changes in the fair value of the obligation are recognized in the statements of comprehensive income. The increase in the obligation for each year is recognized in the results of operations as financial expenses (see Note 14).

Litigation and Other Claims

Provision for litigations and claims are recognized in the event that legal action has been lodged, government investigations have been initiated and other legal actions are outstanding or subject to be filed in the future against the Company, as a result of past events, which may result in a probable outflow of economic benefits to pay for that obligation which may be reliably estimated (see Note 20).

Damages to Land

Liabilities for damage to land is recorded as a result of the regular activities carried out by the Company to access the different existing areas or new, for which third-party property or economic activity can be or are affected causing the need to compensate the economic effects caused.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

As a result of the expansion of the activities during the years 2011 to 2013, the Company caused damages to third parties and currently is in negotiation process with different owners. Management estimated potential liabilities as of December 31, 2013 and 2012 (see Note 20).

(n)	Royalties, extraction tax and other taxes

Royalties, extraction tax, and other related taxes are calculated according to the provisions of the Hydrocarbons Law and other laws regulating the oil industry (see Notes 1 and 7) and are recognized in the statements of comprehensive income when caused. Royalty for the sale of crude is paid in kind (see Note 3-b) and is calculated and recorded by the amount caused up to the capped price established in the decree law that created a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market and subsequent amendments (see Note 7-g and 23-e) and not at the price oil is sold.

(o)	Equity

Capital Stock

Common shares are classified as equity. For the years ended December 31, 2013 and 2012, the Company has no preferred shares (see Note 13).

Share Premium

The Company recognizes as share premium any excess in the value of contributions made by shareholders for Company incorporation over the par value at the incorporation date (see Note 13).

Legal Reserve

The Venezuelan Code of Commerce requires companies to set aside 5% of their net income each year to a legal reserve until it reaches an amount equivalent to at least 10% of their capital stock in bolivars (see Note 13).

Other Equity Reserves

The Company has the policy of transferring from retained earnings to other equity reserves the net balance of the deferred tax asset. This reserve is recognized in retained earnings to the extent that such asset gets realized when the temporary differences that gave rise to it are deducted for tax purposes and consequently would be available for dividend payments (see Note 13).

Dividend Distribution

Dividend distribution to the Company’s shareholders is recognized as a liability in the financial statements in the period in which the dividends are approved by the shareholders of the Company (see Notes 13).

(p)	Accounting estimates requiring a high degree of Judgment

The Company continually evaluates judgments used to record its accounting estimates, which are recorded based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances. Significant future changes to assumptions established by management may significantly affect the carrying value of assets and liabilities.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

Below is a summary of the most significant accounting estimates made by the Company:

Estimates of oil and gas Reserves

Oil and gas reserves are key elements in the Company’s decision-making process. They are also important in evaluating impairment in the carrying amount of long-lived assets. Calculation of depreciation, amortization and depletion of property, plant and equipment accounts related to hydrocarbon production requires quantification of proved developed hydrocarbon reserves expected to be recovered by the Company in the future. Reserve estimates are only approximate amounts due to the high degree of judgment and specialization required to develop the information. Reserves are calculated by the support of specialized technical departments at Petróleos de Venezuela, S.A. (PDVSA) (related company that owns the Company’s main shareholder) and results are submitted for approval by Ministry of Popular Power for Oil and Mining (MPPPM) in order to guarantee the reasonableness of the information. Additionally, reserve studies are regularly updated to guarantee that any change in estimates is timely recorded in the Company’s financial statements.

Reserves studies of crude oil and gas assigned to the Company are updated once a year by the superintendence of reservoir of the Company who possesses adequate technological elements necessary to determine reserves, and its impact in the statements of comprehensive income is reflected under depletion for the years ended December 31, 2013 and 2012 (see Note 25).

Assessment of impairment in the value of Property, Plant, and Equipment

Management annually assesses impairment in the value of property, plant, and equipment. The main key assumptions considered by management to determine the recoverable amount of property, plant and equipment were income projections, oil prices, royalties, operating costs and the discount rate. Projections include proved developed reserves to be produced during the development period of production activities in the assigned fields. At December 31, 2013 and 2012, the Company has not identified impairment in the carrying value of property, plant, and equipment as a result of these estimates.

Abandonment Cost Calculation

The Company’s financial statements include an asset and a provision for property, plant, and equipment used in hydrocarbon production that is expected to be abandoned in the future and in relation to which the Company will make future disbursements. Assumptions considered for the calculation of this asset and the provision for abandonment (asset abandonment costs, date of abandonment, and inflation and discount rates) may vary depending on factors such as performance in the field, changes in technology and legal requirements. Assumptions made by the Company are recorded based on technical studies and management’s experience and are regularly reviewed (see Note 14).

(q)	Related Party Transactions

The Company does not disclose, as part of balances and transactions with related companies (see Note 21), transactions with government entities conducted in the normal course of business, the terms and conditions of which are consistently applied to other public and private entities and for which there are no other suppliers, i.e., supplies, electricity services, taxes, among others.

(r)	Accrual for Employee Benefits

Following corporate instructions, the related company PDVSA Petróleo, S.A. assumed the employer role for employees who accepted the transfer, and are working as assigned employees to Petrodelta,

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

S.A. operations. According to this, PDVSA Petróleo, S.A. administer, prepare and pay those employees’ payroll and labor benefits and invoice direct payroll and benefits to the Company, which recognize those costs against a liability to PDVSA Petróleo, S.A. The direct payroll and benefits costs are determined by PDVSA according to the following policies:

Termination Benefits

The Company accrues for its liability in respect of employee termination benefits based on the provisions of the Venezuelan Labor Law and the prevailing oil-sector Collective Labor Agreement (see Note 22). Most of this accrual for indemnification has been deposited in trust accounts in the name of each employee. Amounts calculated for termination benefits according to the Labor Organic Law and Workers for personnel assigned by PDVSA Petróleo to the Company are calculated and recorded based on actuarial reports.

Profit Sharing and Bonuses

Liabilities in respect of labor benefits and bonuses for staff, vacation leaves, and other benefits are accounted for as incurred along with the staff’s provision of services.

During the years ended December 31, 2013 and 2012, the Company has not had direct employees and, therefore, has not recorded liabilities derived from these labor-related benefits except for the payroll related cost monthly billed to the Company by PDVSA Petróleos S.A.

Retirement Plan

The amount to be provision for retirement benefits is received from PDVSA based on actuarial studies. Net liabilities in respect of the retirement plan as defined in the contract are accounted for separately per each participant in said plan, by estimating the amount of future benefits to be acquired by staff versus their length of service during current and prior periods; said benefits are discounted in order to determine their current value, then it is deducted the fair market value of those assets associated to the plan. The discount rate reflects the yield rate that, as of the date of the financial statements, is reported through financial instruments issued by credit institutions with high ratings and maturity dates that are in line with those due dates applicable to said liabilities. This calculation is made by an actuary by using the projected unit credit method.

Improvements made to the plan’s benefits, in connection with past service cost, are charged to the Company by PDVSA and expensed in the statements of comprehensive income over the estimated period that, on average, will last until the time that said benefits will be paid in full. As said benefits fall under irrevocable acquired rights after approval, said expense which is charged to the Company by PDVSA is recorded, immediately, in the statements of comprehensive income.

The amount accounted for as income or expense is the share corresponding to the total of unrecorded actuarial earnings or loss in excess of 10% of the greater of these sums: a) the current value of liabilities in respect of those benefits defined as of that date; and b) the reasonable value of the plan’s assets as of that date. Said caps are computed and apply separately per each plan’s benefit so defined.

Post-retirement Benefits other than Retirement

Net liabilities in respect of post-retirement benefits other than retirement, as defined in the contract, equal the total of future benefits earned by PDVSA employees assigned to the Company along with their length of service during current and prior periods. Said benefits include mainly: health and dental

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

plans, burial and funeral insurance, and food electronic card. Said liabilities are computed by using the projected unit credit method; then they are deducted to reflect their current value and, if applicable, the fair market value of related assets is deducted as well. The discount rate reflects the yield rate that, as of the date of the financial statements, is reported through financial instruments issued by credit institutions with high ratings and maturity dates that are in line with those due dates applicable to said liabilities.

Past service cost and the actuarial income or loss are recorded by using the method set out in the retirement plan per the contract.

The provision for this concept is provided by PDVSA which is based on actuarial studies.

(s)	New accounting Standards not yet Adopted

Certain new standards, amendments and interpretations to existing standards were not effective for the year ended December 31, 2013 and have not been applied in the preparation of the Company’s financial statements. The most important standards, amendments and interpretations for the Company are as follows:

•	On December 12, 2013, the IASB concluded annual improvements projects to IFRSs 2010-2012 and 2011-2013 cycles amending several standards, all effective on or after July 1, 2014. Standards amended are: IFRS 2 Share-based Payment amends the definitions of vesting condition; IFRS 3 Business Combinations clarifies contingencies measurement and scope and excludes joint arrangement in the financial statements; IFRS 8 Operating Segments on disclosures in aggregation criteria and reconciliation of reportable segments regularly; IFRS 13 Fair Value Measurements clarifies that issuing IFRS 13 and amending IFRS 9 and IAS 39 did not remove the ability to measure short-term receivables and payables with no stated interest rate at their invoice amounts without discounting if the effect of not discounting is immaterial, and also, clarifies that the scope of the portfolio exception defined in IFRS 13 includes all contracts accounted for within the scope of IAS 39 Financial Instruments: Recognition and Measurement or IFRS 9 Financial Instruments, regardless of whether they meet the definition of financial assets or financial liabilities as defined in IAS 32 Financial Instruments: Presentation; IAS 16 Property, Plant and Equipment clarifies that when an item of property, plant and equipment is revalued the gross carrying amount is adjusted in a manner that is consistent with the revaluation of the carrying amount; IAS 24 Related Party Disclosures clarifies that an entity providing key management personnel services to the reporting entity or to the parent of the reporting entity is a related party of the reporting entity; IAS 38 Intangible Assets clarifies that when an intangible asset is revalued the gross carrying amount is adjusted in a manner that is consistent with the revaluation of the carrying amount, and IAS 40 Investment Property clarifies that determining whether a specific transaction meets the definition of both a business combination as defined in IFRS 3 Business Combinations and investment property as defined in IAS 40 Investment Property requires the separate application of both standards independently of each other.

•	On November 19, 2013 the IASB issued a new version of IFRS 9 Financial Instruments which includes the new hedge accounting requirements and some related amendments to IAS 39 Financial Instruments: Recognition and Measurement and IFRS 7 Financial Instruments: Disclosures. IFRS 9 also replicates the amendments in IAS 39 in respect of novations. The IASB has tentatively decided at its February 2014 meetings to select an effective date January 1, 2018 as the effective date for mandatory application of IFRS 9.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

•	On November 21, 2013, the IASB published narrow-scope amendments to IAS 19 Employee Benefits. The narrow scope amendments apply to contributions from employees or third parties to defined benefit plans. The objective of the amendments is to simplify the accounting for contributions that are independent of the number of years of employee service. The amendments are effective from July 1, 2014 with earlier application permitted.

•	On May 29, 2013, the IASB published amendments to IAS 36 Impairment of Assets clarifying that the scope of those disclosures is limited to the recoverable amount of impaired assets that is based on fair value less costs of disposal. The amendments are to be applied retrospectively for annual periods beginning on or after January 1, 2014 but earlier application is permitted for periods when the entity has already applied IFRS 13.

•	On October 31, 2012, the IASB published amendments to IFRS 10 Consolidated Financial Statements, IFRS 12 Disclosure of Interests in Other Entities and IAS 27 Separate Financial Statements in relation to Investments entities. The amendments apply to a particular class of business that qualifies as investment entities whose business purpose is to invest funds solely for returns from capital appreciation, investment income or both. Also, the amendments provide an exception to the consolidation requirements in IFRS 10 and require investment entities to measure particular subsidiaries at fair value through profit or loss, rather than consolidate them. Under IFRS 12 the amendments also set out disclosure requirements for investment entities. These amendments are effective from January 1, 2014 with early adoption permitted.

•	On December 16, 2011, the IASB published 2 amendments to IFRS 7 Financial Instruments: Disclosures. The first amendment seeks to improve disclosures related to offsetting of financial assets and financial liabilities and will be effective for fiscal periods starting January 1, 2013. The second amendment deals about disclosure in relation to first time application of IFRS 9 Financial Instruments and will be effective for fiscal periods starting January 1, 2015.

•	On December 16, 2011, the IASB published amendments to IAS 32 Financial Instruments: Presentation. These amendments provide guidance when offsetting financial assets and financial liabilities. These amendments will be effective for fiscal periods starting January 1, 2014.

•	On November 12, 2009, the IASB issued IFRS 9 Financial Instruments. IFRS 9 is the first phase of IFRS 9 Financial Instruments, the accounting standard that will eventually replace IAS 39 Financial Instruments: Recognition and Measurement. Later, on October 28, 2010, the IASB published requirements for financial liabilities carried forward unchanged from IAS 39. However, some changes were made to the fair value option for financial liabilities to address the issue of own credit risk. Then, on December 16, 2011, the IASB published as mandatory January 1, 2015 for certain disclosures and modified the benefits for presenting comparative periods and related disclosures. Finally in November 19, 2013, the IASB published amendments to this standard.

The Company completed the analysis of these standards and determined no significant effects on its financial statements.

(t)	Recently Adopted Accounting Pronouncements

During 2013, certain standards and interpretations came into effect. The most important for Petrodelta S.A. are:

•	In June 2012, the IASB published amendments that are intended to provide additional transition relief in IFRS 10 Consolidated Financial Statements, IFRS 11 Joint Arrangements and IFRS

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

12 Disclosure of Interests in Other Entities, by “limiting the requirement to provide adjusted comparative information to only the preceding comparative period”. Also, amendments were made to IFRS 11 and IFRS 12 to eliminate the requirement to provide comparative information for periods prior to the immediately preceding period. These amendments are effective for annual periods beginning on or after January 1, 2013.

•	In May 2012, the IASB concluded the 2009-2011 upgrade cycle which affected the following standards: IFRS 1 First-time Adoption of International Financial Reporting Standards on permitting repeated application of IFRS 1 and borrowing costs relating to qualifying assets for which the commencement date for capitalization is before the date of transition to IFRSs; IAS 1 Presentation of Financial Statements in relation to clarification of requirements on comparative information; IAS 16 Property, Plant and Equipment in relation to classification of servicing equipment; IAS 32 Financial Instruments: Presentation which clarifies that tax effects of a distribution to holders of equity instruments should be accounted for in accordance with IAS 12 Income Taxes and IAS 34 Interim Financial Reporting in relation to interim reporting on segment information for total assets in order to enhance consistency with the requirements in IFRS 8 Operating Segments. These amendments are effective for annual periods beginning on or after January 1, 2013.

•	In June 2011, the IASB published an amended version of IAS 19: Employee Benefits, effective for annual periods beginning on or after January 1, 2013. The amendment improve the accounting for pensions and other post-retirement benefits by providing investors and other users of financial statements with a much clearer picture of an entity´s obligations resulting from the provision of defined benefit plans and how those obligations will affect its financial position, financial performance and cash flow.

•	In May 2011, the IASB published amendments and new standards effective for annual periods beginning on or after 1 January 2013. A summary of these publications are as follows:

•	IAS 27 Consolidated and Separate Financial Statements: now only contains requirements related to Separate Financial Statements, changing therefore the title to Separate Financial Statements, and adding requirements for Separate Financial Statements in IAS 28 Investments in Associates and IAS 31 Interests in Joint Ventures. Application is allowed before entry into force.

•	IAS 28 Investments in Associates and Joint Ventures: it was the project of joint venture of the Board of International Accounting Standards, who decided to incorporate the accounting for joint ventures in IAS 28 because the equity method is applicable to joint ventures and associates. Because of this, the title was changed to Investments in Associates and Joint Ventures. Application is allowed before entry into force.

•	IFRS 10 Consolidated Financial Statements which is a replacement of sections of IAS 27 Separate Financial Statements and in its entirety of SIC 12 Consolidation – Special Purposes Entities: looks for having a single basis for consolidation for all entities. It is based on existing principles by identifying the concept of control as the determining factor in whether an entity should be included in the parent’s consolidated financial statements. The standard provides additional guidance to assist in determining control where it is difficult to assess. From its effective date, it eliminates IAS No. 27 and SIC 12 regardless of the nature of the investee, and that basis is control.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

•	IFRS 11 Joint Arrangements it provides a more realistic reflection of these businesses, focusing on the rights and obligations of the same, rather than its legal form (as is currently the case). The standard addresses inconsistencies in the reporting of joint ventures by requiring a single method to account for interests in jointly controlled entities form. Proportionate consolidation option is removed. From its effective date, it eliminates IAS No. 31 and SIC 13

•	IFRS 12 Disclosure of Interests in Other Entities require extensive disclosures relating to an entity´s interests in subsidiaries, joint arrangements, associates and unconsolidated structured entities to help users of its financial statements evaluate the nature of and risks associated with its interests in other entities and the effect of those interests in its financial statements.

•	IFRS 13 Fair Value Measurement establishes a single framework for measuring fair value required by other Standards and applies to both financial and non-financial items measured at fair value.

The Company’s accounting policies have been revised and modified, when necessary, to adopt the requirements established in these new standards or interpretations. Adoption of these standards and interpretations did not significantly affect the Company’s financial statements.

(4)	Exchange Agreement with the Central Bank of Venezuela (BCV)

On December 30, 2013, Foreign Exchange Agreement No. 24 was published in the Official Gazette No. 40,324. This Exchange Agreement between the Ministry of the People´s Power for Finance Matters and the Central Bank of Venezuela (BCV) established among other things the buying exchange rate applicable to Petróleos de Venezuela, S.A. and its subsidiaries including mix companies created in accordance within the provision of the Organic Hydrocarbons Law, for the sale of foreign currency originated from activities different from export and or sale of hydrocarbons operations, will be equal to the exchange rate resulting from the latest foreign exchange allocation through Supplementary on Foreign Exchange Administration System (SICAD), which will be published in the website of the BCV, reduced by 0.25%. The same buying rate will apply to the sale of foreign currency transactions generated by services companies that are part of the so-called Petroleum Industrial National Conglomerate, and those who derived from mineral exports.

On February 8, 2013, was published in the Official Gazette No. 40,108, presidential decree No. 9,381 the creation of a higher rank agency to optimize the exchange rate system in order to design, plan, and execute monetary strategies by the government, to reach higher efficiency and transparency providing foreign currency to the country economic sector. Decisions from this agency will be adopted by the Ministry of People Power for Planning and Finance as well as the Venezuela Central Bank.

In May 2010, the government of the Bolivarian Republic of Venezuela established the Transactions System with Foreign Currency Securities (Sistema de Transacciones con Títulos en Moneda Extranjera (“SITME”)) for exchanging Bolivars. SITME’s purpose is to assist companies and individuals requiring foreign currency (U.S. dollars) for the import of goods and services into Venezuela. SITME may also be used for buying or selling of Venezuelan bonds. The Company does not have, and has not had, any transaction through SITME.

On December 30, 2010, Foreign Exchange Agreement No. 14, effective as of January 1, 2011, was published in Official Gazette 39,584. This Agreement sets the exchange rate at Bs.4.2893 per U.S. Dollar for purchases and Bs.4,30 per U.S. dollar for sales. This resolution supersedes Foreign Exchange Agreement No. 14, dated January 8, 2010, published in Official Gazette of the Bolivarian Republic of Venezuela 39,342, dated January 8, 2010; as well as Foreign Exchange Agreements No. 15, No. 16, No. 17, and any other provision that may come into conflict with this Foreign Exchange Agreement.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

The pronouncement of the Exchange Agreement No. 14 did not have an effect on the Company’s right to maintain foreign currency funds at financial institutions outside the country on revenues proceeds from sale of crude in order to make payments and disbursements (see Note 23-f).

On November 21, 2005, the Exchange Agreement No. 9 was published in the Official Gazette No. 38,318, later revised on March 22, 2007 and published in the Official Gazette No. 38.650, which establishes that foreign currency obtained from hydrocarbon exports, must be sold to the Venezuelan Central Bank (BCV), except for foreign currency earmarked for activities conducted by PDVSA in conformity with the BCV Law Reform. Under this agreement, PDVSA and its subsidiaries may not maintain foreign currency funds in Venezuela for more than 48 hours, and establishes how these funds will be used by PDVSA.

(5)	Determination of Fair Values

Certain of the Company’s accounting policies and disclosures require the determination of fair values for financial and non-financial assets and liabilities. Fair values have been estimated for purposes of valuation and disclosure using available market information and appropriate valuation methods. When applicable, additional information on fair value estimates of assets and liabilities is disclosed in the specific notes to the statements of financial position.

Non-Derivative Current Financial Assets and Liabilities

The carrying amounts of financial assets and liabilities included in prepaid expenses and other assets, accounts receivable, cash and cash equivalents and accounts payable to suppliers approximate their fair value because of the short-term maturities of these instruments.

The fair value of recoverable tax credits and other liabilities has been determined by discounting their carrying value based on estimation of future collections and payments, using interest rates calculated according to the inherent risk of the assessed instrument such as credit quality, liquidity, currency and other factors (see Note 7-k).

The net carrying value of the account payable to PDVSA approximates the estimated fair value since its payment depends on the volume and nature of transactions conducted by the Company with the parent Company and its subsidiaries.

Derivative Financial Assets and Liabilities

The fair value of derivative financial instruments is based on the amount that the Company will receive or pay to terminate the agreements, taking into account current commodity prices, interest rate and the current creditworthiness of the parties involved. During the years ended December 31, 2013 and 2012, Petrodelta, S.A. did not engage in operations involving derivative financial instruments.

Non-Derivative Financial Obligations

The fair value of non-derivative financial obligations, which is determined for disclosure purposes, is calculated based on information provided by financial institutions and the present value of future principal and interest cash flows, discounted at the market interest rate at the reporting date, based on the inherent risk of those obligations. During the years ended December 31, 2013 and 2012, the Company did not engage in operations involving non derivative financial debt instruments.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

Accounts Payable with Related Parties

The value of accounts payable to related parties approximate their fair value and are settle upon decisions adopted by PDVSA.

(6)	Financial Risk Management

Local and international conditions, such as recession periods, inflation, interest rates, devaluation, and hydrocarbon price volatility may have a significant effect on the Company’s financial position. The Company is exposed to a variety of financial risks: market risk (including exchange rate fluctuation risk, interest rate risk and price risk), liquidity risk and capital risk. Financial instruments exposed to concentration of credit risk consist primarily of cash and trade accounts receivable.

At December 31, 2013 and 2012, the Company’s cash is placed with local and foreign financial institutions. In addition, there is some concentration of credit risk in trade accounts receivable since all crude oil and gas produced is sold to PDVSA Petróleo, S.A.

Market Risk

Market risk is the risk that changes in market prices, including foreign exchange rates, interest rates or sales prices, will affect the Company’s income or the value of its financial instruments. The Company’s general risk management focuses on the uncertainty surrounding financial markets and seeks to minimize the potential adverse effects on the Company’s financial performance.

The Company is exposed to risks stemming from changes in the sale price of hydrocarbons, which depend on external market factors. At December 31, 2013 and 2012, hydrocarbon sales prices are calculated based on predetermined formulas that consider the price of hydrocarbons in different international markets. Price fluctuations may have a significant impact on the Company’s income. At December 31, 2013 and 2012, the Company has no mechanisms in place to protect against exposure to hydrocarbon sales price fluctuations.

In addition, the Company operates in Venezuela and is exposed to foreign exchange risk from variations in the exchange rate of the Bolívar relative to the U.S. dollar. Foreign exchange risk is mainly derived from future commercial operations and assets and liabilities recognized in bolivars.

The Company has accounts receivable to PDVSA which earn interest on arrears 45 days after bills are due and is, therefore, exposed to interest rate fluctuation.

Liquidity Risk

It is the risk that the Company will not be able to comply with its financial liabilities through their maturity. The approach the Company maintains to manage this risk implies having enough cash and temporary investments as well as the availability of funds provided by its main shareholder, who supplies funds according to the Company needs. The Company permanently evaluates its future cash flows through short and long term projections from estimated sales and cash requirements which correspond mainly to operation and maintenance of production facilities.

Capital Risk

The Company is focused on safeguarding its ability to continue as a going concern, so that it can be strength and motor development of the region in which the Company operates, it allows to provide returns shareholders and to maintain an optimal capital structure to reduce the cost of capital. Capital consists of share capital, share premium, and retained earnings.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

The Company’s strategy has been progressively strengthening its equity situation through adjustments in light of changes in economic conditions and the risk characteristics of the operations. To strengthen the capital structure, the Company may decide on the strategy paid dividends, the creation or transfer of reserves and the sale of assets.

(7)	Taxes and Royalties

Below is a summary of taxes affecting the Company’s operations, stated (in thousands):

	Years ended December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolívar
Income tax expense (benefit):
Current income tax expense	325,217	127,080	2,048,867	546,444
Deferred income tax (benefit) expense	(40,020)	76,030	(252,126)	326,929

Total income tax expense	285,197	203,110	1,796,741	873,373

	Years ended December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolívars
Royalties and other taxes:
Royalty on oil production (See Note 21)	343,331	276,620	2,162,985	1,189,466
Royalty on gas production (See Note 21)	4,492	4,289	28,300	18,443
Royalty for the municipalities	12,870	10,394	81,081	44,694
Royalty for endogenous development projects	25,739	20,787	162,156	89,384
Surface tax	480	558	3,024	2,399
Windfall tax (see Note 7-m)	234,453	291,355	1,477,054	1,252,827
Windfall tax credit (see Note 7)	(55,168)		(347,558)

Royalty and other taxes	566,197	604,003	3,567,042	2,597,213

Windfall tax credit

On March 4, 2013 Petróleos de Venezuela, S.A. requested to the Ministry of Popular for Oil and Mining an exemption to the contribution established in Article 12 of the Decree with Rank and Force of Law creating the Special Contribution for Extraordinary Prices and Exorbitant Prices in the International Oil market published in official Gazette No. 39.871 dated February 27, 2012 for the incremental production obtained during the year. For the requested exemption, the Company received from PDVSA Petróleo a credit note of US$.55,168 thousands (Bs.347,558 thousands) for the preliminary adjustment to the contribution exemption which was part of the accrual of this special contribution as of December 31, 2012. The Company has not received from the Ministry of Popular Power for Oil and Mining written submission to approve the requested exemption. This benefit is being included in the statements of comprehensive income under royalties and other taxes.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(a)	Income Tax

Reconciliation between the nominal and the effective income tax rates for each year is shown below (in thousands):

		Years ended December 31,
		2013			2012
	%	U.S. Dollars	Bolivars	%	U.S. Dollars	Bolivars
Profit before income tax:
Net profit		255,782	1,611,427		85,993	369,769
Income tax expense		285,197	1,796,741		203,110	873,373

Profit before income tax		540,979	3,408,168		289,103	1,243,142

Oil-sector nominal income tax rate	50	270,490	1,704,084	50	144,552	621,571
Tax inflation adjustment	(6)	(30,182)	(190,147)	(10)	(27,971)	(120,275)
Deferred income tax	(7)	(40,020)	(252,126)	26	76,030	326,929
Non-deductible provisions and other	16	84,909	534,930	4	10,499	45,148

Effective rate	53	285,197	1,796,741	70	203,110	873,373

The decrease in the effective tax rate for the year ended December 31, 2013 is mainly attributable to:

•	Lower inflation adjustment in determining income tax payable offset with a higher taxable income from an increase in non-deductible expenses.

•	Reduction in the deferred tax expense in relation to the year before. For the year ended December 31, 2012, the Company adjusted the deferred tax asset from non-monetary assets subject to inflation such as work in progress, fixed assets placed in service and inventories, at an exchange rate it estimated the tax benefit will be realized resulting in a reduction of the deferred tax asset recognized at the end of December 31, 2011.

As of December 31, 2013 and 2012 the Company has a balance of income tax payable, expressed in thousands, of US$.214,698 (Bs.1,352,590) and US$.92,965 (Bs.399,750), respectively.

(b)	Tax Loss Carry forwards

The current Income Tax Law allows tax losses to be carried forward for three years to offset future taxable income, except losses resulting from the application of the fiscal inflation adjustment, which can be carried forward one year. At December 31, 2013 and 2012, the Company had no tax loss carry forward.

(c)	Tax Inflation Adjustment

Venezuelan Income Tax Law requires an initial inflation adjustment to compute taxable income. The Law provides that the initially adjusted values of property, plant and equipment should be depreciated or amortized for tax purposes over the remaining useful lives of such assets. The Law also requires that an annual inflation adjustment be included in income tax reconciliation as a taxable or deductible item.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(d)	Transfer Pricing

According to the Income Tax Law, taxpayers subject to this tax that conduct import, export and loan transactions with related parties abroad are required to calculate income, costs and deductions applying the methodology set out in the Law.

(e)	Income Tax Rate

Official Gazette No. 38,529 of the Bolivarian Republic of Venezuela, published on September 25, 2006, modifies Article No. 11 of the Law regarding the rate applicable to companies engaged in hydrocarbon production and related activities, establishing a 50% general rate. However, only companies that conduct integrated or non-integrated activities related to exploration and production of non-associated gas, and processing, transportation, distribution, storage, marketing and export of gas and its components, or those exclusively engaged in refining of hydrocarbons or enhancement of heavy and extra-heavy crude oil are subject to a 34% tax rate. Therefore, application of the 34% rate for companies incorporated under the joint venture agreements executed under the superseded Law Reserving Hydrocarbon Trade and Industry to the State is eliminated.

(f)	Deferred income Tax

The movements of deferred income tax asset (liability) shown in the results of each year are as follows (in thousands):

2013:	2012 Asset (Liability)		Income (Loss) recognized in Statements of Comprehensive Income		Effect For variation in the exchange rate	2013 Asset (Liability)		Net deferred tax at December 31, 2013 (see Note 13)
U.S. Dollars-
Accounts receivable	10,995	(32,428)	45,190	(35,096)	(1,953)	21,805	(35,097)	(13,292)
Property, plant and equipment	5,082	(27,985)	30,759	(26,179)	7,271	—	(11,052)	(11,052)
Inventories	21	(7,653)	5,827	—	2,423	618	—	618
Accruals and other liabilities	123,394	—	58,119	(38,600)	(30,098)	111,815	—	111,815

	138,492	(68,066)	139,895	(99,875)	(22,357)	134,238	(46,149)	88,089

Bolivars-
Accounts receivable	47,279	(139,440)	284,700	(221,110)	(55,168)	137,372	(221,111)	(83,739)
Property, plant and equipment	21,853	(120,336)	193,784	(164,929)	—	—	(69,628)	(69,628)
Inventories	90	(32,908)	36,711	—	—	3,893	—	3,893
Accruals and other liabilities	526,294	—	122,966	—	55,168	704,428	—	704,428

	595,516	(292,684)	638,161	(386,039)	—	845,693	(290,739)	554,954

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

2012:	2011 Asset (Liability)		Income (Loss) recognized in Statements of Comprehensive Income		2012 Asset (Liability)		Net deferred tax at December 31, 2012 (see Note 13)
U.S. Dollars-
Accounts receivable and other assets	9,656	—	1,339	(32,428)	10,995	(32,428)	(21,433)
Property, plant, and equipment	62,520	(8,214)	(57,438)	(19,771)	5,082	(27,985)	(22,903)
Inventories	4,182	—	(4,161)	(7,653)	21	(7,653)	(7,632)
Accruals and other liabilities	78,704	(392)	43,690	392	122,394	—	122,394

	155,062	(8,606)	(16,570)	(59,460)	138,492	(68,066)	70,426

Bolivars-
Accounts receivable and other assets	41,521	—	5,758	(139,440)	47,279	(139,440)	(92,161)
Property, plant, and equipment	268,836	(35,320)	(246,983)	(85,016)	21,853	(120,336)	(98,483)
Inventories	17,983	—	(17,893)	(32,908)	90	(32,908)	(32,818)
Accruals and other liabilities	338,427	(1,686)	187,867	1,686	526,294	—	526,294

	666,767	(37,006)	(71,251)	(255,678)	595,516	(292,684)	302,832

(g)	Royalties

According with the Venezuelan Hydrocarbon Law (LOH), royalties are paid based on crude oil produced and associated natural gas processed in Venezuela. Volumes of hydrocarbons produced in traditional areas are taxed with a 30% rate.

The partial reform of the Hydrocarbon Law was approved in May 2006, whereby operators should pay 33.33% of the wellhead value of each barrel to the Venezuelan government by means of royalties and additional taxes.

On November 14, 2006, a new calculation of royalties was established for companies that conduct primary oil activities in the country requiring that contents of sulphur and API gravity of liquid hydrocarbons extracted be measured on a monthly basis and be reported together with taxed production. This information will be part of the royalty payment price and will be used for calculation of any special advantage. This information will result in adjustments for gravity and sulphur, which will be published by Ministry of Popular Power for Energy and Mining (MPPPM).

On April 18, 2011, the Venezuelan government published in the Extraordinary Official Gazette No. 6.022, by means of decree-law No. 8.163 of same date, the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market. This Law and among other things, caps royalty, extraction tax, and export register tax at US$.70 per barrel until it was amended on February 20, 2013 and published in the Official Gazette No. 40.114 which raises the cap price for royalties, extraction tax and export registry tax according to the provision in the LOH to US$.80 per barrel (see Note 23-e). Royalty under prior Law and current Law for the years ended December 31, 2013 and 2012 amounted to US$.347,823 thousands and US$.280,909 thousands (Bs.2,191,285 thousands and Bs. 1,207,909 thousands), respectively, included in the statements of comprehensive income under royalties and other taxes (see Note 21).

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(h)	Extraction Tax

The Venezuelan Hydrocarbon Law Reform establishes a rate equivalent to 33.33% of the value of all liquid hydrocarbons extracted from any reservoir, calculated on the same basis as for royalties. In determining this tax, the taxpayer may deduct the amount that would have been paid for royalty, including the additional royalty paid as special advantage. Petrodelta, S.A. incurred no tax in this connection for 2013 and 2012.

(i)	Surface Tax

The Venezuelan Hydrocarbon Law establishes a surface tax equivalent to 100 tax units for each square kilometer or fraction thereof per year for licensed areas that are not under production. This tax will increase by 2% during the first five years, and by 5% during all subsequent years. Petrodelta, S.A. incurred in this tax during 2013 and 2012 for US$.480 thousands and US$.558 thousands (Bs.3,024 thousands and Bs.2,399 thousands), respectively, included in the statements of comprehensive income under royalties and other taxes.

(j)	General Consumption Tax

The Venezuelan Hydrocarbon Law Reform establishes an internal consumption tax equivalent to 10% of the value of each cubic meter of hydrocarbon derivatives produced and consumed as fuel in internal operations, calculated on the final selling price. During the year ended December 31, 2012, Ministry of Popular Power for Energy and Mining (MPPPM) sent to the Company the tax return to pay for this tax corresponding to the period starting January 2007 to September 2012 for the amount of US$.1,193 thousands (equivalent to Bs.5,128 thousands), whereas corresponding to the year 2012 are US$.207 thousands (Bs.890 thousands) and corresponding to the period 2007 to 2011 the amount of US$.986 thousands (Bs.4,638 thousands). All this tax levied was recorded in the statement of comprehensive income during the year 2012. For the year ended December 31, 2013 the Company recorded in the statement of comprehensive income the amount of US$.280 thousands (Bs.1,763 thousands) for general consumption tax.

(k)	Value Added Tax (VAT)

On March 26, 2009, under Official Gazette No. 39,147 modification of applicable tax rate for value added tax to 12% was published, having effect from April 1, 2009 to the report date.

The VAT Law establishes an exemption on trading of certain hydrocarbon-derived fuels and also has authority to recover from the government certain tax credits originated from sales. Recoverable amounts bear no interest.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

Below is a summary of the movement of recoverable tax credits (in thousands):

	December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolivars
Recoverable amounts at the beginning of the year	44,581	25,858	191,702	111,193
Generated during the year	32,963	20,062	207,666	86,268
Adjustment to fair value	(16,513)	(1,339)	(104,037)	(5,759)
Effect for variation in the exchange rate	(14,153)	—	—	—

Recoverable amounts at the end of the year	46,878	44,581	295,331	191,702
Non-current portion of recoverable tax credits	(46,878)	(29,721)	(295,331)	(127,801)

Current portion of recoverable tax credits (See Note 11)	—	14,860	—	63,901

The Company management considers that the efforts made and agreements reached with the Government will not permit it to recover part of the tax credits during the year 2013.

At December 31, 2013 and 2012, the Company estimated the fair value of the tax credits to recover using the discount rate of 8.783%. These discount rates are calculated yearly by its main shareholder with the financial statements of the prior year and using outside parameters updated each year. Furthermore, at December 31, 2013 and to calculate the fair value as of this date, Management modified the years estimated to recover the tax credits from 3 to 4 years. At December 31, 2013 and 2012, the adjustment for US$.16,513 thousands and US$.1,339 thousands (Bs. 104,037 thousands and Bs.5,759 thousands), respectively, is included in the statements of comprehensive income under the category of financial expenses.

l)	Amendment to the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market

On February 20, 2013, was published in the Official Gazette No. 40.114, an amendment to the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market, published on April 18, 2011 in the Extraordinary Official Gazette No. 6.022, by means of decree-law No. 8.163 of same date. The amendments changes the intervals for calculating the special contribution and raise the base price to US$80 per barrel from US$70 per barrel (see Note 23-e). From the date this law came into effect, April 19, 2011, the Company incurred a special contribution from extraordinary prices and special contribution from exorbitant prices and recorded it in the statement of comprehensive income under royalties and other taxes for the year ended December 31, 2013 and 2012 the amounts of US$.234,453 thousands and US$.291,355 thousands (Bs.1,477,054 thousands and Bs.1,252,827 thousands), respectively.

m)	Other taxes

The Company is subject to special advantage taxes, which are determined based on: a) an interest as additional royalty of 3.33% on volumes of hydrocarbons extracted in the delimited areas assigned to Petrodelta S.A., and b) an amount equivalent to the difference, if any, between (i) 50% of the value of the hydrocarbons extracted in the delimited areas assigned to Petrodelta S.A. in each calendar year and (ii) the sum of payments made by the mixed companies to the Bolivarian Republic of Venezuela, for activities developed during the calendar year, for royalties on

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

hydrocarbons and investments in endogenous development projects, equivalent to 1% of pre-tax income. Taxes for special advantages must be paid before April 20 of each year, pursuant to Exhibit F of the Agreement for Conversion into a Mixed Company. In relation to a) above, and the law that came into effect, published on April 18, 2011, creating a special contribution on extraordinary prices and exorbitant prices in the international hydrocarbons market and its amendments (see Note 23-e), which establishes a cap price of US$.70 per barrel until February 19, 2013 and a cap price of US$.80 per barrel from February 20, 2013, Petrodelta, S.A. incurred in this tax during 2013 and 2012 for US$.38,609 thousands and US$.31,181 thousands (Bs.243,237 thousands and Bs.134,078 thousands), respectively, included in the statements of comprehensive income under royalties. In relation to b) above, at December 31, 2013 and 2012, this special advantage tax was lower than what the Company paid and accrued for royalties and special advantages tax.

Official Gazette No. 39.273 of the Bolivarian Republic of Venezuela, published on September 28, 2009, approved the modification of article regulating special advantages tax levied on mix companies to redistribute the use of funds by the additional royalty of 3.33% that mix companies have to pay on hydrocarbons volumes extracted from delimited areas. The modified article establish deliver 1.11% to municipalities where oil activities in the country take place and 2.22% for a special fund to be administered by the Executive branch to finance endogenous development projects. During the year ended December 31, 2013 the Company paid to the special fund administered by the Executive branch for financing endogenous development projects the amount of US$.28,664 thousands (Bs.180,586 thousands), of which corresponding to the month of January to September of 2013 are the amount of US$.17,858 thousands (Bs.112,504 thousands) and corresponding to the months of April to December of 2012 are the amount of US$.10,806 thousands (Bs.68,082 thousands).

(8)	Property, Plant, and Equipment, Net

Property, plant, and equipment, net at December 31 comprises the following (in thousands):

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

U.S. Dollars-	Wells and production facilities	Construction in progress	Asset retirement costs	Furniture and equipment	Strategic inventories	Total
Cost:
Balances at December 31, 2011	440,657	111,255	29,569	15,576	6,220	603,277
Additions	—	177,349	—	6,871	—	184,220
Transfers and capitalization	167,517	(167,517)	—	—	—	—
Strategic inventories	—	—	—	—	6,742	6,742
Asset retirement obligation	—	—	23,229	—	—	23,229

Balances at December 31, 2012	608,174	121,087	52,798	22,447	12,962	817,468
Additions		265,380		3,856		269,236
Transfers and capitalization	145,902	(136,284)		(9,618)		—
Strategic inventories					7,518	7,518
Asset retirement obligation			(8,823)			(8,823)
Asset retirement	(2,844)		(387)			(3,231)

Balances at December 31, 2013	751,232	250,183	43,588	16,685	20,480	1,082,168

Depletion, depreciation and amortization -
Balances at December 31, 2011	174,148	—	13,141	5,823	—	193,112
Depletion, depreciation, and amortization	80,362	—	2,806	2,837	—	86,005

Balances at December 31, 2012	254,510	—	15,947	8,660	—	279,117
Depletion, depreciation, and amortization	77,945		5,674	3,584		87,203
Asset retirement	(1,464)		(137)			(1,601)

Balances at December 31, 2013	330,991	—	21,484	12,244	—	364,719

Total net cost at December 31, 2013	420,241	250,183	22,104	4,441	20,480	717,449

Total net cost at December 31, 2012	353,664	121,087	36,851	13,787	12,962	538,351

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

Bolivars-	Wells and production facilities	Construction in progress	Asset retirement costs	Furniture and equipment	Strategic inventories	Total
Cost:
Balances at December 31, 2011	1,894,826	478,396	127,146	66,977	26,746	2,594,091
Additions	—	762,602	—	29,545	—	792,147
Transfers and capitalization	720,323	(720,323)	—	—	—	—
Strategic inventories	—	—	—	—	28,991	28,991
Asset retirement costs	—	—	99,886	—	—	99,886

Balances at December 31, 2012	2,615,149	520,675	227,032	96,522	55,737	3,515,115
Additions	—	1,671,894	—	24,293		1,696,187
Transfers and capitalization	919,183	(858,589)	—			—
Strategic inventories	—	—	—		47,363	47,363
Asset retirement obligation	—	—	(55,585)			(55,585)
Asset retirement	(17,917)		(2,438)			(20,355)
Effect for variation in the presentation currency	1,216,347	242,173	105,595	44,894	25,924	1,634,933

Balances at December 31, 2013	4,732,762	1,576,153	274,604	105,115	129,024	6,817,658

Depletion, depreciation and amortization -
Balances at December 31, 2011	748,837	—	56,505	25,040	—	830,382
Depletion, depreciation and amortization	345,555	—	12,067	12,199	—	369,821

Balances at December 31, 2012	1,094,392	—	68,572	37,239	—	1,200,203
Depletion, depreciation and amortization	491,054		35,746	22,579		549,378
Asset retirement	(9,223)		(863)			(10,086)
Effect for variation in the presentation currency	509,021	—	31,984	17,319	—	558,234

Balances at December 31, 2013	2,085,244	—	135,349	77,136	—	2,297,729

Total net cost at December 31, 2013	2,647,518	1,576,153	139.255	27,979	129,024	4,519,929

Total net cost at December 31, 2012	1,520,757	520,675	158,460	59,283	55,737	2,314,912

During the years ended December 31, 2013 and 2012 the Company added furniture and equipment and construction in progress for approximately US$.269,236 thousands and US$.184,220 thousands (Bs.1,696,187 thousands and Bs.792,147 thousands), respectively.

During the years ended December 31, 2013 and 2012, the Company assessed asset impairment, taking into account new market and business conditions, and determined that there was no evidence of impairment of production assets.

At December 31, 2013 the Company modified the discount rate used to calculate the present value of future obligations resulting in a reduction of US$.8,823 thousands (Bs.55,585 thousands) in the asset

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

retirement cost. For the year ended December 31, 2012 the rate applied resulted in an increase in retirement cost in the amount of US$.23,229 thousands (Bs.99,886 thousands) (see Note 14).

The balance of construction in progress mainly comprises investment projects for exploration and production activities related to drilling, maintenance, electrical systems, pipelines, well reconditioning and adaptation, expansion and infrastructure aimed at maintaining production capacity and adapting the infrastructure to production levels set out in the Corporation’s business plan. At December 31, 2013 and 2012, the balance of construction in progress for investments related to the aforementioned activities amounts to approximately US$.250,183 thousands and US$.121,087 thousands (Bs.1,576,153 thousands and Bs.520,675 thousands). During the years ended December 31, 2013 and 2012 fixed assets capitalized amounted to US$.100,495 thousands and US$.167,517 thousands (Bs.432,129 thousands and Bs.720,323 thousands), respectively.

(9)	Prepaid expenses and other assets

Prepaid expenses and other assets comprise the following (in thousands):

	December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolivars
Prepaid insurance	663	669	4,177	2,877
Prepaid services	192	450	1,210	1,935
Prepaid rent	14	42	88	181

	869	1,161	5,475	4,993

(10)	Inventories

A summary of inventories is shown below (in thousands):

	December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolivars
Materials and supplies	125,712	90,640	791,986	389,752
Less:
Inventory obsolescence provision (See Note 3-i)	(1,236)	(41)	(7,787)	(176)
Materials and supplies classified as strategic inventory in other non-current assets (see Note 8)	(20,480)	(12,962)	(129,024)	(55,737)

	103,996	77,637	655,175	333,839

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(11)	Accounts Receivable

Accounts receivable comprise the following (in thousands):

	December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolivars
Related parties (see Note 21)	1,717,946	1,232,199	10,823,060	5,298,456
Current portion of recoverable tax credits (see Note 7—k)	—	14,860	—	63,901
Advances on windfall tax	70,194	64,694	442,222	278,185
Other	7,630	1,549	48,069	6,660

	1,795,770	1,313,302	11,313,351	5,647,202

During the years ended December 31, 2013 and 2012, the Company offsets accounts receivables and payables between PDVSA and its affiliates, including CVP with the Company in the amounts approximately of US$.442 million and US$.565 million, respectively. These offsetting of accounts were approved by the Board of Directors of the Company. Exposure to credit risk related to accounts receivable are presented in Note 19.

As of December 31, 2013 accounts receivable from sales of crude from El Salto field and for which will be invoiced under the Boscán pricing formula once the amendment of the contract is approved and the contract is executed amounts to US$.756,695 thousands (Bs.4,767,180 thousands), whereas US$.403,973 thousands (Bs.2,545,032 thousands) corresponds to the year ended December 31, 2013 and US$.301,950 thousands (Bs.1,902,286 thousands) corresponds to the year ended December 31, 2012 (see Note 1).

Advances on windfall tax at December 31, 2013 and 2012 corresponds to payments made by PDVSA Petróleo, on behalf of the Company, to MPPPM for special contributions on extraordinary prices and exorbitant prices in the international hydrocarbons market for the last four months of 2013 and the fourth quarter ending December 31, 2012 in the amount of US$.70,194 thousands and US$.64,694 thousands (Bs. 442,222 thousands and Bs.278,185 thousands), respectively.

(12)	Cash and Cash Equivalents

Cash and cash equivalent comprises the following (in thousands):

	December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolivars
Cash on hand	3	5	19	22
Cash at banks	5,957	3,330	37,529	14,314

	5,960	3,335	37,548	14,336

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(13)	Equity

a)	Capital stock

At December 31, 2013 and 2012, the Company’s nominal capital stock is represented by 1,500,000 common shares, fully authorized and paid in, with a par value of US$.4.65 each (Bs.10 each) (see Note 13-f).

The Company’s capital stock is divided into two types of shares: Class “A” and Class “B” shares. Only the Venezuelan government or Venezuelan state-owned companies can own Class “A” shares. In October 2007, when the Company was incorporated, shareholders made an initial capital contribution of approximately Bs.1,000 thousands (US$.465 thousands).

On August 14, 2012, the Shareholders of the Company approved the transfer of 4% of capital stock CVP has in the Company to PDVSA Social, S.A. (PDVSA Social), a wholly owned subsidiary of Petróleos de Venezuela, S.A. (see Note 1)

Capital stock has been fully subscribed and paid in as follows:

Shareholders	Type of shares	Number of shares	Par value US$.	Par value Bs.	Share of equity
Corporación Venezolana del Petróleo, S,A, (CVP)	A	840,000	3,906,977	16,800,000	56%
PDVSA Social, S.A.	A	60,000	279,070	1,200,000	4%
HNR Finance, B,V, (HNR Finance)	B	600,000	2,790,698	12,000,000	40%

		1,500,000	6,976,745	30,000,000	100%

b)	Legal Reserve

Venezuelan companies are required to set aside a legal reserve. According to Venezuelan Law, the legal reserve is not available for dividend distribution.

c)	Deferred Tax Asset Equity Reserve

In June 2009, CVP issued instructions to all mixed companies regarding the accounting for deferred tax assets. The mixed companies have been instructed to set up a reserve within the equity section of the balance sheet for deferred tax assets. The setting up of the reserve had no effect on the Company financial position, results of operations or cash flows. However, the new reserve reduces the amount of reserves available to pay of dividends in the future. Changes in the deferred tax asset are recorded in appropriation to (transfer from) other reserves.

In August 2009, the Board of Directors of the Company approved the creation of the deferred tax asset equity. At December 31, 2013 and 2012, management has recorded as equity reserve and amount equal to the balance of the net deferred tax assets and liabilities at that date equivalent to US$.88,089 thousands and US$.70,426 thousands (Bs.554,954 thousands and Bs.302,833 thousands), respectively (see Note 7-f), which has been approved by the Board of Directors of the Company (see Note 2-a).

d)	Share premium

The share premium is in respect of contributions of fixed assets and inventories made by shareholders in conformity with the Agreement for Conversion into a Mixed Company, whose value exceeds the par value of common shares issued. At December 31, 2013 and 2012, the share premium amounts to approximately US$.212,451 thousands, equivalent to approximately Bs.913,540 thousands, included in equity.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

Class “A” share premiums are in respect of fixed assets contributed by CVP. The value of this share premium amounts to approximately US$.191,206 thousands, equivalent to approximately Bs.822,186 thousands, pursuant to Exhibit H of the Agreement for Conversion into a Mixed Company.

Class “B” share premiums are in respect of fixed assets and inventories contributed by HNR Finance. The value of this share premium amounts to approximately US$.21,245 thousands, equivalent to approximately Bs.91,354 thousands, pursuant to Exhibit G of the Agreement for Conversion into a Mixed Company.

In conformity with the Company’s bylaws, in case of Company liquidation, all assets will be transferred only to the Class “A” shareholder.

e)	Dividends

On November 12, 2010, in Extraordinary Shareholders meeting the shareholders of the Company resolved to distribute and pay dividends in the amount of US$.30,550 thousands (Bs.131,365 thousands). This dividend corresponds to the remaining portion of retained earnings at the end of December 31, 2009 and is recorded as dividends payable at December 31, 2013 and 2012 in the statements of financial position for the amount resolved.

f)	Effect for Variation of the Exchange Rate in the Presentation Currency

The statements of changes in equity, in bolivars, for the year ended December 31, 2013, include the following effect originated for the variation in the official exchange rate when translating the financial statements in US Dollars (Functional Currency) to Bolivars (Presentation Currency), in conformity with IAS 21 (see Note 3-a) (in thousands, net):

	Balances as of December 31, 2013
	U.S. Dollars	Bolivars Before translation adjustment	Bolivars After translation adjustment	Translation Adjustment
Capital stock	6,977	30,000	43.955	13,955
Share premium	212,451	913,540	1,388,440	424,900
Legal reserve and other reserves
Legal reserve	698	3,000	4,397	1,397
Deferred tax equity reserve	88,089	554,961	554,961	—

	88,787	557,961	559,358	1,397

Retained earnings:
Undistributable retained earnings at January 1, 2013	469,722	1,878,951	2,959,249	1,080,298
Transfer from other reserves in 2013	(17,663)	(111,277)	(111,277)	—
Total comprehensive income for the year 2013	255,782	1,611,428	1,611,428	—

	707,841	3,379,102	4,459,400	1,080,298

Equity	1,016,056	4,880,603	6,401,153	—

Translation adjustment not allocated				1,520,550

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(14)	Provisions

Provisions at December 31 comprise the following (in thousands):

	December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolivars
Provision for asset retirement costs (see Note 14)	65,616	70,425	413,381	302,828
Provision for retirement benefits	22,644	18,799	142,657	80,835
Provision for benefits payable	2,075	3,878	13,073	16,676
Commitments and Contingencies (see Note 20)	1,313	1,563	8,273	6,719

	91,648	94,665	577,384	407,058
Less: Non-current portion of provisions	(90,149)	(93,096)	(567,940)	(400,314)

Current portion	1,499	1,569	9,444	6,744

At December 31, 2013 and 2012, the provision for retirement benefits for personnel assigned to the Company amounts to US$.22,644 thousands and US$.18,799 thousands, (Bs.142,657 thousands and Bs.80,835 thousands), respectively. At December 31, 2013 and 2012, PDVSA sent a statement for the liability according to the report of an independent actuary firm. The Company has analyzed demographic and financial data, considers that it reasonably reflects the liability for such concept and adjusted the obligation at the date of the statements of financial position. This pension and retirement plan covers all PDVSA employees and mixed companies payroll. Pension cost is not tax deductible until future periods when the pension is settled in cash. The Company is not required to reimburse the pension costs to PDVSA until PDVSA pays them.

Below are the movements of provisions during the years ended December 31, 2013 and 2012, (in thousands):

U.S. Dollars-	Balance at December 31, 2012	Effect for devaluation	Increase	Decrease	Balance at December 31, 2013	Current portion	Non-current portion
Provision for asset retirement costs	70,425	—	—	(4,809)	65,616	—	65,616
Provision for retirement benefits	18,799	(12,831)	16,676	—	22,644	18	22,626
Provision for benefits payable	3,878	(2,647)	844	—	2,075	168	1,907
Commitments and Contingencies (see Note 20)	1,563	(1,067)	817	—	1,313	1,313	—

Total provisions	94,665	(16,545)	18,337	(4,809)	91,648	1,499	90,149

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

U.S. Dollars-	Balance at December 31, 2011	Increase	Decrease	Balance at December 31, 2012	Current portion	Non-current portion
Provision for asset retirement costs	41,518	28,907	—	70,425	—	70,425
Provision for retirement benefits	11,556	7,243	—	18,799	6	18,793
Provision for benefits payable	—	3,878	—	3,878	—	3,878
Commitments and Contingencies (see Note 20)	1,799	—	(236)	1,563	1,563	—

Total provisions	54,873	40,028	(236)	94,665	1,569	93,096

Bolivars-	Balance at December 31, 2012	Effect for devaluation	Increase	Decrease	Balance at December 31, 2013	Current portion	Non-Current portion
Provision for asset retirement costs	302,828	140,850	—	(30,297)	413,381	—	413,381
Provision for retirement benefits	80,835	—	105,059	(43,237)	142,657	113	142,544
Provision for benefits payable	16,676	—	5,317	(8,920)	13,073	1,058	12,015
Commitments and Contingencies (see Note 20)	6,719	—	5,147	(3,593)	8,273	8,273	—

Total provisions	407,058	140,850	115,523	(86,047)	577,384	9,444	567,940

Bolivars-	Balance at December 31, 2011	Increase	Decrease	Balance at December 31, 2012	Current portion	Non-current portion
Provision for asset retirement costs (see Note 9)	178,527	124,301	—	302,828	—	302,828
Provision for retirement benefits	49,691	31,144	—	80,835	25	80,810
Provision for benefits payable	—	16,676	—	16,676	—	16,676
Commitments and Contingencies (see Note 20)	7,736		(1,017)	6,719	6,719	—

Total provisions	235,954	172,121	(1,017)	407,058	6,744	400,314

The movement of the provision for asset retirement costs at December 31 is shown below (in thousands):

	U.S. Dollars	Bolivars
Balance at December 31, 2011	41,518	178,527
Change on estimation	23,229	99,886
Financial cost	5,678	24,415

Balance at December 31, 2012	70,425	302,828
Change on estimation	(9,310)	(58,652)
Financial cost	5,046	31,790
Dismantlement	(545)	(3,434)
Effect for variation in the presentation currency	—	140,849

Balance at December 31, 2013	65,616	413,381

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

During 2013, Company management reviewed, based on new information, estimates on assumptions used for calculating the provision for asset retirement costs and changed the discount rate to 12.81% from 9.02% at the end of December 2012. Furthermore, the Company modified the inflation rate to 2.82% at the end of December 2013 from 2.41% at the beginning of 2013.

At December 31, 2013, this change in the estimate of asset retirement costs due to modification of the discount and inflation rates decreased the asset retirement cost as well as the asset retirement provision by US$.9,310 thousands (Bs.58,652 thousands). For the year ended December 31, 2012 the provision increased by US$.23,229 thousands (Bs.99,886 thousands). The Company´s business plan as of December 31, 2013, contemplates the realization of hydrocarbons drilling and production activities until the year 2027; therefore, the accrual for asset retirement costs was calculated based on the disbursements for this concept during this period.

(15)	Accruals and Other Liabilities

Accruals and other liabilities at December 31 comprise the following (in thousands):

	December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolivars
Royalties and other taxes	125,373	130,709	789,850	562,049
Endogenous and social development	10,240	11,431	64,512	49,153
Antidrug National Fund	14,066	13,828	88,616	59,461
Science and Technology (LOCTI)	9,623	8,292	60,625	35,656
Sport Organic Law	9,108	4,192	57,380	18,026
Others:
Accrued payables with PDVSA (see Note 21)	209,402	213,173	1,319,233	916,644
Accrued payables to suppliers	102,668	119,209	646,808	512,599
Income taxes withheld	2,001	1,185	12,606	5,096
Other accruals	11,431	8,529	72,016	36,679

	493,912	510,548	3,111,646	2,195,363

Additionally, at December 31, 2013 and 2012, accrued payables with PDVSA in respect to drilling services and infrastructure amount to US$.183,359 thousands and US$.143,174 thousands (Bs.1,155,164 thousands and Bs.615,651 thousands), respectively.

(16)	Accounts Payable

Accounts payable comprise the following (in thousands):

	December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolivars
Trade payables	135,272	94,747	852,214	407,412
Related parties (see Note 21)	776,875	450,184	4,894,312	1,935,791

Total	912,147	544,931	5,746,526	2,343,203

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

Foreign currency and liquidity risk exposure in respect of accounts payable to suppliers is shown in Note 19.

(17)	Operational Expenses

Below is a summary of operational expenses incurred by the Company (in thousands):

	Years ended December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolivars
Crude and gas operations	131,105	97,562	825,962	419,517
Crude transportation	35,635	29,610	224,501	127,323
Others	12.960	11,433	81,647	49,162

	179,700	138,605	1,132,110	596,002

(18)	Financial Income and Expenses

Financial income and expenses comprised the following (in thousands):

	Years ended December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolivars
Financial income:
Gain on variation of exchange rate	147,224	—	927,511	—
Other financial income	—	—	—	—

	147,224	—	927,511	—

Financial expenses
Adjustment to net realizable value on financial assets (see Note 7-k)	16,682	1,339	105,097	5,758
Financial cost on provision for asset retirement costs (see Note 14)	5,046	5,678	31,790	24,415
Other financial expenses	6	6	37	26

	21,734	7,023	136,924	30,199

Gain on variation of exchange rate

On February 8, 2013, the Exchange Agreement No. 14 was published in the Official Gazette No. 40,108, which establishes the new official rate for the purchase and sale of the US Dollar and effective from February 9, 2013. The new official rate increased from Bs4.30 to Bs6.30 per US Dollar. Therefore, all transactions and balances in Bolivars were converted to U.S. Dollars as per the new exchange rate, resulting in a net gain for the variation effect in the exchange rate due to the fact of maintaining a net liability monetary position in bolivars at the date when the variation of the exchange rate went into effect (see Note 4 and Note 24-c).

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(19)	Financial Instruments

Credit Risk

Exposure to Credit Risk

The book value of financial assets represents the highest level of credit risk exposure. A breakdown is shown below (in thousands):

	December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolivars
Accounts receivable (see Note 11)	1,717,946	1,232,199	10,823,060	5,298,456
Recoverable tax credits (see Note 7-k)	46,878	44,581	295,331	191,702
Accounts receivable other (see Note 11)	70,194	66,243	442,222	284,845
Cash and cash equivalents (see Note 12)	5,960	3,335	37,548	14,336

	1,840,978	1,346,358	11,598,161	5,789,339

Aging of the account receivables are shown below (in thousands):

	December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolivars
Under 30 days	1,034,241	709,815	6,515,718	3,052,205
Between 31 and 180 days	124,298	106,050	783,077	456,015
Between 180 days and one year	482,012	410,908	3,036,676	1,766,904
More than one year	77,395	5,426	487,589	23,332

	1,717,946	1,232,199	10,823,060	5,298,456

In the accounts receivable under 30 days are included unbilled receivables of US$.756.695 thousands and US$.352.721 thousands (Bs.4.767.180 thousands and Bs.1.516.704 thousands) as of December 31, 2013 and 2012, respectively, which will be billed at the time of signature and final approval of the amendment to the Petroleum Purchase and Sale Agreement due to changes in the price formula (see Note 1, 11, and 21).

Liquidity risk

Maturity of financial liabilities, Short-term payable, including estimated interest payments and excluding the impact of offset agreements, is shown below (in thousands):

	Book value		Contractual cash flows		6 months or less
	Non-derivative financial liabilities at December 31,
	2013	2012	2013	2012	2013	2012
U.S. Dollars
Accounts payable to suppliers (see Note 16)	135,272	94,747	135,272	94,747	135,272	94,747

Bolivars
Accounts payable to suppliers (see Note 16)	852,214	407,412	852,214	407,412	852,214	407,412

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

Foreign Currency Risk

Petrodelta, S.A. has the following monetary assets and liabilities denominated in currencies other than the U.S. Dollar, which were converted into U.S. Dollars at the exchange rate in effect at the statements of financial position (in thousands):

	December 31,
	2013	2012
Monetary assets:
Bolivars	1,011,474	277,152

	1,011,474	277,152

Monetary liabilities:
Bolivars	6,683,445	2,646,171

	6,683,445	2,646,171

Net monetary liability position	(5,671,971)	(2.369,019)

The year-end exchange rate, the average exchange rate for the year and the interannual increases in the National Consumer Price Index (NCPI), as published by BCV, were as follows:

	December 31,
	2013	2012
Exchange rate at year end (Bs./US$..1)	6.30	4.30

Average exchange rate for the year (Bs./US$..1)	6.08	4.30

Interannual increase in the NCPI (%)	56.19	20.10

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

Fair Value of Financial Instruments

The following estimated amounts do not necessarily reflect the amounts at which the instruments could be exchanged in the current market. The use of different market assumptions and valuation methods can significantly affect the estimated fair values. The bases for determining the fair value are disclosed in Note 5 (in thousands):

	December 31,
	2013		2012
U.S. Dollars-	Book Value	Fair Value	Book Value	Fair Value
Assets:
Accounts receivable (see Note 11)	1,717,946	1,717,946	1,232,199	1,232,199

Recoverable tax credits	46,878	46,878	44,581	44,581

Advances on windfall tax (see Note 11)	70,194	70,194	64,694	64,694

Accounts receivable other (see Note 11)	7,630	7,630	1,549	1,549

Cash and cash equivalents (see Note 12)	5,960	5,960	3,335	3,335

Liabilities:
Accounts payable to suppliers (see Note 16)	135,272	135,272	94,747	94,747

Other liabilities (included in provisions, accruals and other payables) (see Notes 14 and 15)	585,560	585,560	605,213	605,213

Accounts payables to shareholders and related companies (See Note 16)	807,425	807,425	450,184	450,184

	December 31,
	2013		2012
Bolivars-	Book Value	Fair Value	Book Value	Fair Value
Assets:
Accounts receivable (see Note 11)	10,823,060	10,823,060	5,298,456	5,298,456

Recoverable tax credits	295,331	295,331	191,702	191,702

Advances on windfall tax (see Note 11)	442,222	442,222	278,185	278,185

Accounts receivable other (see Note 11)	48,069	48,069	6,660	6,660

Cash and cash equivalents (see Note 12)	37,548	37,548	14,336	14,336

Liabilities:
Accounts payable to suppliers (see Note 16)	852,214	852,214	407,412	407,412

Other liabilities (included in provisions, accruals and other payables) (see Notes 14 and 15)	3,689,029	3,689,029	2,602,421	2,602,421

Accounts payables to shareholders and related companies (see Note 16)	5,086,777	5,086,777	1,935,791	1,935,791

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(20)	Commitments and Contingencies

At December 31, 2013 and 2012 the Company has recorded a provision for 6 labor related claims in the amount of US$.11 thousands and US$.16 thousands (Bs.69 thousands and Bs.69 thousands), respectively. Should the outcome of existing lawsuits and claims be unfavorable to the Company, it could have a material adverse effect on its results of operations. Although it is not possible to predict the outcome, Company management, based in part on the opinion of its legal advisors, does not believe it is likely that losses related to the aforementioned legal procedures will exceed recognized estimated amounts or generate significant amounts that could affect the Company’s financial position or results of operations.

Compliance with Environmental Regulations

The subsidiaries of CVP are subject to different environmental laws and regulations which may require significant expenditures to modify facilities and prevent or remedy the environmental effects from waste disposal and spills of pollutants.

Petrodelta, S.A. and its parent company CVP are taking steps to prevent environmental risks, protect employee health and preserve the integrity of their facilities.

Management estimated potential liabilities as of December 31, 2013 and 2012 amounting to US$.1,313 thousands and US$.1,563 thousands (Bs.8,273 thousands and Bs.6,719 thousands), respectively, and were included in the Statements of Comprehensive Income for these years.

Agreements with the Organization of Petroleum Exporting Countries (OPEC)

The Bolivarian Republic of Venezuela is a member of OPEC, an organization mainly dedicated to establishing agreements to maintain stable crude oil prices by setting production quotas. To date, the reduction in crude oil production resulting from changes in the production quotas set by OPEC and price fluctuations has not significantly affected the Company’s results of operations, cash flows or financial results.

(21)	Related Party Transactions

Petrodelta, S.A. considers its shareholders and related subsidiaries and affiliates, Company directors and executives, as well as other governmental institutions, as related parties.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

A summary of transactions and balances with related parties is shown below (in thousands):

	December 31,
	2013	2012	2013	2012
	U.S. Dollars		Bolivars
Activities for the year:
Crude oil and natural gas sales	1,275,601	1,160,653	8,036,287	4,990,808

Operational expenses	100,310	72,480	631,953	311,664

Sales, general, administrative and selling expenses	7,145	7,623	45,014	32,779

Production royalties for oil and gas	347,823	280,909	2,191,285	1,207,909

Reimbursement of expenses	189,567	135,465	1,194,272	582,500

Dividends paid to Shareholders	—	—	—	—

Balances at the end of the year:
Accounts receivable (see Note 11)	1,717,946	1,232,199	10,823,060	5,298,456

Accounts payable to Shareholder B (see Note 16)	2,907	2,722	18,314	11,705

Dividends payable to Shareholders A and B	30,550	30,550	192,465	131,365

Accounts payable to PDVSA	751,029	439,223	4,731,483	1,845,659

Other joint ventures	22,942	18,239	144,535	78,428

Accrued payables with PDVSA	209,402	213,173	1,319,233	916,644

As of April 2006, due to the migration of operating agreements to mixed companies (see note 1), PDVSA Petróleo signed purchase and sale agreements with these companies, which set out that mixed companies will notify PDVSA Petróleo of the estimated volume of hydrocarbons expected to be delivered the following month. PDVSA Petróleo must pay the mixed companies for delivered volumes, net of volumes for royalties in kind and paid to the Venezuelan government.

In conformity with the terms and conditions of the agreements, CVP mixed companies agree to sell and deliver to PDVSA Petróleo, and the latter agrees to purchase and receive from these mixed companies, crude oil and natural gas produced in the delimited areas that are not used for primary activities or for payment of royalties in kind to the Venezuelan government.

Crude oil delivered from the Petrodelta fields to PDVSA is priced with reference to Merey 16 published prices, weighted for different markets and adjusted for variations in gravity and sulphur content, commercialization costs and distortions that may occur given the reference price and prevailing market conditions, except for the volumes of crude produced from El Salto field since October 2011 which the Company has agreed to amend the purchase sale agreement with PDVSA Petróleo so it can invoice PDVSA using as Boscán as a crude reference for El Salto field production (see Notes 1 and 11). Market prices for both crude oil of the type produced (Merey 16 and Boscán) in the fields operated by Petrodelta averaged approximately US$.91.22 and US$.95.90 per barrel for the year ended December 31, 2013 and 2012, respectively.

During the years ended December 31, 2013 and 2012, the Company recorded gross revenues unbilled, and royalty paid in kind, for the sale of crude oil in the amount of US$.566,738 thousands and US$.404.619

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

thousands (Bs.3,570,453 thousands and Bs.1.739.862 thousands), respectively, corresponding to Boscan crude production which is not provided for billing in the Purchase-Sale of Oil signed between the Company and PDVSA Petroleo, S.A. As of December 31, 2013 and 2012, the Company has accounts receivable of US$.756,695 thousands and US$.352,721 thousands (Bs.4,767,180 thousands and Bs.1,516,704 thousands), respectively, for the delivery of such crude.

During the years ended December 31, 2013 and 2012, the Company sold crude oil and natural gas to PDVSA Petróleo SA for US$.1,275,601 thousands and US$.1,160,653 thousands (Bs.8,036,287 thousands and Bs.4,990,808 thousands), respectively, included in the statements of comprehensive income under Income.

At December 31, 2013 and 2012, the statement of financial position includes US$.1,717,946 thousands and US$.1,232,199 thousands (Bs.10,823,060 thousands and Bs.5,298,456 thousands) of accounts receivable for the crude and gas sales to PDVSA.

During 2013 and 2012, PDVSA Petróleo charged Petrodelta, S.A. US$.777 million and US$.888 million (Bs.4,893 million and Bs.3,816 million), respectively, for labor and other costs, taxes, royalties, cash advances, dividends, and operating costs.

The Company´s results of operations were impacted by PDVSA Petróleo changing its policy with respect to invoicing in disbursements made in Bolivars on behalf of the Company to require that such invoices be denominated in US dollars rather than in Bolivars. This change was recognized in the fourth quarter ending December 31, 2013 with retroactive application to transactions occurring in 2011 and 2012. As a result of this change, the Company recorded a US$14.2 million foreign currency loss in the three month ended December 31, 2013 (see Note 24-c).

Certain Company directors hold key positions in other related entities; some of their attributions include influencing the operational and financial policies of these entities.

For the years ended December 31, 2013 and 2012, transactions with related parties do not necessarily reflect the results that would have been obtained had these transactions been held with third parties.

On August 30, 2013, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of August 31, 2013 resulting in a netting of US$.115 million (Bs.722 million) against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of August 31, 2013 at the prevailing exchange rate applicable at such date. At present this event is pending for the approval by the Board of Directors of the Company.

On February 1, 2013, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of January 31, 2013 resulting in a netting of US$.327 million (Bs.2,061 million) against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of January 31, 2013 at the prevailing exchange rate applicable at such date. On October 8, 2013 the Board of Directors of the Company approved the offset of accounts receivables and payables executed on February 1, 2013.

On December 28, 2012, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of November 30, 2012 resulting in a

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

netting of US$.267 million (Bs.1,149 million) at the prevailing exchange rate applicable at such date against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of November 30, 2012 at the prevailing exchange rate applicable at such date. On January 31, 2013 the Board of Directors of the Company approved the offset of accounts receivables and payables executed on December 28, 2012.

On June 20, 2012, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of May 31, 2012 resulting in a netting of US$.298 million (Bs.1,282 million) at the prevailing exchange rate applicable at such date against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of May 31, 2012 at the prevailing exchange rate applicable at such date. On January 31, 2013 the Board of Directors of the Company approved the offset of accounts receivables and payables executed on June 20, 2012.

On January 12, 2012, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances, operational expenses and dividends payable to CVP approved by the shareholders of the Company on August 4, 2010 (see Note 13) against the Company accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold, outstanding as of December 31, 2011, resulting in a netting of US$.205 million (Bs.882 million) at the prevailing exchange rate applicable at such date. On February 23, 2012 the Board of Directors of the Company approved the offset of accounts receivables and payables executed on January 12, 2012.

(22)	Collective Labor Agreement

The Collective Labor Agreement expired on October 1, 2013, and on February 11, 2014 the new Collective Labor Agreement was signed between Petróleos de Venezuela, S.A. officials and Venezuela Unitary Federation of Workers of the oil, gas and derivatives (FUTPV) representing employees for the oil industry for the period 2013 to 2015 (see Note 24-b)

On July 20, 2012 the Collective Labor Agreement was signed, valid for the period from October 1, 2011 thru October 1, 2013, among the employees of the oil industry represented by the Venezuelan Unitary Federation of workers of the oil, gas, its similar and derivatives (FUTPV) and the Ministry of Popular Power for Energy and Mining (MPPPM) and PDVSA. The Collective Labor Agreement establishes a salary raise and payroll and retirement benefits which has a significant impact on the Company’s payroll cost. The most significant impacts had an economic and social benefit on workers and are summarized as follows:

i.	Focus the contract to a higher social justice through increases in the quality of life of workers by supporting the acquisition of school supplies for their children, provide benefits for newborns, marriage, attention to handicapped people and financing tourism packages for workers and their families under the Collective Labor Agreement.

ii.	A salary raise of Bs.40 daily from October 1, 2011. Payment of this increase was done Bs.30 at end of July 2012 and Bs.10 from January 1, 2013.

iii.	An increase in the monthly amount for electronic card for foods from Bs.1,700 to Bs. 2,700.

iv.	Provide 65 days of vacation bonus to contractual payroll and between 15 and 30 days of post-vacation bonus depending on the type of payroll. Also it was agreed to increase to Bs.200,000 the amount to finance housing acquisition.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(23)	Laws, Resolutions and Legal Contributions

a)	Exchange Agreement No. 24

On December 30, 2013, Foreign Exchange Agreement No. 24 was published in the Official Gazette No. 40,324. This Exchange Agreement between the Ministry of the People´s Power for Finance Matters and the Central Bank of Venezuela (BCV) established the buying exchange rate applicable to Petróleos de Venezuela, S.A. and its subsidiaries including mix companies created in accordance within the provision of the Organic Hydrocarbons Law, for the sale of foreign currency originated from activities different from export and or sale of hydrocarbons operations, will be equal to the exchange rate resulting from the latest foreign exchange allocation through Supplementary on Foreign Exchange Administration System (SICAD), which will be published in the website of the BCV, reduced by 0.25%. The same buying rate will apply to the sale of foreign currency transactions generated by services companies that are part of the so-called Petroleum Industrial National Conglomerate, and those who derived from mineral exports. The selling exchange rate applicable to the companies mentioned shall equal the rate resulting from the latest foreign exchange allocation through SICAD. In order to implement such sale of US Dollars, entities referenced above must first deliver the US Dollars to PDVSA Petróleo, who will then sell the US Dollars on their behalf. The Company is in the process of analysis of this Exchange Agreement to determine whether there is an effect in its financial statements.

b)	Enabling Law

On November 20, 2013, the National Assembly published in the Extraordinary Official Gazette No. 6.112 the Law Authorizing the President of the Bolivarian Republic of Venezuela to issue Decree-Laws in a range of areas for a term of 12 months after publication thereof. Under this law, the authorization encompasses areas among other things fighting corruption and defending the country´s economy.

c)	Partial Rules on Labor and Workers Organic Law

On May 16, 2013, in the Official Gazette No. 40.157 was published decree No. 44 issued by the National Executive related to partial rules of the labor and workers organic law related to working time. Companies private and public are obliged to post in visible areas working day and night time as well resting days. Also, establishing fixed and partial shifts as well permits on extraordinary working time.

d)	Exchange Agreement No. 21

On March 22, 2013 Exchange Agreement No. 21 was published in the Venezuelan Official Gazette No. 40,134, establishing that the Superior Body for Optimization of the Exchange Rate System shall rule all the terms and conditions of the special bids for foreign currency, which shall be aimed at covering the import needs of the real local economy. The bids will be coordinated by the Superior Body for Optimization of the Exchange Rate System through a new system created for that purpose, called the Supplementary System for Foreign Currency Administration (SICAD), which is to be managed by BCV in accordance with the invitations to bid issued for such purposes.

e)	Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market

On April 18, 2011, the Venezuelan government published in the Extraordinary Official Gazette No. 6.022, by means of decree-law No. 8.163 of same date, the Law Creating a Special Contribution on

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market. This law supersedes the Law for Special Contributions on Extraordinary International Hydrocarbon Market Prices, and modifies calculation and payment of royalty, extraction tax and export registry tax as per LOH as well as special contribution for extraordinary prices and creates a special contribution for exorbitant prices from the date published. The law defines the contribution on Extraordinary Prices for 20 percent to be applied to the difference between the average monthly price up to US$.70 or less per barrel, on international markets for the Venezuelan liquid basket of hydrocarbons and the price fixed by the Venezuela Annual Budget Law for the relevant fiscal year. The law also defines the contribution on Exorbitant Prices for (1) 80 percent when the average price mentioned before exceeds US$.70 per barrel but is less than US$.90 per barrel; (2) 90 percent when the average price mentioned before exceeds US$.90 per barrel but is less than US$.100 per barrel; and (3) 95 percent when the average price mentioned before exceeds US$.100 per barrel. The law also established the maximum price to be used for calculating royalty paid in cash on production at US$.70 per barrel.

Then, on February 27, 2012, Official Gazette No. 39,871 was published the decree No. 8.807 modifying the articles 2 and 10 of the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market. The partial reform indicates that the use of resources derived from this law be used in financing the Great Missions created by the National Executive, and projects of infrastructure, roads, health, education, among others. The development of the national production sector, among others areas. The partial reform also stipulates treasury aspects on how the contributions is to handle between PDVSA, the National Development Fund (FONDEN).

On February 20, 2013 in the Official Gazette No. 40,114, the reform to the law that creates a special contribution on extraordinary prices and exorbitant prices in the international hydrocarbons market published in the Extraordinary Official Gazette No. 6,022 by means of decree No. 8,163 from the Executive branch on April 18, 2011 was published. The most significant aspects are: a) guarantee financing of social missions created by the government as well as projects related to infrastructure, roads, health, education, communication, agriculture, food and in general for the development of the national productive sector, b) modify the parameter that defines what constitutes contributions from extraordinary prices (under US$.80 per barrel) and what constitutes contribution from exorbitant prices (from US$.80 per barrel and up), c) establish the new intervals to apply the percentage to calculate such contributions as per the following scheme: 1) 80% of the difference when exorbitant prices are higher than US$.80 per barrel but lower than US$.100 per barrel, 2), 90% of the difference when exorbitant prices are equal or higher than US$100 per barrel but lower than US$.110 per barrel, and 3) 95% when exorbitant prices are higher than $110 per barrel; d) modify the maximum price to calculate and pay royalty at US$.80 per barrel, e) supersede decree No. 8,807 that modified this law and published in the Official gazette No. 39.871 on February 27, 2012; and f) eliminates dispositions on the law from the Venezuela Central Bank that regulates funding from PDVSA Petróleo to the National Development Fund (FONDEN) and any other provision of exceeding that collides with the present Law.

The price per barrel established in the Venezuela Annual Budget Law for the years ended December 31, 2013 and 2012 was US$.55 and US$.50, respectively.

f)	Exchange Agreement No.14

On February 8, 2013, the Exchange Agreement No. 14 was published in the Official Gazette No. 40,108, which establishes the new official rate for the purchase and sale of the US Dollar at Bs.6.2842 and Bs.6.30, respectively. Likewise, it was published, a higher rank agency to optimize the

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

exchange rate system in order to design, plan, and execute monetary strategies by the government, to reach higher efficiency and transparency providing foreign currency to the country economic sector.

g)	Tax Unit Adjustment

On February 6, 2013, providence No. SNAT/2013/0009 from the National Integrated Service on Tributes and Customs Administration (SENIAT) was published in Official Gazette No. 40,106 in which the current tax unit value was adjusted from Bs.90 to Bs.107.

h)	Special Law on Severance National Fund

On June 15, 2012 the National Executive published by means of decree-law No. 9,053 the Special Law on Severance Benefits National Fund in order to create the program National Fund for Severance Benefits which establishes the conditions to receive and manage deposits corresponding to the severance benefit guarantees of workers into government financial institutions.

i)	Labor Organic Law and Workers

On April 30, 2012, the National Executive promoted by means of decree-law No. 8.938 the Labor Organic Law and Workers. On May 7, 2012 the National Assembly published on the Official Gazette No. 6,076 this organic law. The most significant aspects of this law are:

(1)	Obligation by employers to calculate severance benefits retroactively by a) paying employees the equivalent of 15 days of salary every quarter with the most recent salary, this right is acquired at the beginning of each quarter, b) after the first year of service, the employer will pay employees 2 days of salary for every year worked, cumulative until a maximum of 30 days is reached, c) when by any reason the working relation ends, severance benefits will be calculated for 30 days for every year worked or fraction over 6 months and calculated with the most recent salary earned. Workers will receive as severance benefits, the higher amount between a) and b) or c) as described above. Quarterly or annual payments shall be deposited in the National Fund for Severance Benefits under each workers name, or at a trust fund in financial institutions or at the employer´s accounting records as long as workers authorize it in writing.

(2)	Increase in the rest periods woman have during pregnancy, providing as its main benefits 6 weeks prior to giving birth and 20 weeks after, as well as prohibition by employers to resign labor relation up to 2 years after giving birth.

(3)	Reduction of the daily working time to 5 working days and 2 resting days

(4)	Increase in the number of holidays during the year

The Company recognized a provision in respect of the impact of the new Labor Law, through the actuarial calculation prepared by independent actuaries contracted by PDVSA.

j)	Sports organic Law

On August 24, 2011, the National Assembly published on the Official Gazette 39,741 the Sports Organic Law promoted by the Executive branch of power. This law declares of national and general interest as well as a public service all activities for promoting, organizing and administering sports and physical activity in Venezuela. The law among other things creates the National Fund for the Development of Sports, Physical Activity and Physical Education to be constituted on contributions from companies and organizations, private or public, performing profit seeking economic activities within the national territory. These contributions are not deductible for income tax purposes and shall

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

be 1% over net profit when net profit is above 20,000 tax units. As of December 31, 2013 and 2012 the Company has recorded as contribution under the Sport Organic Law the amount of US$.6,337 thousands and US$.3,082 thousands (Bs.39,923 thousands and Bs.13,253 thousands), respectively.

On February 28, 2012, Official Gazette No. 39,872 was published containing decree-law No. 8.820 on partial regulation No.1 to the Sports Organic Law. The partial regulation scope the National Fund for the Development of Sports, Physical Activity, duties of the National Sports Institute, guidelines on the executions of resources and taxpayers subject to the law and their responsibilities, as well as means of making contributions.

k)	Organic Law on Science and Technology and Innovation (LOCTI)

On December 2010, the Partial Amendment to the Organic Law on Science and Technology and Innovation (LOCTI) was published. This amendment establishes that legal or private or publicly owned entities, domiciled in the Bolivarian Republic of Venezuela or abroad, performing economic activities within the national territory are under the obligation of paying on an annual basis an established percentage of their gross income from the previous year, in respect to their business area, as follows:

•	Two percent when economic activity is framed within those listed in the Law for the Control of Casinos, bingo Halls and Slot Machines, and any area related to industry and trade of Alcohol and snuff.

•	One percent for privately owned enterprises operating in business areas subject to the Organic Law on Hydrocarbons and Gaseous Hydrocarbons, including mining, processing and distribution activities.

•	Half percent for publicly owned companies if the business pursued is one of those listed in the Organic Law on Hydrocarbons and Gaseous Hydrocarbons including mining, processing and distribution activities.

•	Half percent for any other business activity.

The provision recorded in the statements of financial position corresponding to the year ended December 31, 2013 and 2012 amounts to US$.4,117 thousands and US$.5,238 thousands (Bs.25,937 thousands and Bs.22,523 thousands), respectively.

l)	Antidrug Organic Law (LOD)

On September 15, 2010, the Antidrug Organic Law was published in Official Gazette No. 39,510. The LOD eliminates the Law on Narcotic and Psychotropic Substances (LOCTISEP) and its partial regulation published June 5, 1996 under Official Gazette No. 35,986. Among the significant changes are:

•	Taxable base is changed, previously considered base on net profit and now establishes as taxable base current period operating income.

•	Filing and payment of tribute is extended from 15 calendar days of the following taxable period, to 60 calendar days from the closing corresponding taxable period.

•	In relation to sanctions, the law establishes: 1) failure to comply the contribution of 1%, a penalty equivalent to double the amount due, if re-occur the penalty will be 3 times the corresponding contribution due, and 2) for not complying the special contribution of 2%, same penalty, before was 60,000 tax units or suspension of business activities during 1 year in case of re-occurrence.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

•	In the prior law, donations made by persons or companies in favor of plans and programs established by the government in relation to drugs matter and approved by ONA, can be deducted for income tax purposes, previously approved by public document. In the new law, this last aspect is eliminated as a requisite for proceeding to deduct from income tax purposes.

•	Incorporates an obligation by government agencies and institutions, as well as public and private companies that employ more than 50 workers, to provide labor to rehabilitated persons, under the programs of social inclusions.

During the years ended December 31, 2013 and 2012, the Company recognized and recorded an expense for US$.4,155 thousands and US$.3,082 thousands (Bs.26,177 thousands and Bs.13,253 thousands), respectively.

(24)	Subsequent Events

a)	On February 19, 2014, providence No. SNAT/2014/0008 from the National Integrated Service on Tributes and Customs Administration (SENIAT) was published in Official Gazette No. 40,359 in which the current tax unit value was adjusted from Bs.107 to Bs.127.

b)	On February 11, 2014 the Collective Labor Agreement was signed, valid for the period from October 1, 2013 thru October 1, 2015, between the employees of the oil industry represented by the Venezuelan Unitary Federation of workers of the oil, gas, and derivatives (FUTPV) and PDVSA. The Collective Labor Agreement establishes a salary raise and payroll and retirement benefits which has a significant impact on the Company’s payroll cost. The most significant impacts are a step increase of salary around 90%, where 59% is to be retroactive from October 1, 2013, then a 23% raise from next May 1, 2014 and finally the remaining portion to be adjusted on January 1, 2015. Also, the benefit for electronic card was raise from Bs.2,700 to Bs. 5,000 per month. As of December 31, 2013, the Company recorded a provision in the amount of US$763 thousands (Bs.4,813 thousands) for the retroactive effect the new contract may have in the financial statements of the Company.

c)	On February 24, 2014, the Venezuelan government published in the Extraordinary Official Gazette No. 6.126, Decree No.798 enacted by the President of the Bolivarian Republic of Venezuela by means of decree-law the Exchange Agreement and Violations. The object of this decree-law is to dictate terms and conditions for different state agencies with responsibilities on managing foreign currency as per different exchange agreement in place, permit the participation of private companies and individuals obtaining foreign currency and establish violations and sanctions when dealing with foreign currency. Furthermore, this decree-law permits individuals and private companies obtain foreign currency from the Venezuela Central Bank, Petróleos de Venezuela, S.A. and private companies and individuals, a condition exclusive of the Venezuela Central Bank in the prior law.

d)	On March 12, 2014 the Board of Directors of the Company approved the issuance of the financial statements as of December 31, 2013, in accordance with International Financial Reporting Standards (IFRS) and resolved to submit these financial statements to the Shareholders of the Company and it is expected its approval with no modifications.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(25)	Supplementary Information on Oil and Gas Exploration and Production Activities (unaudited)

The following tables provide supplementary information on oil and gas exploration, development and production activities. All exploration and production activities are conducted mainly by CVP and Mixed Companies in Venezuela.

Table I—Crude Oil and Natural Gas Reserves

All crude oil and natural gas reserves located in Venezuela are owned by the Bolivarian Republic of Venezuela. Crude oil and natural gas reserves are estimated by PDVSA and reviewed by the People’s Power Ministry for Energy and Oil (MPPPM) using reserve criteria that are consistent with those prescribed by the American Petroleum Institute (API) of the United States of America.

Proved reserves are the estimated quantities of crude oil and gas which, with reasonable certainty, are recoverable in future years from known deposits under existing economic and operating conditions. Due to the inherent uncertainties and limited nature of reservoir data, reserve estimates are subject to changes over time, as additional information becomes available. Proved reserves do not include additional volumes which may result from the extension of currently explored areas or from the application of secondary recovery processes not yet tested and determined to be economically feasible.

Proved developed oil and gas reserves are the quantities that can be recovered from existing wells with existing equipment and methods. Proved undeveloped reserves are those volumes that are expected to be recovered from new wells on undrilled acreage or from existing wells.

A summary of annual changes in proved crude oil and natural gas reserves is shown below:

(a)	Conventional Crude Oil (in thousands of barrels)

	Years ended December 31,
	2013	2012
Proved developed and undeveloped reserves of conventional crude oil at January 1	857,628	499,237
Revisions	(217,990)	—
Expansions and discoveries	—	371,563
Production	(14,538)	(13,172)

Proved developed and undeveloped reserves of conventional crude oil at December 31	625,100	857,628

Proved developed reserves of conventional crude oil at December 31 (included on the previous amount)	69,833	65,755

At December 31, 2013 and 2012, certified reserves assigned to the Company amounted to 625,100 thousands and 574,725 thousands barrels, respectively. Production for the year ended December 31, 2013 and 2012 was 14,538 thousands and 13,172 thousands barrels.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

(b)	Natural Gas Reserves (in millions of cubic feet)

	Years ended December 31,
	2013	2012
Proved developed and undeveloped reserves of natural gas at January 1	705,457	532,082
Revisions	(247,882)	—
Expansions and discoveries		175,546
Production	(2,593)	(2,171)

Proved developed and undeveloped reserves of natural gas at December 31	454,982	705,457

Proved developed reserves of natural gas at December 31 in Uracoa and Tucupita (included on the previous amount)	8,291	23,390

Natural gas production is shown on the basis of actual volumes before the extraction of liquefiable hydrocarbons.

Table	II—Costs Incurred in Exploration and Development Activities

Exploration costs include costs incurred from geological and geophysical activities, and drilling and equipping exploratory wells. The Company did not conduct exploration activities in the year 2012. Development costs include those for drilling and equipping development wells, enhanced recovery projects and facilities to extract, treat and store crude oil and natural gas. Annual costs, summarized below, include amounts both expensed and capitalized for the Company’s conventional crude oil reserves (In thousands):

	Conventional Crude
	U.S. Dollars		Bolivars
	2013	2012	2013	2012
Development costs	264,075	207,320	1,663,673	891,479

Total costs incurred from development Activities	264,075	207,320	1,663,673	891,479

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

Table	III—Costs Recorded as Assets in Oil and Gas Production Activities

Costs recorded as assets for oil and gas exploration and production activities, as well as the related accumulated depreciation and amortization at December 31 for PDVSA’s conventional and extra-heavy crude oil reserves are summarized below (In thousands):

	Conventional Crude
	U.S. Dollars		Bolivars
	2013	2012	2013	2012
Assets used in production	794,820	660,972	5,007,366	2,842,181
Equipment and facilities	16,685	22,447	105,116	96,522

	811,505	683,419	5,112,482	2,938,703
Accumulated Depletion, depreciation and amortization	(364,719)	(279,117)	(2,297,730)	(1,200,203)
Construction in progress	250,183	121,087	1,576,153	520,675

Total net costs capitalized as assets	696,969	525,389	4,390,905	2,259,175

Table	IV—Results of Operations for Oil and Gas Production Activities for Each Year (In thousands):

	Conventional Crude
	Years ended December 31
	U.S. Dollar		Bolivars
	2013	2012	2013	2012
Net production income:
Sales (see Note 21)	1,330,098	1,263,010	8,379,618	5,430,943
Production costs	(187,311)	(158,888)	(1,180,059)	(683,219)
Royalties in kind and other taxes (see Note 7 and Note 21)	(620,694)	(706,360)	(3,910,373)	(3,037,348)
Contributions and funding for social development	(17,127)	(14,889)	(107,900)	(64,023)
Depletion, depreciation and Amortization	(82,018)	(83,168)	(516,713)	(357,622)

Results of operation before income Tax	422,948	299,705	2,664,573	1,288,731
Income tax	(211,474)	(149,853)	(1,332,286)	(644,366)

Results production operation	211,474	149,852	1,332,287	644,365

Income from oil production is calculated at international market price as if all production were sold (see Note 21).

Production costs are lifting costs incurred to operate and maintain productive wells and related facilities and equipment, including operating labor costs, materials, supplies, fuel consumed in operations and operating costs of natural liquid gas plants.

Depreciation and amortization expenses relate to assets used in exploration and production activities. Income tax expense is computed using the statutory rate for the year. For these purposes, the results of production operations do not include finance costs and corporate overhead or their associated tax effects.

PETRODELTA, S.A.

(Subsidiary owned 56% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2013 and 2012

A summary of average per unit sale prices and production costs is shown below:

	Years ended December 31,
	2013	2012	2013	2012
	U.S. Dollar		Bolivars
Average sale price
Crude oil per barrel	91.22	95.90	574.69	412.37

Natural gas per BOE	1.54	1.54	9.70	6.62

Average production cost per BOE	12.51	11.74	78.81	50.48

HARVEST NATURAL RESOURCES, INC. 1177 ENCLAVE PARKWAY SUITE 300 HOUSTON, TX 77077

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

1.	To approve a proposal to authorize the sale by us, indirectly through subsidiaries, of our remaining interests in Venezuela, consisting of our indirect 20.4 percent equity interest in Petrodelta, S.A., to Petroandina Resources Corporation N.V., an affiliate of Pluspetrol Resources Corporation B.V.			☐	☐	☐

2.	To approve, by non-binding, advisory vote, compensation that will or may become payable by the Company to our named executive officers in connection with the sale of our remaining Venezuelan interests.			☐	☐	☐

3.	To approve a proposal to postpone or adjourn the special meeting to a later date, if necessary or advisable, to solicit additional proxies in favor of the authorization of the proposed sale of our remaining Venezuelan interests if there are not sufficient votes for authorization at the special meeting.			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date
0000207996_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

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HARVEST NATURAL RESOURCES, INC.

Special Meeting of Shareholders

May 7, 2014 8:30 AM CDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Keith L. Head and Paul R. White, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HARVEST NATURAL RESOURCES INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at 08:30 AM, CDT on 5/7/2014, at the Company’s Offices 1177 Enclave Parkway Houston, Texas 77077, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000207996_2    R1.0.0.51160